UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

LIN Media LLC

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

SUPPLEMENT DATED SEPTEMBER 15, 2014

(To Joint Proxy Statement/Prospectus dated July 24, 2014)

On or about July 24, 2014, Media General, Inc. (“Media General”) and LIN Media LLC (“LIN”) mailed to you a joint proxy statement/prospectus related to the business combination of Media General and LIN.

On August 20, 2014, Media General and LIN amended the terms of their merger agreement following the announcement of an upcoming affiliation change to one of LIN's television stations. Under the terms of the merger agreement, as amended, the merger consideration for each LIN common share will now be either $25.97 in cash or 1.4714 shares of the new holding company that will result from the combination, subject to proration as described in this supplement. The maximum cash amount that will be paid to the LIN shareholders remains $763 million. As such, under the merger agreement, as amended, the total number of LIN common shares that will be converted into the right to receive the cash consideration will be equal to 29,380,053 shares (minus the number of shares for which appraisal rights are demanded, if any). Media General shareholders will continue to receive one share of the new holding company for each share of Media General that they own upon closing.

In addition, the amendment to the merger agreement, among other things, eliminates Media General's termination right for regulatory actions and divestitures that are expected to result in a reduction of LIN’s annual broadcast cash flow in excess of $5 million and clarifies that the affiliation change and changes in certain fees under certain network affiliation agreements are industry changes not taken into account with respect to certain closing conditions. It is anticipated that, upon the closing of the transaction, Media General’s former shareholders will own approximately 67%, and LIN’s former shareholders will own approximately 33%, of the fully diluted shares of the new holding company.

The special meetings of the shareholders of each of Media General and LIN, which were convened on August 20, 2014, and then adjourned before conducting any business, are scheduled to be reconvened on October 6, 2014, at the times and places described herein. The record date of July 18, 2014, for determining the Media General and LIN shareholders entitled to notice of and to vote at the special meetings on October 6, 2014, has not changed. Your vote is very important. If you have already delivered a properly executed proxy or submitted voting instructions and do not wish to change your vote, you do not need to do anything. If you have not previously voted or if you wish to revoke or change your vote, please complete and return the enclosed proxy card or, if you are a Media General shareholder, submit a proxy by telephone or via the Internet.

This supplement to the joint proxy statement/prospectus contains important information about Media General, LIN, the amended merger agreement, the modified terms of the proposed merger and the special meetings of the respective shareholders of Media General and LIN. We encourage you to read carefully this supplement and the joint proxy statement/prospectus before voting, including the section entitled “Risk Factors” beginning on page 23 of the joint proxy statement/prospectus and the “Update to Risk Factors” beginning on page S-13 of this supplement.

The Board of Directors of Media General has unanimously approved the merger agreement, as amended, and the transactions contemplated thereby, and recommends that the Media General shareholders vote “FOR” the approval of each of the proposals to be voted on by the Media General shareholders at the Media General special meeting, as described in the joint proxy statement/prospectus and this supplement.

The Board of Directors of LIN has unanimously approved the merger agreement, as amended, and the transactions contemplated thereby, and recommends that the LIN shareholders vote “FOR” the approval of each of the proposals to be voted on by the LIN shareholders at the LIN special meeting, as described in the joint proxy statement/prospectus and this supplement.

Sincerely,	Sincerely,

George L. Mahoney	Vincent L. Sadusky
President and Chief Executive Officer	President and Chief Executive Officer
Media General, Inc.	LIN Media LLC

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the mergers or the securities issuable in connection with the mergers, or passed upon the adequacy or accuracy of this supplement or the joint proxy statement/prospectus. Any representation to the contrary is a criminal offense.

This supplement is dated September 15, 2014, and is first being mailed or otherwise delivered to shareholders of Media General and shareholders of LIN on or about September 15, 2014.

Media General, Inc.

333 E. Franklin St.

Richmond, Virginia 23219

(804) 887-5000

NOTICE OF SPECIAL MEETING OF MEDIA GENERAL’S SHAREHOLDERS

To be reconvened on October 6, 2014

To the Holders of Common Stock of Media General, Inc.:

NOTICE IS HEREBY GIVEN that the special meeting of the shareholders of Media General, Inc. (“Media General”), which was convened on August 20, 2014, and adjourned without conducting any business, will be reconvened on October 6, 2014 at 11:00 a.m., local time, at 111 North 4th Street, Richmond, Virginia, for the following purposes:

1.            To consider and vote on a proposal to approve the issuance of shares of the combined company pursuant to the combination of Media General and LIN Media LLC (“LIN”); and

2.            To consider and vote on a proposal to amend and restate the Articles of Incorporation of Media General to provide for certain governance arrangements of the combined company.

The approval by the holders of voting common stock of Media General of the foregoing proposals is required in order to complete the combination of Media General and LIN under the terms of the merger agreement, as amended. The proposals are described in more detail in this supplement and in the joint proxy statement/prospectus, dated July 24, 2014, each of which you should read carefully in their entirety before you submit a proxy or otherwise vote your shares.

The holders of non-voting common stock of Media General are receiving this Notice for informational purposes and are not entitled to vote their shares of non-voting common stock of Media General on any proposals being submitted to the shareholders of Media General for approval.

This supplement and the joint proxy statement/prospectus provide detailed information about these items of business. July 18, 2014 remains the record date for determining the Media General shareholders entitled to vote at the reconvened special meeting. If you were a holder of record of any shares of voting common stock at the close of business on the record date of July 18, 2014, you are entitled to attend and vote at the reconvened special meeting. If you are present at the reconvened special meeting, you may vote in person even though you have previously returned a proxy card or submitted a proxy or voting instructions in another manner.

If you previously submitted a proxy for the special meeting, convened and adjourned on August 20, 2014, and your proxy has not subsequently been revoked, your proxy will be voted at the reconvened special meeting in the manner specified. If you have not previously voted or if you wish to revoke or change your vote, we urge you to complete, sign, date and promptly mail your enclosed proxy card or cast your vote in person or by delivering your proxy via telephone or via the Internet using the instructions on the proxy card.

Whether or not you expect to attend the reconvened special meeting in person, we value your vote. Most shareholders have a choice of submitting a proxy over the Internet, by telephone or by using a traditional proxy card. Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you. However you choose to submit a proxy, please do so at your earliest convenience.

The shareholders of Media General will not have appraisal rights under the Virginia Stock Corporation Act with respect to any of the matters subject to the proposals referred to above.

The Board of Directors of Media General has unanimously approved the merger agreement, as amended, and the transactions contemplated thereby, and recommends that you vote “FOR” the approval of each of the proposals described above.

Thank you for being a Media General shareholder. I look forward to seeing you on October 6, 2014.

By the Order of the Board of Directors,

Andrew C. Carington

Secretary

Richmond, Virginia

September 15, 2014

LIN Media LLC

701 Brazos Street

Suite 800

Austin, Texas 78701

(512) 774-6110

NOTICE OF SPECIAL MEETING OF LIN’S SHAREHOLDERS

To be reconvened on October 6, 2014

To the Holders of Common Shares of LIN Media LLC:

NOTICE IS HEREBY GIVEN that the special meeting of the shareholders of LIN Media LLC (“LIN”), which was convened on August 20, 2014, and adjourned without conducting any business, will be reconvened on October 6, 2014 at 9:00 a.m., local time, at Weil, Gotshal & Manges LLP’s office, 767 Fifth Avenue, New York, NY 10153 for the following purposes:

1.     To consider and vote on a proposal to adopt the merger agreement, as amended (and as it may be amended from time to time) and approve the merger of LIN with a subsidiary of the new holding company (the “LIN Merger”). A copy of the merger agreement is attached to the joint proxy statement/prospectus, dated July 24, 2014, as Annex A, and a copy of the amendment to the merger agreement is attached to this supplement as Annex S-A; and

2.     To consider and vote on a proposal to approve, on a non-binding and advisory basis, certain executive compensation matters.

The approval by LIN’s shareholders of the proposal to adopt the merger agreement, as amended, and approve the LIN Merger, is required in order to complete the combination of Media General, Inc. and LIN under the terms of the merger agreement, as amended. The proposals are described in more detail in this supplement and in the joint proxy statement/prospectus, which you should read carefully in their entirety before you vote.

This supplement and the joint proxy statement/prospectus provide detailed information about these items of business. July 18, 2014 remains the record date for determining the LIN shareholders entitled to vote at the reconvened special meeting. If you were a holder of record of any LIN common shares at the close of business on the record date of July 18, 2014, you are entitled to attend and vote at the reconvened special meeting. If you are present at the reconvened special meeting, you may vote in person even though you have previously returned a proxy card or submitted a proxy or voting instruction in another manner.

If you previously submitted a proxy for the special meeting held on August 20, 2014, and your proxy has not subsequently been revoked, your proxy will be voted at the reconvened special meeting in the manner specified. If you have not previously voted or if you wish to revoke or change your vote, we urge you to complete, sign, date and promptly mail your enclosed proxy card using the instructions on the proxy card.

Whether or not you expect to attend the reconvened special meeting in person, we value your vote. Shareholders can submit a proxy by using a traditional proxy card. Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record. Please submit your proxy or voting instructions at your earliest convenience.

Under certain circumstances, the shareholders of LIN may have the right to seek appraisal in connection with the LIN Merger to the extent such rights are available under Delaware law with respect to their LIN common shares. Please see “Appraisal Rights” beginning on page S-70 of this supplement.

The Board of Directors of LIN has unanimously approved the merger agreement, as amended, and the transactions contemplated thereby, and recommends that you vote “FOR” the approval of each of the proposals described above.

Thank you for being a LIN shareholder. I look forward to seeing you on October 6, 2014.

By the Order of the Board of Directors,

Denise M. Parent

Secretary

Austin, Texas

September 15, 2014

UPDATE TO REFERENCES TO ADDITIONAL INFORMATION

On or about July 24, 2014, Media General, Inc. (“Media General”) and LIN Media LLC (“LIN”) mailed a joint proxy statement/prospectus, dated July 24, 2014, to their respective shareholders. The joint proxy statement/prospectus is a part of the registration statement on Form S-4 filed by Mercury New Holdco, Inc., which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on July 24, 2014. This supplement and the joint proxy statement/prospectus do not contain all of the information included in the registration statement or in the exhibits to the registration statement.

This supplement incorporates by reference important business and financial information about Media General from documents previously filed with the SEC that are not included in or delivered with this supplement or the joint proxy statement/prospectus. In addition, Media General and LIN file annual, quarterly and special reports, proxy statements and other business and financial information with the SEC.

The registration statement, including the joint proxy statement/prospectus, and the exhibits thereto, the information incorporated by reference herein, and the other information filed by Media General and LIN with the SEC is available for you to review at the SEC’s Public Reference Room located at 100 F Street, N.E., Room 1580, Washington, DC 20549. You can also obtain these documents through the SEC’s website at www.sec.gov or on Media General’s website at http://www.mediageneral.com in the Investor Relations section and on LIN’s website at http://www.linmedia.com in the Investor Relations section. By referring to Media General’s website, LIN’s website, and the SEC’s website, Media General and LIN do not incorporate any such websites or their contents into this supplement or the joint proxy statement/prospectus.

In addition, LIN’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, is attached hereto as Annex S-D, LIN’s Current Report on Form 8-K/A filed with the SEC on August 4, 2014 (which financial statements and related audit reports supersede the financial statements included in the joint proxy statement/prospectus), is attached hereto as Annex S-E, and LIN's Current Report on Form 8-K/A filed with the SEC on September 4, 2014, is attached hereto as Annex S-F.

You can also obtain those documents that incorporate by reference important business and financial information about Media General in this supplement by requesting them in writing or by telephone from Media General at the following addresses and telephone numbers:

Media General, Inc.

333 E. Franklin St.

Richmond, Virginia 23219

(804) 887-5120

Attn: Lou Anne Nabhan - Corporate Communications

You may also obtain these documents at no charge by requesting them in writing or by telephone from Media General’s proxy solicitor, D.F. King & Co., Inc., at the address and telephone numbers below. If you have questions or need assistance voting your shares please contact:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor, New York, NY 10005

mediageneral@dfking.com

Call Collect: (212) 269-5550

Or

Toll-Free: (800) 848-3416

See “Update to Where You Can Find More Information” beginning on page S-77 of this supplement for more information about the documents referenced in this supplement.

In addition, if you have any questions about the transaction, this supplement, voting your shares, would like additional copies of this supplement or need to obtain proxy cards or other information related to the proxy solicitation, you may contact:

IF YOU ARE A MEDIA GENERAL SHAREHOLDER:	IF YOU ARE A LIN SHAREHOLDER:

D.F. King & Co., Inc.	LIN Media LLC
48 Wall Street, 22nd Floor, New York, NY 10005	Attn: Denise M. Parent, Secretary
mediageneral@dfking.com	701 Brazos Street, Suite 800, Austin, Texas 78701
Call Collect: (212) 269-5550	(512) 774-6110
Toll-Free: (800) 848-3416

INTRODUCTION	S-iii

UPDATE TO QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETINGS	S-iv

UPDATE TO SUMMARY	S-1
The Merger Agreement Amendment	S-1
Media General’s Reasons for the Transaction and Recommendation of Media General’s Board of Directors	S-2
LIN’s Reasons for the Transaction; Recommendation of LIN’s Board of Directors	S-2
Opinion, dated August 19, 2014, of Media General’s Financial Advisor	S-2
Opinion, dated August 20, 2014, of LIN’s Financial Advisor	S-3
Financing of the Transaction	S-3
Regulatory Approvals	S-3
Appraisal Rights	S-3

UPDATE TO MEDIA GENERAL SELECTED HISTORICAL FINANCIAL DATA	S-5

UPDATE TO LIN SELECTED HISTORICAL FINANCIAL DATA	S-6

UPDATE TO SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	S-7

UPDATE TO COMPARATIVE PER SHARE DATA	S-11

UPDATE TO COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION	S-12

UPDATE TO RISK FACTORS	S-13
Risks Related to the Transaction	S-13
Risks Related to Media General and LIN and New Media General after the Transaction	S-14

UPDATE TO CAUTIONARY NOTE REGARDING FORWARDLOOKING STATEMENTS	S-15

UPDATE TO THE MEDIA GENERAL SPECIAL MEETING	S-17
Date, Time and Place of the Reconvened Special Meeting	S-17
Purpose of the Special Meeting	S-17
How to Vote	S-17
Revoking Your Proxy or Changing Your Vote	S-17

UPDATE TO THE LIN SPECIAL MEETING	S-19
Date, Time and Place of the Reconvened Special Meeting	S-19
Purpose of the Special Meeting	S-19
How to Vote	S-19
Attending the Reconvened Special Meeting	S-19
Revoking Your Proxy or Changing Your Vote	S-19

UPDATE TO LIN PROPOSALS	S-20
LIN Merger Proposal	S-20

S-i

UPDATE TO THE TRANSACTION	S-21
General Description of the Merger Agreement Amendment	S-21
LIN Merger Consideration	S-22
Proration and Allocation Procedures for the LIN Merger Consideration	S-22
Update to Background of the Transaction	S-25
Media General’s Reasons for the Amended Transaction and Recommendation of Media General’s Board of Directors	S-29
Opinion, dated August 19, 2014, of Media General’s Financial Advisor	S-31
LIN’s Reasons for the Amended Transaction; Recommendation of LIN’s Board of Directors	S-37
Opinion, dated August 20, 2014, of LIN’s Financial Advisor	S-39
Media General Management’s Updated Unaudited Prospective Financial Information	S-46
LIN Management’s Updated Unaudited Prospective Financial Information	S-49
Regulatory Approvals	S-52
Financing of the Transaction	S-53

UPDATE TO THE AGREEMENTS	S-54
Description of the Amended Merger Agreement	S-54

UPDATE TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	S-57

UPDATE TO DESCRIPTION OF NEW MEDIA GENERAL’S CAPITAL STOCK	S-68

UPDATE TO COMPARISON OF SHAREHOLDER RIGHTS	S-69

APPRAISAL RIGHTS	S-70

UPDATE TO INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	S-76

UPDATE TO WHERE YOU CAN FIND MORE INFORMATION	S-77

ANNEXES
Annex S-A:	Amendment No. 1 to the Agreement and Plan of Merger, dated as of August 20, 2014, by and among Media General, Inc. and LIN Media LLC
Annex S-B:	Opinion, dated August 19, 2014, of RBC Capital Markets, LLC
Annex S-C:	Opinion, dated August 20, 2014, of J.P. Morgan Securities LLC
Annex S-D:	Quarterly Report on Form 10-Q for the quarter ended June 30, 2014
Annex S-E:	Current Report on Form 8-K/A filed with the SEC on August 4, 2014
Annex S-F:	Current Report on Form 8-K/A filed with the SEC on September 4, 2014
Annex S-G:	Section 262 of the Delaware General Corporation Law – Appraisal Rights

S-ii

INTRODUCTION

On March 21, 2014, Media General, Inc. (“Media General”) and certain of its subsidiaries and LIN Media LLC (“LIN”) entered into an Agreement and Plan of Merger (the “merger agreement”). Pursuant to the merger agreement, on July 24, 2014, Mercury New Holdco, Inc. (“New Holdco”) filed with the U.S. Securities and Exchange Commission (the “SEC”) a joint proxy statement/prospectus. We refer to such joint proxy statement/prospectus herein as the “joint proxy statement/prospectus.” Also on July 24, 2014, Media General and LIN each filed the joint proxy statement/prospectus with the SEC and mailed the joint proxy statement/prospectus to their respective shareholders on or about the same date. This supplement to the joint proxy statement/prospectus is being provided to you because Media General and LIN have amended the merger agreement by entering into Amendment No 1. thereto, dated as of August 20, 2014 (the “merger agreement amendment”). We refer to the merger agreement, as amended by the merger agreement amendment, as the “amended merger agreement” in this supplement. The references to “the merger agreement” throughout the joint proxy statement/prospectus are revised to refer to “the amended merger agreement,” except where context otherwise requires.

This supplement and the annexes to this supplement and the documents referred to in this supplement should be read in conjunction with the joint proxy statement/prospectus, the annexes to the joint proxy statement/prospectus and the documents referred to in the joint proxy statement/prospectus, each of which should be read in its entirety.

Except as otherwise described in this supplement, the annexes to this supplement or the documents referred to in this supplement, the joint proxy statement/prospectus, the annexes to the joint proxy statement/prospectus and the documents referred to in the joint proxy statement/prospectus are not otherwise modified, supplemented or amended. To the extent information in this supplement differs from, updates or conflicts with information contained in the joint proxy statement/prospectus, the information in this supplement is the more current information and supersedes the different or conflicting information contained in the joint proxy statement/prospectus.

S-iii

UPDATE TO QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETINGS

The following are brief answers to common questions that you may have regarding the amended merger agreement, the proposed transaction, the special meetings and the consideration to be received in the proposed transaction. The questions and answers in this section may not address all questions that might be important to you as a shareholder of LIN or Media General. To better understand these matters, and for a description of the legal terms governing the proposed transaction, we urge you to read carefully and in its entirety this supplement and the joint proxy statement/prospectus, including the Annexes to, and the documents incorporated by reference in, this supplement and the joint proxy statement/prospectus. See “Update to Where You Can Find More Information” beginning on page S-77.

Q:	Why are you sending me this supplement to the joint proxy statement/prospectus?

A:

On August 11, 2014, CBS Affiliate Relations, a unit of CBS Corporation, which we refer to herein as “CBS,” announced that it would not renew its network affiliation agreement related to LIN’s WISH-TV television station located in Indianapolis, Indiana upon the expiration of that agreement on December 31, 2014. On August 20, 2014, following the announcement of this affiliation change, Media General and LIN entered into an amendment to the terms of their previously announced merger agreement. You are receiving this supplement to the joint proxy statement/prospectus to provide you with information about the amended merger agreement and to update the joint proxy statement/prospectus that was previously mailed to you. The merger agreement amendment is attached to this supplement at Annex S-A.

Q:	What are the significant changes in the amended merger agreement?

A:

Under the terms of the amended merger agreement, in the LIN Merger, each holder of Class A common shares of LIN, Class B common shares of LIN or Class C common shares of LIN, which we collectively refer to as the “LIN common shares,” may elect to receive, for each LIN common share owned, and in each case subject to the proration procedures set forth in the merger agreement and described herein, either:

●	$25.97 in cash without interest, which we refer to as the “cash consideration” (which is reduced from $27.82 by the merger agreement amendment); or

●	1.4714 shares of voting common stock of New Media General, which we refer to as the “New Media General share consideration” (which is reduced from 1.5762 by the merger agreement amendment).

Each LIN shareholder may not receive the form of consideration that such shareholder elects in the LIN Merger. The amended merger agreement provides that the total number of LIN common shares that will be converted into the right to receive the cash consideration is 29,380,053 (which is increased from 27,426,312 by the merger agreement amendment), less the total number of LIN common shares, if any, with respect to which the holders thereof have properly demanded appraisal and have not withdrawn such demand or waived their rights to appraisal as of immediately prior to the LIN Merger. We refer to this number of LIN common shares as the “Cash Election Cap.” Pursuant to the allocation and proration procedures in the amended merger agreement, if holders of LIN common shares elect to receive cash for a number of LIN common shares in excess of the Cash Election Cap, then the shares held by each such holder will instead be converted into the right to receive a pro rata portion of cash and shares of New Media General common stock. Similarly, if holders of LIN common shares elect to receive cash for a number of LIN common shares less than the Cash Election Cap, then the shares for which the holders thereof elected to receive stock will be converted into the right to receive a pro rata portion of cash and shares of New Media General common stock. Generally, outstanding LIN common shares for which no election has been validly made will be converted to the undersubscribed form of consideration first. For more information regarding the proration and allocation procedures, see “Update to the Transaction – Proration and Allocation Procedures for the LIN Merger Consideration” beginning on page S-22.

Media General shareholders will continue to receive one share of the combined company for each share of Media General that they own upon closing. It is anticipated that, upon the closing of the transaction, Media General’s former shareholders will own approximately 67%, and LIN’s former shareholders will own approximately 33% of the fully diluted shares of the combined company.

S-iv

In addition, the amendment to the merger agreement, among other things, eliminates Media General's termination right for regulatory actions and divestitures that are expected to result in a reduction of LIN’s annual broadcast cash flow in excess of $5 million. The amended merger agreement also modifies the obligations of Media General and LIN with respect to the actions required to obtain regulatory approvals of the transaction. Media General and LIN agreed, pursuant to the merger agreement amendment, to divest the following television stations: WJAR-TV in Providence, RI; WALA-TV in Mobile, AL; WLUK-TV and WCWF-TV (subject to the reauthorization of the WCWF-TV failing station waiver) in Green Bay, WI; WJCL-TV and certain assets of WTGS-TV in Savannah, GA; and WVTM-TV in Birmingham, AL. Media General and LIN will not be required by the terms of the amended merger agreement to make any divestitures of television stations other than the foregoing.

The amended merger agreement clarifies that the nonrenewal of LIN’s network affiliation agreement with CBS related to WISH-TV in Indianapolis, IN, and the effects on the business of LIN, will not be taken into account in determining whether certain closing conditions are satisfied. The amended merger agreement also clarifies that changes in certain fees under certain network affiliation agreements are industry changes and will also not be taken into account with respect to certain closing conditions.

Q:	Why were the special meetings that were convened on August 20, 2014 adjourned without conducting any business and scheduled to reconvene on October 6, 2014?

A:

The special meetings were adjourned without conducting any business to allow Media General and LIN the opportunity to provide information regarding the amended merger agreement to their respective shareholders.

Q:	When and where will the special meetings be held when they are reconvened?

A:

The Media General special meeting was convened on August 20, 2014, and was adjourned without conducting any business. The Media General special meeting will be reconvened on October 6, 2014, at 11:00 a.m., local time, at 111 North 4th Street, Richmond, Virginia.

The LIN special meeting was convened on August 20, 2014 and was adjourned without conducting any business. The LIN special meeting will be reconvened on October 6, 2014, at 9:00 a.m., local time, at Weil, Gotshal & Manges LLP’s office, 767 Fifth Avenue, New York, NY 10153.

Q:	What if I already voted using the proxy you sent me earlier?

A:

If you have already submitted a proxy or voting instructions, you will be considered to have voted on the proposals, and you do not need to do anything unless you wish to change your vote. You should carefully read this supplement, including the annexes and documents incorporated herein by reference, and the joint proxy statement/prospectus, including the annexes and the documents incorporated therein by reference.

Q:	If I have already voted, how can I change my vote?

A:	If you are a shareholder of record, you can change your proxy at any time before your proxy is voted at the reconvened special meeting of your respective company. You can do this in one of three ways:

●	you can send a signed notice of revocation to the Secretary of Media General or LIN, as appropriate;

●	you can submit a revised proxy bearing a later date by mail, or, if you are a Media General shareholder, by Internet or telephone as described in the joint proxy statement/prospectus; or

●

you can attend your company’s reconvened special meeting and vote in person, which will automatically cancel any proxy previously given, though your attendance alone will not revoke any proxy that you have previously given.

If you are a beneficial owner of LIN or Media General shares held in street name, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote in person at your company’s reconvened special meeting if you obtain a legal proxy from your broker, bank or other nominee and present it to the inspectors of election with your ballot when you vote at the reconvened special meeting.

Q:	Whom should I contact if I have questions about these materials or voting?

A:

If you have any questions about the proxy materials or if you need assistance submitting your proxy or voting your shares or need additional copies of this document or the enclosed proxy card, you should contact the following:

●

if you are a Media General shareholder, D.F. King & Co., Inc., the proxy solicitation agent for Media General, at (212) 269-5550, (800) 848-3416 or by email at mediageneral@dfking.com. Banks and brokerage firms should contact D.F. King & Co., Inc. at (212) 269-5550 or by email at mediageneral@dfking.com; and

●	if you are a LIN shareholder, you should contact Denise M. Parent at LIN Media LLC, at (512) 774-6110 or by email at investorrelations@linmedia.com.

S-v

UPDATE TO SUMMARY

This summary highlights selected information contained elsewhere in this supplement and may not contain all the information that may be important to you. Accordingly, we encourage you to read this supplement and the joint proxy statement/prospectus carefully and in their entirety, including the Annexes to, and the documents incorporated by reference in, this supplement and the joint proxy statement/prospectus. The page references have been included in this summary to direct you to a more complete description of the topics presented below. See also the section entitled “Update to Where You Can Find More Information” beginning on page S-77.

References to “Media General” are references to Media General, Inc., references to “New Holdco” are references Mercury New Holdco, Inc., a direct wholly owned subsidiary of Media General. References to “LIN” are references to LIN Media LLC, and references to “LIN Television” are references to LIN Television Corporation, a direct, wholly owned subsidiary of LIN. References to “we” or “our” and other first person references in this supplement refer to both Media General and LIN, before completion of the transaction. References to “New Media General” or the “combined company” are references to the new holding company of which Media General and LIN will be wholly owned subsidiaries following the closing of the transaction. References to the “transaction,” unless the context requires otherwise, mean the transactions contemplated by the amended merger agreement, taken as a whole.

The Merger Agreement Amendment (Page S-21)

On August 11, 2014, CBS announced that it would not renew its network affiliation agreement related to LIN’s WISH-TV television station located in Indianapolis upon the expiration of that agreement on December 31, 2014. On August 20, 2014, following the announcement of this affiliation change, Media General and LIN amended the terms of the merger agreement.

Under the terms of the amended merger agreement, in the LIN Merger, each holder of LIN common shares may elect to receive, for each LIN common share owned, and in each case subject to the proration procedures set forth in the merger agreement and described herein, either:

●	$25.97 in cash without interest (which is reduced from $27.82 by the merger agreement amendment); or

●	1.4714 shares of voting common stock of New Media General (which is reduced from 1.5762 by the merger agreement amendment).

The amended merger agreement also provides that the total number of LIN common shares that will be converted into the right to receive the cash consideration is 29,380,053 (which is increased from 27,426,312 by the merger agreement amendment), less the total number of LIN common shares, if any, with respect to which the holders thereof have properly demanded appraisal and have not withdrawn such demand or waived their rights to appraisal as of immediately prior to the LIN Merger. For more information regarding the proration and allocation procedures, see “Update to the Transaction – Proration and Allocation Procedures for the LIN Merger Consideration” beginning on page S-22.

Media General shareholders will continue to receive one share of the combined company for each share of Media General that they own upon closing.

It is anticipated that, upon the closing of the transaction, Media General’s former shareholders will own approximately 67%, and LIN’s former shareholders will own approximately 33%, of the fully diluted shares of the combined company.

In addition, the merger agreement amendment, among other things, eliminates Media General's termination right for regulatory actions and divestitures that are expected to result in a reduction of LIN’s annual broadcast cash flow in excess of $5 million. The amended merger agreement also modifies the obligations of Media General and LIN with respect to the actions required to obtain regulatory approvals of the transaction. Media General and LIN agreed, pursuant to the merger agreement amendment, to divest the following television stations: WJAR-TV in Providence, RI; WALA-TV in Mobile, AL; WLUK-TV and WCWF-TV (subject to the reauthorization of the WCWF-TV failing station waiver) in Green Bay, WI; WJCL-TV and certain assets of WTGS-TV in Savannah, GA; and WVTM-TV in Birmingham, AL. Media General and LIN will not be required by the terms of the amended merger agreement to make any divestitures of television stations other than the foregoing.

The amended merger agreement clarifies that the nonrenewal of LIN’s network affiliation agreement with CBS related to WISH-TV in Indianapolis, IN, and the effects on the business of LIN, will not be taken into account in determining whether certain closing conditions are satisfied. The amended merger agreement also clarifies that changes in certain fees under certain network affiliation agreements are industry changes and will also not be taken into account with respect to certain closing conditions.

Media General’s Reasons for the Transaction and Recommendation of Media General’s Board of Directors (Page S-29)

Media General’s Board of Directors has unanimously determined that the amended merger agreement and the transactions contemplated by the amended merger agreement are advisable, fair to and in the best interests of Media General and its shareholders, and unanimously adopted and approved the amended merger agreement and the related transaction agreements and documents. The Board of Directors of Media General unanimously recommends that holders of Media General voting common stock vote “FOR” the MG share issuance proposal and “FOR” the MG amendment proposal described in the joint proxy statement/prospectus.

The Media General Board of Directors considered many factors in making its determination that the amended merger agreement and the transactions contemplated by the amended merger agreement are advisable, fair to and in the best interests of Media General and its shareholders. For a more complete discussion of these factors, see “Update to the Transaction – Media General’s Reasons for the Transaction and Recommendation of Media General’s Board of Directors” beginning on page S-29.

LIN’s Reasons for the Transaction; Recommendation of LIN’s Board of Directors (Page S-37)

LIN’s Board of Directors has unanimously determined that the amended merger agreement and the transactions contemplated thereby, including the LIN Merger, are consistent with and will further the business strategies and goals of LIN and are advisable, fair to and in the best interest of LIN and its shareholders, and unanimously approved and declared advisable the amended merger agreement and the transactions contemplated thereby, including the LIN Merger. For information on the factors considered by LIN’s Board of Directors in reaching its decision to approve the amended merger agreement and the related transaction agreements and documents, see “Update to the Transaction – LIN’s Reasons for the Transaction; Recommendation of LIN Board of Directors” beginning on page S-37. The LIN Board of Directors unanimously recommends that holders of LIN Class A common shares, LIN Class B common shares and LIN Class C common shares vote “FOR” the LIN merger proposal and “FOR” the LIN compensation proposal as described in the joint proxy statement/prospectus and this supplement.

Opinion, dated August 19, 2014, of Media General’s Financial Advisor (Page S-31)

In connection with the merger agreement amendment, Media General’s financial advisor, RBC Capital Markets, LLC, which we refer to as “RBC Capital Markets,” delivered a written opinion, dated August 19, 2014, to Media General’s Board of Directors as to the fairness, from a financial point of view and as of such date, of the Media General exchange ratio provided for in the Media General Merger to holders of Media General common stock, collectively as a group. For purposes of RBC Capital Markets’ opinion, the term “Media General exchange ratio” means the exchange ratio provided for in the Media General Merger of one share of New Media General voting common stock or non-voting common stock, as the case may be, for each outstanding share of Media General voting common stock or non-voting common stock. The full text of RBC Capital Markets’ written opinion, dated August 19, 2014, is attached as Annex S-B to this supplement and sets forth, among other things, the procedures followed, assumptions made, factors considered and qualifications and limitations on the review undertaken by RBC Capital Markets in connection with its opinion. RBC Capital Markets delivered its opinion to Media General’s Board of Directors for the benefit, information and assistance of Media General’s Board of Directors (in its capacity as such) in connection with and for purposes of its evaluation of the transaction. RBC Capital Markets’ opinion addressed only the Media General exchange ratio from a financial point of view and did not address any other aspect of the transaction or any related transactions. RBC Capital Markets’ opinion also did not address the underlying business decision of Media General to engage in the transaction or related transactions or the relative merits of the transaction or related transactions compared to any alternative business strategy or transaction that might be available to Media General or in which Media General might engage. Under the terms of its engagement, RBC Capital Markets has acted as an independent contractor, not as an agent or fiduciary. RBC Capital Markets does not express any opinion and does not make any recommendation to any shareholder of Media General as to how such shareholder should vote or act with respect to any proposal to be voted upon in connection with the transaction or any related transactions.

Opinion, dated August 20, 2014, of LIN’s Financial Advisor (Page S-39)

In connection with the transaction, J.P. Morgan Securities LLC, LIN’s financial advisor, which we refer to as “J.P. Morgan,” delivered to LIN’s Board of Directors on August 20, 2014, its oral opinion, which was subsequently confirmed in writing on August 20, 2014, as to the fairness, from a financial point of view and as of the date of such opinion and based upon and subject to the factors, assumptions, limitations and qualifications set forth in such opinion, to the holders of LIN’s common shares of the aggregate cash consideration together with the aggregate New Media General share consideration and the aggregate consideration for fractional share interests to be paid to such holders pursuant to the amended merger agreement. The full text of J.P. Morgan’s written opinion dated August 20, 2014, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Annex S-C to this supplement and is incorporated herein by reference. The shareholders of LIN are urged to read the opinion in its entirety. J.P. Morgan’s written opinion is addressed to LIN’s Board of Directors, is directed only to the aggregate cash consideration together with the aggregate New Media General share consideration and the aggregate consideration for fractional share interests to be paid in the transaction and does not constitute a recommendation to any shareholder of LIN as to how such shareholder should vote or act with respect to the transaction or any other matter, including whether any shareholder should elect to receive the cash consideration or the New Media General share consideration or make no election in the transaction.

Financing of the Transaction (Page S-53)

On August 20, 2014, in connection with the execution of the merger agreement amendment, Media General reduced the aggregate principal amount of the incremental senior Term B facility, to be provided under its commitment letter, dated March 21, 2014, with Royal Bank of Canada (subsequently amended to include other lenders) for a commitment with respect to the financing required by Media General to consummate the transaction, by $110 million.

Regulatory Approvals (Page S-52)

Media General and LIN both own television stations in the Birmingham, AL; Green Bay, WI; Mobile, AL; Providence, RI; and Savannah, GA markets. On August 20, 2014, Media General and LIN and their respective subsidiaries, as applicable, entered into asset purchase agreements for the sale of WJAR-TV in Providence, RI, WLUK-TV and WCWF-TV (subject to the reauthorization of the WCWF-TV failing station waiver) in Green Bay, WI and certain assets of WTGS-TV in Savannah, GA to subsidiaries of Sinclair Broadcast Group, Inc. (which we refer to as “Sinclair”), asset purchase agreements for the sale of WVTM-TV in Birmingham, AL and WJCL-TV in Savannah, GA to subsidiaries of Hearst Television Inc. (which we refer to as “Hearst”), and an asset purchase agreement for the sale of WALA-TV in Mobile, AL to Meredith Corporation (which we refer to as “Meredith”). In connection with such transactions, New Holdco also entered into asset purchase agreements to purchase KXRM-TV and KXTU-LD in Colorado Springs, CO and WTTA-TV in Tampa Bay, FL from subsidiaries of Sinclair.

Appraisal Rights (Page S-70)

Pursuant to the LIN LLC Agreement, the holders of each LIN common share are entitled to rights of appraisal in the event of a merger of LIN that would give rise to appraisal rights under Delaware law if LIN were a Delaware corporation and the holders of LIN common shares were stockholders of such corporation. Accordingly, as described below, under certain circumstances, the LIN shareholders may have the right to seek appraisal in connection with the LIN Merger under Delaware law with respect to their LIN common shares.

Under Delaware law, LIN shareholders who do not vote in favor of the LIN merger proposal and who comply with the applicable requirements of Section 262 of the General Corporation Law of the State of Delaware may have the right, under certain circumstances, to seek appraisal of the fair value of their LIN common shares as determined by the Delaware Court of Chancery if the LIN Merger is completed. It is possible that the fair value as determined by the Delaware Court of Chancery may be more or less than, or the same as, the consideration to be received by the LIN shareholders under the merger agreement.

Under Section 262, appraisal rights are available to stockholders of a publicly-traded Delaware corporation in connection with a merger only if, among other things, the stockholders of such corporation are required by the terms of a merger to accept as consideration for their shares anything other than stock of the surviving entity, publicly traded stock of any other corporation, cash in lieu of fractional shares, or a combination of the foregoing. Accordingly, pursuant to the LIN LLC Agreement (which incorporates Section 262), appraisal rights will be available to holders of LIN common shares in connection with the LIN Merger, subject to their compliance with the requirements of Section 262, only if the New Media General share consideration is oversubscribed. The New Media General share consideration will be considered “oversubscribed” in the event that the cash consideration is undersubscribed and the number of no election shares is less than the difference between the Cash Election Cap and the number of cash electing shares. See “Update to the Transaction – Proration and Allocation Procedures for the LIN Merger Consideration” beginning on page S-22. If the New Media General share consideration is oversubscribed, then, by reason of the proration and allocation procedures in the merger agreement, LIN shareholders that elected to receive the New Media General share consideration in exchange for their LIN common shares will be required to accept both cash and stock for their shares, and appraisal rights will be available. In such event, LIN shareholders may have the right to obtain payment in cash for the fair value of their LIN common shares as determined by the Delaware Court of Chancery, provided that such LIN shareholders comply in all respects with the requirements of Section 262 for making and perfecting a demand for appraisal.

If the New Media General share consideration is not oversubscribed, then appraisal rights will not be available in connection with the LIN Merger.

Because the final allocation of the cash and stock consideration to be received by the LIN shareholders in the LIN Merger will not be determined until the effective time of the LIN Merger, whether or not the New Media General share consideration is oversubscribed will not be known until the effective time of the LIN Merger, which will be after the LIN shareholder vote is taken on the LIN merger proposal at the LIN special meeting. However, any LIN shareholder wishing to preserve its rights to appraisal must make a demand for appraisal prior to such vote. In addition to submitting a demand for appraisal, in order to preserve any appraisal rights that a LIN shareholder may have, such LIN shareholder must not vote in favor of the LIN merger proposal, must not submit an election form (or, if submitted, must properly revoke any such election form before the election deadline), must not surrender LIN common shares for payment in the LIN Merger, and must otherwise follow the procedures prescribed by Section 262. In view of the complexity of Section 262, LIN shareholders who may wish to dissent from the LIN Merger and pursue appraisal rights should consult their legal advisors. For a summary of the material provisions of Section 262 required to be followed by LIN shareholders wishing to demand and perfect appraisal rights, please read the section titled “Appraisal Rights” beginning on page S-70.

UPDATE TO MEDIA GENERAL SELECTED HISTORICAL FINANCIAL DATA

The financial statement data as of June 30, 2014 and for the six months ended June 30, 2014 and 2013, are derived from Media General’s unaudited interim condensed combined financial statements contained in Media General’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, which is incorporated by reference into this supplement, and the financial statement data as of June 30, 2013 are derived from the unaudited financial statements of Media General not incorporated into this supplement and reflect the historical results of Young for those periods.

The financial data provided below is only a summary, and you should read it in conjunction with the historical consolidated financial statements of Media General and the related notes contained in the annual reports and the other information that Media General has previously filed with the SEC. See “Update to Where You Can Find More Information” beginning on page S-77.

	Six Months Ended June 30,
	2014	2013(1)
	(In thousands, except per share amounts)
Statement of Operations Data:
Net operating revenue	$298,029	$105,827
Operating income	41,291	15,247
Net income attributable to Media General	12,171	6,820
Net earnings per common share (basic)	0.14	0.14
Net earnings per common share (assuming dilution)	0.14	0.11
Other Financial Data:
Total current assets	$149,552	$71,696
Total assets(2)	1,841,681	493,690
Total current liabilities, excluding current portion of long–term debt and capital lease obligations	94,553	37,139
Long–term debt, including current portion and capital lease obligations	853,049	156,126
Cash dividends per share	--	--

(1)

On November 12, 2013, Media General and Young were combined in an all-stock merger transaction. The Young Merger was accounted for as a reverse acquisition. For financial reporting purposes only, Young is the acquirer and the continuing reporting entity, but has been renamed Media General, Inc. Consequently, the consolidated financial statements of Media General, the legal acquirer and the continuing public corporation in the transaction, include the operating results for only Young for the six months ended June 30, 2013.

(2)

Consolidated assets as of June 30, 2014 and June 30, 2013 include total assets of variable interest entities (VIEs) of $38.8 million and $38.9 million, respectively, which can only be used to settle the obligations of the VIEs.

UPDATE TO LIN SELECTED HISTORICAL FINANCIAL DATA

The selected financial data as of June 30, 2014 and for the six months ended June 30, 2014 and 2013 are derived from unaudited interim consolidated financial statements of LIN included in LIN’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, which is attached as Annex S-D to this supplement. The financial statement data as of June 30, 2013 are derived from unaudited interim consolidated financial statements of LIN previously filed by LIN with the SEC.

The financial data provided below is only a summary, and you should read it in conjunction with the historical consolidated financial statements of LIN and the related notes contained in LIN’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, which is attached as Annex S-D to this supplement, and within the annual reports and the other information that LIN has previously filed with the SEC. See “Update to Where You Can Find More Information” beginning on page S-77.

	Six months ended June 30,
	2014	2013(1)
	(In thousands, except per share data)
Consolidated Statement of Operations Data:
Net revenues	$355,006	$305,338
Operating income	49,110	38,692
Net income	11,925	6,149
Net income attributable to LIN	12,984	6,619
Basic income per common share attributable to LIN:
Net income attributable to LIN	$0.24	$0.13
Diluted income per common share attributable to LIN:
Net income attributable to LIN	$0.23	$0.12
Consolidated Balance Sheet Data (at period end):
Cash and cash equivalents	$19,716	$19,799
Total assets (2)	1,245,576	1,221,834
Total debt	931,224	944,938
Total LIN shareholders’ equity (deficit)	120,702	(77,331)

(1)

On July 30, 2013, LIN completed its merger with LIN TV Corp. Accordingly, the financial information for the six month period ended June 30, 2013 set forth above is the financial information of LIN TV Corp.

(2)

LIN’s consolidated assets as of June 30, 2014 and June 30, 2013 include total assets of $55.2 million and $61.6 million, respectively, of variable interest entities (“VIEs”) that can only be used to settle the obligations of the VIEs. These assets include broadcast licenses and other intangible assets of $43.6 million and $45.9 million and program rights of $1.9 million and $2.7 million as of June 30, 2014 and June 30, 2013, respectively. LIN’s consolidated liabilities as of June 30, 2014 and June 30, 2013 include $3.8 million and $6.0 million, respectively, of total liabilities of the VIEs for which the VIEs’ creditors have no recourse to the Company, including $2.5 million and $3.8 million, respectively, of program obligations.

UPDATE TO SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On November 12, 2013, Media General and Young were combined in an all-stock, tax-free merger. Although Media General was the legal acquirer in the Young Merger, the Young Merger was accounted for as a reverse merger whereby Young was deemed to have acquired Legacy Media General for accounting purposes. Consequently, the consolidated financial statements of Legacy Media General, the legal acquirer and a continuing public corporation in the Young Merger, have been prepared with Young as the surviving entity but named Media General, Inc. Accordingly, the statement of operations for the year ended December 31, 2013 reflects the results of Young from January 1, 2013 to November 11, 2013, and the results of the combined company from November 12, 2013 through December 31, 2013.

On February 3, 2014, LIN Digital Media LLC, a wholly owned subsidiary of LIN, acquired 100% of the capital stock of Federated Media, a digital content and conversational marketing company. The purchase price of this acquisition totaled $22.5 million, including post closing adjustments, and was funded from cash on hand and amounts drawn on LIN’s revolving credit facility. LIN’s statement of operations for the six months ended June 30, 2014 includes the results of Federated Media for the period of February 3, 2014 through June 30, 2014. On March 21, 2014, Media General, certain of Media General's subsidiaries, and LIN entered into the merger agreement, which was amended on August 20, 2014.

The unaudited pro forma condensed combined statement of operations that follows for the year ended December 31, 2013 has been derived from the historical consolidated financial statements of Media General for the year ended December 31, 2013, the historical consolidated financial statements of Legacy Media General for the period January 1, 2013 to November 11, 2013, which were previously filed by Media General with the SEC, and the historical consolidated financial statements of LIN, included in LIN’s Current Report on Form 8-K/A filed with the SEC on August 4, 2014 which is attached to this supplement as Annex S-E, and the historical financial statements of Federated Media, included in LIN’s Current Report on Form 8-K/A filed with the SEC on April 21, 2014 incorporated by reference to Annex I to the joint proxy statement/prospectus, for the year ended December 31, 2013, along with certain adjustments. The unaudited pro forma condensed combined financial information that follows for the six months ended and as of June 30, 2014 has been derived from Media General’s unaudited interim condensed combined financial statements contained in Media General’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, which is incorporated by reference into this supplement, and the unaudited interim consolidated financial statements of LIN included in LIN’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, which is attached as Annex S-D to this supplement.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013 has been prepared as though the Young Merger and the LIN Merger occurred as of January 1, 2013. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2014 has been prepared as though the LIN Merger occurred as of January 1, 2013, and the unaudited pro forma condensed combined balance sheet information at June 30, 2014 has been prepared as if the LIN Merger occurred as of June 30, 2014. The pro forma adjustments are based on available information and assumptions that the management of Media General and LIN believe are reasonable. Such adjustments are estimates and are subject to change.

The unaudited pro forma condensed combined financial statements are provided for informational purposes only and do not purport to represent what the actual results of operations or the financial position of the combined company would be had the transactions occurred on the dates assumed, nor are they necessarily indicative of future combined results of operations or combined financial position. The unaudited pro forma condensed combined financial statements do not reflect any cost savings or other synergies that the management of Media General and LIN believe could have been achieved had the LIN Merger been completed on the dates indicated.

The LIN Merger will be accounted for using the acquisition method of accounting in accordance with the Financial Accounting Standards Board Accounting Standards Codification 805, which we refer to as “ASC 805.” Media General’s management has evaluated the guidance contained in ASC 805 with respect to the identification of the acquirer in this business combination and concluded, based on a consideration of the pertinent facts and circumstances, that Media General will acquire LIN for financial accounting purposes. Accordingly, Media General’s cost to acquire LIN has been allocated to the acquired assets, liabilities and commitments based upon their estimated fair values. The allocation of the purchase price is preliminary and is dependent upon certain valuations that have not progressed to a stage where there is sufficient information to make a final allocation. In addition, the final purchase price of Media General’s acquisition of LIN will not be known until the date of closing of the transaction and could vary materially from the preliminary purchase price. Accordingly, the final acquisition accounting adjustments may be materially different from the preliminary unaudited pro forma adjustments presented. The actual amounts recorded as of the completion of the transaction may differ materially from the information presented in the unaudited pro forma condensed combined financial statements as a result of several factors, including the following:

●

changes in LIN’s net assets between the pro forma balance sheet date of June 30, 2014 and the closing of the transaction, which could impact the preliminary estimated purchase price or the preliminary estimated fair value as of the effective date of the transaction;

●	changes in the price of Media General’s common stock;

●	the value of the combined company at the effective date of the transaction; and

●	other changes in net assets that may have occurred prior to the completion of the transaction, which could cause material differences in the information presented.

The unaudited pro forma condensed combined financial statements constitute forward-looking information and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. See “Risk Factors” beginning on page 23 of the joint proxy statement/prospectus and “Update to Risk Factors” beginning on page S-13 of this supplement, and “Cautionary Note Regarding Forward Looking Statements” beginning on page 43 of the joint proxy statement/prospectus and “Update to Cautionary Note Regarding Forward Looking Statements” beginning on page S-15 of this supplement. See also “Update to Unaudited Pro Forma Condensed Combined Financial Information” beginning on page S-57 of this supplement.

New Media General

Pro Forma Condensed Combined Balance Sheet

(Unaudited, in thousands)

	As of June 30, 2014
	Media General Historical	LIN Media Historical	Pro Forma Adjustments	Pro Forma Combined Company
Total current assets	$149,552	$204,663	$(1,693)	$352,522
Total assets	1,841,681	1,245,576	1,708,204	4,795,461
Total current liabilities	97,104	112,808	17,483	227,395
Total liabilities	1,084,475	1,113,092	1,148,322	3,345,889
Total stockholders' equity attributable to Company	758,790	120,702	559,882	1,439,374

New Media General

Pro Forma Condensed Combined Statements of Operations

(Unaudited, in thousands except per share amounts)

	For the Six Months ended June 30, 2014
		LIN - Federated Media Transaction				Media General - LIN Merger
	Media General Historical	LIN Media Historical	Federated Media Historical(a)	Federated Media Pro Forma Adjustments	Pro Forma LIN Media	Combined Company Pro Forma Adjustments	Pro Forma Combined Company

Net operating revenue	$298,029	$355,006	$1,367	$-	$356,373	$-	$654,402
Total operating costs	256,738	305,896	2,745	(767)	307,874	11,687	576,299
Operating income (loss)	41,291	49,110	(1,378)	767	48,499	(11,687)	78,103
Net income (loss)	12,331	11,925	(1,788)	664	10,801	(10,097)	13,035
Net income (loss) attributable to Media General	$12,171	$12,984	$(1,788)	$664	$11,860	$(10,951)	$13,080
Income per common share (basic)	$0.14	$0.24			$0.22		$0.10
Weighted average common shares (basic)	88,399	53,755			53,755	(1)	125,383
Income per common share (assuming dilution)	$0.14	$0.23			$0.21		$0.10
Weighted average common shares (assuming dilution)	88,911	56,608			56,608	(1)	129,425

(a)	Figures provided under “Federated Media Historical” are for the period from January 1, 2014 to February 3, 2014.

(1)

Assumes that 124.7 million shares of New Media General voting common stock and 0.7 million shares of New Media General non-voting common stock were outstanding for the entire period. The shares of voting common stock include 36.6 million shares of unrestricted voting common stock expected to be issued by New Media General in the LIN Merger.

New Media General

Pro Forma Condensed Combined Statements of Operations

(Unaudited, in thousands except per share amounts)

	For the Year Ended December 31, 2013
	Media General - Young Merger				LIN - Federated Media Transaction				Media General - LIN Merger
	Media General Historical	Legacy Media General Historical	Media General Pro Forma Adjustments	Pro Forma Media General	LIN Media Historical	Federated Media Historical	Federated Media Pro Forma Adjustments	Pro Forma LIN Media	Combined Company Pro Forma Adjustments	Pro Forma Combined Company

Net operating revenue	$269,912	$273,566	$-	$543,478	$652,363	$37,169	$-	$689,532	$-	$1,233,010
Total operating costs	236,085	255,391	(7,802)	483,674	562,419	43,472	(2,103)	603,788	51,713	1,139,175
Operating income	33,827	18,175	7,802	59,804	89,944	(6,303)	2,103	85,744	(51,713)	93,835
Income (loss) from continuing operations	4,354	(62,127)	34,500	(23,273)	156,601	(10,714)	3,478	149,365	(36,972)	89,120
Income (loss) from continuing operations attributable to Company	$6,140	$(62,127)	$32,859	$(23,128)	$158,113	$(10,714)	$3,478	$150,877	$(39,028)	$88,721
Income (loss) from continuing operations per common share (basic)	$0.11	$(2.25)		$(0.26)	$3.02			$2.88		$0.71
Weighted average common shares (basic)	53,337	27,575	(1)	88,524	52,439			52,439	(2)	125,383
Income (loss) from continuing operations per common share (assuming dilution)	$0.10	$(2.25)		$(0.26)	$2.84			$2.71		$0.69
Weighted average common shares (assuming dilution)	64,101	27,575	(1)	88,524	55,639			55,639	(2)	129,425

(1)

Assumes that 87.7 million shares of New Media General voting common stock and 0.8 million shares of New Media General non-voting common stock as of December 31, 2013 were outstanding for the entire period.

(2)

Assumes that 124.7 million shares of New Media General voting common stock and 0.7 million shares of New Media General non-voting common stock were outstanding for the entire period. The shares of voting common stock include 36.6 million shares of unrestricted voting common stock expected to be issued by New Media General in the LIN Merger. Diluted common shares include an estimate of dilutive stock options of New Media General for the year ended December 31, 2013.

****

The unaudited pro forma condensed combined financial information does not reflect certain events that have occurred or may occur after the LIN Merger. As such, the combined company’s financial statements may be materially different than the unaudited pro forma condensed combined financial information presented. The following items should be considered along with the unaudited pro forma condensed combined financial information:

1.

 In connection with the LIN Merger, the FCC will require that Media General and LIN swap or otherwise divest certain television stations in certain markets as part of the process of obtaining regulatory approvals for the transaction.  On August 20, 2014, Media General and LIN announced definitive agreements for the divestiture of stations in Birmingham, AL (WVTM-TV), Providence, RI – New Bedford, MA (WJAR-TV), Mobile, AL (WALA-TV), Savannah, GA (WJCL-TV), certain assets of Savannah, GA (WTGS-TV), Green Bay – Appleton, WI (WLUK-TV) and Green Bay – Appleton, WI (WCWF-TV) (subject to the reauthorization of the WCWF-TV failing station waiver) in transactions with Sinclair, Meredith and Hearst, respectively.   Media General and LIN do not believe the divestiture of any other stations will be required. Concurrent with the divestiture announcements, Media General also announced definitive agreements for the acquisition of WTTA-TV in Tampa, FL along with KXRM-TV and KXTU-LD in Colorado Springs, CO from Sinclair. Separately, on September 2, 2014, Media General acquired WHTM-TV in Harrisburg, PA from Sinclair.

The total revenue of the divested stations approximated $107 million and $58 million in 2013 and the first six months of 2014, respectively.  The total operating profit of these stations approximated $22 million and $13 million, and the total broadcast cash flow of these stations approximated $34 million and $18 million, in 2013 and the first six months of 2014, respectively. The total revenue of the stations to be acquired was approximately $47 million and $26 million in 2013 and the first six months of 2014, respectively. The broadcast cash flow of the stations to be acquired was $16 million and $12 million, in 2013 and the first six months of 2014, respectively. The gross proceeds of all stations divested is expected to approximate $360 million. The aggregate purchase price of the stations to be acquired is approximately $177 million. Net proceeds, after taxes and expenses, are expected to be in the range of $140 million to $160 million and will be used to reduce debt following completion of the LIN merger. The revenues and broadcast cash flow of the stations after acquisition may be greater or less than that realized over prior periods.

The acquisition of WHTM was completed on September 2, 2014, and was financed in part by a $75 million incremental term loan. The other agreements are contingent on consummation of the LIN Merger and are subject to customary closing conditions for transactions of this kind including regulatory approvals.

2.

On August 11, 2014, LIN received notice from CBS that it will not renew the network affiliation agreement for WISH-TV in Indianapolis, Indiana when that agreement expires on December 31, 2014. The LIN Media historical columns of the statements of operations above were periods in which WISH-TV was affiliated with CBS.

3.

Total costs of the transactions are estimated to be $67.5 million, which are excluded from the statements of operations and reflected on the balance sheet as an adjustment to retained earnings as required by the pro forma rules. U.S. GAAP requires these costs to be recorded as period expenses.

4.

The pro forma condensed combined statements of operations reflect historical income tax expense of the respective companies and the tax effect of pro forma adjustments at the statutory rate. Legacy Media General’s historical tax expense for the year ended December 31, 2013, of $8.5 million was primarily related to the need for additional valuation allowance in connection with the tax amortization of indefinite-lived intangible assets that was not available to offset existing deferred tax assets (termed a “naked credit”); this adjustment is no longer required following the Young Merger. During the year ended December 31, 2013, LIN recognized a $124.3 million tax benefit as a result of the merger of LIN Television with and into LIN and also recognized an $18.2 million tax benefit as a result of the reversal of state valuation allowances. These tax benefits will not recur in future periods. Consequently, the effective tax rate of New Media General is expected to differ materially from the amount presented above for the year ended December 31, 2013.

5.

Following the LIN Merger, annualized operating synergies of approximately $70 million are expected to be achieved within three years. These operating synergies are not reflected in the pro forma condensed combined statements of operations.

UPDATE TO COMPARATIVE PER SHARE DATA

The following table presents for the year ended December 31, 2013 and for the six months ended June 30, 2014, selected historical per share information of Media General and LIN, as well as similar information for the combined company on an unaudited pro forma basis as if the transaction had been effective for the period presented, which we refer to as “pro forma combined” information. The LIN equivalent (cash and stock) per share information presented below is calculated by multiplying the pro forma combined amounts for the combined company by 0.6937, which represents the approximate number of shares of voting common stock of New Media General to be received on average for each LIN common share. In addition, the approximate amount of cash received per LIN common share would be $13.73. The LIN equivalent (stock only) per share information presented below is calculated by multiplying the pro forma combined amounts for the combined company by 1.4714, which represents the number of shares of voting common stock of New Media General that would be received for each LIN common share for which a stock election is made, assuming that no proration is applicable. See “Update to the Transaction – Proration and Allocation Procedures for the LIN Merger Consideration” beginning on page S-22.

	For the Year Ended December 31, 2013	For the Six Months Ended June 30, 2014
Basic Earnings Per Share
Media General historical	$0.11	$0.14
LIN historical	3.02	0.24
Pro forma combined	0.71	0.10
LIN equivalent (cash and stock)	0.49	0.07
LIN equivalent (stock only)	1.04	0.15
Diluted Earnings Per Share
Media General historical	$0.10	$0.14
LIN historical	2.84	0.23
Pro forma combined	0.69	0.10
LIN equivalent (cash and stock)	0.48	0.07
LIN equivalent (stock only)	1.02	0.15
Dividends Per Share
Media General historical	$-	$-
LIN historical	-	-
Pro forma combined	-	-
LIN equivalent (cash and stock)	-	-
LIN equivalent (stock only)	-	-
Book Value Per Share at Period End
Media General historical	$8.33	$8.55
LIN historical	1.62	2.17
Pro forma combined		11.48
LIN equivalent (cash and stock)		7.96
LIN equivalent (stock only)		16.89

This information is only a summary and it is not necessarily an indication of the results that would have been achieved had the transaction been completed as of the dates indicated or that may be achieved in the future. The December 31, 2013 selected comparative per share information of Media General and LIN presented above was derived from audited financial statements. The June 30, 2014 selected comparative per share information of Media General and LIN presented above was derived from unaudited financial statements. You should read the information in this section in conjunction with Media General’s historical consolidated financial statements and related notes that Media General has previously filed with the SEC and which are incorporated in this supplement by reference, and in conjunction with LIN’s historical consolidated financial statements and related notes included in LIN’s Annual Report on Form 10-K for the year ended December 31, 2013 attached to the joint proxy statement/prospectus as Annex G, LIN’s Current Report on Form 8-K/A filed with the SEC on August 4, 2014 attached to this supplement as Annex S-E, and LIN’s historical consolidated financial statements and related notes included in LIN’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 attached to this supplement as Annex S-D. See “Update to Where You Can Find More Information” beginning on page S-77.

UPDATE TO COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

The table below sets forth, for the calendar quarters indicated, the high and low sale prices per share, as well as the dividend paid per share, of Media General voting common stock, which trades on the NYSE under the symbol “MEG,” and LIN Class A common shares, which trade on the NYSE under the symbol “LIN.” There is no established trading market for the non-voting common stock of Media General or for the LIN Class B or Class C common shares. After completion of the transaction, New Media General’s voting common stock is expected to trade on the NYSE under the symbol “MEG.”

The following table sets forth the closing sales prices per share of Media General’s voting common stock and LIN’s Class A common shares as reported on the NYSE on the following dates:

●	March 20, 2014, the last full trading day before the announcement of the execution of the merger agreements;
●	August 19, 2014, the last full trading day before the announcement of the merger agreement amendment; and
●	September 10, 2014, the last full trading day for which this information could be calculated before the date of this supplement:

	Media General		LIN		LIN equivalent (1)
	High	Low	High	Low	High	Low
March 20, 2014	$17.38	$16.90	$21.72	$20.99	$25.57	$24.87
August 19, 2014	17.30	16.79	23.59	23.02	25.46	24.70
September 10, 2014	15.58	15.00	23.58	23.25	22.92	22.07

(1)

The equivalent implied per share data for LIN Class A common shares has been determined by multiplying the high or low market price, as applicable, of a share of Media General’s voting common stock on each of the dates by the exchange ratio of 1.4714 shares of voting common stock of New Media General for each LIN common share in the LIN Merger. The LIN shareholders will not receive any consideration for their LIN common shares until the LIN Merger is completed, which may be a substantial time period after the special meetings. In addition, the New Media General share consideration will not be adjusted for changes in the market price of either the Media General common stock or the LIN common shares. Therefore, the market value of the New Media General common stock that the LIN shareholders will have the right to receive on the closing date of the transaction may vary significantly from the market value of the New Media General common stock that the LIN shareholders would receive if the transaction was completed on the date of this supplement. In addition, because the consideration to be received by each LIN shareholder is subject to the allocation and proration procedures in the amended merger agreement, LIN shareholders that validly elect to receive the New Media General share consideration for all of their LIN common shares may be required to receive cash instead of New Media General shares for a portion of their shares.

The following table sets forth, for the periods indicated, the high and low sales prices per share of Media General’s voting common stock and LIN’s Class A common shares as reported on the NYSE.

	Media General		LIN
	High	Low	High	Low
2014 Fiscal Year
Third Quarter (through September 10, 2014)	$23.75	$15.00	$28.58	$21.36

As of September 10, 2014, the last date prior to printing this supplement for which it was practicable to obtain this information, there were approximately 1,121 registered holders of Media General voting common stock and one registered holder of Media General non-voting common stock, and there were approximately 26 registered holders of LIN Class A common shares, approximately 13 registered holders of Class B common shares and 2 registered holders of Class C common shares.

UPDATE TO RISK FACTORS

In addition to the other information included in, incorporated by reference in, or found in the Annexes attached to, the supplement or the joint proxy statement/prospectus, including the matters addressed in “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 43 of the joint proxy statement/prospectus and “Update to Cautionary Statement Regarding Forward-Looking Statements” beginning on page S-15 of this supplement, you should carefully consider the following risk factors, and the risk factors contained in the joint proxy statement/prospectus, beginning on page 23, thereof, in deciding whether to vote for the proposals to be considered at your company’s special meeting in connection with the transaction. You should also read and consider the other information in this supplement and the other documents incorporated by reference in this supplement. Please see “Update to Where You Can Find More Information” beginning on page S-77. Additional risks and uncertainties not presently known to Media General or LIN or that are not currently believed to be important also may adversely affect the transaction and New Media General following the transaction.

Risks Related to the Transaction

The transaction is subject to conditions, including certain conditions that may not be satisfied or completed on a timely basis, if at all.

Consummation of the transaction is subject to certain closing conditions which make the completion and timing of the transaction uncertain. The conditions include, among others, the obtaining of the requisite approvals by the shareholders of Media General and LIN for the consummation of the transaction, as described in this supplement and the joint proxy statement/prospectus, the expiration of the waiting period under the HSR Act, as amended, the grant by the FCC of consent to the transfer of control of the broadcast licensee subsidiaries of Media General and LIN as a result of the transaction, the absence of any governmental order preventing the consummation of the transaction, registering the shares of New Media General common stock to be issued in connection with the transaction, the listing of such shares on the NYSE and the receipt of third party consents under certain of Media General’s and LIN’s material contracts. See “The Agreements – Description of the Merger Agreement – Conditions to the Transaction” beginning on page 126 of the joint proxy statement/prospectus and “Update to the Agreements – Description of the Amended Merger Agreement” beginning on page S-54 of this supplement.

Although Media General and LIN have agreed in the amended merger agreement to use their commercially reasonable best efforts to obtain the requisite approvals and consents, there can be no assurance that these approvals and consents will be obtained, and these approvals and consents may be obtained later than anticipated. In addition, Media General’s and LIN’s obligations to obtain the requisite consents and approvals from regulatory authorities are subject to certain limitations, including that Media General and LIN are not required to agree to make divestitures that may be required by the regulatory authorities other than divestitures of the following stations: WJAR-TV in Providence, RI; WALA-TV in Mobile, AL; WLUK-TV and WCWF-TV (subject to the reauthorization of the WCWF-TV failing station waiver) in Green Bay, WI; WJCL-TV and certain assets of WTGS-TV in Savannah, GA; and WVTM-TV in Birmingham, AL.

In addition, if permitted under applicable law, either of Media General or LIN may waive a condition for its own respective benefit and consummate the transaction even though one or more of these conditions has not been satisfied. Any determination whether to waive any condition will be made by Media General or LIN at the time of such waiver based on the facts and circumstances as they exist at that time. In the event that a condition to the amended merger agreement is waived, Media General and LIN, as applicable, currently intend to evaluate the materiality of any such waiver and its effect on Media General’s shareholders or LIN’s shareholders, as applicable, in light of the facts and circumstances at the time to determine whether any re-solicitation of proxies is required in light of such waiver.

While the transaction is pending, Media General and LIN will be subject to business uncertainties, as well as contractual restrictions under agreements with third parties that could have an adverse effect on the businesses of Media General and LIN.

The asset purchase agreements entered into with respect to the sale of WJAR-TV in Providence, RI; WALA-TV in Mobile, AL; WLUK-TV and WCWF-TV (subject to the reauthorization of the WCWF-TV failing station waiver) in Green Bay, WI; WJCL-TV and certain assets of WTGS-TV in Savannah, GA; and WVTM-TV in Birmingham, AL restrict Media General and LIN (as applicable), without the other party’s consent and subject to certain exceptions, from making certain acquisitions and taking other specified actions until such sales close or such asset purchase agreements terminate. These restrictions may prevent Media General and LIN from pursuing otherwise attractive business opportunities that may arise prior to completion of the transaction or termination of such asset purchase agreements, and from making other changes to the businesses of Media General and LIN.

Risks Related to Media General and LIN and New Media General after the Transaction

Media General, LIN and New Media General are subject to the risks described in Item 1A – Risk Factors, in LIN’s Quarterly Report for the quarter ended June 30, 2014 attached to this supplement as Annex S-D.

UPDATE TO CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This supplement and the joint proxy statement/prospectus and the documents that are incorporated into this supplement and the joint proxy statement/prospectus by reference may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. We consider such statements to be “forward-looking statements.” You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “will,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “aim,” “seek,” “forecast” and other similar words. These include, but are not limited to, statements relating to the strategy of the combined company, the synergies and the benefits that we expect to achieve in the transaction discussed herein, including future financial and operating results New Media General’s plans, objectives, expectations and intentions, Media General’s and LIN’s projections and financial information of Media General and LIN, including other statements that are not historical facts. Those statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors. Many of those factors are outside the control of New Media General, Media General and LIN, and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. In addition to the risk factors described under “Risk Factors” beginning on page 23 of the joint proxy statement/prospectus and under “Update to Risk Factors” beginning on page S-13 of this supplement, those factors include:

●	those identified and disclosed in public filings with the SEC made by Media General and LIN;

●

the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including a termination under circumstances that could require Media General or LIN to pay a termination fee to the other party;

●

the inability to complete the transaction due to the failure to obtain the requisite shareholder approval or the failure to satisfy (or to have waived) other conditions to completion of the transaction, including receipt of required regulatory approvals;

●	the failure of the transaction to close for any other reason;

●	risks that the transaction disrupts current plans and operations of Media General and LIN, and the potential difficulties in employee retention, as a result of the transaction;

●	the outcome of any legal proceedings that may be instituted against Media General, LIN and/or others relating to the amended merger agreement;

●	diversion of each of Media General and LIN’s management’s attention from ongoing business concerns;

●	the effect of the announcement of the amended merger agreement on each of Media General’s and LIN’s business relationships, operating results and business generally;

●	the amount of the costs, fees, expenses and charges related to the transaction;

●	uncertainties as to the timing of the closing of the transaction;

●	risks that the respective businesses of Media General and LIN will have been adversely impacted during the pendency of the transaction;

●	the effects of disruption from the transaction making it more difficult to maintain business relationships;

●	risks that any shareholder litigation in connection with the transaction may result in significant costs of defense, indemnification and liability;

●	the risk that competing offers may be made;

●	the ability to integrate the Media General and LIN businesses successfully and to avoid problems which may result in the combined company not operating as effectively and efficiently as expected;

●	risks that expected synergies, operational efficiencies and cost savings from the transaction and from the planned refinancing may not be fully realized or realized within the expected time frame;

●	significant changes in the business environment in which Media General and LIN operate, including as a result of consolidation in the television broadcast industry;

●	the effects of future regulatory or legislative actions on Media General, LIN and the combined company;

●

the impact of the issuance of common stock of the combined company as consideration in connection with the transaction on the current holders of Media General’s common stock, including dilution of their ownership and voting interests;

●	the actual resulting credit ratings of the companies or their respective subsidiaries;

●	conduct and changing circumstances related to third-party relationships on which Media General and LIN rely for their respective businesses;

●	market risks from fluctuations in currency exchange rates and interest rates;

●	events that are outside of our control, such as political unrest in international markets, terrorist attacks, malicious human attacks, natural disasters, pandemics and other similar events; and

●	other economic, business, regulatory and/or competitive factors affecting Media General’s, LIN’s and New Media General’s businesses generally.

The areas of risk and uncertainty described above should be considered in connection with any written or oral forward-looking statements that may be made after the date of this supplement by Media General or LIN or anyone acting for any or all of them. Except for their ongoing obligations to disclose material information under the U.S. federal securities laws, neither Media General nor LIN undertakes any obligation to release publicly any revisions to any forward-looking statements, to report events or circumstances after the date of this supplement or to report the occurrence of unanticipated events.

For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, see the note regarding forward-looking statements in Item 7 of Media General’s Annual Report on Form 10-K for the year ended December 31, 2013 as filed with the SEC and incorporated by reference in the joint proxy statement/prospectus and the special note regarding forward-looking statement on page 4 of LIN’s Annual Report on Form 10-K for the year ended December 31, 2013 attached to the joint proxy statement/prospectus as Annex G. See “Update to Where You Can Find More Information” on page S-77.

Media General, LIN and New Media General also caution the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this supplement. None of Media General, LIN or New Media General undertakes any duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this supplement or to reflect actual outcomes.

UPDATE TO THE MEDIA GENERAL SPECIAL MEETING

Date, Time and Place of the Reconvened Special Meeting

The Media General special meeting was convened on August 20, 2014 and was adjourned without conducting any business. The Media General special meeting will be reconvened on October 6, 2014 at 11:00 a.m., local time, at 111 North 4th Street, Richmond, Virginia.

Purpose of the Special Meeting

At the reconvened special meeting, the shareholders of Media General will be asked to:

●	consider and vote on a proposal to approve the issuance of shares of common stock of New Media General pursuant to the transaction; and

●

consider and vote on a proposal to amend and restate the Articles of Incorporation of Media General to provide for certain governance arrangements of Media General (and, as a result, New Media General).

How to Vote

If you have already submitted a proxy or voting instructions, you will be considered to have voted on the proposals, and you do not need to do anything unless you wish to change your vote.

After reading and carefully considering the information contained in this supplement and the joint proxy statement/prospectus, please submit your proxy or voting instructions promptly. In order to ensure your vote is recorded, please submit your proxy or voting instructions as set forth below as soon as possible even if you plan to attend the reconvened Media General special meeting.

By Internet. Use the Internet at www.proxyvote.com to transmit your voting instructions and for the electronic delivery of information up until 11:59 P.M. Eastern Time on October 5, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. The availability of Internet voting instruction for beneficial owners holding shares of voting common stock in street name will depend on the voting process of your broker, bank or other nominee. Please follow the voting instructions in the materials you receive from your broker, bank or other nominee.

By Phone. Use any touch-tone telephone to dial 1-800-690-6903 to transmit your voting instructions up until 11:59 P.M. Eastern Time on October 5, 2014. Have your proxy card in hand when you call and then follow instructions. If you submit a proxy by telephone, do not return your proxy card. The availability of telephone voting instruction for beneficial owners holding shares of voting common stock in street name will depend on the voting process of your broker, bank or other nominee. Please follow the voting instructions in the materials you receive from your broker, bank or other nominee.

By Mail. Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you are a participant in the Employees’ MG Advantage 401(k) Plan and/or the Media General, Inc. Supplemental 401(k) Plan, you have the right to direct Fidelity Management Trust Company, as trustee of the applicable plan(s), regarding how to vote the shares of voting common stock credited to your account under such plan(s).

Revoking Your Proxy or Changing Your Vote

If you are a shareholder of record, you can revoke your proxy or change your vote at any time before your proxy is voted at the reconvened special meeting. You can do this in one of three ways:

●	you can submit a revised proxy bearing a later date by Internet, telephone or mail as described above;

●	you can send a signed notice of revocation to the Secretary of Media General; or

●

you can attend the reconvened special meeting and vote in person, which will automatically cancel any proxy previously given, though your attendance alone will not revoke any proxy that you have previously given.

If you choose either of the first two methods, you must submit your notice of revocation or your new proxy no later than the beginning of the reconvened special meeting.

If you are a beneficial owner of shares of Media General’s voting common stock held in street name, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote in person at the reconvened special meeting if you obtain a legal proxy from your broker, bank or other nominee and present it to the inspectors of election with your ballot when you vote at the reconvened special meeting.

 UPDATE TO THE LIN SPECIAL MEETING

Date, Time and Place of the Reconvened Special Meeting

The LIN special meeting was convened on August 20, 2014 and was adjourned without conducting any business. The LIN special meeting will be reconvened on October 6, 2014, at 9:00 a.m., local time, at Weil, Gotshal & Manges LLP’s office, 767 Fifth Avenue, New York, NY 10153.

Purpose of the Special Meeting

At the reconvened special meeting, holders of LIN common shares will be asked to:

●

consider and vote on a proposal to adopt the amended merger agreement and approve the LIN Merger, which we refer to as the “LIN merger proposal.” A copy of the merger agreement is attached as Annex A to the joint proxy statement/prospectus and a copy of the merger agreement amendment is attached as Annex S-A to this supplement.

●	consider and vote on a proposal to approve, on a non-binding and advisory basis, certain executive compensation matters.

How to Vote

If you have already submitted a proxy or voting instructions, you will be considered to have voted on the proposals, and you do not need to do anything unless you wish to change your vote.

After reading and carefully considering the information contained in this supplement and the joint proxy statement/prospectus, please submit a proxy or voting instructions for your shares as promptly as possible so that your shares will be represented at the reconvened LIN special meeting. If you are a shareholder of record of LIN as of the close of business on the record date, you may submit your proxy before the reconvened LIN special meeting by marking, signing and dating your proxy card and returning it in the postage-paid envelope we have provided.

Attending the Reconvened Special Meeting

All LIN shareholders as of the record date may attend the reconvened special meeting. If you are a beneficial owner of LIN common shares held in street name, you must provide evidence of your ownership of such shares, which you can obtain from your broker, banker or nominee in order to attend the reconvened special meeting.

Revoking Your Proxy or Changing Your Vote

If you are a shareholder of record you can revoke your vote or change your vote at any time before your proxy is voted at the reconvened special meeting. You can do this in one of three ways:

●	you can send a signed notice of revocation to the Secretary of LIN;

●	you can submit a revised proxy bearing a later date by mail as described above; or

●

you can attend the reconvened special meeting and vote in person, which will automatically cancel any proxy previously given, though your attendance alone will not revoke any proxy that you have previously given.

If you choose either of the first two methods, you must submit your notice of revocation or your new proxy no later than the beginning of the reconvened special meeting.

If you are a beneficial owner of LIN common shares held in street name, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote in person at the reconvened special meeting if you obtain a legal proxy from your broker, bank or other nominee and present it to the inspectors of election with your ballot when you vote at the reconvened special meeting.

UPDATE TO LIN PROPOSALS

LIN Merger Proposal

LIN is requesting that holders of the outstanding LIN common shares consider and vote on a proposal to adopt the amended merger agreement and approve the LIN Merger. A copy of the merger agreement is attached as Annex A to the joint proxy statement/prospectus, and a copy of the merger agreement amendment is attached as Annex S-A to this supplement.

UPDATE TO THE TRANSACTION

The following is a description of certain material changes to the terms of the transaction resulting from amendment of the merger agreement. This description may not contain all of the information that may be important to you. The discussion of the transaction in this supplement is qualified in its entirety by reference to the amended merger agreement. We encourage you to read carefully this entire supplement, including the Annexes, for a more complete understanding of the modified terms of the transaction. This section is not intended to provide you with any factual information about Media General or LIN. Such information can be found elsewhere in this supplement and in the public filings Media General and LIN make with the SEC, as described in “Update to Where You Can Find More Information” beginning on page S-77, and in LIN's Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, attached hereto as Annex S-D.

General Description of the Merger Agreement Amendment

On August 11, 2014, CBS announced that it would not renew its network affiliation agreement related to LIN’s WISH-TV television station, located in Indianapolis, Indiana upon the expiration of that agreement on December 31, 2014. On August 20, 2014, following the announcement of this affiliation change, Media General and LIN amended the terms of the merger agreement.

Under the terms of the amended merger agreement, in the LIN Merger, each holder of LIN common shares may elect to receive, for each LIN common share owned, and in each case subject to the proration procedures set forth in the merger agreement and described below, either:

●	$25.97 in cash without interest (which is reduced from $27.82 by the merger agreement amendment); or

●	1.4714 shares of voting common stock of New Media General (which is reduced from 1.5762 by the merger agreement amendment).

As further described below, each LIN shareholder may not receive the form of consideration that such shareholder elects in the LIN Merger. The amended merger agreement provides that the total number of LIN common shares that will be converted into the right to receive the cash consideration is 29,380,053 (which is increased from 27,426,312 by the merger agreement amendment), less the total number of LIN common shares, if any, with respect to which the holders thereof have properly demanded appraisal and have not withdrawn such demand or waived their rights to appraisal as of immediately prior to the LIN Merger.

Media General shareholders will continue to receive one share of the combined company for each share of Media General that they own upon closing.

It is anticipated that, upon the closing of the transaction, Media General’s former shareholders will own approximately 67%, and LIN’s former shareholders will own approximately 33%, of the fully diluted shares of the combined company.

In addition, the amendment to the merger agreement, among other things, eliminates Media General's termination right for regulatory actions and divestitures that are expected to result in a reduction of LIN’s annual broadcast cash flow in excess of $5 million. The amended merger agreement also modifies the obligations of Media General and LIN with respect to the actions required to obtain regulatory approvals of the transaction. Media General and LIN agreed, pursuant to the merger agreement amendment, to divest the following television stations: WJAR-TV in Providence, RI; WALA-TV in Mobile, AL; WLUK-TV and WCWF-TV (subject to the reauthorization of the WCWF-TV failing station waiver) in Green Bay, WI; WJCL-TV and certain assets of WTGS-TV in Savannah, GA; and WVTM-TV in Birmingham, AL. Media General and LIN will not be required by the terms of the amended merger agreement to make any divestitures of television stations other than the foregoing.

The amended merger agreement clarifies that the nonrenewal of LIN’s network affiliation agreement with CBS related to WISH-TV in Indianapolis, IN, and the effects on the business of LIN, will not be taken into account in determining whether certain closing conditions are satisfied. The amended merger agreement also clarifies that changes in certain fees under certain network affiliation agreements are industry changes and will also not be taken into account with respect to certain closing conditions.

LIN Merger Consideration

Upon completion of the LIN Merger, each LIN common share (other than shares held by Media General, LIN or any of their respective subsidiaries, and shares, if any, with respect to which the holders thereof are entitled to demand and have properly demanded appraisal and have not withdrawn such demand or waived their rights to appraisal) will be converted into the right to receive in exchange for each LIN common share, in each case subject to the proration and allocation procedures set forth in the amended merger agreement and described below, either:

●	$25.97 in cash without interest; or

●	1.4714 shares of voting common stock of New Media General.

Each LIN shareholder, including Hicks Muse & Co. Partners, L.P., will have the right to elect to receive either the cash consideration or the New Media General share consideration for each LIN common share held by such shareholder. However, the amended merger agreement provides that the total number of LIN common shares that will be converted into the right to receive the cash consideration is 29,380,053, less the total number of LIN common shares, if any, with respect to which the holders thereof have properly demanded appraisal and have not withdrawn such demand or waived their rights to appraisal as of immediately prior to the LIN Merger. Pursuant to the proration and allocation procedures in the amended merger agreement, which are described below, each LIN shareholder, including Hicks Muse & Co. Partners, L.P., may not receive the form of consideration that such shareholder elected to receive. Shares for which the holder thereof has elected to receive the cash consideration are referred to herein as “cash electing shares,” and shares for which the holder thereof has elected to receive the New Media General share consideration are referred to herein as “stock electing shares.”

Shares for which no election is made (including shares for which an election is not properly made) will be converted into the right to receive either the cash consideration, the New Media General share consideration or some mix of cash and shares of New Media General according to the proration and allocation procedures set forth in the amended merger agreement, described below. We refer to these shares as “no election shares.”

Proration and Allocation Procedures for the LIN Merger Consideration

The form of consideration each LIN shareholder will receive for his or her shares generally depends on the number of LIN shareholders electing to receive each form of consideration. If too many LIN shareholders elect to receive a form of consideration, such form of consideration will be considered to be “oversubscribed,” and if too few LIN shareholders elect to receive a form of consideration, such form of consideration will be considered to be “undersubscribed.” The total number of shares and the total amount of cash to be received by the LIN shareholders will be allocated as described below. The table that follows summarizes the outcomes when the cash consideration is oversubscribed or undersubscribed:

Election Outcomes		Consideration to be received by Election Type
		Cash Electing Shares	Stock Electing Shares	No Election Shares
Cash Electing Shares are Oversubscribed:		Mix of cash and shares	All shares	All shares
Cash Electing Shares are Undersubscribed:
Scenario 1	Amount undersubscribed is less than no election shares	All cash	All shares	Mix of cash and shares
Scenario 2	Amount undersubscribed is greater than no election shares	All cash	Mix of cash and shares	All cash

Proration Adjustment if the Cash Consideration is Oversubscribed

If the number of cash electing shares exceeds the Cash Election Cap, then the LIN shareholders holding such cash electing shares will receive a mix of cash and shares of New Media General’s voting common stock. If the cash consideration is oversubscribed, then:

●	each stock electing share, and each no election share, will be converted into the right to receive the New Media General share consideration; and

●

each cash electing share will be converted into the right to receive an amount of cash (less than the cash consideration) and shares of New Media General (less than the New Media General share consideration), such that the aggregate amount of the cash consideration is allocated proportionately to each cash electing share.

For example, if (i) there are 59,474,592 LIN common shares outstanding (representing the maximum aggregate number of Class A, Class B and Class C LIN common shares that would be outstanding if all outstanding share options and restricted share awards were vested and exercised or settled, as applicable) immediately prior to the LIN Merger (and assuming no LIN shareholder had demanded appraisal rights), (ii) the number of cash electing shares equals 30,380,053 (which means that the cash consideration is oversubscribed by 1,000,000 shares), and (iii) the number of stock electing shares equals 27,094,539 (which means that the number of no election shares is 2,000,000) each cash electing share would be converted into the right to receive the following consideration:

●	$25.12 in cash, which is an amount equal to $25.97 (the cash consideration), multiplied by 29,380,053 (the Cash Election Cap), divided by 30,380,053 (the total number of cash electing shares); and

●

0.04843 shares of New Media General voting common stock, which is the number of shares equal to 1.4714 (the New Media General share consideration), multiplied by 1 – (29,380,053 (the Cash Election Cap), divided by 30,380,053 (the total number of cash electing shares)).

	LIN Common Shares	Share Exchange Ratio	MG Share Consideration	Cash Consideration Per Share	Cash Consideration
# of Shares (Fully Diluted)	59,474,592
# of Cash Electing Shares	(30,380,053)	0.04843	1,471,400	$25.12	$763,000,000
	29,094,539
# of Stock Electing Shares	(27,094,539)	1.4714	39,866,905
# of No Election Shares	2,000,000	1.4714	2,942,800
			44,281,105		$763,000,000

Proration Adjustment if the Cash Consideration is Undersubscribed

If the number of cash electing shares is less than the Cash Election Cap, then either the stock electing shares or the no election shares will be converted into the right to receive a mix of cash and shares of New Media General’s voting common stock. As described below, the form of consideration into which the stock electing shares or the no election shares will be converted depends on the difference between the Cash Election Cap and the total number of cash electing shares. We refer to the difference between the Cash Election Cap and the total number of cash electing shares as the “cash shortfall.” In addition, if the cash consideration is undersubscribed, then all cash electing shares will receive the cash consideration.

Scenario 1: Cash Shortfall Is Less Than or Equal to the Number of No Election Shares

If the cash shortfall is less than or equal to the total number of no election shares, then:

●

each cash electing share will be converted into the right to receive the cash consideration, and each stock electing share will be converted into the right to receive the New Media General share consideration; and

●

each no election share will be converted into the right to receive an amount of cash (less than the cash consideration) and shares of New Media General (less than the New Media General share consideration), such that the aggregate amount of the cash consideration and the aggregate New Media General share consideration (in each case, to the extent not allocated to the cash electing shares and stock electing shares) is allocated proportionately to each no election share.

For example, if (i) there are 59,474,592 LIN common shares outstanding (representing the maximum aggregate number of Class A, Class B and Class C LIN common shares that would be outstanding if all outstanding share options and restricted share awards were vested and exercised or settled, as applicable) immediately prior to the LIN Merger (and assuming no LIN shareholder had demanded appraisal rights), (ii) the number of cash electing shares equals 28,380,053 (which means that the cash shortfall is 1,000,000 shares), and (iii) the number of stock electing shares equals 29,094,539 (which means that the number of no election shares is 2,000,000), each no election share would be converted into the right to receive the following consideration:

●	$12.99 in cash, which is an amount equal to $25.97 (the cash consideration), multiplied by 1,000,000 (the cash shortfall), divided by 2,000,000 (the total number of no election shares); and

●

0.7357 shares of New Media General voting common stock, which is the number of shares equal to 1.4714 (the New Media General share consideration), multiplied by 1 – (1,000,000 (the cash shortfall), divided by 2,000,000 (the total number of no election shares).

	LIN Shares	Share Exchange Ratio	MG Share Consideration	Cash Consideration Per Share	Cash Consideration
# of Shares (Fully Diluted)	59,474,592
# of Cash Electing Shares	(28,380,053)			$25.97	$737,029,976
	31,094,539
# of Stock Electing Shares	(29,094,539)	1.4714	42,809,705
# of No Election Shares	2,000,000	0.7357	1,471,400	$12.99	$25,970,024
			44,281,105		$763,000,000

Scenario 2: Cash Shortfall Is Greater Than the Number of No Election Shares

If the cash shortfall is greater than the total number of no election shares (which means that the number of stock electing shares is greater than (i) the total number of LIN common shares outstanding as of closing, minus (ii) the Cash Election Cap), then:

●	each cash electing share and each no election share will be converted into the right to receive the cash consideration, and

●

each stock electing share will be converted into the right to receive an amount of cash (less than the cash consideration) and shares of New Media General (less than the New Media General share consideration), such that the aggregate amount of the cash consideration (to the extent not allocated to the cash electing shares and no election shares) and the aggregate New Media General share consideration is allocated proportionately to each stock electing share.

 For example, if (i) there are 59,474,592 LIN common shares outstanding (representing the maximum aggregate number of Class A, Class B and Class C LIN common shares that would be outstanding if all outstanding share options and restricted share awards were vested and exercised or settled, as applicable) immediately prior to the LIN Merger (and assuming no LIN shareholder had demanded appraisal rights), (ii) the number of cash electing shares equals 28,380,053 (which means that the cash shortfall is 1,000,000 shares), and (iii) the number of stock electing shares equals 30,594,539 (which means that the number of no election shares is 500,000), each stock electing share would be converted into the right to receive the following consideration:

●

$0.42 in cash, which is an amount equal to $25.97 (the cash consideration), multiplied by 500,000 (the difference between the cash shortfall and the number of no election shares), divided by 30,594,539 (the total number of stock electing shares); and

●

1.4474 shares of New Media General voting common stock, which is the number of shares equal to 1.4714 (the New Media General share consideration), multiplied by 1 – (500,000 (the difference between the cash shortfall and the number of no election shares), divided by 30,594,539 (the total number of stock electing shares)).

	LIN Shares	Share Exchange Ratio	MG Share Consideration	Cash Consideration Per Share	Cash Consideration
# of Shares (Fully Diluted)	59,474,592
# of Cash Electing Shares	(28,380,053)			$25.97	$737,030,000
	31,094,539
# of Stock Electing Shares	(30,594,539)	1.4474	44,281,105	$0.42	$12,985,000
# of No Electing Shares	500,000			$25.97	$12,985,000
			44,281,105		$763,000,000

The following example shows the effect on “Scenario 2” described above if LIN shareholders properly demand appraisal rights and do not withdraw or waive such appraisal rights prior to the LIN Merger with respect to 1,000,000 LIN common shares (which would result in the Cash Election Cap being equal to 28,380,053): if (i) there are 59,474,592 LIN common shares outstanding (representing the maximum aggregate number of Class A, Class B and Class C LIN common shares that would be outstanding if all outstanding share options and restricted share awards were vested and exercised or settled, as applicable) immediately prior to the LIN Merger (and assuming that LIN shareholders properly demand appraisal rights and do not withdraw or waive such appraisal rights prior to the LIN Merger with respect to 1,000,000 LIN common shares), (ii) the number of cash electing shares equals 27,380,053 (which means that the cash shortfall is 1,000,000 shares), and (iii) the number of stock electing shares equals 30,594,539 (which means that the number of no election shares is 500,000), each stock electing share would be converted into the right to receive the following consideration:

●

$0.42 in cash, which is an amount equal to $25.97 (the cash consideration), multiplied by 500,000 (the difference between the cash shortfall and the number of no election shares), divided by 30,594,539 (the total number of stock electing shares); and

●

1.4474 shares of New Media General voting common stock, which is the number of shares equal to 1.4714 (the New Media General share consideration), multiplied by 1 – (500,000 (the difference between the cash shortfall and the number of no election shares), divided by 30,594,539 (the total number of stock electing shares)).

	LIN Shares	Share Exchange Ratio	MG Share Consideration	Cash Consideration Per Share	Cash Consideration
# of Shares (Fully Diluted)	59,474,592
# of Cash Electing Shares	(27,380,053)			$25.97	$711,060,000
# of Dissenting Shares	(1,000,000)
	31,094,539
# of Stock Electing Shares	(30,594,539)	1.4474	44,281,105	$0.42	$12,985,000
# of No Electing Shares	500,000			$25.97	$12,985,000
			44,281,105		$737,030,000

If any LIN shareholders withdraws its demand for appraisal or otherwise loses its right to appraisal under the DGCL for such shareholder’s LIN common shares after the LIN Merger, then such shares shall be treated as no election shares and, under “Scenario 2” described above, would be converted into the right to receive the cash consideration. For further information, see “Appraisal Rights” beginning on page S-70.

Update to Background of the Transaction

The joint proxy statement/prospectus describes the background of the transaction up to and including July 24, 2014, the date of the joint proxy statement/prospectus. The following discussion supplements that description up to and including the date of this supplement. While we believe that the following description, in addition to the joint proxy statement/prospectus, covers the material terms regarding the background of the transaction, this summary and the summary in the joint proxy statement/prospectus may not contain all of the information that is important to you. You should carefully read this entire supplement, including the section titled “Update to the Agreements” beginning on page S-54 of this supplement, and the entire joint proxy statement/prospectus, including the section titled “The Transaction,” and the other documents to which we refer for a more complete understanding of the transaction and the changes to the terms of the merger agreement.

On or about July 24, 2014, LIN and Media General mailed to their respective shareholders the definitive joint proxy statement/prospectus. The definitive joint proxy statement/prospectus describes the background of the transaction up to and including July 24, 2014. Thereafter, during the months of July and August, LIN and Media General, along with Media General’s proxy solicitor D.F. King & Co., Inc., collected proxies submitted by their respective shareholders and continued to make progress toward consummating the transaction.

On August 11, 2014, a competitor of LIN issued a press release stating that it had entered into a long-term agreement with CBS to take over the CBS affiliation from LIN’s WISH-TV station in Indianapolis, Indiana, beginning on January 1, 2015. We refer to this as the “CBS Nonrenewal.”

Later that day, following the public announcement of the CBS Nonrenewal, a representative of Media General called a representative of LIN’s senior management to express concern with respect to the CBS Nonrenewal and to inquire about its potential financial impact on LIN.

On August 12, 2014, a representative of Media General again called a representative of LIN’s senior management. The Media General representative stated that the CBS Nonrenewal would result in a loss of significant value to LIN. The representative of Media General further stated that Media General believed that the regulatory divestitures necessary to complete the transactions would reasonably be expected to result in the LIN television stations losing annual broadcast cash flow in excess of $5 million, which would give Media General the right to terminate the merger agreement. The representative of Media General then requested, on behalf of Media General, that LIN amend the merger agreement, due to the CBS Nonrenewal, to provide for a $110 million (approximately $1.85/share) price reduction in the share consideration. The Media General representative further requested that the parties postpone their respective shareholder meetings scheduled for August 20, 2014.

Later on August 12, 2014, the LIN IAC held a telephonic meeting in which representatives of Weil Gotshal and J.P. Morgan participated. A member of LIN’s senior management apprised the LIN IAC of the CBS Nonrenewal, as well as Media General’s belief that the CBS Nonrenewal would result in a loss of significant value to LIN and its request for a price reduction and the postponement of LIN and Media General’s respective shareholder meetings. Representatives of Weil Gotshal reviewed with the LIN IAC their fiduciary duties under Delaware law as well as LIN’s and Media General’s rights and obligations under the merger agreement. At the conclusion of the meeting, the LIN IAC provided initial feedback of its views to its legal and financial advisors concerning Media General’s proposal and potential responses to such request. The LIN IAC further reached a consensus that a meeting of the LIN Board of Directors should be held the following day to apprise the LIN Board of Directors of these developments.

On August 13, 2014, at the request of Media General and LIN, representatives of RBC Capital Markets and J.P. Morgan discussed by telephone the CBS Nonrenewal and Media General’s request for a price reduction.

Also on August 13, 2014, the LIN Board of Directors held a special meeting, in which members of LIN’s senior management and representatives of Weil Gotshal and J.P. Morgan participated, to discuss the CBS Nonrenewal and Media General’s request to amend the terms of the merger agreement. A member of senior management of LIN reviewed with the LIN Board of Directors the situation leading up to the CBS Nonrenewal, the potential financial impact of the CBS Nonrenewal on LIN, and the prospects with respect to renewals of other CBS affiliations operated by LIN. The LIN Board of Directors discussed with its legal and financial advisors the CBS Nonrenewal, as well as Media General’s belief that the CBS Nonrenewal would result in a loss of significant value to LIN and its request for a price reduction and the postponement of LIN and Media General’s respective shareholder meetings. During this discussion, Weil Gotshal reviewed with the LIN Board of Directors its fiduciary duties under Delaware law, discussed with the LIN Board of Directors the parties’ respective rights and obligations under the terms of the merger agreement (including relevant law with respect to the interpretation of the definition of “material adverse effect”), the possible courses of action which could be taken by Media General (including the possibility that the Media General Board of Directors could change its favorable recommendation of the transaction to the Media General shareholders or that Media General could attempt to assert that the CBS Nonrenewal constituted a “material adverse effect” at closing), LIN’s options with respect to such course of action and possible outcomes. The LIN Board of Directors also discussed the changing landscape in the broadcast industry, including factors that resulted in the CBS Nonrenewal, which favored industry consolidation, and the risks LIN faced if the transaction was not consummated. J.P. Morgan then discussed with the LIN Board of Directors the potential risks to LIN and Media General should the parties not reach a resolution prior to Media General announcing that its shareholder meeting would be postponed. Following discussion, the LIN Board of Directors reached a consensus that LIN’s senior management and advisors should move forward in the renegotiation of certain terms of the merger agreement, including proposing a smaller price reduction in exchange for revising certain terms of the merger agreement to provide even greater certainty of closing of the transaction.

Late in the evening of August 14, 2014, Fried Frank delivered a draft amendment to the merger agreement to Weil Gotshal.

On August 15, 2014, the LIN IAC held a telephonic meeting in which several members of LIN’s senior management and representatives of Weil Gotshal and J.P. Morgan participated, to review the status of the discussions between Media General and LIN. In this discussion, J.P. Morgan informed the LIN IAC that despite efforts to minimize the price reduction, Media General was unwilling to move from its original proposal of a $110 million price reduction. Representatives of Weil Gotshal further reviewed with the LIN IAC (i) the parties’ rights and obligations under the merger agreement, (ii) the possible courses of action that could be taken by Media General under the terms of the merger agreement, including the possibility that the Media General Board of Directors could change its favorable recommendation of the transaction to the Media General shareholders or attempt to assert that the CBS Nonrenewal constituted a “material adverse effect” at closing, and (iii) LIN’s potential responses to those actions. J.P. Morgan further discussed with the LIN IAC the potential investor reaction should the parties not be in a position to announce a revised agreement prior to the shareholder meetings scheduled for August 20, 2014. The LIN IAC then considered the parties’ rights and obligations under the merger agreement. The LIN IAC also considered the advice of Weil Gotshal concerning whether the CBS Nonrenewal would constitute a “material adverse effect” under the terms of the merger agreement. Members of the LIN IAC then discussed the risk that the Media General Board of Directors would change its favorable recommendation of the transaction to the Media General shareholders. Members of the LIN IAC noted that certain shareholders of Media General holding approximately 30% of its outstanding shares had agreed to vote those shares in favor of the merger pursuant to a voting agreement, but were concerned that a recommendation change by the Media General Board of Directors could cause the remaining Media General shareholders to vote against the transaction. In such an instance, Media General would no longer be obligated to consummate the transaction, but would be required to pay LIN a $55 million termination fee if it terminated the merger agreement as a result of the change in recommendation of the Media General Board of Directors. The LIN IAC then compared the transaction with a reduced purchase price, on the one hand, versus a failed transaction that resulted in a $55 million termination fee payable to LIN’s shareholders, on the other, and discussed the relative likelihood of each. Following this discussion, the LIN IAC reached a consensus that, based on broadcast industry changes favoring consolidation in the industry and the compelling value the transaction still represented for LIN shareholders, it was in the best interests of LIN’s shareholders to move forward with the transaction with a modest adjustment to the purchase price if, in exchange, LIN could obtain even greater certainty of closing through amendments to the terms of the merger agreement, as doing so would put LIN in the best position to consummate the combination and provide LIN’s shareholders with a compelling transaction. The LIN IAC then authorized LIN senior management and J.P. Morgan to advise Media General that it would be willing to proceed with the proposed $110 million price reduction in the share consideration in exchange for Media General’s concession on certain merger agreement terms, including (i) the elimination of Media General’s termination right if, as a result of regulatory actions or divestitures, LIN’s television stations would reasonably be expected to lose annual broadcast cash flow in excess of $5 million, (ii) Media General agreeing to certain divestitures to obtain regulatory approval, and (iii) the exclusion of the effect of the CBS Nonrenewal and related matters in determining whether certain closing conditions have been satisfied.

From August 14, 2014 through August 19, 2014, Weil Gotshal and Fried Frank exchanged various drafts of, and negotiated the terms of, an amendment to the merger agreement. During that period and at the direction of Media General and LIN, J.P. Morgan and RBC Capital Markets continued their discussions regarding various financial matters relating to an amendment to the merger agreement.

On the morning of August 16, 2014, the LIN IAC held a telephonic meeting, in which several members of LIN’s senior management and representatives of Weil Gotshal and J.P. Morgan participated, to discuss the continued negotiations with respect to the proposed amendment to the merger agreement and to provide guidance to its advisors as to how to proceed in such negotiations. The LIN IAC discussed the overlapping shareholder bases of both Media General’s and LIN’s shareholders to assess how Media General’s shareholders might vote if Media General’s Board of Directors adversely changed its recommendation with respect to the transaction. The LIN IAC and its advisors discussed the benefits of retaining a proxy solicitor to perform such analysis and to assist the LIN IAC and the LIN Board of Directors in their decision making. The LIN IAC also discussed the need to limit Media General’s potential right to terminate the merger agreement or claim the failure of certain closing conditions to the consummation of the transaction due to the CBS Nonrenewal and its related effects as well as other changes in programming and retransmission fees in connection with renewals of other network affiliation agreements.

Later that evening, the LIN IAC held another telephonic meeting, again including members of LIN’s senior management and representatives of Weil Gotshal and J.P. Morgan. The LIN IAC and its legal and financial advisors discussed the continued negotiations with respect to the proposed amendment to the merger agreement and related strategy.

On August 17, 2014, the LIN IAC held telephonic meetings, in which several members of LIN’s senior management and representatives of Weil Gotshal and J.P. Morgan participated, to discuss the continued negotiations with respect to the proposed amendment to the merger agreement and provide guidance to its advisors as to how to proceed in such negotiations.

On August 18, 2014, the LIN Board of Directors held a special meeting, in which members of LIN’s senior management and representatives of Weil Gotshal and J.P. Morgan participated, to consider the status of the discussions with Media General. A representative of LIN’s senior management updated the LIN Board of Directors on the status of negotiations with respect to the proposed amendment to the merger agreement. J.P. Morgan also provided the LIN Board of Directors with details on the mechanics of how the proposed price reduction would be calculated, and advised the LIN Board of Directors that the aggregate cash consideration would remain unchanged. Weil Gotshal then reviewed with the LIN Board of Directors the terms of the proposed amendment to the merger agreement, as well as the status of certain open items with respect to the proposed amendment. The LIN Board of Directors then discussed the proposed amendment to the merger agreement, including the proposed reduction in the purchase price together with the revisions providing additional deal certainty to LIN (including a limitation with respect to Media General’s potential right to terminate the merger agreement or claim the failure of certain closing conditions to the consummation of the transaction due to the CBS Nonrenewal and its related effects as well as other changes in programming and retransmission fees in connection with renewals of other network affiliation agreements), and weighed such revisions against the perceived risks associated with proceeding with the transaction on the current terms of the merger agreement (including the risk that the Media General Board of Directors would change its favorable recommendation of the transaction to the Media General shareholders). Following that discussion, the LIN Board of Directors instructed its advisors to continue to finalize the terms of the proposed amendment in advance of the scheduled meeting of the LIN Board of Directors the following day.

In addition, during late July and August, Media General, including through its advisors Fried Frank and Moelis & Company, held discussions with Sinclair, Meredith and Hearst regarding the sale of assets of certain television stations in order to obtain regulatory approval for the proposed transaction with LIN. Media General held discussions with Sinclair regarding the sale of WJAR-TV in Providence, RI, WLUK-TV and WCWF-TV in Green Bay, WI and certain assets of WTGS-TV in Savannah, GA to subsidiaries of Sinclair, and the purchase by New Holdco of KXRM-TV and KXTU-LD in Colorado Springs, CO and WTTA-TV in Tampa Bay, FL from subsidiaries of Sinclair. Media General held discussions with Hearst for the sale of WVTM-TV in Birmingham, AL and WJCL-TV in Savannah, GA to subsidiaries of Hearst, and with Meredith for the sale of WALA-TV in Mobile, AL to Meredith. We refer to these transactions as the “Divestiture Transactions.”

On August 19, 2014, the Media General Board of Directors held a special meeting. Representatives of Media General’s management and representatives of Fried Frank, RBC Capital Markets and Moelis & Company attended the meeting. At the meeting, representatives of Fried Frank discussed with the Media General Board of Directors the terms of the merger agreement amendment, including that, under the terms of the amendment, (i) Media General would no longer have the right to terminate the merger agreement if actions to obtain the approval or consent of regulatory authorities, together with changes to the FCC’s rules occurring after the date of the merger agreement, would reasonably be expected to result in the LIN television stations losing annual broadcast cash flow in excess of $5 million, (ii) that the CBS Nonrenewal would not be taken into account for purposes of determining whether certain closing conditions are satisfied, and (iii) that the special meeting of Media General’s shareholders would be held on October 6, 2014. Also at the meeting, RBC Capital Markets reviewed with Media General’s Board of Directors its financial analysis of the Media General exchange ratio provided for in the Media General Merger, in light of the merger agreement amendment, and delivered to Media General’s Board of Directors an oral opinion, confirmed by delivery of a written opinion dated August 19, 2014, to the effect that, as of that date and based on and subject to the matters described in the opinion, the Media General exchange ratio was fair, from a financial point of view, to holders of Media General common stock, collectively as a group. Also at the meeting, Moelis & Company discussed with the Media General Board of Directors the Divestiture Transactions. The Media General Board of Directors then unanimously (i) determined that the amended merger agreement and the transactions contemplated thereby, including the mergers and the issuance of shares of New Media General common stock to LIN shareholders in the LIN Merger and to Media General shareholders in the Media General Merger, were advisable, fair to and in the best interests of Media General and its shareholders, (ii) approved and adopted the amended merger agreement and the transactions contemplated thereby, including the mergers and the MG share issuance, and (iii) recommended that holders of Media General’s voting common stock vote to approve the proposals described in this supplement and the joint proxy statement/prospectus. In addition, the Media General Board of Directors also unanimously (i) determined that the Divestiture Transactions, and the purchase agreements related thereto, were advisable, fair to and in the best interests of Media General and its shareholders, (ii) approved and adopted the purchase agreements related to the Divestiture Transactions.

On the evening of August 19, 2014, the LIN Board of Directors held a special meeting in which members of LIN’s senior management and representatives of Weil Gotshal and J.P. Morgan participated. Weil Gotshal updated the LIN Board of Directors on the status of the negotiations to the terms of the proposed amendment to the merger agreement, advising the LIN Board of Directors that such negotiations were substantially complete. A representative of MacKenzie Partners, an experienced proxy solicitation firm, then reviewed its analysis, based on publicly available information, of the Media General shareholder base and such shareholders’ typical voting patterns. The representative of MacKenzie Partners further advised the LIN Board of Directors that, based on the analysis of MacKenzie Partners and its experience as a proxy solicitor, if the Media General Board of Directors changed its favorable recommendation of the transaction to the Media General shareholders, and taking into account that approximately 30% of the outstanding Media General shares were contractually obligated to vote for the proposals with respect to the transaction, it was likely that the Media General shareholders would vote down the transaction. The LIN Board of Directors again compared the benefits and detriments of the transaction with a modestly reduced purchase price but greater certainty of closing versus a failed transaction that resulted in a $55 million termination fee paid to LIN’s shareholders. Following further discussion, the LIN Board of Directors directed Weil Gotshal to finalize the terms of the proposed amendment to the merger agreement, and J.P. Morgan to finalize its work with respect to an updated fairness opinion in advance of the scheduled meeting of the LIN Board of Directors the following morning.

Early on the morning of August 20, 2014, the LIN Board of Directors held a special meeting, in which members of LIN’s senior management and representatives of Weil Gotshal and J.P. Morgan participated. Weil Gotshal first reviewed with the LIN Board of Directors the proposed amendment to the merger agreement in its final form, together with revisions that had been made since the meeting of the LIN Board of Directors the previous evening. J.P. Morgan then presented to the LIN Board of Directors their updated financial analysis incorporating the reduced purchase price. Following that discussion, J.P. Morgan then delivered to the LIN Board of Directors its oral opinion, which was confirmed by delivery of a written opinion dated August 20, 2014, to the effect that as of the date of the opinion and based upon and subject to the factors, assumptions, limitations and qualifications set forth in its opinion, the aggregate cash election consideration, together with the aggregate New Media General share consideration and the aggregate consideration for fractional share interests, to be paid to the holders of LIN’s common shares in the transaction was fair, from a financial point of view, to such holders. J.P. Morgan’s opinion is more fully described below under the caption “Update to the Transaction – Opinion, dated August 20, 2014, of LIN’s Financial Advisor” beginning on page S-39 of this supplement and the full text of the written opinion of J.P. Morgan, which set forth the factors, assumptions, limitations and qualifications in such opinion, is attached as Annex S-C hereto.

Following discussion, the LIN Board of Directors unanimously (i) determined that the merger agreement, as amended by the amendment, and the transactions contemplated thereby are consistent with, and will further the business strategies and goals of LIN and are advisable, fair to, and in the best interests of, LIN and its shareholders, (ii) approved and declared the advisability of the merger agreement, as amended by the amendment, and the transactions contemplated thereby and (iii) subject to the terms and conditions of the merger agreement, recommended that the LIN shareholders vote to adopt the merger agreement, as amended by the amendment, and the transaction, including the LIN Merger. At this time, the LIN Board of Directors also unanimously authorized, adopted and approved LIN’s entry into certain of the Divestiture Transactions.

Later that morning, the parties entered into the amendment. After the execution of the amendment, prior to the opening of the NYSE, LIN and Media General issued a joint press release announcing the amendment.

Thereafter, on August 20, 2014, each of LIN and Media General convened, and without conducting any business, adjourned their respective shareholder meetings until October 6, 2014 (subject to any adjournment or postponement thereof in accordance with the amended merger agreement).

Shortly thereafter, LIN, Media General, New Holdco, and certain other subsidiaries of LIN and Media General, as applicable, entered into the purchase agreements related to the Divestiture Transactions with Sinclair, Hearst and Meredith.

After the execution of such purchase agreements, LIN and Media General issued a joint press release announcing the Divestiture Transactions and hosted a joint conference call and webcast to discuss the day’s announcements.

Media General’s Reasons for the Amended Transaction and Recommendation of Media General’s Board of Directors

At its meeting on August 19, 2014, following presentations by Media General’s management, its legal counsel and financial advisor, the members of the Board of Directors of Media General unanimously (i) determined that the amended merger agreement, the plan of merger with respect to the Media General Merger and the transactions contemplated thereby, including the mergers and the issuance of shares of New Media General common stock to LIN shareholders in the LIN Merger and to Media General shareholders in the Media General Merger, were advisable, fair to and in the best interests of Media General and its shareholders, (ii) approved and adopted the amended merger agreement, the plan of merger with respect to the Media General merger and the transactions contemplated thereby, including the mergers and the MG share issuance, and (iii) recommended that holders of Media General’s voting common stock vote “FOR” the MG share issuance proposal and vote “FOR” the MG amendment proposal.

In its evaluation of the amended merger agreement and the transaction, Media General’s Board of Directors consulted with Media General’s management, as well as legal and financial advisors to Media General, and considered a number of factors, including the factors described in “The Transaction – Media General’s Reasons for the Transaction and Recommendation of Media General’s Board of Directors” beginning on page 72 of the joint proxy statement/prospectus, and the factors which are discussed below.

The following discussion of the information and factors considered by Media General’s Board of Directors is not intended to be exhaustive. In view of the wide variety of factors considered in connection with the transactions contemplated by the merger agreement, Media General’s Board of Directors did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific material factors it considered in reaching its decision. In addition, individual members of Media General’s Board of Directors may have given different weight to different factors. Media General’s Board of Directors considered this information and these factors as a whole and overall considered the relevant information and factors to be favorable to, and in support of, its determinations and recommendations.

Media General’s Board of Directors considered the following additional factors as generally supporting its determination and recommendation:

●	the reduction of the aggregate New Media General share consideration to be paid to the LIN shareholders in connection with the LIN Merger;

●

the opinion, dated August 19, 2014, of RBC Capital Markets to Media General’s Board of Directors as to the fairness, from a financial point of view and as of such date, of the Media General exchange ratio provided for in the Media General Merger to holders of Media General common stock, collectively as a group, which opinion was based on and subject to the procedures followed, assumptions made, factors considered and limitations and qualifications on the review undertaken as more fully described in the section entitled “Update to the Transaction – Opinion, dated August 19, 2014, of Media General’s Financial Advisor” beginning on page S-31; and

●

the fact that Media General was able to maintain its debt commitment from Royal Bank of Canada, originally in the amount of $1.6 billion, to provide debt financing for the transaction, by reducing it by $110 million.

Media General’s Board of Directors weighed the foregoing advantages and benefits against a variety of potentially negative factors, including:

●

certain changes to the merger agreement, pursuant to the merger agreement amendment, that modify Media General’s ability to terminate the amendment merger agreement in the event that changes to the regulatory environment or other transaction-related regulatory restrictions would reasonably be expected to result in the LIN stations losing broadcast cash flow in excess of $5 million;

●	certain changes to the business of LIN, including the fact that CBS did not renew its network affiliation agreement with LIN for its television station WISH-TV in Indianapolis, IN; and

●	the risks of the type and nature described under “Update to Risk Factors” beginning on page S-13.

Media General’s Board of Directors believed that, overall, the potential benefits of the transaction to Media General and its shareholders outweighed the risks, several of which are mentioned above. Media General’s Board of Directors realized, however, that there can be no assurance about future results, including results considered or expected as described in the factors listed above. This explanation of the reasoning of Media General’s Board of Directors and all other information in this section are forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 43 of the joint proxy statement/prospectus and under “Update to Cautionary Statement Regarding Forward-Looking Statements” beginning on page S-15 of this supplement.

Opinion, dated August 19, 2014, of Media General’s Financial Advisor

Media General has retained RBC Capital Markets to act as Media General’s financial advisor in connection with the transaction. As part of this engagement, Media General’s Board of Directors requested that RBC Capital Markets evaluate the fairness, from a financial point of view, of the Media General exchange ratio provided for in the Media General Merger to holders of Media General common stock, collectively as a group. At an August 19, 2014 meeting of Media General’s Board of Directors held to evaluate the merger agreement amendment, RBC Capital Markets rendered to Media General’s Board of Directors an oral opinion, confirmed by delivery of a written opinion dated August 19, 2014, to the effect that, as of that date and based on and subject to the matters described in the opinion, the Media General exchange ratio was fair, from a financial point of view, to holders of Media General common stock, collectively as a group. The full text of RBC Capital Markets’ written opinion, dated August 19, 2014, is attached as Annex S-B to this supplement and is incorporated in this document by reference. The written opinion sets forth, among other things, the procedures followed, assumptions made, factors considered and qualifications and limitations on the review undertaken by RBC Capital Markets in connection with its opinion. The following summary of RBC Capital Markets opinion is qualified in its entirety by reference to the full text of the opinion. RBC Capital Markets delivered its opinion to Media General’s Board of Directors for the benefit, information and assistance of Media General’s Board of Directors (in its capacity as such) in connection with its evaluation of the transaction. RBC Capital Markets’ opinion addressed only the Media General exchange ratio from a financial point of view and did not address any other aspect of the transaction or any related transactions. RBC Capital Markets’ opinion did not address the underlying business decision of Media General to engage in the transaction or related transactions or the relative merits of the transaction or related transactions compared to any alternative business strategy or transaction that might be available to Media General or in which Media General might engage. Under the terms of its engagement, RBC Capital Markets has acted as an independent contractor, not as an agent or fiduciary. RBC Capital Markets does not express any opinion and does not make any recommendation to any holder of Media General common stock as to how such shareholder should vote or act with respect to any proposal to be voted upon in connection with the transaction or any related transactions.

In connection with its opinion, RBC Capital Markets, among other things:

●	reviewed the financial terms of a draft, dated August 18, 2014, of the merger agreement amendment;

●

reviewed certain publicly available financial and other information, and certain historical operating data, with respect to Media General made available to RBC Capital Markets from published sources and internal records of Media General;

●

reviewed certain publicly available financial and other information, and certain historical operating data, with respect to LIN made available to RBC Capital Markets from published sources and internal records of LIN;

●

reviewed financial projections and other estimates and data relating to Media General and LIN prepared by the managements of Media General and LIN (as adjusted, in the case of financial projections and estimates relating to LIN, by the management of Media General), including estimates regarding certain tax benefits resulting from prior acquisitions and potential tax savings expected to result from the utilization of net operating loss carryforwards of Media General and LIN, which we collectively refer to as “tax attributes;”

●

conducted discussions with members of the senior managements of Media General and LIN with respect to the respective business prospects and financial outlook of Media General and LIN as well as the strategic rationale and potential cost savings and other benefits expected by the managements of Media General and LIN to be realized in the transaction, which we collectively refer to as “synergies;”

●	reviewed the reported prices and trading activity for Media General common stock and LIN common shares;

●	compared certain financial metrics of Media General and LIN with those of selected publicly traded companies;

●	compared certain financial terms of the transaction with those of selected precedent transactions;

●

reviewed the potential pro forma financial impact of the transaction on the future financial performance of the combined company relative to Media General on a standalone basis after taking into account potential tax attributes and synergies; and

●	considered other information and performed other studies and analyses as RBC Capital Markets deemed appropriate.

In arriving at its opinion, RBC Capital Markets employed several analytical methodologies and no one method of analysis should be regarded as critical to the overall conclusion reached by RBC Capital Markets. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The overall conclusion reached by RBC Capital Markets was based on all analyses and factors presented, taken as a whole, and also on application of RBC Capital Markets’ experience and judgment. Such conclusion may have involved significant elements of subjective judgment and qualitative analysis. RBC Capital Markets therefore gave no opinion as to the value or merit standing alone of any one or more portions of such analyses or factors.

In rendering its opinion, RBC Capital Markets assumed and relied upon the accuracy and completeness of all information that was reviewed by RBC Capital Markets, including all of the financial, legal, tax, accounting, operating and other information provided to or discussed with RBC Capital Markets by or on behalf of Media General or LIN (including, without limitation, financial statements and related notes), and upon the assurances of the managements of Media General and LIN that they were not aware of any relevant information that was omitted or that remained undisclosed to RBC Capital Markets. RBC Capital Markets did not assume responsibility for independently verifying, and it did not independently verify, such information. RBC Capital Markets assumed that the financial projections and other estimates and data relating to Media General and LIN (as adjusted, in the case of LIN, by the management of Media General), including as to potential tax attributes and synergies, provided to RBC Capital Markets by Media General and LIN were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments as to the future financial performance of Media General and LIN and the other matters covered thereby and that the financial results reflected therein would be realized in the amounts and at the times projected. RBC Capital Markets expressed no opinion as to such financial projections and other estimates and data, including as to potential tax attributes and synergies, or the assumptions upon which they were based. RBC Capital Markets relied upon the assessments of the managements of Media General and LIN as to (i) the potential impact on Media General and LIN of market trends and prospects, including regulatory matters, relating to the telecommunications and broadcasting industry, (ii) existing and future relationships, agreements and arrangements with, and ability to retain, key customers, employees and network affiliates of Media General and LIN, and (iii) the ability to integrate the businesses of Media General and LIN. RBC Capital Markets assumed, with the consent of Media General, that there would be no developments with respect to any of the foregoing that would be meaningful in any respect to its analyses or opinion.

In rendering its opinion, RBC Capital Markets did not assume any responsibility to perform, and did not perform, an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Media General, LIN or any other entity (including New Media General), and RBC Capital Markets was not furnished with any such valuations or appraisals. RBC Capital Markets did not assume any obligation to conduct, and did not conduct, any physical inspection of the property or facilities of Media General, LIN or any other entity. RBC Capital Markets assumed that the transaction and related transactions would be consummated in accordance with the terms of the amended merger agreement and all applicable laws and other relevant documents or requirements, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the transaction and related transactions, no delay, limitation, restriction or condition would be imposed, including any divestiture or other requirements, that would have an adverse effect on Media General, LIN, New Media General, the transaction or related transactions (including the contemplated benefits thereof). RBC Capital Markets further assumed that the Media General Merger and the LIN Merger, taken together, will qualify for U.S. federal income tax purposes as a transaction described in Section 351 of the Code. In addition, RBC Capital Markets assumed that the final executed merger agreement amendment would not differ, in any respect meaningful to its analyses or opinion, from the draft of the merger agreement amendment reviewed by RBC Capital Markets.

RBC Capital Markets’ opinion spoke only as of the date of its opinion, was based on conditions as they existed and information which RBC Capital Markets was supplied as of the date of its opinion, and was without regard to any market, economic, financial, legal or other circumstances or events of any kind or nature which may exist or occur after such date. RBC Capital Markets did not undertake to reaffirm or revise its opinion or otherwise comment upon events occurring after the date of its opinion and did not have an obligation to update, revise or reaffirm its opinion. RBC Capital Markets’ opinion relates to the relative values of Media General and LIN. RBC Capital Markets did not express any opinion as to what the value of New Media General common stock actually would be when issued in connection with the transaction or the prices or range of prices at which New Media General common stock, Media General common stock or LIN common shares may trade or otherwise be transferable at any time, whether prior to or following the transaction and related transactions.

RBC Capital Markets’ opinion addressed only the fairness, from a financial point of view and as of the date of its opinion, of the Media General exchange ratio (to the extent expressly specified herein) to holders of Media General common stock collectively as a group as if Media General voting common stock and Media General non-voting common stock were a single class, without regard to individual circumstances of specific holders with respect to control, voting, liquidity or other rights or aspects which may distinguish such holders or the securities of Media General held by such holders and RBC Capital Markets’ analyses and opinion did not address, take into consideration or give effect to, any rights, preferences, restrictions or limitations that may be attributable to such securities nor did RBC Capital Markets’ opinion in any way address proportionate allocation or relative fairness. RBC Capital Markets’ opinion did not in any way address any other terms, conditions, implications or other aspects of the transaction or any related transactions or the merger agreement or any related documents or the financial or other terms of any voting, registration rights or other agreement, arrangement or understanding to be entered into in connection with or contemplated by the transaction, any related transactions or otherwise. RBC Capital Markets did not evaluate the solvency or fair value of Media General, LIN or any other entity (including New Media General) under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. RBC Capital Markets did not express any opinion as to any legal, regulatory, tax or accounting matters, as to which RBC Capital Markets understood that Media General obtained such advice as it deemed necessary from qualified professionals. Further, in rendering its opinion, RBC Capital Markets did not express any view on, and its opinion did not address, the fairness of the amount or nature of the compensation (if any) to any officers, directors or employees of any party, or class of such persons, relative to the Media General exchange ratio or otherwise.

The issuance of RBC Capital Markets’ opinion was approved by RBC Capital Markets’ fairness opinion committee. Except as described in this summary, Media General imposed no other instructions or limitations on the investigations made or procedures followed by RBC Capital Markets in rendering its opinion.

In preparing its opinion to Media General’s Board of Directors, RBC Capital Markets performed various financial and comparative analyses, including those described below. The summary below of RBC Capital Markets’ material financial analyses provided to Media General’s Board of Directors in connection with RBC Capital Markets’ opinion is not a comprehensive description of all analyses undertaken or factors considered by RBC Capital Markets in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description.

In performing its analyses, RBC Capital Markets considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of Media General and LIN. The estimates of the future performance of Media General and LIN in or underlying RBC Capital Markets’ analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by RBC Capital Markets’ analyses. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or acquired or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described below are inherently subject to substantial uncertainty and should not be taken as RBC Capital Markets’ view of the actual value of Media General or LIN.

The Media General exchange ratio provided for in the Media General Merger was determined through negotiations between Media General and LIN and was approved by Media General’s Board of Directors. The decision to enter into the merger agreement and related merger agreement amendment was solely that of Media General’s Board of Directors. RBC Capital Markets’ opinion and analyses were only one of many factors considered by Media General’s Board of Directors in its evaluation of the transaction and should not be viewed as determinative of the views of Media General’s Board of Directors, management or any other party with respect to the transaction or related transactions or the consideration payable in the transaction or related transactions.

The following is a brief summary of the material financial analyses provided by RBC Capital Markets to Media General’s Board of Directors in connection with RBC Capital Markets’ opinion, dated August 19, 2014. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by RBC Capital Markets, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Selecting portions of RBC Capital Markets’ financial analyses or factors considered or focusing on the data set forth in the tables below without considering all analyses or factors or the full narrative description of such analyses or factors, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of RBC Capital Markets’ financial analyses.

Introduction. In its analysis of the Media General exchange ratio from a financial point of view, RBC Capital Markets performed various financial analyses, as more fully described below, from which RBC Capital Markets calculated implied exchange ratio reference ranges. Implied exchange ratio reference ranges were calculated by dividing the total number of diluted shares of New Media General on a pro forma basis as of August 18, 2014 by the total number of diluted shares of Media General as of August 18, 2014 and multiplying by the implied pro forma equity ownership percentage ranges derived from the implied per share equity value reference ranges resulting from such analyses. Implied pro forma equity ownership percentage ranges were calculated by (i) in the case of the low-end of such implied exchange ratio reference ranges, dividing the aggregate equity values derived from the low-end of the implied per share equity value reference ranges for Media General by the sum of the low-end of the implied per share equity value reference ranges for Media General and the high-end of the implied per share equity value reference ranges for LIN adjusted for the cash portion of the merger consideration of $12.98 per share and (ii) in the case of the high-end of such implied exchange ratio references ranges, dividing the aggregate equity values derived from the high-end of the implied per share equity value reference ranges for Media General by the sum of the high-end of the implied per share equity value reference ranges for Media General and the low-end of the implied per share equity value reference ranges for LIN adjusted for the cash portion of the merger consideration of $12.98 per share. RBC Capital Markets then compared the resulting implied exchange ratio reference ranges with the Media General exchange ratio provided for in the Media General Merger.

Media General Selected Public Companies Analysis Relative to LIN Selected Public Companies Analysis. RBC Capital Markets performed selected public companies analyses of Media General and LIN in which RBC Capital Markets reviewed financial and stock market information of LIN, Media General and the following three selected publicly traded pure-play television broadcast companies, which we refer to as the “selected companies”:

●	Sinclair Broadcast Group, Inc.

●	Nexstar Broadcasting Group, Inc.

●	Gray Television, Inc.

Financial data for the selected companies were based on publicly available research analysts’ estimates, public filings and other publicly available information. Financial data for Media General was based on public filings, internal financial forecasts and other estimates of the management of Media General as adjusted for non-recurring items and pro forma for recent acquisitions. Financial data for LIN was based on public filings, internal financial forecasts and other estimates of the management of LIN as adjusted for non-recurring items and pro forma for recent acquisitions, as further adjusted by the management of Media General and pro forma for LIN’s recent network affiliate loss.

RBC Capital Markets reviewed, among other things, enterprise values of the selected companies, calculated as equity values based on closing stock prices on August 18, 2014 plus debt, less cash and cash equivalents, as a multiple of the (i) average of calendar year 2013 actual and calendar year 2014 estimated earnings before interest, taxes, depreciation and amortization, which we refer to as “EBITDA,” and (ii) average of calendar year 2014 and calendar year 2015 estimated EBITDA. The overall observed low to high average calendar year 2013 actual and calendar year 2014 estimated EBITDA and average calendar year 2014 and calendar year 2015 estimated EBITDA multiples for the selected companies were 9.1x to 10.6x and 8.8x to 10.2x, respectively. In deriving implied per share equity value reference ranges for Media General and LIN, RBC Capital Markets then applied the ranges of average calendar year 2013 actual and calendar year 2014 estimated EBITDA and average calendar year 2014 and calendar year 2015 estimated EBITDA multiples derived from the selected companies of 9.1x to 10.6x and 8.8x to 10.2x, respectively, to corresponding data of Media General and LIN.

This analysis indicated approximate implied equity value reference ranges based on average calendar year 2013 actual and calendar year 2014 estimated EBITDA and average calendar year 2014 and calendar year 2015 estimated EBITDA multiples for Media General of $14.29 to $18.27 per share and $15.25 to $19.24 per share, respectively, and for LIN of $16.48 to $21.73 per share and $18.99 to $24.44 per share, respectively.

Utilizing the approximate implied per share equity value reference ranges derived for Media General and LIN described above, RBC Capital Markets calculated implied pro forma equity ownership percentage ranges for Media General shareholders in New Media General of approximately 71.3% to 89.1% (based on an average of calendar year 2013 actual and calendar year 2014 estimated EBITDA) and 66.9% to 83.1% (based on an average of calendar year 2014 and calendar year 2015 estimated EBITDA), respectively, from which the following implied exchange ratio reference ranges were then calculated, as compared to the Media General exchange ratio provided for in the Media General Merger:

Implied Exchange Ratio Reference Ranges Based On:		Media General Exchange Ratio
2013A/2014E EBITDA	2014E/2015E EBITDA	1.00x
1.06x – 1.32x	0.99x – 1.23x

No company used in these analyses is identical to Media General or LIN. Accordingly, an evaluation of the results of these analyses is not entirely mathematical. Rather, these analyses involve complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which Media General and LIN were compared.

Media General Selected Public Companies Analysis Relative to LIN Selected Precedent Transactions Analysis. RBC Capital Markets performed a selected precedent transactions analysis of LIN in which RBC Capital Markets reviewed, to the extent publicly available, certain financial information relating to the following 22 selected transactions announced from September 8, 2011 through July 24, 2014 involving companies in the television broadcast industry, which we refer to as the “selected transactions”:

Announcement Date	Acquiror	Target
July 24, 2014	● Gray Television, Inc.	● SJL Holdings, LLC (sale of certain assets)
May 14, 2014	● Gannett Co., Inc.	● London Broadcasting Company (sale of certain assets)
March 12, 2014	● Berkshire Hathaway Inc.	● Graham Holdings Co./WPLG (sale of certain assets)
February 11, 2014	● Quincy Newspapers, Inc.	● Granite Broadcasting Corporation/Malara Broadcasting (sale of certain assets)
February 10, 2014	● The Scripps Company	● Granite Broadcasting Corporation (sale of certain assets)
December 23, 2013	● Meredith Corporation	● Belo Corp. (sale of certain assets)
November 20, 2013	● Gray Television, Inc.	● Hoak Media, LLC
July 29, 2013	● Sinclair Broadcast Group, Inc.	● Allbritton Communications Co. (sale of certain assets)
July 1, 2013	● Tribune Company	● Local TV Holdings LLC
June 13, 2013	● Gannett Co., Inc.	● Belo Corp.
June 6, 2013	● Media General, Inc.	● New Young Broadcasting Holding Co., Inc.
April 24, 2013	● Nexstar Broadcasting Group, Inc.	● Communications Corporation of America
April 11, 2013	● Sinclair Broadcast Group Inc.	● Fisher Communications, Inc.
February 28, 2013	● Sinclair Broadcast Group Inc.	● Barrington Broadcasting Group, LLC
February 25, 2013	● Sinclair Broadcast Group Inc.	● Cox Media Group, Inc. (sale of certain assets)
September 4, 2012	● Journal Communications, Inc.	● Landmark Media Enterprises, LLC (sale of certain assets)
July 19, 2012	● Sinclair Broadcast Group Inc.	● Newport Television, LLC (sale of certain assets)
July 19, 2012	● Nexstar Broadcasting Group, Inc.	● Newport Television, LLC (sale of certain assets)
May 4, 2012	● LIN TV Corp.	● New Vision Television, LLC
November 1, 2011	● Sinclair Broadcast Group Inc.	● Freedom Communications, Inc. (sale of certain assets)
October 3, 2011	● The E.W. Scripps Company	● McGraw-Hill Broadcasting Company, Inc.
September 8, 2011	● Sinclair Broadcast Group Inc.	● Four Points Media Group LLC

Financial data for the selected transactions were based on publicly available research analysts’ estimates, public filings and other publicly available information. Financial data for LIN was based on public filings and internal financial forecasts and other estimates of the management of LIN as adjusted for non-recurring items and pro forma for recent acquisitions, as further adjusted by the management of Media General and pro forma for LIN’s recent network affiliate loss.

RBC Capital Markets reviewed transaction values, based on reported purchase prices or calculated as equity values of the target companies based on the purchase prices paid in the selected transactions plus debt, less cash and cash equivalents, as a multiple, as of announcement of such transaction and to the extent publicly available, of the average of such target companies’ prior two calendar years EBITDA or the average of such target companies’ current and most recent prior calendar years, or one-year and two-year forward calendar years, EBITDA. The overall low to high EBITDA multiples observed for the selected transactions were 7.6x to 12.4x, excluding the Media General/New Young Broadcasting Holding Co., Inc. transaction which was considered not meaningful given the reverse merger structure of the transaction. RBC Capital Markets noted that the average of the prior two calendar years EBITDA multiples observed for selected transactions with transaction values in excess of $750 million was 9.4x to 10.7x. RBC Capital Markets then applied a selected range of EBITDA multiples derived from the selected transactions of 9.4x to 10.7x to the average of LIN’s calendar year 2012 and calendar year 2013 actual EBITDA. This analysis indicated an approximate implied equity value reference range for LIN of $18.89 to $23.62 per share.

Utilizing the approximate implied per share equity value reference range derived for LIN described above and the approximate implied per share equity value reference range derived for Media General based on its average calendar year 2013 actual and calendar year 2014 estimated EBITDA as described above under “Media General Selected Public Companies Analysis Relative to LIN Selected Public Companies Analysis,” RBC Capital Markets calculated an implied pro forma equity ownership percentage range for Media General shareholders in New Media General of approximately 67.1% to 82.6% from which the following implied exchange ratio reference range was then calculated, as compared to the Media General exchange ratio provided for in the Media General Merger:

Implied Exchange Ratio	Media General
Reference Range	Exchange Ratio
1.00x – 1.23x	1.00x

No company or transaction used in these analyses is identical to Media General, LIN or the transaction. Accordingly, an evaluation of the results of these analyses is not entirely mathematical. Rather, these analyses involve complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading, acquisition or other values of the companies or transactions to which Media General, LIN and the transaction were compared.

Media General Discounted Cash Flow Analysis Relative to LIN Discounted Cash Flow Analysis. RBC Capital Markets performed separate discounted cash flow analyses of Media General and LIN by calculating the estimated present value of the standalone unlevered, after-tax free cash flows that Media General and LIN each was forecasted to generate during the second half of the calendar year ending December 31, 2014 through the full calendar year ending December 31, 2018 based on internal financial forecasts and other estimates of the managements of Media General and LIN (as adjusted, in the case of internal financial forecasts and other estimates of LIN, by the management of Media General). RBC Capital Markets calculated terminal values for Media General and LIN by applying to Media General’s and LIN’s respective terminal year estimated unlevered, after-tax free cash flows (based on the respective average estimated unlevered, after-tax free cash flows of Media General and LIN for calendar years 2017 and 2018) a range of perpetuity growth rates of 1.5% to 2.5%. The unlevered, after-tax free cash flows and terminal values were then discounted to present value (as of June 30, 2014) using discount rates ranging from 8.5% to 10.0%. For purposes of such analysis, the estimated present value of certain tax attributes, including net operating losses that Media General’s and LIN’s managements anticipated could be utilized to reduce future federal income taxes payable by Media General and LIN, were taken into account. This analysis indicated approximate implied equity value reference ranges for Media General and LIN of $17.45 to $26.34 per share and $24.48 to $38.89, respectively.

Utilizing the approximate implied per share equity value reference ranges derived for Media General and LIN described above, RBC Capital Markets calculated an implied pro forma equity ownership percentage range for Media General shareholders in New Media General of approximately 50.5% to 77.8% from which the following implied exchange ratio reference range was then calculated, as compared to the Media General exchange ratio provided for in the Media General Merger:

Implied Exchange Ratio	Media General
Reference Range	Exchange Ratio
0.75x – 1.15x	1.00x

Other Factors. RBC Capital Markets observed certain additional factors that were not considered part of RBC Capital Markets’ financial analyses with respect to its opinion but were referenced for informational purposes, including, among other things, the following:

●

historical trading performance of Media General common stock during the 52-week period ended March 19, 2014 (the last trading day prior to the original date of the merger agreement prior to the merger agreement amendment), which reflected low to high closing prices for Media General common stock during such period of approximately $5.46 to $23.65 per share;

●

historical trading performance of LIN common shares during the 52-week period ended March 19, 2014 (the last trading day prior to the original date of the merger agreement prior to the merger agreement amendment), which reflected low to high closing prices for LIN common shares during such period of approximately $10.25 to $28.71 per share; and

●

potential pro forma financial effects of the transaction, after giving effect to potential run-rate synergies and the proposed financing for the transaction, on, among other things, the combined company’s calendar years 2014, 2015 and 2016 estimated free cash flow per share relative to Media General’s standalone estimated free cash flow per share based on internal financial forecasts and other estimates of the management of Media General and internal financial forecasts and other estimates of the management of LIN, in each case as adjusted for non-recurring items and pro forma for recent acquisitions and, in the case of LIN, as further adjusted by Media General management, which indicated that the transaction could be accretive relative to Media General's standalone average calendar years 2014 and 2015 estimated free cash flow per share, and average calendar years 2015 and 2016 estimated free cash flow per share, by approximately 29.9% and 21.1%, respectively. The actual results achieved by the combined company may vary from forecasted results and the variations may be material.

Miscellaneous

In connection with RBC Capital Markets’ services as Media General’s financial advisor, Media General has agreed to pay RBC Capital Markets an aggregate fee of approximately $21 million, a portion of which was payable upon delivery of RBC Capital Markets’ opinion and $20 million of which is contingent upon consummation of the transaction. Media General also has agreed to reimburse RBC Capital Markets for expenses reasonably incurred in connection with RBC Capital Markets’ services and to indemnify RBC Capital Markets and related persons against certain liabilities, including liabilities under the federal securities laws, arising out of RBC Capital Markets’ engagement.

RBC Capital Markets and certain of its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking and financial advisory services to Media General and LIN, for which RBC Capital Markets and such affiliates have received and may receive customary compensation including, during the two-year period prior to the date of RBC Capital Markets’ opinion, having acted or acting (i) as financial advisor to Media General in connection with its acquisition of New Young Broadcasting Holding Co., Inc. in 2013 and as joint lead arranger for the related financing of such acquisition, (ii) as joint book-running manager for an equity offering of Media General in May 2014 and (iii) as sole book-running manager for, and as a lender under, certain credit facilities of Media General and as a lender under certain credit facilities of LIN. During such two-year period, RBC Capital Markets and certain of its affiliates received aggregate fees for such investment banking and financial advisory services unrelated to the transaction of approximately $18 million from Media General and less than $100,000 from LIN. RBC Capital Markets and certain of its affiliates also expect to act as joint book-running manager and joint lead arranger for the financing contemplated to be undertaken in connection with the transaction, for which services RBC Capital Markets and such affiliates will receive customary compensation. The aggregate fees payable to RBC Capital Markets and certain of its affiliates in connection with the financing of the transaction pursuant to the debt commitment are currently estimated to be approximately $10 million.

RBC Capital Markets, as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of business, RBC Capital Markets or one or more of its affiliates may act as a market maker and broker in the publicly traded securities of Media General, LIN and/or any other company that may be involved in the transaction and related transactions and receive customary compensation in connection therewith, and may also actively trade securities of Media General, LIN and any other company that may be involved in the transaction and related transactions or their respective affiliates for RBC Capital Markets’ or its affiliates’ account and the accounts of RBC Capital Markets or its affiliates’ customers and, accordingly, RBC Capital Markets and its affiliates may hold a long or short position in such securities.

RBC Capital Markets is an internationally recognized investment banking firm which is regularly engaged in providing financial advisory services in connection with mergers and acquisitions. Media General selected RBC Capital Markets to act as its financial advisor in connection with the transaction on the basis of RBC Capital Markets’ experience in similar transactions and its reputation in the investment community.

LIN’s Reasons for the Amended Transaction; Recommendation of LIN’s Board of Directors

 The Investment Committee

The LIN Investment Advisory Committee (which we refer to as the “LIN IAC”), upon the direction of the LIN board of directors and with the assistance of LIN’s management and legal and financial advisors, evaluated the proposed merger agreement amendment. In the course of its deliberations, the LIN IAC considered the following substantive factors as being generally positive or favorable, each of which the LIN IAC believed supported a decision to proceed with the LIN Merger under the modified terms of the amended merger agreement:

●

The LIN IAC’s understanding of the business, operations, financial conditions, earnings and prospects of LIN, including the impact of the CBS Nonrenewal on LIN and LIN’s prospects as an independent company;

●	Since the announcement of the proposed transaction on March 21, 2014, LIN had not received an acquisition proposal or inquiry from any other party;

●	The current industry climate and the proposed economic benefits of consolidation by companies within LIN’s industry;

●	Media General’s statement to the effect that the $110 million reduction in aggregate merger consideration represented its best and final offer;

●

The risk that the Media General board of directors would change its favorable recommendation, which could jeopardize consummation of the transactions, if the LIN board of directors did not enter into the merger agreement amendment;

●

The LIN IAC’s belief that the Transaction as contemplated by the merger agreement amendment provides a more favorable opportunity to LIN’s shareholders than the prospect of both (i) LIN remaining an independent company and (ii) LIN’s shareholders receiving their pro-rata share of the $55 million termination fee payable by Media General in the event that the Media General Board of Directors changed its favorable recommendation of the Transaction and LIN terminated the merger agreement;

●	The fact that the terms of the merger agreement amendment provides greater deal closing certainty to LIN’s shareholders, including:

o

the deletion of Media General’s right to terminate the Merger Agreement if, as a result of regulatory actions or divestitures required by the regulatory authorities, the LIN television stations (both those expected to be divested and those expected not to be) would reasonably be expected to lose annual broadcast cash flow exceeding $5 million (which we refer to as the “Regulatory Termination Right”); and

o

the inclusion of an express acknowledgement that the following will not be taken into account in determining whether certain conditions to Media General’s obligation to close have been satisfied: (i) the CBS Nonrenewal, and the related effects therefrom on the business, financial condition and/or results of operations of LIN and (ii) changes in programming and retransmission fees in connection with the renewal of any network affiliation agreements that otherwise expire on or prior to December 31, 2014, to the extent such changes are consistent with the most recent projections for LIN provided to Media General on August 18, 2014, which changes the parties acknowledge are industry changes; and

●

The financial analyses and opinion of J.P. Morgan to the effect that as of the date of its opinion and based upon and subject to factors, assumptions, limitations and qualifications set forth in such opinion, the aggregate cash consideration together with the aggregate New Media General share consideration and the aggregate consideration for fractional share interests to be paid to the holders of LIN’s common shares in the transaction was fair, from a financial point of view, to such holders as more fully described in “Update to the Transaction – Opinion, dated August 20, 2014, of LIN’s Financial Advisor;”

In addition to taking into account the foregoing factors, the LIN IAC was aware of and also considered the following risks and other factors concerning the modified terms of the merger agreement and the transactions as generally negative or unfavorable in determining to proceed with the LIN Merger under the modified terms of the merger agreement:

●

The LIN IAC’s belief that, under the existing terms of the merger agreement and applicable law, it would be unlikely that Media General could claim a “material adverse effect” had occurred as a result of the CBS Nonrenewal, and thus not close the transactions;

●

The LIN IAC’s belief that the existing terms of the merger agreement did not provide Media General the ability to terminate the merger agreement pursuant to the Regulatory Termination Right due, in part, to the fact that the changes to the proposed divestitures that were to be requested by Media General were not as a result of any regulatory action or regulatory divestiture; and

●	The merger agreement amendment reduces the aggregate share consideration to be received by LIN’s shareholders by approximately $110 million (or approximately, $1.85/share).

In addition, the LIN IAC was aware of and considered the interests that certain of LIN’s Board of Directors and executive officers may have with respect to the mergers that differ from, or are in addition to, their interests as LIN shareholders, as described in “The Transaction – Interests of LIN’s Directors and Officers in the Transaction” beginning on page 100 of the joint proxy statement/prospectus.

The foregoing discussion of the factors considered by the LIN IAC, including the factors noted under “The Transactions – LIN’s Reasons for the Transaction and Recommendation of LIN’s Board of Directors” on pages 82-86 of the joint proxy statement/prospectus, is not intended to be exhaustive, but includes the material factors considered by the LIN IAC. In view of the large number of factors that were considered by the LIN IAC in connection with the evaluation of the merger agreement, as amended by the merger agreement amendment, as well as the mergers and the complexity of these matters, the LIN IAC did not consider it practicable to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors considered in reaching a decision, nor did the LIN IAC evaluate whether these factors were of equal importance. In addition, each member of the LIN IAC may have given different weight to the various factors. The LIN IAC’s determinations and recommendations were based upon the totality of the information considered. The LIN IAC discussed, among other things, the factors described above and asked questions of LIN’s management and its financial and legal advisors.

The LIN Board of Directors

The LIN board of directors, at a meeting on August 20, 2014, unanimously (i) authorized and approved the execution, delivery and performance of the merger agreement amendment by LIN and the other transactions contemplated by the merger agreement and (ii) recommended that the LIN shareholders vote to adopt the amended merger agreement and approve the transactions contemplated thereby, including the LIN Merger.

In connection with its determination, the LIN board of directors considered, in addition to the factors noted under “The Transactions – LIN’s Reasons for the Transaction and Recommendation of LIN’s Board of Directors” on pages 82-86 of the joint proxy statement/prospectus, the following:

●	The unanimous views of the LIN IAC;

●	The fact that the merger agreement amendment resulted from the negotiations between the LIN IAC and LIN’s legal and financial advisors with Media General and its legal and financial advisors;

●

The financial analyses and opinion of J.P. Morgan to the effect that as of the date of its opinion and based upon and subject to factors, assumptions, limitations and qualifications set forth in such opinion, the aggregate cash consideration together with the aggregate New Media General share consideration and the aggregate consideration for fractional share interests to be paid to the holders of LIN’s common shares in the transaction was fair, from a financial point of view, to such holders as more fully described in “Update to the Transaction – Opinion, dated August 20, 2014, of LIN’s Financial Advisor” on page S-39;

●

The risk that the Media General board of directors would change its favorable recommendation, which could jeopardize consummation of the transactions, if the LIN board of directors did not enter into the merger agreement amendment; and

●

The LIN board of directors’ belief that the transactions as contemplated by the merger agreement amendment provides a more favorable opportunity to LIN’s shareholders than the prospect of both (i) LIN remaining an independent company and (ii) LIN’s shareholders receiving their pro-rata share of the $55 million termination fee payable by Media General in the event that the Media General Board of Directors changed its favorable recommendation of the Transaction and LIN terminated the merger agreement.

The foregoing discussion of the factors considered by the LIN board of directors is not intended to be exhaustive, but includes the material factors considered by the LIN board of directors. In view of the large number of factors that were considered by the LIN board of directors in connection with the evaluation of the merger agreement amendment and the transaction and the complexity of these matters, the LIN board of directors did not consider it practicable to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors considered in reaching a decision, nor did the LIN board of directors evaluate whether these factors were of equal importance. In addition, each director may have given different weight to the various factors. The LIN board of directors’ determinations and recommendations were based upon the totality of the information considered. The LIN board of directors discussed, among other things, the factors described above and asked questions of LIN’s management and its financial and legal advisors, and unanimously (i) determined that the LIN Merger and the other transactions contemplated by the merger agreement (as amended by the merger agreement amendment) are consistent with and will further the business strategies and goals of LIN and are advisable, fair to and in the best interests of LIN and its shareholders; (ii) authorized and approved the execution, delivery and performance of the amendment to the merger agreement by LIN and the other transactions contemplated by the merger agreement (as amended by the ); and (iii) recommended that the LIN shareholders vote to adopt the merger agreement (as amended by the amendment) and approve the transactions contemplated thereby, including the LIN Merger.

The LIN board of directors unanimously recommends that you vote “FOR” the LIN merger proposal.

Opinion, dated August 20, 2014, of LIN’s Financial Advisor

Pursuant to an engagement letter dated December 5, 2013, as extended by a letter agreement dated August 20, 2014, LIN retained J.P. Morgan as its financial advisor in connection with the proposed transaction.

At the meeting of LIN’s Board of Directors on August 20, 2014, J.P. Morgan rendered its oral opinion to the LIN Board of Directors that, as of such date and based upon and subject to the factors, assumptions, limitations and qualifications set forth in its opinion, the Total Consideration (defined as the aggregate cash consideration, the aggregate New Media General share consideration and the aggregate consideration for fractional interests in New Media General shares) to be paid to the holders of LIN’s common shares in the transaction was fair, from a financial point of view, to such holders. J.P. Morgan confirmed its August 20, 2014 oral opinion by delivering its written opinion to the LIN Board of Directors, dated August 20, 2014, that, as of such date, the Total Consideration to be paid to the holders of LIN’s common shares in the transaction was fair, from a financial point of view, to such holders. No limitations were imposed by LIN’s Board of Directors upon J.P. Morgan with respect to the investigations made or procedures followed by it in rendering its opinion.

The full text of the written opinion of J.P. Morgan dated August 20, 2014, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Annex S-C to this supplement and is incorporated herein by reference. LIN’s shareholders are urged to read the opinion in its entirety. J.P. Morgan’s written opinion is addressed to the LIN Board of Directors, is directed only to the Total Consideration to be paid in the transaction and does not constitute a recommendation to any shareholder of LIN as to how such shareholder should vote or act with respect to the transaction or any other matter, including whether any shareholder should elect to receive the cash consideration or the New Media General share consideration or make no election in the transaction. The summary of the opinion of J.P. Morgan set forth in this supplement is qualified in its entirety by reference to the full text of such opinion.

In arriving at its opinion, J.P. Morgan, among other things:

●	reviewed the merger agreement and the amendment to the merger agreement;

●	reviewed certain publicly available business and financial information concerning LIN and Media General and the industries in which they operate;

●

compared the proposed financial terms of the transaction with the publicly available financial terms of certain transactions involving companies J.P. Morgan deemed relevant and the consideration paid for such companies;

●

compared the financial and operating performance of LIN and Media General with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of the publicly traded LIN common shares and Media General common stock and certain publicly traded securities of such other companies;

●

reviewed certain internal financial analyses and forecasts prepared by the managements of LIN and Media General relating to their respective businesses, as well as the estimated amount and timing of cost savings and related expenses and synergies expected to result from the transaction provided to J.P. Morgan by the managements of LIN and Media General (the “Synergies”); and

●	performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

J.P. Morgan also held discussions with certain members of the management of LIN and Media General with respect to certain aspects of the transaction, and the past and current business operations of LIN and Media General, the financial condition and future prospects and operations of LIN and Media General, the effects of the transaction on the financial condition and future prospects of LIN and Media General, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.

J.P. Morgan relied upon and assumed, without assuming responsibility or liability for independent verification, the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by LIN and Media General or otherwise reviewed by or for J.P. Morgan. J.P. Morgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of LIN or Media General under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to it, including the Synergies, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of LIN and Media General to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts (including the Synergies) or the assumptions on which they were based. J.P. Morgan also assumed that the transaction and other transactions contemplated by the merger agreement will have the tax consequences described in discussions with, and materials furnished to J.P. Morgan by, representatives of LIN, and will be consummated as described in the merger agreement. At LIN’s direction, J.P. Morgan’s analysis did not include any valuation or other effects of any sale, redistribution or commercial monetization of spectrum assets. J.P. Morgan also assumed that the representations and warranties made by LIN and Media General in the merger agreement and the related agreements were and will be true and correct in all respects material to J.P. Morgan’s analysis. J.P. Morgan is not a legal, regulatory or tax expert and has relied on the assessments made by advisors to LIN with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the transaction will be obtained without any adverse effect on LIN or Media General or on the contemplated benefits of the transaction.

The projections LIN furnished to J.P. Morgan for LIN for the calendar years 2014 through 2016 were prepared by management of LIN (see “LIN Management’s Updated Unaudited Prospective Financial Information” beginning on page S-49 of this supplement for more information) (referred to as the “LIN Projections for LIN”). The projections LIN furnished to J.P. Morgan for Media General for the calendar years 2014 through 2016 were based upon projections prepared by management of Media General (see “Media General Management’s Updated Unaudited Prospective Financial Information” beginning on page S-46 of this supplement for more information) (referred to as the “Media General Projections for Media General”) and, based on due diligence conducted by LIN’s management, were revised by LIN’s management to reflect LIN’s management’s view of Media General’s revenue growth and cost structure, as well as the estimated impact of potential regulatory actions (as revised by LIN’s management, referred to as the “LIN Adjusted Projections for Media General”). Neither LIN nor Media General publicly discloses internal management projections of the type provided to J.P. Morgan in connection with J.P. Morgan’s analysis of the transaction, and such projections were not prepared with a view toward public disclosure. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such projections. For more information regarding the use of projections, please refer to the sections entitled “Media General Management’s Updated Unaudited Prospective Financial Information” and “LIN Management's Updated Unaudited Prospective Financial Information” beginning on pages S-46 and S-49, respectively, in this supplement.

J.P. Morgan’s opinion is based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinion. Subsequent developments may affect J.P. Morgan’s opinion, and J.P. Morgan does not have any obligation to update, revise, or reaffirm such opinion. J.P. Morgan’s opinion is limited to the fairness, from a financial point of view, of the Total Consideration to be paid to the holders of LIN’s common shares in the transaction, and J.P. Morgan has expressed no opinion as to the fairness of any consideration paid in connection with the transaction to the holders of any other class of securities, creditors or other constituencies of LIN or the underlying decision by LIN to engage in the transaction. J.P. Morgan expressed no opinion as to the price at which LIN’s common shares, Media General’s common stock, New Media General’s voting common stock or New Media General’s non-voting common stock will trade at any future time, whether before or after the closing of the transaction.

In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses utilized by J.P. Morgan in connection with providing its opinion. Certain of the financial analyses summarized below include information presented in tabular format. In order to fully understand J.P. Morgan’s financial analyses, the table must be read together with the text of the related summary. The table alone does not constitute a complete description of the financial analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan’s financial analyses. Mathematical analysis, such as determining the arithmetic median, or the high or low, is not in itself a meaningful method of using selected company data.

Public Trading Multiples Analysis

Using publicly available information, J.P. Morgan compared selected financial data of LIN and Media General with similar data for publicly traded companies engaged in businesses which J.P. Morgan judged to be sufficiently analogous to LIN’s and Media General’s businesses or aspects thereof.

For LIN, the companies selected by J.P. Morgan were as follows:

●	Gray Television, Inc.
●	Media General
●	Nexstar Broadcasting Group, Inc.
●	Sinclair Broadcast Group, Inc.

For Media General, the companies selected by J.P. Morgan were as follows:

●	LIN
●	Gray Television, Inc.
●	Nexstar Broadcasting Group, Inc.
●	Sinclair Broadcast Group, Inc.

These companies were selected for each of LIN and Media General, among other reasons, because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of LIN and Media General based on sector participation, financial metrics and form of operations. However, certain of these companies may have characteristics that are materially different from those of LIN and Media General. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies differently than would affect LIN or Media General.

For each company listed above, J.P. Morgan calculated and compared various financial multiples and ratios based on publicly available information as of August 18, 2014. For Media General, J.P. Morgan also calculated and compared various financial multiples and ratios based on the Media General Projections for Media General. In addition, for both LIN and Media General, J.P. Morgan also calculated and compared various financial multiples and ratios based on the pro forma enterprise value of Media General (based on the closing price of Media General’s common stock on August 18, 2014 and its pro forma shares outstanding and pro forma net debt reflecting the impact of the original proposed transaction under the merger agreement (prior to being modified by the merger agreement amendment). Among other calculations, the information J.P. Morgan calculated for each of the selected companies included:

●

Multiple of firm value (calculated as equity value plus total debt and other adjustments, including non-controlling interest, net of cash and cash equivalents) to average broadcasting cash flow (referred to as “BCF,” calculated as EBITDA plus corporate expenses) for 2013 and 2014;

●

Multiple of firm value to average EBITDA (calculated as earnings before interest, taxes, depreciation and amortization and which, for the purposes of its analysis and as appropriate, J.P. Morgan adjusted to include stock-based compensation expense) for 2013 and 2014; and

●

Multiple of equity value to average levered free cash flow (referred to as “FCF,” calculated as EBITDA, excluding stock based compensation expense, less cash interest expense, less cash taxes, less capital expenditures, less increase in working capital, less other cash items) for 2013 and 2014.

Results of the analysis were presented for the selected companies, as indicated in the following table:

Trading Multiples

	Firm value to BCF Average 2013/2014	Firm value to EBITDA Average 2013/2014	Equity value to levered FCF Average 2013/2014
High	11.5x	13.3x	11.5x
Low	7.4x	7.8x	7.2x

Based on the results of this analysis, J.P. Morgan selected a multiple reference range of 8.0x – 10.5x for firm value to average 2013 and 2014 BCF, a range of 8.5x – 11.5x for firm value to average 2013 and 2014 EBITDA and a range of 7.5x – 11.5x for equity value to average 2013 and 2014 FCF.

LIN

After applying such ranges to the appropriate metrics for LIN based on the LIN Projections for LIN, the analysis indicated the following implied equity value per share ranges for LIN’s common shares:

LIN Implied Equity Value Per Share Range

	Firm value to average 2013/2014 BCF	Firm value to average 2013/2014 EBITDA	Equity value to average 2013/2014 FCF
High	$24.31	$22.29	$23.77
Low	$14.76	$12.35	$15.58

The range of implied equity values per share for LIN was compared to the implied per share value of the Total Consideration of $25.48 based on the closing price of Media General’s common stock of $16.98 on August 18, 2014.

Media General

After applying the above multiple reference ranges to the appropriate metrics for Media General based on the LIN Adjusted Projections for Media General, the analysis indicated the following implied equity value per share ranges for Media General’s common stock:

Media General Implied Equity Value Per Share Range

	Firm value to average 2013/2014 BCF	Firm value to average 2013/2014 EBITDA	Equity value to average 2013/2014 FCF
High	$18.47	$17.46	$15.56
Low	$11.46	$10.04	$10.15

The ranges of implied equity values per share for Media General were compared to the closing price of Media General’s common stock of $16.98 on August 18, 2014.

Selected Transaction Multiples Analysis

Using publicly available information, J.P. Morgan examined selected transactions involving businesses which J.P. Morgan judged to be sufficiently analogous to LIN’s business or aspects thereof. These transactions were deemed to be most relevant in evaluating the proposed transaction.

Date Announced	Acquiror	Target
December 2013	Meredith Corporation	Gannett Co., Inc. (Select stations only)
July 2013	Sinclair Broadcast Group, Inc.	Allbritton Communications Company
July 2013	Tribune Company	Local TV LLC
June 2013	Gannett Co., Inc.	Belo Corp.
June 2013	Media General, Inc.	New Young Broadcasting Holding Co., Inc.
April 2013	Sinclair Broadcast Group, Inc.	Fisher Communications
February 2013	Sinclair Broadcast Group, Inc.	Barrington Broadcasting Group LLC

Using publicly available information, J.P. Morgan calculated, for each selected transaction, the ratio of the target company’s firm value to the target company’s EBITDA for the twelve-month period prior to announcement of the applicable transaction (referred to as “LTM EBITDA”).

The following table represents the results of this analysis:

Firm Value / LTM EBITDA
High	12.4x
Median	8.8x
Mean	9.3x
Low	7.8x

Based on this analysis and other factors that J.P. Morgan considered appropriate, J.P. Morgan derived a range of implied equity values per share for LIN’s common shares between $13.43 and $29.23 per share, which was compared to the implied per share value of the Total Consideration of $25.48 based on the closing price of Media General’s common stock of $16.98 on August 18, 2014.

Discounted Cash Flow Analysis

J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining the fully diluted equity value per share for both LIN and Media General. A discounted cash flow analysis is a method of evaluating an asset using estimates of the future unlevered free cash flows generated by the asset, and taking into consideration the time value of money with respect to those cash flows by calculating their “present value.” The “unlevered free cash flows” refers to a calculation of the future cash flows generated by an asset without including in such calculation any debt servicing costs. Specifically, unlevered free cash flow represents unlevered net operating profit after tax, adjusted for depreciation, capital expenditures, changes in net working capital, and certain other one-time cash expenses as applicable. “Present value” refers to the current value of the cash flows generated by the asset, and is obtained by discounting those cash flows back to the present using a discount rate that takes into account macro-economic assumptions and estimates of risk, the opportunity cost of capital and other appropriate factors. “Terminal value” refers to the present value of all future cash flows generated by the asset for periods beyond the projections period.

J.P. Morgan calculated the present value of unlevered free cash flows that LIN is expected to generate (1) during calendar years 2014 through 2016 based upon the LIN Management Projections and (2) during the calendar years 2017 through 2023 based upon extrapolations from the LIN Projections for LIN that were reviewed and approved by LIN’s management for J.P. Morgan’s use in connection with its financial analyses and rendering its fairness opinion. J.P. Morgan calculated a range of terminal values for LIN during the final year of the ten-year period ending 2023 by applying a perpetual growth rate ranging from 2.25% to 2.75% to LIN’s 2023 unlevered free cash flow. The unlevered free cash flows and the range of terminal values for LIN were discounted to present values using a range of discount rates from 9.5% to 10.5%, which were chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of LIN. The present value of the unlevered free cash flows and the range of terminal values was then adjusted for LIN’s net present value of tax attributes and LIN’s net debt as of June 30, 2014 and other adjustments (calculated as the sum of total debt, net present value of estimated earn-outs for recent digital acquisitions and non-controlling interest, net of cash and cash equivalents) to indicate a range of implied equity values of between $1,416 million and $1,835 million for LIN.

J.P. Morgan calculated the present value of unlevered free cash flows that Media General is expected to generate (1) during calendar years 2014 through 2016 based upon the LIN Adjusted Projections for Media General and (2) during calendar years 2017 through 2023 based upon extrapolations from the LIN Adjusted Projections for Media General that were reviewed and approved by LIN’s management for J.P. Morgan’s use in connection with its financial analyses and rendering its fairness opinion. J.P. Morgan also calculated a range of terminal values for Media General during the final year of the ten-year period ending 2023 by applying a perpetual growth rate ranging from 2.25% to 2.75% to Media General’s 2023 unlevered free cash flow. The unlevered free cash flows and the range of terminal values for Media General were discounted to present values using a range of discount rates from 9.5% to 10.5%, which were chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of Media General. The present value of the unlevered free cash flows and the range of terminal values were then adjusted for the net present value of Media General’s tax attributes, Media General’s underfunded pension (post-tax) and other post-employment benefits obligation amount (post-tax) and Media General’s net debt as of June 30, 2014 (calculated as total debt, net of cash and cash equivalents and minority interests) to indicate a range of implied equity values of between $1,361 million and $1,756 million for Media General.

The implied equity values for each company were divided by the number of fully diluted shares outstanding at each company to arrive at a range of implied equity values per share as follows:

	Implied Equity Value Per Share
	LIN	Media General
High	$31.16	$19.65
Low	$24.11	$15.24

The range of implied equity values per share for LIN was compared to the implied per share value of the Total Consideration of $25.48 based on the closing price of Media General’s common stock of $16.98 on August 18, 2014. The range of implied equity values for Media General was compared to the closing price of Media General’s common stock of $16.98 on August 18, 2014.

Relative Implied Exchange Ratio Analysis

Based upon the implied equity values per share for LIN and Media General calculated in its Public Trading Multiples Analysis and Discounted Cash Flow Analysis described above, J.P. Morgan calculated an implied exchange ratio of LIN’s per share value (after adjustment for average cash consideration of $12.98 per share for the LIN common shares) to Media General’s per share value, as shown in the table below. For each comparison, J.P. Morgan compared the highest equity value per share for LIN to the lowest equity value per share for Media General to derive the highest exchange ratio implied by each set of reference ranges. J.P. Morgan also compared the lowest equity value per share for LIN to the highest equity value per share for Media General to derive the lowest exchange ratio implied by each set of reference ranges. The implied exchange ratios resulting from this analysis were:

Implied Exchange Ratios
	Low	High
Public Trading Multiples Analysis
Firm value to average 2013/2014 BCF	0.096x	0.989x
Firm value to average 2013/2014 EBITDA	0.000x	0.927x
Equity value to average 2013/2014 FCF	0.167x	1.063x
Discounted Cash Flow Analysis	0.566x	1.193x

The implied exchange ratios for LIN and Media General were compared to the proposed average share consideration exchange ratio per LIN common share in the transaction of 0.7361x, after adjustment for the average cash consideration of $12.98 per LIN common share.

Value Creation Analysis

J.P. Morgan conducted a value creation analysis that compared the implied equity value per share of LIN’s common shares derived from a discounted cash flow valuation on a standalone basis to the sum of (x) the implied equity value per share of LIN’s shareholders’ ownership in the pro forma combined company and (y) the cash consideration per share to be received by LIN’s shareholders in the transaction. J.P. Morgan determined the pro forma combined company implied equity value by calculating: (1) the sum of (a) the implied equity value of LIN using the midpoint value determined in J.P. Morgan’s discounted cash flow analysis described above in “—Discounted Cash Flow Analysis,” (b) the implied equity value of Media General using the midpoint value determined in J.P. Morgan’s discounted cash flow analysis described above in “—Discounted Cash Flow Analysis”, (c) 100% of the estimated present value of the Synergies, net of implementation costs, taxes and implementation capital expenditures, discounted to present value using a discount rate of 10.0% and perpetuity growth rate of 2.50% and (d) increases in the value of tax attributes for the pro forma combined company relative to the value of the tax attributes of each company on a standalone basis, less (2) the sum of (a) the cash consideration to be paid to the holders of LIN’s common shares in the transaction and the estimated transaction fees and expenses relating to the transaction and (b) the estimated impact of potential regulatory actions resulting from the transaction provided to J.P. Morgan by the management of LIN. The analysis indicated that the transaction created hypothetical incremental implied value for the holders of LIN’s common shares. There can be no assurance, however, that the synergies, transaction-related expenses and other impacts will not be substantially greater or less than those estimated by LIN’s management and described above.

Miscellaneous

The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion. Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold. None of the selected companies reviewed as described in the above summary is identical to LIN, and none of the selected transactions reviewed was identical to the transaction. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of LIN. The transactions selected were similarly chosen because their participants, size and other factors, for purposes of J.P. Morgan’s analysis, may be considered similar to the transaction. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies differently than would affect LIN and the transactions compared to the transaction.

As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. J.P. Morgan was selected to advise LIN with respect to the transaction on the basis of such experience and its familiarity with LIN.

For services rendered in connection with the transaction, LIN agreed to pay J.P. Morgan a fee which is currently estimated to be approximately $21 million, $1.5 million of which was paid upon delivery by J.P. Morgan of its opinion on August 20, 2014, and the remainder of which is contingent upon the consummation of the transaction. In addition, LIN has agreed to reimburse J.P. Morgan for its reasonable expenses incurred in connection with its services, including reasonable fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities, including liabilities arising under the Federal securities laws.

During the two years preceding delivery of the opinion, J.P. Morgan and its affiliates have had commercial or investment banking relationships with LIN and Media General, for which J.P. Morgan and such affiliates have received customary compensation. Such services during such period have included acting as arranger for a term loan facility for KASY TV Licensee LLC in December 2012, acting as arranger of LIN’s term loan facility in December 2012, acting as arranger for a term loan facility for Vaughan Acquisition LLC in October 2012, acting as a bookrunner on the notes offering of LIN’s subsidiary, LIN Television in October 2012, acting as arranger for a term loan facility for Media General’s subsidiary, WXXA – TV in August 2013 and acting as an arranger of Media General’s revolving credit facility in July 2013. In addition, J.P. Morgan’s commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of LIN, for which it receives customary compensation or other financial benefits. During the two years preceding delivery of the opinion, J.P. Morgan and its affiliates have not had material financial advisory or material commercial or investment banking relationships with LIN’s significant shareholder, Hicks, Muse & Co. Partners, L.P., but in the ordinary course of J.P. Morgan’s business J.P. Morgan and its affiliates have provided investment and commercial banking services to certain portfolio companies of Hicks, Muse & Co. Partners, L.P. for which J.P. Morgan and such affiliates have received customary compensation. J.P. Morgan and its affiliates have received approximately $6.2 million of fees from LIN and approximately $11.8 million of fees from Media General during the two years preceding the date of this supplement in connection with commercial or investment banking relationships with LIN (other than services rendered in connection with the transaction) and Media General, respectively. LIN is the only portfolio company of Hicks, Muse & Co. Partners, L.P. from which J.P. Morgan and its affiliates have received fees during the two years preceding the date of this supplement. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities of LIN or Media General for their own accounts or for the accounts of customers and, accordingly, J.P. Morgan and its affiliates may at any time hold long or short positions in such securities.

Media General Management’s Updated Unaudited Prospective Financial Information

Media General does not, as a matter of course, publicly release long-term projections regarding their expectations of future financial performance due to, among other things, the uncertainty of the underlying assumptions and estimates. However, for internal purposes and in connection with the process leading up to the amendment of the merger agreement, the management of Media General updated the financial projections for Media General on a stand-alone, pre-transaction basis (referred to as the “Media General Prepared Media General Projections”) that were prepared in connection with the process leading up to the entering of the merger agreement, and which are included in “The Transaction – Media General Management’s Updated Unaudited Prospective Financial Information” beginning on page 92 of the joint proxy statement/prospectus.

In addition, LIN's management provided to Media General certain financial projections for LIN on a stand-alone, pre-transaction basis (which are summarized under “Update to the Transaction – LIN Management's Unaudited Prospective Financial Information” beginning on page S-49 of this supplement and referred to in this document as the “LIN Projections for LIN”). As part of its evaluation of the transaction and based on the due diligence it conducted, Media General’s management adjusted the LIN Prepared LIN Projections downward based on expectations of Media General's management regarding LIN's revenue growth and expenses (which projections, as so adjusted, are referred to in this supplement as the “Media General Adjusted LIN Projections”). The Media General Adjusted LIN Projections included certain adjustments to the Media General Prepared Media General Projections which were made to account for Media General management’s views on LIN’s revenue growth and cost structure.

Neither the Media General Prepared Media General Projections nor the Media General Adjusted LIN Projections were prepared with a view toward public disclosure or with a view toward complying with the published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information or U.S. GAAP. However, in the view of Media General’s management, such projections were prepared on a reasonable basis, reflects the best then-available estimates and judgments, and presents, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of Media General and LIN, as applicable, on a stand-alone basis. Moreover, these projections are not fact and should not be relied upon as being necessarily indicative of future results, and readers of this supplement  are cautioned not to place undue reliance on the prospective financial information.

None of Deloitte & Touche LLP, PricewaterhouseCoopers LLP nor any other independent accountant has examined, compiled or performed any procedures with respect to the Media General Prepared Media General Projections or the Media General Adjusted LIN Projections and, accordingly, none of Deloitte & Touche LLP, PricewaterhouseCoopers LLP nor any other independent accountant expresses an opinion or any other form of assurance with respect to such projections or their achievability, does not assume any responsibility for such projections and disclaims any association with such projections. The Deloitte & Touche LLP and the PricewaterhouseCoopers LLP reports regarding the historical financial statements of Media General included in Media General’s Annual Report on Form 10-K relate to Media General and Young’s historical financial information, and does not extend to any prospective financial information and should not be read to do so.

Media General’s management provided the Media General Prepared Media General Projections and the Media General Adjusted LIN Projections to Media General’s Board of Directors in the context of its evaluation of the merger agreement amendment, and to RBC Capital Markets in connection with the preparation of its opinion dated August 19, 2014. Media General’s management also provided the Media General Prepared Media General Projections to LIN in connection with its due diligence of Media General in connection with LIN’s evaluation of the transaction. A summary of the Media General Prepared Media General Projections and the Media General Adjusted LIN Projections is included below in order to give shareholders access to certain non-public unaudited projections that were utilized by Media General’s management and Board of Directors, and, in the case of the Media General Prepared Media General Projections, provided to LIN, in connection with the process leading up to entering into the merger agreement amendment. Media General cautions that these projections are subjective in many respects and that uncertainties are inherent in prospective financial information of any kind. While the financial projections have been prepared in good faith, no assurance can be given regarding future events. Neither Media General nor any of its respective affiliates, officers, directors, advisors or other representatives has made or makes any representation or can give any assurance to any shareholder or any other person regarding the ultimate performance of Media General, LIN or the combined company in relation to the information set forth below. In addition, Media General does not intend to update or otherwise revise the prospective financial information to reflect circumstances existing or arising since its preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error. Furthermore, Media General does not intend to update or revise the prospective financial information to reflect changes in general economic or industry conditions.

The internal financial forecasts of Media General, which were used as a basis for preparing the projections, are inherently uncertain and, although considered reasonable by the management of Media General as of the date of its preparation, are subject to a wide variety of significant business, economic, and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. Although the projections were prepared with numeric specificity, such projections reflect numerous and varying assumptions made by the management of Media General, including various estimates and assumptions that may not be realized, and are subject to significant variables, uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of Media General, LIN and the combined company. The risk that these uncertainties and contingencies could cause the assumptions to fail to be reflective of actual results is further increased due to the length of time in the future over which these assumptions apply. The assumptions in early periods have a compounding effect on the projections shown for the later periods. Thus, any failure of an assumption to be reflective of actual results in an early period would have a greater effect on the projected results failing to be reflective of actual events in later periods. Important factors that may affect or cause the information below to materially vary from actual results include, but are not limited to, industry performance, general business, economic, political, market and financial conditions, and other matters such as those referenced in the “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 43 of the joint proxy statement/prospectus and “Update to Cautionary Statement Regarding Forward-Looking Statements” beginning on page S-15 of this supplement, and the “Risk Factors” beginning on page 23 of the joint proxy statement/prospectus and “Update to Risk Factors” beginning on page S-13 of this supplement. These projections are forward-looking statements, and in light of the uncertainties inherent in forward-looking information of any kind, Media General cautions you against relying on this information. Accordingly, there can be no assurance that the assumptions made in preparing the internal financial forecasts upon which the projected financial information set forth below was based will be realized or that the prospective results are necessarily indicative of the actual future performance of Media General, LIN or the combined company or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the projections in this joint supplement should not be regarded as a representation by any person that the results contained in the projections will be achieved.

The summary projections set forth below summarize the projections prepared by Media General’s management prior to the execution of the merger agreement amendment. The Board of Directors of Media General did not prepare these projections, and does not give any assurance that these projections will be realized. The inclusion of the following summary of projected financial information in this supplement should not be regarded as an indication that Media General or its representatives considered or consider the projections to be necessarily predictive of actual future performance or events, and the summary projected financial information set forth below should not be relied upon as such, nor regarded as a representation that such performance will be achieved.

In preparing the Media General Prepared Projections for Media General, Media General’s management made numerous assumptions about Media General’s industry, markets and products and its ability to execute on its business plan. In particular, Media General’s management made assumptions that included, but were not limited to, the following items:

●	The total local, national and political advertising revenue in each of Media General’s markets;

●	The share of local, national and political market revenue for each Media General station;

●	The amount of retransmission consent fee revenue for each Media General station based on the number of subscribers by MVPD expected each year and the retransmission rates per subscriber;

●	The amount of reverse retransmission fee expense for each Media General station based on the number of subscribers per affiliate and Media General’s expected retransmission consent fee revenue;

●

The amount of operating expenses for each Media General station, including, but not limited to, programming and production costs, selling and promotion expense, general and administrative expenses, news production expenses and technical expenses;

●	The estimated financial impact of potential regulatory changes;

●	The amount of corporate expenses and capital expenditures; and

●	The impact of synergies from acquisitions.

The Media General Prepared Media General Projections referred to above are summarized in the following table:

Summary of Media General Prepared Projections for Media General

	2014E	2015E	2016E
Net Revenue	$694.2	$683.9	$826.0

Broadcast Cash Flow (1)	283.0	250.6	358.8

Adjusted EBITDA(2)	252.2	219.7	330.2

Unlevered Free Cash Flow (3)	115.4	163.4	214.4

(1)	“Broadcast Cash Flow” is defined as earnings before interest, taxes, depreciation, and amortization, plus corporate overhead.

(2)	“Adjusted EBITDA” is defined as Broadcast Cash Flow less corporate overhead.

(3)

“Unlevered Free Cash Flow” is defined as Adjusted EBITDA minus cash taxes and capital expenditures, plus or minus changes in net working capital, minus cash taxes, and minus pension contributions. Estimated unlevered free cash flow for 2017 and 2018 and terminal year unlevered free cash flow are $166.8 million, $244.3 million and $187.6 million.

***

The Media General Adjusted LIN Projections referred to above are summarized in the following table:

Summary of Media General Adjusted LIN Projections

	2014E	2015E	2016E
Net Revenue	$794.2	$821.1	$996.7

Broadcast Cash Flow (1)	276.1	247.9	360.3

Adjusted EBITDA (2)	253.5	225.5	337.6

Unlevered Free Cash Flow (3)	116.9	106.4	182.0

(1)	“Broadcast Cash Flow” is defined as earnings before interest, taxes, depreciation, and amortization, plus corporate overhead.

(2)	“Adjusted EBITDA” is defined as Broadcast Cash Flow less corporate overhead.

(3)

“Unlevered Free Cash Flow” is defined as Adjusted EBITDA minus cash taxes and capital expenditures, plus or minus changes in net working capital, minus cash taxes, and minus pension contributions. Estimated unlevered free cash flow for 2017 and 2018 and estimated terminal year unlevered free cash flow are $179.2 million, $274.0.0 million and $198.9 million.

***

MEDIA GENERAL HAS NOT UPDATED OR REVISED, NOR DOES IT INTEND TO UPDATE OR REVISE, THE FINANCIAL PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING SINCE THEIR PREPARATION OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS EVEN IN THE EVENT THAT ANY OR ALL OF THE UNDERLYING ASSUMPTIONS ARE SHOWN TO BE IN ERROR, EXCEPT TO THE EXTENT REQUIRED BY LAW.

LIN Management’s Updated Unaudited Prospective Financial Information

 Nature of the Financial Projections

LIN does not, as a matter of course, publicly release long-term projections regarding its expectations of future financial performance due to, among other things, the uncertainty of the underlying assumptions and estimates. The accompanying prospective financial information was not prepared with a view toward public disclosure or with a view toward complying with the published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information or U.S. GAAP. However, in the view of LIN’s management, the prospective financial information was prepared on a reasonable basis, reflects the best then-available estimates and judgments, and presents, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of LIN. Moreover, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this supplement are cautioned not to place undue reliance on the prospective financial information.

Neither PricewaterhouseCoopers LLP nor any other independent accountant has examined, compiled or performed any procedures with respect to the accompanying updated prospective financial information and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect to such information or its achievability, does not assume any responsibility for the prospective financial information and disclaims any association with the prospective financial information. The PricewaterhouseCoopers LLP report regarding the historical financial statements of LIN for the year ended December 31, 2013 included in LIN’s Current Report on Form 8-K/A filed August 4, 2014 (which financial statements and related audit reports supersede the financial statements included in the joint proxy statement/prospectus) attached as Annex S-E to this supplement, relates to LIN’s historical financial information, and does not extend to the prospective financial information and should not be read to do so.

LIN’s management provided these non-public projections relating to LIN to its Board of Directors in the context of its evaluation of the merger agreement amendment, and to J.P. Morgan in connection with the preparation of its updated opinion. A summary of these projections is included below in order to give shareholders access to certain non-public unaudited projections that were utilized in connection with the process leading up to entering into the merger agreement amendment. LIN cautions that these projections are subjective in many respects and that uncertainties are inherent in prospective financial information of any kind. While the financial projections have been prepared in good faith, no assurance can be given regarding future events. Neither LIN nor any of its respective affiliates, officers, directors, advisors or other representatives has made or makes any representation or can give any assurance to any shareholder or any other person regarding the ultimate performance of LIN, Media General or the combined company in relation to the information set forth below. In addition, LIN does not intend to update or otherwise revise the prospective financial information to reflect circumstances existing or arising since its preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error. Furthermore, LIN does not intend to update or revise the prospective financial information to reflect changes in general economic or industry conditions.

The internal financial forecasts of LIN, which were used as a basis for preparing the projections, are inherently uncertain and, although considered reasonable by the management of LIN as of the date of its preparation, are subject to a wide variety of significant business, economic, and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. Although the projections were prepared with numeric specificity, such projections reflect numerous and varying assumptions made by the management of LIN, including various estimates and assumptions that may not be realized, and are subject to significant variables, uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of LIN. The risk that these uncertainties and contingencies could cause the assumptions to fail to be reflective of actual results is further increased due to the length of time in the future over which these assumptions apply. The assumptions in early periods have a compounding effect on the projections shown for the later periods. Thus, any failure of an assumption to be reflective of actual results in an early period would have a greater effect on the projected results failing to be reflective of actual events in later periods. Important factors that may affect or cause the information below to materially vary from actual results include, but are not limited to, industry performance, general business, economic, political, market, regulatory and financial conditions, and other matters such as those referenced in the “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 43 of the joint proxy statement/prospectus and “Update to Cautionary Statement Regarding Forward-Looking Statements” beginning on page S-15, and the “Risk Factors” beginning on page 23 of the proxy statement/prospectus and “Update to Risk Factors” beginning on page S-13 of this supplement. These financial projections are forward-looking statements, and in light of the uncertainties inherent in forward-looking information of any kind, LIN cautions you against relying on this information. Accordingly, there can be no assurance that the assumptions made in preparing the internal financial forecasts upon which the projected financial information set forth below was based will be realized or that the prospective results are necessarily indicative of the actual future performance of LIN or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this supplement should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved.

The summary projections set forth below summarize the projections prepared by LIN’s management prior to the execution of the merger agreement amendment. The Board of Directors of LIN did not prepare these projections, and does not give any assurance that these projections will be realized. The inclusion of the following summary of projected financial information in this supplement should not be regarded as an indication that LIN or its representatives considered or consider the projections to be necessarily predictive of actual future performance or events, and the summary projected financial information set forth below should not be relied upon as such, nor regarded as a representation that such performance will be achieved.

LIN HAS NOT UPDATED OR REVISED, NOR DOES IT INTEND TO UPDATE OR REVISE, THE FINANCIAL PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING OR ARISING SINCE THEIR PREPARATION OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS EVEN IN THE EVENT THAT ANY OR ALL OF THE UNDERLYING ASSUMPTIONS ARE SHOWN TO BE IN ERROR, EXCEPT TO THE EXTENT REQUIRED BY LAW.

Summary of Certain Financial Projections Reviewed by the LIN Board and LIN’s Financial Advisor

As part of its evaluation of the merger agreement amendment, LIN’s management prepared certain financial projections regarding LIN’s future operations for its fiscal years ended 2014 through 2016 (and which are referred to as “LIN Projections for LIN”) that were provided to the LIN Board of Directors in connection with its review of the merger agreement amendment and to J.P. Morgan in connection with the preparation of its updated opinion. The LIN Projections for LIN include an adjustment to reduce 2014 Pro Forma BCF to give effect to the change in WISH-TV’s network affiliation as if the change was effective on January 1, 2014. The LIN Projections for LIN also include adjustments to reduce Pro Forma BCF in 2014 through 2016 to give effect to the estimated impact of regulatory changes on LIN’s operating results. These projections are referred to as LIN Projections for LIN under “Update to the Transaction – Opinion, dated August 20, 2014, of LIN’s Financial Advisor” beginning on page S-39 and are summarized in the following table:

LIN Projections for LIN (in $mm)

	2014E	2015E	2016E
Net Revenue	$794	$839	$1026
Pro Forma BCF (1)	256	257	379
Pro Forma Adjusted EBITDA less stock based compensation expense	226	228	350

(1) “Pro Forma BCF” is defined as earnings before interest, taxes, depreciation, amortization and corporate expenses and is pro forma for certain acquisitions and related synergies taking into account LIN's acquisition of Federated Media.

In preparing or approving the LIN Projections for LIN, LIN’s management made numerous assumptions about LIN’s industry, markets and products and its ability to execute on its business plan. In particular, LIN’s management made assumptions that included, but were not limited to, the following items:

●	The total local, national and political advertising revenue in each of LIN’s markets;

●	The share of local, national and political market revenue for each LIN station;

●	The amount of retransmission consent fee revenue for each LIN station based on the number of subscribers by MVPD expected each year and the retransmission rates per subscriber;

●	The amount of reverse retransmission fee expense for each LIN station based on the number of subscribers per affiliate and LIN’s expected retransmission consent fee revenue;

●

The amount of operating expenses for each LIN station, including, but not limited to, programming and production costs, selling and promotion expense, general and administrative expenses, news production expenses and technical expenses;

●	The estimated financial impact of the loss of the CBS affiliation at WISH-TV; and

●	The amount of corporate expenses and capital expenditures.

Certain Financial Projections Provided to Media General

In connection with the negotiation of the merger agreement amendment, LIN’s management provided Media General with certain financial projections regarding LIN’s anticipated future operations on a standalone basis for its fiscal years ended 2014 through 2016 (and which are referred to as the “LIN Projections for LIN Provided to Media General”). The LIN Projections for LIN Provided to Media General were adjusted from the LIN Projections for LIN to exclude the adjustment to 2014 Pro Forma BCF giving effect to the change in WISH-TV’s network affiliation in 2014, and to exclude the adjustment related to the estimated impact of regulatory changes, which were included in the LIN Projections for LIN based on LIN management’s ongoing analysis. Such financial projections are summarized below:

LIN Projections for LIN Provided to Media General (in $mm)

	2014E	2015E	2016E
Net Revenue	$794	$839	$1,026

Pro Forma BCF (1)	276	260	382

Pro Forma Adjusted EBITDA(2)	254	238	359

(1) “Pro Forma BCF” is defined as earnings before interest, taxes, depreciation, amortization, station stock-based compensation and corporate expenses and is pro forma for certain acquisitions and related synergies taking into account LIN's acquisition of Federated Media.

(2) “Pro Forma Adjusted EBITDA” is defined as earnings before interest, taxes, depreciation, amortization and stock-based compensation and is pro forma for certain acquisitions and related synergies taking into account LIN's acquisition of Federated Media.

Summary of Additional Financial Projections Reviewed by the LIN Board and LIN’s Financial Advisor

In addition, Media General’s management provided certain unaudited financial projections to LIN’s management (which are summarized under “Update to the Transaction – Media General Management’s Updated Unaudited Prospective Financial Information” beginning on page S-46 and referred to as the “Media General Prepared Projections for Media General”). As part of its evaluation of the merger agreement amendment and based on the due diligence it conducted, LIN’s management prepared its own financial projections, based on the Media General Prepared Projections for Media General, regarding Media General’s future operations for the fiscal years ended 2014 through 2016 (which projections are referred to in this document as the “LIN Adjusted Projections for Media General”). The LIN Adjusted Projections for Media General included certain adjustments to the Media General Prepared Projections for Media General which were made to account for LIN management’s views on Media General’s revenue growth and cost structure, as well as the estimated impact of potential regulatory actions. The LIN Adjusted Projections for Media General were provided to the LIN Board of Directors for use in its evaluation of the merger agreement amendment and, in connection therewith, also provided to J.P. Morgan in connection with the preparation of its updated opinion. The following table represents a summary of the LIN Adjusted Projections for Media General:

LIN Adjusted Projections for Media General (in $mm)

	2014E	2015E	2016E
Net Revenue	$689	$676	$812

Pro Forma BCF (1)	291	234	331

Pro Forma Adjusted EBITDA less stock based compensation expense	267	201	300

(1)	“Pro Forma BCF” is defined as earnings before interest, taxes, depreciation, amortization and corporate expenses and is pro forma for certain acquisitions and related synergies.

 LIN’s management also prepared projections of unlevered free cash flow for each of LIN and Media General and provided these projections to the LIN Board of Directors in connection with its review of the merger agreement amendment and to J.P. Morgan for use in its financial analyses. These projections are referred to as the “Free Cash Flow Projections.” The following table represents a summary of the Free Cash Flow Projections:

Unlevered Free Cash Flow (in $mm)(1)

	2014E	2015E	2016E	2017E	2018E	2019E	2020E	2021E	2022E	2023E
LIN	$124	$113	$206	$164	$205	$188	$231	$194	$226	$209

Media General	117	108	176	134	203	151	223	165	239	175

(1)	Unlevered Free Cash Flow is defined as EBITDA minus cash taxes, minus capital expenditures, plus or minus changes in working capital and minus certain other one-time cash expenses, as applicable.

LIN’s management also prepared estimates of operating synergies that New Media General would realize following consummation of the transaction. LIN’s management estimated that total operating synergies would be approximately $67.2 million annually by the end of 2017, and provided this estimate to the LIN Board of Directors in connection with its review of the transaction and to J.P. Morgan for use in its financial analyses. These synergies are referred as “Synergies” under “Update to the Transaction – Opinion, dated August 20, 2014, of LIN’s Financial Advisor” beginning on page S-39.

See “Risk Factors – New Media General may not achieve all of the synergies and cost savings that are expected to be obtained from its acquisitions.” beginning on page 35 of the joint proxy statement/prospectus for further information regarding the uncertainties associated with realizing synergies in connection with the transaction.

Regulatory Approvals

Media General and LIN both own television stations in the Birmingham, AL; Green Bay, WI; Mobile, AL; Providence, RI; and Savannah, GA markets. On August 20, 2014, Media General and LIN and their respective subsidiaries, as applicable, entered into asset purchase agreements for the sale of WJAR-TV in Providence, RI, WLUK-TV and WCWF-TV (subject to the reauthorization of the WCWF-TV failing station waiver) in Green Bay, WI and certain assets of WTGS-TV in Savannah, GA to subsidiaries of Sinclair, asset purchase agreements for the sale of WVTM-TV in Birmingham, AL and WJCL-TV in Savannah, GA to subsidiaries of Hearst, and an asset purchase agreement for the sale of WALA-TV in Mobile, AL to Meredith. In connection with such transactions, New Holdco also entered into asset purchase agreements to purchase KXRM-TV and KXTU-LD in Colorado Springs, CO and WTTA-TV in Tampa Bay, FL from subsidiaries of Sinclair.

Financing of the Transaction

On August 20, 2014, in connection with the execution of the merger agreement amendment, Media General reduced the aggregate principal amount of the incremental senior Term B facility, to be provided under its commitment letter, dated March 21, 2014, with Royal Bank of Canada (subsequently amended to include other lenders) for a commitment with respect to the financing required by Media General to consummate the transaction, by $110 million.

UPDATE TO THE AGREEMENTS

This section of the supplement describes certain material terms of the amended merger agreement and supplements or replaces the information contained in the joint proxy statement/prospectus in “The Agreements – Description of the Merger Agreement,” beginning on page 110 of thereof. The following summary is qualified in its entirety by reference to the complete text of the merger agreement amendment, which is incorporated by reference and attached as Annex S-A to this supplement, and the full text of the merger agreement, which is attached as Annex A to the joint proxy statement/prospectus. We urge you to read the entire amended merger agreement.

Description of the Amended Merger Agreement

Consideration in the LIN Merger

At the effective time of the LIN Merger, each outstanding LIN common share (other than (i) LIN common shares held by Media General, LIN or their respective subsidiaries, and (ii) LIN common shares, if any, with respect to which the holders thereof are entitled to demand and have properly demanded appraisal, and have not withdrawn such demand or waived their rights to appraisal) will be converted, at the election of the holder thereof, subject to the proration and allocation procedures set forth in the amended merger agreement, into the right to receive the following:

●	each outstanding LIN common share for which the holder elects to receive cash consideration, $25.97 in cash without interest; or

●	each outstanding LIN common share for which the holder elects to receive share consideration, 1.4714 shares of New Media General voting common stock.

The total number of LIN common shares that will be converted into the right to receive the cash consideration will be equal to (i) 29,380,053, minus (ii) the total number of LIN common shares, if any, with respect to which the holders thereof have properly demanded appraisal and have not withdrawn such demand or waived their rights to appraisal as of immediately prior to the LIN Merger.

Media General expects to issue approximately 38.8 million shares of New Media General voting common stock to the LIN shareholders, and 5.4 million shares of New Media General will be issuable in respect of LIN options that become options for New Media General common stock, in connection with the LIN Merger, together representing approximately 33% of the fully diluted shares of outstanding common stock of New Media General after giving effect to the transaction.

Proration and Allocation Procedures

If the number of cash electing shares is greater or less than the Cash Election Cap, then the consideration to be received by the LIN shareholders in exchange for their LIN common shares will be allocated in the manner described below.

Cash Oversubscribed

If the total number of cash electing shares exceeds the Cash Election Cap, then the LIN shareholders holding such cash electing shares will receive a mix of cash and shares of New Media General’s voting common stock. If the cash consideration is oversubscribed, then:

●	each stock electing share, and each no election share, will be converted into the right to receive the New Media General share consideration; and

●	each cash electing share will be converted into the right to receive:

●

an amount in cash equal to the product of $25.97 multiplied by a fraction, the numerator of which is the Cash Election Cap and the denominator of which is the total number of cash electing shares. We refer to such fraction as the “cash fraction;” and

●	a number of shares of New Media General voting common stock equal to the product of 1.4714 multiplied by a fraction equal to one minus the cash fraction.

Cash Undersubscribed

If the total number of cash electing shares is less than the Cash Election Cap (in such case, we refer to the difference between the Cash Election Cap and the total number of cash electing shares as the “shortfall number”), then the following procedures will be followed:

●	each cash electing share will be converted into the right to receive the cash consideration; and

●	if the shortfall number is less than or equal to the total number of no election shares, then:

●	each stock electing share will be converted into the right to receive the New Media General share consideration; and

●	each no election share will be converted into the right to receive:

●

an amount in cash equal to the product of $25.97 multiplied by a fraction, the numerator of which is the shortfall number and the denominator of which is the total number of no election shares. We refer to such fraction as the “shortfall fraction;” and

●	a number of shares of New Media General voting common stock equal to the product of 1.4714 multiplied by a fraction equal to one minus the shortfall fraction;

●

if the shortfall number is greater than the total number of no election shares (in such case, we refer to the number of shares by which the shortfall number exceeds the number of no election shares is as the “shortfall excess”), then:

●	each no election share will be converted into the right to receive the cash consideration; and

●	each stock electing share will be converted into the right to receive:

●

an amount in cash equal to the product of $25.97 multiplied by a fraction, the numerator of which is the shortfall excess and the denominator of which is the number of no election shares. We refer to such fraction as the “excess fraction;” and

●	a number of shares of New Media General voting common stock equal to the product of 1.4714 multiplied by a fraction equal to one minus the excess fraction.

Election Procedures

Media General will prepare an amended election form to reflect any changes made necessary by the merger agreement amendment.

Treatment of Stock Options and Other Stock-Based Awards

LIN

At the effective time of the LIN Merger, each option to purchase LIN common shares outstanding immediately prior to such time will become an option to purchase, on the same terms and conditions as applied to such option immediately prior to the effective time of the LIN Merger (including applicable vesting, exercise and expiration provisions), shares of New Media General voting common stock, except that (i) the number of shares of New Media General voting common stock subject to conversion from such options will equal the product of the number of LIN common shares that were subject to such options immediately prior to such time multiplied by 1.4714, with the result rounded down to the nearest whole number and (ii) the per share exercise price of each such option will be equal to the quotient determined by dividing the exercise price per share at which such option was exercisable immediately prior to such time by 1.4714, with the result rounded up to the nearest whole cent.

At the effective time of the LIN Merger, each restricted share of LIN and other awards or benefits measured by the value of a number of LIN common shares (including restricted stock units, phantom units, deferred stock units, stock equivalents and dividend equivalents) will become an award on the same terms and conditions applicable to such restricted stock or other award immediately prior to the effective time of the LIN Merger with respect to the number of shares of New Media General voting common stock that is equal to the product of the number of LIN common shares subject to such award multiplied by 1.4714.

Other Covenants and Agreements

Shareholder Meetings

The merger agreement amendment provides that Media General and LIN may delay their respective special meetings of shareholders to the extent reasonably necessary to comply with applicable law, including providing this supplement to the shareholders of each of Media General and LIN. In addition, Media General will hold its special meeting of shareholders at 11:00 a.m. eastern time on October 6, 2014, and LIN will hold its special meeting of shareholders at 9:00 a.m. eastern time on October 6, 2014. The record date for each special meeting will continue to be July 18, 2014, unless required to be changed in order to comply with law.

Efforts to Consummate the Transaction

The merger agreement amendment modified the obligations of Media General and LIN with respect to the actions required to obtain regulatory approval of the transaction. Media General and LIN agreed to divest the following television stations: WJAR-TV in Providence, RI; WALA-TV in Mobile, AL; WLUK-TV and WCWF-TV (subject to the reauthorization of the WCWF-TV failing station waiver) in Green Bay, WI; WJCL-TV and certain assets of WTGS-TV in Savannah, GA; and WVTM-TV in Birmingham, AL. Media General and LIN will not be required by the terms of the amended merger agreement to make any other divestitures of television stations other than the foregoing.

The merger agreement originally provided that Media General is not required to agree to take actions to obtain the approval or consent of the regulatory authorities if such actions, together with any changes to the FCC’s rules occurring after the date of the merger agreement, would reasonably be expected to result in the LIN television stations losing annual broadcast cash flow in excess of $5 million, and that if it is determined that such actions, together with any such changes to the FCC’s rules, would reasonably be expected to result in the LIN television stations losing annual broadcast cash flow in excess of $5 million, Media General will have the right to terminate the merger agreement. Pursuant to the merger agreement amendment, these provisions have been removed from the amended merger agreement.

Conditions to the Transaction

Media General’s obligations to consummate the transaction are conditioned upon no event or change that would be reasonably likely to have a material adverse effect on LIN shall have occurred since March 21, 2014. For purposes of determining whether this condition has been satisfied, the non-renewal of LIN’s network affiliation agreement with CBS related to WISH-TV in Indianapolis, IN, and the effects on the business of LIN, shall not be taken into account. In addition, any changes in programming or retransmission fees in connection with the renewal of any network affiliation agreements that otherwise expire on or prior to December 31, 2014 (to the extent consistent with the projections of LIN provided to Media General on August 18, 2014) shall likewise not be taken into account.

LIN’s obligations to consummate the transaction are conditioned upon no event or change that would be reasonably likely to have a material adverse effect on Media General shall have occurred since March 21, 2014. For purposes of determining whether this conditioned has been satisfied, any changes in programming or retransmission fees in connection with the renewal of any network affiliation agreements that otherwise expire on or prior to December 31, 2014 (to the extent consistent with the projections of Media General provided to LIN on August 17, 2014) shall not be taken into account.

Termination

The merger agreement provided that Media General may terminate the merger agreement if actions to obtain the approval or consent of the regulatory authorities, together with changes to the FCC’s rules occurring after the date of the merger agreement, would reasonably be expected to result in the LIN television stations losing annual broadcast cash flow in excess of $5 million. Pursuant to the merger agreement amendment, this termination right has been removed from the amended merger agreement.

UPDATE TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On November 12, 2013, Media General and Young were combined in an all-stock, tax-free merger. Although Media General was the legal acquirer in the Young Merger, the Young Merger was accounted for as a reverse merger whereby Young was deemed to have acquired Legacy Media General for accounting purposes. Consequently, the consolidated financial statements of Legacy Media General, the legal acquirer and a continuing public corporation in the Young Merger, have been prepared with Young as the surviving entity but named Media General, Inc. Accordingly, the statement of operations for the year ended December 31, 2013 reflects the results of Young from January 1, 2013 to November 11, 2013, and the results of the combined company from November 12, 2013 through December 31, 2013.

On February 3, 2014, LIN Digital Media LLC, a wholly owned subsidiary of LIN, acquired 100% of the capital stock of Federated Media, a digital content and conversational marketing company. The purchase price of this acquisition totaled $22.5 million, including post closing adjustments, and was funded from cash on hand and amounts drawn on LIN’s revolving credit facility. LIN’s statement of operations for the six months ended June 30, 2014 includes the results of Federated Media for the period of February 3, 2014 through June 30, 2014. On March 21, 2014, Media General, certain of Media General's subsidiaries, and LIN entered into the merger agreement, which was amended on August 20, 2014.

The unaudited pro forma condensed combined statement of operations that follows for the year ended December 31, 2013 has been derived from the historical consolidated financial statements of Media General for the year ended December 31, 2013, the historical consolidated financial statements of Legacy Media General for the period January 1, 2013 to November 11, 2013, which were previously filed by Media General with the SEC, and the historical consolidated financial statements of LIN, included in LIN’s Current Report on Form 8-K/A filed with the SEC on August 4, 2014 which is attached to this supplement as Annex S-E, and the historical financial statements of Federated Media, included in LIN’s Current Report on Form 8-K/A filed with the SEC on April 21, 2014 incorporated by reference to Annex I to the joint proxy statement/prospectus, for the year ended December 31, 2013, along with certain adjustments. The unaudited pro forma condensed combined financial information that follows for the six months ended and as of June 30, 2014 has been derived from Media General’s unaudited interim condensed combined financial statements contained in Media General’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, which is incorporated by reference into this supplement, and the unaudited interim consolidated financial statements of LIN included in LIN’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, which is attached as Annex S-D to this supplement.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013 has been prepared as though the Young Merger and the LIN Merger occurred as of January 1, 2013. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2014 has been prepared as though the LIN Merger occurred as of January 1, 2013, and the unaudited pro forma condensed combined balance sheet information at June 30, 2014 has been prepared as if the LIN Merger occurred as of June 30, 2014. The pro forma adjustments are based on available information and assumptions that the management of Media General and LIN believe are reasonable. Such adjustments are estimates and are subject to change.

The unaudited pro forma condensed combined financial statements are provided for informational purposes only and do not purport to represent what the actual results of operations or the financial position of the combined company would be had the transactions occurred on the dates assumed, nor are they necessarily indicative of future combined results of operations or combined financial position. The unaudited pro forma condensed combined financial statements do not reflect any cost savings or other synergies that the management of Media General and LIN believe could have been achieved had the LIN Merger been completed on the dates indicated.

The LIN Merger will be accounted for using the acquisition method of accounting in accordance with the Financial Accounting Standards Board Accounting Standards Codification 805, which we refer to as “ASC 805.” Media General’s management has evaluated the guidance contained in ASC 805 with respect to the identification of the acquirer in this business combination and concluded, based on a consideration of the pertinent facts and circumstances, that Media General will acquire LIN for financial accounting purposes. Accordingly, Media General’s cost to acquire LIN has been allocated to the acquired assets, liabilities and commitments based upon their estimated fair values. The allocation of the purchase price is preliminary and is dependent upon certain valuations that have not progressed to a stage where there is sufficient information to make a final allocation. In addition, the final purchase price of Media General’s acquisition of LIN will not be known until the date of closing of the transaction and could vary materially from the preliminary purchase price. Accordingly, the final acquisition accounting adjustments may be materially different from the preliminary unaudited pro forma adjustments presented. The actual amounts recorded as of the completion of the transaction may differ materially from the information presented in the unaudited pro forma condensed combined financial statements as a result of several factors, including the following:

●

changes in LIN’s net assets between the pro forma balance sheet date of June 30, 2014 and the closing of the transaction, which could impact the preliminary estimated purchase price or the preliminary estimated fair value as of the effective date of the transaction;

●	changes in the price of Media General’s common stock;

●	the value of the combined company at the effective date of the transaction; and

●	other changes in net assets that may have occurred prior to the completion of the transaction, which could cause material differences in the information presented.

The unaudited pro forma condensed combined financial statements constitute forward-looking information and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. See “Risk Factors” beginning on page 23 of the joint proxy statement/prospectus and “Update to Risk Factors” beginning on page S-13 of this supplement, and “Cautionary Note Regarding Forward Looking Statements” beginning on page 43 of the joint proxy statement/prospectus and “Update to Cautionary Note Regarding Forward Looking Statements” beginning on page S-15 of this supplement.

New Media General

Pro Forma Condensed Combined Balance Sheet

(Unaudited, in thousands)

	As of June 30, 2014
	Media General Historical	LIN Media Historical	Pro Forma Adjustments		Pro Forma Combined Company
ASSETS
Current assets:
Cash and cash equivalents	$18,166	$19,716	$(1,693)	1(e)	$36,189
Marketable securities	-	980	-		980
Trade accounts receivable, net	108,744	154,115	-		262,859
Current deferred tax asset	9,989	7,410	-		17,399
Prepaid expenses and other current assets	12,653	22,442	-		35,095
Total current assets	149,552	204,663	(1,693)		352,522

Property and equipment, net	273,910	217,362	26,206	1(a)	517,478
Deferred tax asset long term	31,338	-	(31,338)	1(b)	-
Other assets, net	45,129	12,727	31,800	1(c), 1(d)	89,656
Deferred financing costs	-	14,861	(14,861)	1(c), 1(d)	-
Definite lived intangible assets, net	226,977	48,480	434,009	1(a)	709,466
Broadcast licenses	573,300	536,515	348,965	1(a)	1,458,780
Goodwill	541,475	210,968	915,116	1(a)	1,667,559
Total assets	$1,841,681	$1,245,576	$1,708,204		$4,795,461

Current liabilities:
Trade accounts payable	$16,791	$17,299	$(1,693)	1(e)	$32,397
Accrued salaries and wages	13,754	-	13,873	1(c)	27,627
Deferred proceeds related to sale of property	24,535	-	-		24,535
Income taxes payable	-	463	-		463
Other accrued expenses and other current liabilities	39,473	67,583	(6,905)	1(c)	100,151
Current installments of long-term debt	2,400	20,495	18,667	1(f)	41,562
Program obligations	-	6,968	(6,968)	1(c)	-
Current installments of obligation under capital leases	151	-	509	1(c)	660
Total current liabilities	97,104	112,808	17,483		227,395

Long-term debt	849,400	910,729	844,517	1(c), 1(e), 1(f), 1(i)	2,604,646
Obligations under capital leases, excluding current installments	1,098	-	13,845	1(c)	14,943
Deferred income tax liabilities	-	61,579	272,477	1(b), 1(e)	334,056
Retirement and postretirement plans	105,648	-	13,847	1(c)	119,495
Program obligations	-	3,559	(3,559)	1(c)	-
Other liabilities	31,225	24,417	(10,288)	1(c)	45,354
Total liabilities	1,084,475	1,113,092	1,148,322		3,345,889

Redeemable noncontrolling interest	-	9,905	-		9,905

Stockholders' equity (deficit):
Common stock	579,875	1,161,205	(436,627)	1(g), 1(h), 1(i)	1,304,453
Treasury shares	-	(21,984)	21,984	1(g)	-
Accumulated other comprehensive income (loss)	5,668	(25,181)	25,181	1(g)	5,668
Retained earnings (accumulated deficit)	173,247	(993,338)	949,344	1(e), 1(g), 1(i)	129,253
Total stockholders' equity attributable to Company	758,790	120,702	559,882		1,439,374
Noncontrolling interests	(1,584)	1,877	-		293
Total stockholders' equity	757,206	122,579	559,882		1,439,667
Total liabilities, redeemable noncontrolling interest and stockholders' equity	$1,841,681	$1,245,576	$1,708,204		$4,795,461

New Media General

Pro Forma Condensed Combined Statements of Operations

(Unaudited, in thousands except per share amounts)

	For the Six Months Ended June 30, 2014
		LIN - Federated Media Transaction					Media General - LIN Merger
	Media General Historical	LIN Media Historical	Federated Media Historical(a)	Federated Media Pro Forma Adjustments		Pro Forma LIN Media	Combined Company Pro Forma Adjustments		Pro Forma Combined Company

Net operating revenue	$298,029	$355,006	$1,367	$-		$356,373	$-		$654,402
Operating costs:
Cost of revenues	-	-	1,100	(1,100)	2(a)	-	-		-
Research and development	-	-	91	(91)	2(a)	-	-		-
Sales and marketing	-	-	1,114	(1,114)	2(a)	-	-		-
General and administrative	-	-	411	(411)	2(a)	-	-		-
Operating expenses, excluding depreciation expense	101,433	144,921	-	2,148	2(a)	147,069	(670)	2(f)	247,832
Station selling, general and administrative expenses	84,262	93,248	-	227	2(a)	93,475	(2,264)	2(f)	175,473
Amortization of program license rights	9,910	13,381	-	-		13,381	-		23,291
Corporate and other expenses	14,211	21,197	-	(639)	2(b)	20,558	8,555	2(f), 2(g), 2(h)	43,324
Depreciation and amortization	32,635	33,050	29	213	2(a), 2(c)	33,292	12,900	2(i)	78,827
Loss related to property and equipment, net	221	99	-	-		99	-		320
Merger-related expenses	9,577	-	-	-		-	(6,834)	2(h)	2,743
Corporate severance expense	4,489	-	-	-		-	-		4,489
Total operating costs	256,738	305,896	2,745	(767)		307,874	11,687		576,299
Operating income (loss)	41,291	49,110	(1,378)	767		48,499	(11,687)		78,103
Other income (expense):
Interest expense	(19,606)	(28,359)	(406)	353	2(d)	(28,412)	(5,141)	2(j)	(53,159)
Debt modification and extinguishment costs	(183)	-	-	-		-	-		(183)
Other, net	-	(17)	1	-		(16)	-		(16)
Total other income (expense)	(19,789)	(28,376)	(405)	353		(28,428)	(5,141)		(53,358)

Income (loss) before income taxes	21,502	20,734	(1,783)	1,120		20,071	(16,828)		24,745
Income tax (expense) benefit	(9,171)	(8,809)	(5)	(456)	2(e)	(9,270)	6,731	2(k)	(11,710)
Net income (loss)	12,331	11,925	(1,788)	664		10,801	(10,097)		13,035
Income (loss) attributable to noncontrolling interests (included above)	160	(1,059)	-	-		(1,059)	854	2(l)	(45)
Net income (loss) attributable to Company	$12,171	$12,984	$(1,788)	$664		$11,860	$(10,951)		$13,080

Income per common share (basic)	$0.14	$0.24				$0.22			$0.10

Weighted average common shares (basic)	88,399	53,755				53,755		2(m)	125,383

Income per common share (assuming dilution)	$0.14	$0.23				$0.21			$0.10

Weighted average common shares (assuming dilution)	88,911	56,608				56,608		2(m)	129,425

(a)         Figures provided under “Federated Media Historical” are for the period from January 1, 2014 to February 3, 2014.

 New Media General

 Pro Forma Condensed Combined Statements of Operations

(Unaudited, in thousands except per share amounts)

	For the Year Ended December 31, 2013
	Media General - Young Merger					LIN - Federated Media Transaction					Media General - LIN Merger
	Media General Historical	Legacy Media General Historical	Media General Pro Forma Adjustments		Pro Forma Media General	LIN Media Historical	Federated Media Historical	Federated Media Pro Forma Adjustments		Pro Forma LIN Media	Combined Company Pro Forma Adjustments		Pro Forma Combined Company

Net operating revenue	$269,912	$273,566	$-		$543,478	$652,363	$37,169	$-		$689,532	$-		$1,233,010
Operating costs:
Cost of revenues	-	-	-		-	-	25,276	(25,276)	3(i)	-	-		-
Research and development	-	-	-		-	-	1,742	(1,742)	3(i)	-	-		-
Sales and marketing	-	-	-		-	-	12,157	(12,157)	3(i)	-	-		-
General and administrative	-	-	-		-	-	3,718	(3,718)	3(i)	-	-		-
Operating expenses, excluding depreciation expense	95,214	100,757	(5,169)	3(a)	190,802	251,078	-	35,623	3(i)	286,701	(1,523)	3(n)	475,980
Station selling, general and administrative expenses	71,243	80,264	5,169	3(a)	156,676	162,550	-	2,681	3(i)	165,231	(3,164)	3(n)	318,743
Amortization of program license rights	11,362	9,425	-		20,787	29,242	-	-		29,242	-		50,029
Corporate and other expenses	19,016	28,932	3,064	3(b)	51,012	41,377	-	(143)	3(j)	41,234	32,189	3(n), 3(o), 3(q)	124,435
Depreciation and amortization	25,772	19,365	18,577	3(c)	63,714	69,680	579	2,629	3(i), 3(k)	72,888	23,130	3(p)	159,732
Loss on disposal of property and equipment, net	399	284	-		683	710	-	-		710	-		1,393
Restructuring	-	-	-		-	3,895	-	-		3,895	1,081	3(q)	4,976
Contract termination costs	-	-	-		-	3,887	-	-		3,887	-		3,887
Merger-related expenses	13,079	16,364	(29,443)	3(d)	-	-	-	-		-	-		-
Total operating costs	236,085	255,391	(7,802)		483,674	562,419	43,472	(2,103)		603,788	51,713		1,139,175
Operating income	33,827	18,175	7,802		59,804	89,944	(6,303)	2,103		85,744	(51,713)		93,835
Other income (expense):
Interest expense	(12,687)	(71,724)	45,189	3(e)	(39,222)	(56,607)	(4,349)	3,766	3(l)	(57,190)	(9,907)	3(r)	(106,319)
Debt modification and extinguishment costs	(4,509)	-	4,509	3(f)	-	-	-	-		-	-		-
Other, net	48	(108)	-		(60)	(2,156)	6	-		(2,150)	-		(2,210)
Total other income (expense)	(17,148)	(71,832)	49,698		(39,282)	(58,763)	(4,343)	3,766		(59,340)	(9,907)		(108,529)

Income (loss) before income taxes	16,679	(53,657)	57,500		20,522	31,181	(10,646)	5,869		26,404	(61,620)		(14,694)
Income tax (expense) benefit	(12,325)	(8,470)	(23,000)	3(g)	(43,795)	125,420	(68)	(2,391)	3(m)	122,961	24,648	3(s)	103,814
Income (loss) from continuing operations	4,354	(62,127)	34,500		(23,273)	156,601	(10,714)	3,478		149,365	(36,972)		89,120
Income (loss) attributable to noncontrolling interests (included above)	(1,786)	-	1,641	3(e), 3(f)	(145)	(1,512)	-	-		(1,512)	2,056	3(t)	399
Income (loss) from continuing operations attributable to Company	$6,140	$(62,127)	$32,859		$(23,128)	$158,113	$(10,714)	$3,478		$150,877	$(39,028)		$88,721

Income (loss) from continuing operations per common share (basic)	$0.11	$(2.25)			$(0.26)	$3.02				$2.88			$0.71

Weighted average common shares (basic)	53,337	27,575		3(h)	88,524	52,439				52,439		3(u)	125,383

Income (loss) from continuing operations per common share (assuming dilution)	$0.10	$(2.25)			$(0.26)	$2.84				$2.71			$0.69

Weighted average common shares (assuming dilution)	64,101	27,575		3(h)	88,524	55,639				55,639		3(u)	129,425

Notes to Pro Forma Condensed Combined Financial Statements

Adjustments to Balance Sheet as of June 30, 2014:

(1a)

Reflects an adjustment to record identifiable tangible and intangible assets of LIN at their preliminary estimated fair value. The allocation of purchase price is subject to change as the appraisals are completed and more facts become known.

(1b)	Reflects the recordation of deferred tax liabilities for the difference between the book and tax basis of assets acquired as a result of purchase accounting.

(1c)

Reflects reclassifications to the presentation of LIN’s pro forma balance sheet to conform to the presentation used in the Media General balance sheet. The adjustments reclassify deferred financing costs, accrued salaries and wages, program obligations, capital lease obligations, and retirement and postretirement obligations to the lines in which they would appear in the Media General balance sheet.

(1d)

Reflects the addition of $31.8 million of deferred financing costs expected to be incurred by Media General to finance the LIN Merger offset by the elimination of LIN’s existing deferred financing costs of $14.9 million as a result of purchase accounting. The fees to be incurred by Media General are described on pages 104 and 105 of the joint proxy statement/prospectus.

(1e)

Reflects the impact of merger-related expenses on the condensed combined balance sheet. As of June 30, 2014, the combined company expects to pay total merger-related expenses of approximately $67.5 million as summarized below:

(in thousands)
JP Morgan fees and expenses	$21,000
RBC fees and expenses	21,300
Estimated legal, professional and other fees and expenses	25,200
Total	$67,500

The combined company incurred $12.4 million of merger-related expenses through June 30, 2014 which is reflected in the historical retained earnings balance. For pro forma presentation purposes, retained earnings was decreased by $55.1 million for merger-related costs not yet incurred with an offsetting increase to long-term debt. Cash and trade accounts payable were decreased by $1.7 million for merger-related expenses incurred but not yet paid as of June 30, 2014. The adjustment to retained earnings was offset by $12.8 million of expected tax benefits for the portion of merger-related expenses that are expected to be deductible.

(1f)

Represents pro forma adjustments to long-term debt necessary to show the acquisition of LIN and the refinancing of all of LIN’s existing debt with the exception of LIN Television’s 6.375% Senior Notes due 2021 (“LIN Television’s 2021 Notes”) and certain debt of unrelated third parties which LIN fully and unconditionally guarantees, as if the LIN Merger occurred on June 30, 2014. Media General’s committed financing is described on pages 103 and 104 of the joint proxy statement/prospectus. If the LIN Merger had occurred as of June 30, 2014, Media General would have used $1.5 billion of proceeds of existing and committed financing to: 1) pay LIN shareholders $763 million to satisfy the cash election feature of the Agreement and Plan of Merger, 2) repay LIN’s $425 million of aggregate term loans, 3) pay approximately $208 million to retire LIN’s 8 3/8 % Senior Notes, 4) fund $55.1 million of merger-related expenses and $2.2 million of expected severance payments and 5) fund $31.8 million of deferred financing costs. If the LIN Merger had occurred as of June 30, 2014, the carrying amount of Media General’s long-term debt would have been as follows on a pro forma basis:

(in thousands)
Incremental Senior Secured Term Loan A	$600,000
Incremental Senior Secured Term Loan B	800,000
Media General Credit Agreement	821,000
Shield Media Credit Agreement	30,800
6 3/8% Senior Notes due 2021 (at fair value)	305,225
Revolving Credit Facilities	85,597
Other debt	3,586
Total debt	2,646,208
Less: scheduled current maturities	(41,562)
Long-term debt excluding current maturities	$2,604,646

(1g)	Eliminates LIN’s shareholders’ equity in connection with purchase accounting adjustments.

(1h)

Represents an estimate of the number of unrestricted shares of New Media General voting common stock that would have been issued to acquire LIN as of June 30, 2014, (36,630,943) at an estimated stock price of $18/share and an estimate of the fair value of replacement share-based payment awards to be issued to certain LIN employees. The number of shares of New Media General voting common stock to be issued for pro forma presentation purposes was calculated based on the number of LIN common shares issued and outstanding as of June 30, 2014 as illustrated below:

Class A Common Shares	37,688,435
Class B Common Shares	17,901,726
Class C Common Shares	2
Less: unvested restricted shares	(1,314,811)
Less: shares paid in cash	(29,380,053)
Pro forma LIN shares exchanged	24,895,299
Multiplied by exchange ratio	1.4714
Pro forma MEG shares issued	36,630,943

The number of shares of New Media General voting common stock that will be ultimately issued is subject to change based on exercises of LIN’s stock options and vesting of LIN’s restricted shares. As of June 30, 2014, Media General would have issued approximately 38.6 million shares of New Media General voting common stock to the LIN shareholders (which includes 1.9 million of restricted common stock) and 5.5 million shares of New Media General voting common stock would have been issuable in respect of LIN options that become options for New Media General voting common stock, in connection with the LIN Merger. Therefore, the maximum number of shares and share equivalents expected to be issued in the LIN Merger is approximately 44 million shares. As indicated on page S-21 and above, Media General will be required to pay LIN shareholders the maximum number of shares to affect the Cash Election Cap.

The equity component of the purchase price could be materially higher or lower depending on the share price of Media General voting common stock at the time the LIN Merger closes. Media General and LIN estimate that a 10% change in share price would raise or lower the purchase price and goodwill by approximately $73 million.

(1i)

Reflects the expected cash payments and acceleration of share-based payment awards to George L. Mahoney upon his expected termination of employment following the LIN Merger. The transaction contemplated by the merger agreement will not constitute a change in control. The expected cash payments include $2.2 million of severance and continued benefits which are reflected as a reduction of retained earnings and an increase to long-term debt. In addition, retained earnings was decreased by and common stock was increased by $0.6 million, representing Mr. Mahoney’s unearned share based compensation expense as of June 30, 2014, due to the acceleration of vesting of Mr. Mahoney’s stock options and performance accelerated restricted stock. The decreases to retained earnings were offset by a $1.1 million tax benefit.

For purposes of these Pro Forma Condensed Combined Financial Statements the estimated purchase price of LIN was allocated based on preliminary estimated fair value as follows (in thousands):

Estimated purchase price	$1,486,993

Working capital acquired	(104,431)
Property and equipment	(243,568)
FCC licenses (indefinite lived)	(885,480)
Definite-lived intangible assets	(482,489)
Other assets acquired	(12,727)
Long-term debt assumed	942,286
Long-term capital lease liability assumed	13,845
Retirement and postretirement liabilities assumed	13,847
Other liabilities assumed	14,129
Redeemable noncontrolling interests assumed	9,905
Other noncontrolling interests assumed	1,877
Deferred income tax liability recorded in conjunction with acquisition	371,897
Excess of cost over fair value of net identifiable assets of acquired businesses	$1,126,084

The amount allocated to definite-lived intangible assets represents the estimated fair values of network affiliations of $317 million, advertiser relationships of $119 million, customer relationships of $18.2 million, completed technology of $11.2 million, favorable lease assets of $8.1 million, and other intangible assets of $8.9 million. These intangible assets are expected to be amortized over the estimated remaining useful lives of 15 years for network affiliations, seven years for advertiser relationships, eight years for customer relationships, three years for completed technology, 31 years for favorable lease assets and six years for other intangible assets.

Adjustments to the Statement of Operations for the six months ended June 30, 2014:

(2a)

Reflects reclassifications to the historical presentation of the Federated Media statement of operations to conform to the presentation used in the LIN statement of operations. The adjustments (1) reclassify cost of revenues into operating expenses, selling, general and administrative expenses, and depreciation; (2) reclassify research and development to operating expenses and selling, general and administrative expenses; (3) reclassify sales and marketing to operating expenses and selling, general and administrative expenses; and (4) reclassify general and administrative to operating expenses and selling, general and administrative expenses.

(2b)	Reflects the elimination of Federated Media transaction-related expenses incurred during the period from January 1, 2014 to February 3, 2014, for pro forma presentation purposes.

(2c)

Reflects a $0.1 million decrease in the depreciation and amortization expense resulting from the purchase price adjustment of tangible and intangible assets to the estimated fair value of Federated Media and the extended useful lives of the identifiable intangible assets.

(2d)

Reflects the reversal of interest on Federated Media’s debt that was not purchased or assumed as part of the Federated Media Acquisition, offset by interest expense related to the $23 million of revolving borrowings under LIN’s senior secured credit facility. Cash interest on LIN’s revolving credit facility, as governed by the Credit Agreement (the “revolving credit facility”), is based on an assumed one-month LIBOR rate of 0.16% plus an applicable margin of 2.75% in place at the Federated Media Acquisition date, as well as the reduction of the commitment fee on the undrawn portion of LIN’s revolving credit facility, which was 0.375% at the Federated Media Acquisition date. A 12.5 basis point change in market interest rates would increase or decrease cash interest expense by approximately $3 thousand.

(2e)	Reflects the tax effect of pro forma adjustments using the statutory rate in effect for the period presented.

(2f)	Reflects the reclassification of bonus expense and share-based payment expense to corporate and other expenses consistent with Media General’s accounting policies.

(2g)

Reflects the incremental expense attribution of $11.1 million for the fair value of replacement equity awards issued to LIN employees relating to post-combination service for the six months ended June 30, 2014.

(2h)

Reflects the elimination of Media General and LIN expenses of $6.8 million and $5.6 million, respectively, related to the LIN Merger incurred during the six months ended June 30, 2014, for pro forma presentation purposes.

(2i)

Reflects the increase in the depreciation and amortization expense resulting from the purchase price adjustment of tangible and intangible assets to estimated fair value of LIN. Depreciation and amortization is based on the estimated remaining useful life.

(2j)

Reflects adjustments to interest expense with the assumption that committed debt that will be used to finance the LIN Merger was outstanding for the entire period. Media General’s committed financing is described on pages 103 and 104 of the joint proxy statement/prospectus. A summary of Media General’s pro forma long-term debt is shown in footnote (1f) above. A 12.5 basis point change in market interest rates would increase or decrease cash interest expense by approximately $0.5 million.

(2k)	Reflects the tax effect of pro forma adjustments using the statutory rate in effect for the period presented.

(2l)	Reflects the separate presentation of net income attributable to LIN’s variable interest entities to be consistent with Media General’s accounting policies.

(2m)

Assumes that 124.7 million shares of New Media General voting common stock and 0.7 million shares of New Media General non-voting common stock were outstanding for the entire period. The shares of voting common stock include 36.6 million shares of unrestricted voting common stock expected to be issued by New Media General in the LIN Merger. Diluted common shares include an estimate of dilutive stock options of New Media General for the six months ended June 30, 2014.

Adjustments to Statement of Operations for the year ended December 31, 2013:

(3a)	Reflects the reclassification of certain operating costs to be consistent with Young’s accounting policy.

(3b)

Reflects the recordation of estimated expense for amortization of deferred stock units issued to certain named executive officers upon the consummation of the Young Merger and the incremental expense attribution for the fair value of equity awards relating to post-combination service for the year ended December 31, 2013.

(3c)

Reflects the increase in the depreciation and amortization expense resulting from the purchase price adjustment of tangible and intangible assets to the estimated fair value of Legacy Media General. Depreciation and amortization is based on the estimated remaining useful life.

(3d)	Reflects the elimination of Media General and Legacy Media General expenses related to the Young Merger incurred during the year ended December 31, 2013, for pro forma presentation purposes.

(3e)

Reflects adjustments to interest expense with the assumption that the $885 million Media General credit agreement and $32 million Shield Media credit agreement, both consummated November 12, 2013, were outstanding for the entire period. The $885 million term loan under the Media General credit agreement matures in seven years and bears interest at LIBOR (with a LIBOR floor of 1%) plus a margin of 3.25% and the $32 million of Shield Media term loans mature in five years and bear interest at LIBOR plus a margin of 3.25%. As the Shield Media credit agreement does not have a LIBOR floor, the Company was subject to fluctuations in interest rates as of December 31, 2013. A 12.5 basis point change in market interest rates would increase or decrease annualized cash interest expense by approximately $40 thousand.

(3f)	Reflects elimination of debt modification and extinguishment costs that were incurred as part of the refinancing of Media General and Shield Media debt in connection with the Young Merger.

(3g)	Reflects the tax effect of pro forma adjustments using the statutory rate in effect for the period presented.

(3h)

Assumes that 87.7 million shares of New Media General voting common stock and 0.8 million shares of New Media General non-voting common stock as of December 31, 2013 were outstanding for the entire period.

(3i)

Reflects reclassifications to the historical presentation of the Federated Media statement of operations to conform to the presentation used in the LIN statement of operations. The adjustments (1) reclassify cost of revenues into operating expenses, selling, general and administrative expenses, and depreciation; (2) reclassify research and development to operating expenses and selling, general and administrative expenses; (3) reclassify sales and marketing to operating expenses and selling, general and administrative expenses; and (4) reclassify general and administrative to operating expenses and selling, general and administrative expenses.

(3j)	Reflects the elimination of Federated Media transaction-related expenses incurred during the year ended December 31, 2013, for pro forma presentation purposes.

(3k)

Reflects a $2 million decrease in the depreciation and amortization expense resulting from the purchase price adjustment of tangible and intangible assets to the estimated fair value of Federated Media and the extended useful lives of the identifiable intangible assets.

(3l)

Reflects the reversal of interest on Federated Media’s debt that was not purchased or assumed as part of the Federated Media Acquisition, offset by interest expense related to the $23 million of revolving borrowings under LIN’s senior secured credit facility. Cash interest on LIN’s revolving credit facility, as governed by the Credit Agreement (the “revolving credit facility”), is based on an assumed one-month LIBOR rate of 0.16% plus an applicable margin of 2.75% in place at the Federated Media Acquisition date, as well as the reduction of the commitment fee on the undrawn portion of LIN’s revolving credit facility, which was 0.375% at the Federated Media Acquisition date. A 12.5 basis point change in market interest rates would increase or decrease annualized cash interest expense by approximately $29 thousand.

(3m)	Reflects the tax effect of pro forma adjustments using the statutory rate in effect for the period presented.

(3n)	Reflects the reclassification of bonus expense and share-based payment expense to corporate and other expenses consistent with Media General’s accounting policies.

(3o)	Reflects the incremental expense attribution for the fair value of replacement equity awards issued to LIN employees relating to post-combination service for the year ended December 31, 2013.

(3p)

Reflects the increase in the depreciation and amortization expense resulting from the purchase price adjustment of tangible and intangible assets to the estimated fair value of LIN. Depreciation and amortization is based on the estimated remaining useful life.

(3q)	Represents the reclassification of $1.1 million of severance expense associated with former Young corporate employees from the corporate and other expenses line item to the restructuring line item.

(3r)

Reflects adjustments to interest expense with the assumption that committed debt that will be used to finance the LIN Merger was outstanding for the entire period. Media General’s committed financing is described on pages 103 and 104 of the joint proxy statement/prospectus. A summary of Media General’s pro forma long-term debt is shown in footnote (1f) above. A 12.5 basis point change in market interest rates would increase or decrease annualized cash interest expense by approximately $0.9 million.

(3s)	Reflects the tax effect of pro forma adjustments using the statutory rate in effect for the period presented.

(3t)	Reflects the separate presentation of net income attributable to LIN’s variable interest entities to be consistent with Media General’s accounting policies.

(3u)

Assumes that 124.7 million shares of New Media General voting common stock and 0.7 million shares of New Media General non-voting common stock were outstanding for the entire period. The shares of voting common stock include 36.6 million shares of unrestricted voting common stock expected to be issued by New Media General in the LIN Merger. Diluted common shares include an estimate of dilutive stock options of New Media General for the year ended December 31, 2013.

****

The unaudited pro forma condensed combined financial information does not reflect certain events that have occurred or may occur after the LIN Merger. As such, the combined company’s financial statements may be materially different than the unaudited pro forma condensed combined financial information presented. The following items should be considered along with the unaudited pro forma condensed combined financial information:

1.

In connection with the LIN Merger, the FCC will require that Media General and LIN swap or otherwise divest certain television stations in certain markets as part of the process of obtaining regulatory approvals for the transaction.  On August 20, 2014, Media General and LIN announced definitive agreements for the divestiture of stations in Birmingham, AL (WVTM-TV), Providence, RI – New Bedford, MA (WJAR-TV), Mobile, AL (WALA-TV), Savannah, GA (WJCL-TV), Savannah, GA (certain assets of WTGS-TV), Green Bay – Appleton, WI (WLUK-TV) and Green Bay – Appleton, WI (WCWF-TV) (subject to the reauthorization of the WCWF-TV failing station waiver) in transactions with Sinclair, Meredith and Hearst.   Media General and LIN do not believe divestiture of any other stations will be required. Concurrent with the divestiture announcements, Media General also announced definitive agreements for the acquisition of WTTA-TV in Tampa, FL along with KXRM-TV and KXTU-LD in Colorado Springs, CO from Sinclair. Separately, on September 2, 2014, Media General acquired WHTM-TV in Harrisburg, PA from Sinclair.

The total revenue of the divested stations approximated $107 million and $58 million in 2013 and the first six months of 2014, respectively.  The total operating profit of these stations approximated $22 million and $13 million, and the total broadcast cash flow of these stations approximated $34 million and $18 million in 2013 and the first six months of 2014, respectively. The total revenue of the stations to be acquired was approximately $47 million and $26 million in 2013 and the first six months of 2014, respectively. The broadcast cash flow of the stations to be acquired was $16 million and $12 million, in 2013 and the first six months of 2014, respectively. The gross proceeds of all stations divested is expected to approximate $360 million. The aggregate purchase price of the stations to be acquired is approximately $177 million. Net proceeds, after taxes and expenses, are expected to be in the range of $140 million to $160 million and will be used to reduce debt following completion of the LIN merger. The revenues and broadcast cash flow of the stations after acquisition may be greater or less than that realized over prior periods.

The acquisition of WHTM was completed on September 2, 2014, and was financed in part by a $75 million incremental term loan. The other agreements are contingent on approval of the LIN Merger and are subject to customary closing conditions for transactions of this kind including regulatory approvals.

2.

On August 11, 2014, LIN received notice from CBS that it will not renew the network affiliation agreement for WISH-TV in Indianapolis, Indiana when that agreement expires on December 31, 2014. The LIN Media historical columns of the statements of operations above were periods in which WISH-TV was affiliated with CBS.

3.

Total LIN Merger costs are estimated to be $67.5 million, which are excluded from the statements of operations and reflected on the balance sheet as an adjustment to retained earnings as required by the pro forma rules. A summary of these estimated costs is shown in footnote (1e) above. U.S. GAAP requires these costs to be recorded as period expenses.

4.

The pro forma condensed combined statements of operations reflect historical income tax expense of the respective companies and the tax effect of pro forma adjustments at the statutory rate. Legacy Media General’s historical tax expense for the year ended December 31, 2013, of $8.5 million was primarily related to the need for additional valuation allowance in connection with the tax amortization of indefinite-lived intangible assets that was not available to offset existing deferred tax assets (termed a “naked credit”); this adjustment is no longer required following the Young Merger. During the year ended December 31, 2013, LIN recognized a $124.3 million tax benefit as a result of the merger of LIN Television with and into LIN and also recognized an $18.2 million tax benefit as a result of the reversal of state valuation allowances. These tax benefits will not recur in future periods. Consequently, the effective tax rate of New Media General is expected to differ materially from the amount presented above for the year ended December 31, 2013.

5.

Following the LIN Merger, annualized operating synergies of approximately $70 million are expected to be achieved within three years. These operating synergies are not reflected in the pro forma condensed combined statement of operations.

UPDATE TO DESCRIPTION OF NEW MEDIA GENERAL’S CAPITAL STOCK

On the closing date, New Media General expects to issue approximately 38.8 million shares of voting common stock to LIN shareholders in connection with the LIN Merger (excluding shares issuable upon the exercise of LIN options (which, in connection with the LIN Merger, will become shares of New Media General common stock)). We expect that, immediately following the closing, there will be outstanding a total of approximately 126.9 million shares of voting and approximately 0.7 million shares of non-voting common stock of New Media General.

UPDATE TO COMPARISON OF SHAREHOLDER RIGHTS

We expect that, immediately after the completion of the transaction, there will be outstanding a total of approximately 126.9 million shares of voting and approximately 0.7 million shares of non-voting common stock of New Media General.

APPRAISAL RIGHTS

Pursuant to the LIN LLC Agreement, the holders of each LIN common share are entitled to rights of appraisal in the event of a merger of LIN that would give rise to appraisal rights under Delaware law if LIN were a Delaware corporation and the holders of LIN common shares were stockholders of such corporation. Accordingly, as described below, under certain circumstances, the LIN shareholders may have the right to seek appraisal in connection with the LIN Merger under Delaware law with respect to their LIN common shares.

Under the LIN LLC Agreement, LIN shareholders who do not vote in favor of the LIN Merger and who comply with the applicable requirements of Section 262 of the DGCL, which we refer to as “Section 262,” may have the right, under certain circumstances, to seek appraisal of the fair value of their LIN common shares if the LIN Merger is completed. If appraisal rights are available (which, as explained below, cannot be determined until after the effective date of the LIN Merger), all holders of LIN common shares who follow the procedures set forth in Section 262 to perfect their appraisal rights will be entitled to have their shares appraised by the Delaware Court of Chancery, and to receive payment in cash of the “fair value” of those shares as determined by the Delaware Court of Chancery, together with interest, if any, but exclusive of any value arising from the accomplishment or expectation of the LIN Merger. Any award of interest on such appraised value will be calculated at 5% over the Federal Reserve discount rate (including any surcharge) during the period from the effective date of the LIN Merger until the date such appraised value is paid, unless the Delaware Court of Chancery determines otherwise for good cause shown. It is possible that any determination of fair value by the Court may be more or less than, or the same as, the consideration received by the LIN shareholders in the LIN Merger.

Under Section 262, appraisal rights are available to stockholders of a publicly-traded Delaware corporation in connection with a merger only if, among other things, the stockholders of such corporation are required by the terms of a merger to accept as consideration for their shares anything other than stock of the surviving entity, publicly traded stock of any other corporation, cash in lieu of fractional shares, or a combination of the foregoing. Accordingly, pursuant to the LIN LLC Agreement (which incorporates Section 262), appraisal rights will be available to holders of LIN common shares in connection with the LIN Merger, subject to their compliance with the requirements of Section 262, only if the New Media General share consideration is oversubscribed. The New Media General share consideration will be considered “oversubscribed” in the event that the cash consideration is undersubscribed and the number of no election shares is less than the difference between the Cash Election Cap and the number of cash electing shares. See “Update to the Transaction – Proration and Allocation Procedures for the LIN Merger Consideration” beginning on page S-22. If the New Media General share consideration is oversubscribed, then, by reason of the proration and allocation procedures in the merger agreement, LIN shareholders that elected to receive the New Media General share consideration in exchange for their LIN common shares will be required to accept both cash and stock for their shares, and appraisal rights will be available. If holders of LIN common shares are entitled to appraisal rights in connection with the LIN Merger, then LIN shareholders may have the right to obtain payment in cash for the fair value of their LIN common shares as determined by the Delaware Court of Chancery, provided that such LIN shareholders will not have a right to seek appraisal of the fair value of their LIN common shares if they have voted in favor of the merger, have submitted an election form with respect to their LIN common shares (or, if submitted, have not properly revoked such election form before the election deadline), have surrendered their LIN common shares for payment in the LIN Merger, or otherwise have failed to take the steps required by Section 262 to demand and perfect their rights to appraisal.

As explained herein, it is the position of Media General, LIN and New Media General that holders of LIN common shares will not be entitled to appraisal with respect to LIN common shares unless the New Media General share consideration is oversubscribed. Media General, LIN and New Media General are not aware of any decision of the Delaware courts addressing the availability of appraisal rights in a cash-stock election merger containing proration and allocation procedures applicable in the event one form of consideration is over or under subscribed. In Krieger v. Wesco Financial Corp, 30 A.3d 54 (Del. Ch. 2011), the Court of Chancery addressed the availability of appraisal rights in connection with a cash-stock election merger that did not contain proration and allocation procedures, but where stockholders who failed to make an election received cash. In that case, the Court of Chancery held that, because stockholders were not required to accept consideration in connection with the merger other than stock listed on a national securities exchange (and cash in lieu of fractional shares), they were not entitled to appraisal rights. Given that the holders of LIN common shares may elect to receive cash or stock of New Media General, or a combination of cash and such stock, in exchange for their LIN common shares, Media General, LIN and New Media General do not believe that holders of LIN common shares will have any appraisal rights with respect to such shares in connection with the LIN Merger unless the New Media General share consideration is oversubscribed. If the New Media General share consideration is oversubscribed, then by reason of the proration and allocation procedures in the merger agreement, LIN shareholders that elected to receive the New Media General share consideration in exchange for their LIN common shares will be required to accept both cash and stock for their shares, in which case Media General, LIN and New Media General believe that appraisal rights will be available to holders of LIN common shares who have complied with the requirements of Section 262 and who have not waived or otherwise lost their rights to appraisal. If a LIN shareholder were to challenge this position of Media General, LIN and New Media General, and if the Delaware Court of Chancery or any other court of competent jurisdiction were to disagree with this position and conclude that appraisal rights are otherwise available to holders of LIN common shares in connection with the LIN Merger, then holders of LIN common shares would be entitled to appraisal of the fair value of their shares by the Delaware Court of Chancery only if they comply with the requirements of Section 262, as described herein, including timely submitting a written demand for appraisal before the vote is taken on the LIN merger proposal at the LIN special meeting.

BECAUSE THE FINAL ALLOCATION OF THE CASH AND STOCK CONSIDERATION TO BE RECEIVED BY THE LIN SHAREHOLDERS IN THE LIN MERGER WILL NOT BE DETERMINED UNTIL THE EFFECTIVE TIME OF THE LIN MERGER, WHETHER OR NOT THE NEW MEDIA GENERAL SHARE CONSIDERATION IS OVERSUBSCRIBED IN THE LIN MERGER WILL NOT BE KNOWN UNTIL THE EFFECTIVE TIME, WHICH WILL BE AFTER THE LIN SHAREHOLDER VOTE IS TAKEN ON THE LIN MERGER PROPOSAL AT THE LIN SPECIAL MEETING. HOWEVER, ANY LIN SHAREHOLDER WISHING TO PRESERVE ITS RIGHTS TO APPRAISAL MUST MAKE A DEMAND FOR APPRAISAL PRIOR TO THE TIME OF SUCH VOTE AS DESCRIBED BELOW. IN ADDITION TO SUBMITTING A DEMAND FOR APPRAISAL, IN ORDER TO PRESERVE ANY APPRAISAL RIGHTS THAT A LIN SHAREHOLDER MAY HAVE, SUCH LIN SHAREHOLDER MUST NOT VOTE IN FAVOR OF THE LIN MERGER PROPOSAL, MUST NOT SUBMIT AN ELECTION FORM (OR, IF SUBMITTED, MUST PROPERLY REVOKE ANY SUCH ELECTION FORM BEFORE THE ELECTION DEADLINE), MUST NOT SURRENDER LIN COMMON SHARES FOR PAYMENT IN THE LIN MERGER, AND MUST OTHERWISE FOLLOW THE PROCEDURES PRESCRIBED BY SECTION 262.

The following is intended as a brief summary of the material provisions of Section 262 required to be followed by dissenting LIN shareholders wishing to demand and perfect their appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is subject to and qualified in its entirety by reference to Section 262, the full text of which appears in Annex S-G to this supplement. Failure to comply strictly with the procedures set forth in Section 262 will result in the loss of appraisal rights. All references in Section 262 to a “stockholder” and all references in this summary to a “stockholder” or a “shareholder” are to the record holder of LIN common shares.

Under Section 262, LIN is required to notify shareholders not less than 20 days before the LIN special meeting to vote on the LIN Merger that appraisal rights will be available if the New Media General share consideration is oversubscribed. A copy of Section 262 must be included with that notice.

THIS DOCUMENT CONSTITUTES LIN’S NOTICE TO ITS SHAREHOLDERS OF THE AVAILABILITY OF APPRAISAL RIGHTS IN CONNECTION WITH THE LIN MERGER UNDER SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE IN THE EVENT THAT THE NEW MEDIA GENERAL SHARE CONSIDERATION IS OVERSUBSCRIBED. SECTION 262 IS ATTACHED HERETO AS ANNEX S-G.

If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 set forth in Annex S-G to this supplement and consult your legal advisor. If you fail to timely and properly comply with the requirements of Section 262, your appraisal rights may be lost.

If you elect to demand appraisal of your LIN common shares, you must satisfy each of the following conditions:

●

You must deliver to LIN a written demand for appraisal of your shares before the vote is taken on the LIN merger proposal at the LIN special meeting. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the LIN merger proposal. Voting against or failing to vote for the LIN merger proposal does not by itself constitute a demand for appraisal under Section 262.

●

You must not vote in favor of the LIN merger proposal. An executed proxy that is submitted but does not contain voting instructions will, unless revoked, be voted in favor of the LIN merger proposal. A vote in favor of the LIN merger proposal, by proxy or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. Therefore, a shareholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the approval of the LIN merger proposal or abstain from voting on the LIN merger proposal.

●

You must not submit a letter of transmittal or surrender your certificates representing LIN common shares to the exchange agent, or otherwise surrender your “book-entry” securities to the exchange agent. Submitting a letter of transmittal or surrendering your LIN certificates or “book-entry” securities may constitute a waiver of your appraisal rights and may nullify any previously filed demands for appraisal.

●

You must not submit an election form to the exchange agent electing to receive either the cash consideration or the New Media General share consideration for your shares. Pursuant to the anticipated terms of the election form, submission of an election form (that is not properly revoked before the Election Deadline) will constitute a waiver of your appraisal rights and will nullify any previously filed demands for appraisal.

●

You must be the record holder of such LIN common shares on the date written demand for appraisal is made and you must continuously hold your LIN common shares from the date you make your demand for appraisal rights through the effective date of the LIN Merger. A shareholder who is the record holder of LIN common shares on the date the written demand for appraisal is made, but who thereafter transfers such shares prior to the effective date of the LIN Merger, will lose any rights to appraisal in respect of such shares.

If the LIN Merger is completed and it is determined thereafter that appraisal rights are available because the New Media General share consideration is oversubscribed, you will lose your appraisal rights with respect to your LIN common shares if you have not complied with any of the conditions described above. A demand for appraisal will be sufficient if it reasonably informs of the identity of the shareholder and that such shareholder intends thereby to demand appraisal of such shareholder’s LIN common shares. Only a holder of record of LIN common shares, or a person duly authorized and explicitly purporting to act on that shareholder’s behalf, is entitled to assert appraisal rights for the LIN common shares registered in that shareholder’s name. A demand for appraisal must be executed by or on behalf of the shareholder of record, fully and correctly, as such shareholder’s name appears on their LIN certificates or on the records of LIN with respect to any LIN common shares held in “book-entry” form, and must state that such person intends thereby to demand appraisal of their LIN common shares in connection with the proposed LIN Merger. Beneficial owners who do not also hold the shares of record may not directly make appraisal demands to LIN. The beneficial owner must, in such cases, have the registered shareholder submit the required demand in respect of those shares.

If the LIN common shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand must be made in that capacity, and if the LIN common shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand must be executed by or on behalf of all joint owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as agent for such owner or owners. A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the LIN common shares held for one or more beneficial owners while not exercising such rights with respect to the shares held for other beneficial owners; in such case, the written demand should set forth the number of shares as to which appraisal is sought. Where the number of LIN common shares is not expressly stated, the demand will be presumed to cover all shares held in the name of the record owner. Shareholders who hold their LIN common shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

All demands for appraisal should be made in writing and addressed to:

LIN Media LLC

One West Exchange Street, Suite 5A

Providence, Rhode Island 02903

Attention: Denise Parent, Secretary

and must be executed by, or on behalf of, the record holder of the LIN common shares. The written demand must reasonably inform LIN of the identity of the LIN shareholder and state that the shareholder intends to demand appraisal of the LIN common shares held by the shareholder. If your LIN common shares are held through a bank, broker or other nominee and you wish to demand appraisal rights, you must act promptly to instruct the applicable bank, broker or other nominee to follow the steps required by Section 262.

If appraisal rights are available to the holders of LIN common shares in connection with the LIN Merger, then within 10 days after the effective date of the LIN Merger, the entity surviving the LIN Merger must give written notice of the effective date of the LIN Merger to each LIN shareholder who has properly asserted appraisal rights under Section 262 and who did not vote in favor of the LIN Merger.

If appraisal rights are available to the holders of LIN common shares in connection with the LIN Merger, then within 120 days after the effective date of the LIN Merger, but not thereafter, either the surviving entity or any shareholder who has complied with the requirements of Section 262 may commence an appraisal proceeding by filing a petition with the Delaware Court of Chancery demanding a determination of the value of the shares held by all shareholders entitled to appraisal rights. The entity surviving the LIN Merger has no obligation to file such a petition, and there is no present intention for it to do so if it is determined following the LIN Merger that appraisal rights are available to holders of LIN common shares in connection with the LIN Merger. If appraisal rights are available, a person who is the beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition for appraisal with the Delaware Court of Chancery with respect to any shares for which appraisal rights have properly been demanded and not withdrawn in accordance with Section 262. If a petition is not filed within such 120-day period, all appraisal rights relating to LIN common shares will terminate. Accordingly, if you wish to exercise your appraisal rights, you should regard it as your obligation to take all steps necessary to perfect your appraisal rights in the manner prescribed in Section 262.

At any time within 60 days after the effective date of the LIN Merger, any shareholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw the demand for appraisal made by the shareholder by delivering to the surviving entity a written withdrawal of the demand for appraisal. LIN shareholders who withdraw their demand or otherwise fail to perfect or lose their appraisal rights will be entitled to receive in respect of their shares the LIN Merger consideration that was payable in respect of no election shares, as specified by the merger agreement, without any interest thereon. Any attempt to withdraw an appraisal demand more than 60 days after the effective date of the LIN Merger will require the written approval of the surviving entity. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any shareholder without the approval of the Court, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that any shareholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw a demand for appraisal and accept the LIN Merger consideration offered pursuant to the merger agreement within 60 days after the effective date of the LIN Merger. If the surviving entity does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any shareholder who withdraws such shareholder’s right to appraisal in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the shareholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the LIN Merger consideration being offered pursuant to the merger agreement.

If appraisal rights are available to the holders of LIN common shares in connection with the LIN Merger, then within 120 days after the effective date of the LIN Merger, any shareholder who has complied with Section 262 will be entitled, upon written request, to receive from the surviving entity a statement setting forth the aggregate number of LIN common shares not voted in favor of the LIN Merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within 10 days after a written request therefor has been received by the surviving entity or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. A person who is the beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, request such a statement from the surviving entity.

If appraisal rights are available to the holders of LIN common shares in connection with the LIN Merger and if a dissenting shareholder duly files a petition for appraisal with the Delaware Court of Chancery and the petition is served on the surviving entity, then the surviving entity must file with the Delaware Register in Chancery within 20 days after being served such petition a duly verified list containing the names and addresses of all shareholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. After the Delaware Register in Chancery gives notice of the time and place fixed for hearing of such petition as required by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition to determine those shareholders who have complied with the requirements of Section 262 and who are entitled to appraisal rights.

The Delaware Court of Chancery may require shareholders who have demanded appraisal for their shares and who hold shares represented by certificates to submit their share certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings. If any shareholder fails to comply with such direction, the Delaware Court of Chancery may dismiss the proceedings as to such shareholder. After determination of the shareholders entitled to appraisal rights, an appraisal proceeding shall be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings, and the Delaware Court of Chancery will determine the fair value of the LIN common shares, exclusive of any element of value arising from the accomplishment or expectation of the LIN Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the LIN Merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the LIN Merger and the date of payment of the judgment. Once the fair value is determined by the Delaware Court of Chancery, the surviving entity will pay all dissenting shareholders the appraised value of their shares, together with interest accrued thereon during the pendency of the proceeding, immediately, in the case of holders of uncertificated shares, or upon surrender by such holders of any certificates representing such shares.

In determining fair value, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “fair price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that were known or could be ascertained as of the date of the merger that throw any light on future prospects of the target corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Shareholders considering seeking appraisal should be aware that, if appraisal rights are available to the holders of LIN common shares in connection with the LIN Merger, the “fair value” of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the LIN Merger, including the cash consideration, if they did not seek appraisal of their shares and that an investment banking opinion as to fairness from a financial point of view is not an opinion as to, and does not in any way address, fair value under Section 262. Although LIN believes that the consideration to be received by the LIN shareholders in the LIN Merger is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and LIN shareholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, such consideration to be received in the LIN Merger. None of New Media General, Media General or LIN anticipate offering more than the merger consideration to any shareholder of LIN exercising appraisal rights, and reserve the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a LIN common share is less than the consideration to be received by the LIN shareholders in the LIN Merger under the merger agreement. The Delaware courts have stated that the methods which are generally considered acceptable in the financial community and otherwise admissible in court may be considered in the appraisal proceedings. In addition, the Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenting shareholder’s exclusive remedy.

If appraisal rights are available but a petition for appraisal is not timely filed, then the right to an appraisal will cease. Costs of any appraisal proceeding (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and charged to the parties as the Court deems equitable under the circumstances. Upon application of any shareholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by such shareholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts utilized in the appraisal proceeding, to be charged pro rata against the value of all shares entitled to appraisal. In the absence of such a determination or assessment, each party bears its own expenses.

If any shareholder who demands appraisal of LIN common shares under Section 262 fails to perfect, successfully withdraws or loses such holder’s right to appraisal, the shareholder’s LIN common shares will be deemed to have been converted at the effective date of the LIN Merger into the right to receive the consideration to be received by no election shares pursuant to the merger agreement. A shareholder will fail to perfect, or effectively lose, the holder’s right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the effective date of the LIN Merger. In addition, as indicated above, a shareholder may withdraw a demand for appraisal in accordance with Section 262 and accept the consideration offered to LIN shareholders pursuant to the merger agreement. Any attempt to withdraw an appraisal demand more than 60 days after the effective time of the LIN Merger will require written approval of the surviving entity.

Any shareholder who has demanded appraisal rights will not, after the effective date of the LIN Merger, be entitled to vote such shareholder’s LIN common shares for any purpose or to receive payments of dividends or any other distribution with respect to such shares (other than with respect to payment of dividends or other distributions of LIN having a record date prior to the effective time of the LIN Merger).

If you elect to exercise your appraisal rights, the payment in cash of the fair value of your LIN common shares will be a taxable transaction to you as described in the section of the joint proxy statement/prospectus entitled “Material U.S. Federal Income Tax Consequences” beginning on page 107 thereof. Shareholders considering exercising appraisal rights should consult with their own tax advisors with regard to the tax consequences of such actions.

If you desire to exercise your appraisal rights, you must not vote for the LIN merger proposal and you must strictly comply with the procedures set forth in Section 262.

The process of demanding and exercising appraisal rights requires strict compliance with technical prerequisites under Section 262. In view of the complexity of Section 262, LIN shareholders who may wish to dissent from the LIN Merger and pursue appraisal rights should consult their legal advisors. Failure to take any required step in connection with exercising appraisal rights may result in the termination or waiver of such rights. To the extent there are any inconsistencies between the foregoing summary and Section 262, Section 262 will govern. Section 262 is attached hereto as Annex S-G.

Pursuant to the Carson voting agreement and the HMC voting agreement, the LIN supporting shareholders, who collectively hold approximately 99.9% of the issued and outstanding LIN Class B common shares and all of the issued and outstanding LIN Class C common shares, have already waived such appraisal rights in writing.

UPDATE TO INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows Media General to incorporate certain information into this document by reference to other information that has been filed with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information that is superseded by information in this document. The documents that are incorporated by reference contain important information about the companies and you should read this document together with any other documents incorporated by reference in this document.

This document incorporates by reference the following documents that have previously been filed with the SEC by Media General (File No. 001-06383):

●	Current Report on Form 8-K filed on August 5, 2014

●	Quarterly Report on Form 10-Q for the quarter ended June 30, 2014

●	Current Report on Form 8-K filed on August 20, 2014

●	Current Report on Form 8-K filed on August 26, 2014

●	Current Report on Form 8-K filed on September 4, 2014

A copy of each of the documents listed above is being mailed with this supplement. In addition, Media General is incorporating by reference any documents it may file under Section 13(a), 13(c) 14 or 15(d) of the Exchange Act after the date of this document and prior to the date of the special meeting of the Media General shareholders, provided, however, that Media General is not incorporating by reference any information furnished (but not filed), except as otherwise specified herein. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference will be deemed to be modified or superseded for the purposes of this supplement to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this supplement.

Media General and LIN file annual, quarterly and special reports, proxy statements and other business and financial information with the SEC. You may obtain the information incorporated by reference and any other materials Media General or LIN files with the SEC without charge by following the instructions in the section entitled “Update to Where You Can Find More Information” on page S-77.

Neither Media General nor LIN has authorized anyone to give any information or make any representation about the mergers that is different from, or in addition to, that contained in this document or in any of the materials that have been incorporated into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

UPDATE TO WHERE YOU CAN FIND MORE INFORMATION

Media General and LIN file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these documents at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Media General’s SEC filings are also available over the Internet at the SEC’s website at http://www.sec.gov and under the heading “Investor Relations” on Media General’s corporate website at http://www.mediageneral.com and under the heading “Investor Relations” on LIN’s corporate website at http://www.linmedia.com. By referring to Media General’s website, LIN’s website and the SEC’s website, Media General and LIN do not incorporate such website or its contents into this supplement. The shares of Media General voting common stock will be listed on the NYSE under the trading symbol of “MEG” and the shares of LIN voting common stock will be listed on the NYSE under the trading symbol “LIN.”

In addition, LIN’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 is attached hereto as Annex S-D, LIN’s Current Report on Form 8-K/A filed with the SEC on August 4, 2014 (which financial statements and related audit reports supersede the financial statements included in the joint proxy statement/prospectus) is attached hereto as Annex S-E, and LIN’s Current Report on Form 8-K/A filed with the SEC on September 4, 2014 is attached hereto as Annex S-F.

Media General has appointed D.F. King & Co., Inc. as proxy solicitor for the proxy statement/prospectus. Any questions about the merger, requests for additional copies of documents or assistance voting your Media General shares may be directed to D.F. King & Co., Inc., at 48 Wall Street, 22nd Floor, New York, New York 10005 or by telephone at (800) 848-3416 (toll free) Monday through Friday (except bank holidays), between 8:00 a.m. and 9:00 p.m., Eastern time, or by email at mediageneral@dfking.com.

Any questions about the merger, requests for additional copies of documents or assistance voting your LIN common shares may be directed to Denise M. Parent, Secretary, LIN Media LLC, 701 Brazos Street, Suite 800, Austin, Texas 78701 or by telephone at (512) 774-6110.

Annex S-A

EXECUTION VERSION

AMENDMENT NO. 1 TO THE

AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 1 to the AGREEMENT AND PLAN OF MERGER, is made and entered into as of August 20, 2014 (this “Amendment”), by and among Media General, Inc., a Virginia corporation (“Mercury”), Mercury New Holdco, Inc., a Virginia corporation and a direct, wholly owned subsidiary of Mercury (“New Holdco”), Mercury Merger Sub 1, Inc., a Virginia corporation and a direct, wholly owned subsidiary of New Holdco (“Merger Sub 1”), Mercury Merger Sub 2, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of New Holdco (“Merger Sub 2”), and LIN Media LLC, a Delaware limited liability company (“Lares”). Each of Mercury, New Holdco, Merger Sub 1, Merger Sub 2, and Lares may be referred to herein as a “party” and collectively as the “parties.”

W I T N E S S E T H:

WHEREAS, the parties entered into that certain Agreement and Plan of Merger, dated as of March 21, 2014 (the “Merger Agreement”);

WHEREAS, the Merger Agreement, pursuant to Section 8.4 thereof, may be amended by written agreement of Mercury and Lares;

WHEREAS, the parties desire to amend the Merger Agreement in order to reflect certain additional understandings reached among the parties;

WHEREAS, the Lares Board has unanimously (a) (after consultation with its outside legal counsel and its financial advisor) determined that the Merger Agreement (as amended by this Amendment) and the transactions contemplated thereby, including the Second Merger, are consistent with, and will further the business strategies and goals of Lares and are advisable, fair to, and in the best interests of, Lares and the Lares Shareholders, (b) approved and declared advisable the Merger Agreement (as amended by this Amendment) and the transactions contemplated thereby, including the Second Merger, and (c) subject to the terms and conditions of Section 6.10 of the Merger Agreement, recommended that the Lares Shareholders vote to adopt the Merger Agreement (as amended by this Amendment); and

WHEREAS, the Mercury Board has unanimously (a) (after consultation with its outside legal counsel and its financial advisor) determined that the Merger Agreement (as amended by this Amendment), the Mercury Charter Amendment, the Plan of Merger, and the transactions contemplated thereby, including the Mergers and the New Holdco Share Issuance, are consistent with, and will further the business strategies and goals of Mercury and are advisable, fair to, and in the best interests of, Mercury and the Mercury Shareholders, (b) approved and adopted the Merger Agreement (as amended by this Amendment), the Mercury Charter Amendment, the Plan of Merger and the transactions contemplated thereby, including the Mergers and the New Holdco Share Issuance, and (c) subject to the terms and conditions of Section 6.11 of the Merger Agreement, recommended that the holders of shares of Mercury Voting Common Stock vote to approve the Mercury Charter Amendment and the New Holdco Share Issuance.

1

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Mercury and Lares agree as follows:

Section 1. Interpretation. This Amendment is made and delivered pursuant to the Merger Agreement. Except as otherwise provided herein, capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Merger Agreement.

Section 2. Amendments to the Merger Agreement.

Section 2.1     Change of Consideration.

(a)     The reference to “$27.82” in Section 2.2(a)(i)(A) of the Merger Agreement is hereby replaced by a reference to “$25.97”.

(b)     The reference to “1.5762” in Section 2.2(a)(i)(B) of the Merger Agreement is hereby replaced by a reference to “1.4714”.

(c)     The reference to “27,426,312” in Section 2.2(b) of the Merger Agreement is hereby replaced by a reference to “29,380,053”.

Section 2.2      Election Form.

(a)     Section 2.3(a) of the Merger Agreement is hereby amended by adding the following as the last sentence thereof:

“Mercury shall prepare an amended Election Form, which shall be reasonably acceptable to Lares, to reflect any amendments to this Agreement that require corresponding changes to the Election Form.”

Section 2.3      Shareholder Meeting.

(a)     The first sentence of Section 6.2(a) of the Merger Agreement is hereby amended and restated to read as follows:

“As promptly as practicable following the effectiveness of the Form S-4 (subject to any extension reasonably necessary to comply with applicable Law, including amending any disclosure document to be delivered to holders of Lares Common Shares or Mercury Common Stock in connection with the Amendment or otherwise acting to address any oral or written comments made by the SEC), Mercury shall, in consultation with Lares, in accordance with applicable Law and the Mercury Organizational Documents, (i) establish a record date for, duly call and give notice of a meeting of the holders of Mercury Voting Common Stock (the “Mercury Shareholder Meeting”) at which meeting Mercury shall seek the Required Mercury Vote, which record date shall be no later than ten (10) days after the date on which the Form S-4 is declared effective under the Securities Act, and (ii) convene and hold the Mercury Shareholder Meeting.”

2

(b)     The first sentence of Section 6.2(b) of the Merger Agreement is hereby amended and restated to read as follows:

“As promptly as practicable following the effectiveness of the Form S-4 (subject to any extension reasonably necessary to comply with the DLLCA, the Lares LLC Agreement and applicable Law, including amending any disclosure document to be delivered to holders of Lares Common Shares or Mercury Common Stock in connection with the Amendment or otherwise acting to address any oral or written comments made by the SEC), Lares shall, in consultation with Mercury, in accordance with applicable Law and the Lares LLC Agreement, (i) establish a record date for, duly call and give notice of a meeting of the holders of Lares Common Shares (the “Lares Shareholder Meeting”) at which meeting Lares shall seek the Required Lares Vote, which record date shall be no later than ten (10) days after the date on which the Form S-4 is declared effective under the Securities Act, and (ii) convene and hold the Lares Shareholder Meeting.”

(c)     The following is hereby added as a new Section 6.2(d) of the Merger Agreement:

“(d)     Unless otherwise agreed to by Mercury and Lares, the Mercury Shareholder Meeting shall be convened on August 20, 2014, and, without conducting any business, shall be adjourned until 11:00 a.m. eastern time on October 6, 2014 (subject to any adjournment or postponement thereof in accordance with Section 6.2(a)), which new date, time and place shall be announced at the Mercury Shareholder Meeting before adjournment. Unless otherwise agreed to by Mercury and Lares, the Lares Shareholder Meeting shall be convened on August 20, 2014, and, without conducting any business, shall be adjourned until 9:00 a.m. eastern time on October 6, 2014 (subject to any adjournment or postponement thereof in accordance with Section 6.2(b)), which new date, time and place shall be announced at the Lares Shareholder Meeting before adjournment.”    Unless otherwise agreed to by Mercury and Lares, the record date for the Mercury Shareholder Meeting and the Lares Shareholder Meeting shall continue to be July 18, 2014 (subject to any change required by applicable Law, the Mercury Organizational Documents or the Lares LLC Agreement, as applicable or to address any oral or written comments made by the SEC).

Section 2.4     Appropriate Action; Consents; Filings.

(a)     Schedule 6.3(a) of the Lares Disclosure Schedule is hereby amended and restated to read in its entirety as set forth on Schedule 6.3(a) delivered herewith.

(b)     The last sentence of Section 6.3(a) of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

"New Holdco, Mercury and Lares agree that the foregoing shall require the parties to effect the Regulatory Divestitures contemplated by Section 6.3(a) of the Lares Disclosure Schedule (as amended)."

(c)     Clause (i) of the first sentence of Section 6.3(d) is hereby amended and restated to read in its entirety as follows:

3

"(i) require, or be construed to require, New Holdco, Mercury, Lares or any of their Subsidiaries to take, or agree to take, any Regulatory Action other than the Regulatory Divestitures contemplated by Schedule 6.3(a) of the Lares Disclosure Schedule (as amended)”

(d)     Section 6.3(e) of the Merger Agreement is hereby amended and restated to read as follows:

“[Reserved]”

Section 2.5      Closing Conditions.

(a)     Section 7.2(c) of the Merger Agreement is hereby amended by inserting the following new sentence at the end thereof:

“For the avoidance of doubt, the parties acknowledge and agree that (i) the failure of Lares and its affiliates to renew the CBS network affiliation agreement related to WISH-TV, located in Indianapolis, Indiana, and the related effects therefrom on the business, financial condition and/or results of operations of Lares and its Subsidiaries, and (ii) any changes in programming and retransmission fees in connection with the renewal of any network affiliation agreements that otherwise expire on or prior to December 31, 2014, to the extent such changes are consistent with the most recent projections for Lares provided to Mercury on August 18, 2014, which changes the parties acknowledge are industry changes, shall not be taken into account in determining whether the condition set forth in Section 7.2(a) or in this Section 7.2(c) has been satisfied.”

(b)     Schedule 7.2(d) of the Lares Disclosure Schedule is hereby amended and restated to eliminate Item 24 therefrom.

(c)     Section 7.3(c) of the Merger Agreement is hereby amended by inserting the following new sentence at the end thereof:

“For the avoidance of doubt, the parties acknowledge and agree any changes in programming and retransmission fees in connection with the renewal of any network affiliation agreements that otherwise expire on or prior to December 31, 2014, to the extent such changes are consistent with the most recent projections for Mercury provided to Lares on August 17, 2014, which changes the parties acknowledge are industry changes, shall not be taken into account in determining whether the condition set forth in Section 7.3(a) or in this Section 7.3(c) has been satisfied.”

Section 2.6     Termination Right. Section 8.1 of the Merger Agreement is hereby amended by deleting clause (i) in its entirety.

Section 2.7     Definitions. Section 9.3 of the Merger Agreement is hereby amended by deleting the defined term “Net Lost Annual BCF” in its entirety.

4

Section 3. Supplement to the Joint Proxy Statement/Prospectus. As promptly as practicable after the date of this Amendment (but in no event later than September 15, 2014), Mercury and Lares shall jointly prepare, file with the SEC, and mail to their respective shareholders a supplement to the Joint Proxy Statement/Prospectus containing a notice of the date, time and place at which the Mercury Shareholder Meeting and the LIN Shareholder Meeting will be reconvened, disclosing the matters that are the subject of this Amendment, together with any other related disclosures (new or amended) that are necessary or appropriate to reflect such matters and are otherwise required by applicable Law (including Section 262 of the DGCL). Each of Mercury and Lares shall otherwise comply with (i) the provisions set forth in Section 6.1 of the Merger Agreement with respect to the Joint Proxy Statement/Prospectus and (ii) any other related disclosures (new or amended) that are necessary or appropriate to reflect such matters and are otherwise required by applicable Law.

Section 4. Representations and Warranties.

Section 4.1     Additional Representations of Mercury.

(a)     Mercury has the requisite corporate power and authority to execute and deliver this Amendment and to consummate the transactions contemplated hereby. The execution and delivery of this Amendment have been duly and validly authorized by the Mercury Board. This Amendment has been duly and validly executed and delivered by Mercury and (assuming due authorization, execution and delivery by Lares) constitutes the valid and binding obligation of Mercury, enforceable against Mercury in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies).

(b)     Mercury hereby represents and warrants to Lares that the Mercury Board has received the opinion of RBC, to the effect that, as of the date of the Amendment and subject to the assumptions and limitations set forth in such opinion, the Mercury Exchange Ratio in the First Merger pursuant to the Agreement (as amended by this Amendment) is fair, from a financial point of view, to holders of Mercury Common Stock. Mercury will, following the execution of this Amendment, make available to Lares, solely for informational purposes, a signed copy of such opinion.

Section 4.2     Additional Representations of Lares.

(a)     Lares has the requisite limited liability company power and authority to execute and deliver this Amendment and to consummate the transactions contemplated hereby. The execution and delivery of this Amendment have been duly and validly authorized by the Lares Board. This Amendment has been duly and validly executed and delivered by Lares and (assuming due authorization, execution and delivery by Mercury) constitutes the valid and binding obligation of Lares, enforceable against Lares in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies).

5

(b)     Lares hereby represents and warrants to Mercury that the Lares Board has received the opinion of JPM, to the effect that, as of the date of the Amendment and subject to the assumptions, qualifications and limitations set forth in such opinion, the Merger Consideration to be received by the holders of Lares Common Shares (other than Lares Cancelled Shares and Lares Dissenting Shares) in the Second Merger pursuant to the Agreement (as amended by this Amendment) is fair, from a financial point of view, to such holders. Lares will, following the execution of the Amendment, make available to Mercury, solely for informational purposes, a signed copy of such opinion.

Section 5. Miscellaneous.

Section 5.1     Entire Agreement; Full Force and Effect. Except to the extent specifically amended herein or supplemented hereby, the Merger Agreement remains unchanged and in full force and effect, and this Amendment will be governed by and subject to the terms of the Merger Agreement, as amended by this Amendment. The Merger Agreement (including the documents and the instruments referred to therein), as amended by this Amendment, constitutes the entire agreement among the parties hereto, and (except with respect to the Confidentiality Agreement) supersedes all prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter of the Merger Agreement. From and after the date of this Amendment, each reference in the Merger Agreement to “this Agreement”, “hereof”, “hereunder”, “herein” or words of like import, and all references to the Merger Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind of nature (other than this Amendment or as otherwise expressly provided) will be deemed to mean the Merger Agreement, as amended by this Amendment, whether or not this Amendment is expressly referenced.

Section 5.2     Governing Law. This Amendment and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Amendment or the negotiation, execution or performance of this Amendment (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Amendment or as an inducement to enter into this Agreement) shall be governed and construed in accordance with the internal Laws of the Commonwealth of Virginia applicable to contracts made and wholly performed within such Commonwealth, without regard to any applicable conflicts of law principles that would result in the application of the Laws of any other jurisdiction, except to the extent that mandatory provisions of the DLLCA or, by operation of the Lares LLC Agreement, mandatory provisions of the DGCL, govern.

Section 5.3     Counterparts. This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that each party need not sign the same counterpart.

Remainder of Page Intentionally Left Blank

6

IN WITNESS WHEREOF, Mercury and Lares have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

MEDIA GENERAL, INC.

By:	/s/ James F. Woodward
Name: James F. Woodward
Title: Senior Vice President and Chief Financial Officer

MERCURY NEW HOLDCO, INC.

By:	/s/ James F. Woodward
Name: James F. Woodward
Title: Treasurer

MERCURY MERGER SUB 1, INC.

By:	/s/ James F. Woodward
Name: James F. Woodward
Title: Treasurer

MERCURY MERGER SUB 2, LLC

By:	/s/ James F. Woodward
Name: James F. Woodward
Title: Treasurer

LIN MEDIA LLC

By:	/s/ Vincent L. Sadusky
Name: Vincent Sadusky
Title: President and Chief Executive Officer

Signature Page to Amendment No. 1 to Merger Agreement

Annex S-B

[LETTERHEAD OF RBC CAPITAL MARKETS, LLC]

August 19, 2014

The Board of Directors

Media General, Inc.

333 E. Franklin Street

Richmond, Virginia 23219

The Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to holders of the voting common stock and non-voting common stock, collectively as a group, of Media General, Inc. a Virginia corporation (“Media General”), of the Media General Exchange Ratio (defined below) provided for pursuant to the terms and subject to the conditions set forth in an Amendment No. 1 (the “Amendment”) to the Agreement and Plan of Merger, dated as of March 20, 2014 (as amended, the “Agreement”), to be entered into among Media General, Mercury New Holdco, Inc., a Virginia corporation and wholly owned subsidiary of Media General (“New Holdco”), Mercury Merger Sub 1, Inc., a Virginia corporation and wholly owned subsidiary of New Holdco (“Merger Sub 1”), Mercury Merger Sub 2, LLC, a Delaware limited liability company and wholly owned subsidiary of New Holdco (“Merger Sub 2”), and LIN Media LLC, a Delaware limited liability company (“LIN Media”). As more fully described in the Agreement, Media General and LIN Media will effect a business combination (the “Transaction”) in which Merger Sub 1 will be merged with and into Media General (the “First Merger”) and Merger Sub 2 will be merged with and into LIN Media (the “Second Merger”). The Agreement provides that, pursuant to the First Merger, each outstanding share of the voting common stock, no par value, of Media General (“Media General Voting Common Stock”) and the non-voting common stock, no par value, of Media General (“Media General Non-Voting Common Stock”) will be converted into the right to receive one (the “Media General Exchange Ratio”) share of (i) in the case of Media General Voting Common Stock, the voting common stock, no par value, of New Holdco (“New Holdco Voting Common Stock”) and (ii) in the case of Media General Non-Voting Common Stock, the non-voting common stock, no par value, of New Holdco (“New Holdco Non-Voting Common Stock”). The Agreement further provides that, pursuant to the Second Merger, each outstanding share of Class A common stock, Class B common stock and Class C common stock of LIN Media, each representing limited liability company interests in LIN Media (collectively, “LIN Media Common Stock”), will be converted into the right to receive, at the election of the holder thereof and subject to certain proration and allocation procedures (as to which we express no opinion), $25.97 in cash or 1.4714 shares of New Holdco Voting Common Stock; provided, that the aggregate cash amount payable in the Second Merger will be $763 million. The terms and conditions of the Transaction and related transactions are set forth more fully in the Agreement.

RBC Capital Markets, LLC (“RBCCM”), as part of our investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. In the ordinary course of business, RBCCM or one or more of our affiliates may act as a market maker and broker in the publicly traded securities of Media General, LIN Media and/or any other company that may be involved in the Transaction and related transactions or their respective affiliates and receive customary compensation in connection therewith, and may also actively trade securities of Media General, LIN Media and/or any other company that may be involved in the Transaction and related transactions or their respective affiliates for our or our affiliates’ own account and the accounts of our or our affiliates’ customers and, accordingly, RBCCM and our affiliates may hold a long or short position in such securities.

The Board of Directors

Media General, Inc.

August 19, 2014

We are acting as financial advisor to Media General in connection with the Transaction and we will receive a fee for our services, a portion of which was paid upon delivery of our opinion in connection with the execution of the Agreement prior to its amendment and the principal portion of which is contingent upon consummation of the Transaction. Media General also has agreed to indemnify us for certain liabilities that may arise out of our engagement and to reimburse us for expenses reasonably incurred in connection with our services. RBCCM and certain of our affiliates in the past have provided, currently are providing and in the future may provide investment banking and financial advisory services to Media General and LIN Media, for which RBCCM and such affiliates have received and may receive customary compensation including, during the past two years, having acted or acting (i) as financial advisor to Media General in connection with its acquisition of New Young Broadcasting Holding Co., Inc. in 2013 and as joint lead arranger for the related financing for such acquisition, (ii) as joint book-running manager for an equity offering of Media General in May 2014 and (iii) as sole book-running manager for, and as a lender under, certain credit facilities of Media General and as a lender under certain credit facilities of LIN Media. We and certain of our affiliates also are acting as joint book-running manager and joint lead arranger for the financing contemplated to be undertaken in connection with the Transaction, for which services we and our affiliates will receive customary compensation.

For the purposes of rendering our opinion, we have undertaken such review, inquiries and analyses as we deemed necessary or appropriate under the circumstances, including the following: (i) we reviewed the financial terms of a draft, dated August 18, 2014, of the Amendment; (ii) we reviewed certain publicly available financial and other information, and certain historical operating data, with respect to Media General made available to us from published sources and internal records of Media General; (iii) we reviewed certain publicly available financial and other information, and certain historical operating data, with respect to LIN Media made available to us from published sources and internal records of LIN Media; (iv) we reviewed financial projections and other estimates and data relating to Media General and LIN Media prepared by the managements of Media General and LIN Media (as adjusted, in the case of financial projections and estimates relating to LIN Media, by the management of Media General), including estimates regarding certain tax benefits resulting from prior acquisitions and potential tax savings expected to result from the utilization of net operating loss carryforwards of Media General and LIN Media (collectively, “Tax Attributes”); (v) we conducted discussions with members of the senior managements of Media General and LIN Media with respect to the respective business prospects and financial outlook of Media General and LIN Media as well as the strategic rationale and potential cost savings and other benefits expected by the managements of Media General and LIN Media to be realized in the Transaction (collectively, the “Synergies”); (vi) we reviewed the reported prices and trading activity for Media General Common Stock and LIN Media Common Stock; (vii) we compared certain financial metrics of Media General and LIN Media with those of selected publicly traded companies; (viii) we compared certain financial terms of the Transaction with those of selected precedent transactions; (ix) we reviewed the potential pro forma financial impact of the Transaction on the future financial performance of New Holdco relative to Media General on a standalone basis after taking into account potential Tax Attributes and Synergies; and (x) we considered other information and performed other studies and analyses as we deemed appropriate.

In arriving at our opinion, we employed several analytical methodologies and no one method of analysis should be regarded as critical to the overall conclusion we have reached. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The overall conclusion we have reached is based on all analyses and factors presented, taken as a whole, and also on application of our own experience and judgment. Such conclusion may involve significant elements of subjective judgment and qualitative analysis. We therefore give no opinion as to the value or merit standing alone of any one or more portions of such analyses or factors.

The Board of Directors

Media General, Inc.

August 19, 2014

In rendering our opinion, we have assumed and relied upon the accuracy and completeness of all information that was reviewed by us, including all of the financial, legal, tax, accounting, operating and other information provided to or discussed with us by or on behalf of Media General or LIN Media (including, without limitation, financial statements and related notes), and upon the assurances of the managements of Media General and LIN Media that they are not aware of any relevant information that has been omitted or that remains undisclosed to us. We have not assumed responsibility for independently verifying and have not independently verified such information. We have assumed that the financial projections and other estimates and data relating to Media General and LIN Media (as adjusted, in the case of LIN Media, by the management of Media General), including as to potential Tax Attributes and Synergies, provided to us by Media General and LIN Media were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments as to the future financial performance of Media General and LIN Media and the other matters covered thereby and that the financial results reflected therein will be realized in the amounts and at the times projected. We express no opinion as to such financial projections and other estimates and data, including as to potential Tax Attributes and Synergies, or the assumptions upon which they were based. We have relied upon the assessments of the managements of Media General and LIN Media as to (i) the potential impact on Media General and LIN Media of market trends and prospects, including regulatory matters, relating to the telecommunications and broadcasting industry, (ii) existing and future relationships, agreements and arrangements with, and ability to retain, key customers, employees and network affiliates of Media General and LIN Media, and (iii) the ability to integrate the businesses of Media General and LIN Media. We have assumed, with the consent of Media General, that there will be no developments with respect to any of the foregoing that would be meaningful in any respect to our analyses or opinion.

In rendering our opinion, we have not assumed any responsibility to perform, and have not performed, an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Media General, LIN Media or any other entity (including New Holdco), and we have not been furnished with any such valuations or appraisals. We have not assumed any obligation to conduct, and have not conducted, any physical inspection of the property or facilities of Media General, LIN Media or any other entity. We have assumed that the Transaction and related transactions will be consummated in accordance with the terms of the Agreement and all applicable laws and other relevant documents or requirements, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Transaction and related transactions, no delay, limitation, restriction or condition will be imposed, including any divestiture or other requirements, that would have an adverse effect on Media General, LIN Media, New Holdco, the Transaction or related transactions (including the contemplated benefits thereof). We further have assumed that the Transaction will qualify for U.S. federal income tax purposes as a reorganization within the meaning of Section 351 of the Internal Revenue Code of 1986, as amended. In addition, we have assumed that the final executed Amendment will not differ, in any respect meaningful to our analyses or opinion, from the execution version of the Amendment we reviewed.

Our opinion speaks only as of the date hereof, is based on conditions as they exist and information which we have been supplied as of the date hereof, and is without regard to any market, economic, financial, legal or other circumstances or event of any kind or nature which may exist or occur after such date. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon events occurring after the date hereof and do not have an obligation to update, revise or reaffirm this opinion. Our opinion, as set forth herein, relates to the relative values of Media General and LIN Media. We do not express any opinion as to what the value of New Holdco Common Stock actually will be when issued in connection with the Transaction or the prices or range of prices at which New Holdco Common Stock, Media General Common Stock or LIN Media Common Stock may trade or otherwise be transferable at any time, whether prior to or following the Transaction and related transactions.

The Board of Directors

Media General, Inc.

August 19, 2014

The advice (written or oral) of RBCCM and our opinion expressed herein is provided for the benefit, information and assistance of the Board of Directors of Media General (in its capacity as such) in connection with its evaluation of the Transaction. We express no opinion and make no recommendation to any stockholder as to how such stockholder should vote or act with respect to any proposal to be voted upon in connection with the Transaction or any related transactions.

Our opinion addresses only the fairness, from a financial point of view and as of the date hereof, of the Media General Exchange Ratio (to the extent expressly specified herein) to holders of Media General Common Stock collectively as a group as if Media General Voting Common Stock and Media General Non-Voting Common Stock were a single class, without regard to individual circumstances of specific holders with respect to control, voting, liquidity or other rights or aspects which may distinguish such holders or the securities of Media General held by such holders and our analyses and opinion do not address, take into consideration or give effect to, any rights, preferences, restrictions or limitations that may be attributable to such securities nor does our opinion in any way address proportionate allocation or relative fairness. Our opinion does not in any way address any other terms, conditions, implications or other aspects of the Transaction or any related transactions or the Agreement or any related documents or the financial or other terms of any voting, registration rights or other agreement, arrangement or understanding to be entered into in connection with or contemplated by the Transaction, any related transactions or otherwise. Our opinion also does not address the underlying business decision of Media General to engage in the Transaction or related transactions or the relative merits of the Transaction or related transactions compared to any alternative business strategy or transaction that may be available to Media General or in which Media General might engage. We have not evaluated the solvency or fair value of Media General, LIN Media or any other entity (including New Holdco) under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We do not express any opinion as to any legal, regulatory, tax or accounting matters, as to which we understand that Media General has obtained such advice as it deemed necessary from qualified professionals. Further, in rendering our opinion, we do not express any view on, and our opinion does not address, the fairness of the amount or nature of the compensation (if any) to any officers, directors or employees of any party, or class of such persons, relative to the Media General Exchange Ratio or otherwise.

The issuance of our opinion has been approved by RBCCM’s Fairness Opinion Committee.

The Board of Directors

Media General, Inc.

August 19, 2014

Based on our experience as investment bankers and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Media General Exchange Ratio provided for in the First Merger is fair, from a financial point of view, to holders of Media General Common Stock, collectively as a group.

Very truly yours,

/s/ RBC Capital Markets, LLC

RBC CAPITAL MARKETS, LLC

Annex S-C

August 20, 2014

The Board of Directors

LIN Media LLC

One West Exchange Street, Suite 5A Providence, RI 02903

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of (1) the Class A common shares (the “Class A Shares”), (2) the Class B common shares (the “Class B Shares”) and (3) the Class C common shares (the “Class C Shares”, and, collectively with the Class A Shares and the Class B Shares, the “Company Common Shares”) of LIN Media LLC (the “Company”) of the consideration to be paid to such holders in the proposed Transaction (as defined below) with Media General, Inc. (the “Acquiror”). Pursuant to the Agreement and Plan of Merger dated as of March 21, 2014 (the “Original Merger Agreement”), as amended by Amendment No. 1 dated as of August 20, 2014 (the “Amendment”) to the Original Merger Agreement (as so amended, the “Agreement”), by and among the Acquiror, Mercury New Holdco, Inc., a direct wholly-owned subsidiary of the Acquiror (“New Holdco”), Mercury Merger Sub 1, Inc., a direct wholly-owned subsidiary of New Holdco (“Merger Sub 1”), Mercury Merger Sub 2, LLC, a direct wholly-owned subsidiary of New Holdco (“Merger Sub 2”) and the Company, the following will occur (collectively, the “Transaction”):

•

Merger Sub 1 will merge with and into the Acquiror (the “First Merger”) and the Acquiror will become a direct wholly-owned subsidiary of New Holdco, and each outstanding share of the Acquiror’s voting common stock, no par value per share (the “Acquiror Voting Common Stock”), will be converted into the right to receive one share of New Holdco voting common stock, no par value per share (the “New Holdco Voting Common Stock”), and each outstanding share of the Acquiror’s non-voting common stock, no par value per share (the “Acquiror Non-Voting Common Stock” and, together with the Acquiror Voting Common Stock, the “Acquiror Common Stock”), will be converted into the right to receive one share of New Holdco non-voting common stock, no par value per share (the “New Holdco Non-Voting Common Stock”); and

•

following the First Merger, Merger Sub 2 will merge with and into the Company and the Company will become a direct wholly-owned subsidiary of New Holdco, and each outstanding Company Common Share, other than (x) Company Common Shares held in treasury or owned, directly or indirectly, by the Company or any of its subsidiaries or the Acquiror or any of its subsidiaries (the “Lares Cancelled Shares”) and (y) Lares Dissenting Shares (as defined in the Agreement), will be converted into the right to receive (i) at the election of the holder thereof, consideration per share equal to either (A) $25.97 in cash (the “Cash Election Consideration”) or (B) 1.4714 shares (the “Stock Election Consideration”) of the New Holdco Voting Common Stock, and (ii) with respect to each holder of Company Common Shares who would otherwise be entitled to a fractional share of the New Holdco Voting Common Stock, an amount in cash determined by multiplying such fraction of a share of New Holdco Voting Common Stock by the average daily volume weighted average price of Acquiror Voting Common Stock for the five consecutive NYSE trading days immediately prior to the Closing Date (as defined in the Agreement) (the “Fractional Consideration”).

The aggregate Cash Election Consideration together with the aggregate Stock Election Consideration and the aggregate Fractional Consideration to be received by the holders of Company Common Shares in the Transaction is referred to as the “Consideration”. The Consideration will be subject to certain proration procedures based on the relative number of shares for which Cash Election Consideration and Stock Election Consideration is elected as set forth in the Agreement, as to which we express no view or opinion.

In connection with preparing our opinion, we have (i) reviewed the Original Merger Agreement and the Amendment; (ii) reviewed certain publicly available business and financial information concerning the Company and the Acquiror and the industries in which they operate; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration paid for such companies; (iv) compared the financial and operating performance of the Company and the Acquiror with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the publicly traded Company Common Shares and Acquiror Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by the managements of the Company and the Acquiror relating to their respective businesses, as well as the estimated amount and timing of the cost savings and related expenses and synergies expected to result from the Transaction provided to us by the managements of the Company and the Acquiror (the “Synergies”); and (vi)

performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Company and the Acquiror with respect to certain aspects of the Transaction, and the past and current business operations of the Company and the Acquiror, the financial condition and future prospects and operations of the Company and the Acquiror, the effects of the Transaction on the financial condition and future prospects of the Company and the Acquiror, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company and the Acquiror or otherwise reviewed by or for us, and we have not independently verified (nor have we assumed responsibility or liability for independently verifying) any such information or its accuracy or completeness. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Acquiror under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, including the Synergies, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company and the Acquiror to which such analyses or forecasts relate. We express no view as to such analyses or forecasts (including the Synergies) or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will have the tax consequences described in discussions with, and materials furnished to us by, representatives of the Company, and will be consummated as described in the Agreement. At the Company’s direction, our analysis does not include any valuation or other effects of any sale, redistribution or commercial monetization of spectrum assets. We have also assumed that the representations and warranties made by the Company and the Acquiror in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or the Acquiror or on the contemplated benefits of the Transaction.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid to the holders of the Company Common Shares in the proposed Transaction and we express no opinion as to the fairness of any consideration paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Consideration to be paid to the holders of the Company Common Shares in the Transaction or with respect to the fairness of any such compensation. We are expressing no opinion herein as to the price at which the Company Common Shares, the Acquiror Common Stock, the New Holdco Voting Common Stock or the New Holdco Non-Voting Common Stock will trade at any future time.

We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with the Company and the Acquiror, for which we and such affiliates have received customary compensation. Such services during such period have included acting as arranger for a term loan facility for the Company’s subsidiary, KASY TV Licensee LLC in December 2012, acting as arranger of the Company’s term loan facility in December 2012, acting as arranger for a term loan facility for the Company’s subsidiary, Vaughn Acquisition LLC in October 2012, acting as a bookrunner on the notes offering of the Company’s subsidiary, Lin Television Corp. in October 2012, acting as arranger for a term loan facility for the Acquiror’s subsidiary, WXXA – TV in August 2013 and acting as an arranger of the Acquiror’s revolving credit facility in July 2013. In addition, our commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of the Company, for which it receives customary compensation or other financial benefits. During the two years preceding the date of this letter, we and our affiliates have not had material financial advisory or material commercial or investment banking relationships with the Company’s 36% shareholder, Hicks, Muse & Co. Partners, L.P. (“Hicks Muse”), but in the ordinary course of our business we have provided investment and commercial banking services to certain portfolio companies of Hicks Muse for which we and such affiliates have received customary compensation. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company or the Acquiror for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Consideration to be paid to the holders of the Company Common Shares in the proposed Transaction is fair, from a financial point of view, to such holders.

The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote or act with respect to the Transaction or any other matter, including, without limitation, whether any shareholder should elect to receive the Cash Election Consideration or the Stock Election Consideration or make no election in the Transaction. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy (including any joint proxy statement prepared by the Company and the Acquiror) or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

J.P. MORGAN SECURITIES LLC

/s/ J.P. Morgan Securities LLC

U147031

Annex S-D

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 10-Q

Quarterly Report pursuant to Section 13 OR 15 (d) of the Securities Exchange Act of 1934

For the quarterly period ended June 30, 2014

Commission file number: 001-36032	Commission file number: 000-25206

LIN Media LLC	LIN Television Corporation
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Delaware	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

90-0935925	13-3581627
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

701 Brazos Street, Suite 800
Austin, Texas 78701
(Address of principal executive offices)

(512) 774-6110
(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☒  No ☐

Indicate by check mark whether the registrant has submitted electronically and posted to its corporate Website, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding twelve months (or for such shorter period that the registrant was required to submit and post such files).  Yes ☒  No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).  Yes ☐  No ☒

This combined Form 10-Q is separately filed by (i) LIN Media LLC and (ii) LIN Television Corporation. LIN Television Corporation meets the conditions set forth in general instruction H (1) (a) and (b) of Form 10-Q and is, therefore, filing this form with the reduced disclosure format permitted by such instruction.

LIN Media LLC Class A common shares, outstanding as of August 8, 2014: 37,693,498 shares.
LIN Media LLC Class B common shares, outstanding as of August 8, 2014: 17,901,726 shares.
LIN Media LLC Class C common shares, outstanding as of August 8, 2014: 2 shares.
LIN Television Corporation common stock, $0.01 par value, outstanding as of August 8, 2014: 1,000 shares.

EXPLANATORY NOTE

On July 30, 2013, LIN TV Corp., a Delaware corporation (“LIN TV”), completed its merger with and into LIN Media LLC, a Delaware limited liability company and wholly owned subsidiary of LIN TV (“LIN LLC”), with LIN LLC as the surviving entity (the “2013 LIN LLC Merger”) pursuant to the Agreement and Plan of Merger, dated February 12, 2013, by and between LIN TV and LIN LLC (the “2013 LIN LLC Merger Agreement”).  Entry into the 2013 LIN LLC Merger Agreement had previously been reported by LIN TV on its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on February 15, 2013.

LIN LLC filed a Current Report on Form 8-K on July 31, 2013 (the “Form 8-K”) for the purpose of establishing LIN LLC as the successor registrant to LIN TV pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to disclose certain related matters, including the consummation of the Merger.  Pursuant to Rule 12g-3(a) under the Exchange Act and in accordance with the filing of the Form 8-K, the class A common shares representing limited liability interests in LIN LLC, as the successor issuer to LIN TV, were deemed registered under Section 12(b) of the Exchange Act.  References to LIN LLC, we, us, or the Company in this Quarterly Report on Form 10-Q that include any period at and before the effectiveness of the 2013 LIN LLC Merger shall be deemed to refer to LIN TV as the predecessor registrant to LIN LLC.  For more information concerning the effects of the 2013 LIN LLC Merger and the succession of LIN LLC to LIN TV upon its effectiveness, please see the Form 8-K.

Part I. Financial Information
Item 1. Unaudited Consolidated Financial Statements

LIN Media LLC
Consolidated Balance Sheets
(unaudited)

	June 30, 2014	December 31, 2013
	(in thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$19,716	$12,525
Marketable securities	980	—
Accounts receivable, less allowance for doubtful accounts (2014 - $3,867; 2013 - $3,188)	154,115	145,309
Deferred income tax assets	7,410	6,898
Other current assets	22,442	15,201
Total current assets	204,663	179,933
Property and equipment, net	217,362	221,078
Deferred financing costs	14,861	16,448
Goodwill	210,968	203,528
Broadcast licenses	536,515	536,515
Other intangible assets, net	48,480	47,049
Other assets	12,727	12,299
Total assets (a)	$1,245,576	$1,216,850
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$20,495	$17,364
Accounts payable	17,299	14,002
Income taxes payable	463	1,420
Accrued expenses	67,583	51,696
Program obligations	6,968	7,027
Total current liabilities	112,808	91,509
Long-term debt, excluding current portion	910,729	927,328
Deferred income tax liabilities	61,579	64,686
Program obligations	3,559	4,146
Other liabilities	24,417	27,209
Total liabilities (a)	1,113,092	1,114,878
Commitments and Contingencies (Note 9)
Redeemable noncontrolling interest	9,905	12,845
LIN Media LLC shareholders’ equity:
Class A common shares, 100,000,000 shares authorized, Issued: 42,636,094 and 39,013,005 shares as of June 30, 2014 and December 31, 2013, respectively. Outstanding: 37,688,435 and 34,065,346 shares as of June 30, 2014 and December 31, 2013, respectively	642,840	624,564
Class B common shares, 50,000,000 shares authorized, 17,901,726 and 20,901,726 shares as of June 30, 2014 and December 31, 2013, respectively, issued and outstanding; convertible into an equal number of shares of class A common or class C common shares	518,365	518,395
Class C common shares, 50,000,000 shares authorized, 2 shares as of June 30, 2014 and December 31, 2013, issued and outstanding; convertible into an equal number of shares of class A common shares	—	—
Treasury shares, 4,947,659 shares of class A common shares as of June 30, 2014 and December 31, 2013, at cost	(21,984)	(21,984)
Accumulated deficit	(993,338)	(1,006,322)
Accumulated other comprehensive loss	(25,181)	(25,526)
Total LIN Media LLC shareholders’ equity	120,702	89,127
Noncontrolling interest	1,877	—
Total equity	122,579	89,127
Total liabilities, redeemable noncontrolling interest and shareholders’ equity	$1,245,576	$1,216,850
________________________________________________________________

(a)
Our consolidated assets as of June 30, 2014 and December 31, 2013 include total assets of: $55,165 and $56,056, respectively, of variable interest entities (“VIEs”) that can only be used to settle the obligations of the VIEs. These assets include broadcast licenses and other intangible assets of: $43,565 and $44,677 and program rights of: $1,948 and $2,186 as of June 30, 2014 and December 31, 2013, respectively. Our consolidated liabilities as of June 30, 2014 and December 31, 2013 include $3,752 and $4,126, respectively, of total liabilities of the VIEs for which the VIEs’ creditors have no recourse to the Company, including $2,525 and $2,727, respectively, of program obligations.  See further description in Note 1 — “Basis of Presentation and Summary of Significant Accounting Policies.”

The accompanying notes are an integral part of the unaudited consolidated financial statements.

LIN Media LLC
Consolidated Statements of Operations
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(in thousands, except per share data)		(in thousands, except per share data)
Net revenues	$188,765	$164,346	$355,006	$305,338

Operating expenses:
Direct operating	75,487	63,623	144,921	118,191
Selling, general and administrative	48,308	40,040	93,248	77,338
Amortization of program rights	6,788	7,152	13,381	14,937
Corporate	8,656	9,094	21,197	19,365
Depreciation	11,087	11,320	21,773	22,958
Amortization of intangible assets	5,706	5,723	11,277	11,152
Restructuring charge	—	391	—	2,523
Loss from asset dispositions	5	87	99	182
Operating income	32,728	26,916	49,110	38,692

Other expense:
Interest expense, net	14,150	14,428	28,359	28,299
Share of loss in equity investments	25	25	100	25
Other (income) expense, net	(101)	84	(83)	60
Total other expense, net	14,074	14,537	28,376	28,384

Income before provision for income taxes	18,654	12,379	20,734	10,308
Provision for income taxes	7,788	5,210	8,809	4,159
Net income	10,866	7,169	11,925	6,149
Net loss attributable to noncontrolling interests	(461)	(306)	(1,059)	(470)
Net income attributable to LIN Media LLC	$11,327	$7,475	$12,984	$6,619

Basic net income per common share:
Net income	$0.21	$0.14	$0.24	$0.13

Weighted-average number of common shares outstanding used in calculating basic income per common share	53,961	52,278	53,755	52,095

Diluted net income per common share:
Net income	$0.20	$0.13	$0.23	$0.12

Weighted-average number of common shares outstanding used in calculating diluted income per common share	56,740	55,595	56,608	55,406

The accompanying notes are an integral part of the unaudited consolidated financial statements.

LIN Media LLC
Consolidated Statements of Comprehensive Income
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(in thousands)		(in thousands)
Net income	$10,866	$7,169	$11,925	$6,149
Amortization of pension net losses, reclassified, net of tax of $101 and $169 for the three months ended June 30, 2014 and 2013, respectively, and $225 and $338 for the six months ended June 30, 2014 and 2013, respectively	154	259	345	518
Comprehensive income	11,020	7,428	12,270	6,667
Comprehensive loss attributable to noncontrolling interest	(461)	(306)	(1,059)	(470)
Comprehensive income attributable to LIN Media LLC	$11,481	$7,734	$13,329	$7,137

The accompanying notes are an integral part of the unaudited consolidated financial statements.

LIN Media LLC
Consolidated Statement of Shareholders’ Equity
(unaudited)
(in thousands)

						Accumulated
	Common Shares			Treasury		Other		Total
	Class A	Class B	Class C	Shares	Accumulated	Comprehensive	Noncontrolling	Shareholders'
	Amount	Amount	Amount	(at cost)	Deficit	Loss	Interest	Equity
Balance as of December 31, 2013	$624,564	$518,395	$—	$(21,984)	$(1,006,322)	$(25,526)	$—	$89,127
Pension liability adjustment, net of tax of $225	—	—	—	—	—	345	—	345
Issuance of class A common shares	1,948	—	—	—	—	—	—	1,948
Conversion of class B common shares to class A common shares	30	(30)	—	—	—	—	—	—
Tax benefit from exercise of share options and vesting of restricted share awards	11,965	—	—	—	—	—	—	11,965
Share-based compensation	4,333	—	—	—	—	—	13	4,346
Reclassification from redeemable noncontrolling interest	—	—	—	—	—	—	2,766	2,766
Net loss attributable to noncontrolling interest	—	—	—	—	—	—	(902)	(902)
Net income	—	—	—	—	12,984	—	—	12,984
Balance as of June 30, 2014	$642,840	$518,365	$—	$(21,984)	$(993,338)	$(25,181)	$1,877	$122,579

The accompanying notes are an integral part of the unaudited consolidated financial statements.

LIN Media LLC
Consolidated Statement of Stockholders’ Deficit
(unaudited)
(in thousands)

							Accumulated
	Common Stock			Treasury	Additional		Other	Total
	Class A	Class B	Class C	Stock	Paid-In	Accumulated	Comprehensive	Stockholders'
	Amount	Amount	Amount	(at cost)	Capital	Deficit	Loss	Deficit
Balance as of December 31, 2012	$313	$235	$—	$(21,984)	$1,129,691	$(1,164,435)	$(35,384)	$(91,564)
Pension liability adjustment, net of tax of $338	—	—	—	—	—	—	518	518
Issuance of class A common stock	3	—	—	—	1,156	—	—	1,159
Tax benefit from exercise of stock options and vesting of restricted stock awards	—	—	—	—	1,497	—	—	1,497
Stock-based compensation	—	—	—	—	4,440	—	—	4,440
Net income attributable to LIN TV Corp.	—	—	—	—	—	6,619	—	6,619
Balance as of June 30, 2013	$316	$235	$—	$(21,984)	$1,136,784	$(1,157,816)	$(34,866)	$(77,331)

The accompanying notes are an integral part of the unaudited consolidated financial statements.

LIN Media LLC
Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended June 30,
	2014	2013
	(in thousands)
OPERATING ACTIVITIES:
Net income	$11,925	$6,149
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation	21,773	22,958
Amortization of intangible assets	11,277	11,152
Amortization of financing costs and note discounts	1,800	1,808
Amortization of program rights	13,381	14,937
Cash payments for programming	(13,784)	(16,072)
Share of loss in equity investments	100	25
Deferred income taxes, net	8,103	3,803
Share-based compensation	4,346	4,528
Loss from asset dispositions	99	182
Other, net	1,954	846
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	717	1,203
Other assets	(9,934)	(3,036)
Accounts payable	(2,118)	(6,479)
Accrued interest expense	(160)	4,510
Other liabilities and accrued expenses	11,871	(3,949)
Net cash provided by operating activities	61,350	42,565
INVESTING ACTIVITIES:
Capital expenditures	(11,463)	(14,170)
Acquisition of broadcast towers	(7,257)	—
Payments for business combinations, net of cash acquired	(22,733)	(9,824)
Proceeds from the sale of assets	107	34
Contributions to equity investments	(100)	—
Purchase of marketable securities	(980)	—
Capital contribution to joint venture with NBCUniversal	—	(100,000)
Net cash used in investing activities	(42,426)	(123,960)
FINANCING ACTIVITIES:
Net proceeds on exercises of employee and director share-based compensation	1,948	1,156
Proceeds from borrowings on long-term debt	45,000	96,000
Principal payments on long-term debt	(58,681)	(41,617)
Payment of long-term debt issue costs	—	(652)
Net cash (used in) provided by financing activities	(11,733)	54,887
Net increase (decrease) in cash and cash equivalents	7,191	(26,508)
Cash and cash equivalents at the beginning of the period	12,525	46,307
Cash and cash equivalents at the end of the period	$19,716	$19,799
The accompanying notes are an integral part of the unaudited consolidated financial statements.

LIN Media LLC
Notes to Unaudited Consolidated Financial Statements

Note 1 — Basis of Presentation and Summary of Significant Accounting Policies

Principles of Consolidation

LIN Media LLC (“LIN LLC”), together with its subsidiaries, including LIN Television Corporation, a Delaware corporation (“LIN Television”), is a local multimedia company operating in the United States. LIN LLC and its subsidiaries are affiliates of HM Capital Partners I LP (“HMC”). In these notes, the terms “Company,” “we,” “us” or “our” mean LIN LLC and all subsidiaries included in our consolidated financial statements.

On July 30, 2013, LIN TV Corp., a Delaware corporation (“LIN TV”), completed its merger with and into LIN LLC, a Delaware limited liability company and wholly owned subsidiary of LIN TV, with LIN LLC as the surviving entity (the “2013 LIN LLC Merger”) pursuant to the Agreement and Plan of Merger, dated February 12, 2013, by and between LIN TV and LIN LLC (the “2013 LIN LLC Merger Agreement”).  LIN LLC filed a Current Report on Form 8-K on July 31, 2013 (the “Form 8-K”) for the purpose of establishing LIN LLC as the successor registrant to LIN TV pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to disclose certain related matters, including the consummation of the 2013 LIN LLC Merger.  Pursuant to Rule 12g-3(a) under the Exchange Act and in accordance with the filing of the Form 8-K, the class A common shares representing limited liability interests in LIN LLC, as the successor registrant to LIN TV, were deemed registered under Section 12(b) of the Exchange Act.  References to "LIN LLC," "we," "us," or the "Company" in this Quarterly Report on Form 10-Q that include any period at and before the effectiveness of the 2013 LIN LLC Merger shall be deemed to refer to LIN TV as the predecessor registrant to LIN LLC.  For more information concerning the effects of the 2013 LIN LLC Merger and the succession of LIN LLC to LIN TV upon its effectiveness, please see the Form 8-K.

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). All intercompany accounts and transactions have been eliminated.

In the opinion of management, the accompanying unaudited interim financial statements contain all adjustments necessary to state fairly our financial position, results of operations and cash flows for the periods presented.  The interim results of operations are not necessarily indicative of the results to be expected for the full year.

The accompanying consolidated financial statements include the accounts of our Company, our wholly-owned and majority-owned and controlled subsidiaries, and VIEs for which we are the primary beneficiary. We review all local marketing agreements (“LMAs”), shared services agreements (“SSAs”), joint sales agreements (“JSAs”) and related agreements to evaluate whether consolidation of entities that are party to such arrangements is required under U.S. GAAP.

During the first quarter of 2014, we began operating under two segments, which also represent our reportable segments, “Broadcast” and “Digital” that are disclosed separately from our corporate activities. Our Broadcast segment includes 43 television stations and seven digital channels that are either owned, operated or serviced by us in 23 U.S. markets, all of which are engaged principally in the sale of television advertising and digital advertising primarily related to our television station companion websites. Our Digital segment includes the operating results of the following digital companies: LIN Digital LLC ("LIN Digital"), LIN Mobile, LLC ("LIN Mobile"), Nami Media, Inc. ("Nami Media"), HYFN, Inc. ("HYFN"), Dedicated Media, Inc. ("Dedicated Media"), and Federated Media Publishing LLC ("Federated Media"). Corporate and unallocated expenses primarily include our costs to operate as a public company and to operate our corporate locations. Corporate is not a reportable segment. We have retrospectively recast prior period disclosures to reflect this change in our reportable operating segments. See Note 5 - “Segment Reporting” for further discussion. Prior to January 1, 2014, we had one reportable segment.

We conduct our business through LIN Television and its subsidiaries.  Prior to the 2013 LIN LLC Merger, LIN TV had no operations or assets other than its investments in its subsidiaries.  Subsequent to the 2013 LIN LLC Merger and consistent with its classification as a partnership for federal income tax purposes, LIN LLC has separate operations relating to the administration of the partnership.  The consolidated financial statements of LIN LLC represent its own operations and the consolidated operations of LIN Television, which remains a corporation after the 2013 LIN LLC Merger.

On July 24, 2014, we filed a joint proxy statement/prospectus with the Securities and Exchange Commission which was mailed to the shareholders of LIN LLC in connection with a special meeting of the shareholders of LIN LLC to be held on August 20, 2014 for the purpose of voting on the proposal to adopt the Agreement and Plan of Merger, dated March 21, 2014, with Media General, Inc., a Virginia corporation ("Media General"), Mercury New Holdco, Inc., a Virginia corporation (“New Holdco”),

Mercury Merger Sub 1, Inc., a Virginia corporation and a direct, wholly-owned subsidiary of New Holdco (“Merger Sub 1”), Mercury Merger Sub 2, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of New Holdco (“Merger Sub 2”) (the “Merger Agreement”). If the transactions contemplated by the Merger Agreement (the "Merger") are completed, LIN LLC will become a wholly-owned subsidiary of New Holdco and Media General will become a wholly-owned subsidiary of LIN LLC ("New Media General"). The combined company will own and operate or service 74 stations across 46 markets, reaching approximately 26.5 million households or 23% of U.S. TV households (certain of these stations are expected to be swapped or otherwise divested in order to address regulatory considerations). The transaction is currently expected to close during the first quarter of 2015.

 Joint Venture Sale Transaction and Merger

On February 12, 2013, we, along with our wholly-owned subsidiaries LIN Television and LIN Television of Texas, L.P., a Delaware limited partnership (“LIN Texas”) entered into an agreement whereby LIN Texas sold its 20.38% equity interest in Station Venture Holdings ("SVH"), a joint venture in which an affiliate of NBCUniversal ("NBC") held the remaining 79.62% equity interest (collectively, the “JV Sale Transaction”). Pursuant to the JV Sale Transaction, LIN Television made a $100 million capital contribution to SVH and in turn, was released from the guarantee of an $815.5 million note held by SVH ("GECC Guarantee") as well as any further obligations related to any shortfall funding agreements between LIN Television and SVH.

Concurrent with the closing of the JV Sale Transaction, LIN TV entered into the 2013 LIN LLC Merger Agreement. The 2013 LIN LLC Merger enabled the surviving entity to be classified as a partnership for federal income tax purposes and the change in classification was treated as a liquidation of LIN TV for federal income tax purposes, with the result that LIN TV realized a capital loss in its 100% equity interest in LIN Television.

For further discussion of the JV Sale Transaction and the 2013 LIN LLC Merger, refer to Item 1. "Business," Note 1 - "Basis of Presentation and Summary of Significant Accounting Policies," and Note 13 - "Commitments and Contingencies" to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2013 (the "10-K").

Variable Interest Entities

In determining whether we are the primary beneficiary of a VIE for financial reporting purposes, we consider whether we have the power to direct the activities of the VIE that most significantly impact the economic performance of the VIE and whether we have the obligation to absorb losses or the right to receive returns that would be significant to the VIE. We consolidate VIEs when we are the primary beneficiary.

We have a JSA and an SSA with WBDT Television, LLC (“WBDT”) for WBDT-TV in the Dayton, OH market. We also have JSAs and SSAs with affiliates of Vaughan Acquisition LLC (“Vaughan”) for WTGS-TV in the Savannah, GA market, WYTV-TV in the Youngstown, OH market and KTKA-TV in the Topeka, KS market and SSAs with KASY-TV Licensee, LLC (“KASY”), KWBQ-TV, KRWB-TV and KASY-TV in the Albuquerque, Santa-Fe NM market. Under these agreements, we provide administrative services to these stations, have an obligation to reimburse certain of the stations' expenses, and we are compensated through a performance-based fee structure that provides us the benefit of certain returns from the operation of these stations. We determined that WBDT, Vaughan and KASY are VIEs and as a result of the JSAs and/or SSAs, we have variable interests in these entities. We are the primary beneficiary of these entities, and therefore, we consolidate these entities within our consolidated financial statements.

An order that the Federal Communications Commission (“FCC”) adopted in March 2014, however, will require changes in our relationship with these entities going forward. In that order, the FCC concluded that JSAs should be “attributable” for purposes of the media ownership rules if they permit a television licensee to sell more than 15% of the commercial inventory of a television station owned by a third party in the same market. Stations with JSAs that would put them in violation of the new rules will have until June 19, 2016 to amend or terminate those arrangements, unless they are able to obtain a waiver of such rules. Accordingly, absent further developments, we will be required to modify or terminate our existing JSAs by no later than June 19, 2016.

The carrying amounts and classifications of the assets and liabilities of the variable interest entities described above, which have been included in our consolidating balance sheets as of June 30, 2014 and December 31, 2013 are as follows (in thousands):

	June 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$418	$278
Accounts receivable, net	6,823	6,345
Other assets	913	927
Total current assets	8,154	7,550
Property and equipment, net	2,192	2,469
Broadcast licenses and other intangible assets, net	43,565	44,677
Other assets	1,254	1,360
Total assets	$55,165	$56,056

LIABILITIES
Current liabilities:
Current portion of long-term debt	$1,162	$1,162
Accounts payable	45	63
Accrued expenses	1,184	1,336
Program obligations	1,283	1,303
Total current liabilities	3,674	3,864
Long-term debt, excluding current portion	2,424	3,005
Program obligations	1,242	1,424
Other liabilities	47,825	47,763
Total liabilities	$55,165	$56,056

The assets of our consolidated VIEs can only be used to settle the obligations of the VIEs and may not be sold, or otherwise disposed of, except for assets sold or replaced with others of like kind or value. Other liabilities of $47.8 million and $47.8 million as of June 30, 2014 and December 31, 2013, respectively, serve to reduce the carrying value of the entities, and are eliminated in our consolidated financial statements. This reflects the fact that as of June 30, 2014 and December 31, 2013, LIN Television has an option that it may exercise if the FCC attribution rules change. The option would allow LIN Television to acquire the assets or member’s interest of the VIE entities for a nominal exercise price, which is significantly less than the carrying value of their tangible and intangible net assets. The options are carried at zero on our consolidated balance sheet, as any value attributable to the options is eliminated in the consolidation of the VIEs. In an order adopted in March 2014, the FCC concluded that JSAs should be “attributable” for purposes of the media ownership rules if they permit a television licensee to sell more than 15% of the commercial inventory of a television station owned by a third party in the same market. Stations with JSAs that would put them in violation of the new rules will have until June 19, 2016 to amend or terminate those arrangements, unless they are able to obtain a waiver of such rules. Accordingly, absent further developments, or the grant of waivers, we will be required to modify or terminate our existing JSAs no later than June 19, 2016.

Redeemable Noncontrolling Interest

The redeemable noncontrolling interest as of December 31, 2013 includes the interest of minority shareholders of HYFN, Dedicated Media and Nami Media. During the six months ended June 30, 2014, we have reclassified the interest of the minority shareholders of Nami Media to permanent equity, as the mandatory redemption feature of Nami Media's minority shareholders' interest terminated in February 2014. Accordingly, the following table presents the activity of the redeemable noncontrolling interest included in our consolidated balance sheets related to HYFN and Dedicated Media, which represents third parties’ proportionate share of our consolidated net assets (in thousands):

Redeemable Noncontrolling Interest
Balance as of December 31, 2013	$12,845
Net loss	(1,059)
Share-based compensation and other	(4)
Reclassification to noncontrolling interest (Nami Media)	(1,877)
Balance as of June 30, 2014	$9,905

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires our management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and the notes thereto. Our actual results could differ from these estimates. Estimates are used for the allowance for doubtful accounts in receivables, valuation of goodwill and intangible assets, assumptions used to determine fair value of financial instruments, amortization and impairment of program rights and intangible assets, share-based compensation and other long-term incentive compensation arrangements, pension costs, barter transactions, income taxes, employee medical insurance claims, useful lives of property and equipment, contingencies, litigation and net assets of businesses acquired.

Net Earnings per Common Share

Basic earnings per share (“EPS”) is computed by dividing income attributable to common shareholders by the number of weighted-average outstanding common shares.  Diluted EPS reflects the effect of the assumed exercise of share options and vesting of restricted shares only in the periods in which such effect would have been dilutive.

The following table sets forth the computation of the common shares outstanding used in determining basic and diluted EPS (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
Denominator for EPS calculation:	2014	2013	2014	2013
Weighted-average common shares, basic	53,961	52,278	53,755	52,095
Effect of dilutive securities:	0		0
Share options	2,779	3,317	2,853	3,311
Weighted-average common shares, diluted	56,740	55,595	56,608	55,406

We apply the treasury stock method to measure the dilutive effect of our outstanding share options and restricted share awards and include the respective common share equivalents in the denominator of our diluted EPS calculation.  Securities representing zero common shares for the three and six months ended June 30, 2014, respectively and less than 0.1 million shares of common stock for the three and six months ended June 30, 2013, respectively, were excluded from the computation of diluted EPS for these periods because their effect would have been anti-dilutive.  The net income per share amounts are the same for our class A, class B and class C common shares because the holders of each class are legally entitled to equal per share distributions whether through dividends or in liquidation.

Cash and Cash Equivalents

We consider all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Recently Issued Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board ("FASB") and the International Accounting Standards Board ("IASB") issued a converged standard on revenue recognition from contracts with customers, ASU 2014-09 (Topic 606 and IFRS 15). This standard will supersede nearly all existing revenue recognition guidance. ASU 2014-09 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2016. We are currently evaluating the impact this guidance will have on our financial condition, results of operations and cash flows.

In April 2014, the FASB issued Accounting Standard Update No. 2014-08, "Presentation of Financial Statements (Topic 205) and Property, Plant and Equipment (Topic 360) - Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity" ("ASU 2014-08"). ASU 2014-08 changes the threshold for disclosing discontinued operations and the related disclosure requirements. Pursuant to ASU 2014-08, only disposals representing a strategic shift, such as a major line of business, a major geographical area or a major equity investment, should be presented as a discontinued operation. ASU 2014-08 is effective for annual periods beginning on or after December 15, 2014 with early adoption permitted but only for disposals or classifications as held for sale which have not been reported in financial statements previously issued or available for issuance. We are currently evaluating the impact that the new guidance will have on our disclosures and consolidated financial statements.

Note 2 — Acquisitions

Federated Media Publishing, Inc.
On February 3, 2014, LIN Digital Media LLC, a wholly owned subsidiary of LIN Television, acquired 100% of the capital stock of Federated Media Publishing, Inc., which we subsequently converted into a Delaware limited liability company ("Federated Media"). Federated Media is a digital content and conversational marketing company that leverages the relationships and content from its publishing network to deliver contextually relevant advertising and conversational and engagement tools that reach agencies’ and brands’ targeted audiences across digital and social media platforms. The purchase price totaled $22.5 million, net of cash, including post-closing adjustments, and was funded from cash on hand and amounts drawn on our revolving credit facility.
The following table summarizes the provisional allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed by us in the acquisition (in thousands):

Current assets	$9,811
Property and equipment	72
Non-current assets	195
Other intangible assets	11,497
Goodwill	7,440
Current liabilities	(6,501)
Total	$22,514

The amount allocated to definite-lived intangible assets represents the estimated fair values of publisher relationships of $4.2 million, customer relationships of $1.2 million, completed technology of $3.9 million, and trademarks of $2.2 million. These intangible assets will be amortized over the estimated remaining useful lives of approximately 8 years for publisher relationships, 4 years for customer relationships, 3 years for completed technology and 7 years for trademarks.

Goodwill of $7.4 million is the excess of the aggregate purchase price over the fair value of the identifiable net assets acquired, and primarily represents the benefits of the incremental revenue we expect to generate from the acquisition of Federated Media.  All of the goodwill recognized in connection with the acquisition of Federated Media is deductible for tax purposes.

Net revenues and operating loss of Federated Media included in our consolidated statements of operations for the six months ended June 30, 2014 were $10.4 million and $0.7 million, respectively.

Dedicated Media, Inc.

On April 9, 2013, LIN Television acquired a 60% interest (calculated on a fully diluted basis) in Dedicated Media, a multi-channel advertisement buying and optimization company.  Under the terms of our agreement with Dedicated Media, we agreed to purchase the remaining outstanding shares of Dedicated Media by no later than February 15, 2015 if Dedicated Media achieves both (i) a target earnings before interest, taxes, depreciation and amortization (“EBITDA”) and (ii) a target gross profit in 2014, as outlined in the purchase agreement.  The purchase price of these shares is based on multiples of Dedicated Media’s 2014 EBITDA and gross profit.  Our maximum potential obligation under the purchase agreement is $26 million.  If Dedicated Media does not meet the target EBITDA or target gross profit in 2014, we have the option to purchase the remaining outstanding shares using the same purchase price multiple.

 HYFN, Inc.

On April 4, 2013, LIN Television acquired a 50.1% interest (calculated on a fully diluted basis) in HYFN, a full service digital advertising agency specializing in the planning, development, deployment and support for websites, mobile sites, interactive banners, games and various applications for multiple devices.  Under the terms of our agreement with HYFN, we agreed to purchase the remaining outstanding shares of HYFN by no later than February 15, 2016 if HYFN achieves both (i) a target EBITDA and (ii) target net revenues in 2015, as outlined in the transaction agreements.  The purchase price of these shares is based on multiples of HYFN’s 2015 net revenue and EBITDA.  Our maximum potential obligation under the terms of our agreement is approximately $62.4 million.  If HYFN does not meet the target EBITDA or target net revenues in 2015, we have the option to purchase the remaining outstanding shares using the same purchase price multiple.

Our obligations to purchase the noncontrolling interest holders’ shares of both Dedicated Media and HYFN are outside of our control, because they are based on the achievement of certain financial targets described above. Therefore, the noncontrolling interest related to Dedicated Media and HYFN as of June 30, 2014 has been reported as redeemable noncontrolling interest and classified as temporary equity on our consolidated balance sheets. As of the acquisition dates, the fair values of the noncontrolling interests were $3.8 million and $7.2 million for Dedicated Media and HYFN, respectively, and were measured based on the purchase prices for our 60% and 50.1% ownership interest in Dedicated Media and HYFN, respectively, and the net assets acquired as of the acquisition dates. As of June 30, 2014, we believe that achievement of the financial targets is not yet probable and therefore, have not reflected these obligations in our consolidated financial statements.

If we do not purchase the remaining outstanding shares of Dedicated Media or HYFN by the dates set forth in the respective purchase agreements, the noncontrolling interest holders have the right to purchase our interest. The purchase price of these shares is based on the same purchase price multiple described above and is exercisable only if the applicable financial targets are not met and we do not elect to purchase the remaining interest. The fair value of this option is zero and no amounts related to these options are included in our consolidated financial statements as of June 30, 2014.

Pro Forma Information

The following table sets forth unaudited pro forma results of operations for the six months ended June 30, 2014 and June 30, 2013 assuming that the above acquisitions of Federated Media, Dedicated Media and HYFN along with transactions necessary to finance the acquisitions, occurred on January 1, 2013 (in thousands):

	Six Months Ended June 30, 2014	Six Months Ended June 30, 2013
Net revenue	$356,373	$329,016
Net income	$11,189	$967
Basic income per common share attributable to LIN Media LLC	$0.21	$0.02
Diluted income per common share attributable to LIN Media LLC	$0.20	$0.02

This pro forma financial information is based on historical results of operations, adjusted for the allocation of the purchase price and other acquisition accounting adjustments, and is not necessarily indicative of what our results would have been had we operated the business since January 1, 2013. The pro forma adjustments for the six months ended June 30, 2014 and 2013 reflect depreciation expense, amortization of intangibles related to the fair value adjustments of the assets acquired, additional interest expense related to the financing of the transaction and the related tax effects of the adjustments.

In connection with the acquisition of Federated Media, we and Federated Media incurred a combined total of $0.8 million of transaction related costs primarily related to legal and other professional services. These costs were not included in the 2014 pro forma amounts. The 2013 pro forma net income was adjusted to include these costs, as they are directly attributable to the acquisition of Federated Media.

Note 3 — Intangible Assets

Goodwill totaled $211 million and $203.5 million at June 30, 2014 and December 31, 2013, respectively. The change in the carrying amount of goodwill during the six months ended June 30, 2014 was as follows (in thousands):

Goodwill
Broadcast:
Balance as of December 31, 2013	$185,237
Acquisitions	—
Balance as of June 30, 2014	$185,237
Digital:
Balance as of December 31, 2013	18,291
Acquisitions	7,440
Balance as of June 30, 2014	$25,731
Total:
Balance as of December 31, 2013	$203,528
Acquisitions	7,440
Balance as of June 30, 2014	$210,968

The following table summarizes the carrying amounts of intangible assets (in thousands):

	June 30, 2014		December 31, 2013
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Broadcast licenses	$536,515	$—	$536,515	$—
Intangible assets subject to amortization (1)	98,673	(50,193)	85,966	(38,917)
Total	$635,188	$(50,193)	$622,481	$(38,917)

(1)
Intangible assets subject to amortization are amortized on a straight line basis and primarily include network affiliations, acquired customer and publisher relationships, completed technology, brand names, non-compete agreements, internal-use software, favorable operating leases, and retransmission consent agreements.

Note 4— Debt

LIN LLC guarantees all of LIN Television’s debt.  All of the consolidated 100% owned subsidiaries of LIN Television fully and unconditionally guarantee LIN Television’s senior secured credit facility, the 8 3/8% Senior Notes due 2018 (the “8 3/8% Senior Notes”), and the 6 3/8% Senior Notes due 2021 (the “6 3/8% Senior Notes”) on a joint-and-several basis.

Debt consisted of the following (in thousands):

	June 30, 2014	December 31, 2013
Senior Secured Credit Facility:
Revolving credit loans	$—	$5,000
$112,500 and $118,750 Term loans, net of discount of $300 and $345 as June 30, 2014 and December 31, 2013, respectively	112,200	118,405
$312,600 and $314,200 Incremental term loans, net of discount of $1,515 and $1,684 as of June 30, 2014 and December 31, 2013, respectively	311,085	312,516
8 3/8% Senior Notes due 2018	200,000	200,000
6 3/8% Senior Notes due 2021	290,000	290,000
Capital lease obligations	14,354	14,604
Other debt	3,585	4,167
Total debt	931,224	944,692
Less current portion	20,495	17,364
Total long-term debt	$910,729	$927,328

During the three and six months ended June 30, 2014, we paid $3.9 million and $7.9 million, respectively, of principal on the term loans and incremental term loans related to mandatory quarterly payments under our senior secured credit facility, respectively.

During the six months ended June 30, 2014, we drew $45 million on our revolving credit facility to fund the acquisition of Federated Media as well as normal operating activities. We subsequently made payments against these borrowings, resulting in an outstanding balance on our revolving credit facility of zero as of June 30, 2014.

The fair values of our long-term debt are estimated based on quoted market prices for the same or similar issues (Level 2 inputs of the three-level fair value hierarchy).  The carrying amounts and fair values of our long-term debt were as follows (in thousands):

	June 30, 2014	December 31, 2013
Carrying amount	$916,871	$930,088
Fair value	942,968	954,255

Note 5 — Segment Reporting

During the first quarter of 2014, we began operating under two operating segments, which also represent our reportable segments, “Broadcast” and “Digital” that are disclosed separately from our corporate activities. Our Broadcast segment includes 43 television stations and seven digital channels that are either owned, operated or serviced by us in 23 U.S. markets, all of which are engaged principally in the sale of television advertising and digital advertising primarily related to our television station companion websites, and our Digital segment includes the operating results of the following digital companies; LIN Digital, LIN Mobile, Nami Media, HYFN, Dedicated Media, and Federated Media. Unallocated corporate expenses primarily include our costs to operate as a public company and to operate our corporate locations.

We use earnings before interest, taxes, depreciation and amortization, excluding non-recurring charges, restructuring charges, share-based compensation, loss or gain on sales of assets, and adjusting amortization of program rights to deduct cash paid for programming (“Adjusted EBITDA”) as the primary financial measure reported to the chief executive officer (the chief operating decision maker) for use in assessing our operating segments’ operating performance. We believe that this measure is useful to investors because it eliminates significant non-cash expenses and non-recurring charges and as a result, allows investors to better understand our operating segments’ performance. All adjustments to Adjusted EBITDA presented below to arrive at consolidated income before income taxes except for depreciation and amortization and cash paid for programming relate primarily to corporate activities. Cash paid for programming pertains only to our Broadcast segment. As a result, we have disclosed depreciation and amortization by segment, as this is the only adjustment to operating income that the chief executive officer reviews on a segment basis. We have retrospectively recast prior period disclosures to reflect this change in our reportable segments.

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(in thousands)		(in thousands)
Net revenues:
Broadcast	$155,581	$143,509	$297,296	$275,460
Digital	33,184	20,837	57,710	29,878
Total net revenues	$188,765	$164,346	$355,006	$305,338

The following table is a reconciliation of Adjusted EBITDA to consolidated income before provision for income taxes:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(in thousands)		(in thousands)

Segment Adjusted EBITDA:
Broadcast	$58,780	$51,164	$106,250	$91,759
Digital	555	1,796	(338)	1,960
Total segment Adjusted EBITDA	59,335	52,960	105,912	93,719
Unallocated corporate Adjusted EBITDA	(5,975)	(5,189)	(13,226)	(9,808)
Less:
Depreciation	11,087	11,320	21,773	22,958
Amortization of intangible assets	5,706	5,723	11,277	11,152
Amortization of program rights	6,788	7,152	13,381	14,937
Share-based compensation	2,039	2,587	4,346	4,528
Non-recurring(1) and acquisition-related charges	1,925	1,960	6,484	5,011
Restructuring charge	—	391	—	2,523
Loss on sale of assets	5	87	99	182
Add:
Cash payments for programming	6,918	8,365	13,784	16,072
Operating income	32,728	26,916	49,110	38,692
Other expense:
Interest expense, net	14,150	14,428	28,359	28,299
Share of loss in equity investments	25	25	100	25
Other (income) expense, net	(101)	84	(83)	60
Total other expense, net	14,074	14,537	28,376	28,384
Consolidated income before provision for income taxes	$18,654	$12,379	$20,734	$10,308
_______________________________
(1) Non-recurring charges for the three and six months ended June 30, 2014 primarily consist of expenses related to the Merger and non-recurring charges for the three and six months ended June 30, 2013 primarily consist of expenses related to the 2013 LIN LLC Merger.

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(in thousands)		(in thousands)
Operating income:
Broadcast	$44,675	$36,540	$78,149	$60,698
Digital	(1,422)	740	(4,100)	242
Unallocated corporate	(10,525)	(10,364)	(24,939)	(22,248)
Total operating income	$32,728	$26,916	$49,110	$38,692

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(in thousands)		(in thousands)
Depreciation and amortization:
Broadcast	$14,218	$15,846	$28,354	$32,110
Digital	1,981	1,036	3,756	1,677
Unallocated corporate	594	161	940	323
Total depreciation and amortization	$16,793	$17,043	$33,050	$34,110

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(in thousands)		(in thousands)
Capital expenditures:
Broadcast	$4,368	$5,640	$8,305	$11,369
Digital	1,247	884	2,386	1,683
Unallocated corporate	239	848	772	1,118
Total capital expenditures	$5,854	$7,372	$11,463	$14,170

	June 30,	December 31,
	2014	2013
	(in thousands)
Assets:
Broadcast	$1,089,107	$1,100,343
Digital	93,847	69,690
Unallocated corporate	62,622	46,817
Total assets	$1,245,576	$1,216,850

Note 6 — Retirement Plans

The following table shows the components of the net periodic pension cost and the contributions to our 401(k) Plan and the retirement plans (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net periodic pension (benefit) cost:
Interest cost	$1,521	$1,314	$3,019	$2,628
Expected return on plan assets	(1,782)	(1,670)	(3,540)	(3,340)
Amortization of net loss	254	428	569	856
Net periodic (benefit) cost	$(7)	$72	$48	$144
Contributions:
401(k) Plan	$1,003	$1,092	$2,145	$2,424
Defined contribution retirement plans	33	35	72	84
Defined benefit retirement plans	1,333	1,416	2,680	2,713
Total contributions	$2,369	$2,543	$4,897	$5,221

See Note 10 — “Retirement Plans” in Item 15 of our 10-K for a full description of our retirement plans.

Note 7 — Restructuring

As of December 31, 2013, we had a restructuring accrual of $0.4 million related to severance and related costs as a result of the integration of the television stations acquired during 2012 as well as severance and related costs at some of our digital companies.  During the six months ended June 30, 2014, we made cash payments of $0.3 million related to these restructuring actions.  We expect to make cash payments of approximately $0.1 million during the remainder of the year with respect to such transactions.

The activity for these restructuring actions is as follows (in thousands):

Severance and Related
Balance as of December 31, 2013	$423
Charges	—
Payments	283
Balance as of June 30, 2014	$140

Note 8 — Income Taxes

We recorded a provision for income taxes of $7.8 million and $8.8 million for the three and six months ended June 30, 2014, respectively, compared to a provision from income taxes of $5.2 million and $4.2 million for the three and six months ended June 30, 2013, respectively.  The provision for income taxes for the three and six months ended June 30, 2014 was primarily a result of our $18.7 million and $20.7 million income from operations before taxes during the three and six months ended June 30, 2014, respectively. Our effective income tax rate was 42.5% and 40.4% for the six months ended June 30, 2014 and June 30, 2013, respectively.  The increase in the effective income tax rate was primarily a result of an increase in state taxes, net of federal benefit, due to an increase in income from operations before taxes as compared to the same periods in the prior year. We expect our effective income tax rate to range between 40% and 42% during the remainder of 2014.

During the first quarter of 2013, approximately $162.8 million of short term deferred tax liabilities were reclassified to income taxes payable upon the consummation of the JV Sale Transaction. As a result of the close of the 2013 LIN LLC Merger on July 30, 2013, $131.5 million of this tax liability was extinguished, resulting in a remaining tax liability of approximately $31.3 million associated with the JV Sale Transaction. We made state and federal tax payments to settle this liability during the fourth quarter of 2013.  For further discussion regarding the income tax effects of the JV Sale Transaction and the 2013 LIN LLC Merger, see Note 1 — “Basis of Presentation and Summary of Significant Accounting Policies” and Note 13 — “Commitments and Contingencies” to our consolidated financial statements in our 10-K.

Note 9 — Commitments and Contingencies

Contingencies

GECC Guarantee and the 2013 LIN LLC Merger

As further described in Note 1 - "Basis of Presentation and Summary of Significant Accounting Policies," pursuant to the JV Sale Transaction, LIN Television made a $100 million capital contribution to SVH and in turn, was released from the GECC Guarantee as well as any further obligations related to any shortfall funding agreements between LIN Television and SVH.
In February 2013, we entered into a $60 million Incremental Facility and utilized $40 million of cash on hand and borrowings under our revolving credit facility to fund the $100 million payment.

As a result of the JV Sale Transaction, after utilizing all of our available Federal net operating loss (“NOL”) carryforwards, we had an approximate $162.8 million income tax payable remaining, $131.5 million of which was extinguished as a result of the 2013 LIN LLC Merger. We made state and federal tax payments to settle the remaining liability of $31.3 million during the fourth quarter of 2013.

For further discussion of the GECC Guarantee and the 2013 LIN LLC Merger, refer to Note 13 - "Commitments and Contingencies" to our consolidated financial statements in our 10-K.

The Merger

During the next 12 months and through the completion of the Merger, we expect to incur approximately $3 - $4 million of legal and professional fees associated with the transaction and related financing.  Contingent upon the consummation of the Merger and dependent upon the price of Media General's Class A common stock on the date of consummation, we will incur an advisory fee payable to J.P. Morgan Securities LLC, which we expect will be funded from the proceeds of Media General’s transaction financing. Based on the price of Media General's Class A common stock as of August 6, 2014, this advisory fee is estimated to be approximately $23 million, of which $1.5 million has already been paid. This advisory fee is contingent upon the consummation of the Merger and is not earned by JP Morgan until the Merger occurs. As of the date of this report, none of the necessary approvals or consents have been obtained from the FCC or the shareholders of Media General or LIN and as a result, there is no assurance that the Merger and the corresponding advisory fee to be paid to JP Morgan will occur. As a result we do not deem the payment of the advisory fee to be probable and accordingly, did not record an obligation for this amount as of June 30, 2014.

Litigation

We are involved in various claims and lawsuits that are generally incidental to our business. We are vigorously contesting all of these matters. The outcome of any current or future litigation cannot be accurately predicted. We record accruals for such contingencies to the extent that we conclude it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. No estimate of the possible loss or range of loss can be made at this time because the inherently unpredictable nature of legal proceedings may be exacerbated by various factors, including: (i) the damages sought in the proceedings are unsubstantiated or indeterminate; (ii) discovery is not complete; (iii) the proceeding is in its early stages; (iv) the matters present legal uncertainties; (v) there are significant facts in dispute; or (vi) there is a wide range of potential outcomes. Although the outcome of these and other legal proceedings cannot be predicted, we believe that their ultimate resolution will not have a material adverse effect on us.

Following the announcement on March 21, 2014 of the execution of the Merger Agreement, three complaints were filed in the Delaware Court of Chancery challenging the proposed acquisition of LIN LLC: Sciabacucchi v. Lin Media LLC, et al. (C.A. No. 9530CB), International Union of Operating Engineers Local 132 Pension Fund v. Lin Media LLC, et al. (C.A. No.9538CB), and Pryor v. Lin Media LLC, et al. (C.A. No. 9577CB). The litigations are putative class actions filed on behalf of the public stockholders of LIN LLC and name as defendants LIN LLC, our directors, Media General, New Holdco, Merger Sub 1 and Merger Sub 2 and HM Capital Partners LLC and several of our alleged affiliates (Hicks, Muse, Tate & Furst Equity Fund III, L.P.; HM3 Coinvestors, L.P.; Hicks, Muse, Tate & Furst Equity Fund IV, L.P.; Hicks, Muse, Tate & Furst Private Equity Fund IV, L.P.; HM4EQ Coinvestors, L.P.; Hicks, Muse & Co. Partners, L.P.; Muse Family Enterprises, Ltd.; and JRM Interim Investors, L.P. (together with HM Capital Partners LLC and individual director defendant John R. Muse, which we collectively refer to as “HMC”)).

On April 18, 2014, the plaintiff in Engineers Local 132 Pension Fund voluntarily dismissed that action without prejudice and, on April 21, 2014, the Court approved the dismissal.

The operative complaints generally allege that the individual defendants breached their fiduciary duties in connection with their consideration and approval of the Merger, that the entity defendants aided and abetted those breaches and that individual director defendant Royal W. Carson III and HMC breached their fiduciary duties as controlling shareholders of LIN LLC by causing LIN LLC to enter into the Merger, which plaintiffs allege will provide disparate consideration to HMC. The complaints seek, among other things, declaratory and injunctive relief enjoining the Merger. On April 25, 2014, the plaintiff in the Sciabacucchi action filed an amended complaint, and the plaintiffs in the Sciabacucchi and Pryor actions each filed a motion for an expedited hearing on the plaintiff’s (yet-to-be filed) motion for a permanent injunction to enjoin the Merger, requesting, among other things, that the Court set a permanent injunction hearing for September 2014. On April 30, 2014, the plaintiffs in the Sciabacucchi and Pryor actions filed a stipulation to consolidate the two actions, which was approved by the Court on May 1, 2014.
On May 15, 2014, plaintiffs in the consolidated action sent a letter to the Court withdrawing the pending motion to expedite.

The outcome of the lawsuit is uncertain and cannot be predicted with any certainty. An adverse judgment for monetary damages could have a material adverse effect on our operations and liquidity. An adverse judgment granting permanent injunctive relief could indefinitely enjoin completion of the Merger.

Note 10 — Subsequent Event

On August 11, 2014, we received notice from CBS Television Network, a division of CBS Inc. that it will not renew the network affiliation agreement for WISH-TV in Indianapolis, Indiana when that agreement expires on December 31, 2014.  We are currently evaluating the impact of this event, including assessing the recoverability of the carrying value of the intangible assets associated with this television station.

Note 11 — Condensed Consolidating Financial Statements

LIN Television, a 100% owned subsidiary of LIN LLC, is the primary obligor of our senior secured credit facility, our 8 3/8% Senior Notes and our 6 3/8% Senior Notes, which are further described in Note 4 — “Debt”.  LIN LLC fully and unconditionally guarantees all of LIN Television’s debt on a joint-and-several basis.  Additionally, all of the consolidated 100% owned subsidiaries of LIN Television fully and unconditionally guarantee LIN Television’s senior secured credit facility, our 8 3/8% Senior Notes and our 6 3/8% Senior Notes on a joint-and-several basis, subject to customary release provisions.  There are certain contractual restrictions on LIN Television’s ability to obtain funds in the form of dividends or loans from the non-guarantor subsidiaries.

The following condensed consolidating financial statements present the consolidated balance sheets, consolidated statements of operations, consolidated statements of comprehensive income and consolidated statements of cash flows of LIN LLC, LIN Television, as the issuer, the guarantor subsidiaries, and the non-guarantor subsidiaries of LIN Television and the elimination entries necessary to consolidate or combine the issuer with the guarantor and non-guarantor subsidiaries.  These statements are presented in accordance with the disclosure requirements under SEC Regulation S-X Rule 3-10.

Condensed Consolidating Balance Sheet
As of June 30, 2014
(in thousands)

	LIN Media LLC	LIN Television Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	LIN Media LLC Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$421	$16,666	$1,227	$1,402	$—	$19,716
Marketable securities	980	—	—	—	—	980
Accounts receivable, net	—	86,727	46,348	21,040	—	154,115
Deferred income tax assets	—	5,711	1,628	71	—	7,410
Other current assets	—	18,629	2,236	1,577	—	22,442
Total current assets	1,401	127,733	51,439	24,090	—	204,663
Property and equipment, net	—	178,333	34,701	4,328	—	217,362
Deferred financing costs	—	14,782	—	79	—	14,861
Goodwill	—	169,492	25,958	15,518	—	210,968
Broadcast licenses	—	—	493,814	42,701	—	536,515
Other intangible assets, net	—	24,174	12,098	12,208	—	48,480
Advances to consolidated subsidiaries	2,284	11,652	960,653	—	(974,589)	—
Investment in consolidated subsidiaries	117,017	1,541,939	—	—	(1,658,956)	—
Other assets	—	52,939	2,845	1,386	(44,443)	12,727
Total assets	$120,702	$2,121,044	$1,581,508	$100,310	$(2,677,988)	$1,245,576

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$—	$19,248	$—	$1,247	$—	$20,495
Accounts payable	—	3,623	8,738	4,938	—	17,299
Income taxes payable	—	147	316	—	—	463
Accrued expenses	—	52,524	10,921	4,138	—	67,583
Program obligations	—	4,885	800	1,283	—	6,968
Total current liabilities	—	80,427	20,775	11,606	—	112,808
Long-term debt, excluding current portion	—	908,247	—	2,482	—	910,729
Deferred income tax liabilities	—	26,049	35,062	468	—	61,579
Program obligations	—	2,177	140	1,242	—	3,559
Intercompany liabilities	—	962,937	—	11,652	(974,589)	—
Other liabilities	—	24,190	148	44,522	(44,443)	24,417
Total liabilities	—	2,004,027	56,125	71,972	(1,019,032)	1,113,092

Redeemable noncontrolling interest	—	—	—	9,905	—	9,905
						—
Total shareholders’ equity (deficit)	120,702	117,017	1,525,383	16,556	(1,658,956)	120,702
Noncontrolling interest	—	—	—	1,877	—	1,877
Total equity (deficit)	120,702	117,017	1,525,383	18,433	(1,658,956)	122,579

Total liabilities, redeemable noncontrolling interest and shareholders’ equity (deficit)	$120,702	$2,121,044	$1,581,508	$100,310	$(2,677,988)	$1,245,576

Condensed Consolidating Balance Sheet
As of December 31, 2013
(in thousands)

	LIN Media LLC	LIN Television Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	LIN Media LLC Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$—	$10,313	$3	$2,209	$—	$12,525
Accounts receivable, net	—	88,905	39,416	16,988	—	145,309
Deferred income tax assets	—	5,818	1,080	—	—	6,898
Other current assets	—	12,264	1,049	1,888	—	15,201
Total current assets	—	117,300	41,548	21,085	—	179,933
Property and equipment, net	—	180,480	35,752	4,846	—	221,078
Deferred financing costs	—	16,357	—	91	—	16,448
Goodwill	—	169,492	18,518	15,518	—	203,528
Broadcast licenses	—	—	493,814	42,701	—	536,515
Other intangible assets, net	—	31,303	1,840	13,906	—	47,049
Advances to consolidated subsidiaries	1,900	7,764	968,728	—	(978,392)	—
Investment in consolidated subsidiaries	87,227	1,534,600	—	—	(1,621,827)	—
Other assets	—	52,778	2,688	1,276	(44,443)	12,299
Total assets	$89,127	$2,110,074	$1,562,888	$99,423	$(2,644,662)	$1,216,850

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$—	$16,112	$—	$1,252	$—	$17,364
Accounts payable	—	4,185	5,339	4,478	—	14,002
Income taxes payable	—	749	671	—	—	1,420
Accrued expenses	—	42,570	6,254	2,872	—	51,696
Program obligations	—	4,711	1,013	1,303	—	7,027
Total current liabilities	—	68,327	13,277	9,905	—	91,509
Long-term debt, excluding current portion	—	924,223	—	3,105	—	927,328
Deferred income tax liabilities	—	30,013	33,824	849	—	64,686
Program obligations	—	2,505	217	1,424	—	4,146
Intercompany liabilities	—	970,628	—	7,764	(978,392)	—
Other liabilities	—	27,151	58	44,443	(44,443)	27,209
Total liabilities	—	2,022,847	47,376	67,490	(1,022,835)	1,114,878

Redeemable noncontrolling interest	—	—	—	12,845	—	12,845

Total shareholders’ equity (deficit)	89,127	87,227	1,515,512	19,088	(1,621,827)	89,127

Total liabilities, redeemable noncontrolling interest and shareholders’ equity (deficit)	$89,127	$2,110,074	$1,562,888	$99,423	$(2,644,662)	$1,216,850

Condensed Consolidating Statement of Operations
For the Three Months Ended June 30, 2014
(in thousands)

	LIN Media LLC	LIN Television Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	LIN Media LLC Consolidated
Net revenues	$—	$116,976	$61,410	$18,075	$(7,696)	$188,765

Operating expenses:
Direct operating	—	39,936	27,800	11,044	(3,293)	75,487
Selling, general and administrative	—	29,521	13,670	5,497	(380)	48,308
Amortization of program rights	—	5,026	1,355	407	—	6,788
Corporate	352	8,253	51	—	—	8,656
Depreciation	—	9,103	1,661	323	—	11,087
Amortization of intangible assets	—	3,555	790	1,361	—	5,706
Loss (gain) from asset dispositions	—	18	(1)	(12)	—	5
Operating (loss) income	(352)	21,564	16,084	(545)	(4,023)	32,728

Other (income) expense:
Interest expense, net	—	14,099	—	51	—	14,150
Share of loss in equity investments	—	25	—	—	—	25
Intercompany fees and expenses	(271)	7,586	(7,723)	158	250	—
Other, net	—	(108)	7	—	—	(101)
Total other (income) expense, net	(271)	21,602	(7,716)	209	250	14,074

(Loss) income before (benefit from) provision for income taxes	(81)	(38)	23,800	(754)	(4,273)	18,654
(Benefit from) provision for income taxes	—	(1,631)	9,520	(101)	—	7,788
Net (loss) income	(81)	1,593	14,280	(653)	(4,273)	10,866
Equity in income (loss) from operations of consolidated subsidiaries	11,408	10,065	—	—	(21,473)	—
Net income (loss)	11,327	11,658	14,280	(653)	(25,746)	10,866
Net loss attributable to noncontrolling interests	—	—	—	(461)	—	(461)
Net income (loss) attributable to LIN Media LLC	$11,327	$11,658	$14,280	$(192)	$(25,746)	$11,327

Condensed Consolidating Statement of Comprehensive Income
For the Three Months Ended June 30, 2014
(in thousands)

	LIN Media LLC	LIN Television Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	LIN Media LLC Consolidated
Net income (loss)	$11,327	$11,658	$14,280	$(653)	$(25,746)	$10,866
Amortization of pension net losses, net of tax of $101	154	154	—	—	(154)	154
Comprehensive income (loss)	11,481	11,812	14,280	(653)	(25,900)	11,020
Comprehensive loss attributable to noncontrolling interest	—	—	—	(461)	—	(461)
Comprehensive income (loss) attributable to LIN Media LLC	$11,481	$11,812	$14,280	$(192)	$(25,900)	$11,481

Condensed Consolidating Statement of Operations
For the Six Months Ended June 30, 2014
(in thousands)

	LIN Media LLC	LIN Television Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	LIN Media LLC Consolidated
Net revenues	$—	$219,478	$112,264	$35,400	$(12,136)	$355,006

Operating expenses:		0	0
Direct operating	—	78,659	49,968	22,411	(6,117)	144,921
Selling, general and administrative	—	57,504	25,842	10,410	(508)	93,248
Amortization of program rights	—	9,725	2,804	852	—	13,381
Corporate	704	20,409	84	—	—	21,197
Depreciation	—	17,823	3,314	636	—	21,773
Amortization of intangible assets	—	7,129	1,478	2,670	—	11,277
(Gain) loss from asset dispositions	—	(24)	135	(12)	—	99
Operating (loss) income	(704)	28,253	28,639	(1,567)	(5,511)	49,110

Other (income) expense:
Interest expense, net	—	28,268	—	91	—	28,359
Share of loss in equity investments		100	—	—	—	100
Intercompany fees and expenses	(541)	15,316	(15,549)	274	500	—
Other, net	—	(94)	11	—	—	(83)
Total other (income) expense, net	(541)	43,590	(15,538)	365	500	28,376

(Loss) income before (benefit from) provision for income taxes	(163)	(15,337)	44,177	(1,932)	(6,011)	20,734
(Benefit from) provision for income taxes	—	(8,410)	17,671	(452)	—	8,809
Net (loss) income	(163)	(6,927)	26,506	(1,480)	(6,011)	11,925
Equity in income (loss) from operations of consolidated subsidiaries	13,147	20,574	—	—	(33,721)	—
Net income (loss)	12,984	13,647	26,506	(1,480)	(39,732)	11,925
Net loss attributable to noncontrolling interests	—	—	—	(1,059)	—	(1,059)
Net income (loss) attributable to LIN Media LLC	$12,984	$13,647	$26,506	$(421)	$(39,732)	$12,984

Condensed Consolidating Statement of Comprehensive Income
For the Six Months Ended June 30, 2014
(in thousands)

	LIN Media LLC	LIN Television Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	LIN Media LLC Consolidated
Net income (loss)	$12,984	$13,647	$26,506	$(1,480)	$(39,732)	$11,925
Amortization of pension net losses, net of tax of $225	345	345	—	—	(345)	345
Comprehensive income (loss)	13,329	13,992	26,506	(1,480)	(40,077)	12,270
Comprehensive loss attributable to noncontrolling interest	—	—	—	(1,059)	—	(1,059)
Comprehensive income (loss) attributable to LIN Media LLC	$13,329	$13,992	$26,506	$(421)	$(40,077)	$13,329

Condensed Consolidating Statement of Operations
For the Three Months Ended June 30, 2013
(in thousands)

	LIN Media LLC	LIN Television Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	LIN Media LLC Consolidated
Net revenues	$—	$106,591	$46,653	$14,952	$(3,850)	$164,346

Operating expenses:
Direct operating	—	35,858	19,676	10,255	(2,166)	63,623
Selling, general and administrative	—	27,356	9,434	3,419	(169)	40,040
Amortization of program rights	—	5,532	1,409	211	—	7,152
Corporate	—	9,094	—	—	—	9,094
Depreciation	—	9,154	1,803	363	—	11,320
Amortization of intangible assets	—	4,443	234	1,046	—	5,723
Restructuring charge	—	391	—	—	—	391
Loss (gain) from asset dispositions	—	94	(7)	—	—	87
Operating income (loss)	—	14,669	14,104	(342)	(1,515)	26,916

Other expense (income):
Interest expense, net	—	14,164	—	110	154	14,428
Share of loss in equity investments	—	25	—	—	—	25
Intercompany fees and expenses	—	8,225	(8,225)	—	—	—
Other, net	—	84	—	—	—	84
Total other expense (income), net	—	22,498	(8,225)	110	154	14,537

(Loss) income before (benefit from) provision for income taxes	—	(7,829)	22,329	(452)	(1,669)	12,379
(Benefit from) provision for income taxes	—	(3,473)	8,932	(249)	—	5,210
Net (loss) income	—	(4,356)	13,397	(203)	(1,669)	7,169
Equity in income (loss) from operations of consolidated subsidiaries	7,475	11,831	—	—	(19,306)	—
Net income (loss)	7,475	7,475	13,397	(203)	(20,975)	7,169
Net loss attributable to noncontrolling interests	—	—	—	(306)	—	(306)
Net income (loss) attributable to LIN Media LLC	$7,475	$7,475	$13,397	$103	$(20,975)	$7,475

Condensed Consolidating Statement of Comprehensive Loss
For the Three Months Ended June 30, 2013
(in thousands)

	LIN Media LLC	LIN Television Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	LIN Media LLC Consolidated
Net income (loss)	$7,475	$7,475	$13,397	$(203)	$(20,975)	$7,169
Amortization of pension net losses, net of tax of $169	259	259	—	—	(259)	259
Comprehensive income (loss)	7,734	7,734	13,397	(203)	(21,234)	7,428
Comprehensive loss attributable to noncontrolling interest	—	—	—	(306)	—	(306)
Comprehensive income (loss) attributable to LIN Media LLC	$7,734	$7,734	$13,397	$103	$(21,234)	$7,734

Condensed Consolidating Statement of Operations
For the Six Months Ended June 30, 2013
(in thousands)

	LIN Media LLC	LIN Television Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	LIN Media LLC Consolidated
Net revenues	$—	$204,239	$85,637	$21,383	$(5,921)	$305,338

Operating expenses:
Direct operating	—	71,208	36,913	13,293	(3,223)	118,191
Selling, general and administrative	—	53,388	19,223	4,990	(263)	77,338
Amortization of program rights	—	11,014	2,899	1,024	—	14,937
Corporate	—	19,365	—	—	—	19,365
Depreciation	—	18,669	3,632	657	—	22,958
Amortization of intangible assets	—	8,904	467	1,781	—	11,152
Restructuring charge	—	2,523	—	—	—	2,523
Loss (gain) from asset dispositions	—	201	(19)	—	—	182
Operating income (loss)	—	18,967	22,522	(362)	(2,435)	38,692

Other expense (income):
Interest expense, net	—	27,978	—	218	103	28,299
Share of loss in equity investments	—	25	—	—	—	25
Intercompany fees and expenses	—	16,600	(16,600)	—	—	—
Other, net	—	60	—	—	—	60
Total other expense (income), net	—	44,663	(16,600)	218	103	28,384

(Loss) income before (benefit from) provision for income taxes	—	(25,696)	39,122	(580)	(2,538)	10,308
(Benefit from) provision for income taxes	—	(10,936)	15,649	(554)	—	4,159
Net (loss) income	—	(14,760)	23,473	(26)	(2,538)	6,149
Equity in income (loss) from operations of consolidated subsidiaries	6,619	21,379	—	—	(27,998)	—
Net income (loss)	6,619	6,619	23,473	(26)	(30,536)	6,149
Net loss attributable to noncontrolling interests	—	—	—	(470)	—	(470)
Net income (loss) attributable to LIN Media LLC	$6,619	$6,619	$23,473	$444	$(30,536)	$6,619

Condensed Consolidating Statement of Comprehensive Loss
For the Six Months Ended June 30, 2013
(in thousands)

	LIN Media LLC	LIN Television Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	LIN Media LLC Consolidated
Net income (loss)	$6,619	$6,619	$23,473	$(26)	$(30,536)	$6,149
Amortization of pension net losses, net of tax of $338	518	518	—	—	(518)	518
Comprehensive income (loss)	7,137	7,137	23,473	(26)	(31,054)	6,667
Comprehensive loss attributable to noncontrolling interest	—	—	—	(470)	—	(470)
Comprehensive income (loss) attributable to LIN Media LLC	$7,137	$7,137	$23,473	$444	$(31,054)	$7,137

Condensed Consolidating Statement of Cash Flows
For the Six Months Ended June 30, 2014
(in thousands)

	LIN Media LLC	LIN Television Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	LIN Media LLC Consolidated
OPERATING ACTIVITIES:
Net cash (used in) provided by operating activities	$(547)	$43,139	$18,997	$261	$(500)	$61,350

INVESTING ACTIVITIES:
Capital expenditures	—	(8,159)	(2,225)	(1,079)	—	(11,463)
Acquisition of broadcast towers	—	(7,257)	—	—	—	(7,257)
Payments for business combinations, net of cash acquired	—	(22,733)	—	—	—	(22,733)
Proceeds from the sale of assets	—	106	1	—	—	107
Contributions to equity investments	—	(100)	—	—	—	(100)
Marketable securities	(980)	—	—	—	—	(980)
Receipt of dividend	—	39,005	—	—	(39,005)	—
Advances on intercompany borrowings	—	(639)	—	—	639	—
Payments from intercompany borrowings	—	—	23,456	—	(23,456)	—
Net cash (used in) provided by investing activities	(980)	223	21,232	(1,079)	(61,822)	(42,426)

FINANCING ACTIVITIES:
Net proceeds on exercises of employee and director share-based compensation	1,948	—	—	—	—	1,948
Proceeds from borrowings on long-term debt	—	45,000	—	—	—	45,000
Principal payments on long-term debt	—	(58,053)	—	(628)	—	(58,681)
Payment of dividend	—	(500)	(39,005)	—	39,505	—
Proceeds from intercompany borrowings	—	—	—	639	(639)	—
Payments on intercompany borrowings	—	(23,456)	—	—	23,456	—
Net cash provided by (used in)financing activities	1,948	(37,009)	(39,005)	11	62,322	(11,733)

Net increase (decrease) in cash and cash equivalents	421	6,353	1,224	(807)	—	7,191
Cash and cash equivalents at the beginning of the period	—	10,313	3	2,209	—	12,525
Cash and cash equivalents at the end of the period	$421	$16,666	$1,227	$1,402	$—	$19,716

Condensed Consolidating Statement of Cash Flows
For the Six Months Ended June 30, 2013
(in thousands)

	LIN Media LLC	LIN Television Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	LIN Media LLC Consolidated
OPERATING ACTIVITIES:
Net cash provided by (used in) operating activities	$—	$47,935	$33,058	$578	$(39,006)	$42,565

INVESTING ACTIVITIES:
Capital expenditures	—	(11,372)	(1,569)	(1,229)	—	(14,170)
Payments for business combinations, net of cash acquired		(9,824)	—	—		(9,824)
Proceeds from the sale of assets	—	14	20	—	—	34
Capital contributions to joint venture with NBCUniversal	—	—	(100,000)	—	—	(100,000)
Advances on intercompany borrowings	—	(1,600)	—	—	1,600	—
Payments from intercompany borrowings	—	15,009	122,405	—	(137,414)	—
Net cash (used in) provided by investing activities	—	(7,773)	20,856	(1,229)	(135,814)	(123,960)

FINANCING ACTIVITIES:
Net proceeds on exercises of employee and director share-based compensation	—	1,156	—	—	—	1,156
Proceeds from borrowings on long-term debt	—	96,000	—	—	—	96,000
Principal payments on long-term debt	—	(40,924)	—	(693)	—	(41,617)
Payment of long-term debt issue costs	—	(652)	—	—	—	(652)
Payment of dividend	—	—	(39,006)	—	39,006	—
Proceeds from intercompany borrowings	—	—	—	1,600	(1,600)	—
Payments on intercompany borrowings	—	(122,405)	(15,009)	—	137,414	—
Net cash (used in) provided by financing activities	—	(66,825)	(54,015)	907	174,820	54,887

Net (decrease) increase in cash and cash equivalents	—	(26,663)	(101)	256	—	(26,508)
Cash and cash equivalents at the beginning of the period	—	44,625	573	1,109	—	46,307
Cash and cash equivalents at the end of the period	$—	$17,962	$472	$1,365	$—	$19,799

LIN Media LLC
Management’s Discussion and Analysis

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

Special Note about Forward-Looking Statements

This report contains certain forward-looking statements with respect to our financial condition, results of operations and business, including statements under this caption Item 2. “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.  All of these forward-looking statements are based on estimates and assumptions made by our management, which, although we believe them to be reasonable, are inherently uncertain.  Therefore, you should not place undue reliance upon such estimates and statements.  We cannot assure you that any of such estimates or statements will be realized and actual results may differ materially from those contemplated by such forward-looking statements. Factors that may cause such differences include those discussed under the caption Item 1A. “Risk Factors” of this Form 10-Q and our Annual Report on Form 10-K for the year ended December 31, 2013 (the “10-K”).  Many of these factors are beyond our control.

Forward-looking statements contained herein speak only as of the date hereof.  We undertake no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Executive Summary

We own, operate or service 43 television stations and seven digital channels in 23 U.S. markets, with multiple network affiliated channels in 18 markets. Our growing digital media portfolio helps agencies and brands effectively and efficiently reach their target audiences at scale by utilizing our comScore, Inc. rated Top 15 Video and Top 25 Display market share, and the latest in conversational marketing, video, display, mobile, social intelligence and monetization, as well as reporting across all screens. Our operating revenues are primarily derived from the sale of advertising time to local, national and political advertisers. Less significant revenues are generated from our television station websites, retransmission consent fees, digital revenues and other revenues.

On July 24, 2014, we filed a joint proxy statement/prospectus with the Securities and Exchange Commission which was mailed to the shareholders of LIN LLC in connection with a special meeting of the shareholders of LIN LLC to be held on August 20, 2014 for the purpose of voting on the proposal to adopt the Agreement and Plan of Merger, dated March 21, 2014, with Media General, Inc., a Virginia corporation ("Media General"), Mercury New Holdco, Inc., a Virginia corporation (“New Holdco”), Mercury Merger Sub 1, Inc., a Virginia corporation and a direct, wholly-owned subsidiary of New Holdco (“Merger Sub 1”), Mercury Merger Sub 2, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of New Holdco (“Merger Sub 2”) (the “Merger Agreement”). If the transactions contemplated by the Merger Agreement (the "Merger") are completed, LIN LLC will become a wholly-owned subsidiary of New Holdco and Media General will become a wholly-owned subsidiary of LIN LLC ("New Media General"). The combined company will own and operate or service 74 stations across 46 markets, reaching approximately 26.5 million households or 23% of U.S. TV households (certain of these stations are expected to be swapped or otherwise divested in order to address regulatory considerations). The transaction is currently expected to close during the first quarter of 2015.
During the three and six months ended June 30, 2014, net revenues increased $24.4 million and $49.7 million compared to the same periods in 2013, primarily driven by an increase in our digital revenues.  During the three and six months ended June 30, 2014, digital revenues increased $12.3 million and $27.8 million compared to the same periods in the prior year. In addition, local revenues, which include net local advertising sales, retransmission consent fees and television station website revenues, increased $10.3 million and $19 million, respectively, during the three and six months ended June 30, 2014 compared to the same periods last year and political advertising sales increased $3.1 million and $3.9 million, respectively, during the three and six months ended June 30, 2014 compared to the same periods last year.
On February 3, 2014, LIN Digital Media LLC, a wholly owned subsidiary of LIN Television, acquired 100% of the capital stock of Federated Media Publishing, Inc., which we subsequently converted into a Delaware limited liability company ("Federated Media"). Federated Media is a digital content and conversational marketing company that leverages the relationships and content from its publishing network to deliver contextually relevant advertising and conversational and engagement tools that reach agencies’ and brands’ targeted audiences across digital and social media platforms. The purchase price totaled $22.5 million, net of cash, including post-closing adjustments, and was funded from cash on hand and amounts drawn on our revolving credit facility. For further information see Note 2 — “Acquisitions” to our consolidated financial statements.

As of January 1, 2014, we have two reportable segments, “Broadcast” and “Digital” that are disclosed separately from our corporate activities. Our Broadcast segment includes 43 television stations and seven digital channels that are either owned, operated or serviced by us in 23 U.S. markets, all of which are engaged principally in the sale of television advertising and digital advertising primarily related to our television station companion websites, and our Digital segment includes the operating results of the following digital companies: LIN Digital, LIN Mobile, Nami Media, HYFN, Dedicated Media, and Federated Media. Corporate and unallocated expenses primarily include our costs to operate as a public company and to operate our corporate locations. Corporate is not a reportable segment. We have retrospectively recast prior period disclosures to reflect this change in our reportable segments. See Note 5 — “Segment Reporting” to our consolidated financial statements for further discussion.

In an order released on March 31, 2014, the Federal Communications Commission ("FCC") adopted an order, which later became effective on June 19, 2014, that may require changes in our relationship with entities with whom we have joint sales agreements ("JSAs") and amended its rules governing "good faith" retransmission consent negotiations. We cannot predict what effect, if any, these new rules may have on future negotiations for retransmission consent agreements. For further discussion see Item 1A. Risk Factors.

Critical Accounting Policies and Estimates

Certain of our accounting policies, as well as estimates we make, are critical to the presentation of our financial condition and results of operations since they are particularly sensitive to our judgment. Some of these policies and estimates relate to matters that are inherently uncertain. The estimates and judgments we make affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent liabilities. On an on-going basis, we evaluate our estimates, including those used for allowance for doubtful accounts in receivables, valuation of goodwill and intangible assets, amortization and impairment of program rights and intangible assets, share-based compensation and other long-term incentive compensation arrangements, pension costs, barter transactions, income taxes, employee medical insurance claims, useful lives of property and equipment, contingencies, litigation and net assets of businesses acquired. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions, and it is possible that such differences could have a material impact on our consolidated financial statements.

Valuation of long-lived intangible assets
During the first half of 2014, Nami Media experienced declines in its actual and projected operating results. The lower revenues and earnings projection prompted us to perform an interim goodwill impairment test of this reporting unit as of June 30, 2014.
Below is a table showing the amount by which the fair value of the Nami Media reporting unit exceeded its carrying value as of June 30, 2014 (in thousands):

	Goodwill Balance as of June 30, 2014	Reporting Unit Fair Value	Reporting Unit Carrying Value	Percent Above Carrying Value
Nami Media	$4,503	$6,172	$2,350	163%
Nami Media passed the first step of the impairment test by a 163% margin, or $3.8 million. While we believe our assumptions regarding estimated future cash flows of our reporting units are reasonable, actual results may differ from our projections. If actual or projected results and cash flows are lower than expected, we may write down all or a portion of this goodwill or the intangible assets attributable to Nami Media.
There were no events at any of our other reporting units during the six months ended June 30, 2014 and June 30, 2013 that warranted an interim impairment test of our indefinite-lived intangible assets, including goodwill.

Consolidated Results of Operations

Set forth below are key components that contributed to our consolidated operating results (in thousands):

	Three Months Ended June 30,				Six Months Ended June 30,
	2014	2013	$ Change	% Change	2014	2013	$ Change	% Change
Broadcast revenues:
Local revenues	$117,343	$107,058	$10,285	10%	$225,452	$206,476	$18,976	9%
National advertising sales	31,007	32,572	(1,565)	(5)%	60,958	62,068	(1,110)	(2)%
Political advertising sales	4,641	1,508	3,133	208%	5,955	2,017	3,938	195%
Other revenues	2,590	2,371	219	9%	4,931	4,899	32	1%
Total Broadcast revenues	155,581	143,509	12,072	8%	297,296	275,460	21,836	8%
Digital revenues	33,184	20,837	12,347	59%	57,710	29,878	27,832	93%
Consolidated net revenues	188,765	164,346	24,419	15%	355,006	305,338	49,668	16%

Direct operating	75,487	63,623	11,864	19%	144,921	118,191	26,730	23%
Selling, general and administrative	48,308	40,040	8,268	21%	93,248	77,338	15,910	21%
Amortization of program rights	6,788	7,152	(364)	(5)%	13,381	14,937	(1,556)	(10)%
Corporate	8,656	9,094	(438)	(5)%	21,197	19,365	1,832	9%
Depreciation	11,087	11,320	(233)	(2)%	21,773	22,958	(1,185)	(5)%
Amortization of intangible assets	5,706	5,723	(17)	—%	11,277	11,152	125	1%
Restructuring	—	391	(391)	(100)%	—	2,523	(2,523)	(100)%
Loss from asset dispositions	5	87	(82)	(94)%	99	182	(83)	(46)%
Total operating expenses	156,037	137,430	18,607	14%	305,896	266,646	39,250	15%
Operating income	$32,728	$26,916	$5,812	22%	$49,110	$38,692	$10,418	27%

Period Comparison

Revenues

Broadcast Revenues consist of local revenues (which include net local advertising sales, retransmission consent fees and television station website revenues), net national advertising sales, and political advertising sales as well as other revenues, which include barter revenues, production revenues, tower rental income and station copyright royalties.

During the three and six months ended June 30, 2014, broadcast revenues increased $12.1 million and $21.8 million, or 8% compared to the same periods in the prior year. The increase in both periods was primarily due to an increase in local revenues of $10.3 million and $19 million, or 10% and 9%, for the three and six months ended June 30, 2014, respectively, driven by an increase in our retransmission consent fee revenues as a result of contractual rate increases and renewals. Broadcast revenues also increased as a result of increases of $3.1 million and $3.9 million in political advertising sales for the three and six months ended June 30, 2014, respectively.

The automotive category represented 25% of local and national advertising sales during both the three and six months ended June 30, 2014, which was an increase of 3% and 4% as compared to the three and six months ended June 30, 2013, respectively, during which the automotive category represented 24% and 25% of local and national advertising sales for the three and six months ended June 30, 2013, respectively.

Digital Revenues consist of revenues generated by the following digital companies: LIN Digital, LIN Mobile, Nami Media, HYFN, Dedicated Media and Federated Media. During the three months ended June 30, 2014, digital revenues increased by $12.3 million, or 59% compared to the same period in the prior year. Excluding the impact of Dedicated Media, HYFN and Federated Media, digital revenues increased $3.1 million, or 25%, primarily due to growth in the volume of advertising delivered through our network.

During the six months ended June 30, 2014, digital revenues increased by $27.8 million, or 93% compared to the same period in the prior year, of which $22.6 million relates to revenues generated by Dedicated Media, HYFN and Federated Media. Excluding the impact of Dedicated Media, HYFN and Federated Media, digital revenues increased $5.2 million, or 24%, primarily due to growth in the volume of advertising delivered through our network.

Operating Expenses

Consolidated operating expenses increased $18.6 million and $39.3 million, or 14% and 15%, during the three and six months ended June 30, 2014, respectively, compared to the same periods in the prior year. Excluding the impact of our digital acquisitions during the last twelve months, operating expenses increased $9.1 million and $14.8 million, or 7% and 6%, during the three and six months ended June 30, 2014, respectively, compared to the same periods in the prior year. The total increase was primarily due to an increase in direct operating and selling general and administrative expenses, which are described in more detail below.

Broadcast Segment

The following table presents the operating expenses for our Broadcast segment for the three and six months ended June 30, 2014 and 2013:

	Three Months Ended June 30,				Six Months Ended June 30,
	2014	2013	$ Change	% Change	2014	2013	$ Change	% Change
Direct operating	$52,191	$47,971	$4,220	9%	$103,750	$95,316	$8,434	9%
Selling, general and administrative	37,690	36,011	1,679	5%	73,511	72,314	1,197	2%
Amortization of program rights	6,788	7,152	(364)	(5)%	13,381	14,937	(1,556)	(10)%
Depreciation	10,109	10,875	(766)	(7)%	20,112	22,151	(2,039)	(9)%
Amortization of intangible assets	4,108	4,970	(862)	(17)%	8,241	9,959	(1,718)	(17)%
Loss (gain) from asset dispositions	18	(9)	27	(300)%	150	86	64	74%
Total operating expenses	$110,904	$106,970	$3,934	3.7%	$219,145	$214,763	$4,382	2%

Direct operating expenses in our Broadcast segment increased $4.2 million and $8.4 million, or 9%, during the three and six months ended June 30, 2014, respectively, compared to the same periods last year. The increase in both periods was primarily a result of an increase in fees pursuant to network affiliation agreements and growth in employee compensation expense.

Selling, general and administrative expenses in our Broadcast segment increased $1.7 million and $1.2 million, or 5% and 2% during the three and six months ended June 30, 2014, respectively, compared to the same periods last year. The increase in both periods was primarily a result of an increase in employee compensation expense due to additional headcount and merit increases as well as an increase in health insurance costs.

Amortization of program rights in our Broadcast segment decreased $0.4 million and $1.6 million, or 5% and 10% during the three and six months ended June 30, 2014 as compared to the same periods in the prior year primarily due to a reduction in cash payments to syndicators for programming.

Depreciation expense in our Broadcast segment decreased $0.8 million and $2 million, or 7% and 9% during the three and six months ended June 30, 2014 as compared to the same periods in the prior year primarily due to an increase in fully depreciated fixed assets as of June 30, 2014.

Amortization of intangible assets in our Broadcast segment decreased $0.9 million and $1.7 million, or 17%, during the three and six months ended June 30, 2014 as compared to the same periods in the prior year primarily as a result of an increase in the number of fully amortized intangible assets as of June 30, 2014.

Digital Segment

The following table presents the operating expenses for our Digital segment for the three and six months ended June 30, 2014 and 2013 (in thousands):

	Three Months Ended June 30,				Six Months Ended June 30,
	2014	2013	$ Change	% Change	2014	2013	$ Change	% Change
Direct operating	$23,249	$15,543	$7,706	50%	$40,979	$22,684	$18,295	81%
Selling, general and administrative	9,388	3,518	5,870	167%	17,082	5,274	11,808	224%
Depreciation	384	284	100	35%	721	484	237	49%
Amortization of intangible assets	1,597	753	844	112%	3,035	1,193	1,842	154%
(Gain) loss from asset dispositions	(11)	—	(11)	100%	(6)	1	(7)	(700)%
Total operating expenses	$34,607	$20,098	$14,509	72%	$61,811	$29,636	$32,175	109%

Direct operating expenses in our Digital segment increased $7.7 million and $18.3 million, or 50% and 81% during the three and six months ended June 30, 2014 compared to the same periods last year primarily due to the acquisitions of the majority interests in HYFN and Dedicated Media in April 2013 as well as the acquisition of Federated Media in February 2014. Excluding the impact of these acquisitions, direct operating expenses increased $2.8 million and $3.8 million or 31% and 24% during the three and six months ended June 30, 2014, respectively, primarily due to higher cost of sales at LIN Digital.

Selling, general and administrative expenses in our Digital segment increased $5.9 million and $11.8 million, or 167% and 224% during the three and six months ended June 30, 2014 as compared to the same periods in the prior year primarily as a result of the acquisitions of the majority interests in HYFN and Dedicated Media as well as the acquisition of Federated Media. Excluding the impact of these acquisitions, selling, general and administrative expenses increased $1.9 million and $3.4 million, or 105% and 92%, during the three and six months ended June 30, 2014, respectively, primarily due to growth in employee benefit and compensation expense as a result of additional headcount and merit increases.

Depreciation and amortization expenses in our Digital segment increased $0.9 million and $2.1 million, or 91% and 124% during the three and six months ended June 30, 2014. The increase during the three and six months ended June 30, 2014 was primarily a result of the acquisitions of the majority interests in HYFN, Dedicated Media and the acquisition of Federated Media.

Corporate

Corporate expenses represent corporate executive management, accounting, legal and other costs associated with the centralized management of our stations and digital operations, and these costs decreased $0.4 million, or 5% and increased $1.8 million, or 9% during the three and six months ended June 30, 2014, respectively. The decrease during the three months ended June 30, 2014 was primarily due to a decrease in share-based compensation and professional fees of $0.6 million and $0.2 million, respectively. These decreases were partially offset by an increase in other compensation of $0.2 million and an increase in legal fees of $0.2 million. The increase during the six months ended June 30, 2014 was primarily due to an increase of $1.6 million in professional fees related to the Merger.

Adjusted EBITDA

The following table is a reconciliation of Adjusted EBITDA to consolidated income before provision for income taxes:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(in thousands)		(in thousands)

Segment Adjusted EBITDA:
Broadcast	$58,780	$51,164	$106,250	$91,759
Digital	555	1,796	(338)	1,960
Total segment Adjusted EBITDA	59,335	52,960	105,912	93,719
Unallocated corporate Adjusted EBITDA	(5,975)	(5,189)	(13,226)	(9,808)
Total Adjusted EBITDA	53,360	47,771	92,686	83,911
Less:
Depreciation	11,087	11,320	21,773	22,958
Amortization of intangible assets	5,706	5,723	11,277	11,152
Amortization of program rights	6,788	7,152	13,381	14,937
Share-based compensation	2,039	2,587	4,346	4,528
Non-recurring(1)and acquisition-related charges	1,925	1,960	6,484	5,011
Restructuring charge	—	391	—	2,523
Loss on sale of assets	5	87	99	182
Add:
Cash payments for programming	6,918	8,365	13,784	16,072
Operating income	32,728	26,916	49,110	38,692
Other expense:
Interest expense, net	14,150	14,428	28,359	28,299
Share of loss in equity investments	25	25	100	25
Other (income) expense, net	(101)	84	(83)	60
Total other expense, net	14,074	14,537	28,376	28,384
Consolidated income before provision for income taxes	$18,654	$12,379	$20,734	$10,308

____________________________________________
(1) Non-recurring charges for the three and six months ended June 30, 2014 primarily consist of expenses related to the Merger and non-recurring charges for the three and six months ended June 30, 2013 primarily consist of expenses related to the 2013 LIN LLC Merger.

Broadcast Segment

Adjusted EBITDA in our Broadcast segment increased $7.6 million and $14.5 million during the three and six months ended June 30, 2014 as compared to the same periods in the prior year, primarily as a result of an increase in revenue of $12.1 million and $21.8 million, partially offset by an increase in direct operating and selling, general and administrative expenses of $5.9 million and $9.6 million for the three and six months ended June 30, 2014, respectively. Also contributing to the increase was a decrease in cash payments for programming of $1.4 million and $2.3 million during the three and six months ended June 30, 2014, respectively.

Digital Segment

Adjusted EBITDA in our Digital segment for the three and six months ended June 30, 2014 was $0.6 million and a loss of $0.3 million compared to $1.8 million and $2.0 million for the three and six months ended June 30, 2013, respectively. The decrease in both periods was primarily due to operating losses incurred by our recent digital acquisitions.

Other Expense

The following summarizes the components of other expense, net (in thousands):

	Three months ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Components of other expense, net:
Interest expense, net	$14,150	$14,428	$28,359	$28,299
Share of loss in equity investments	25	25	100	25
Other (income) expense, net	(101)	84	(83)	60
Total other expense, net	$14,074	$14,537	$28,376	$28,384

Other expense, net decreased $0.5 million, or 3%, during the three months ended June 30, 2014 compared to the same period last year, primarily due to a decrease in interest expense as further described below. Other expense for the six months ended June 30, 2014 remained consistent with total other expense for the six months ended June 30, 2013, decreasing by less than $0.1 million.

Interest Expense

The following summarizes the components of interest expense, net (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Components of interest expense:
Senior secured credit facility	$4,738	$4,885	$9,468	$9,270
8 3/8% Senior Notes	4,301	4,346	8,648	8,693
6 3/8% Senior Notes	4,824	4,927	9,700	9,800
Other interest costs	287	270	543	536
Total interest expense, net	$14,150	$14,428	$28,359	$28,299

Interest expense, net decreased by $0.3 million, or 2% during the three months ended June 30, 2014 compared to the same period last year, primarily as a result of a decrease in the amount outstanding under our revolver. Interest expense, net for the six months ended June 30, 2014 remained consistent with the six months ended June 30, 2013.

Income Taxes

Provision for income taxes increased $2.6 million and $4.7 million for the three and six months ended June 30, 2014 compared to the same periods last year. The increase in the tax provision was primarily a result of an increase in income from operations before taxes as compared to the same period last year. Our effective income tax rate was 42.5% and 40.4% for the six months ended June 30, 2014 and June 30, 2013, respectively.  The increase in the effective income tax rate was primarily a result an increase in state taxes, net of federal benefit, due to a significant increase in income from operations before taxes as compared to the same periods last year. We expect our effective income tax rate to range between 40% and 42% during the remainder of 2014.

Liquidity and Capital Resources

Our principal sources of funds for working capital have historically been cash from operations and borrowings under our senior secured credit facility.  As of June 30, 2014 we had unrestricted cash and cash equivalents of $19.7 million, and a $75 million revolving credit facility, $75 million of which was available, subject to certain covenant restrictions.  Our total outstanding debt as of June 30, 2014 was $931.2 million.

Our operating plan for the next 12 months anticipates that we generate cash from operations, utilize available borrowings, and make certain repayments of indebtedness, including mandatory repayments of term loans and incremental term loans under our senior secured credit facility. Our ability to borrow under our revolving credit facility is contingent on our compliance with certain financial covenants, which are measured, in part, by the level of earnings before interest expense, taxes, depreciation and amortization (“EBITDA”) that we generate from our operations.  As of June 30, 2014, we were in compliance with all financial and nonfinancial covenants under our senior secured credit facility.

Our future ability to generate cash from operations and from borrowings under our senior secured credit facility could be adversely affected by a number of risks, which are discussed in the Liquidity and Capital Resources section within Item 7.  “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in Item 1A.  “Risk Factors” in this Form 10-Q and in our 10-K and elsewhere herein.

Our liquidity position during 2014 has been, and over the next 12 months and beyond will primarily be affected by, but is not limited to, the following:

•
Continued growth in local and digital revenues.  Our local revenues increased 10% and 9% during the three and six months ended June 30, 2014 compared to the prior year.  Additionally, during the three and six months ended June 30, 2014, our digital revenues increased 59% and 93% as compared to the same periods in the prior year.  Excluding the impact of HYFN, Dedicated Media, and Federated Media, our digital revenues increased 25% and 24% for the three and six months ended June 30, 2014, respectively, as compared to the same periods in the prior year.  We expect further growth in our local and digital revenues, however, there can be no assurance that this will occur.

•
Cyclical fluctuations.  We experience significant fluctuations in our political advertising revenues since advertising revenues are generally higher in even-numbered years due to additional revenues associated with political advertising related to local and national elections.  During the three and six months ended June 30, 2014, our net political advertising sales were $4.6 million and $6 million, respectively, compared to $1.5 million and $2.0 million for the three and six months ended June 30, 2013, respectively.  We anticipate increased advertising revenues during the remainder of 2014 as a result of these cyclical fluctuations.

•
Employee benefit contributions.  Our employee benefit plan contributions include contributions to our pension plan and the 401(k) Plan. Volatility in the debt and equity markets impacts the fair value of our pension plan assets and liabilities and ultimately the cash funding requirements of our pension plan. We expect to contribute $3 million to our pension plan and $2.2 million to our 401(k) Plan during the remainder of 2014.

•
Payments related to capital expenditures.  During the three and six months ended June 30, 2014, we incurred capital expenditures of $5.9 million and $11.5 million, respectively. We expect to make cash payments of approximately $12 million - $14 million related to capital expenditures during the remainder of 2014, primarily as a result of improvements in news gathering and production at our television stations and software development costs at our digital companies.

•	Payments related to the acquisition of broadcast assets. During the six months ended June 30, 2014, we incurred $7.3 million related to the acquisition of broadcast towers in Savannah, GA.

•
Acquisition of Federated Media.  On February 3, 2014, LIN Digital Media LLC acquired 100% of the capital stock of Federated Media. The purchase price totaled $22.5 million including an adjustment for working capital delivered at closing and was funded from cash on hand and amounts drawn on our revolving credit facility. For further information see Note 2 — “Acquisitions."

•
Other investments.  In connection with our acquisitions of Dedicated Media and HYFN, we may be required to purchase the remaining outstanding shares of these companies in 2015 and 2016, respectively, and pay amounts to certain employees of Dedicated Media and HYFN pursuant to long-term incentive compensation plans, if certain financial targets as defined in each applicable purchase agreement are met.  Our maximum potential obligation under the HYFN and Dedicated Media agreements, including employee incentive compensation payments, is $62.4 million, and $26 million, respectively.  However, based on our internal projections of the results of operations of each company, we estimate that our total obligation will not exceed $45 million in the aggregate between 2015 and 2016. For further information see Note 2 — “Acquisitions” included in our 10-K.

•
The Merger. Upon completion of the Merger, we expect that LIN Television will become a direct, wholly-owned subsidiary of New Media General, and Media General will become a direct, wholly-owned subsidiary of LIN Television.

In connection with the Merger, it is currently expected that substantially all of New Media General's outstanding indebtedness will be repaid or satisfied and discharged at or prior to the closing, other than the $290 million aggregate principal amount of LIN Television’s 6 3/8% Senior Notes due 2021 (the "6 3/8% Senior Notes"), which we currently expect will remain outstanding following the closing of the Merger. Media General has stated that it expects to incur substantial additional indebtedness to, among other things, fund the cash consideration to be paid to LIN LLC shareholders in the Merger and to refinance existing indebtedness, some or all of which may be issued and/or guaranteed by LIN Television.  As a result, the impact of the Merger and the related financing transactions may be to increase overall indebtedness and related interest expense for LIN Television.  For further information about the impact of, and risks associated with, the Merger, see “Risk Factors” in this Current Report on Form 10-Q and in the joint proxy statement/prospectus relating to the Merger. During the next 12 months and through the completion of the Merger, we expect to incur approximately $3 - $4 million of legal and professional fees associated with the transaction and related financing.  Contingent upon the consummation of the Merger and dependent upon the price of Media General's Class A common stock on the date of consummation, we will incur an advisory fee payable to J.P. Morgan Securities LLC, which we expect will be funded from the proceeds of Media General’s transaction financing. Based on the price of Media General's Class A common stock as of August 6, 2014, this advisory fee is estimated to be approximately $23 million, of which $1.5 million has already been paid.

As of June 30, 2014, there were no material changes in our contractual obligations from those shown in Liquidity and Capital Resources within Item 7.  “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our 10-K. See Note 10 - "Subsequent Event" for a discussion of post June 30, 2014 events which may affect our future results.

Summary of Cash Flows

The following presents summarized cash flow information (in thousands):

	Six Months Ended June 30,
	2014	2013	2014 vs. 2013
Net cash provided by operating activities	$61,350	$42,565	$18,785
Net cash used in investing activities	(42,426)	(123,960)	81,534
Net cash (used in) provided by financing activities	(11,733)	54,887	(66,620)
Net increase (decrease) in cash and cash equivalents	$7,191	$(26,508)	$33,699

Net cash provided by operating activities increased $18.8 million to $61.4 million for the six months ended June 30, 2014, compared to net cash provided by operating activities of $42.6 million for the six months ended June 30, 2013.  The increase is primarily attributable to a $10.4 million increase in operating income as well as an increase in cash inflows related to working capital of $8.1 million.

Net cash used in investing activities was $42.4 million for the six months ended June 30, 2014, compared to net cash used in investing activities of $124 million for the six months ended June 30, 2013.  The net cash used in investing activities during the six months ended June 30, 2014 was primarily comprised of $22.8 million paid for acquisitions (net of cash acquired) as well as $7.3 million paid for the acquisition of broadcast towers and $11.5 million in capital expenditures. The net cash used in investing activities during the six months ended June 30, 2013 was primarily comprised of the $100 million capital contribution made to Station Venture Holdings in February 2013, $9.8 million paid for acquisitions (net of cash acquired) and $14.2 million in capital expenditures.

Net cash used in financing activities was $11.7 million for the six months ended June 30, 2014, compared to net cash provided by financing activities of $54.9 million during the six months ended June 30, 2013.  The cash used in financing activities during the six months ended June 30, 2014 is primarily comprised of $45 million in proceeds from our revolving line of credit, offset by $58.7 million payments towards our revolving line of credit, term loans and other debt. Net cash provided by financing activities during the six months ended June 30, 2013 was primarily due to the new $60 million term loan entered into during the six months ended June 30, 2013 in connection with the JV Sale Transaction (as defined and further described in the Explanatory Note) .

Description of Indebtedness

LIN LLC guarantees all of LIN Television’s debt.  All of the consolidated 100% owned subsidiaries of LIN Television fully and unconditionally guarantee LIN Television’s senior secured credit facility, the 8 3/8% Senior Notes due 2018 (the “8 3/8% Senior Notes”), and the 6 3/8% Senior Notes on a joint-and-several basis.

Debt consisted of the following (in thousands):

	June 30, 2014	December 31, 2013
Senior Secured Credit Facility:
Revolving loans	$—	$5,000
$112,500 and $118,750 Term loans, net of discount of $300 and $345 as June 30, 2014 and December 31, 2013, respectively	112,200	118,405
$312,600 and $314,200 Incremental term loans, net of discount of $1,515 and $1,684 as of June 30, 2014 and December 31, 2013, respectively	311,085	312,516
8 3/8% Senior Notes due 2018	200,000	200,000
6 3/8% Senior Notes due 2021	290,000	290,000
Capital lease obligations	14,354	14,604
Other debt	3,585	4,167
Total debt	931,224	944,692
Less current portion	20,495	17,364
Total long-term debt	$910,729	$927,328

Total debt	$931,224	$944,692
Cash and cash equivalents	(19,716)	(12,525)
Consolidated net debt(1)	$911,508	$932,167

(1)
Consolidated net debt is a non-GAAP financial measure, and is equal to total debt less cash and cash equivalents.  For the purpose of our debt covenant calculations, our senior secured credit facility permits a maximum of $45 million to be offset against total debt in arriving at consolidated net debt.  We believe consolidated net debt provides investors with useful information about our financial position, and is one of the financial measures used to evaluate compliance with our debt covenants.

During the three and six months ended June 30, 2014, we paid $3.9 million and $7.9 million of principal on the term loans and incremental term loans related to mandatory quarterly payments under our senior secured credit facility.

See Note 7 — “Debt” included in Item 15 of our 10-K for a full description of our senior secured credit facility.

Item 3. Quantitative and Qualitative Disclosures About Market Risk

As of June 30, 2014, there has been no significant change in our exposure to market risk from that disclosed in our 10-K. For discussion of our exposure to market risk, refer to Item 7A. Quantitative and Qualitative Disclosures about Market Risk contained in our 10-K.

Item 4. Controls and Procedures

a)	Evaluation of disclosure controls and procedures.

Our management, with the participation of our Chief Executive Officer and Chief Financial Officer, evaluated the effectiveness of our disclosure controls and procedures as of June 30, 2014. The term “disclosure controls and procedures,” as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934 (the “Exchange Act”), means controls and other procedures of a company that are designed to ensure that information required to be disclosed by a company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms.  Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by a company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the company’s management, including its principal executive and principal financial officers, as appropriate to allow timely decisions regarding required disclosure.  Management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving its objectives and management necessarily applies its judgment in evaluating the cost-benefit relationship of possible controls and procedures.  Based on the evaluation of our disclosure controls and procedures as of June 30, 2014, our Chief Executive Officer and Chief Financial Officer concluded that, as of such date, our disclosure controls and procedures were effective at the reasonable assurance level.

b)	Changes in internal controls.

There were no changes in our internal control over financial reporting identified in connection with the evaluation that occurred during the quarter ended June 30, 2014 that have materially affected or are reasonably likely to materially affect our internal control over financial reporting.

Part II. Other Information

Item 1. Legal Proceedings

We are involved in various claims and lawsuits that are generally incidental to our business. We are vigorously contesting all of these matters. The outcome of any current or future litigation cannot be accurately predicted. We record accruals for such contingencies to the extent that we conclude it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. No further estimates of possible losses or range of losses can be made at this time because the inherently unpredictable nature of legal proceedings may be exacerbated by various factors, including: (i) the damages sought in the proceedings are unsubstantiated or indeterminate; (ii) discovery is not complete; (iii) the proceeding is in its early stages; (iv) the matters present legal uncertainties; (v) there are significant facts in dispute; or (vi) there is a wide range of potential outcomes. Although the outcome of these and other legal proceedings cannot be predicted, we believe that their ultimate resolution will not have a material adverse effect on us.

Following the announcement on March 21, 2014 of the execution of the Merger Agreement, three complaints were filed in the Delaware Court of Chancery challenging the proposed acquisition of LIN LLC: Sciabacucchi v. Lin Media LLC, et al. (C.A. No. 9530CB), International Union of Operating Engineers Local 132 Pension Fund v. Lin Media LLC, et al. (C.A. No.9538CB), and Pryor v. Lin Media LLC, et al. (C.A. No. 9577CB). The litigations are putative class actions filed on behalf of the public stockholders of LIN LLC and name as defendants LIN LLC, our directors, Media General, New Holdco, Merger Sub 1 and Merger Sub 2 and HM Capital Partners LLC and several of our alleged affiliates (Hicks, Muse, Tate & Furst Equity Fund III, L.P.; HM3 Coinvestors, L.P.; Hicks, Muse, Tate & Furst Equity Fund IV, L.P.; Hicks, Muse, Tate & Furst Private Equity Fund IV, L.P.; HM4EQ Coinvestors, L.P.; Hicks, Muse & Co. Partners, L.P.; Muse Family Enterprises, Ltd.; and JRM Interim Investors, L.P. (together with HM Capital Partners LLC and individual director defendant John R. Muse, which we collectively refer to as “HMC”)).

On April 18, 2014, the plaintiff in Engineers Local 132 Pension Fund voluntarily dismissed that action without prejudice and, on April 21, 2014, the Court approved the dismissal.

The operative complaints generally allege that the individual defendants breached their fiduciary duties in connection with their consideration and approval of the Merger, that the entity defendants aided and abetted those breaches and that individual director defendant Royal W. Carson III and HMC breached their fiduciary duties as controlling shareholders of LIN LLC by causing LIN LLC to enter into the Merger, which plaintiffs allege will provide disparate consideration to HMC. The complaints seek, among other things, declaratory and injunctive relief enjoining the Merger. On April 25, 2014, the plaintiff in the Sciabacucchi action filed an amended complaint, and the plaintiffs in the Sciabacucchi and Pryor actions each filed a motion for an expedited hearing on the plaintiff’s (yet-to-be filed) motion for a permanent injunction to enjoin the Merger, requesting, among other things, that the Court set a permanent injunction hearing for September 2014. On April 30, 2014, the plaintiffs in the Sciabacucchi and Pryor actions filed a stipulation to consolidate the two actions, which was approved by the Court on May 1, 2014.

On May 15, 2014, plaintiffs in the consolidated action sent a letter to the Court withdrawing the pending motion to expedite.

The outcome of the lawsuit is uncertain and cannot be predicted with any certainty. An adverse judgment for monetary damages could have a material adverse effect on our operations and liquidity. An adverse judgment granting permanent injunctive relief could indefinitely enjoin completion of the Merger.

Item 1A. Risk Factors

In addition to the other information in this report, you should carefully consider the factors discussed in Part I Item 1A.  “Risk Factors” in our 10-K as well as factors discussed below, which could materially affect our business, financial condition or future results.

Risks Associated with Our Business Activities

The loss of network affiliation agreements or changes in network affiliations could have a material and adverse effect on our results of operations.

You should consider the risk factor under this caption in Part 1 Item 1A. "Risk Factors" in our 10-K for a background discussion of this risk. On August 11, 2014, we received notice from CBS Television Network, a division of CBS Inc. that it will not renew the network affiliation agreement for WISH-TV in Indianapolis, Indiana when that agreement expires on December 31, 2014.  We are currently evaluating the impact of this event, including assessing the recoverability of the carrying value of the intangible assets associated with this television station.

Risks Associated with the Merger

LIN LLC shareholders cannot be certain of the form of merger consideration they will receive.

Under the terms of the Merger Agreement, in certain circumstances, a LIN LLC shareholder may receive a combination of cash and shares of common stock of New Media General in exchange for such shareholder’s LIN LLC common shares even if such shareholder made a valid election to receive either the cash consideration or the New Media General share consideration with respect to such shareholder’s LIN LLC common shares. The Merger Agreement provides that the total number of LIN LLC common shares that will be converted into the right to receive cash consideration is equal to 27,426,312, less the total number of LIN LLC common shares, if any, with respect to which the holders thereof have properly demanded appraisal and have not withdrawn such demand or waived their rights to appraisal as of immediately prior to the Merger (the "Cash Election Cap").
If LIN LLC shareholders elect to receive the cash consideration for a number of LIN LLC common shares in excess of the Cash Election Cap, then the shares for which an election was made to receive the cash consideration will be converted into a right to receive a combination of cash and shares of common stock of New Media General on a prorated basis instead of solely the cash consideration.

Similarly, if LIN LLC shareholders elect to receive the cash consideration for a number of LIN LLC common shares less than the Cash Election Cap, then the shares for which an election was made to receive the New Media General share consideration will be converted into a right to receive a combination of cash and shares of common stock of New Media General on a prorated basis instead of solely the New Media General share consideration. However, if the number of LIN LLC common shares for which no election is made is greater than the difference between the Cash Election Cap and the number of LIN LLC common shares for which an election is made to receive the cash consideration, then shares for which no election is made will be converted into a right to receive a combination of cash and shares of common stock of New Media General on a prorated basis, and shares for which an election is made will receive the form of consideration elected.

The number of shares of New Media General common stock that LIN LLC shareholders will receive in the Merger is based on a fixed exchange ratio. Because the market price of Media General’s voting common stock will fluctuate, Media General and LIN LLC shareholders cannot be certain of the value of the merger consideration that the LIN LLC shareholders will receive in the Merger.

Upon completion of the Merger, each outstanding LIN LLC common share (other than certain excluded shares and shares with respect to which the holders thereof have properly demanded appraisal and have not withdrawn such demand or waived their rights to appraisal) will be converted into the right to receive either the cash consideration or the New Media General share consideration subject to the proration and allocation procedures set forth in the Merger Agreement. The exchange ratio for determining the number of shares of New Media General common stock that LIN LLC shareholders will receive in the Merger is fixed and the New Media General share consideration will not be adjusted for changes in the market price of Media General’s voting common stock or LIN LLC’s Class A common shares. The market value of the New Media General voting common stock that the LIN LLC shareholders will be entitled to receive in the Merger will in part depend on the market value of Media General’s voting common stock immediately before that merger is completed and could vary significantly from the market value on the date of the announcement of the Merger Agreement, the date that the joint proxy statement/prospectus was mailed to the shareholders, or the date of the LIN LLC and Media General special meetings. The Merger Agreement does not provide for any adjustment to the New Media General share consideration based on fluctuations of the per share price of Media

General’s voting common stock or LIN LLC’s Class A common shares. In addition, the market value of the New Media General voting common stock will likely fluctuate after the completion of the merger.

Fluctuations in the share price of Media General, or New Media General following the closing of the Merger, could result from changes in the business, operations or prospects of Media General or LIN LLC prior to the closing of the Merger or New Media General following the closing of the Merger, regulatory considerations, general market and economic conditions and other factors both within and beyond the control of Media General or LIN LLC. The Merger may be completed a considerable amount of time after the date of the Media General or LIN LLC special meetings. As such, at the time of the special meetings, Media General or LIN LLC shareholders will not know the value of the New Media General share consideration that the LIN LLC shareholders will receive in the Merger for each LIN LLC common share.

After making an election with respect to their shares, LIN LLC shareholders will not be able to sell the LIN LLC common shares covered by such election, unless they revoke such election at or prior to the election deadline or unless the Merger Agreement is terminated.

The deadline for making cash elections and stock elections is 5:00 p.m., New York time, on the fifth business day prior to the closing date for the Merger (or such other date as Media General and LIN LLC mutually agree). Media General will seek to publicly announce the election deadline at least five business days prior to this election deadline. After LIN LLC shareholders make an election with respect to their LIN LLC common shares and prior to completion of the Merger, the trading price of LIN LLC Class A common shares or Media General’s voting common stock may decrease, and LIN LLC shareholders may otherwise want to sell their LIN LLC common shares to gain access to cash, make other investments, or eliminate the potential for a decrease in the value of the investment. However, once LIN LLC shareholders make an election with respect to their LIN LLC common shares, which includes delivering all proper transmittal documentation related to such shares, the LIN LLC shareholders will not be able to sell those shares, unless they properly revoke their election at or prior to the election deadline or the Merger Agreement is terminated.

Changes in FCC ownership rules through action, judicial review or federal legislation may limit our ability to continue providing services to stations under sharing arrangements (such as local marketing agreements, joint sale agreements, shared services agreements and other similar agreements), may prevent us from obtaining ownership of the stations we currently provide services to under sharing arrangements, may require us to amend or terminate certain agreements and/or may preclude us from obtaining the full economic value of one or more of our duopoly, or two-station, operations upon a sale, merger or other similar transaction transferring ownership of such station or stations.

FCC ownership rules currently impose significant limitations on the ability of broadcast licensees to have attributable interests in multiple media properties. Federal law prohibits one company from owning broadcast television stations that collectively have service areas encompassing more than an aggregate 39% share of national television households. Ownership restrictions under FCC rules also include a variety of local limits on media ownership. The restrictions include an ownership limit of one television station in most medium and smaller television markets and two stations in most larger markets, known as the television duopoly rule. The regulations also include limits on the common ownership of a newspaper and television station in the same market (newspaper television cross ownership), limits on common ownership of radio and television stations in the same market (radio television station ownership) and limits on radio ownership of four to eight radio stations in a local market.

If the FCC should loosen its media ownership rules, attractive opportunities may arise for additional television station and other media acquisitions, but these changes also would create additional competition for us from other entities, such as national broadcast networks, large station groups, newspaper chains and cable operators, which may be better positioned to take advantage of such changes and benefit from the resulting operating synergies both nationally and in specific markets. On March 12, 2014, the FCC issued a public notice with respect to the processing of broadcast television applications proposing sharing arrangements and contingent interests. The public notice indicated that the FCC will closely scrutinize any application that proposes that two or more stations in the same market will enter into an agreement to share facilities, employees and/or services or to jointly acquire programming or sell advertising including through a JSA, SSA or similar agreement and enter into an option, right of first refusal, put/call arrangement or other similar contingent interest, or a loan guarantee. We cannot now predict what actions the FCC may require in connection with the processing of applications for FCC consent to the Merger or other transactions. However, among other things, this may limit New Media General’s ability to create duopolies or other two station operations.

In an order adopted in March 2014, the FCC concluded that JSAs should be “attributable” for purposes of the media ownership rules if they permit a television licensee to sell more than 15% of the commercial inventory of a television station owned by a third party in the same market. Stations with JSAs that would put them in violation of the new rules will have until June 19, 2016 to amend or terminate those arrangements, unless they are able to obtain a waiver of such rules. Accordingly, absent further developments, or the grant of waivers, we will be required to modify or terminate our existing JSAs no later than June 19, 2016.

Concurrent with such March 2014 order, the FCC issued a notice of proposed rulemaking in which it initiated its Quadrennial Review of its ownership rules. The rulemaking proposes, among other things, (i) eliminating the newspaper/radio cross ownership rule and the radio/television cross ownership rule, (ii) retaining the newspaper/television cross ownership rule but allowing for waivers on a case by case basis, (iii) retaining the local television rules, and (iv) prohibiting two television stations in the same market from swapping network affiliations if it would result in a single owner having two top 4 network affiliations in a market where it could not otherwise own both stations. The proposed rulemaking also seeks comment on how to define a television shared services agreement and whether television stations should be required to disclose shared services agreements and how best to achieve disclosure.
We may be unable to successfully negotiate future retransmission consent agreements and these negotiations may be further hindered by consolidation in that industry and the interests of networks with whom we are affiliated or by statutory or regulatory developments. If we are unable to secure or maintain carriage of our television stations' signals over cable, telecommunication video and/or direct broadcast satellite systems, we may not be able to compete effectively.
We may be unable to successfully negotiate retransmission consent agreements with MVPDs when the current terms of these agreements expire for various reasons, including consolidation within that industry. In addition, our affiliation agreements with some broadcast networks include certain terms that may affect our ability to permit MVPDs to retransmit our stations' signals containing network programming, and in some cases, we may lose the right to grant retransmission consent to such providers. If the broadcast networks withhold their consent to the retransmission of those portions of our stations' signals containing network programming we may be unable to successfully complete negotiations for new retransmission consent agreements. Certain networks require us to pay them compensation in exchange for permitting redistribution of network programming by MVPDs. Escalating payments to networks in connection with signal retransmission may adversely affect our operating results. If we lose the right to grant retransmission consent, we may be unable to satisfy certain obligations under our existing retransmission consent agreements with MVPDs and there could be a material adverse effect on our results of operations.

In an order released on March 31, 2014, the FCC amended its rules governing “good faith” retransmission consent negotiations to provide that it is a violation of the statutory duty to negotiate in good faith for a television broadcast station that is ranked among the top-four stations (as measured by audience share) in a designated market area ("DMA") to negotiate retransmission consent jointly with another top-four station in the same DMA if the stations are not commonly owned. Under the new rules, top-four stations may not (1) delegate authority to negotiate or approve a retransmission consent agreement either (a) to another non-commonly owned top-four station located in the same DMA or (b) to a third party that negotiates on behalf of another top-four television station in the same DMA or (2) facilitate or agree to facilitate coordinated negotiation of retransmission consent terms between or among multiple top-four stations in the same DMA, including through the sharing of information. Retransmission consent agreements jointly negotiated prior to the effective date of the new rules will remain enforceable until the end of their terms, but contractual provisions for separately owned top-four stations to consult or jointly negotiate retransmission agreements are no longer enforceable. The new rules went into effect on June 19, 2014. The new rules may affect our arrangements with third-party licensees in Savannah, GA, Youngstown, OH and Topeka, KS in which we have JSAs and/or SSAs with third-party licensees. We cannot predict what effect, if any, the new rules may have on future negotiations for retransmission consent agreements.

The Merger is subject to conditions, including certain conditions that may not be satisfied or completed on a timely basis, if at all.

Consummation of the Merger is subject to certain closing conditions which make the completion and timing of the Merger uncertain. The conditions include, among others, the obtaining of the requisite approvals by the shareholders of Media General and LIN LLC for the consummation of the Merger, as described in the joint proxy statement/prospectus mailed to shareholders on July 24, 2014, the expiration of the waiting period under the HSR Act, as amended, the grant by the FCC of consent to the transfer of control of the broadcast licensee subsidiaries of Media General and LIN LLC as a result of the Merger, the absence of any governmental order preventing the consummation of the Merger, registering the shares of New Media General common stock to be issued in connection with the Merger, the listing of such shares on the NYSE and the receipt of third party consents under certain of Media General’s and LIN LLC’s material contracts.

Although Media General and LIN LLC have agreed in the Merger Agreement to use their commercially reasonable best efforts to obtain the requisite approvals and consents, there can be no assurance that these approvals and consents will be obtained, and these approvals and consents may be obtained later than anticipated. In addition, Media General’s and LIN LLC’s obligations to obtain the requisite consents and approvals from regulatory authorities are subject to certain limitations, including that Media

General is not required to agree to take actions or to make divestitures that may be required by the regulatory authorities (both those expected to be divested and those expected not to be) if taking such actions or making such divestitures (whether or not in connection with the Merger) would reasonably be expected to result in the LIN LLC television stations (both those expected to be divested and those expected not to be) losing annual broadcast cash flow exceeding $5 million. In addition, if permitted under applicable law, either of Media General or LIN may waive a condition for its own respective benefit and consummate the transaction even though one or more of these conditions has not been satisfied. Any determination whether to waive any condition will be made by Media General or LIN at the time of such waiver based on the facts and circumstances as they exist at that time. In the event that a condition to the merger agreement is waived, Media General and LIN, as applicable, currently intend to evaluate the materiality of any such waiver and its effect on Media General’s shareholders or LIN’s shareholders, as applicable, in light of the facts and circumstances at the time to determine whether any resolicitation of proxies is required in light of such waiver.

The Merger Agreement contains provisions that restrict our ability to pursue alternatives to the Merger and, in specified circumstances, could require us to pay Media General a termination fee.

Under the Merger Agreement, we are restricted, subject to certain exceptions, from soliciting, initiating, knowingly facilitating or negotiating, or furnishing nonpublic information with regard to, any inquiry, proposal or offer for an alternative business combination transaction from any person. We may terminate the Merger Agreement and enter into an agreement with respect to a superior proposal only if specified conditions have been satisfied, including a determination by our Board of Directors (after consultation with a nationally recognized third party financial advisors and outside legal counsel) that such proposal is more favorable to the LIN LLC shareholders than the Merger from a financial point of view. A termination in this instance would result in us being required to pay Media General a termination fee of $57.3 million in the aggregate. In addition, if the Merger Agreement is terminated in certain circumstances, we will be required to pay to Media General a termination fee of $57.3 million in the aggregate. These provisions could discourage a third party that may have an interest in acquiring all or a significant part of LIN LLC from considering or proposing an alternative business combination transaction with us, even if such third party were prepared to pay consideration with a higher value than the value of the Merger.

Failure to complete the Merger may negatively impact our stock price and our future business and financial results.

The Merger Agreement provides that either Media General or LIN LLC may terminate the Merger Agreement if the Merger is not consummated on or before March 21, 2015 (which may be automatically extended to June 21, 2015, in the event all closing conditions have been satisfied or waived or are then capable of being satisfied other than those closing conditions related to regulatory approvals). In addition, the Merger Agreement contains certain termination rights for both us and Media General including, among others, (i) by LIN LLC, in the event the LIN LLC Board of Directors determines to enter into a definitive agreement with respect to a LIN LLC Superior Offer (as defined in the Merger Agreement) and (ii) by Media General, if, as a result of regulatory actions or divestitures required by the regulatory authorities (whether such regulatory actions or divestitures are in in connection with the Merger or are due to rule changes, adopted by the FCC following March 21, 2014 that have an adverse impact on the LIN LLC television stations), the LIN LLC television stations (both those expected to be divested and those expected not to be) would reasonably be expected to lose annual broadcast cash flow exceeding a specified amount. Upon termination of the Merger Agreement under specific circumstances, we will be required to pay Media General a termination fee of $57.3 million. The Merger Agreement also provides that Media General will be required to pay a termination fee to the holders of LIN LLC common shares of $55.1 million in the aggregate if the Merger Agreement is terminated under certain circumstances.

If the Merger is not completed on a timely basis, our ongoing businesses may be adversely affected. If the Merger is not completed at all, we will be subject to a number of risks, including the following:

•	being required to pay our costs and expenses relating to the Merger, such as legal, accounting, financial advisory and printing fees, whether or not the Merger is completed; and

•	time and resources committed by our management to matters relating to the Merger could otherwise have been devoted to pursuing other beneficial opportunities.

If the Merger is not completed, the price of our Class A Common Shares may decline to the extent that the current market price of that stock reflects a market assumption that the Merger will be completed and that the related benefits will be realized, or a market perception that the Merger was not consummated due to an adverse change in our business.

Uncertainties associated with the Merger may cause employees to leave us, Media General or New Media General and may otherwise affect the future business and operations of New Media General.

New Media General’s success after the Merger will depend in part upon its ability to retain key employees of Media General and LIN LLC. Prior to and following the Merger, current and prospective employees of Media General and LIN LLC may experience uncertainty about their future roles with Media General and LIN LLC and choose to pursue other opportunities, which could have an adverse effect on Media General or LIN LLC. If key employees depart, the integration of the two companies may be more difficult and New Media General’s business following the Merger could be adversely affected.

Media General has stated that it expects that it will incur additional indebtedness to finance the transaction and the agreements and instruments governing such debt may contain restrictions and limitations that could significantly impact the operation of New Media General and adversely affect the holders of New Media General’s common stock.

If the transaction is consummated, Media General has stated that it expects to incur substantial additional indebtedness to, among other things, fund the cash consideration to be paid to the LIN LLC shareholders in the Merger and to refinance existing indebtedness. This new indebtedness is expected to include a $90 million incremental revolving credit facility, a $910 million Term Loan B facility and a $600 million Term Loan A facility. New Media General may also incur additional indebtedness in the future.
The terms of the new indebtedness will subject New Media General to a number of financial and operational covenants and will require compliance with certain financial ratios. For example, the covenants under the new indebtedness will impose restrictions on New Media General, including the restrictions on its ability to incur additional indebtedness and liens, make loans and investments, make capital expenditures, sell assets, engage in mergers, acquisitions and consolidations, enter into transactions with affiliates, purchase or redeem stock, enter into sale and leaseback transactions and pay dividends. A breach of any of the covenants imposed on New Media General by the terms of the new indebtedness, including any financial or operational covenants, and certain change of control events, may result in a default or event of default under the terms of the new indebtedness. Following an event of default, the lenders would have the right to terminate their commitments to extend credit in the future to New Media General and would be able to accelerate the repayment of all of New Media General’s indebtedness under the new indebtedness. In such case, New Media General may not have sufficient funds to pay the total amount of accelerated obligations, and the lenders could proceed against the collateral securing the new indebtedness, which will consist of substantially all of the assets of New Media General. Any acceleration in the repayment of indebtedness or related foreclosure could have an adverse effect on New Media General.
Further, New Media General is expected to have a significant degree of leverage after the transaction that could have important consequences, including:

•	making it more difficult for New Media General to satisfy its obligations, which could in turn result in an event of default;

•	impairing New Media General’s ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes;

•	diminishing New Media General’s ability to withstand a downturn in its business, the industry in which it operates, or the economy generally;

•	limiting the flexibility in planning for, or reacting to, changes in New Media General’s business and the industry in which it operates; and

•	placing New Media General at a competitive disadvantage compared to certain competitors that may have proportionately less debt.
Despite the current debt levels, and the debt levels anticipated following the transaction, New Media General may be able to incur significantly more debt in the future, which could increase the foregoing risks related to New Media General’s indebtedness.

We and Media General may not be able to obtain the required approval from the FCC.

LIN LLC's and Media General’s obligation to consummate the Merger is subject to obtaining receipt from the FCC of consent to the transfers of control of broadcast licensee subsidiaries of LIN LLC and Media General in connection with the Merger. Under the Merger Agreement, we and Media General are each obligated to use commercially reasonable best efforts to obtain as promptly as practicable the necessary consents from the FCC to the Merger subject to certain limitations. Although we believe that we will be able to obtain the required approval from the FCC, we cannot be sure we will do so. Failure to obtain FCC clearance would prevent us from consummating the Merger.

Media General has the right to terminate the Merger Agreement if changes to FCC regulations or transaction-related regulatory requirements would reasonably be expected to result in the LIN LLC television stations losing annual broadcast cash flow exceeding $5 million.

The FCC may change or propose to change, its rules or the interpretation of its rules prior to the closing of the Merger in a manner that would be adverse to the manner in which we operate our television stations or provide certain services to television stations licensed to third parties. In addition, the FCC and other regulatory authorities may require that Media General and LIN LLC agree to take certain actions, such as divesting assets or otherwise limiting the rights of LIN LLC to provide certain services to television stations licensed to third parties, in order to obtain the approval or consent of such regulatory authorities to the Merger. Under the Merger Agreement, Media General is not required to agree to take actions to obtain the approval or consent of the regulatory authorities if such actions, together with any such changes to the FCC’s rules (whether or not in connection with the Merger), would result in the LIN LLC television stations (both those expected to be divested and those expected not to be) losing annual broadcast cash flow in excess of $5 million. If it is determined that such actions, together with any such changes to the FCC’s rules (whether or not in connection with the Merger), would reasonably be expected to result in the LIN LLC television stations losing annual broadcast cash flow in excess of a specified amount, Media General has the right to terminate the Merger Agreement.

Media General and LIN LLC will be required to divest assets in certain markets in order to obtain approval from regulatory authorities and may not be able to realize the full benefit of the sold assets.

Media General and us both own television stations in the Birmingham, AL; Green Bay, WI; Mobile, AL; Providence, RI; and Savannah, GA markets. Regulatory authorities will require Media General and LIN LLC to divest stations in these markets. We also own two television stations in the Albuquerque, NM markets that previously were “top-four” stations in this market based on ratings. Regulatory authorities may require us to divest stations in this market and may further require Media General and us to divest assets in other markets, or to accept other restrictions or conditions with respect to the operation of television stations in such markets, in order to obtain the approval or consent of such regulatory authorities for the Merger. Any such divestitures or other restrictions could diminish the anticipated benefits of the Merger to New Media General and its shareholders by adversely affecting the operations of New Media General after the completion of the Merger, and may result in additional Merger costs.

Furthermore, in certain of our television markets, we own more than one full-power television broadcast station based on waivers that the FCC reevaluates in connection with review of an application for consent to a “substantial” transfer of control, such as the change of control that the our stations would undergo upon the consummation of the Merger. Pursuant to “satellite,” “failing station,” and similar waivers, we are permitted to own additional stations in the Austin, TX, Green Bay, WI, Hartford- New Haven, CT, Honolulu, HI, and Wichita-Hutchinson, KS markets. In assessing whether to consent to a “substantial” transfer of control of such a combination, the FCC will seek to determine whether the circumstances warrant continuation of these waivers.

The integration of Media General and LIN LLC following the Merger will present significant challenges that may reduce the anticipated potential benefits of the Merger.

We and Media General will face significant challenges in consolidating functions and integrating our organizations, procedures and operations in a timely and efficient manner, as well as retaining key personnel. The integration of Media General and LIN LLC will be complex and time consuming due to the locations of our corporate headquarters and the size and complexity of each organization. The principal challenges will include the following:

•	integrating information systems and internal controls over accounting and financial reporting;

•	integrating our and Media General’s existing businesses;

•	preserving significant business relationships;

•	consolidating corporate and administrative functions;

•	conforming standards, controls, procedures and policies, business cultures and compensation structures between us and Media General; and

•	retaining key employees.

The management of New Media General will have to dedicate substantial effort to integrating the businesses of Media General and LIN during the integration process. These efforts could divert management’s focus and resources from New Media General’s business, corporate initiatives or strategic opportunities. If New Media General is unable to integrate Media General’s and LIN LLC’s organizations, procedures and operations in a timely and efficient manner, or at all, the anticipated benefits and cost savings of the Merger may not be realized fully, or at all, or may take longer to realize than expected, and the value of New Media General’s common stock may be affected adversely. An inability to realize the full extent of the anticipated benefits of the Merger, as well as any delays encountered in the integration process, could also have an adverse effect upon the revenues, level of expenses and operating results of New Media General.

We and Media General will incur significant transaction and merger-related integration costs in connection with the Merger.

We and Media General expect to pay significant transaction costs in connection with the Merger. These transaction costs include investment banking, legal and accounting fees and expenses, expenses associated with the new indebtedness that will be incurred in connection with the Merger, SEC filing fees, printing expenses, mailing expenses and other related charges. A portion of the transaction costs will be incurred regardless of whether the Merger is consummated. We and Media General will each generally pay our own costs and expenses in connection with the Merger, except that each is obligated to pay 50% of the FCC and antitrust filing fees relating to the Merger irrespective of whether the Merger is consummated. Media General will also reimburse our costs for assistance in connection with the financing Media General obtains in connection with the Merger. New Media General may also incur costs associated with integrating the operations of the two companies, and these costs could be significant and could have an adverse effect on New Media General’s future operating results if the anticipated cost savings from the Merger are not achieved. Although we and Media General expect that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the two businesses, should allow New Media General to offset incremental expenses over time, the net benefit may not be achieved in the near term, or at all.

While the Merger is pending, we and Media General will be subject to business uncertainties, as well as contractual restrictions under the Merger Agreement, that could have an adverse effect on our businesses.

Uncertainty about the effect of the Merger on our and Media General’s employees and business relationships may have an adverse effect on us and Media General and, consequently, on New Media General following the consummation of the Merger. These uncertainties could impair each of our and Media General's ability to retain and motivate key personnel until and after the consummation of the Merger and could cause third parties who deal with us and Media General to seek to change existing business relationships with Media General and LIN. If key employees depart or if third parties seek to change business relationships with us and Media General, New Media General’s business following the consummation of the Merger could be adversely affected. In addition, the Merger Agreement restricts us and Media General, without the other party’s consent and subject to certain exceptions, from making certain acquisitions and taking other specified actions until the Merger closes or the Merger Agreement terminates. These restrictions may prevent us and Media General from pursuing otherwise attractive business opportunities that may arise prior to completion of the Merger or termination of the Merger Agreement, and from making other changes to our business.

Some of our directors and executive officers may have interests in the Merger that are different from the interests of our shareholders generally.

Some of our directors and executive officers may have interests in the Merger that are different from, or are in addition to, the interests of our shareholders generally. These interests include their designation as Directors or executive officers of New Media General following the completion of the Merger.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

None.

Item 3. Defaults Upon Senior Securities

None.

Item 4. Mine Safety Disclosure

None.

Item 5. Other Information

None.

Item 6. Exhibits

3.1
Certificate of Formation of LIN Media LLC, dated as of February 11, 2013 (filed as Exhibit 3.1 to the Registration Statement on Form S-4 of LIN Media LLC (File No. 333-188297)) and incorporated by reference herein.

3.2
Amended and Restated Limited Liability Company Agreement of LIN Media LLC, dated as of July 30, 2013 (filed as Exhibit 3.1 to the Current Report on Form 8-K12B of LIN Media LLC filed as of July 31, 2013 (File No. 001-36032)) and incorporated by reference herein.

3.3
Amendment to the Amended and Restated Limited Liability Company Agreement of LIN Media LLC, dated as of March 20, 2014 (filed as Exhibit 3.1 to the Current Report on Form 8-K of LIN Media LLC filed on March 21, 2014 (File No. 001-36032)) and incorporated by reference herein.

3.4
Restated Certificate of Incorporation of LIN Television Corporation (filed as Exhibit 3.1 to the Quarterly Report on Form 10-Q of LIN TV Corp. and LIN Television Corporation for the fiscal quarter ended September 30, 2003 (File No. 000-25206)) and incorporated by reference herein.

3.5
Restated Bylaws of LIN Television Corporation (filed as Exhibit 3.4 to the Registration Statement on Form S-1 of LIN Television Corporation and LIN Holding Corp. (File No. 333-54003)) and incorporated by reference herein.

4.1
Form of specimen share certificate for class A common shares representing limited liability company interests in LIN Media LLC (included as Exhibit A to Annex B to the proxy statement/prospectus that is part of the Registration Statement on Form S-4 of LIN Media LLC (File No. 333-188297)) and incorporated by reference herein.

4.2
Supplemental Indenture, dated as of March 3, 2014, among Federated Media Publishing LLC, LIN Television Corporation and The Bank of New York Mellon Trust Company N.A., as Trustee amending the Indenture, dated April 12, 2010, filed as Exhibit 4.2 herein.

4.3
Supplemental Indenture, dated as of March 3, 2014, among Federated Media Publishing LLC, LIN Television Corporation and The Bank of New York Mellon Trust Company N.A., as Trustee amending the Indenture, dated October 12, 2012, filed as Exhibit 4.3 herein.

31.1	Certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 of the Chief Executive Officer of LIN Media LLC

31.2	Certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 of the Chief Financial Officer of LIN Media LLC

31.3	Certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 of the Chief Executive Officer of LIN Television Corporation

31.4	Certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 of the Chief Financial Officer of LIN Television Corporation

32.1	Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 of the Chief Executive Officer and Chief Financial Officer of LIN Media LLC

32.2	Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 of the Chief Executive Officer and Chief Financial Officer of LIN Television Corporation

101.INS*	XBRL Instance Document

101.SCH*	XBRL Taxonomy Extension Schema Document

101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document

101.LAB*	XBRL Taxonomy Extension Label Linkbase Document

101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document

101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document

*
Pursuant to Rule 406T of Regulation S-T, these interactive data files are deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, or Section 18, as amended, of the Securities Exchange Act of 1934 and otherwise are not subject to liability.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, each of LIN Media LLC and LIN Television Corporation, has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LIN Media LLC
LIN Television Corporation

Dated:	August 11, 2014
By:	/s/ Richard J. Schmaeling
Richard J. Schmaeling
Senior Vice President, Chief Financial Officer
(On behalf of each of the registrants and as Principal Financial Officer)

Dated:	August 11, 2014
By:	/s/ Nicholas N. Mohamed
Nicholas N. Mohamed
Vice President Controller
(On behalf of each of the registrants and as Principal Accounting Officer)

LIN Television Corporation
Consolidated Balance Sheets
(unaudited)

	June 30, 2014	December 31, 2013
	(in thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$19,295	$12,525
Accounts receivable, less allowance for doubtful accounts (2014 - $3,867; 2013 - $3,188)	153,831	145,409
Deferred income tax assets	7,410	6,898
Other current assets	22,442	15,201
Total current assets	202,978	180,033
Property and equipment, net	217,362	221,078
Deferred financing costs	14,861	16,448
Goodwill	210,968	203,528
Broadcast licenses	536,515	536,515
Other intangible assets, net	48,480	47,049
Other assets	12,727	12,299
Total assets (a)	$1,243,891	$1,216,950
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND STOCKHOLDER'S EQUITY
Current liabilities:
Current portion of long-term debt	$20,495	$17,364
Accounts payable	17,299	14,002
Income taxes payable	463	1,420
Accrued expenses	67,583	51,696
Program obligations	6,968	7,027
Total current liabilities	112,808	91,509
Long-term debt, excluding current portion	912,729	929,328
Deferred income tax liabilities	61,579	64,686
Program obligations	3,559	4,146
Other liabilities	24,417	27,209
Total liabilities (a)	1,115,092	1,116,878
Commitments and Contingencies (Note 9)
Redeemable noncontrolling interest	9,905	12,845
LIN Television Corporation stockholder’s equity:
Common stock, $0.01 par value, 1,000 shares	—	—
Investment in parent company’s shares, at cost	(21,984)	(21,984)
Additional paid-in capital	1,156,668	1,140,370
Accumulated deficit	(992,486)	(1,005,633)
Accumulated other comprehensive loss	(25,181)	(25,526)
Total stockholder’s equity	117,017	87,227
Noncontrolling interest	1,877	—
Total equity	118,894	87,227
Total liabilities and equity	$1,243,891	$1,216,950

(a)
Our consolidated assets as of June 30, 2014 and December 31, 2013 include total assets of: $55,165 and $56,056, respectively, of variable interest entities (“VIEs”) that can only be used to settle the obligations of the VIEs. These assets include broadcast licenses and other intangible assets of: $43,565 and $44,677 and program rights of: $1,948 and $2,186 as of June 30, 2014 and December 31, 2013, respectively. Our consolidated liabilities as of June 30, 2014 and December 31, 2013 include $3,752 and $4,126, respectively, of total liabilities of the VIEs for which the VIEs’ creditors have no recourse to the Company, including $2,525 and $2,727, respectively, of program obligations.  See further description in Note 1 — “Basis of Presentation and Summary of Significant Accounting Policies.”

The accompanying notes are an integral part of the unaudited consolidated financial statements.

LIN Television Corporation
Consolidated Statements of Operations
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(in thousands, except per share data)		(in thousands, except per share data)
Net revenues	$188,765	$164,346	$355,006	$305,338

Operating expenses:
Direct operating	75,487	63,623	144,921	118,191
Selling, general and administrative	48,308	40,040	93,248	77,338
Amortization of program rights	6,788	7,152	13,381	14,937
Corporate	8,304	9,094	20,493	19,365
Depreciation	11,087	11,320	21,773	22,958
Amortization of intangible assets	5,706	5,723	11,277	11,152
Restructuring charge	—	391	—	2,523
Loss from asset dispositions	5	87	99	182
Operating income	33,080	26,916	49,814	38,692

Other expense:
Interest expense, net	14,171	14,428	28,400	28,299
Share of loss in equity investments	25	25	100	25
Other (income) expense, net	(101)	84	(83)	60
Total other expense, net	14,095	14,537	28,417	28,384

Income before provision for income taxes	18,985	12,379	21,397	10,308
Provision for income taxes	7,788	5,210	8,809	4,159
Net income	11,197	7,169	12,588	6,149
Net loss attributable to noncontrolling interests	(461)	(306)	(1,059)	(470)
Net income attributable to LIN Television Corporation	$11,658	$7,475	$13,647	$6,619

The accompanying notes are an integral part of the unaudited consolidated financial statements.

LIN Television Corporation
Consolidated Statements of Comprehensive Income
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(in thousands)		(in thousands)
Net income	$11,197	$7,169	$12,588	$6,149
Amortization of pension net losses, reclassified, net of tax of $101 and $169 for the three months ended June 30, 2014 and 2013, respectively, and $225 and $338 for the six months ended June 30, 2014 and 2013, respectively	154	259	345	518
Comprehensive income	11,351	7,428	12,933	6,667
Comprehensive loss attributable to noncontrolling interest	(461)	(306)	(1,059)	(470)
Comprehensive income attributable to LIN Television Corporation	$11,812	$7,734	$13,992	$7,137

The accompanying notes are an integral part of the unaudited consolidated financial statements.

LIN Television Corporation
Consolidated Statement of Stockholder’s Equity
(unaudited)
(in thousands)

			Investment in Parent Company’s	Additional		Accumulated Other		Total
	Common Stock		Common	Paid-In	Accumulated	Comprehensive	Noncontrolling	Stockholder’s
	Shares	Amount	Shares, at cost	Capital	Deficit	Loss	Interest	Equity
Balance as of December 31, 2013	1,000	$—	$(21,984)	$1,140,370	$(1,005,633)	$(25,526)	$—	$87,227
Pension liability adjustment, net of tax of $225	—	—	—	—	—	345	—	345
Tax benefit from exercise of share options and vesting of restricted share awards	—	—	—	11,965	—	—	—	11,965
Share-based compensation	—	—	—	4,333	—	—	13	4,346
Dividends declared	—	—	—	—	(500)	—	—	(500)
Reclassification from redeemable noncontrolling interest	—	—	—	—	—	—	2,766	2,766
Net loss attributable to noncontrolling interests	—	—	—	—	—	—	(902)	(902)
Net income	—	—	—	—	13,647	—	—	13,647
Balance as of June 30, 2014	1,000	$—	$(21,984)	$1,156,668	$(992,486)	$(25,181)	$1,877	$118,894

The accompanying notes are an integral part of the unaudited consolidated financial statements.

LIN Television Corporation
Consolidated Statement of Stockholder’s Deficit
(unaudited)
(in thousands)

	Common Stock		Investment in Parent Company’s Common	Additional Paid-In	Accumulated	Accumulated Other Comprehensive	Total Stockholder’s
	Shares	Amount	Stock, at cost	Capital	Deficit	Loss	Deficit
Balance as of December 31, 2012	1,000	$—	$(21,984)	$1,130,239	$(1,164,435)	$(35,384)	$(91,564)
Pension liability adjustment, net of tax of $338	—	—	—	—	—	518	518
Issuance of LIN TV Corp. class A common stock	—	—	—	1,159	—	—	1,159
Tax benefit from exercise of stock options and vesting of restricted stock awards	—	—	—	1,497	—	—	1,497
Stock-based compensation	—	—	—	4,440	—	—	4,440
Net income	—	—	—	—	6,619	—	6,619
Balance as of June 30, 2013	1,000	$—	$(21,984)	$1,137,335	$(1,157,816)	$(34,866)	$(77,331)

The accompanying notes are an integral part of the unaudited consolidated financial statements.

LIN Television Corporation
Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended June 30,
	2014	2013
	(in thousands)
OPERATING ACTIVITIES:
Net income	$12,588	$6,149
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation	21,773	22,958
Amortization of intangible assets	11,277	11,152
Amortization of financing costs and note discounts	1,800	1,808
Amortization of program rights	13,381	14,937
Cash payments for programming	(13,784)	(16,072)
Share of loss in equity investments	100	25
Stock-based compensation	4,346	4,528
Deferred income taxes, net	8,103	3,803
Loss from asset dispositions	99	182
Other, net	1,954	846
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	1,101	1,203
Other assets	(9,934)	(3,036)
Accounts payable	(2,118)	(6,479)
Accrued interest expense	(160)	4,510
Other liabilities and accrued expenses	11,871	(3,949)
Net cash provided by operating activities	62,397	42,565

INVESTING ACTIVITIES:
Capital expenditures	(11,463)	(14,170)
Acquisition of broadcast towers	(7,257)	—
Payments for business combinations, net of cash acquired	(22,733)	(9,824)
Proceeds from the sale of assets	107	34
Contributions to equity investments	(100)	—
Capital contribution to joint venture with NBCUniversal	—	(100,000)
Net cash used in investing activities	(41,446)	(123,960)

FINANCING ACTIVITIES:
Net proceeds on exercises of employee and director stock-based compensation	—	1,156
Proceeds from borrowings on long-term debt	45,000	96,000
Payment of dividend	(500)	—
Principal payments on long-term debt	(58,681)	(41,617)
Payment of long-term debt issue costs	—	(652)
Net cash (used in) provided by financing activities	(14,181)	54,887

Net increase (decrease) in cash and cash equivalents	6,770	(26,508)
Cash and cash equivalents at the beginning of the period	12,525	46,307
Cash and cash equivalents at the end of the period	$19,295	$19,799
The accompanying notes are an integral part of the unaudited consolidated financial statements.

LIN Television Corporation
Notes to Unaudited Consolidated Financial Statements

Note 1 — Basis of Presentation and Summary of Significant Accounting Policies

Principles of Consolidation

LIN Television Corporation, a Delaware corporation (“LIN Television”), together with its subsidiaries, is a local multimedia company operating in the United States. LIN Television and its subsidiaries are affiliates of HM Capital Partners I LP (“HMC”). In these notes, the terms “Company,” “we,” “us” or “our” mean LIN Television and all subsidiaries included in our consolidated financial statements. LIN Television is a wholly-owned subsidiary of LIN Media LLC (“LIN LLC”).

On July 30, 2013, LIN TV Corp., a Delaware corporation (“LIN TV”), completed its merger with and into LIN LLC, a Delaware limited liability company and wholly owned subsidiary of LIN TV, with LIN LLC as the surviving entity (the “2013 LIN LLC Merger”) pursuant to the Agreement and Plan of Merger, dated February 12, 2013, by and between LIN TV and LIN LLC (the “2013 LIN LLC Merger Agreement”).  LIN LLC filed a Current Report on Form 8-K on July 31, 2013 (the “Form 8-K”) for the purpose of establishing LIN LLC as the successor registrant to LIN TV pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to disclose certain related matters, including the consummation of the 2013 LIN LLC Merger.  Pursuant to Rule 12g-3(a) under the Exchange Act and in accordance with the filing of the Form 8-K, the class A common shares representing limited liability interests in LIN LLC, as the successor registrant to LIN TV, were deemed registered under Section 12(b) of the Exchange Act.  References to "LIN LLC," "we," "us," or the "Company" in this Quarterly Report on Form 10-Q that include any period at and before the effectiveness of the 2013 LIN LLC Merger shall be deemed to refer to LIN TV as the predecessor registrant to LIN LLC.  For more information concerning the effects of the 2013 LIN LLC Merger and the succession of LIN LLC to LIN TV upon its effectiveness, please see the Form 8-K.

LIN LLC has no independent assets or operations and guarantees all of our debt. All of the consolidated wholly-owned subsidiaries of LIN Television fully and unconditionally guarantee our Senior Secured Credit Facility, 8 3/8% Senior Notes due 2018 (the “8 3/8% Senior Notes”) and 6 3/8% Senior Notes due 2021 (the “6 3/8% Senior Notes”) on a joint-and-several basis, subject to customary release provisions.

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). All intercompany accounts and transactions have been eliminated.

In the opinion of management, the accompanying unaudited interim financial statements contain all adjustments necessary to state fairly our financial position, results of operations and cash flows for the periods presented.  The interim results of operations are not necessarily indicative of the results to be expected for the full year.

The accompanying consolidated financial statements include the accounts of our Company, our wholly-owned and majority-owned and controlled subsidiaries, and VIEs for which we are the primary beneficiary. We review all local marketing agreements (“LMAs”), shared services agreements (“SSAs”), joint sales agreements (“JSAs”) and related agreements, to evaluate whether consolidation of entities that are party to such arrangements is required under U.S. GAAP.
During the first quarter of 2014, we began operating under two segments, which also represent our reportable segments, “Broadcast” and “Digital” that are disclosed separately from our corporate activities. Our Broadcast segment includes 43 television stations and seven digital channels that are either owned, operated or serviced by us in 23 U.S. markets, all of which are engaged principally in the sale of television advertising and digital advertising primarily related to our television station companion websites. Our Digital segment includes the operating results of the following digital companies: LIN Digital LLC ("LIN Digital"), LIN Mobile, LLC ("LIN Mobile"), Nami Media, Inc. ("Nami Media"), HYFN, Inc. ("HYFN"), Dedicated Media, Inc. ("Dedicated Media"), and Federated Media Publishing LLC ("Federated Media"). Corporate and unallocated expenses primarily include our costs to operate as a public company and to operate our corporate locations. Corporate is not a reportable segment. We have retrospectively recast prior period disclosures to reflect this change in our reportable operating segments. See Note 5 - “Segment Reporting” for further discussion. Prior to January 1, 2014, we had one reportable segment.
On July 24, 2014, LIN LLC filed a joint proxy statement/prospectus with the Securities and Exchange Commission which was mailed to the shareholders of LIN LLC in connection with a special meeting of the shareholders of LIN LLC to be held on August 20, 2014 for the purpose of voting on the proposal to adopt the Agreement and Plan of Merger, dated March 21, 2014, with Media General, Inc., a Virginia corporation ("Media General"), Mercury New Holdco, Inc., a Virginia corporation (“New Holdco”), Mercury Merger Sub 1, Inc., a Virginia corporation and a direct, wholly-owned subsidiary of New Holdco (“Merger

Sub 1”), Mercury Merger Sub 2, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of New Holdco (“Merger Sub 2”) (the “Merger Agreement”). If the transactions contemplated by the Merger Agreement (the "Merger") are completed, LIN LLC will become a wholly-owned subsidiary of New Holdco and Media General will become a wholly-owned subsidiary of LIN LLC ("New Media General"). The combined company will own and operate or service 74 stations across 46 markets, reaching approximately 26.5 million households or 23% of U.S. TV households (certain of these stations are expected to be swapped or otherwise divested in order to address regulatory considerations). The transaction is currently expected to close during the first quarter of 2015.
Joint Venture Sale Transaction and Merger
On February 12, 2013, we, along with LIN TV and LIN Television of Texas, L.P., a Delaware limited partnership (“LIN Texas”) entered into an agreement whereby LIN Texas sold its 20.38% equity interest in Station Venture Holdings ("SVH"), a joint venture in which an affiliate of NBCUniversal ("NBC"), held the remaining 79.62% equity interest (collectively, the “JV Sale Transaction”). Pursuant to the JV Sale Transaction, LIN Television made a $100 million capital contribution to SVH and in turn, LIN TV was released from the guarantee of an $815.5 million note held by SVH ("GECC Guarantee") as well as any further obligations related to any shortfall funding agreements between us and SVH.

Concurrent with the closing of the JV Sale Transaction, LIN TV entered into the 2013 LIN LLC Merger Agreement. The 2013 LIN LLC Merger enabled the surviving entity to be classified as a partnership for federal income tax purposes and the change in classification was treated as a liquidation of LIN TV for federal income tax purposes, with the result that LIN TV realized a capital loss in its 100% equity interest in LIN Television.

For further discussion of the JV Sale Transaction and the 2013 LIN LLC Merger, refer to Item 1. "Business," Note 1 - "Basis of Presentation and Summary of Significant Accounting Policies" and Note 13 - "Commitments and Contingencies" to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2013 (the "10-K").

Variable Interest Entities

In determining whether we are the primary beneficiary of a VIE for financial reporting purposes, we consider whether we have the power to direct the activities of the VIE that most significantly impact the economic performance of the VIE and whether we have the obligation to absorb losses or the right to receive returns that would be significant to the VIE. We consolidate VIEs when we are the primary beneficiary.

We have a JSA and an SSA with WBDT Television, LLC (“WBDT”) for WBDT-TV in the Dayton, OH market. We also have JSAs and SSAs with affiliates of Vaughan Acquisition LLC (“Vaughan”) for WTGS-TV in the Savannah, GA market, WYTV-TV in the Youngstown, OH market and KTKA-TV in the Topeka, KS market and SSAs with KASY-TV Licensee, LLC (“KASY”), KWBQ-TV, KRWB-TV and KASY-TV in the Albuquerque, Santa-Fe NM market. Under these agreements, we provide administrative services to these stations, have an obligation to reimburse certain of the stations' expenses, and we are compensated through a performance-based fee structure that provides us the benefit of certain returns from the operation of these stations. We determined that WBDT, Vaughan and KASY are VIEs and as a result of the JSAs and/or SSAs, we have variable interests in these entities. We are the primary beneficiary of these entities, and therefore, we consolidate these entities within our consolidated financial statements.

An order that the Federal Communications Commission (“FCC”) adopted in March 2014, however, will require changes in our relationship with these entities going forward. In that order, the FCC concluded that JSAs should be “attributable” for purposes of the media ownership rules if they permit a television licensee to sell more than 15% of the commercial inventory of a television station owned by a third party in the same market. Stations with JSAs that would put them in violation of the new rules will have until June 19, 2016 to amend or terminate those arrangements unless they are able to obtain a waiver of such rules. Accordingly, absent further developments, we will be required to modify or terminate our existing JSAs by no later than June 19, 2016.

The carrying amounts and classifications of the assets and liabilities of the variable interest entities described above, which have been included in our consolidating balance sheets as of June 30, 2014 and December 31, 2013 are as follows (in thousands):

	June 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$418	$278
Accounts receivable, net	6,823	6,345
Other assets	913	927
Total current assets	8,154	7,550
Property and equipment, net	2,192	2,469
Broadcast licenses and other intangible assets, net	43,565	44,677
Other assets	1,254	1,360
Total assets	$55,165	$56,056

LIABILITIES
Current liabilities:
Current portion of long-term debt	$1,162	$1,162
Accounts payable	45	63
Accrued expenses	1,184	1,336
Program obligations	1,283	1,303
Total current liabilities	3,674	3,864
Long-term debt, excluding current portion	2,424	3,005
Program obligations	1,242	1,424
Other liabilities	47,825	47,763
Total liabilities	$55,165	$56,056

The assets of our consolidated VIEs can only be used to settle the obligations of the VIEs and may not be sold, or otherwise disposed of, except for assets sold or replaced with others of like kind or value. Other liabilities of $47.8 million and $47.8 million as of June 30, 2014 and December 31, 2013, respectively, serve to reduce the carrying value of the entities, and are eliminated in our consolidated financial statements. This reflects the fact that as of June 30, 2014 and December 31, 2013, we have an option that we may exercise if the FCC attribution rules change. The option would allow us to acquire the assets or member’s interest of the VIE entities for a nominal exercise price, which is significantly less than the carrying value of their tangible and intangible net assets. The options are carried at zero on our consolidated balance sheet, as any value attributable to the options is eliminated in the consolidation of the VIEs. In an order adopted in March 2014, the FCC concluded that JSAs should be "attributable" for purposes of the media ownership rules if they permit a television licensee to sell more than 15% of the commercial inventory of a television station owned by a third party in the same market. Stations with JSAs that would put them in violation of the new rules will have until June 19, 2016 to amend or terminate those arrangements, unless they are able to obtain a waiver of such rules. Accordingly, absent further developments, or the grant of waivers, we will be required to modify or terminate our existing JSAs no later than June 19, 2016.

Redeemable Noncontrolling Interest

The redeemable noncontrolling interest as of December 31, 2013 includes the interest of minority shareholders of HYFN, Dedicated Media and Nami Media. During the six months ended June 30, 2014, we have reclassified the interest of the minority shareholders of Nami Media to permanent equity, as the mandatory redemption feature of Nami Media's minority shareholders' interest terminated in February 2014. Accordingly, the following table presents the activity of the redeemable noncontrolling interest included in our consolidated balance sheets related to HYFN and Dedicated Media, which represents third parties’ proportionate share of our consolidated net assets (in thousands):

Redeemable Noncontrolling Interest
Balance as of December 31, 2013	$12,845
Net loss	(1,059)
Share-based compensation and other	(4)
Reclassification to noncontrolling interest (Nami Media)	(1,877)
Balance as of June 30, 2014	$9,905

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires our management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and the notes thereto. Our actual results could differ from these estimates. Estimates are used for the allowance for doubtful accounts in receivables, valuation of goodwill and intangible assets, assumptions used to determine fair value of financial instruments, amortization and impairment of program rights and intangible assets, share-based compensation and other long-term incentive compensation arrangements, pension costs, barter transactions, income taxes, employee medical insurance claims, useful lives of property and equipment, contingencies, litigation and net assets of businesses acquired.

Cash and Cash Equivalents

We consider all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Recently Issued Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board ("FASB") and the International Accounting Standards Board ("IASB") issued a converged standard on revenue recognition from contracts with customers, ASU 2014-09 (Topic 606 and IFRS 15). This standard will supersede nearly all existing revenue recognition guidance. ASU 2014-09 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2016. We are currently evaluating the impact this guidance will have on our financial condition, results of operations and cash flows.
In April 2014, the FASB issued Accounting Standard Update No. 2014-08, "Presentation of Financial Statements (Topic 205) and Property, Plant and Equipment (Topic 360) - Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity" ("ASU 2014-08"). ASU 2014-08 changes the threshold for disclosing discontinued operations and the related disclosure requirements. Pursuant to ASU 2014-08, only disposals representing a strategic shift, such as a major line of business, a major geographical area or a major equity investment, should be presented as a discontinued operation. ASU 2014-08 is effective for annual periods beginning on or after December 15, 2014 with early adoption permitted but only for disposals or classifications as held for sale which have not been reported in financial statements previously issued or available for issuance. We are currently evaluating the impact that the new guidance will have on our disclosures and consolidated financial statements.

Note 2 — Acquisitions

Federated Media Publishing, Inc.
On February 3, 2014, LIN Digital Media LLC, a wholly owned subsidiary of LIN Television, acquired 100% of the capital stock of Federated Media Publishing, Inc., which we subsequently converted into a Delaware limited liability company ("Federated Media"). Federated Media is a digital content and conversational marketing company that leverages the relationships and content from its publishing network to deliver contextually relevant advertising and conversational and engagement tools that reach agencies’ and brands’ targeted audiences across digital and social media platforms. The purchase price totaled $22.5 million, net of cash, including post-closing adjustments, and was funded from cash on hand and amounts drawn on our revolving credit facility.
The following table summarizes the provisional allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed by us in the acquisition (in thousands):

Current assets	$9,811
Property and equipment	72
Non-current assets	195
Other intangible assets	11,497
Goodwill	7,440
Current liabilities	(6,501)
Total	$22,514

The amount allocated to definite-lived intangible assets represents the estimated fair values of publisher relationships of $4.2 million, customer relationships of $1.2 million, completed technology of $3.9 million, and trademarks of $2.2 million. These intangible assets will be amortized over the estimated remaining useful lives of approximately 8 years for publisher relationships, 4 years for customer relationships, 3 years for completed technology and 7 years for trademarks.

Goodwill of $7.4 million is the excess of the aggregate purchase price over the fair value of the identifiable net assets acquired, and primarily represents the benefits of the incremental revenue we expect to generate from the acquisition of Federated Media.  All of the goodwill recognized in connection with the acquisition of Federated Media is deductible for tax purposes.

Net revenues and operating loss of Federated Media included in our consolidated statements of operations for the six months ended June 30, 2014 were $10.4 million and $0.7 million, respectively.

Dedicated Media, Inc.

On April 9, 2013, we acquired a 60% interest (calculated on a fully diluted basis) in Dedicated Media, a multi-channel advertisement buying and optimization company.  Under the terms of our agreement with Dedicated Media, we agreed to purchase the remaining outstanding shares of Dedicated Media by no later than February 15, 2015 if Dedicated Media achieves both (i) a target earnings before interest, taxes, depreciation and amortization (“EBITDA”) and (ii) a target gross profit in 2014, as outlined in the purchase agreement.  The purchase price of these shares is based on multiples of Dedicated Media’s 2014 EBITDA and gross profit.  Our maximum potential obligation under the purchase agreement is $26 million.  If Dedicated Media does not meet the target EBITDA or target gross profit in 2014, we have the option to purchase the remaining outstanding shares using the same purchase price multiple.

HYFN, Inc.

On April 4, 2013, we acquired a 50.1% interest (calculated on a fully diluted basis) in HYFN, a full service digital advertising agency specializing in the planning, development, deployment and support for websites, mobile sites, interactive banners, games and various applications for multiple devices.  Under the terms of our agreement with HYFN, we agreed to purchase the remaining outstanding shares of HYFN by no later than February 15, 2016 if HYFN achieves both (i) a target EBITDA and (ii) target net revenues in 2015, as outlined in the transaction agreements.  The purchase price of these shares is based on multiples of HYFN’s 2015 net revenue and EBITDA.  Our maximum potential obligation under the terms of our agreement is approximately $62.4 million.  If HYFN does not meet the target EBITDA or target net revenues in 2015, we have the option to purchase the remaining outstanding shares using the same purchase price multiple.

Our obligations to purchase the noncontrolling interest holders’ shares of both Dedicated Media and HYFN are outside of our control, because they are based on the achievement of certain financial targets described above. Therefore, the noncontrolling interest related to Dedicated Media and HYFN as of June 30, 2014 has been reported as redeemable noncontrolling interest and classified as temporary equity on our consolidated balance sheets. As of the acquisition dates, the fair values of the noncontrolling interests were $3.8 million and $7.2 million for Dedicated Media and HYFN, respectively, and were measured based on the purchase prices for our 60% and 50.1% ownership interest in Dedicated Media and HYFN, respectively, and the net assets acquired as of the acquisition dates. As of June 30, 2014, we believe that achievement of the financial targets is not yet probable and therefore, have not reflected these obligations in our consolidated financial statements.

If we do not purchase the remaining outstanding shares of Dedicated Media or HYFN by the dates set forth in the respective purchase agreements, the noncontrolling interest holders have the right to purchase our interest. The purchase price of these shares is based on the same purchase price multiple described above and is exercisable only if the applicable financial targets are not met and we do not elect to purchase the remaining interest. The fair value of this option is zero and no amounts related to these options are included in our consolidated financial statements as of June 30, 2014.

Pro Forma Information

The following table sets forth unaudited pro forma results of operations for the six months ended June 30, 2014 and June 30, 2013 assuming that the above acquisitions of Federated Media, Dedicated Media and HYFN, along with transactions necessary to finance the acquisitions, occurred on January 1, 2013 (in thousands):

	Six Months Ended June 30, 2014	Six Months Ended June 30, 2013
Net revenue	$356,373	$329,016
Net income	$11,852	$967

This pro forma financial information is based on historical results of operations, adjusted for the allocation of the purchase price and other acquisition accounting adjustments, and is not necessarily indicative of what our results would have been had we operated the business since January 1, 2013. The pro forma adjustments for the six months ended June 30, 2014 and 2013 reflect depreciation expense, amortization of intangibles related to the fair value adjustments of the assets acquired, additional interest expense related to the financing of the transaction and the related tax effects of the adjustments.

In connection with the acquisition of Federated Media, we and Federated Media incurred a combined total of $0.8 million of transaction related costs primarily related to legal and other professional services. These costs were not included in the 2014 pro forma amounts. The 2013 pro forma net income was adjusted to include these costs, as they are directly attributable to the acquisition of Federated Media.

Note 3 — Intangible Assets

Goodwill totaled $211 million and $203.5 million at June 30, 2014 and December 31, 2013, respectively. The change in the carrying amount of goodwill during the six months ended June 30, 2014 was as follows (in thousands):

Goodwill
Broadcast:
Balance as of December 31, 2013	$185,237
Acquisitions	—
Balance as of June 30, 2014	$185,237
Digital:
Balance as of December 31, 2013	18,291
Acquisitions	7,440
Balance as of June 30, 2014	$25,731
Total:
Balance as of December 31, 2013	$203,528
Acquisitions	7,440
Balance as of June 30, 2014	$210,968

The following table summarizes the carrying amounts of intangible assets (in thousands):

	June 30, 2014		December 31, 2013
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Broadcast licenses	$536,515	$—	$536,515	$—
Intangible assets subject to amortization (1)	98,673	(50,193)	85,966	(38,917)
Total	$635,188	$(50,193)	$622,481	$(38,917)

(1)
Intangible assets subject to amortization are amortized on a straight line basis and primarily include network affiliations, acquired customer and publisher relationships, completed technology, brand names, non-compete agreements, internal-use software, favorable operating leases, and retransmission consent agreements.

Note 4 — Debt

 Debt consisted of the following (in thousands):

	June 30, 2014	December 31, 2013
Senior Secured Credit Facility:
Revolving credit loans	$—	$5,000
$112,500 and $118,750 Term loans, net of discount of $300 and $345 as June 30, 2014 and December 31, 2013, respectively	112,200	118,405
$312,600 and $314,200 Incremental term loans, net of discount of $1,515 and $1,684 as of June 30, 2014 and December 31, 2013, respectively	311,085	312,516
8 3/8% Senior Notes due 2018	200,000	200,000
6 3/8% Senior Notes due 2021	290,000	290,000
Capital lease obligations	14,354	14,604
Other debt	5,585	6,167
Total debt	933,224	946,692
Less current portion	20,495	17,364
Total long-term debt	$912,729	$929,328

During the three and six months ended June 30, 2014, we paid $3.9 million and $7.9 million, respectively, of principal on the term loans and incremental term loans related to mandatory quarterly payments under our senior secured credit facility, respectively.

During the six months ended June 30, 2014, we drew $45 million on our revolving credit facility to fund the acquisition of Federated Media as well as normal operating activities. We subsequently made payments against these borrowings, resulting in an outstanding balance on our revolving credit facility of zero as of June 30, 2014.

The fair values of our long-term debt are estimated based on quoted market prices for the same or similar issues (Level 2 inputs of the three-level fair value hierarchy).  The carrying amounts and fair values of our long-term debt were as follows (in thousands):

	June 30, 2014	December 31, 2013
Carrying amount	$918,871	$932,088
Fair value	944,968	956,255

Note 5 — Segment Reporting

During the first quarter of 2014, we began operating under two operating segments, which also represent our reportable segments, “Broadcast” and “Digital” that are disclosed separately from our corporate activities. Our Broadcast segment includes 43 television stations and seven digital channels that are either owned, operated or serviced by us in 23 U.S. markets, all of which are engaged principally in the sale of television advertising and digital advertising primarily related to our television station companion websites, and our Digital segment includes the operating results of the following digital companies; LIN Digital, LIN Mobile, Nami Media, HYFN, Dedicated Media, and Federated Media. Unallocated corporate expenses primarily include our costs to operate as a public company and to operate our corporate locations.

We use earnings before interest, taxes, depreciation and amortization, excluding non-recurring charges, restructuring charges, share-based compensation, loss or gain on sales of assets, and adjusting amortization of program rights to deduct cash paid for programming (“Adjusted EBITDA”) as the primary financial measure reported to the chief executive officer (the chief operating decision maker) for use in assessing our operating segments’ operating performance. We believe that this measure is useful to investors because it eliminates significant non-cash expenses and non-recurring charges and as a result, allows investors to better understand our operating segments’ performance. All adjustments to Adjusted EBITDA presented below to arrive at consolidated income before income taxes except for depreciation and amortization and cash paid for programming relate primarily to corporate activities. Cash paid for programming pertains only to our Broadcast segment. As a result, we have disclosed depreciation and amortization by segment, as this is the only adjustment to operating income that the chief executive officer reviews on a segment basis. We have retrospectively recast prior period disclosures to reflect this change in our reportable segments.

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(in thousands)		(in thousands)
Net revenues:
Broadcast	$155,581	$143,509	$297,296	$275,460
Digital	33,184	20,837	57,710	29,878
Total net revenues	$188,765	$164,346	$355,006	$305,338

The following table is a reconciliation of Adjusted EBITDA to consolidated income before provision for income taxes:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(in thousands)		(in thousands)

Segment Adjusted EBITDA:
Broadcast	$58,780	$51,164	$106,250	$91,759
Digital	555	1,796	(338)	1,960
Total segment Adjusted EBITDA	59,335	52,960	105,912	93,719
Unallocated corporate Adjusted EBITDA	(5,623)	(5,189)	(12,522)	(9,808)
Less:
Depreciation	11,087	11,320	21,773	22,958
Amortization of intangible assets	5,706	5,723	11,277	11,152
Amortization of program rights	6,788	7,152	13,381	14,937
Share-based compensation	2,039	2,587	4,346	4,528
Non-recurring(1) and acquisition-related charges	1,925	1,960	6,484	5,011
Restructuring charge	—	391	—	2,523
Loss on sale of assets	5	87	99	182
Add:
Cash payments for programming	6,918	8,365	13,784	16,072
Operating income	33,080	26,916	49,814	38,692
Other expense:
Interest expense, net	14,171	14,428	28,400	28,299
Share of loss in equity investments	25	25	100	25
Other (income) expense, net	(101)	84	(83)	60
Total other expense, net	14,095	14,537	28,417	28,384
Consolidated income before provision for income taxes	$18,985	$12,379	$21,397	$10,308
______________________________
(1) Non-recurring charges for the three and six months ended June 30, 2014 primarily consist of expenses related to the Merger and non-recurring charges for the three and six months ended June 30, 2013 primarily consist of expenses related to the 2013 LIN LLC Merger.

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(in thousands)		(in thousands)
Operating income:
Broadcast	$44,675	$36,540	$78,149	$60,698
Digital	(1,422)	740	(4,100)	242
Unallocated corporate	(10,173)	(10,364)	(24,235)	(22,248)
Total operating income	$33,080	$26,916	$49,814	$38,692

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(in thousands)		(in thousands)
Depreciation and amortization:
Broadcast	$14,218	$15,846	$28,354	$32,110
Digital	1,981	1,036	3,756	1,677
Unallocated corporate	594	161	940	323
Total depreciation and amortization	$16,793	$17,043	$33,050	$34,110

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(in thousands)		(in thousands)
Capital expenditures:
Broadcast	$4,368	$5,640	$8,305	$11,369
Digital	1,247	884	2,386	1,683
Unallocated corporate	239	848	772	1,118
Total capital expenditures	$5,854	$7,372	$11,463	$14,170

	June 30,	December 31,
	2014	2013
	(in thousands)
Assets:
Broadcast	$1,089,107	$1,100,343
Digital	93,847	69,690
Unallocated corporate	60,937	46,917
Total assets	$1,243,891	$1,216,950

Note 6 — Retirement Plans

The following table shows the components of the net periodic pension cost and the contributions to our 401(k) Plan and the retirement plans (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net periodic pension (benefit) cost:
Interest cost	$1,521	$1,314	$3,019	$2,628
Expected return on plan assets	(1,782)	(1,670)	(3,540)	(3,340)
Amortization of net loss	254	428	569	856
Net periodic (benefit) cost	$(7)	$72	$48	$144
Contributions:
401(k) Plan	$1,003	$1,092	$2,145	$2,424
Defined contribution retirement plans	33	35	72	84
Defined benefit retirement plans	1,333	1,416	2,680	2,713
Total contributions	$2,369	$2,543	$4,897	$5,221

See Note 10 — “Retirement Plans” in Item 15 of our 10-K for a full description of our retirement plans.

Note 7 — Restructuring

As of December 31, 2013, we had a restructuring accrual of $0.4 million related to severance and related costs as a result of the integration of the television stations acquired during 2012 as well as severance and related costs at some of our digital companies.  During the six months ended June 30, 2014, we made cash payments of $0.3 million related to these restructuring actions.  We expect to make cash payments of approximately $0.1 million during the remainder of the year with respect to such transactions.

The activity for these restructuring actions is as follows (in thousands):

Severance and Related
Balance as of December 31, 2013	$423
Charges	—
Payments	283
Balance as of June 30, 2014	$140

Note 8 — Income Taxes

We recorded a provision for income taxes of $7.8 million and $8.8 million for the three and six months ended June 30, 2014, respectively, compared to a provision from income taxes of $5.2 million and $4.2 million for the three and six months ended June 30, 2013, respectively.  The provision for income taxes for the three and six months ended June 30, 2014 was primarily a result of our $19 million and $21.4 million income from continuing operations before taxes during the three and six months ended June 30, 2014, respectively. Our effective income tax rate was 41.2% and 40.4% for the six months ended June 30, 2014 and June 30, 2013, respectively.  The increase in the effective income tax rate was primarily a result of an increase in state taxes, net of federal benefit, due to an increase in income from operations before taxes as compared to the same periods in the prior year. We expect our effective income tax rate to range between 40% and 42% during the remainder of 2014.

During the first quarter of 2013, approximately $162.8 million of short term deferred tax liabilities were reclassified to income taxes payable upon the consummation of the JV Sale Transaction. As a result of the close of the 2013 LIN LLC Merger on July 30, 2013, $131.5 million of this tax liability was extinguished, resulting in a remaining tax liability of approximately $31.3 million associated with the JV Sale Transaction. We made state and federal tax payments to settle this liability during the fourth quarter of 2013.  For further discussion regarding the income tax effects of the JV Sale Transaction and the 2013 LIN LLC Merger, see Note 1 — “Basis of Presentation and Summary of Significant Accounting Policies” and Note 13 — “Commitments and Contingencies” to our consolidated financial statements in our 10-K.

Note 9 — Commitments and Contingencies

Contingencies

GECC Guarantee and the 2013 LIN LLC Merger

As further described in Note 1 - "Basis of Presentation and Summary of Significant Accounting Policies," pursuant to the JV Sale Transaction, LIN Television made a $100 million capital contribution to SVH and in turn, was released from the GECC Guarantee as well as any further obligations related to any shortfall funding agreements between LIN Television and SVH.
In February 2013, we entered into a $60 million Incremental Facility and utilized $40 million of cash on hand and borrowings under our revolving credit facility to fund the $100 million payment.

As a result of the JV Sale Transaction, after utilizing all of our available Federal net operating loss (“NOL”) carryforwards, we had an approximate $162.8 million income tax payable remaining, $131.5 million of which was extinguished as a result of the 2013 LIN LLC Merger. We made state and federal tax payments to settle the remaining liability of $31.3 million during the fourth quarter of 2013.

For further discussion of the GECC Guarantee and the 2013 LIN LLC Merger, refer to Note 13 - "Commitments and Contingencies" to our consolidated financial statements in our 10-K.

The Merger

During the next 12 months and through the completion of the Merger, we expect to incur approximately $3 - $4 million of legal and professional fees associated with the transaction and related financing.  Contingent upon the consummation of the Merger and dependent upon the price of Media General's Class A common stock on the date of consummation, we will incur an advisory fee payable to J.P. Morgan Securities LLC, which we expect will be funded from the proceeds of Media General’s transaction financing. Based on the price of Media General's Class A common stock as of August 6, 2014, this advisory fee is estimated to be approximately $23 million, of which $1.5 million has already been paid. This advisory fee is contingent upon the consummation of the Merger and is not earned by JP Morgan until the Merger occurs. As of the date of this report, none of the necessary approvals or consents have been obtained from the FCC or the shareholders of Media General or LIN and as a result, there is no assurance that the Merger and the corresponding advisory fee to be paid to JP Morgan will occur. As a result we do not deem the payment of the advisory fee to be probable and accordingly, did not record an obligation for this amount as of June 30, 2014.

Litigation

We are involved in various claims and lawsuits that are generally incidental to our business. We are vigorously contesting all of these matters. The outcome of any current or future litigation cannot be accurately predicted. We record accruals for such contingencies to the extent that we conclude it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. No estimate of the possible loss or range of loss can be made at this time because the inherently unpredictable nature of legal proceedings may be exacerbated by various factors, including: (i) the damages sought in the proceedings are unsubstantiated or indeterminate; (ii) discovery is not complete; (iii) the proceeding is in its early stages; (iv) the matters present legal uncertainties; (v) there are significant facts in dispute; or (vi) there is a wide range of potential outcomes. Although the outcome of these and other legal proceedings cannot be predicted, we believe that their ultimate resolution will not have a material adverse effect on us.

Following the announcement on March 21, 2014 of the execution of the Merger Agreement, three complaints were filed in the Delaware Court of Chancery challenging the proposed acquisition of LIN LLC: Sciabacucchi v. Lin Media LLC, et al. (C.A. No. 9530CB), International Union of Operating Engineers Local 132 Pension Fund v. Lin Media LLC, et al. (C.A. No.9538CB), and Pryor v. Lin Media LLC, et al. (C.A. No. 9577CB). The litigations are putative class actions filed on behalf of the public stockholders of LIN LLC and name as defendants LIN LLC, our directors, Media General, New Holdco, Merger Sub 1 and Merger Sub 2 and HM Capital Partners LLC and several of our alleged affiliates (Hicks, Muse, Tate & Furst Equity Fund III, L.P.; HM3 Coinvestors, L.P.; Hicks, Muse, Tate & Furst Equity Fund IV, L.P.; Hicks, Muse, Tate & Furst Private Equity Fund IV, L.P.; HM4EQ Coinvestors, L.P.; Hicks, Muse & Co. Partners, L.P.; Muse Family Enterprises, Ltd.; and JRM Interim Investors, L.P. (together with HM Capital Partners LLC and individual director defendant John R. Muse, which we collectively refer to as “HMC”)).

On April 18, 2014, the plaintiff in Engineers Local 132 Pension Fund voluntarily dismissed that action without prejudice and, on April 21, 2014, the Court approved the dismissal.

The operative complaints generally allege that the individual defendants breached their fiduciary duties in connection with their consideration and approval of the Merger, that the entity defendants aided and abetted those breaches and that individual director defendant Royal W. Carson III and HMC breached their fiduciary duties as controlling shareholders of LIN LLC by causing LIN LLC to enter into the Merger, which plaintiffs allege will provide disparate consideration to HMC. The complaints seek, among other things, declaratory and injunctive relief enjoining the Merger. On April 25, 2014, the plaintiff in the Sciabacucchi action filed an amended complaint, and the plaintiffs in the Sciabacucchi and Pryor actions each filed a motion for an expedited hearing on the plaintiff’s (yet-to-be filed) motion for a permanent injunction to enjoin the Merger, requesting, among other things, that the Court set a permanent injunction hearing for September 2014. On April 30, 2014, the plaintiffs in the Sciabacucchi and Pryor actions filed a stipulation to consolidate the two actions, which was approved by the Court on May 1, 2014.

On May 15, 2014, plaintiffs in the consolidated action sent a letter to the Court withdrawing the pending motion to expedite.

The outcome of the lawsuit is uncertain and cannot be predicted with any certainty. An adverse judgment for monetary damages could have a material adverse effect on our operations and liquidity. An adverse judgment granting permanent injunctive relief could indefinitely enjoin completion of the Merger.

Note 10 — Subsequent Event

On August 11, 2014, we received notice from CBS Television Network, a division of CBS Inc. that it will not renew the network affiliation agreement for WISH-TV in Indianapolis, Indiana when that agreement expires on December 31, 2014.  We are currently evaluating the impact of this event, including assessing the recoverability of the carrying value of the intangible assets associated with this television station.

Annex S-E

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 4, 2014

Date of Report

(Date of earliest event reported)

LIN Media LLC

(Exact name of registrant as specified in its governing document)

Delaware (State or other jurisdiction of incorporation or organization)	001-36032 (Commission File Number)	90-0935925 (I.R.S. Employer Identification No.)

LIN Television Corporation

(Exact name of registrant as specified in its governing document)

Delaware	000-25206	13-3581627
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Brazos Street, Suite 800 Austin, Texas 78701 (Address of principal executive offices and zip code)

(512) 774-6110

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

□     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A amends the Form 8-K filed on June 13, 2014 by LIN Media LLC and LIN Television Corporation (“8-K”) to correct a typographical error in the Reports of Independent Registered Public Accounting Firm included in Exhibit 99.3. The Reports of Independent Registered Public Accounting Firm were incorrectly dual dated as of June 5, 2014 and are being updated to include the correct dual date of June 13, 2014.

This amendment does not amend or update any other information set forth in the 8-K and we have not updated disclosures contained therein to reflect any events that occurred at a date subsequent to the filing of the 8-K.

Item 8.01.  Other Events.

LIN Media LLC (the “Company”) and LIN Television Corporation are filing this Current Report on Form 8-K/A in order to recast certain segment information for all periods presented in the Company's Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission (the "SEC") on March 3, 2014 (the "10-K"), as further described below.

As previously reported in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 filed with the SEC on May 9, 2014, effective January 1, 2014, as a result of the continued growth in its digital business, the Company began separately reporting financial information for its Broadcast and Digital segments. The Company's Broadcast segment includes 43 television stations and seven digital channels that are either owned, operated or serviced by the Company in 23 U.S. markets, all of which are engaged principally in the sale of television advertising and digital advertising primarily related to the Company's television station companion websites. The Company's Digital segment includes the operating results of its digital companies: LIN Digital LLC, LIN Mobile, LLC, Nami Media, Inc., HYFN, Inc., Dedicated Media, Inc., and Federated Media Publishing LLC.

The information included in this Form 8-K/A is presented for informational purposes only in connection with the above-described segment reporting change and does not amend or restate the Company's audited consolidated financial statements, which were included in its 10-K. This Form 8-K/A does not reflect events occurring subsequent to the filing of the 10-K and does not modify or update the disclosures therein in any way, other than as required to reflect the change in segments as described above and set forth in the exhibits attached hereto. For information on developments regarding the Company since the filing of the 10-K, please refer to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, Current Reports on Form 8-K/A and any other subsequent filings with the SEC.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of PricewaterhouseCoopers LLP
99.1

Updated, where applicable, to Part I, Item 1. Business, from LIN Media LLC's Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on March 3, 2014 and from LIN Television Corporation's Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on March 5, 2014

99.2

Updated, where applicable, to Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations, from LIN Media LLC's Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on March 3, 2014 and from LIN Television Corporation's Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on March 5, 2014

99.3

Updated, where applicable, to Part IV, Item 15. Exhibits and Financial Statement Schedules, from LIN Media LLC's Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on March 3, 2014 and from LIN Television Corporation's Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on March 5, 2014

101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema
101.CAL	XBRL Taxonomy Extension Calculation Linkbase
101.DEF	XBRL Taxonomy Extension Definition Linkbase
101.LAB	XBRL Taxonomy Extension Label Linkbase
101.PRE	XBRL Taxonomy Extension Presentation Linkbase

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIN Media LLC

Date: August 4, 2014	By:	/s/ Nicholas N. Mohamed
	Name:	Nicholas N. Mohamed
	Title:	Vice President Controller

LIN Television Corporation

Date: August 4, 2014	By:	/s/ Nicholas N. Mohamed
	Name:	Nicholas N. Mohamed
	Title:	Vice President Controller

Exhibit Index

Exhibit Number	Description
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of PricewaterhouseCoopers LLP
99.1

Updated, where applicable, to Part I, Item 1. Business, from LIN Media LLC's Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on March 3, 2014 and from LIN Television Corporation's Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on March 5, 2014

99.2

Updated, where applicable, to Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations, from LIN Media LLC's Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on March 3, 2014 and from LIN Television Corporation's Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on March 5, 2014

99.3

Updated, where applicable, to Part IV, Item 15. Exhibits and Financial Statement Schedules, from LIN Media LLC's Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on March 3, 2014 and from LIN Television Corporation's Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on March 5, 2014

101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema
101.CAL	XBRL Taxonomy Extension Calculation Linkbase
101.DEF	XBRL Taxonomy Extension Definition Linkbase
101.LAB	XBRL Taxonomy Extension Label Linkbase
101.PRE	XBRL Taxonomy Extension Presentation Linkbase

Exhibit 99.1

Item 1.    Business

Note: The information contained in this Item has been updated for the change to reportable segments discussed in Note 1 and Note 21 of the Financial Statements included herein. This Item has not been updated for any other changes since the filing of the 2013 Annual Report on Form 10-K (the "10-K”). For significant developments since the filing of the 10-K, refer to LIN Media LLC's Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, Current Reports on Form 8-K and any other subsequent filings with the Securities Exchange Commission.

Overview

LIN Media LLC ("LIN LLC") is a local multimedia company that currently owns, operates or services 43 television stations and seven digital channels in 23 U.S. markets, along with a diverse portfolio of websites, apps and mobile products that make it more convenient to access our unique and relevant content on multiple screens. Our highly-rated television stations deliver superior local news, community service, and popular sports and entertainment programming to viewers, reaching 10.5% of U.S. television homes. All of our television stations are affiliated with a national broadcast network and are primarily located in the top 75 Designated Market Areas ("DMAs") as measured by Nielsen Media Research ("Nielsen"). Our digital media division operates from 31 markets across the country, including New York City, Los Angeles, San Francisco, Chicago, Atlanta, Dallas, Detroit and Washington D.C., and delivers measurable results to some of the nation's most respected agencies and companies. In this report, the terms "Company," "we," "us" or "our" mean LIN LLC and all subsidiaries included in our consolidated financial statements. Our class A common shares are traded on the New York Stock Exchange ("NYSE") under the symbol "LIN".

We provide free, over-the-air broadcasts of our programming 24 hours per day to the communities we are licensed to serve. We are committed to serving the public interest by making advertising time available to political candidates, by providing free daily local news coverage, making public service announcements and broadcasting children's programming.

We seek to have the largest local media presence in each of our local markets by combining strong network and syndicated programming with leading local news, and by pursuing our multi-channel strategy. We also deliver our content online and on mobile applications, which we believe could provide a significant revenue stream to the television broadcasting industry. Mobile digital broadcast television enables consumers to watch live television on their laptops, smartphones, tablet computers and other mobile devices. We expect over-the-air television delivered to mobile and out-of-home devices in our local markets to meet the growing demand of on-the-go consumers. Additionally, we invest in companies that focus on emerging media and interactive technologies to expand our local multi-platform and digital product offerings.

As of January 1, 2014, we began operating under two segments, which also represent our reportable segments, “Broadcast” and “Digital” that are disclosed separately from our corporate activities. Our Broadcast segment includes 43 television stations and seven digital channels that are either owned, operated or serviced by us in 23 U.S. markets, all of which are engaged principally in the sale of television advertising and digital advertising primarily related to our television station companion websites. Our Digital segment includes the operating results of our digital companies: LIN Digital LLC ("LIN Digital"), LIN Mobile, LLC ("LIN Mobile"), Nami Media, Inc. ("Nami Media"), HYFN, Inc. ("HYFN"), Dedicated Media, Inc. ("Dedicated Media"), and Federated Media Publishing LLC (acquired in February 2014) ("Federated Media"). Corporate and unallocated expenses primarily include our costs to operate as a public company and to operate our corporate locations. Corporate is not a reportable segment. Prior to January 1, 2014, we had one reporting segment. We have retrospectively recast prior period disclosures to reflect this change in our reportable segments. For additional information, see Note 1, "Basis of Presentation and Summary of Significant Accounting Policies" and Note, 21, "Segment Reporting" to our consolidated financial statements.

Development of Our Business

Ownership and organizational structure

Our Company (including its predecessors) has owned and operated television stations since 1966. LIN Television Corporation ("LIN Television"), our wholly-owned subsidiary, is a Delaware corporation and was incorporated on June 18, 1990. LIN TV Corp., a Delaware corporation ("LIN TV") was incorporated on February 11, 1998 and on May 3, 2002, completed its initial public offering and shares of LIN TV class A common stock began trading on the NYSE. On July 30, 2013, LIN TV merged with and into LIN LLC, a Delaware limited liability company and wholly owned subsidiary of LIN TV, with LIN LLC as the surviving entity (the “Merger”) pursuant to the Agreement and Plan of Merger, dated February 12, 2013, by and between LIN TV and LIN LLC (the “Merger Agreement”).

LIN LLC filed a Current Report on Form 8-K on July 31, 2013 (the “Form 8-K”) for the purpose of establishing LIN LLC as the successor registrant to LIN TV pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to disclose certain related matters, including the consummation of the Merger. Pursuant to Rule 12g-3(a) under the Exchange Act and in accordance with the filing of the Form 8-K, the class A common shares representing limited liability interests in LIN LLC, as the successor registrant to LIN TV, were deemed registered under Section 12(b) of the Exchange Act. References to "LIN LLC," "we," "us," or the "Company" in this Annual Report on Form 10-K that include any period at and before the effectiveness of the Merger shall be deemed to refer to LIN TV as the predecessor registrant to LIN LLC. For more information concerning the effects of the Merger and the succession of LIN LLC to LIN TV upon its effectiveness, please see the Form 8-K.

Our corporate offices are located at 701 Brazos Street, Suite 800, Austin, Texas 78701.

We have three classes of common shares. The class A common shares and the class C common shares are both voting common shares, with the class C common shares having 70% of the aggregate voting power. The class B common shares are held by current and former affiliates of HMC and have no voting rights, except that without the consent of a majority of the class B common shares, we cannot enter into a wide range of corporate transactions.

This capital structure allowed us to issue voting shares while preserving the pre-existing ownership structure in which the class B shareholders did not have an attributable ownership interest in our television broadcast licenses pursuant to the rules of the FCC.

The following diagram summarizes our corporate structure as of February 27, 2014:

Class A Common Shares	Class B Common Shares	Class C Common Shares

34,495,067 shares outstanding listed on the NYSE under the symbol "LIN"	20,901,726 shares outstanding, all of which are currently held by affiliates or former affiliates of HMC	2 shares outstanding, 1 of which is held by affiliates of Mr. Royal W. Carson III, a director, and the other by HMC

30% voting power	Non-voting	70% voting power

LIN Media LLC

LIN Television Corporation

Television Stations and Digital Operations

All of the shares of our class B common shares are held by affiliates of HMC or former affiliates of HMC. The class B common shares are convertible into class A common shares or class C common shares in various circumstances. The class C common shares are also convertible into class A common shares in certain circumstances. If affiliates of HMC converted their shares of class B common shares into shares of class A common shares and the shares of class C common shares were converted into shares of class A common shares as of February 27, 2014, the holders of the converted shares of class C common shares would own less than .01% of the total outstanding shares of class A common shares and resulting voting power, and the affiliates of HMC would own 37.7% of the total outstanding shares of class A common shares and resulting voting power.

Our television stations

We own, operate or service 43 television stations and seven digital channels in 23 U.S. markets, including two affiliates and one digital channel pursuant to local marketing agreements, six affiliates pursuant to joint sales and shared services agreements, two affiliates pursuant to shared services agreements, and three low-power stations, which are affiliated with a national network and operate as a stand-alone affiliate. The following table lists the stations and digital channels that we own, operate or service:

Market (1)	DMA Rank (2)	Station	Affiliation(s)	Channel	Status (3)	FCC license expiration
Portland, OR	22	KOIN-TV(4)	CBS	40		2/1/2015
Indianapolis, IN	26	WISH-TV(4)	CBS	9		8/1/2013	(6)
		WNDY-TV	MNTV	32		8/1/2021
Hartford-New Haven, CT	30	WTNH-TV	ABC	10		4/1/2015
		WCTX-TV	MNTV	39		4/1/2015
Grand Rapids-Kalamazoo-Battle Creek, MI	39	WOOD-TV(4)	NBC	7		10/1/2013	(6)
		WOTV-TV	ABC	20		10/1/2013	(6)
		WXSP-CD	MNTV	Various		10/1/2021
Austin, TX	40	KXAN-TV	NBC	21		8/1/2014
		KNVA-TV(4)	CW	49	LMA	8/1/2014
		KBVO-TV(5)	MNTV	27		8/1/2014
Birmingham, AL	44	WIAT-TV	CBS	30		4/1/2013	(6)
Norfolk-Portsmouth-Newport News, VA	45	WAVY-TV(4)	NBC	31		10/1/2012	(6)
		WVBT-TV	FOX	29		10/1/2012	(6)
Albuquerque-Santa Fe, NM	47	KRQE-TV(4)	CBS	13		10/1/2014
		KASA-TV(4)	FOX	27		10/1/2014
		KWBQ-TV(4)	CW	29	SSA	10/1/2014
		KASY-TV	MNTV	45	SSA	10/1/2014
Buffalo, NY	52	WIVB-TV	CBS	39		6/1/2015
		WNLO-TV	CW	32		6/1/2015
Providence, RI-New Bedford, MA	53	WPRI-TV	CBS	13		4/1/2015
		WNAC-TV	FOX	12	LMA	4/1/2007	(6)
		WNAC-TV-D2	MNTV	12.2	LMA	4/1/2007	(6)
Mobile, AL/Pensacola, FL	59	WALA-TV	FOX	9		4/1/2013	(6)
		WFNA-TV	CW	25		4/1/2013	(6)
Dayton, OH	64	WDTN-TV	NBC	50		10/1/2013	(6)
		WBDT-TV	CW	26	SSA/JSA	10/1/2013	(6)
Wichita-Hutchinson, KS	67	KSNW-TV(4)	NBC	45		6/1/2014	(6)
		KSNG-TV-D2	TEL	11.2		6/1/2014	(6)
Honolulu, HI	69	KHON-TV(4)	FOX	8		2/1/2015
		KHON-TV-D2	CW	8		2/1/2015
Green Bay-Appleton, WI	70	WLUK-TV(4)	FOX	11		12/1/2013	(6)
		WCWF-TV	CW	21		12/1/2021
Savannah, GA	92	WJCL-TV	ABC	22		12/31/2018
		WTGS-TV	FOX	28	SSA/JSA	12/1/2012	(6)
Fort Wayne, IN	109	WANE-TV	CBS	31		8/1/2013	(6)
Youngstown, OH	113	WYTV-DT	ABC	36	SSA/JSA	8/31/2013	(6)
		WKBN-TV	CBS	41		10/1/2013	(6)
		WYFX-LD	FOX	19		10/1/2013	(6)
		WYTV-DT2	MNTV	36.2	SSA/JSA	10/1/2013	(6)
Springfield-Holyoke, MA	114	WWLP-TV(4)	NBC	11		4/1/2015
Topeka, KS	134	KTKA-TV	ABC	49	SSA/JSA	6/1/2014	(6)
		KTKA-TV-D3	CW	49.3	SSA/JSA	6/1/2014	(6)
		KSNT-TV(4)	NBC	27		6/1/2014	(6)
		KTMJ-CD	FOX	43		6/1/2014	(6)
Mason City, IA	153	KIMT-TV	CBS	42		2/1/2022
		KIMT-TV-DT2	MNTV	42.2		2/1/2022
Terre Haute, IN	155	WTHI-TV(4)	CBS	10		8/1/2013	(6)
		WTHI-TV-D2	FOX	10.2		8/1/2013	(6)
Lafayette, IN	189	WLFI-TV	CBS	11		8/1/2021

(1)

On February 12, 2013, we sold our equity interest in a joint venture with NBCUniversal Media, LLC ("NBC"). The joint venture was a limited partner in a business that owns television stations KXAS-TV, an NBC affiliate in Dallas, and KNSD-TV, an NBC affiliate in San Diego. For further information, see "Joint Venture Sale Transaction."

(2)

DMA estimates and rankings are taken from Nielsen Local Universe Estimates for the 2013-2014 Broadcast Season, effective September 28, 2013. There are 210 DMAs in the United States. All Nielsen data included in this report represents Nielsen's estimates, and Nielsen has neither reviewed nor approved the data included in this report.

(3)

We own and operate all of our stations and digital channels except for those (i) noted as "LMA" which indicates stations to which we provide services under a local marketing agreement (see "Distribution of Programming-Full-power television stations" for a description of these agreements), (ii) noted as "SSA" which indicates stations to which we provide technical, engineering, promotional, administrative and other operational support services under a shared services agreement (see "Distribution of Programming-Full-power television stations" for a description of these agreements), and (iii) noted as "JSA" which indicates stations to which we provide advertising sales services under a joint sales agreement (see "Principal Sources of Revenue-Other revenues" for a description of these agreements).

(4)

WISH-TV includes a low-power station, WIIH-CD. WOOD-TV, WAVY-TV, KNVA-TV, KRQE-TV, KASA-TV, KOIN-TV, KSNT-TV, WLUK-TV and WWLP-TV each includes a group of low-power stations. KRQE-TV includes two satellite stations, KBIM-TV and KREZ-TV. KWBQ-TV includes one satellite station KRWB-TV. KHON-TV includes two satellite stations, KHAW-TV and KAII-TV. KSNW-TV includes KSNC(TV), KSNG(TV) and KSNK(TV) as satellite stations and KSNL-LD as a translator. We own, operate or service all of these satellite stations and low-power stations, which broadcast either identical programming as the primary station or programming specific to such channel.

(5)	KBVO-TV is a full power satellite station of KXAN-TV and its primary affiliate is MyNetworkTV.

(6)	License renewal applications have been filed with the FCC and are currently pending. For further information on license renewals, see "Federal Regulation of Television Broadcasting-License Renewals".

Joint Venture Sale Transaction and Merger

On February 12, 2013, we, along with our wholly-owned subsidiaries LIN Television and LIN Television of Texas, L.P., a Delaware limited partnership (“LIN Texas”), entered into and closed the transactions contemplated by a transaction agreement (the “Transaction Agreement”) with NBC Telemundo License LLC, a Delaware limited liability company (“NBC”), NBCU New LLC I, a Delaware limited liability company, NBCU New LLC II, a Delaware limited liability company, General Electric Company, a New York corporation (“GE”), General Electric Capital Corporation, a Delaware corporation (“GECC” and together with GE, the “GE Parties”), National Broadcasting Company Holding, Inc., a Delaware corporation, Comcast Corporation, a Pennsylvania corporation (“Comcast”), NBCUniversal Media, LLC, a Delaware limited liability company (“NBCUniversal”), Lone Star SPV, LLC, a Delaware limited liability company and Station Venture Holdings, LLC, a Delaware limited liability company (“SVH”). SVH held a 99.75% interest in Station Venture Operations, LP (“SVO”), which is the operating company that managed KXAS-TV and KNSD-TV, the television stations that comprised the joint venture. The Transaction Agreement effected a series of transactions related to the ownership and sale of LIN Texas’s 20.38% equity interest in SVH, a joint venture in which NBC, an affiliate of NBCUniversal, held the remaining 79.62% equity interest (collectively, the “JV Sale Transaction”).

SVH was a limited partner in a business that operated an NBC affiliate in Dallas and an NBC affiliate in San Diego pursuant to a management agreement. At the time of LIN Texas’s acquisition of its interest in SVH in 1998, GECC provided secured debt financing to SVH in the form of a $815.5 million non-amortizing senior secured note due 2023 to GECC (the “GECC Note”), and, in connection with SVH’s assumption of the GECC Note, LIN TV guaranteed the payment of the full amount of principal and interest on the GECC Note (the “GECC Guarantee”).

In addition, during 2009, 2010, 2011 and 2012, LIN Television entered into agreements with SVH, the GE Parties and NBCUniversal pursuant to which LIN Television, the GE Parties and NBCUniversal caused to be provided to SVH certain unsecured shortfall funding loans (the “Shortfall Funding Loans”) on the basis of each party’s percentage of equity interest in SVH in order to fund interest payments on the GECC Note.

Pursuant to the JV Sale Transaction, in exchange for LIN Television causing a $100 million capital contribution to be made to SVH (which was used to prepay a portion of the GECC Note), LIN TV was released from the GECC Guarantee and any further obligations related to any shortfall funding agreements. Further, LIN Texas sold its 20.38% equity interest in SVH to affiliates of NBCUniversal, and the LIN parties transferred their rights to receivables related to the Shortfall Funding Loans for $1.00. As a result of the JV Sale Transaction, neither we nor any of our direct or indirect subsidiaries have any further investment in or obligations (funding or otherwise) related to SVH, including, without limitation, to make any other unsecured shortfall loans or payments under the GECC Note or the GECC Guarantee.

We accrued for and expensed the $100 million capital contribution to SVH to secure the release of the GECC Guarantee and recorded the related tax effects of the JV Sale Transaction, and the capital contribution in our consolidated financial statements as of December 31, 2012 because it represented a probable and estimable obligation of the Company. In February 2013, we entered into a $60 million incremental term loan facility and utilized $40 million of cash on hand and borrowings under our revolving credit facility to fund the $100 million capital contribution. As a result of the JV Sale Transaction, after utilizing all of our available federal net operating loss carryforwards to offset the taxable gain recognized in such transaction, we had an approximate $162.8 million income tax payable associated with this transaction remaining, $131.5 million of which was extinguished as a result of the closing of the transactions contemplated by the Merger Agreement further described below.

Concurrent with the closing of the JV Sale Transaction, LIN TV entered into the Merger Agreement with LIN LLC as described above. The Merger enabled the surviving entity to be classified as a partnership for federal income tax purposes and the change in classification was treated as a liquidation of LIN TV for federal income tax purposes and LIN TV realized a capital loss in its 100% equity interest in LIN Television.

Based on an average of the opening and closing trading prices of LIN TV's class A common stock on the day of the Merger, LIN TV realized a capital loss in the amount of approximately $343 million, which represented the difference between its tax basis in the stock of LIN Television, and the fair market value of such stock as of July 30, 2013. The capital loss realized and existing net operating losses were used to offset a portion of the capital gain recognized in the JV Sale Transaction and we realized cash savings of $131.5 million, resulting in a remaining tax liability of $31.3 million associated with the JV Sale Transaction. We made state and federal tax payments to settle this tax liability during the fourth quarter of 2013.

Recent Acquisitions

On April 4, 2013, LIN Television acquired a 50.1% interest (calculated on a fully diluted basis) in HYFN, Inc. ("HYFN"), a full service digital advertising agency specializing in the planning, development, deployment and support for websites, mobile sites, interactive banners, games and various applications for multiple devices, for $7.2 million. Additionally, on April 9, 2013, LIN Television acquired a 60% interest (calculated on a fully diluted basis) in Dedicated Media, Inc. ("Dedicated Media"), a multi-channel advertisement buying and optimization company, for $5.8 million. Dedicated Media employs new technologies to create, plan and execute digital marketing campaigns on behalf of its clients.

On February 3, 2014, LIN Digital Media LLC, a wholly owned subsidiary of LIN Television, acquired 100% of the capital stock of Federated Media Publishing, Inc. ("Federated Media"), a digital content and conversational marketing company. The purchase price totaled $22.4 million plus an adjustment for working capital delivered at closing, and was funded from cash on hand and amounts drawn on our revolving credit facility.

For additional information on these acquisitions, see Note 2, "Acquisitions" to our consolidated financial statements.

Description of Our Business

We own, operate or service 43 television stations, seven digital channels, websites and mobile apps in 23 U.S. markets, with multiple network affiliated channels in 18 markets. Our growing digital media portfolio helps agencies and brands effectively and efficiently reach their target audiences at scale by utilizing our comScore, Inc. rated Top 15 Video market share(1) and the latest in conversational marketing, video, display, mobile, social intelligence and monetization, as well as reporting across all screens. Our vision is to be the market-leading multimedia company and consumers' and advertisers' preferred choice for unique, innovative and relevant content on all screens.

The principal components of our strategy include:

•

Sustain our Local News Leadership & Extend the Reach of Our Brands.  The strength of our local news brands is a result of our ability to embrace changing media habits, focus on superior multiscreen content production and distribution, invest in localism, and commit to training and sharing best practices throughout our organization. In 2013, we launched high definition newscasts at five stations, which completes the transition of all of our television stations to high definition and enhances our competitive positions in our local markets. In addition, 11 of our television stations launched or expanded their local news products in 2013. Finally, in 2013, we launched live streaming of our local newscasts on all of our television station websites. We capitalized on our duopoly strategy and added or expanded morning news on several of our secondary stations when the big three networks are all airing network morning shows. Delivering the best and most relevant local content to viewers on multiple screens is an important part of our strategy. Regardless of the screen, viewers have instant and easy access to our unique local content, 24/7, and on any device. For example, we provide groundbreaking, in-depth investigative journalism that informs our viewers through on-air stories, interactive features and online special sections. We are focused on extending the reach of our local brands, which drives brand loyalty, and in turn, attracts advertising dollars. As a result of our strategy and efforts, the majority of our television, website and mobile screens consistently rank at the top of our local markets compared to our broadcast competitors.

(1) comScore Video Metrix data; December 2013. LIN Digital Video, Video Type; Ads, Media; Video Advertising Networks - Actual Reach.

•

Build Scale, Synergies & Efficiencies.  In 2013, we successfully integrated the largest acquired group of TV stations in our company’s history. We transitioned and trained employees on our news, sales and digital platforms; created more multiscreen, cross-selling opportunities; built a digital culture from the ground up; launched high definition in every market; and improved the quality of the stations’ newscasts and programming. The newly acquired or serviced television stations are providing significant opportunities to grow our digital business, increase our bargaining power with multichannel video programming distributors ("MVPDs"), networks and syndicators, and add greater scale to amortize digital media and technology investments, including our shared services capabilities. Also in 2013, we opened our third regional technology center, which provides engineering, operations, financial and administrative functions for several of our television stations in order to maximize operating synergies and reduced capital costs. We also continued to achieve company-wide operating efficiencies through economies of scale in the purchase of programming, ratings services, research services, national sales representation, capital equipment and other vendor services. Finally, in 2013, we continued to advance our "Accelerate" sales strategy in order to create cross-selling multiplatform opportunities; enhance the technical capabilities of our sales teams; improve synergies and streamline and standardize all sales support functions and operations to benefit our advertisers.

•

Grow and Differentiate Our Digital Media Business.   We are committed to building our digital media business in a smart and strategic way. In 2013, we expanded our portfolio with two companies that greatly enhance our digital marketing capabilities, increase our scale, deliver important synergies and differentiate us from the competition. HYFN is a full service digital agency that develops and implements award-winning mobile, social and web experiences for some of the world’s largest brands. In 2013, HYFN unveiled its new social media management platform called HYFN8 that allows marketers to listen and react to online consumer behavior in real-time. We also invested in Dedicated Media, an innovator in performance-based marketing, data targeting and analytics. Dedicated Media enables us to further optimize our clients’ digital marketing campaigns and deliver even greater return on investment. We remained ahead of the curve in 2013 through our continuous multiscreen product innovation and advertising solutions that reach target audiences and generate results. For example, LIN Mobile unveiled ONETM, its new suite of mobile marketing solutions that enable brands to truly become “mobile-first”; engaging consumers on the devices they use most frequently, with the intelligence required to effectively deliver unified brand messaging across screens. In 2013, we continued to build our national digital sales force, while, at the same time, leveraging the strong relationships we have in each of our markets to sell more multiscreen campaigns to large, local advertisers. Our portfolio of video, display, mobile and social platforms, including our recently launched Video Insights Platform (“VIP”), helps agencies and brands efficiently and effectively reach our targeted audiences at scale, leveraging the latest in conversational marketing, digital solutions and reporting across all platforms. As a result of our strategy, digital revenues have increased from 1% of total revenues in 2007, when our digital media business was launched, to 14% of total revenues in 2013.(2)

•

Secure Subscriber Fees from Pay-Television Operators.  According to Nielsen, cable, satellite television and telecommunications companies currently provide video program services to approximately 90% of total U.S. television households.(3) The surge of competition from satellite and telecommunications companies, combined with our strong local and national programming, provides us with compelling negotiating positions to obtain compensation for our channels. It is of critical importance to the broadcast industry that pay-television operators pay subscriber fees that are commensurate with the superior ratings our channels achieve relative to cable channels. In 2013, we successfully renewed agreements with pay television providers that account for nearly 20% of the subscribers in our markets, and over the next two years, we will work to negotiate renewals that represent more than 75% of the subscribers in our markets. This is an important revenue stream for broadcasters and we are focused on closing the gap between our highest-rated content the fees we receive.

•

Continue to Explore New Uses for our Spectrum.  We believe our spectrum has value beyond traditional television channels, and digital technology enables us to separate a portion of that spectrum for incremental services. We currently own or service seven digital sub-channels that utilize spectrum shared with another national network affiliate. In 2013, we launched Bounce TV, the nation’s first-ever over-the-air broadcast television network designed for African-American audiences, on our digital sub-channels in nine of our local markets in order to better serve minority communities. Our multi-channel strategy helps us appeal to a wider audience and market of advertisers while providing economies of scale to provide these additional programming services at a low incremental cost.

(2) Digital revenues include revenues generated from our television websites, LIN Digital, LIN Mobile, Nami, as well as HYFN and Dedicated Media.

(3) Nielsen DMA Media Related TV Households as of 12/31/2013. All Nielsen data included in this report represents Nielsen's estimates, and Nielsen has neither reviewed nor approved the data included in this report.

•

Provide Superior Community Service.  Our model of community service exemplifies broadcasting's great value and responsibility to the local community. We believe it is critically important to ensure the dynamic future of our industry, which is why we have been awarding two-year scholarships to ambitious students interested in a wide spectrum of fields in or relating to broadcast television since 1998, and digital media since 2011. In addition, we provide programming that is responsive to community needs, such as emergency alerts, closed captioning for hearing impaired viewers and childrens’ programming. We also support numerous non-profit organizations, programs, telethons and events that help make the communities we serve better, stronger and more vibrant places to live, work and do business.

Principal Sources of Revenue

Local, national and political advertising revenues

We generate local, national and political advertising revenues principally from advertising time sold in our local news, network and syndicated programming. In general, advertising rates are based upon a variety of factors, including:

•	size and demographic makeup of the market served by the television station;
•	a program's popularity among television viewers;
•	number of advertisers competing for the available time;
•	availability of alternative advertising media in the station's market area;
•	our overall ability to attract viewers;
•	our ability to attract viewers among particular demographic groups that an advertiser may be targeting; and
•	effectiveness of our advertising sales force.

Retransmission consent fees

We have retransmission consent agreements with cable, satellite and telecommunications providers from which we earn retransmission consent fees for the right to carry our signals in their pay-television services to consumers.

Television station website revenues

We generate revenues through advertisements on our television stations' websites and mobile applications.

Interactive revenues

We generate interactive revenues primarily by providing online advertising and media services through our online advertising and media services business, LIN Digital, Nami Media, HYFN and Dedicated Media.

Other revenues

Other revenues include barter of unsold advertising inventory for goods and services that are required to operate our television stations or are used in sales and marketing efforts. We also acquire certain syndicated programming by providing a portion of the available advertising inventory within the program, in lieu of cash payments.

Additionally, we receive other revenues from sources such as renting space on our television towers, renting our production facilities, copyright royalties and providing television production services. Finally, we earn fee income through shared services agreements for two stations located in the Albuquerque-Santa Fe market, under which we provide technical, engineering, promotional, administrative and other operational support services from our stations that we own and operate within the market. We also have shared services agreements and joint sales agreements for stations in the Dayton, Ohio, Savannah, Georgia, Topeka, Kansas and Youngstown, Ohio markets, pursuant to which we also provide advertising sales services.

Sources and Availability of Programming

We program our television stations from the following program sources:

•	News and general entertainment programming that is produced by our local television stations;
•	Network programming such as "CSI" or "Modern Family";
•	Syndicated programming: off-network programs, such as "Criminal Minds" or "How I Met Your Mother" and first-run programs, such as "Jeopardy", "Entertainment Tonight" or "Wheel of Fortune";
•	Paid programming: arrangements where a third party pays our stations for a block of time, generally in one-half hour or one hour time periods to air long-form advertising or "infomercials"; and
•	Digital subchannel content affiliations or agreements such as "Bounce TV" and "Antenna TV."

Locally produced news and general entertainment programming

Our television stations and digital channels produce an aggregate of approximately 882 hours of local news programming per week that we broadcast on all but seven of our stations. Local news programming also allows us greater control over our programming costs.

The number of weekly hours of network, local news and other local programming produced by our television stations and digital channels are as follows:

Network	DMA	DMA Rank	Station	Weekly Hours of Network Programming	Weekly Hours of Local News Programming	Weekly Hours of Other Local Programming	Network Affiliation End Date
ABC	Hartford-New Haven, CT	30	WTNH-TV	81	29	3	8/31/2017
	Grand Rapids-Kalamazoo-Battle Creek, MI	39	WOTV-TV	80	8	3	8/31/2017
	Savannah, GA	92	WJCL-TV	79	17	—	12/31/2018
	Youngstown, OH	113	WYTV-DT	78	20	—	8/31/2017
	Topeka, KS	134	KTKA-TV	78	19	—	12/31/2015
CBS	Portland, OR	22	KOIN-TV	95	31	1	9/18/2016
	Indianapolis, IN	26	WISH-TV	91	35	6	12/31/2014
	Birmingham, AL	44	WIAT-TV	96	22	1	12/31/2014
	Albuquerque-Santa Fe, NM	47	KRQE-TV	95	34	—	12/31/2014
	Buffalo, NY	52	WIVB-TV	87	30	1	12/31/2014
	Providence, RI-New Bedford, MA	53	WPRI-TV	92	32	6	12/31/2014
	Fort Wayne, IN	109	WANE-TV	96	24	—	12/31/2014
	Youngstown, OH	113	WKBN-TV	91	22	—	1/31/2017
	Mason City, IA	153	KIMT-TV	94	24	—	6/30/2015
	Terre Haute, IN	155	WTHI-TV	97	20	3	12/31/2014
	Lafayette, IN	189	WLFI-TV	95	23	—	12/31/2017
NBC	Grand Rapids-Kalamazoo-Battle Creek, MI	39	WOOD-TV	96	34	6	1/1/2017
	Norfolk-Portsmouth-Newport News, VA	45	WAVY-TV	95	35	5	1/1/2017
	Austin, TX	40	KXAN-TV	92	32	1	1/1/2017
	Dayton, OH	64	WDTN-TV	97	28	5	1/1/2017
	Wichita-Hutchinson, KS	67	KSNW-TV	96	30	—	1/1/2017
	Springfield-Holyoke, MA	114	WWLP-TV	95	34	6	1/1/2017
	Topeka, KS	134	KSNT-TV	96	24	—	1/1/2017
FOX	Norfolk-Portsmouth-Newport News, VA	45	WVBT-TV	26	14	—	12/31/2017
	Albuquerque-Santa Fe, NM	47	KASA-TV	26	19	5	12/31/2017
	Providence, RI-New Bedford, MA	53	WNAC-TV	26	16	—	12/31/2017
	Mobile, AL/Pensacola, FL	59	WALA-TV	26	34	5	12/31/2017
	Green Bay-Appleton, WI	70	WLUK-TV	26	43	7	12/31/2017
	Honolulu, HI	69	KHON-TV	27	27	—	12/31/2017
	Savannah, GA	92	WTGS-TV	26	7	—	12/31/2017
	Youngstown, OH	113	WYFX-LD	26	16	—	12/31/2017
	Topeka, KS	134	KTMJ-CD	26	15	—	12/31/2017
	Terre Haute, IN	155	WTHI-TV-D2	37	3	—	12/31/2017
CW	Austin, TX	40	KNVA-TV	20	14	—	9/17/2016
	Albuquerque-Santa Fe, NM	47	KWBQ-TV	20	—	—	9/17/2016
	Buffalo, NY	52	WNLO-TV	33	13	5	9/17/2016
	Mobile, AL/Pensacola, FL	59	WFNA-TV	20	—	3	9/17/2016
	Dayton, OH	64	WBDT-TV	20	14	—	9/17/2016
	Green Bay-Appleton, WI	70	WCWF-TV	20	—	1	9/17/2016
	Honolulu, HI	69	KHON-TV-D2	20	—	—	9/17/2020
	Topeka, KS	134	KTKA-TV-D2	20	—	—	9/17/2019
MyNetworkTV	Indianapolis, IN	26	WNDY-TV	13	9	1	9/28/2014
	Hartford-New Haven, CT	30	WCTX-TV	10	9	3	9/28/2014
	Grand Rapids-Kalamazoo-Battle Creek, MI	39	WXSP-CD	10	4	—	9/28/2014
	Austin, TX	40	KBVO-TV	10	1	—	9/28/2014
	Albuquerque-Santa Fe, NM	47	KASY-TV	10	—	—	9/28/2014

Network	DMA	DMA Rank	Station	Weekly Hours of Network Programming	Weekly Hours of Local News Programming	Weekly Hours of Other Local Programming	Network Affiliation End Date
	Providence, RI-New Bedford, MA	53	WNAC-TV-D2	11	1	6	9/28/2014
	Youngstown, OH	113	WYTV-DT-D2	10	10	4	9/28/2014
	Mason City, IA	153	KIMT-TV-D2	10	6	—	9/28/2014
Telemundo	Wichita-Hutchinson, KS	67	KSNG-TV-D2	168	—	—	12/31/2014
				2,789	882	87

Network programming

All of our stations are affiliated with one of the national television networks. Our network affiliation agreements provide a local station certain exclusive rights and an obligation, subject to certain limited preemption rights, to carry the network programming. While the networks retain most of the advertising time within their programs for their own use, the local station also has the right to sell a limited amount of advertising time within the network programs. Other time periods, which are not programmed by the networks, are programmed by the local station, for which the local station retains substantially all of the advertising revenues. Networks also share certain of their programming with cable networks and make certain of their programming available through their website or on websites such as hulu.com, Netflix and Amazon Prime. These outlets compete with us for viewers in the communities served by our stations.

The programming strength of a particular national television network may affect a local station's competitive position. Our stations, however, are diversified among the various networks, reducing the potential impact of any one network's performance. We believe that national television network affiliations remain an efficient means of obtaining competitive programming, both for established stations with strong local news franchises and for newer stations with greater programming needs. Our affiliation agreements have terms with scheduled expiration dates ranging through September 17, 2020. These agreements are subject to earlier termination by the networks under specified circumstances, including a change of control of our Company, which would generally result from the acquisition of shares having 50% or more of the voting power of our Company.

Syndicated programming

We acquire the rights to programs for time periods in which we do not air our local news or network programs. These programs generally include first-run syndicated programs, such as "Jeopardy", "Entertainment Tonight" or "Wheel of Fortune", or reruns of current or former network programs, such as "Criminal Minds" or "How I Met Your Mother". We pay cash for these programs or exchange advertising time within the program for the cost of the program rights. We compete with other local television stations to acquire these programs. In addition, a television viewer can now choose to watch many of these programs on national cable networks or purchase these programs on DVDs or via downloads to computers, mobile video devices or web-based video players, which increases fragmentation of our local television audience.

Distribution of Programming

The programming that airs on our television stations can reach the television audience by one or more of the following distribution systems:

•

Full-power television stations, including digital subchannels and stations we operate or service under local marketing agreements ("LMAs"), joint sales agreements ("JSAs"), shared services arrangements ("SSAs") or similar arrangements;

•	Cable television systems;
•	Satellite television systems;
•	Telecommunications systems;
•	Internet, mobile and other digital services; and
•	Low-power television stations.

Full-power television stations

We own, operate or service 40 full-power television stations that operate on over-the-air channels 7 through 50. Our full-power television stations include two full-power stations for which we provide programming, sales and other related services under grandfathered LMAs, six full-power stations and two digital channels for which we provide technical, engineering, promotional, administrative and other operational support services under SSAs (for four of these stations and the two digital channels we also provide advertising sales services under a JSA). See "Our television stations" for a listing of our full-power television stations.

The FCC television licenses for the two full-power television stations for which we provide programming, sales and other related services under LMAs are not owned by us. Revenues generated by these stations contributed 4% to our net revenues for the year ended December 31, 2013. We incur programming costs, operating costs and capital expenditures related to the operation of these stations, and retain all advertising revenues. In Providence and Austin, the two local markets where these stations are located, we own and operate at least one other station. These LMA stations are an important part of our multi-channel strategy. We have purchase options to acquire the FCC licenses for the LMA stations in Providence and Austin, which are exercisable if the legal requirements limiting ownership of these stations change.

The FCC television licenses for the six full-power television stations for which we provide technical, engineering, promotional, administrative and other operational support services under SSAs and other arrangements are also not owned by us. Revenues generated by these stations contributed 3% to our net revenues for the year ended December 31, 2013. In each of the five markets where these stations are located, we own and operate at least one other station. These SSA stations are also an important part of our multi-channel strategy. We have purchase options to acquire the FCC licenses for the SSA stations in Albuquerque, Dayton, Savannah, Youngstown, and Topeka, which are exercisable if the legal requirements limiting ownership of these stations change.

Cable, satellite television and telecommunications systems

According to Nielsen, cable, satellite television and telecommunications companies currently provide video program services to approximately 90% of total U.S. television households, with cable and telecommunications companies serving 59% of U.S. households and direct broadcast satellite ("DBS") providers serving 30%. As a result, cable, satellite television and telecommunications companies are not only primary competitors, but the primary means by which our television audience views our television stations. Most of our stations are distributed pursuant to retransmission consent agreements with MVPDs that operate in markets we serve. As of December 31, 2013, we had retransmission consent agreements with 159 distributors, including 154 Multiple System Operators ("MSOs") and regional telecommunications companies, the two major satellite television providers, and two national telecommunications providers. For an overview of FCC regulations governing carriage of television broadcast signals by MVPDs, see "Federal Regulation of Television Broadcasting-Cable and Satellite Carriage of Local Television Signals."

Internet, mobile and other digital services

We operate television station websites in 23 U.S. markets and offer a growing portfolio of Internet-based products and services that provide traditional and new audiences around-the-clock access to our trusted local news and information. We launched our mobile business in 2009 with iPhone and BlackBerry smartphone applications and we have since launched Android and iPad applications. In addition, we launched SMS/text messaging, video blogging and other advanced interactive features that further extend the distribution of our content.

Low-power television stations

We own and operate a number of low-power television stations. We operate these stations either as stand-alone or satellite stations. These low-power broadcast television stations are licensed by the FCC to provide service to substantially smaller areas than those of full-power stations.

In ten of our markets, Albuquerque, Austin, Grand Rapids, Green Bay, Indianapolis, Springfield, Norfolk-Portsmouth-Newport News, Portland, Wichita and Topeka, we use our low power stations to extend the geographic reach of our primary stations in these markets. In Grand Rapids, we affiliated WXSP-CD, a group of low-power television stations, with MyNetworkTV, to cover substantially all of the local market. In Topeka and Youngstown, we have also affiliated the low power stations, KTMJ-CD and WYFX-LD, with the FOX network.

Seasonality of Our Business

Our advertising revenues are generally highest in the second and fourth quarters of each calendar year, due to higher advertising in the Spring season and in the period leading up to and including the end-of-year holiday season. Our operating results are also significantly affected by annual cycles, as advertising revenues are generally higher in even-numbered years due to additional revenues associated with political advertising related to local and national elections, and incremental advertising revenues associated with Olympic broadcasts.

Our industry is cyclical in nature and affected by prevailing economic conditions. Since we rely on sales of advertising for a substantial majority of our revenues, our operating results are sensitive to general economic and regional conditions in each local market where we operate.

Competitive Conditions in the Television Industry

The television broadcast industry has become highly competitive as a result of new technologies and new program distribution systems. In most of our local markets, we compete directly against other local broadcast stations and cable networks carried on cable, satellite television and telecommunication systems for audience. We also compete with online video services, including local news websites and websites such as hulu.com, Netflix and Amazon Prime, which provide access to some of the same programming, including network programming that we provide, and other emerging technologies. Many of our current and potential competitors have greater financing, marketing, programming and broadcasting resources than we do. Technological innovation and the resulting proliferation of television entertainment alternatives, such as cable, satellite television and telecommunications video services, Internet, wireless, pay-per-view and video-on-demand, digital video recorders, DVDs and mobile video devices have fragmented television viewing audiences and have subjected free over-the-air television broadcast stations to new types of competition. As a result, we are experiencing increased competition for viewing audience and advertisers.

Federal Regulation of Television Broadcasting

Overview of Regulatory Issues.    Our television operations are subject to the jurisdiction of the FCC under the Communications Act of 1934, as amended (the "Communications Act"). The Communications Act prohibits the operation of broadcast stations except pursuant to licenses issued by the FCC and empowers the FCC, among other things, to issue, renew, revoke and modify broadcasting licenses; assign frequency bands; determine stations' frequencies, locations and power; regulate the equipment used by stations; and to impose penalties including monetary forfeitures, short-term renewal of licenses and, in especially egregious cases, license revocation or denial of license renewals for violations of its regulations.

The Communications Act prohibits the assignment of a broadcast license or the transfer of control of a licensee without the FCC's prior approval. The FCC also regulates certain aspects of the operation of cable television systems, DBS systems and other electronic media that compete with broadcast stations. In addition, the FCC regulates matters such as television station ownership, affiliate relations with the networks, cable and DBS systems' carriage of television station signals, carriage of syndicated and network programming on distant stations, political advertising practices, children's programming and obscene and indecent programming.

Spectrum Allocation.    Pursuant to the Communications Act, the FCC bears responsibility for the allocation and licensing of all non-federal government spectrum. Subject to certain procedural, congressional, and judicial constraints, the FCC has the ability to reallocate entire spectrum bands to a new use or to modify individual licenses to a new use. An FCC license holder is entitled to a bundle of rights related to that license; however ownership of the underlying spectrum is retained by the federal government. As a part of its National Broadband Plan, the FCC requested additional authority from Congress to hold incentive spectrum auctions, whereby current users of particular bands or licenses would receive compensation for voluntarily relinquishing some or all rights to spectrum they are licensed to use. On February 17, 2012, Congress approved legislation authorizing the FCC to conduct voluntary incentive spectrum auctions. The legislation, which the President subsequently signed into law, includes some safeguards for broadcasters. In particular, the legislation requires the FCC to make all reasonable efforts to ensure that stations retain their existing coverage areas, prevents the FCC from forcing a broadcaster to move from a UHF to a VHF channel, and establishes a fund to reimburse broadcasters for reasonable relocation expenses relating to the spectrum repacking. On October 2, 2012, the FCC released a Notice of Proposed Rule Making to implement the incentive auction statute. That proceeding remains pending. The FCC Chairman has indicated that he anticipates that the FCC will adopt rules for the incentive auction in the first half of 2014 and that he believes that the FCC will conduct the incentive auction by the middle of 2015. We cannot predict the precise timing or scope of the incentive spectrum auctions, nor the impact, if any, that the reallocation of spectrum will have on our business.

License Renewals.    Under the Communications Act, the FCC generally may grant and renew broadcast licenses for terms of eight years, although licenses may be renewed for a shorter period under certain circumstances. The Communications Act requires the FCC to renew a broadcast license if the FCC finds that (i) the station has served the public interest, convenience and necessity; (ii) there have been no serious violations of either the Communications Act or the FCC's rules and regulations by the licensee; and (iii) there have been no other serious violations that taken together constitute a pattern of abuse. In making its determination, the FCC may consider petitions to deny but cannot consider whether the public interest would be better served by issuing the license to a person other than the renewal applicant. We are in good standing with respect to each of our FCC licenses. The table on pages 7 and 8 includes the expiration date of the primary broadcasting licenses for the stations that we own, as well as for the stations to which we provide services. As indicated in the table, the licenses for these stations have expiration dates ranging between 2007 and 2022. License renewal applications were timely filed for each of the stations for which the license is now expired. Once an application for renewal is filed, each station remains licensed while its application is pending, even after its license expiration date has passed. Action on many license renewal applications may have been delayed for reasons, such as, the pendency of complaints that programming provided by the various networks contained indecent material and complaints regarding alleged violations of sponsorship identification rules. We cannot predict when the FCC will act on pending renewal applications. We expect the FCC to renew each of these licenses but we make no assurance that it will do so.

Ownership Regulation.    The Communications Act and FCC rules limit the ability of individuals and entities to have ownership or other attributable interests in certain combinations of broadcast stations and other media. The Communications Act also requires the FCC to review its broadcast ownership rules every four years to determine whether they remain necessary in the public interest. In 1999, the FCC modified its local television ownership rules. In 2003, the FCC issued an order that would have liberalized most of the ownership rules, permitting us to acquire television stations in certain markets where we are currently prohibited from acquiring additional stations. In 2004, the Third Circuit Court of Appeals stayed and remanded several of the FCC's 2003 ownership rule changes. In 2006, as part of the FCC's statutorily required quadrennial review of its media ownership rules, the FCC sought comment on how to address the issues raised by the Third Circuit Court of Appeals' decision. In 2008, the FCC released an order that re-adopted its 1999 local television ownership rules, and those rules are currently in effect. Several parties appealed the FCC's 2008 decision, and in 2011, the United States Court of Appeals for the Third Circuit mostly denied those petitions. In 2011, the FCC issued its Notice of Proposed Rulemaking as part of its 2010 Quadrennial Review of the media ownership rules (the “2010 Quadrennial Review NPRM”). The 2010 Quadrennial Review NPRM indicates that the FCC intends to maintain the current local television ownership rules with only minor modifications. Despite the pending status of the 2010 Quadrennial Review, the FCC under the Communications Act, must commence a new quadrennial review proceeding in 2014. We cannot predict the effect that the commencement of the 2014 Quadrennial Review proceeding might have on the pending 2010 Quadrennial Review, nor can we predict whether either review proceeding may ultimately result in changes to the FCC’s broadcast ownership rules. The FCC's current ownership rules that are material to our operations are summarized below.

Local Television Ownership.    Under the FCC's current local television ownership (or "duopoly") rule, a party may own multiple television stations without regard to signal contour overlap provided they are located in separate Nielsen DMAs. In addition, the rules permit parties to own up to two TV stations in the same DMA so long as (i) at least one of the two stations is not among the top four-ranked stations in the market based on audience share at the time an application for approval of the acquisition is filed with the FCC, and (ii) at least eight independently owned and operating full-power commercial and non-commercial television stations would remain in the market after the acquisition. In addition, without regard to the number of remaining or independently owned television stations, the FCC currently permits television duopolies within the same DMA so long as the commonly owned stations' signal contours do not overlap, although the FCC proposed to remove this exception in the 2010 Quadrennial Review NPRM. Stations designated by the FCC as "satellite" stations are exempt from the local television ownership rule. Also, the FCC may grant a waiver of the local television ownership rule if one of the two television stations is a "failed" or "failing" station or if the proposed transaction would result in the construction of a new television station (an unbuilt-station waiver). We believe that we are currently in compliance with the local television ownership rule.

The FCC's 1999 ownership order established a rule attributing LMAs for ownership purposes. The FCC grandfathered LMAs that were entered into prior to November 5, 1996, permitting those stations to continue operations pursuant to such LMAs. The FCC, which retains the authority to review the status of grandfathered LMAs, stated it would conduct a case-by-case review of grandfathered LMAs and assess the appropriateness of extending the grandfathering periods. We do not know when, or if, the FCC will conduct any such review of grandfathered LMAs. Grandfathered LMAs can be freely transferred during the grandfather period, but duopolies may be transferred only where the two-station combination continues to qualify under the duopoly rule. We currently have grandfathered LMAs pursuant to which we provide programming to stations in Providence, Rhode Island and Austin, Texas.

From 2010 through 2012, we entered into SSAs and certain other arrangements for stations in Dayton, Ohio, Albuquerque, New Mexico, Savannah, Georgia, Topeka, Kansas, and Youngstown, Ohio. SSAs are currently permitted under the FCC's local television ownership rule and allow for technical, engineering, promotional, administrative and other operational support services. SSAs are different from LMAs in various respects, for example, only a limited amount of programming is permitted under an SSA. JSAs further permit us to sell advertising time on these stations. The FCC included in the 2010 Quadrennial Review NPRM a review of SSAs, JSAs and similar arrangements and seeks comment whether they should be attributable for purposes of the media ownership rules. If the FCC decides these arrangements are attributable, we may be required to restructure operations in these markets. We cannot predict whether the pending 2010 Quadrennial Review proceeding or the upcoming 2014 Quadrennial Review proceeding may ultimately result in changes to the FCC's rules regarding SSAs or JSAs.

National Television Ownership Cap.    The Communications Act, as amended in 2004, limits the number of television stations one entity may own nationally. Under the rule, no entity may have an attributable interest in television stations that reach, in the aggregate, more than 39% of all U.S. television households. The FCC currently discounts the audience reach of a station operating on an ultra-high frequency (“UHF”) channel by 50% when computing the national television ownership cap (the “UHF Discount”). Our stations reach is approximately 10.5% of U.S. households.

On September 26, 2013, the FCC issued a Notice of Proposed Rule Making (“UHF Discount NPRM”) proposing to eliminate the UHF Discount while grandfathering those existing station combinations that would exceed the 39% national ownership cap solely as a result of the elimination of the UHF Discount. The FCC also proposed, as of the date of the UHF Discount NPRM, to grandfather pending transactions that proposed station combinations that would exceed the 39% national ownership cap following the elimination of the UHF Discount. Further, and in recognition of the technical difficulties that certain television stations assigned to very-high frequency (“VHF”) channels encountered following the DTV transition, the FCC has also proposed to replace the UHF Discount with a similarly structured discounting of VHF television stations under which such stations would receive a discount of 50% of their audience reach for purposes of calculating compliance with the national ownership cap. We cannot predict whether the pending UHF Discount NPRM may ultimately result in changes to the FCC's national television ownership rule.

Attribution of Ownership.    Under the FCC's attribution policies, the following relationships and interests generally are attributable for purposes of the FCC's broadcast ownership restrictions:

•	holders of 5% or more of the licensee's voting stock, unless the holder is a qualified passive investor, in which case the threshold is a 20% or greater voting stock interest;
•	all officers and directors of a licensee and its direct or indirect parent(s);
•	any equity interest in a limited partnership or limited liability company, unless properly "insulated" from management activities; and
•

equity and/or debt interests which in the aggregate exceed 33% of a licensee's total assets, if the interest holder supplies more than 15% of the station's total weekly programming, or is a same-market broadcast company, cable operator or newspaper (the "equity/debt plus" standard).

Under the single majority shareholder exception to the FCC's attribution policies, otherwise attributable interests under 50% are not attributable if a corporate licensee is controlled by a single majority shareholder and the minority interest holder is not otherwise attributable under the "equity/debt plus" standard.

Because of these multiple ownership and cross-ownership rules, any person or entity that acquires an attributable interest in us may violate the FCC's rules if that purchaser also has an attributable interest in other television or radio stations, or in daily newspapers, depending on the number and location of those radio or television stations or daily newspapers. Such person or entity also may be restricted in the companies in which it may invest to the extent that those investments give rise to an attributable interest. If the holder of an attributable interest violates any of these ownership rules or if a proposed acquisition by us would cause such a violation, we may be unable to obtain from the FCC one or more authorizations needed to conduct our television station business and may be unable to obtain the FCC's consents for certain future acquisitions.

Foreign Ownership.    Under the Communications Act, foreign interests (defined to include foreign governments, representatives of foreign governments, aliens, representatives of aliens, and corporations or partnerships organized under the laws of a foreign nation) are prohibited from directly holding broadcast licenses. In addition, the Communications Act limits the aggregate investment of foreign interests in broadcast license holders and their corporate parents. Foreign interests may not own or vote more than 20% of the capital stock of a broadcast license holder or own or vote more than 25% of the capital stock of an entity that directly or indirectly controls a broadcast license holder (a “broadcast holding company”). Although the 20% limit may not be waived, the Communications Act permits the FCC to authorize aggregate foreign investment in a broadcast holding company to exceed the 25% threshold if the increased foreign ownership would be consistent with the public interest. On November 14, 2013, the FCC issued a declaratory ruling clarifying its foreign ownership policy by implementing a procedural framework to enable broadcasters to seek the FCC’s permission to exceed the 25% aggregate foreign ownership threshold. The 2013 declaratory ruling did not, however, establish specific criteria under which the FCC will review such requests. Although the declaratory ruling could permit us to seek FCC approval to issue shares to foreign interests in excess of 25% of our total outstanding shares, our LLC agreement does not currently permit us to issue shares to foreign interests in excess of 25%.

Digital Television.    We terminated all analog broadcasts on our full power stations on or before June 12, 2009 in connection with the national transition to digital television. Following the transition, each of our full power stations broadcasts a 19.4 megabit-per-second (Mbps) data stream, rather than a single analog program stream. FCC regulations permit substantial flexibility in how we use that data stream. For example, we are permitted to provide a mix of high definition and standard television program streams free-to-air, additional program-related data, subscription video or audio streams, and non-broadcast services. A new technical standard permits digital stations to provide video and data streams that can be more readily received on mobile devices (such as computers and smartphones), if those devices incorporate the technology. These digital channels remain subject to specific FCC regulations. For example, we are required to carry additional children's educational programming if we transmit multiple program streams, and we must pay the U.S. Treasury 5% of gross revenues for any non-broadcast services we provide using our digital signals. The FCC is evaluating whether to impose further public interest programming requirements on digital channels. The FCC's digital transition implementation plan maintained the secondary status of low-power television ("LPTV") stations but did not set a deadline for such stations to convert to digital operations. In 2011, the FCC set a firm deadline, and by September 1, 2015 LPTV stations must cease analog broadcasts and convert to digital operations.

Cable and Satellite Carriage of Local Television Signals.    Pursuant to FCC rules, full power television stations can obtain carriage of their primary channel signals by multi-channel video program distributors in one of two ways: via mandatory carriage or via "retransmission consent." Once every three years each station must formally elect either mandatory carriage ("must-carry") or retransmission consent. The current elections were effective January 1, 2012 and extend through December 31, 2014. A mandatory carriage election invokes FCC rules that require the distributor to carry a single program stream designated by the station and that program stream's related data in the station's local market. Distributors may decline carriage for certain reasons specified in the rules, including a lack of channel capacity, the station's failure to deliver a good quality signal, the presence of a nearby affiliate of the same network or, in the case of satellite distributors, if the distributor does not carry any other local broadcast station in the electing station's market. Distributors do not pay a fee to stations that elect mandatory carriage.

A station that elects retransmission consent waives its mandatory carriage rights, and the station and the distributor must negotiate in good faith for carriage of the station's signal. Negotiated terms may include channel position, service tier carriage, carriage of multiple program streams, compensation and other consideration. If a station elects to negotiate retransmission terms, it is possible that the station and the distributor will not reach agreement and that the distributor will not carry the station's signal.

FCC rules govern which local television signals a satellite subscriber may receive. Congress has also imposed certain requirements relating to satellite distribution of local television signals to "unserved" households that do not receive a usable signal from a local station or that reside in a market without a local affiliate of the pertinent network. The Satellite Television Extension and Localism Act of 2010 ("STELA") updated the blanket license scheme previously enacted under the Satellite Home Viewer Extension and Reauthorization Act of 2004 ("SHVERA") by, among other things, extending for five years, until December 31, 2014, statutory licenses that allow satellite television companies to retransmit broadcast signals from distant markets to eligible customers. A satellite provider also is permitted to import the signal of an out-of-market station, with that station's consent, to the specific counties and communities within a local market in which the out-of-market station is deemed to be "significantly viewed," subject to certain conditions. Such carriage previously was governed by the distant signal provisions. Under STELA, it is now treated as a retransmission into the station's local market, which means that the statutory copyright for such carriage will not sunset at the end of 2014. STELA also eliminated the requirement that DBS operators carry the local affiliate of a particular network before they could import an out-of-market station deemed to be significantly viewed in a given county or community. At this time, we are monitoring developments in this area but cannot determine whether this new legislation will result in significant changes to the satellite distribution scheme or whether or how any of the other changes in STELA will impact our broadcast business.

Several cable system and DBS operators have jointly petitioned the FCC to initiate a rulemaking proceeding to consider amending its retransmission consent rules. The FCC solicited public comment on the petition and subsequently released a notice of proposed rule making in 2011 seeking public comment on whether it should amend its rules to (i) modify its standards for "good faith" negotiations of retransmission consent agreements, (ii) enhance consumer notice obligations; and (iii) eliminate the FCC's network non-duplication and syndicated exclusivity rules. The proceeding is currently pending, and we cannot predict its outcome.

On January 10, 2014, the Supreme Court agreed to hear a case captioned American Broadcasting Companies, Inc., et al. v. Aereo, which involves a challenge by several broadcasters of the Aereo service, which transmits its subscribers’ broadcast television programs over the Internet for a monthly subscription fee. At issue is whether Aereo’s service violates copyright law and whether Aereo must obtain permission to retransmit broadcasters’ programming. Should Aereo and its competitors prevail in the pending litigation, and certain online video distributors and over-the-top video distributors become eligible for a statutory license that would enable them to stream broadcast programming over the Internet, it could have a negative impact on our retransmission consent negotiations with MVPDs, and our business and results of operations could be materially and adversely affected. We cannot predict the ultimate outcome of this proceeding.

Programming and Station Operations.    The Communications Act requires broadcasters to serve the public interest. Broadcast station licensees are required to present programming that is responsive to community problems, needs and interests and to maintain records demonstrating such responsiveness. Stations must follow various rules that regulate, among other things, children's television programming and advertising, political advertising, sponsorship identification, closed captioning, and contest and lottery advertising. The FCC has also adopted requirements to require stations affiliated with certain networks and serving the nation's largest television markets to provide aural descriptions of video content for the benefit of visually impaired viewers. The FCC has proposed to re-establish a number of formalized procedures that it believes will improve television broadcasters' service to their local communities. These proposals include the establishment of community advisory boards, quantitative programming guidelines and maintenance of a main studio in a station's community of license. If the FCC adopts such proposals, the burden of complying with such requirements could impose additional costs on our stations.

The FCC is also charged with enforcing restrictions or prohibitions on the broadcast of obscene and indecent programs. In 2007, Congress increased the maximum monetary penalty for carriage of indecent programming tenfold to $325,000 per station per violation with a cap of $3 million for any "single act," and put the licenses of repeat offenders in jeopardy. At approximately the same time, the FCC increased its broadcast indecency enforcement activity and issued large fines against radio and television stations found to have carried indecent programming (even if originated by a third-party program supplier, such as a network). In 2010, the U.S. Court of Appeals for the Second Circuit found that the FCC's enforcement policy for broadcast indecency was unconstitutionally vague. The FCC successfully petitioned the United States Supreme Court to grant certiorari, and, on June 21, 2012, the Supreme Court set aside the specific FCC decisions at issue, finding that a lack of notice of a change to the FCC's enforcement of its broadcast indecency rules violated the broadcasters' due process rights. The Supreme Court did not reach the broadcasters' First Amendment challenge of the FCC's broadcast indecency regime. On April 1, 2013, the FCC’s Office of General Counsel and its Enforcement Bureau released a joint public notice in which they announced an interim policy directive to reduce the backlog of pending broadcast indecency complaints by focusing enforcement resources in egregious cases. The April 2013 public notice also sought public comment on whether the full Commission should alter or retain its existing broadcast indecency policies. The FCC has not taken further action related to the comments received in response to its April 1, 2013 public notice. In light of the Supreme Court’s decision not to address broadcasters’ First Amendment challenges of the FCC’s broadcast indecency policies, the FCC’s announcement of an interim “egregious case” policy, and the FCC’s request for public comment on the future of broadcast indecency regulation, we are unable to predict the extent to which future enforcement of the FCC's broadcast indecency rules may have a material adverse effect on our ability to provide competitive programming.

Recent Regulatory Developments, Proposed Legislation and Regulation.    Congress and the FCC currently have under consideration, and may in the future adopt, new laws, regulations and policies regarding a wide variety of matters that could affect, directly or indirectly, the operation and ownership of our stations. The foregoing discussion summarizes the federal statutes and regulations material to our operations, but does not purport to be a complete summary of all the provisions of the Communications Act or of other current or proposed statutes, regulations, and policies affecting our business. The summaries should be read in conjunction with the text of the statutes, rules, regulations, orders, and decisions described herein. We are unable at this time to predict the outcome of any of the pending FCC rule-making proceedings referenced above, the outcome of any reconsideration or appellate proceedings concerning any changes in FCC rules or policies noted above, the possible outcome of any proposed or pending Congressional legislation, or the impact of any of those changes on our stations.

Employees

As of December 31, 2013, we employed 2,786 full time employees, 331 of which were represented by labor unions. We believe that our relations with our employees are satisfactory.

Available Information

We file annual, quarterly, and current reports, proxy statements, and other documents with the Securities and Exchange Commission ("SEC") under the Exchange Act. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including our filings, which we file electronically with the SEC. The public can obtain any documents that we file with the SEC at http://www.sec.gov.

We make available free-of-charge through our Internet website (at http://www.linmedia.com) copies of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. We will also provide a physical copy of our Annual Report on Form 10-K free of charge upon the written request of any shareholder.

We also make available on our website our corporate governance guidelines, the charters for our audit committee, compensation committee, and nominating and corporate governance committee, our code of business conduct and ethics, and our code of ethics for senior financial officers. This information is available on our website to any stockholder who is interested in reviewing this information. In addition, we intend to disclose on our website any amendments to, or waivers from, our code of business conduct and ethics that are required to be publicly disclosed pursuant to rules of the SEC and the NYSE.

Exhibit 99.2

Item 7.   Management's Discussion and Analysis of Financial Condition and Results of Operations

Note: The information contained in this Item has been updated for the change to reportable segments discussed in the Notes to Financial Statements. This Item has not been updated for any other changes since the filing of the 2013 Annual Report on Form 10-K (the "10-K”). For significant developments since the filing of the 10-K, refer to LIN Media LLC's Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, Current Reports on Form 8-K and any other subsequent filings with the Securities Exchange Commission.

Executive Summary

We own, operate or service 43 television stations and seven digital channels in 23 U.S. markets, with multiple network affiliated channels in 18 markets. Our growing digital media portfolio helps agencies and brands effectively and efficiently reach their target audiences at scale by utilizing our comScore, Inc. rated Top 15 Video market share and the latest in conversational marketing, video, display, mobile, social intelligence and monetization, as well as reporting across all screens. Our operating revenues are primarily derived from the sale of advertising time to local, national and political advertisers. Less significant revenues are generated from our television station websites, retransmission consent fees, interactive revenues and other revenues. We recorded net income (loss) of $156.6 million, $(7.6) million and $48.8 million for the years ended December 31, 2013, 2012, and 2011, respectively.

Our operating highlights for 2013 include the following:

•

Net revenues increased $98.9 million, or 18%, compared to 2012 primarily as a result of a $111.3 million, or 35%, increase in local revenues, which include net local advertising sales, retransmission consent fees and television station website revenues, as well as an increase of $35 million, or 85%, in interactive revenues, which include revenues from LIN Digital, Nami Media, HYFN, and Dedicated Media. Also contributing to the increase in net revenues was an increase in net national revenues of $23.6 million, or 22%. Excluding the impact of the television stations acquired in 2012 and the 2013 acquisitions of majority interests in HYFN and Dedicated Media, net revenues decreased approximately $31.8 million, or 6%, primarily the result of a decrease in political advertising revenues.

•

On February 12, 2013, we entered into and closed the JV Sale Transaction whereby in exchange for LIN Television causing a $100 million capital contribution to be made to SVH (which was used to prepay a portion of the GECC Note), LIN Texas sold its interest in SVH, a joint venture with NBC, and LIN TV was released from the GECC Guarantee and any further obligations related to the shortfall funding agreements. The $100 million capital contribution was financed by a combination of cash on hand, borrowings under LIN Television's revolving credit facility, and a new $60 million incremental term facility under LIN Television's existing senior secured credit facility. The JV Sale Transaction resulted in a $100 million charge recognized in the fourth quarter of 2012 to accrue for our obligations related to the JV Sale Transaction, and the recognition of taxable gains from the JV Sale Transaction resulting in a $162.8 million short-term deferred federal and state tax liability. For further information, see Item 1. "Business—Joint Venture Sale Transaction," Note 1—"Basis of Presentation and Summary of Significant Accounting Policies," and Note 13—"Commitments and Contingencies" to our consolidated financial statements.

•

On July 30, 2013, we completed the merger of LIN TV with and into LIN LLC, with LIN LLC continuing as the surviving entity. As a result of the Merger, we realized a capital loss in the amount of approximately $343 million. The capital loss realized and existing net operating losses were used to offset a portion of the capital gain recognized in the JV Sale Transaction and we realized cash savings of $131.5 million, resulting in a remaining tax liability of $31.3 million associated with the JV Sale Transaction. We made state and federal tax payments to settle this tax liability during the fourth quarter of 2013. For further information, see Item 1. "Business—Joint Venture Sale Transaction," Note 1—"Basis of Presentation and Summary of Significant Accounting Policies," and Note 13—"Commitments and Contingencies" to our consolidated financial statements.

•

On April 4, 2013, we acquired a 50.1% interest (calculated on a fully diluted basis) in HYFN, a full service digital advertising agency specializing in the planning, development, deployment and support for websites, mobile sites, interactive banners, games and various applications for multiple devices, for $7.2 million.

•

On April 9, 2013, we acquired a 60% interest (calculated on a fully diluted basis) in Dedicated Media, a multi-channel advertisement buying and optimization company, for $5.8 million. Dedicated Media employs new technologies to create, plan and execute digital marketing campaigns on behalf of its clients.

•

As of January 1, 2014, we have two reportable segments, “Broadcast” and “Digital” that are disclosed separately from our corporate activities. Our Broadcast segment includes 43 television stations and seven digital channels that are either owned, operated or serviced by us in 23 U.S. markets, all of which are engaged principally in the sale of television advertising and digital advertising primarily related to our television station companion websites, and our Digital segment includes the operating results of our digital companies: LIN Digital, LIN Mobile, Nami Media, HYFN, Dedicated Media, and Federated Media (acquired in February 2014). Corporate and unallocated expenses primarily include our costs to operate as a public company and to operate our corporate locations. Corporate is not a reportable segment. We have retrospectively recast prior period disclosures to reflect this change in our reportable segments. See Note 21 — “Segment Reporting” to our consolidated financial statements for further discussion.

Critical Accounting Policies, Estimates and Recently Issued Accounting Pronouncements

Certain of our accounting policies, as well as estimates we make, are critical to the presentation of our financial condition and results of operations since they are particularly sensitive to our judgment. Some of these policies and estimates relate to matters that are inherently uncertain. The estimates and judgments we make affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent liabilities. On an on-going basis, we evaluate our estimates, including those used for allowance for doubtful accounts in receivables, valuation of goodwill and intangible assets, amortization and impairment of program rights and intangible assets, share-based compensation and other long-term incentive compensation arrangements, pension costs, barter transactions, income taxes, employee medical insurance claims, useful lives of property and equipment, contingencies, litigation and net assets of businesses acquired. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions, and it is possible that such differences could have a material impact on our consolidated financial statements.

We believe the following critical accounting policies are those that are most important to the presentation of our consolidated financial statements, affect our more significant estimates and assumptions, and require the most subjective or complex judgments by management. We have discussed each of these critical accounting policies and related estimates with the Audit Committee of our Board of Directors. For additional information about these and other accounting policies, see Note 1—"Basis of Presentation and Summary of Significant Accounting Policies" to our consolidated financial statements included elsewhere in this report.

Valuation of long-lived assets and intangible assets

Approximately $740 million, or 61% of our total assets as of December 31, 2013, consisted of indefinite-lived intangible assets. Intangible assets principally include broadcast licenses and goodwill. If the fair value of these assets is less than the carrying value, we may be required to record an impairment charge.

We test the impairment of our broadcast licenses annually or whenever events or changes in circumstances indicate that such assets might be impaired. We proceed directly to the first step of the impairment test without attempting to qualitatively assess whether an impairment was more likely than not. The impairment test consists of a comparison of the fair value of broadcast licenses with their carrying amount on a market-by-market basis using a discounted cash flow valuation method, assuming a hypothetical startup scenario. The future value of our broadcast licenses could be significantly impaired by the loss of the corresponding network affiliation agreements. Accordingly, such an event could trigger an assessment of the carrying value of a broadcast license.

We test the impairment of our goodwill annually or whenever events or changes in circumstances indicate that goodwill might be impaired. Our reporting units are comprised of the markets in which our television stations operate, LIN Digital, Nami Media, HYFN and Dedicated Media. We proceed directly to the first step of the impairment test without attempting to qualitatively assess whether an impairment was more likely than not. The first step of the goodwill impairment test compares the fair value of a reporting unit with its carrying amount, including goodwill. The fair value of a reporting unit is determined through the use of a discounted cash flow analysis. The valuation assumptions used in the discounted cash flow model reflect historical and projected performance of the reporting unit and prevailing rates in the markets for broadcasters. If the fair value of the reporting unit exceeds its carrying amount, goodwill is not considered impaired. If the carrying amount of the reporting unit exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of impairment loss, if any. The second step of the goodwill impairment test compares the implied fair value of goodwill with the carrying amount of that goodwill. The implied fair value of goodwill is determined by performing a hypothetical purchase price allocation, using the reporting unit's fair value (as determined in the first step described above) as the purchase price. If the carrying amount of goodwill exceeds the implied fair value, an impairment charge is recognized in an amount equal to that excess, but not more than the carrying value of the goodwill. An impairment assessment could be triggered by a significant reduction, or a forecast of such reduction, in operating results or cash flows at one or more of our reporting units, a significant adverse change in the national or local advertising marketplaces in which our television stations operate, or by adverse changes to FCC ownership rules, among other factors.

The assumptions used in the valuation testing have certain subjective components including anticipated future operating results and cash flows based on our own internal business plans as well as future expectations about general economic and local market conditions. The changes in the discount rate used for our broadcast licenses and goodwill reflected in the table below are primarily driven by changes in the average beta for the public equity of companies in the television and media sector and the average cost of capital in each of the periods. The changes in the market growth rates and operating profit margins for both our broadcast licenses and goodwill reflect changes in the outlook for advertising revenues in certain markets where our stations operate in each of the periods.

We based the valuation of broadcast licenses on the following average industry-based assumptions:

	December 31, 2013	December 31, 2012	December 31, 2011
Market revenue growth	2.7%	0.87%	1.2%
Operating cash flow margins	32.4%	30.9%	30.6%
Discount rate	11.0%	10.5%	10.5%
Tax rate	38.9%	38.3%	38.3%
Long-term growth rate	2.0%	1.8%	1.8%

As of December 31, 2013, we would incur an impairment charge of $1 million and $7.7 million if we were to decrease the market revenue growth rate by 1% and 2%, respectively. A 5% and 10% decrease in operating cash flow margins would result in an impairment charge of approximately $10.4 million and $88.7 million, respectively. An increase of 1% in the discount rate would result in an impairment charge of approximately $1.8 million and an increase of 2% would result in an impairment charge of approximately $10.8 million.

The valuation of goodwill for our television stations is based on the following assumptions, which take into account our internal projections and industry assumptions related to market revenue growth, operating cash flows and prevailing discount rates:

	December 31, 2013	December 31, 2012	December 31, 2011
Market revenue growth	2.7%	1.2%	1.8%
Operating cash flow margins	41.5%	48.2%	42.3%
Discount rate	12.5%	12.0%	12.0%
Tax rate	39.0%	38.4%	38.4%
Long-term growth rate	2.0%	1.8%	1.8%

As of December 31, 2013, if we were to decrease the market revenue growth by 1% and 2% of the projected growth rate, the enterprise value of our stations with goodwill would decrease by $41.2 million and $76.8 million, respectively. If we were to decrease the operating cash flow margins by 5% and 10% from the projected operating cash flow margins, the enterprise value of our stations with goodwill would decrease by $178.3 million and $355.8 million, respectively. If we were to increase the discount rate used in the valuation calculation by 1% and 2%, the enterprise value of our stations with goodwill would decrease by $103.6 million and $196.7 million, respectively.

Network affiliations

Other broadcast companies may use different assumptions in valuing acquired broadcast licenses and their related network affiliations than those that we use. These different assumptions may result in the use of valuation methods that can result in significant variances in the amount of purchase price allocated to these assets by these broadcast companies.

We believe that the value of a television station is derived primarily from the attributes of its broadcast license. These attributes have a significant impact on the audience for network programming in a local television market compared to the national viewing patterns of the same network programming. These attributes and their impact on audiences can include:

•	the scarcity of broadcast licenses assigned by the FCC to a particular market determines how many television networks and other program sources are viewed in a particular market;

•	the length of time the broadcast license has been broadcasting. Television stations that have been broadcasting since the late 1940s are viewed more often than newer television stations;

•

the quality of the broadcast signal and location of the broadcast station within a market (i.e. being licensed in the smallest city within a tri-city market has less value than being licensed in the largest city);

•

the audience acceptance of the local news programming and community involvement of the local television station. The local television station's news programming that attracts the largest audience in a market generally will provide a larger audience for its network programming; and

•

the quality of the other non-network programming carried by the television station. A local television station's syndicated programming that attracts the largest audience in a market generally will provide larger audience lead-ins to its network programming.

A local television station can be the top-rated station in a market, regardless of the national ranking of its affiliated network, depending on the factors or attributes listed above. ABC, CBS, FOX and NBC, each have affiliations with local television stations that have the largest primetime audience in the local market in which the station operates regardless of the network's primetime rating.

Some broadcasting companies believe that network affiliations are the most important component of the value of a station. These companies generally believe that television stations with network affiliations have the most successful local news programming and the network affiliation relationship enhances the audience for local syndicated programming. As a result, these broadcasting companies allocate a significant portion of the purchase price for any station that they may acquire to the network affiliation relationship.

We generally have acquired broadcast licenses in markets with a number of commercial television stations equal to or less than the number of television networks seeking affiliates. The methodology we used in connection with the valuation of the stations acquired is based on our evaluation of the broadcast licenses and the characteristics of the markets in which they operated. We believe that in substantially all our markets we would be able to replace a network affiliation agreement with little or no economic loss to our television station. As a result of this assumption, we ascribed no incremental value to the incumbent network affiliation in substantially all our markets in which we operate beyond the cost of negotiating a new agreement with another network and the value of any terms that were more favorable or unfavorable than those generally prevailing in the market. Other broadcasting companies have valued network affiliations on the basis that it is the affiliation and not the other attributes of the station, including its broadcast license, which contributes to the operating performance of that station. As a result, we believe that these broadcasting companies include in their network affiliation valuation amounts related to attributes that we believe are more appropriately reflected in the value of the broadcast license or goodwill.

In future acquisitions, the valuation of the broadcast licenses and network affiliations may differ from those attributable to our existing stations due to different facts and circumstances for each station and market being evaluated.

Valuation allowance for deferred tax assets

We consider future taxable income and feasible tax planning strategies in assessing the need for establishing or removing a valuation allowance. We record or subsequently remove a valuation allowance to reflect our deferred tax assets at an amount that is more likely than not to be realized.

In the event that our determination changes regarding the realization of all or part of our deferred tax assets in the future, an adjustment to the deferred tax asset is recorded to our consolidated statement of operations in the period in which such a determination is made.

As of December 31, 2012, we had a valuation allowance of $18.2 million offsetting certain state net operating loss carryforwards and other state deferred tax assets. During the third quarter of 2013, after evaluating our ability to recover certain net operating loss carryforwards due to the change in tax structure as a result of the Merger, we determined that we will more likely than not be able to realize these deferred tax assets. As a result, we reversed the valuation allowance and recognized a corresponding tax benefit of $18.2 million.

Revenue recognition

We recognize local, national and political advertising sales, net of agency commissions, during the period in which the advertisements or programs are aired on our television stations, and when payment is reasonably assured. Internet and mobile advertisement sales are recognized when the advertisement is displayed on our websites or the websites, mobile applications, or those of our advertising network. We recognize retransmission consent fees in the period in which our service is delivered. Revenue generated by our digital companies is recognized over the service delivery period when necessary provisions of the contracts have been met. In addition, for the sale of third-party products and services by our digital companies, we evaluate whether it is appropriate to recognize revenue based on the gross amount billed to the customer or the net amount retained by us.

Share-based compensation

We estimate the fair value of share option awards using a Black-Scholes valuation model. The Black-Scholes model requires us to make assumptions and judgments about the variables used in the calculation, including the option's expected term, the price volatility of the underlying shares and the number of share option awards that are expected to be forfeited. The expected term represents the weighted-average period of time that options granted are expected to be outstanding giving consideration to vesting schedules and our historical exercise patterns. Expected volatility is based on historical trends for our class A common shares over the expected term. Expected forfeitures are estimated using our historical experience. If future changes in estimates differ significantly from our current estimates, our future share-based compensation expense and results of operations could be materially impacted.

Retirement plans

We have historically provided defined benefit retirement plans to our employees who did not receive matching contributions from our Company to their 401(k) Plan accounts. Our pension benefit obligations and related costs are calculated using actuarial concepts. Our defined benefit plan is a non-contributory plan under which we made contributions either to: a) traditional plan participants based on periodic actuarial valuations, which are expensed over the expected average remaining service lives of current employees through the LIN Television Corporation Retirement Plan ('Retirement Plan"); or b) cash balance plan participants based on 5% of each participant's eligible compensation through the Supplemental Benefit Retirement Plan of LIN Television Corporation ("SERP"). Effective April 1, 2009, these plans were frozen and we do not expect to make additional benefit accruals to these plans, however we continue to fund our existing vested obligations.

We contributed $5.4 million, $7.4 million and $5.4 million to our pension plans during the years ended December 31, 2013, 2012 and 2011, respectively. We anticipate contributing $5.7 million to our pension plans in 2014.

Weighted-average assumptions used to estimate our pension benefit obligations and to determine our net periodic pension benefit cost are as follows:

	Year Ended December 31,
	2013		2012		2011
	SERP	Retirement Plan	SERP	Retirement Plan	SERP	Retirement Plan
Discount rate used to estimate our pension benefit obligation	4.70%	5.00%	3.60%	4.00%	3.90%	4.20%
Discount rate used to determine net periodic pension benefit	3.60%	4.00%	3.90%	4.20%	5.25%	5.25%
Rate of compensation increase	N/A	N/A	N/A	N/A	N/A	N/A
Expected long-term rate-of-return on plan assets	N/A	7.00%	N/A	7.00%	N/A	7.00%

The discount rate for the years ended December 31, 2013, 2012 and 2011 was determined using a custom bond modeler that develops a hypothetical portfolio of high quality corporate bonds, rated AA- and above by Standard & Poor's, that could be purchased to settle the obligations of the plan. The yield on this hypothetical portfolio represents a reasonable rate to value our plan liability.

We considered the current levels of expected returns on a risk-free investment, the historical levels of risk premium associated with each of our pension asset classes, the expected future returns for each of our pension asset classes and then weighted each asset class based on our pension plan asset allocation to derive an expected long-term return on pension plan assets. During the year ended December 31, 2013, our actual rate of return on plan assets was 12%.

As a result of the plan freeze during 2009, we have no further service cost or amortization of prior service cost related to the plans. In addition, because the plans are now frozen and participants became inactive during 2009, the net losses related to the plans included in accumulated other comprehensive income are now amortized over the average remaining life expectancy of the inactive participants instead of the average remaining service period. We expect to record a pension expense of approximately $0.2 million in 2014. For every 0.25% change in the actual return compared to the expected long-term return on pension plan assets and for every 0.25% change in the actual discount rate compared to the discount rate assumption for 2014, our 2014 pension expense would change by less than $0.2 million and less than $0.1 million, respectively.

Our investment objective is to achieve a consistent total rate-of-return that will equal or exceed our actuarial assumptions and to equal or exceed the benchmarks that we use for each of our pension plan asset classes. The following asset allocation is designed to create a diversified portfolio of pension plan assets that is consistent with our target asset allocation and risk policy:

	Target Allocation	Percentage of Plan Assets as of December 31,
Asset Category	2013	2013	2012
Equity securities	60%	60%	55%
Debt securities	40%	40%	45%
	100%	100%	100%

Segment reporting

As of January 1, 2014, we began operating under two segments, which also represent our reportable segments, “Broadcast” and “Digital” that are disclosed separately from our corporate activities. Our Broadcast segment includes 43 television stations and seven digital channels in 23 U.S. markets, all of which are engaged principally in the sale of television advertising and digital advertising primarily related to our TV station companion websites, and our Digital segment includes the operating results of our digital companies; LIN Digital, LIN Mobile, Nami Media, HYFN, Dedicated Media, and Federated Media. Unallocated corporate expenses primarily include our costs to operate as a public company and to operate our corporate locations. Prior to January 1, 2014, we had one segment.

Recently issued accounting pronouncements

For a discussion of new accounting standards please read Note 1, "Basis of Presentation and Summary of Significant Accounting Policies" to our consolidated financial statements included in this report.

Results of Operations

Set forth below are the key operating areas that contributed to our results for the years ended December 31, 2013, 2012 and 2011. Our consolidated financial statements reflect the operations of WWHO-TV, in Columbus, OH and WUPW-TV in Toledo, OH as discontinued for all periods presented. As a result, reported financial results may not be comparable to certain historical financial information.

Our results of operations are as follows (in thousands):

	Year Ended December 31,
	2013	2012	2011	2013 vs. 2012		2012 vs. 2011
Local revenues	$427,819	$316,471	$255,478	$111,348	35%	$60,993	24%
National advertising sales	130,935	107,325	95,734	23,610	22%	11,591	12%
Political advertising sales	7,600	76,458	8,132	(68,858)	(90)%	68,326	840%
Other revenues	10,156	12,113	13,439	(1,957)	(16)%	(1,326)	(10)%
Total Broadcast revenues	576,510	512,367	372,783	64,143	13%	139,584	37%
Digital revenues	75,853	41,095	27,220	34,758	85%	13,875	51%
Consolidated net revenues	652,363	553,462	400,003	98,901	18%	153,459	38%
Operating expenses:
Direct operating	251,078	160,222	130,618	90,856	57%	29,604	23%
Selling, general and administrative	162,550	125,267	103,770	37,283	30%	21,497	21%
Amortization of program rights	29,242	23,048	21,406	6,194	27%	1,642	8%
Corporate	41,377	34,246	26,481	7,131	21%	7,765	29%
Depreciation	46,854	32,149	26,246	14,705	46%	5,903	22%
Amortization of intangible assets	22,826	6,364	1,199	16,462	259%	5,165	431%
Restructuring	3,895	1,009	707	2,886	286%	302	43%
Contract termination costs	3,887	—	—	3,887	100%	—	—%
Loss from asset dispositions	710	96	472	614	640%	(376)	(80)%
Total operating costs	562,419	382,401	310,899	180,018	47%	71,502	23%
Operating income	$89,944	$171,061	$89,104	$(81,117)	(47)%	81,957	92%

Three-Year Comparison

       Revenues

Broadcast revenues consist of local revenues (which include net local advertising sales, retransmission consent fees and television station website revenues), net national advertising sales, and political advertising sales as well as other revenues, which include barter revenues, production revenues, tower rental income and station copyright royalties.

Broadcast revenues during the year ended December 31, 2013 increased by $64.1 million, or 13% when compared to the prior year. Excluding the impact of the television stations acquired during 2012, Broadcast revenues decreased $41.2 million, or 9%, primarily due to a $61.5 million decrease in political revenues. This decrease was partially offset by a $23.2 million increase in local revenues, primarily due to a growth in retransmission consent fee revenues as a result of contractual rate increases and renewals.

Historically, our revenues related to political advertising are stronger during federal election years, typically years ending in an even number. In addition to federal elections, most state and local elections also occur on the same election cycle. Consequently, political advertising sales during the year ended December 31, 2012 were higher than political advertising sales during the year ended December 31, 2011 and 2013. We expect this trend of stronger political advertising sales during election years to continue in the future.

The automotive category represented 26% of our local and national advertising sales during each of the years ended December 31, 2013 and 2012.

Broadcast revenues during the year ended December 31, 2012 increased by $139.6 million, or 37% when compared with the prior year. The increase was primarily due to a $68.3 million increase in political advertising sales and a $61 million increase in local revenues. Also contributing to the increase was an $11.6 million increase in national advertising sales. Net revenues for the year ending December 31, 2012 include $40.5 million that is attributable to television stations acquired during the fourth quarter of 2012.

The automotive category, which represented 26% of our local and national advertising sales during the year ended December 31, 2012, was up 15% as compared to 2011, during which the automotive category represented 24% of our local and national advertising sales.

Digital Revenues consist of revenues generated by our digital operations: LIN Digital, LIN Mobile, Nami Media, HYFN, and Dedicated Media. Digital revenues during the year ended December 31, 2013 increased by $34.8 million, or 85% when compared to the prior year. Excluding the impact of the acquisition of majority interests in HYFN and Dedicated Media, digital revenues increased $10.5 million, or 26%, primarily due to growth in the volume of advertising delivered through our network.

Digital revenues during the year ended December 31, 2012 increased by $13.9 million when compared with the prior year. The increase was primarily due to growth in customer base and new product offerings.

Operating Expenses

Broadcast Segment

The following table presents the operating expenses for our Broadcast segment for the years ended December 31, 2013, 2012 and 2011 (in thousands).

	Year Ended December 31,
	2013	2012	2011	2013 vs. 2012		2012 vs. 2011
Direct operating	$194,788	$131,205	$109,098	$63,583	48%	$22,107	20%
Selling, general and administrative	144,199	115,073	97,983	29,126	25%	17,090	17%
Amortization of program rights	29,242	23,048	21,406	6,194	27%	1,642	8%
Depreciation	45,046	30,909	25,491	14,137	46%	5,418	21%
Amortization of intangible assets	19,843	4,612	269	15,231	330%	4,343	1,614%
Loss from asset dispositions	638	83	137	555	669%	(54)	(39)%
Total operating expenses	$433,756	$304,930	$254,384	$128,826	42%	$50,546	20%

Direct operating expenses (excluding depreciation and amortization of intangible assets) in our Broadcast segment, which consist primarily of news, engineering, and programming expenses, increased $63.6 million, or 48%, for the year ended December 31, 2013 compared to the prior year and $22.1 million or 20%, for the year ended December 31, 2012, compared to the prior year. Excluding the impact of the stations acquired during the fourth quarter of 2012, direct operating expenses in our Broadcast segment increased $21.2 million, or 17% for the year ending December 31, 2013 and $12.7 million, or 12% for the year ending December 31, 2012 as compared to their respective prior years. The increase for both years is primarily the result of an increase in fees pursuant to network affiliation agreements and growth in employee compensation expense.

Selling, general and administrative expenses in our Broadcast segment consist primarily of employee salaries, sales commissions, employee benefit costs, advertising, and promotional expenses. These costs increased $29.1 million, or 25%, for the year ended December 31, 2013, compared to the prior year. The increase was primarily a result of our 2012 television station acquisitions.

Selling, general and administrative expenses in our Broadcast segment increased $17.1 million, or 17%, for the year ended December 31, 2012, compared to the prior year. Television stations acquired during 2012 accounted for $9.7 million of the increase. The remainder of the increase was primarily due to higher variable costs attributable to the growth in revenue compared to the prior year.

Selling expenses in our Broadcast segment as a percentage of net revenues were 7%, 7% and 8% for the years ended December 31, 2013, 2012 and 2011, respectively.

Amortization of program rights represents the recognition of expense associated with syndicated programming, features and specials, and these costs increased $6.2 million, or 27%, for the year ended December 31, 2013 and increased $1.6 million, or 8%, for the year ended December 31, 2012, compared to their respective prior years. The increases in both periods as compared to their respective prior periods were attributable to the amortization of programming rights associated with the television stations acquired during the fourth quarter of 2012.

Depreciation expense in our Broadcast segment increased $14.1 million, or 46%, for the year ended December 31, 2013 compared to the prior year and $5.4 million or 21%, for the year ended December 31, 2012, compared to the prior year. The increase in both periods was primarily attributable to the property and equipment associated with our acquisitions of television stations in the fourth quarter of 2012.

Amortization of intangible assets in our Broadcast segment increased $15.2 million, or 330%, for the year ended December 31, 2013 compared to the prior year and $4.3 million or 1,614%, for the year ended December 31, 2012, compared to the prior year. The increases in both periods was primarily attributable to the increase in finite-lived intangible assets from our television stations acquired in the fourth quarter of 2012

Digital Segment

The following table presents the operating expenses for our Digital segment for the years ended December 31, 2013, 2012 and 2011 (in thousands).

	Year Ended December 31,
	2013	2012	2011	2013 vs. 2012		2012 vs. 2011
Direct operating	$56,048	$28,595	$21,180	$27,453	96%	$7,415	35%
Selling, general and administrative	16,124	10,596	5,748	5,528	52%	4,848	84%
Depreciation	1,062	613	176	449	73%	437	248%
Amortization of intangible assets	2,984	1,752	930	1,232	70%	822	88%
Loss from asset dispositions	1	—	1	1	100%	(1)	(100)%
Total operating expenses	$76,219	$41,556	$28,035	$34,663	83%	$13,521	48%

Direct operating expenses in our Digital segment, which consist primarily of cost of sales, increased $27.5 million, or 96%, for the year ended December 31, 2013 compared to the prior year and $7.4 million or 35%, for the year ended December 31, 2012, compared to the prior year. Excluding the impact of the acquisition of majority interests in HYFN and Dedicated Media, direct operating expenses in our Digital segment increased $7.1 million, or 25% for the year ending December 31, 2013 as compared to the prior year. The remainder of the increase for 2013 and the increase during 2012 is primarily the result of higher cost of sales.

Selling, general and administrative expenses in our Digital segment consist primarily of employee salaries, sales commissions, employee benefit costs, advertising, and promotional expenses. These costs increased $5.5 million, or 52%, for the year ended December 31, 2013, compared to the prior year. The increase was primarily a result of the acquisition of majority interests in HYFN and Dedicated Media.

Selling, general and administrative expenses in our Digital segment increased $4.8 million, or 84%, for the year ended December 31, 2012, compared to the prior year. The increase was primarily due to higher variable costs attributable to the growth in revenue compared to the prior year.

Selling expenses in our Digital segment as a percentage of net revenues were 6% for the years ended December 31, 2013, 2012 and 2011, respectively.

Amortization of intangible assets in our Digital segment increased $1.2 million, or 70%, for the year ended December 31, 2013 compared to the prior year and $0.8 million or 88%, for the year ended December 31, 2012, compared to the prior year. The increase for the year ended December 31, 2013 was due to the acquisition of the majority interests of HYFN and Dedicated Media during 2013. The increase in 2012 was primarily due to the acquisition of Nami Media during the fourth quarter of 2011.

Corporate expenses represent corporate executive management, accounting, legal and other costs associated with the centralized management of our stations, and these costs increased $10.8 million, or 36%, to $41.2 million for the year ended December 31, 2013, compared to the prior year. The increase was primarily due to $5.7 million of expenses incurred related to the JV Sale Transaction and the Merger with LIN LLC, as well as an increase in employee compensation expense compared to the prior year. Corporate expenses increased $5.5 million, or 22% to $30.6 million for the year ended December 31, 2012, compared to the prior year. The increase was primarily due to increases in employee compensation and acquisition related expenses compared to the prior year.

Impairment of goodwill and broadcast licenses related to discontinued operations in the amount of $1.6 million were recorded during the year ended December 31, 2011. For further information, see Note 6—"Intangible Assets" to our consolidated financial statements.

Restructuring charges of $3.9 million, $1.0 million and, $0.7 million were recorded during the years ended December 31, 2013, 2012 and 2011, respectively. Restructuring charges incurred during the year ended December 31, 2013 were primarily due to severance and related costs as a result of the integration of the television stations acquired during 2012. Restructuring charges incurred during the years ended December 31, 2012 and 2011 primarily relate to the consolidation of certain activities at our stations and our corporate headquarters.

Contract termination costs of $3.9 million in 2013 were due to costs incurred in 2013 to terminate our contract with a service provider that previously provided national sales representation. For further information, see Note 12 - "Restructuring and Contract Termination Costs" to our consolidated financial statements.

Adjusted EBITDA

We use earnings before interest, taxes, depreciation and amortization, excluding non-recurring charges, restructuring charges, share-based compensation, loss or gain on sales of assets, and cash paid for programming (“Adjusted EBITDA”) as the primary financial measure reported to the chief executive officer (the chief operating decision maker) for use in assessing our operating segments’ operating performance. We believe that this measure is useful to investors because it eliminates a significant level of non-cash depreciation and amortization expense and other non-recurring charges and as a result, allows investors to better understand our operating segments’ performance. All adjustments to Adjusted EBITDA presented below to arrive at consolidated pre-tax income (loss) except for depreciation and amortization and cash paid for programming relate primarily to corporate activities. Cash paid for programming pertains only to our Broadcast segment. As a result, we have disclosed depreciation and amortization by segment, as this is the only adjustment to operating income that the chief executive officer reviews on a segment basis. We have presented prior period information to reflect our current reportable segments. The following table is a reconciliation of Adjusted EBITDA to consolidated income before (benefit from) provision for income taxes:

	Year ended December 31,
	2013	2012	2011
		(in thousands)

Segment Adjusted EBITDA:
Broadcast	$205,843	$241,831	$141,081
Digital	4,020	1,970	292
Total segment Adjusted EBITDA	209,863	243,801	141,373
Unallocated corporate	(23,966)	(24,268)	(18,514)
Consolidated Adjusted EBITDA	185,897	219,533	122,859
Less:
Depreciation	46,854	32,149	26,246
Amortization of intangible assets	22,826	6,364	1,199
Amortization of program rights	29,242	23,048	21,406
Share-based compensation	9,374	6,857	6,176
Non-recurring and acquisition-related charges (1)	10,842	3,207	2,171
Restructuring charge	3,895	1,009	707
Contract termination costs	3,887	—	—
Loss on sale of assets	710	96	472
Add:
Cash payments for programming	31,677	24,258	24,622
Operating income	$89,944	$171,061	$89,104
Other expense:
Interest expense, net	56,607	46,683	50,706
Share of loss in equity investments	56	98,309	4,957
Gain on derivative instruments	—	—	(1,960)
Loss on extinguishment of debt	—	3,341	1,694
Other expense, net	2,100	237	51
Total other expense, net	58,763	148,570	55,448
Consolidated income before (benefit from) provision for income taxes	$31,181	$22,491	$33,656

(1) Non-recurring charges for the year ended December 31, 2013 primarily consist of expenses related to the merger of LIN TV Corp with and into LIN Media LLC. Charges for the years ended December 31, 2012 and 2011 relate solely to acquisitions.

Broadcast Segment

Adjusted EBITDA in our Broadcast segment decreased $36 million for the year ended December 31, 2013 as compared to the year ended December 31, 2012 primarily due to an increase in revenue of $105.3 million as a result of the television stations acquired during 2012 as well as an increase in local revenue of $23.2 million primarily due to a growth in retransmission consent fee revenues as a result of contractual rate increases and renewals. These increases were offset by a decrease in political revenue of $61.5 million, an increase in cash payments for programming of $7.4 million and an increase in direct operating and selling, general and administrative expenses of $92.7 million primarily as a result of the television stations acquired during 2012. Adjusted EBITDA for the year ended December 31, 2012 increased $100.8 million as compared to 2011, primarily as a result of an increase in political revenue of $60.3 million as well as an increase in revenue of $40.5 million as a result of the television stations acquired during 2012.

Digital Segment

Adjusted EBITDA in our Digital segment increased $2.1 million for the year ended December 31, 2013 as compared to the prior year primarily as a result of an increase in revenue of $34.8 million, partially offset by an increase in direct operating and selling, general and administrative expenses of $33 million, primarily due to the acquisition of the majority interests of HYFN and Dedicated Media in April 2013. Adjusted EBITDA increased $1.7 million for the year ended December 31, 2012 as compared to the prior year, due to an increase in revenue of $13.9 million as a result of growth in customer base and new product offerings, partially offset by an increase in direct operating and selling, general and administrative expenses of $12.3 million due to an increase in cost of sales at LIN Digital.

Other Expense

	Year Ended December 31,
	2013	2012	2011
Components of other expense:
Interest expense, net	$56,607	$46,683	$50,706
Share of loss in equity investments	56	98,309	4,957
Gain on derivative instruments	—	—	(1,960)
Loss on extinguishment of debt	—	3,341	1,694
Other expense, net	2,100	237	51
Total other expense, net	$58,763	$148,570	$55,448

Interest expense, net increased $9.9 million, or 21%, for the year ended December 31, 2013 compared to the prior year primarily as a result of the interest incurred on our 6 3/8% Senior Notes, which were issued during the fourth quarter of 2012 to finance a portion of the consideration paid to acquire the former New Vision television stations. This increase was partially offset by a decrease in interest expense due to the redemption of our 6 1/2% Senior Subordinated Notes during the first quarter of 2012 as well as reductions in interest expense under our senior secured credit facility, primarily attributable to reductions in outstanding principal.

Interest expense, net decreased $4.0 million, or 8%, for the year ended December 31, 2012 compared to the prior year primarily as a result of the redemption of our 6 1/2% Senior Subordinated Notes during the first quarter of 2012. This decrease was partially offset by an increase in borrowings under our senior secured credit facility compared to the same period last year as well as new debt issued in connection with the acquisition of the former New Vision stations.

The following table summarizes our total interest expense, net (in thousands):

	For the year ended December 31,
	2013	2012	2011
Components of interest expense:
Senior secured credit facility	$18,751	$19,651	$2,389
8 3/8% Senior Notes	17,387	17,389	17,389
6 3/8% Senior Notes	19,396	4,401	—
6 1/2% Senior Subordinated Notes	—	595	18,002
6 1/2% Senior Subordinated Notes—Class B	—	306	10,505
Other	1,073	4,341	2,421
Total interest expense, net	$56,607	$46,683	$50,706

Share of loss in equity investments decreased $98.3 million as compared to the prior year primarily due to a $100 million accrual recorded in 2012 related to the capital contribution made to SVH in connection with the JV Sale Transaction and corresponding release from the GECC Guarantee. That accrual was partially offset by the reversal of accrued shortfall funding liabilities that were extinguished pursuant to the terms of the JV Sale Agreement, as further described in Item 1. "Business—Joint Venture Sale Transaction" and in Note 13—"Commitments and Contingencies" to our consolidated financial statements.

Other expense, net increased $1.9 million as compared to the prior year primarily as a result of an impairment recorded during the third quarter of 2013 of a minority interest that we held in a website platform service provider.

Gain on derivative instruments during 2011 was approximately $2 million, which represented the change in fair value of our interest rate hedge. The interest rate hedge was entered into during the second quarter of 2006 (the "2006 interest rate hedge") in order to hedge the variability in cash flows associated with a notional amount of the declining balances of our term loans under our previous senior secured credit facility. The 2006 interest rate hedge expired on November 4, 2011. Consequently, there is no impact to our statement of operations for the years ended December 31, 2013 or 2012. For additional information, refer to Note 8 - "Derivative Financial Instruments" to our consolidated financial statements.

Loss on extinguishment of debt during the year ended December 31, 2012 was primarily a result of the redemption of our 6 1/2% Senior Subordinated Notes during January 2012 and the December 2012 amendment to our existing $75 million revolving credit loans. The loss on extinguishment of debt during the year ended December 31, 2011 included a write down of deferred financing fees as a result of the payment of principal on our revolving credit facility and term loans as further described in "Description of Indebtedness." Additionally, the loss on extinguishment of debt during the year ended December 31, 2011 included a write-down of deferred financing fees and unamortized discount due to the redemption of $109.1 million of our 6 1/2% Senior Subordinated Notes, and $55.9 million of our 6 1/2% Senior Subordinated Notes—Class B.

Income taxes reflected a (benefit from) provision for income tax of $(125.4) million, $40.5 million and $(16.0) million for the years ended December 31, 2013, 2012, and 2011, respectively. Our effective tax rate on pre-tax income was (402.2)%, 179.9% and (47.7)% for the years ended December 31, 2013, 2012 and 2011, respectively.

Our effective tax rate fluctuates from year to year. The factors that most impact our effective tax rate are changes to our valuation allowance, changes in tax laws, allocation of income to the various state jurisdictions in which we operate, and acquisition and divestiture transactions, including the JV Sale Transaction and the Merger.

Our effective tax rate for the year ended December 31, 2013 decreased from 2012 primarily due to a $124.3 million tax benefit recognized as a result of the Merger as well as an $18.2 million tax benefit recognized as a result of the reversal of state valuation allowances. These valuation allowances were reversed after evaluating our ability to recover certain net operating loss carryforwards due to the change in tax structure as a result of the Merger, as it was determined that we will more likely than not be able to realize these deferred tax assets.

The combined $142.5 million tax benefit described above was offset in part by a $12.8 million income tax provision as a result of generating income from continuing operations, as well as a $2.2 million tax provision relating to state net operating loss adjustments from apportionment changes and a $1.6 million tax provision for non-deductible acquisition related costs incurred during 2013.

Our effective tax rate for the year ended December 31, 2012 increased from 2011, primarily due to the recognition of $28.4 million of income tax expense related to the recognition of a taxable gain associated with the JV Sale Transaction, as further described in Item 1. "Business—Joint Venture Sale Transaction."

The 2011 tax benefit is primarily a result of the 2011 reversal of $35.1 million of our federal valuation allowance relating to 1999 to 2002 net operating losses and the 2011 reversal of $1.0 million of our state valuation allowance relating to 2002 to 2010 net operating losses. These valuation allowances were reversed primarily due to our recent history of taxable income, and our projected ability to generate sufficient taxable income prior to the expiration of those net operating loss carryforwards. Upon the reversal of the federal and state valuation allowances, as of December 31, 2011, we had a remaining valuation allowance of $23.4 million placed against our deferred tax assets primarily related to state net operating loss carryforwards.

The combined 2011 $36.1 million income tax benefit described above was offset in part by a $5.1 million discrete deferred income tax expense recognized in the second quarter of 2011, which resulted from state tax legislation enacted in Michigan in May 2011, which repealed the Michigan business tax ("MBT"), and implemented a corporate income tax instead, effective January 2012. As a result of the elimination of the MBT, certain future tax deductions that were available to be utilized beginning in 2015, and had been recognized as deferred tax assets in our financial statements, were no longer deductible. Therefore, during the year ended December 31, 2011, we recognized incremental deferred income tax expense of $5.1 million, net of federal benefit, for the reversal of these previously established deferred tax assets.

Results of Discontinued Operations

Our consolidated financial statements reflect the operations, assets and liabilities of WWHO-TV in Columbus, OH and WUPW-TV in Toledo, OH, as discontinued for all periods presented. The sale of WWHO-TV in Columbus, OH was completed on February 16, 2012. The sale of WUPW-TV in Toledo, OH was completed on April 21, 2012. As a result, loss from discontinued operations was $1.0 million and $0.9 million for the years ended December 31, 2012 and 2011, respectively. For further information see Note 3—"Discontinued Operations" to our consolidated financial statements.

Liquidity and Capital Resources

Our liquidity position depends on our ability to generate cash from operations and to utilize borrowings under our senior secured credit facility and/or obtain financing from other sources. Our ability to make use of the revolving credit facility and to access the capital markets is contingent on our compliance with certain financial covenants, which are measured, in part, by the level of EBITDA we generate from our operations. As of December 31, 2013, we were in compliance with all financial and non-financial covenants under our senior secured credit facility. As of December 31, 2013, we had unrestricted cash and cash equivalents of $12.5 million, and a $75 million revolving credit facility, of which $70 million and $45 million were available as of December 31, 2013 and as of the date of this report, respectively.

Joint Venture Sale Transaction

On February 12, 2013, we, along with our wholly-owned subsidiaries LIN Television and LIN Texas entered into and closed the JV Sale Transaction with Comcast Corporation, affiliates of NBCUniversal, the GE Parties and SVH, a joint venture with NBCUniversal whereby LIN Texas sold its 20.38% equity interest in SVH for $1.00. In addition, in exchange for LIN Television causing a $100 million capital contribution to be made to SVH (which was used to prepay a portion of the GECC Note), LIN TV was released from the GECC Guarantee and any further obligations related to any shortfall funding agreements.

We accrued for and expensed the $100 million capital contribution to SVH to secure the release of the GECC Guarantee and recorded the related tax effects of the JV Sale Transaction and the capital contribution in our consolidated financial statements as of December 31, 2012 because it represented a probable and estimable obligation of the Company. In February 2013, we issued a $60 million incremental term loan, and utilized $40 million of cash on hand and borrowings under our revolving credit facility to fund the $100 million capital contribution.

As a result of the JV Sale Transaction, after utilizing all of our available federal net operating loss (“NOL”) carryforwards to offset the taxable gain recognized in such transaction, we had an approximate $162.8 million income tax payable remaining, $131.5 million of which was extinguished as a result of the Merger as described below.

On July 30, 2013, LIN TV was merged with and into LIN LLC with LIN LLC continuing as the surviving entity. The Merger enabled LIN TV to be classified as a partnership for federal income tax purposes and that change in classification was treated as a liquidation of LIN TV for federal income tax purposes, with the result that LIN TV realized a capital loss in its 100% equity interest in LIN Television.

Based on an average of the opening and closing trading prices of LIN TV's class A common stock on the day of the Merger, LIN TV realized a capital loss in the amount of approximately $343 million, which represents the difference between its tax basis in the stock of LIN Television, and the fair market value of such stock as of July 30, 2013. The capital loss realized and existing net operating losses were used to offset a portion of the capital gain recognized in the JV Sale Transaction and, as a result, we realized cash savings of $131.5 million, resulting in a remaining tax liability of $31.3 million associated with the JV Sale Transaction. We made state and federal tax payments to settle this tax liability during the fourth quarter of 2013.

We incurred approximately $5.7 million in transaction costs related to the JV Sale Transaction and the Merger during the year ended December 31, 2013. These costs are classified as corporate expense in our consolidated statement of operations.

Below is a discussion of other significant sources and uses of cash and should be read in conjunction with our consolidated statements of cash flows.

Operating activities

Cash provided by operating activities is primarily driven by our net revenues and changes in working capital as a result of the timing of collections and payments. Our total net revenues have primarily been, and will primarily be affected by, among other things, the following:

•

Continued growth in local and interactive revenues.  During the years ended December 31, 2013 and 2012, our local revenues, which include net local advertising sales, retransmission consent fees and revenues from our television station websites and mobile applications, increased 35% and 24%, respectively, compared to their respective prior years. Additionally, during the years ended December 31, 2013 and 2012, our interactive revenues, which are generated by LIN Digital, Nami Media, HYFN and Dedicated Media, increased 85% and 51%, respectively. We expect further growth in our local revenues and interactive revenues, however, there can be no assurance that this will occur.

•

Cyclical fluctuations.  We experience significant fluctuations in our political advertising revenues since advertising revenues are generally higher in even-numbered years due to additional revenues associated with political advertising related to local and national elections. Political advertising revenues were $7.6 million, $76.5 million, and $8.1 million for the years ended December 31, 2013, 2012, and 2011, respectively. We also experience incremental advertising revenues associated with Olympic broadcasts during even-numbered years. We experienced a significant decrease in advertising revenues during 2013 and expect an increase in advertising revenues during 2014 as a result of these cyclical fluctuations.

•

Employee benefit contributions.  Our employee benefit plan contributions include contributions to our pension plan and our 401(k) Plan. Volatility in the debt and equity markets impacts the fair value of our pension plan assets and ultimately the cash funding requirements of our pension plan. We contributed $5.4 million, $7.4 million and $5.4 million to our pension plan during the years ended December 31, 2013, 2012 and 2011, respectively, and anticipate contributing $5.7 million to our pension plan during 2014. We contributed approximately $4.8 million, $3.9 million, and $3.6 million to our 401(k) Plan during the years ended December 31, 2013, 2012 and 2011, respectively, and expect to contribute approximately $4.3 million to the plan during 2014.

•

Payments related to certain restructuring activities.  We made cash payments related to certain restructuring initiatives of $4.2 million, $0.8 million and $1.1 million during the years ended December 31, 2013, 2012 and 2011, respectively. For further details on these restructuring initiatives see Note 12—"Restructuring and Contract Termination Costs" to our consolidated financial statements.

•

Cash requirements related to the acquisition of Red McCombs Media, LP. On October 2, 2009, LIN Television acquired Red McCombs Media, LP, an online advertising and media services company based in Austin, TX, which was rebranded as “LIN Digital” in the first quarter of 2013. In connection with the acquisition, we entered into an incentive compensation arrangement with certain key members of management. The arrangement provided payments to those employees based on a computation of EBITDA generated by LIN Digital during 2012. During the second quarter of 2013, we paid $8.9 million related to this incentive compensation arrangement.

•

Contract termination costs. In December 2013, we terminated an agreement with a service provider that provided national sales representation and made a payment of $5.4 million to exit our agreement prior to its expiration. Concurrent with the termination of the agreement, we released $1.5 million of deferred credits associated with the terminated contract. The amount of the one-time termination payment, offset by the release of the deferred credits has been reflected as contract termination costs in our consolidated statement of operations for 2013.

Investing activities

Cash used in investing activities has primarily been, and will primarily be affected by, among other things, the following:

•

Acquisition of majority interest in Dedicated Media and HYFN.  In April 2013, LIN Television acquired a 60% interest (calculated on a fully diluted basis) in Dedicated Media for $5.8 million and a 50.1% interest (calculated on a fully diluted basis) in HYFN for $7.2 million. In connection with these acquisitions, we may be required to purchase the remaining outstanding shares of Dedicated Media and HYFN in 2015 and 2016, respectively, if certain financial targets as defined in each applicable purchase agreement are met. Our maximum potential obligation under the Dedicated Media and HYFN agreements is $26 million, and $62.4 million, respectively. However, we estimate that our total obligation will not exceed $45 million in the aggregate between 2015 and 2016. For further information see Note 2 — “Acquisitions” to our consolidated financial statements.

•

Capital expenditures.  Capital expenditures increased $1.1 million to $29.4 million, and increased $8.2 million to $28.2 million, for the years ended December 31, 2013 and 2012, respectively, compared to the respective prior year. We anticipate capital expenditures of approximately $25 million during the year ended December 31, 2014, which we expect to fund using cash flows from operations.

•

Acquisition of Federated Media. On February 3, 2014, LIN Digital Media LLC, a wholly owned subsidiary of LIN Television, acquired 100% of the capital stock of Federated Media Publishing, Inc. ("Federated Media"). Federated Media is a digital content and conversational marketing company that leverages the relationships and content from its publishing network to deliver contextually relevant advertising and conversational and engagement tools that reach agencies’ and brands’ targeted audiences across digital and social media platforms. The purchase price totaled $22.4 million plus an adjustment for working capital delivered at closing and was funded from cash on hand and amounts drawn on our revolving credit facility. For further information see Note 2 — “Acquisitions” to our consolidated financial statements.

Financing activities

Cash used in financing activities was primarily affected by, among other things, the following:

•

Incremental Facility.  On February 12, 2013, we entered into a $60 million, 5 year incremental term loan pursuant to the Credit Agreement governing LIN Television's senior secured credit facility. The proceeds of the incremental facility, as well as cash on hand and cash from revolving borrowings, were used to fund the $100 million transferred to SVH in the JV Sale Transaction.

We believe that our cash flows from current operations, together with available borrowings under our senior secured credit facility, will be sufficient to meet our anticipated cash requirements for the next 12 months, and beyond. These cash requirements include working capital, state and federal income taxes, capital expenditures, and scheduled interest and principal payments. For our long-term liquidity needs, in addition to the sources described above, we may rely upon, among other things, the issuance of long-term debt, the issuance of equity, or other financing sources available to us. Volatility and disruption of the capital and credit markets could impact our ability to access such sources. Anticipated cash payments for our debt and related interest are described below.

Contractual Obligations

The following table summarizes our estimated future contractual cash obligations as of December 31, 2013 (in thousands)(1):

	2014	2015-2016	2017-2018	2019 and thereafter	Total
Principal payments and mandatory redemptions on debt(2)	$17,364	$53,484	$574,105	$301,768	$946,721
Cash interest on debt(3)	53,079	104,231	87,119	50,617	295,046
Program payments(4)	27,119	44,062	3,286	214	74,681
Operating leases(5)	3,860	6,076	4,284	7,062	21,282
Operating agreements(6)	41,216	43,994	9,473	77	94,760
Deferred compensation payments(7)	130	317	115	453	1,015
Total	$142,768	$252,164	$678,382	$360,191	$1,433,505

(1)

The amounts included in the table above do not include contingent payments for the remaining outstanding shares of Dedicated Media and HYFN. For additional information regarding these contingent payments, see Note 2 - "Acquisitions."

(2)

An additional $25 million was outstanding on our revolving credit facility as of the date of this report and is not reflected in our balance sheet as of December 31, 2013. We are obligated to make mandatory quarterly principal payments and to use proceeds of asset sales not reinvested to pay-down the term loans under our senior secured credit facility. We are also obligated to repay in full our Senior Notes at maturity as described in Item 1A. "Risk Factors—We may not be able to refinance all or a portion of our indebtedness or obtain additional financing on satisfactory terms."

(3)

We have contractual obligations to pay cash interest on our senior secured credit facility and on our Senior Notes through April 15, 2018 and January 15, 2021, as well as commitment fees of 0.375% on our revolving credit facility, as described in "Description of Indebtedness".

(4)

We have entered into commitments for future syndicated news, entertainment, and sports programming. We have recorded $6.3 million of program obligations as of December 31, 2013 and have unrecorded commitments of $68.4 million for programming that is not available to air as of December 31, 2013.

(5)	We lease land, buildings, vehicles and equipment under non-cancelable operating lease agreements.

(6)

We have entered into a variety of agreements for services used in the operation of our stations including ratings services, consulting and research services, news video services, news weather services, marketing services and other contracts under non-cancelable operating agreements.

(7)	Includes scheduled payments to certain employees covered under our deferred compensation plans.

The above table excludes future payments for our defined benefit retirement plans, deferred taxes, uncertain tax positions, and executive compensation, with the exception of scheduled deferred compensation payments detailed above, because their future cash outflows are uncertain. For additional information regarding our financial commitments as of December 31, 2013 see Note 7—"Debt", Note 10 —"Retirement Plans" and Note 13 —"Commitments and Contingencies" to our consolidated financial statements.

Summary of Cash Flows

The following table presents summarized cash flow information (in thousands):

	Year Ended December 31,
	2013	2012	2011	2013 vs. 2012	2012 vs. 2011
Net cash provided by operating activities	$48,967	$146,699	$62,660	$(97,732)	$84,039
Net cash used in investing activities	(139,370)	(104,259)	(289,180)	(35,111)	184,921
Net cash provided by (used in) financing activities	56,621	(14,190)	232,929	70,811	(247,119)
Net (decrease) increase in cash and cash equivalents	$(33,782)	$28,250	$6,409	$(62,032)	$21,841

Net cash provided by operating activities decreased $97.7 million to $49 million for the year ended December 31, 2013 compared to cash provided by operating activities of $146.7 million for the prior year. The decrease is primarily attributable to an $81.1 million decrease in operating income as well as an increase in cash outflows related to working capital of $9.2 million and an increase in cash interest expense of approximately $8.9 million.

Net cash provided by operating activities increased $84.0 million to $146.7 million for the year ended December 31, 2012, compared to cash provided by operating activities of $62.7 million for the prior year. The increase was primarily attributable to an $82 million increase in operating income as compared to the year ended December 31, 2011.

Net cash used in investing activities increased $35.1 million to $139.4 million for year ended December 31, 2013, compared to cash used in investing activities of $104.3 million for the year ended December 31, 2012. Net cash used in investing activities during the year ended December 31, 2013 was comprised primarily of the $100 million capital contribution made to the joint venture in February 2013 in connection with the JV Sale Transaction as well as capital expenditures of $29.4 million and payments made for the acquisitions of HYFN and Dedicated Media of $10.1 million (net of cash acquired).

Cash used in investing activities for the year ended December 31, 2012 decreased $184.9 million to $104.3 million. The decrease was primarily attributable to a decrease in restricted cash that had been placed on irrevocable deposit as of December 31, 2011 and was subsequently used to fund the aggregate redemption price of our 6 1/2% Senior Subordinated Notes in January 2012. The decrease in restricted cash was partially offset by payments of $358.5 million (net of cash acquired) for the acquisition of the New Vision and ACME television stations in 2012.

Net cash provided by financing activities was $56.6 million for the year ended December 31, 2013, compared to net cash used in financing activities of $14.2 million for the prior year. The difference is primarily attributable to an increase of $47.7 million in proceeds from long term debt, net of cash payments, as well as a decrease in cash outflows of $9.6 million and $11.4 million related to debt financing costs and the purchase of treasury stock, respectively, which occurred during the year ended December 31, 2012.

Net cash used in financing activities was $14.2 million for the year ended December 31, 2012, compared to net cash provided by financing activities of $232.9 million for the prior year. The increase is primarily attributable to the redemption of $252 million of our Senior Subordinated Notes during 2012, partially offset by a decrease in proceeds from borrowings under our senior secured credit facility as further described in "Description of Indebtedness".

Description of Indebtedness

Debt consisted of the following (in thousands):

	December 31,
	2013	2012
Senior Secured Credit Facility:
Revolving credit loans	$5,000	$—
$118,750 and $125,000 Term loans, net of discount of $345 and $435 as December 31, 2013 and December 31, 2012, respectively	118,405	124,565
$314,200 and $257,400 Incremental term loans, net of discount of $1,684 and $2,020 as of December 31, 2013 and December 31, 2012, respectively	312,516	255,380
8 3/8% Senior Notes due 2018	200,000	200,000
6 3/8% Senior Notes due 2021	290,000	290,000
Capital lease obligations	14,604	14,881
Other debt	4,167	5,401
Total debt	944,692	890,227
Less current portion	17,364	10,756
Total long-term debt	$927,328	$879,471
Total debt	$944,692	$890,227
Cash and cash equivalents	(12,525)	(46,307)
Consolidated net debt(1)	$932,167	$843,920

(1)

Consolidated net debt is a non-GAAP financial measure, and is equal to total debt less cash and cash equivalents. Beginning in 2012, for the purpose of our debt covenant calculations, our senior credit facility permits a maximum of $45 million in unrestricted cash and cash equivalents to be offset against total debt in arriving at consolidated net debt. For purposes of the table above, we have subtracted the total balance of our cash and cash equivalents in arriving at consolidated net debt. Consolidated net debt provides investors with useful information about our financial position, and is one of the financial measures used to evaluate compliance with our debt covenants.

Senior Secured Credit Facility

Our senior secured credit facility is comprised of a six-year, $125 million tranche A term loan and a five-year, $75 million revolving credit facility, and bears interest at a rate based on, at our option, either a) the LIBOR interest rate, or b) the ABR rate, which is an interest rate that is equal to the greatest of (i) the Prime Rate, (ii) the Federal Funds Effective Rate plus 1/2 of 1 percent, and (iii) the one-month LIBOR rate plus 1%. In addition, the rate we select also bears an applicable margin based upon our Consolidated Senior Secured Leverage Ratio, currently set at 2.75% and 1.75% for LIBOR based loans and ABR rate loans, respectively. Following the issuance of this report during the first quarter of 2014, these rates will be 3% and 2% for LIBOR based loans and ABR rate loans, respectively. Lastly, the unused portion of the revolving credit facility is subject to a commitment fee based upon our Consolidated Senior Secured Leverage Ratio, currently set at 0.375% and will increase to 0.50% following the issuance of this report during the first quarter of 2014 for both LIBOR based loans and ABR rate loans.

Our senior secured credit facility also includes a seven-year, $260 million tranche B incremental term loan facility and a $60 million tranche B-2 incremental term facility that was funded on February 12, 2013 in connection with the JV Sale Transaction, each of which is subject to the terms of our Credit Agreement. Borrowings under the incremental term loan facility were used (i) to pay the call price for our redemption of all of our remaining 6 1/2% Senior Subordinated Notes, as described below, and (ii) to pay accrued interest, fees and expenses associated with the redemption. Borrowings under the incremental term loan facility bear interest at a rate based, at our option, on an adjusted LIBOR rate, plus an applicable margin of 3%; or an adjusted Base Rate, plus an applicable margin of 2%; provided that the adjusted LIBOR rate and the adjusted Base Rate shall at no time be less than 1% and 2%, respectively.

On December 24, 2012, we entered into an amendment to our Credit Agreement which (1) replaced our $257.4 million tranche B term loan maturing in December 2018 with a new tranche B term loan of the same maturity which bears interest at a reduced rate and (2) made certain other changes to the Credit Agreement, including changes to the financial covenants therein that are favorable to LIN Television and its affiliates and (3) extended the maturity for a $60 million tranche of our revolving credit facility to October 2017 and on May 9, 2013, we extended the maturity date of the remaining $15 million tranche of our revolving credit facility to October 2017. We paid customary fees and expenses in connection with the closing of these amendments. As a result of these amendments, we recorded a loss on extinguishment of debt of $1.2 million associated with a write-down of deferred financing fees and unamortized discount to our consolidated statement of operations during the three months ended December 31, 2012.

The terms of the Credit Agreement provide for customary representations and warranties, affirmative and negative covenants (including financial covenants), and events of default. The Credit Agreement also provides for the payment of customary fees and expenses by us. The senior secured credit facility can be accelerated upon events of default and require the term loans to be prepaid under certain circumstances with amounts determined by reference to the proceeds from certain asset sales (subject to reinvestment rights), the incurrence of certain indebtedness and a percentage of annual excess cash flow.

The senior secured credit facility ranks senior in right of payment to our existing and future subordinated indebtedness. LIN LLC and certain of our existing, or hereafter created or acquired, domestic subsidiaries guarantee the credit facilities on a senior basis. LIN Television and each of our subsidiary guarantors have granted a security interest in all or substantially all of our assets to secure the obligations under the senior secured credit facility, and LIN LLC has granted a security interest in its capital stock of LIN Television to secure such obligations.

Our senior secured credit facility permits us to prepay loans and to permanently reduce the revolving credit commitments, in whole or in part, at any time. We are also obligated to make mandatory quarterly principal payments. In addition, our senior secured credit facility restricts the use of proceeds from asset sales not reinvested in our business and the use of proceeds from the issuance of debt (subject to certain exceptions), which must be used for mandatory prepayments of principal of the term loans.

The Credit Agreement governing our senior secured credit facility also requires on an annual basis, following the delivery of our year-end financial statements, and commencing after the year ended December 31, 2012, mandatory prepayments of principal of the term loans based on a computation of excess cash flow for the preceding fiscal year, as more fully described in the Credit Agreement. However, based on the excess cash flow computation for the year ended December 31, 2013, we will not be required to make such prepayments during the year ending December 31, 2014.

The incremental term loan facility is a senior secured obligation and ranks senior in right of payment to our existing and future subordinated indebtedness. The incremental term loan facility is guaranteed and secured on the same basis as the other credit facilities under the Credit Agreement. If we do not refinance, redeem or discharge our 8 3/8% Senior Notes on or prior to January 15, 2018, then, in such event, the maturity of the incremental term loan facility will be accelerated from December 21, 2018 to January 15, 2018.

The following table summarizes certain key terms including the LIBOR-based borrowing rates of our senior secured credit facility as of December 31, 2013 (in thousands):

	Credit Facility
	Revolving Facility	Term Loans	Incremental Term Loans
Final maturity date	10/26/2017	10/26/2017	12/21/2018
Available balance as of December 31, 2013	$70,000	$—	$—
Interest rates as of December 31, 2013:
Interest rate	0.17%	0.17%	1.00%
Applicable margin	2.75%	2.75%	3.00%
Total	2.92%	2.92%	4.00%

2009 Senior Secured Credit Facility

During the year ended December 31, 2011, we recorded a loss on extinguishment of debt of $0.2 million consisting of a write-down of deferred financing fees related to the revolving credit facility and term loans under our 2009 senior secured credit facility.

8 3/8% Senior Notes

8 3/8% Senior Notes
Final maturity date	4/15/2018
Annual interest rate	8.375%
Payable semi-annually in arrears	April 15th
October 15th

Our 8 3/8% Senior Notes are unsecured but rank equally in right of payment with all senior secured indebtedness and senior to all subordinated indebtedness.

The indenture governing our 8 3/8% Senior Notes contains covenants limiting our ability and the ability of our restricted subsidiaries to, among other things, incur certain additional indebtedness and issue preferred shares; make certain dividends, distributions, investments and other restricted payments; sell certain assets; agree to any restrictions on the ability of restricted subsidiaries to make payments to us; create certain liens; merge, consolidate or sell substantially all of our assets; and enter into certain transactions with affiliates. These covenants are subject to certain exceptions and qualifications. The indenture also has change of control provisions which may require our Company to purchase our 8 3/8% Senior Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest. Additionally, if we sell assets under certain circumstances, we will be required to make an offer to purchase our 8 3/8% Senior Notes at their face amount, plus accrued and unpaid interest, if any, through the purchase date.

6 3/8% Senior Notes

6 3/8% Senior Notes
Final maturity date	1/15/2021
Annual interest rate	6.375%
Payable semi-annually in arrears	January 15th
July 15th

On October 12, 2012, we completed the issuance and sale of $290 million in aggregate principal amount of our 6 3/8% Senior Notes. The net proceeds of our 6 3/8% Senior Notes were used to fund the remaining purchase price for the acquisition of the New Vision stations as further described in Note 2—"Acquisitions" to our consolidated financial statements.

Our 6 3/8% Senior Notes are unsecured but rank equally in right of payment with all senior secured indebtedness and senior to all subordinated indebtedness.

The indenture governing our 6 3/8% Senior Notes contains covenants limiting our ability and the ability of our restricted subsidiaries to, among other things, incur certain additional indebtedness and issue preferred shares; make certain dividends, distributions, investments and other restricted payments; sell certain assets; agree to any restrictions on the ability of restricted subsidiaries to make payments to us; create certain liens; merge, consolidate or sell substantially all of our assets; and enter into certain transactions with affiliates. These covenants are subject to certain exceptions and qualifications. The indenture also has change of control provisions which may require our Company to purchase our 6 3/8% Senior Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest. Additionally, if we sell assets under certain circumstances, we will be required to make an offer to purchase our 6 3/8% Senior Notes at their face amount, plus accrued and unpaid interest, if any, through the purchase date.

6 1/2% Senior Subordinated Notes and 6 1/2% Senior Subordinated Notes—Class B

During the year ended December 31, 2012, we redeemed $252 million of our 6 1/2% Senior Subordinated Notes. The redemption of these notes, at par, was funded in part by proceeds from the term loan, incremental term loan, the revolving credit facility and cash on hand. As a result of these redemptions, during the year ended December 31, 2012, we recorded a loss on extinguishment of debt of $2.1 million associated with a write-down of deferred financing fees and unamortized discount to our consolidated statement of operations.

Capital Lease Obligations

As part of the transactions further described in Note 2—"Acquisitions," to our consolidated financial statements we assumed $15.1 million in capital lease obligations related to land, buildings, vehicles and equipment. These leases mature over a period of four to nineteen years and are payable in monthly installments. The amortization related to the capital lease obligations is recorded within depreciation. The total outstanding balance of these capital lease obligations was $14.6 million as of December 31, 2013. LIN Television fully and unconditionally guarantees these lease obligations.

Other Debt

During the year ended December 31, 2012, Vaughan, a consolidated VIE, entered into a term loan with an unrelated third party in an original principal amount of $4.6 million to fund a portion of the purchase price for the television stations from PBC that were acquired by Vaughan. This term loan matures in equal quarterly installments through October 2017. LIN Television fully and unconditionally guarantees this loan.

During the year ended December 31, 2012, KASY, a consolidated VIE, entered into a term loan with an unrelated third party in an original principal amount of $1.7 million to fund a portion of the purchase price for the acquisition of certain assets of KASY-TV, KRWB-TV, and KWBQ-TV. This term loan matures in equal quarterly installments through December 2017. LIN Television fully and unconditionally guarantees this loan.

During the year ended December 31, 2011, WBDT, a consolidated VIE, entered into a term loan with an unrelated third party in an original principal amount of $0.9 million to fund a portion of the purchase price for the acquisition of certain assets of WBDT-TV. This term loan matures in equal quarterly installments through May 2016. LIN Television fully and unconditionally guarantees this loan.

Repayment of Principal

The following table summarizes scheduled future principal repayments on our debt agreements (in thousands):

	Revolving Facilities		Term Loans	Incremental Term Loans	8 3/8% Senior Notes	6 3/8% Senior Notes	Capital Leases	Other Debt	Total
Final maturity date	10/26/2017		10/26/2017	12/21/2018	4/15/2018	1/15/2021	Various	Various
2014	$—		$12,500	$3,200	$—	$—	$502	$1,162	$17,364
2015	—		18,750	3,200	—	—	528	1,162	23,640
2016	—		25,000	3,200	—	—	620	1,024	29,844
2017	5,000	(1)	62,500	3,200	—	—	577	819	72,096
2018	—		—	301,400	200,000	—	609	—	502,009
2019 and thereafter	—		—	—	—	290,000	11,768	—	301,768
Total	$5,000		$118,750	$314,200	$200,000	$290,000	$14,604	$4,167	$946,721

(1)	An additional $25 million was drawn on our revolving credit facility during January and February 2014 and is not reflected in our balance sheet as of December 31, 2013.

The fair values of our long-term debt are estimated based on quoted market prices for the same or similar issues (Level 2 of the fair value hierarchy). The carrying amounts and fair values of our long-term debt were as follows (in thousands):

	December 31, 2013		December 31, 2012
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
Revolving credit loans	$5,000	$5,000	$—	$—
Term loans	430,921	432,105	379,945	380,599
Senior notes	490,000	512,983	490,000	524,500
Other debt	4,167	4,167	5,401	5,401
Total	$930,088	$954,255	$875,346	$910,500

Future Program Rights Agreements

We record program rights agreements on our balance sheet on the first broadcast date the programs are available for air. As a result, we have commitments for future program rights agreements not recorded on our balance sheet as of December 31, 2013 of $68.4 million, as detailed in Note 13 —"Commitments and Contingencies" to our consolidated financial statements.

Exhibit 99.3

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of LIN Media LLC:

In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of LIN Media LLC and its subsidiaries at December 31, 2013 and December 31, 2012, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2013 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the accompanying index presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2013 based on criteria established in Internal Control - Integrated Framework (1992) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company's management is responsible for these financial statements and financial statement schedule, for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in Management's Report on Internal Control over Financial Reporting (not presented herin) appearing under Item 9A. Our responsibility is to express opinions on these financial statements, on the financial statement schedule, and on the Company's internal control over financial reporting based on our integrated audits. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

As described in Management's Report on Internal Control over Financial Reporting, management has excluded Dedicated Media, Inc. (“Dedicated Media”) and HYFN, Inc. (“HYFN”) from its assessment of internal control over financial reporting as of December 31, 2013 because they were acquired by the Company in purchase business combinations in April 2013. We have also excluded Dedicated Media and HYFN from our audit of internal control over financial reporting. Dedicated Media and HYFN’s assets each represent 1% of consolidated total assets as of December 31, 2013 and net revenues from Dedicated Media and HYFN represent 3% and less than 1%, respectively, of consolidated net revenue for the year ended December 31, 2013.

/s/PricewaterhouseCoopers LLP

Hartford, Connecticut

March 3, 2014, except for Note 21, as to which the date is June 13, 2014

Part I. Financial Information

Item 1.    Consolidated Financial Statements

Note: The information contained in this Item has been updated for the change to reportable segments as of January 1, 2014. Specifically, the following notes to our consolidated financial statements have been updated to reflect this change: Note 1 - "Basis of Presentation and Summary of Significant Accounting Policies," Note 6 - "Intangible Assets," and Note 21 (Note 19 for LIN Television Corporation) - "Segment Reporting." This Item has not been updated for any other changes since the filing of the 2013 Annual Report on Form 10-K (the "10-K”). For significant developments since the filing of the 10-K, refer to LIN Media LLC's Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, Current Reports on Form 8-K and any other subsequent filings with the Securities Exchange Commission.

LIN Media LLC

Consolidated Balance Sheets

	December 31,
	2013	2012
	(in thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$12,525	$46,307
Accounts receivable, less allowance for doubtful accounts (2013—$3,188; 2012—$3,599)	145,309	126,150
Deferred income tax assets	6,898	—
Other current assets	15,201	6,863
Total current assets	179,933	179,320
Property and equipment, net	221,078	241,491
Deferred financing costs	16,448	19,135
Goodwill	203,528	192,514
Broadcast licenses	536,515	536,515
Other intangible assets, net	47,049	59,554
Other assets	12,299	12,885
Total assets (a)	$1,216,850	$1,241,414
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Current portion of long-term debt	$17,364	$10,756
Accounts payable	14,002	18,955
Income taxes payable	1,420	766
Accrued expenses	51,696	153,246
Deferred income tax liabilities	—	168,219
Program obligations	7,027	10,770
Total current liabilities	91,509	362,712
Long-term debt, excluding current portion	927,328	879,471
Deferred income tax liabilities	64,686	40,556
Program obligations	4,146	4,281
Other liabilities	27,209	42,716
Total liabilities (a)	1,114,878	1,329,736
Commitments and Contingencies (Note 13)
Redeemable noncontrolling interest	12,845	3,242
LIN Media LLC shareholders' equity (deficit):
Class A common shares, 100,000,000 shares authorized, Issued: 39,013,005 and 35,672,528 shares as of December 31, 2013 and 2012, respectively, Outstanding: 34,065,346 and 30,724,869 shares as of December 31, 2013 and 2012, respectively (b)	624,564	313
Class B common shares, 50,000,000 shares authorized, 20,901,726 and 23,401,726 shares as of December 31, 2013 and 2012, respectively, issued and outstanding; convertible into an equal number of shares of class A or class C common shares (b)	518,395	235
Class C common shares, 50,000,000 shares authorized, 2 shares as of December 31, 2013 and 2012, issued and outstanding; convertible into an equal number of shares of class A common shares	—	—
Treasury shares, 4,947,659 of class A common shares as of December 31, 2013 and 2012, at cost (b)	(21,984)	(21,984)
Additional paid-in capital (b)	—	1,129,691
Accumulated deficit	(1,006,322)	(1,164,435)
Accumulated other comprehensive loss	(25,526)	(35,384)
Total shareholders' equity (deficit)	89,127	(91,564)
Total liabilities, redeemable noncontrolling interest and shareholders' equity (deficit)	$1,216,850	$1,241,414

(a)

Our consolidated assets as of December 31, 2013 and 2012 include total assets of $56,056 and $60,380, respectively, of variable interest entities ("VIEs") that can only be used to settle the obligations of the VIEs. These assets include broadcast licenses and other intangible assets of $44,677 and $46,604 and program rights of $2,186 and $2,060 as of December 31, 2013 and 2012, respectively. Our consolidated liabilities as of December 31, 2013 and 2012 include $4,126 and $4,577, respectively, of total liabilities of the VIEs for which the VIE's creditors have no recourse to the Company, including $2,727 and $4,152, respectively, of program obligations. See further description in Note 1—"Basis of Presentation and Summary of Significant Accounting Policies."

(b)

In conjunction with the Merger of LIN TV with and into LIN LLC on July 30, 2013, LIN LLC was deemed the successor reporting entity to LIN TV. As such, the additional paid-in capital amount within LIN LLC's shareholders' equity as of December 31, 2013 has been allocated to the Class A and B share balances to conform to LIN LLC's basis of presentation as a limited liability company. For purposes of LIN TV's shareholders' deficit balance as of December 31, 2012, LIN TV's class A, B and C common shares had a par value of $0.01 per share that is not reflected as of December 31, 2013, as each share represents a limited liability interest in LIN LLC.

The accompanying notes are an integral part of the consolidated financial statements.

LIN Media LLC

Consolidated Statements of Operations

	Year Ended December 31,
	2013	2012	2011
	(in thousands, except per share data)
Net revenues	$652,363	$553,462	$400,003
Operating expenses:
Direct operating	251,078	160,222	130,618
Selling, general and administrative	162,550	125,267	103,770
Amortization of program rights	29,242	23,048	21,406
Corporate	41,377	34,246	26,481
Depreciation	46,854	32,149	26,246
Amortization of intangible assets	22,826	6,364	1,199
Restructuring	3,895	1,009	707
Contract termination costs (Note 12)	3,887	—	—
Loss from asset dispositions	710	96	472
Operating income	89,944	171,061	89,104
Other expense:
Interest expense, net	56,607	46,683	50,706
Share of loss in equity investments	56	98,309	4,957
Gain on derivative instruments	—	—	(1,960)
Loss on extinguishment of debt	—	3,341	1,694
Other expense, net	2,100	237	51
Total other expense, net	58,763	148,570	55,448
Income before (benefit from) provision for income taxes	31,181	22,491	33,656
(Benefit from) provision for income taxes	(125,420)	40,463	(16,045)
Income (loss) from continuing operations	156,601	(17,972)	49,701
Discontinued operations:
Loss from discontinued operations, net of a benefit from income taxes of $541 and $595 for the years ended December 31, 2012 and 2011, respectively	—	(1,018)	(920)
Gain on sale of discontinued operations, net of a provision for income taxes of $6,223 for the year ended December 31, 2012	—	11,389	—
Net income (loss)	156,601	(7,601)	48,781
Net (loss) income attributable to noncontrolling interests	(1,512)	(556)	204
Net income (loss) attributable to LIN Media LLC	$158,113	$(7,045)	$48,577
Basic income (loss) per common share attributable to LIN Media LLC:
Income (loss) from continuing operations attributable to LIN Media LLC	$3.02	$(0.32)	$0.89
Loss from discontinued operations, net of tax	—	(0.02)	(0.02)
Gain on sale of discontinued operations, net of tax	—	0.21	—
Net income (loss) attributable to LIN Media LLC	$3.02	$(0.13)	$0.87
Weighted-average number of common shares outstanding used in calculating basic income (loss) per common share	52,439	54,130	55,768
Diluted income (loss) per common share attributable to LIN Media LLC:
Income (loss) from continuing operations attributable to LIN Media LLC	$2.84	$(0.32)	$0.87
Loss from discontinued operations, net of tax	—	(0.02)	(0.02)
Gain on sale of discontinued operations, net of tax	—	0.21	—
Net income (loss) attributable to LIN Media LLC	$2.84	$(0.13)	$0.85
Weighted-average number of common shares outstanding used in calculating diluted income (loss) per common share	55,639	54,130	57,079

The accompanying notes are an integral part of the consolidated financial statements.

LIN Media LLC

Consolidated Statements of Comprehensive Income (Loss)

	Year Ended December 31,
	2013	2012	2011
	(in thousands)
Net income (loss)	$156,601	$(7,601)	$48,781
Pension net gain (loss), net of tax of $5,705, $1,523 and $(7,291) for the years ended December 31, 2013, 2012 and 2011, respectively	8,738	2,424	(11,212)
Amortization of pension net losses, net of tax of $734, $609 and $379 for the years ended December 31, 2013, 2012 and 2011, respectively, reclassified	1,120	969	374
Comprehensive income (loss)	166,459	(4,208)	37,943
Comprehensive (loss) income attributable to noncontrolling interest	(1,512)	(556)	204
Comprehensive income (loss) attributable to LIN Media LLC	$167,971	$(3,652)	$37,739

The accompanying notes are an integral part of the consolidated financial statements.

LIN Media LLC

Consolidated Statement of Shareholders' Equity

(in thousands, except share data)

	Common Stock
	Class A		Class B		Class C		Treasury Shares	Additional Paid-In	Accumulated	Accumulated Other Comprehensive	Total Shareholders'
	Shares	Amount	Shares	Amount	Shares	Amount	(at cost)	Capital	Deficit	Loss	Equity
Balance at December 31, 2012	35,672,528	$313	23,401,726	$235	2	$—	$(21,984)	$1,129,691	$(1,164,435)	$(35,384)	$(91,564)
Pension liability adjustment, net of tax of $6,439	—	—	—	—	—	—	—	—	—	9,858	9,858
Issuance of class A common shares	840,477	395	—	—	—	—	—	1,450	—	—	1,845
Conversion of class B common shares to class A common shares	2,500,000	25	(2,500,000)	(25)	—	—	—		—	—	—
Tax benefit from exercise of share options	—	—	—	—	—	—	—	1,591	—	—	1,591
Share-based compensation	—	2,593	—	—	—	—	—	6,691	—	—	9,284
Net income	—	—	—	—	—	—	—	—	158,113	—	158,113
Effect of the Merger	—	621,238	—	518,185	—	—	—	(1,139,423)	—	—	—
Balance at December 31, 2013	39,013,005	$624,564	20,901,726	$518,395	2	$—	$(21,984)	$—	$(1,006,322)	$(25,526)	$89,127

The accompanying notes are an integral part of the consolidated financial statements.

LIN Media LLC

Consolidated Statement of Stockholders' Deficit

(in thousands, except share data)

	Common Shares
	Class A		Class B		Class C		Treasury Shares	Additional Paid-In	Accumulated	Accumulated Other Comprehensive	Total Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	(at cost)	Capital	Deficit	Loss	Deficit
Balance at December 31, 2011	34,650,169	$309	23,401,726	$235	2	$—	$(10,598)	$1,121,589	$(1,157,390)	$(38,777)	$(84,632)
Pension liability adjustment, net of tax of $2,132	—	—	—	—	—	—	—	—	—	3,393	3,393
Issuance of class A common stock	1,022,359	4	—	—	—	—	—	1,310	—	—	1,314
Stock-based compensation	—	—	—	—	—	—	—	6,792	—	—	6,792
Purchase of LIN TV class A common stock	—	—	—	—	—	—	(11,386)	—	—	—	(11,386)
Net loss	—	—	—	—	—	—	—	—	(7,045)	—	(7,045)
Balance at December 31, 2012	35,672,528	$313	23,401,726	$235	2	$—	$(21,984)	$1,129,691	$(1,164,435)	$(35,384)	$(91,564)

The accompanying notes are an integral part of the consolidated financial statements.

LIN Media LLC

Consolidated Statement of Stockholders' Deficit

(in thousands, except share data)

	Common Stock
	Class A		Class B		Class C		Treasury Stock	Additional Paid-In	Accumulated	Accumulated Other Comprehensive	Total Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	(at cost)	Capital	Deficit	Loss	Deficit
Balance at December 31, 2010	32,509,759	$294	23,502,059	$235	2	$—	$(7,869)	$1,109,814	$(1,205,967)	$(27,939)	$(131,432)
Pension liability adjustment, net of tax of $(6,912)	—	—	—	—	—	—	—	—	—	(10,838)	(10,838)
Issuance of LIN TV Corp. class A common stock	1,150,000	12	—	—	—	—	—	4,761	—	—	4,773
Purchase of LIN TV Corp. class A common stock							(2,729)				(2,729)
Stock-based compensation	890,077	3	—	—	—	—	—	7,014	—	—	7,017
Conversion of class B common stock to class A common stock	100,333	—	(100,333)
Net income	—	—	—	—	—	—	—	—	48,577	—	48,577
Balance at December 31, 2011	34,650,169	$309	23,401,726	$235	2	$—	$(10,598)	$1,121,589	$(1,157,390)	$(38,777)	$(84,632)

The accompanying notes are an integral part of the consolidated financial statements.

LIN Media LLC

Consolidated Statements of Cash Flows

	Year ended December 31,
	2013	2012	2011
	(in thousands)
OPERATING ACTIVITIES:
Net income (loss)	$156,601	$(7,601)	$48,781
Loss from discontinued operations	—	1,018	920
Gain on sale of discontinued operations	—	(11,389)	—
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation	46,854	32,149	26,246
Amortization of intangible assets	22,826	6,364	1,199
Amortization of financing costs and note discounts	3,638	2,589	3,755
Amortization of program rights	29,242	23,048	21,406
Cash payments for programming	(31,677)	(24,258)	(24,622)
Loss on extinguishment of debt	—	1,830	1,694
Gain on derivative instruments	—	—	(1,960)
Share of loss in equity investments	56	98,309	4,957
Deferred income taxes, net	(27,222)	38,263	(16,586)
Extinguishment of income tax liability related to the Merger	(131,481)	—	—
Share-based compensation	9,374	6,857	6,176
Loss from asset dispositions	710	96	472
Other, net	(1,155)	1,724	754
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(10,958)	(33,403)	(8,825)
Other assets	(4,254)	(2,146)	(138)
Accounts payable	(8,679)	7,983	3,318
Income taxes payable	654	—	—
Accrued interest expense	4,327	1,746	(851)
Other liabilities and accrued expenses	(9,889)	6,256	(3,634)
Net cash provided by operating activities, continuing operations	48,967	149,435	63,062
Net cash used in operating activities, discontinued operations	—	(2,736)	(402)
Net cash provided by operating activities	48,967	146,699	62,660
INVESTING ACTIVITIES:
Capital expenditures	(29,374)	(28,230)	(20,069)
Change in restricted cash	—	255,159	(255,159)
Payments for business combinations, net of cash acquired	(10,082)	(358,495)	(9,033)
Proceeds from the sale of assets	86	79	74
Payments on derivative instruments	—	—	(2,020)
Shortfall loans to joint venture with NBCUniversal	—	(2,292)	(2,483)
Capital contribution to joint venture with NBCUniversal	(100,000)	—	—
Other investments, net	—	—	(375)
Net cash used in investing activities, continuing operations	(139,370)	(133,779)	(289,065)
Net cash provided by (used in) investing activities, discontinued operations	—	29,520	(115)
Net cash used in investing activities	(139,370)	(104,259)	(289,180)
FINANCING ACTIVITIES:
Net proceeds on exercises of employee and director share-based compensation	1,845	1,314	841
Tax benefit from exercises of share options	1,591	—	—
Proceeds from borrowings on long-term debt	139,000	328,333	417,695
Principal payments on long-term debt	(85,160)	(322,179)	(175,216)
Payment of long-term debt issue costs	(655)	(10,272)	(7,662)
Treasury shares purchased	—	(11,386)	(2,729)
Net cash provided by (used in) financing activities	56,621	(14,190)	232,929
Net (decrease) increase in cash and cash equivalents	(33,782)	28,250	6,409
Cash and cash equivalents at the beginning of the period	46,307	18,057	11,648
Cash and cash equivalents at the end of the period	$12,525	$46,307	$18,057

   The accompanying notes are an integral part of the consolidated financial statements.

LIN Media LLC

Notes to Consolidated Financial Statements

Note 1—Basis of Presentation and Summary of Significant Accounting Policies

Principles of Consolidation

LIN Media LLC ("LIN LLC"), together with its subsidiaries, including LIN Television Corporation ("LIN Television"), is a local multimedia company operating in the United States. LIN LLC and its subsidiaries are affiliates of Hicks, Muse & Co. Partners, L.P. ("HMC"). In these notes, the terms "Company," "we," "us" or "our" mean LIN LLC and all subsidiaries included in our consolidated financial statements.

On July 30, 2013, LIN TV Corp., a Delaware corporation (“LIN TV”), completed its merger with and into LIN LLC, a Delaware limited liability company and wholly owned subsidiary of LIN TV, with LIN LLC as the surviving entity (the “Merger”) pursuant to the Agreement and Plan of Merger, dated February 12, 2013, by and between LIN TV and LIN LLC (the “Merger Agreement”). Entry into the Merger Agreement had previously been announced by LIN TV on its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on February 15, 2013.

LIN LLC filed a Current Report on Form 8-K on July 31, 2013 (the “Form 8-K”) for the purpose of establishing LIN LLC as the successor registrant to LIN TV pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to disclose certain related matters, including the consummation of the Merger. Pursuant to Rule 12g-3(a) under the Exchange Act and in accordance with the filing of the Form 8-K, the class A common shares representing limited liability interests in LIN LLC, as the successor registrant to LIN TV, were deemed registered under Section 12(b) of the Exchange Act. References to "LIN LLC," "we," "us," or the "Company" in this Annual Report on Form 10-K that include any period at and before the effectiveness of the Merger shall be deemed to refer to LIN TV as the predecessor registrant to LIN LLC. For more information concerning the effects of the Merger and the succession of LIN LLC to LIN TV upon its effectiveness, please see the Form 8-K.

We conduct our business through LIN Television and its subsidiaries. Prior to the Merger, LIN TV had no operations or assets other than its investments in its subsidiaries. Subsequent to the Merger and consistent with its classification as a partnership for federal income tax purposes, LIN LLC has separate operations relating to the administration of the partnership. The consolidated financial statements of LIN LLC represent its own operations and the consolidated operations of LIN Television, which remains a corporation after the Merger.

We guarantee all of LIN Television's debt. All of the consolidated wholly-owned subsidiaries of LIN Television fully and unconditionally guarantee LIN Television's Senior Secured Credit Facility, 8 3/8% Senior Notes due 2018 (the "8 3/8% Senior Notes") and 6 3/8% Senior Notes due 2021 (the "6 3/8% Senior Notes") on a joint-and-several basis, subject to customary release provisions.

Our consolidated financial statements reflect the operations of WWHO-TV in Columbus, OH and WUPW-TV in Toledo, OH as discontinued for all periods presented. See Note 3—"Discontinued Operations" for further discussion of our discontinued operations.

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP"). Certain changes in classifications have been made to the prior period financial statements to conform to the current financial statement presentation. Our significant accounting policies are described below.

The accompanying consolidated financial statements include the accounts of our Company, our wholly-owned and majority-owned and controlled subsidiaries, and variable interest entities ("VIEs") for which we are the primary beneficiary. We review all local marketing agreements ("LMAs"), shared services agreements ("SSAs") or joint sales agreements ("JSAs"), to evaluate whether consolidation of entities party to such arrangements is required. All intercompany accounts and transactions have been eliminated. We conduct our business through our subsidiaries and have no operations or assets other than our investment in our subsidiaries and equity-method investments.

LIN Media LLC

Notes to Consolidated Financial Statements (Continued)

As of January 1, 2014, we began operating under two segments, which also represent our reportable segments, “Broadcast” and “Digital” that are disclosed separately from our corporate activities. Our Broadcast segment includes 43 television stations and seven digital channels that are either owned, operated or serviced by us in 23 U.S. markets, all of which are engaged principally in the sale of television advertising and digital advertising primarily related to our television station companion websites. Our Digital segment includes the operating results of our digital companies: LIN Digital LLC ("LIN Digital"), LIN Mobile, LLC ("LIN Mobile"), Nami Media, Inc. ("Nami Media"), HYFN, Inc. ("HYFN"), Dedicated Media, Inc. ("Dedicated Media"), and Federated Media Publishing LLC (acquired in February 2014) ("Federated Media"). Corporate and unallocated expenses primarily include our costs to operate as a public company and to operate our corporate locations. Corporate is not a reportable segment. We have retrospectively recast prior period disclosures to reflect this change in our reportable segments. See Note 21 - “Segment Reporting” for further discussion. Prior to January 1, 2014, we had one reportable segment.

Joint Venture Sale Transaction

On February 12, 2013, we, along with our wholly-owned subsidiaries LIN Television and LIN Television of Texas, L.P., a Delaware limited partnership (“LIN Texas”), entered into and closed the transactions contemplated by a transaction agreement (the “Transaction Agreement”) with NBC Telemundo License LLC, a Delaware limited liability company (“NBC”), NBCU New LLC I, a Delaware limited liability company, NBCU New LLC II, a Delaware limited liability company, General Electric Company, a New York corporation (“GE”), General Electric Capital Corporation, a Delaware corporation (“GECC” and together with GE, the “GE Parties”), National Broadcasting Company Holding, Inc., a Delaware corporation, Comcast Corporation, a Pennsylvania corporation (“Comcast”), NBCUniversal Media, LLC, a Delaware limited liability company (“NBCUniversal”), Lone Star SPV, LLC, a Delaware limited liability company and Station Venture Holdings, LLC, a Delaware limited liability company (“SVH”). SVH held a 99.75% interest in Station Venture Operations, LP (“SVO”), which is the operating company that managed KXAS-TV and KNSD-TV, the television stations that comprised the joint venture. The Transaction Agreement effected a series of transactions related to the ownership and sale of LIN Texas's 20.38% equity interest in SVH, a joint venture in which NBC, an affiliate of NBCUniversal, held the remaining 79.62% equity interest (collectively, the “JV Sale Transaction”).

SVH was a limited partner in a business that operated an NBC affiliate in Dallas and an NBC affiliate in San Diego pursuant to a management agreement. At the time of LIN Texas’s acquisition of its interest in SVH in 1998, GECC provided secured debt financing to SVH in the form of a $815.5 million non-amortizing senior secured note due 2023 to GECC (the “GECC Note”), and, in connection with SVH’s assumption of the GECC Note, LIN TV guaranteed the payment of the full amount of principal and interest on the GECC Note (the “GECC Guarantee”).

In addition, during 2009, 2010, 2011 and 2012, LIN Television entered into agreements with SVH, the GE Parties and NBCUniversal pursuant to which LIN Television, the GE Parties and NBCUniversal caused to be provided to SVH certain unsecured shortfall funding loans (the “Shortfall Funding Loans”) on the basis of each party’s percentage of equity interest in SVH in order to fund interest payments on the GECC Note.

Pursuant to the JV Sale Transaction, in exchange for LIN Television causing a $100 million capital contribution to be made to SVH (which was used to prepay a portion of the GECC Note), LIN TV was released from the GECC Guarantee and any further obligations related to any shortfall funding agreements. Further, LIN Texas sold its 20.38% equity interest in SVH to affiliates of NBCUniversal, and the LIN parties transferred their rights to receivables related to the Shortfall Funding Loans for $1.00. As a result of the JV Sale Transaction, neither we nor any of our direct or indirect subsidiaries have any further investment in or obligations (funding or otherwise) related to SVH, including, without limitation, to make any other unsecured shortfall loans or payments under the GECC Note or the GECC Guarantee.

We accrued for and expensed the $100 million capital contribution to SVH to secure the release of the GECC Guarantee and recorded the related tax effects of the JV Sale Transaction and the capital contribution in our consolidated financial statements as of December 31, 2012 because it represented a probable and estimable obligation of the Company. In February 2013, we entered into a $60 million incremental term loan facility and utilized $40 million of cash on hand and borrowings under our revolving credit facility to fund the $100 million capital contribution. As a result of the JV Sale Transaction, after utilizing all of our available federal net operating loss carryforwards to offset the taxable gain recognized in such transaction, we had a $162.8 million income tax payable associated with this transaction remaining, $131.5 million of which was extinguished as a result of the closing of the transactions contemplated by the Merger Agreement further described below.

LIN Media LLC

Notes to Consolidated Financial Statements (Continued)

Concurrent with the closing of the JV Sale Transaction, LIN TV entered into the Merger Agreement with LIN LLC as described above. The Merger enabled the surviving entity to be classified as a partnership for federal income tax purposes and the change in classification was treated as a liquidation of LIN TV for federal income tax purposes, and LIN TV realized a capital loss in its 100% equity interest in LIN Television.

Based on an average of the opening and closing trading prices of LIN TV's class A common stock on the day of the Merger, LIN TV realized a capital loss in the amount of approximately $343 million, which represented the difference between its tax basis in the stock of LIN Television, and the fair market value of such stock as of July 30, 2013. The capital loss realized and existing net operating losses were used to offset a portion of the capital gain recognized in the JV Sale Transaction and, we realized cash savings of $131.5 million, resulting in a remaining tax liability of $31.3 million associated with the JV Sale Transaction. We made state and federal tax payments to settle this tax liability during the fourth quarter of 2013.

Variable Interest Entities

In determining whether we are the primary beneficiary of a VIE for financial reporting purposes, we consider whether we have the power to direct the activities of the VIE that most significantly impact the economic performance of the VIE and whether we have the obligation to absorb losses or the right to receive returns that would be significant to the VIE. We consolidate VIEs when we are the primary beneficiary.

We have a JSA and an SSA with WBDT Television, LLC (“WBDT”), a third party licensee, for WBDT-TV in the Dayton, OH market. We also have JSAs and SSAs with affiliates of Vaughan Acquisition LLC (“Vaughan”), a third party licensee, for WTGS-TV in the Savannah, GA market, WYTV-TV in the Youngstown, OH market and KTKA-TV in the Topeka, KS market and SSAs with KASY-TV Licensee, LLC (“KASY”), a third-party licensee, for KWBQ-TV in the Santa Fe, NM market, KRWB-TV in the Roswell, NM market and KASY-TV in the Albuquerque, NM market. Under these agreements, we provide administrative services to these stations, have an obligation to reimburse certain of the stations' expenses, and we are compensated through a performance-based fee structure that provides us the benefit of certain returns from the operation of these stations.

We determined that WBDT, Vaughan and KASY are VIEs and as a result of the JSAs and/or SSAs, we have variable interests in these entities. We are the primary beneficiary of these entities, and therefore, we consolidate these entities within our consolidated financial statements.

LIN Media LLC

Notes to Consolidated Financial Statements (Continued)

The carrying amounts and classifications of the assets and liabilities of the variable interest entities described above, which have been included in our consolidating balance sheets as of December 31, 2013 and 2012 were as follows (in thousands):

	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$278	$418
Accounts receivable, net	6,345	6,021
Other assets	927	2,092
Total current assets	7,550	8,531
Property and equipment, net	2,469	3,190
Broadcast licenses and other intangible assets, net	44,677	46,604
Other assets	1,360	2,055
Total assets	$56,056	$60,380
LIABILITIES
Current liabilities:
Current portion of long-term debt	$1,162	$1,451
Accounts payable	63	—
Accrued expenses	1,336	425
Program obligations	1,303	2,185
Total current liabilities	3,864	4,061
Long-term debt, excluding current portion	3,005	3,950
Program obligations	1,424	1,967
Other liabilities	47,763	50,402
Total liabilities	$56,056	$60,380

The assets of our consolidated VIEs can only be used to settle the obligations of the VIEs, and may not be sold, or otherwise disposed of, except for assets sold or replaced with others of like kind or value. Other liabilities of $47.8 million and $50.4 million as of December 31, 2013 and 2012, respectively, serve to reduce the carrying value of the entities, and are eliminated in our consolidated financial statements. This reflects the fact that as of December 31, 2013 and 2012, LIN Television has an option that it may exercise if the Federal Communications Commission ("FCC") attribution rules change. The option would allow LIN Television to acquire the assets or member's interest of the VIE entities for a nominal exercise price, which is significantly less than the carrying value of their tangible and intangible net assets.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires our management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and the notes thereto. Our actual results could differ from these estimates. Estimates are used for the allowance for doubtful accounts in receivables, valuation of goodwill and intangible assets, assumptions used to determine fair value of financial instruments, amortization and impairment of program rights and intangible assets, share-based compensation and other long-term incentive compensation arrangements, pension costs, barter transactions, income taxes, employee medical insurance claims, useful lives of property and equipment, contingencies, litigation and net assets of businesses acquired.

LIN Media LLC

Notes to Consolidated Financial Statements (Continued)

Cash and cash equivalents

Cash equivalents consist of highly liquid, short-term investments that have an original maturity of three months or less when purchased. All of our available cash is on deposit with banking institutions that we believe to be financially sound. We had no material losses on our cash or cash equivalents during 2013.

Property and equipment

Property and equipment is recorded at cost and is depreciated using the straight-line method over the estimated useful lives of the assets, which are an average of 30 to 40 years for buildings and fixtures, and 3 to 15 years for broadcast and other equipment. Upon retirement or other disposition, the cost and related accumulated depreciation of the assets are removed from the accounts and the resulting gain or loss is included in consolidated net income or loss. Expenditures for maintenance and repairs, including expenditures for planned major maintenance activities, are expensed as incurred. We review our property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.

Equity investments

Equity investments that we do not have a controlling interest in are accounted for using the equity method. Our share of the net income or loss for these investments, including any equity investment impairments or payments under related guarantees, is included in share of loss from equity investments on our consolidated statement of operations. We review our interest in our equity investments for impairment if there is a series of operating losses or other factors that may indicate that there is a decrease in the value of our investment that is other than temporary.

Revenue recognition

We recognize local, national and political advertising sales, net of agency commissions, during the period in which the advertisements or programs are aired on our television stations, and when payment is reasonably assured. Internet and mobile advertisement sales are recognized when the advertisement is displayed on our websites or the websites of our advertising network. We recognize retransmission consent fees in the period in which our service is delivered. Revenue generated by our digital companies is recognized over the service delivery period when necessary provisions of the contracts have been met. In addition, for the sale of third-party products and services by our digital companies, we evaluate whether it is appropriate to recognize revenue based on the gross amount billed to the customer or the net amount retained by us.

Barter transactions

We account for barter transactions at the fair value of the goods or services we receive from our customers, or the advertising time provided, whichever is more clearly indicative of fair value based on the judgment of our management. We record barter advertising revenue at the time the advertisement is aired and barter expense at the time the goods or services are used. We account for barter programs at fair value based on a calculation using the actual cash advertisements we sell within barter programs multiplied by one minus the program profit margin for similar syndicated programs where we pay cash to acquire the program rights. We record barter program revenue and expense when we air the barter program. We do not record barter revenue or expenses related to network programs. Barter revenue and expense included in the consolidated statements of operations are as follows (in thousands):

	Year Ended December 31,
	2013	2012	2011
Barter revenue	$5,552	$4,220	$4,071
Barter expense	(5,455)	(4,176)	(3,967)

Advertising expense

Advertising costs are expensed as incurred. We incurred advertising costs in the amounts of $3.9 million, $3.1 million and $2.6 million for the years ended December 31, 2013, 2012 and 2011, respectively.

LIN Media LLC

Notes to Consolidated Financial Statements (Continued)

Intangible assets

Intangible assets primarily include broadcast licenses, network affiliations, customer relationships, completed technology, non-compete agreements and goodwill.

We consider our broadcast licenses to be indefinite-lived intangible assets and as a result, we test the impairment of our broadcast licenses annually or whenever events or changes in circumstances indicate that such assets might be impaired. The use of an indefinite life for our broadcast licenses is based on our ability to renew the licenses and that such renewals generally may be obtained indefinitely and at little cost and that the technology used in broadcasting is not expected to be replaced in the foreseeable future. Therefore, cash flows derived from the broadcast licenses are expected to continue indefinitely. We proceed directly to the first step of the impairment test without attempting to qualitatively assess whether an impairment was more likely than not. The impairment test consists of a comparison of the fair value of broadcast licenses with their carrying amount on a station-by-station basis using a discounted cash-flow valuation method, assuming a hypothetical start-up scenario. The future value of our broadcast licenses could be significantly impaired by the loss of the corresponding network affiliation agreements. Accordingly, such an event could trigger an assessment of the carrying value of a broadcast license.

We test the impairment of goodwill annually or whenever events or changes in circumstances indicate that goodwill might be impaired. We proceed directly to the first step of the impairment test without attempting to qualitatively assess whether an impairment was more likely than not. Our reporting units are comprised of each of the markets in which our television stations operate, LIN Digital, Nami Media, Dedicated Media, Inc. ("Dedicated Media") and HYFN, Inc. ("HYFN"). The first step of the goodwill impairment test compares the fair value of a reporting unit with its carrying amount, including goodwill. The fair value of a reporting unit is determined through the use of a discounted cash flow analysis. The valuation assumptions used in the discounted cash flow model reflect historical and projected performance of the reporting unit and prevailing values in the markets for similar assets. If the fair value of the reporting unit exceeds its carrying amount, goodwill is not considered impaired. If the carrying amount of the reporting unit exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of impairment loss, if any. The second step of the goodwill impairment test compares the implied fair value of goodwill with the carrying amount of that goodwill. The implied fair value of goodwill is determined by performing a hypothetical purchase price allocation, using the reporting unit's fair value (as determined in step one) as the purchase price. If the carrying amount of goodwill exceeds the implied fair value, an impairment charge is recognized in an amount equal to that excess, but not more than the carrying value of the goodwill. An impairment assessment could be triggered by a significant reduction, or a forecast of such reductions, in operating results or cash flows at one or more of our reporting units, a significant adverse change in the national or local advertising marketplaces in which our television stations operate, or by adverse changes to FCC ownership rules, among other factors. We recorded an impairment charge during 2011, which is more fully described in Note 6—"Intangible Assets."

Long-lived assets

We periodically evaluate the net realizable value of long-lived assets, including tangible and intangible assets, relying on a number of factors including operating results, business plans, economic projections and anticipated future cash flows. When evaluating assets for potential impairment, we first compare the carrying amount of the asset group to the estimated future cash flows associated with the asset group (undiscounted and without interest charges). If the estimated future cash flows used in this analysis are less than the carrying amount of the asset group, an impairment loss calculation is prepared. The impairment loss calculation compares the carrying amount of the asset group to the asset group's estimated future cash flows (discounted and with interest charges). If required, an impairment loss is recorded for the portion of the asset group's carrying value that exceeds the asset group's estimated future cash flows.

Program rights

Program rights are recorded as assets when the license period begins and the programs are delivered to our stations for broadcasting, at the gross amount of the related obligations. Costs incurred in connection with the purchase of programs to be broadcast within one year are classified as other current assets, while costs of those programs to be broadcast subsequently are considered non-current. Program costs are charged to operations over their estimated broadcast periods in a manner consistent with actual usage.

LIN Media LLC

Notes to Consolidated Financial Statements (Continued)

If the estimated net realizable value of acquired programming rights is less than unamortized cost (i.e. due to poor ratings), we would recognize an impairment charge to reduce the carrying value of the program rights to their net realizable value.

Program obligations are classified as current or non-current in accordance with the payment terms of the license agreement.

Share-based compensation

As of December 31, 2013, we have several share-based employee compensation plans, which are described more fully in Note 9—"Share-Based Compensation." We estimate the fair value of share option awards using a Black-Scholes valuation model. The Black-Scholes valuation model requires us to make assumptions and judgments about the variables used in the calculation, including the option's expected term, the expected volatility of the underlying shares and the number of share option awards that are expected to be forfeited. The expected term represents the weighted-average period of time that options granted are expected to be outstanding giving consideration to vesting schedules and our historical exercise patterns. Expected volatility is based on historical trends for our class A common shares over the expected term. Expected forfeitures are estimated using our historical experience. If future changes in estimates differ significantly from our current estimates, our future share-based compensation expense and results of operations could be materially impacted.

The following table presents the share-based compensation expense included in our consolidated statements of operations (in thousands):

	Year Ended December 31,
	2013	2012	2011
Direct operating	$320	$270	$256
Selling, general and administrative	1,460	1,019	1,266
Corporate	7,594	5,568	4,654
Total share-based compensation	$9,374	$6,857	$6,176

Our accounting policy is to follow the tax law ordering approach regarding net operating losses and determining when tax benefits are realized related to excess share option deductions and credited to equity.

Income taxes

Deferred income taxes are recognized based on temporary differences between the financial statement and the tax basis of assets and liabilities using statutory tax rates in effect in the years in which the temporary differences are expected to reverse. We consider future taxable income and feasible tax planning strategies in assessing the need for establishing or removing a valuation allowance. We record or subsequently remove a valuation allowance to reflect our deferred tax assets to an amount that is more likely than not to be realized. In the event that our determination changes regarding the realization of all or part of our deferred tax assets in the future, an adjustment to the deferred tax asset is recorded to our consolidated statement of operations in the period in which such a determination is made. Due to the change in tax structure as a result of the Merger, we reversed an $18.2 million valuation allowance and recognized a corresponding tax benefit during 2013. For further discussion regarding this reversal, see Note 14 - "Income Taxes."

When accounting for uncertainty in income taxes, we follow the prescribed recognition threshold and measurement methodology for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. We recognize interest and penalties related to uncertain tax positions as a component of income tax expense.

LIN Media LLC

Notes to Consolidated Financial Statements (Continued)

Concentration of credit risk

Financial instruments that potentially subject us to concentrations of credit risk consist principally of cash and cash equivalents and trade receivables. Concentration of credit risk with respect to cash and cash equivalents and investments are limited as we maintain primary banking relationships with only large nationally recognized institutions. We evaluated the viability of these institutions as of December 31, 2013 and we believe our risk is minimal. Credit risk with respect to trade receivables is limited, as our trade receivables are primarily related to advertising revenues generated from a large diversified group of local and nationally recognized advertisers and advertising agencies. We do not require collateral or other security against trade receivable balances, however, we do maintain reserves for potential bad debt losses, which are based on historical bad debt experience and an assessment of specific risks, and such reserves and bad debts have been within management's expectations for all years presented.

Earnings per share

Basic earnings per share ("EPS") is computed by dividing income attributable to common shareholders by the number of weighted-average outstanding common shares. Diluted EPS reflects the effect of the assumed exercise of share options and vesting of restricted shares only in the periods in which such effect would have been dilutive.

The following is a reconciliation of the weighted-average common shares outstanding for purposes of calculating basic and diluted income (loss) per common share (in thousands):

	Year Ended December 31,
	2013	2012	2011
Numerator for earnings per common share calculation:
Income (loss) from continuing operations	$156,601	$(17,972)	$49,701
Net (loss) income attributable to noncontrolling interest included in continuing operations	(1,512)	(556)	204
Income (loss) from continuing operations attributable to LIN LLC	158,113	(17,416)	49,497
Income (loss) from discontinued operations, including gain on sale	—	10,371	(920)
Net income (loss) attributable to LIN LLC	$158,113	$(7,045)	$48,577
Denominator for earnings per common share calculation:
Weighted-average common shares, basic	52,439	54,130	55,768
Effect of dilutive securities:
Share options and restricted shares	3,200	—	1,311
Weighted-average common shares, diluted	55,639	54,130	57,079

We apply the treasury stock method to measure the dilutive effect of our outstanding share options and restricted share awards and include the respective common share equivalents in the denominator of our diluted income per common share calculation. Potentially dilutive securities representing 0.1 million, 1.2 million, and 0.4 million weighted shares of common shares issuable for share options and restricted shares for the years ended December 31, 2013, 2012 and 2011, respectively, were excluded from the computation of diluted income (loss) per common share for these periods because their effect would have been anti-dilutive. The net income (loss) per share amounts are the same for our class A, class B and class C common shares because the holders of each class are legally entitled to equal per share amounts whether through distributions or in liquidation.

Fair value of financial instruments

Certain financial instruments, including cash and cash equivalents, investments, accounts receivable and accounts payable are carried in the consolidated financial statements at amounts that approximate fair value. For certain financial assets and liabilities recorded at fair value on a recurring basis we maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

LIN Media LLC

Notes to Consolidated Financial Statements (Continued)

Derivative financial instruments

Derivatives are required to be recorded as assets or liabilities and measured at fair value. Gains or losses resulting from changes in the fair values of derivatives are recognized immediately or deferred, depending on the use of the derivative and whether or not it qualifies as a hedge. We have historically used derivative financial instruments in the management of our interest rate exposure for our long-term debt. In accordance with our interest rate risk management policy, we do not enter into derivative financial instruments unless there is an underlying exposure, and we do not enter into derivative financial instruments for speculative trading purposes.

Retirement plans

We have a defined benefit retirement plan covering certain of our employees. Our pension benefit obligations and related costs are calculated using prescribed actuarial concepts. Additionally, we record the unfunded status of our plan on our consolidated balance sheets. Effective April 1, 2009, this plan was frozen and we do not expect to make additional benefit accruals to this plan, however, we continue to fund our existing vested obligations.

Redeemable noncontrolling interest

The following table presents the activity of the redeemable noncontrolling interest included in our consolidated balance sheets related to Nami Media, HYFN and Dedicated Media, which represents third parties’ proportionate share of our consolidated net assets (in thousands):

Redeemable Noncontrolling Interest
Acquisition of redeemable noncontrolling interest	$3,503
Net loss	(556)
Share-based compensation	295
Balance as of December 31, 2012	3,242
Acquisition of redeemable noncontrolling interest	11,025
Net loss	(1,512)
Share-based compensation	90
Balance as of December 31, 2013	$12,845

Recently issued accounting pronouncements

In July 2013 the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2013-11, “Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists” to eliminate diversity in practice. This ASU requires that companies net their unrecognized tax benefits against all same-jurisdiction net operating losses or tax credit carryforwards that would be used to settle the position with a tax authority. This new guidance is effective prospectively for annual reporting periods beginning on or after December 15, 2013 and interim periods therein. We prospectively adopted this guidance effective January 1, 2013 and it did not have a material impact on our financial statements.

In February 2013, the Financial Accounting Standards Board issued Accounting Standards Update No. 2013-2, “Reporting of Amounts Reclassified out of Accumulated Other Comprehensive Income,” which amends Accounting Standards Codification 220, “Comprehensive Income.” The amendments require an entity to disclose the impact of amounts reclassified out of accumulated other comprehensive income and into net income, by the respective line items of net income, if the amounts reclassified are reclassified to net income in their entirety in the same reporting period. The disclosure is required either on the face of the statement where net income is presented or in the notes. For amounts that are not reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures required under U.S. GAAP that provide additional detail about those amounts. We prospectively adopted this guidance effective January 1, 2013 and it did not have a material impact on our financial statements.

LIN Media LLC

Notes to Consolidated Financial Statements (Continued)

In July 2012, there were revisions to the accounting standard for impairment tests of indefinite-lived intangible assets other than goodwill. Under the revised standard a company can first perform a qualitative assessment to determine whether further impairment testing of indefinite-lived intangible assets is necessary. A company can choose to perform the qualitative assessment on none, some, or all of its indefinite-lived intangible assets, and can also bypass the qualitative assessment and perform the quantitative impairment test for any indefinite-lived intangible in any period. The revised standard is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. We adopted this guidance effective January 1, 2013 and do not expect it to have a material impact on our impairment tests of indefinite-lived intangible assets.

Note 2—Acquisitions

Federated Media Publishing, Inc.

On February 3, 2014, LIN Digital Media LLC, a wholly owned subsidiary of LIN Television, acquired 100% of the capital stock of Federated Media Publishing, Inc. ("Federated Media"), which we subsequently converted into a Delaware limited liability company. Federated Media is a digital content and conversational marketing company that leverages the relationships and content from its publishing network to deliver contextually relevant advertising and conversational and engagement tools that reach agencies’ and brands’ targeted audiences across digital and social media platforms. The purchase price totaled $22.4 million plus an adjustment for working capital delivered at closing and was funded from cash on hand and amounts drawn on our revolving credit facility.

We are in the process of making preliminary estimates of the fair value of the assets acquired and liabilities assumed of Federated Media, utilizing information available at the time of this report and these estimates are subject to refinement until all pertinent information has been obtained. We expect to complete the process of finalizing the purchase accounting and final estimates of fair value of assets and liabilities during the twelve months following the acquisition.

Dedicated Media, Inc.

On April 9, 2013, LIN Television acquired a 60% interest (calculated on a fully diluted basis) in Dedicated Media, a multi-channel advertisement buying and optimization company. Dedicated Media employs new technologies to create, plan and execute digital marketing campaigns on behalf of its clients. The purchase price totaled $5.8 million, which was funded from cash on hand at the time of the acquisition.

Under the terms of our agreement with Dedicated Media, we agreed to purchase the remaining outstanding shares of Dedicated Media by no later than February 15, 2015 if Dedicated Media achieves both (i) a target earnings before interest, taxes, depreciation and amortization (“EBITDA”) and (ii) a target gross profit in 2014, as outlined in the purchase agreement. The purchase price of these shares is based on multiples of Dedicated Media’s 2014 EBITDA and gross profit. Our maximum potential obligation under the purchase agreement is $26 million. If Dedicated Media does not meet the target EBITDA or target gross profit in 2014, we have the option to purchase the remaining outstanding shares using the same purchase price multiple.

LIN Media LLC

Notes to Consolidated Financial Statements (Continued)

The following table summarizes the allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed by us in the acquisition (in thousands):

Current assets	$7,315
Equipment	99
Definite-lived intangible assets	4,620
Goodwill	1,854
Current liabilities	(4,302)
Noncontrolling interest	(3,834)
Total	$5,752

The amount allocated to definite-lived intangible assets represents the estimated fair values of customer relationships of $3.9 million, completed technology of $0.5 million, and trademarks of $0.2 million. These intangible assets will be amortized over the estimated remaining useful lives of approximately 8 years for customer relationships, 4 years for completed technology and 2 years for trademarks.

HYFN, Inc.

On April 4, 2013, LIN Television acquired a 50.1% interest (calculated on a fully diluted basis) in HYFN, a full service digital advertising agency specializing in the planning, development, deployment and support for websites, mobile sites, interactive banners, games and various applications for multiple devices. The purchase price totaled $7.2 million, $6.9 million of which was funded from cash on hand and $0.3 million was accrued at the time of the acquisition and was subsequently paid in accordance with the provisions of the purchase agreement during the first quarter of 2014.

Under the terms of our agreement with HYFN, we agreed to purchase the remaining outstanding shares of HYFN by no later than February 15, 2016 if HYFN achieves both (i) a target EBITDA and (ii) target net revenues in 2015, as outlined in the transaction agreements. The purchase price of these shares is based on multiples of HYFN’s 2015 net revenue and EBITDA. Our maximum potential obligation under the terms of our agreement is approximately $62.4 million. If HYFN does not meet the target EBITDA or target net revenues in 2015, we have the option to purchase the remaining outstanding shares using the same purchase price multiple.

The following table summarizes the allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed by us in the acquisition (in thousands):

Current assets	$3,759
Non-current assets	13
Equipment	179
Definite-lived intangible assets	3,580
Goodwill	9,160
Current liabilities	(920)
Non-current liabilities	(1,361)
Noncontrolling interest	(7,191)
Total	$7,219

The amount allocated to definite-lived intangible assets represents the estimated fair values of customer relationships of $2.4 million, completed technology of $1.1 million, and trademarks of $0.1 million. These intangible assets will be amortized over the estimated remaining useful lives of approximately 8 years for customer relationships, 3 years for completed technology and 3 years for trademarks.

Goodwill of $1.9 million and $9.2 million is the excess of the aggregate purchase price over the fair value of the identifiable net assets acquired, and primarily represents the benefits of the incremental revenue we expect to generate from the acquisitions of Dedicated Media and HYFN, respectively. None of the goodwill recognized in connection with the acquisitions of Dedicated Media and HYFN is deductible for tax purposes.

LIN Media LLC

Notes to Consolidated Financial Statements (Continued)

Our obligations to purchase the noncontrolling interest holders’ shares of both Dedicated Media and HYFN are outside of our control, because they are based on the achievement of certain financial targets described above. Therefore, the noncontrolling interest related to Dedicated Media and HYFN as of December 31, 2013 has been reported as redeemable noncontrolling interest and classified as temporary equity on our consolidated balance sheets. As of the acquisition dates, the fair values of the noncontrolling interests were $3.8 million and $7.2 million for Dedicated Media and HYFN, respectively, and were measured based on the purchase prices for our 60% and 50.1% ownership interest in Dedicated Media and HYFN, respectively, and the net assets acquired as of the acquisition dates. As of December 31, 2013, we believe that achievement of the financial targets is not yet probable and therefore, have not reflected these obligations in our consolidated financial statements.

If we do not purchase the remaining outstanding shares of Dedicated Media or HYFN by the dates set forth in the respective purchase agreements, the noncontrolling interest holders have the right to purchase our interest. The purchase price of these shares is based on the same purchase price multiple described above and is exercisable only if the applicable financial targets are not met and we do not elect to purchase the remaining interest. The fair value of our elective purchase options, and the fair value of the options held by the noncontrolling interest holders is zero and no amounts related to these options are included in our consolidated financial statements as of December 31, 2013.

Net revenues and operating loss of HYFN and Dedicated Media included in our consolidated statements of operations for the year ended December 31, 2013 were $24.2 million and $(2.8) million, respectively.

New Vision Acquisition

On October 12, 2012, LIN Television completed its acquisition of television stations in eight markets that were previously owned by affiliates of New Vision Television, LLC ("New Vision") for $334.9 million, subject to certain post-closing adjustments, and including the assumption of $14.3 million of finance lease obligations. Concurrent with the acquisition, Vaughan, a third-party licensee, completed its acquisition of separately owned television stations (the "Vaughan Acquired Stations") in three markets for $4.6 million from PBC Broadcasting, LLC ("PBC").

LIN Television also agreed to provide certain services to the Vaughan Acquired Stations pursuant to SSAs with Vaughan. Under the SSAs with Vaughan, we provide sales, administrative and technical services, supporting the business and operation of the Vaughan Acquired Stations in exchange for commissions and fees that provide us the benefit of certain returns from the business of the Vaughan Acquired Stations.

The following table summarizes the allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed by both us and Vaughan in the acquisition (in thousands):

Program rights assets	$2,040
Property and equipment	100,124
Broadcast licenses	133,120
Definite-lived intangible assets	55,837
Goodwill	65,024
Current liabilities	(417)
Non-current liabilities	(2,239)
Long-term debt assumed	(13,989)
Total	$339,500

The amount allocated to definite-lived intangible assets represents the estimated fair values of network affiliations of $30.8 million, favorable leases of $8.6 million, advertiser relationships of $6.1 million, retransmission consent agreements of $7 million, and other intangible assets of $3.3 million. These intangible assets will be amortized over the estimated remaining useful lives of approximately 2 years for network affiliations, 32 years for favorable leases, 10 years for advertiser relationships, 5 years for retransmission consent agreements, and a weighted average life of 6 years for other intangible assets.

LIN Media LLC

Notes to Consolidated Financial Statements (Continued)

The results of operations for the year ended December 31, 2012 include the results of the New Vision stations since October 12, 2012. Net revenues and operating income of the television stations acquired during 2012 included in our consolidated statements of operations for the year ended December 31, 2012 were $40 million and $11.2 million, respectively.

Pro Forma Information

The following table sets forth unaudited pro forma results of operations, assuming that the acquisition of the television stations from New Vision, along with transactions necessary to finance the acquisition, occurred on January 1, 2011 (in thousands):

	2012	2011
Net revenue	$658,163	$514,340
Net (loss) income	$(11,720)	$23,950
Basic (loss) income per common share attributable to LIN LLC	$(0.22)	$0.43
Diluted (loss) income per common share attributable to LIN LLC	$(0.22)	$0.42

This pro forma financial information is based on historical results of operations, adjusted for the allocation of the purchase price and other acquisition accounting adjustments, and is not necessarily indicative of what our results would have been had we operated the businesses since January 1, 2011. The pro forma adjustments reflect depreciation expense, amortization of intangibles and amortization of program contract costs related to the fair value adjustments of the assets acquired, additional interest expense related to the financing of the transactions, exclusion of nonrecurring financing and transaction related costs and the related tax effects of the adjustments.

In connection with the acquisition of television stations from New Vision, we and New Vision incurred a combined total of $7.3 million of transaction related costs primarily related to legal and other professional services. These costs were not included in the 2012 pro forma amounts. The 2011 pro forma net income was adjusted to include these costs, as they are directly attributable to the acquisition.

ACME Television Acquisition

On December 10, 2012, LIN Television acquired certain assets of the ACME Television, LLC ("ACME") television stations KWBQ-TV, KRWB-TV and KASY-TV (collectively the "Acquired Stations"), each of which serves the Albuquerque-Santa Fe, NM market. KASY-TV Licensee, LLC ("KASY"), an unrelated third party, acquired the remaining assets of the Acquired Stations, including the FCC license. The aggregate purchase price for the Acquired Stations was $19 million, of which we paid approximately $17.3 million and KASY paid approximately $1.7 million.

LIN Television also agreed to provide certain services to the Acquired Stations pursuant to shared services arrangements with KASY. Under the shared services arrangements with KASY, we provide sales, administrative and technical services, supporting the business and operation of the Acquired Stations in exchange for commissions and fees that provide us the benefit of certain returns from the business of the Acquired Stations.

LIN Media LLC

Notes to Consolidated Financial Statements (Continued)

The following table summarizes the allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed by both us and KASY in the acquisitions (in thousands):

Current assets	$1,656
Non-current assets	1,968
Other intangible assets	12,898
Goodwill	5,331
Non-current liabilities	(2,858)
Total	$18,995

Goodwill of $65 million and $5.3 million is the excess of the aggregate purchase price over the fair value of the identifiable net assets acquired, and primarily represents the benefits of synergies and economies of scale we expect to realize from the acquisitions of the television stations from New Vision and ACME, respectively.  All of the goodwill recognized in connection with the acquisitions of New Vision and ACME is deductible for tax purposes.

During the year ended December 31, 2013, certain measurement period adjustments were made to the initial allocation performed in the fourth quarter of 2012 for the New Vision and ACME acquisitions, which were not material to the consolidated financial statements.

Nami Media, Inc.

On November 22, 2011, LIN Television acquired a 57.6% interest (a 50.1% interest calculated on a fully diluted basis) in Nami Media Inc. ("Nami Media"), a digital advertising management and technology company. During 2013, Nami Media did not achieve the minimum threshold of earnings before interest, taxes, depreciation and amortization ("EBITDA") required to obligate LIN LLC to acquire the remaining outstanding shares. As of the date of this report, we have not exercised our option to acquire the remaining outstanding shares.

Note 3—Discontinued Operations

WWHO-TV

On February 16, 2012, we completed the sale of substantially all of the assets of WWHO-TV, our CW affiliate serving Columbus, OH. During the year ended December 31, 2012, we recorded a loss on the sale of WWHO-TV of $0.4 million ($0.3 million, net of tax).

WUPW-TV

On April 21, 2012, we completed the sale of substantially all of the assets of WUPW-TV to WUPW, LLC. During the year ended December 31, 2012, we recorded a gain on the sale of WUPW-TV of $18 million ($11.7 million, net of tax).

The following presents summarized information for the discontinued operations as follows (in thousands):

	2012			2011
	WWHO- TV	WUPW- TV	Total	WWHO- TV	WUPW- TV	Total
Net revenues	$440	$2,193	$2,633	$4,236	$7,585	$11,821
Operating (loss) income	(393)	(1,166)	(1,559)	(699)	1,079	380
Net (loss) income	(252)	(766)	(1,018)	(1,427)	507	(920)

LIN Media LLC

Notes to Consolidated Financial Statements (Continued)

Note 4—Investments

Joint Venture with NBCUniversal

As of December 31, 2012, we held a 20.38% interest in SVH, a joint venture with NBCUniversal, and accounted for our interest using the equity method, as we did not have a controlling interest. SVH held a 99.75% interest in SVO, which is the operating company that managed KXAS-TV and KNSD-TV, the television stations that comprised the joint venture.

As further described in Note 1 - "Basis of Presentation and Summary of Significant Accounting Policies" and Note 13—"Commitments and Contingencies," on February 12, 2013, LIN TV, LIN Television, and LIN Texas entered into and simultaneously closed the transactions contemplated by the Transaction Agreement among subsidiaries of NBCUniversal, Comcast, the GE Parties, and SVH.

Pursuant to the JV Sale Transaction, in exchange for LIN Television causing a $100 million capital contribution to be made to SVH (which was used to prepay a portion of the GECC Note), LIN TV was released from the GECC Guarantee and any further obligations related to any shortfall funding agreements. Further, LIN Texas sold its 20.38% equity interest in SVH to affiliates of NBCUniversal, and the LIN parties transferred their rights to receivables related to the Shortfall Funding Loans for $1.00. As a result of the JV Sale Transaction, neither we nor any of our direct or indirect subsidiaries have any further investment in or obligations (funding or otherwise) related to SVH, including, without limitation, to make any other unsecured shortfall loans or payments under the GECC Note or the GECC Guarantee.

The following table presents summarized financial information of SVH and SVO for the period from January 1, 2013 through February 12, 2013 and the years ending December 31, 2012 and 2011 (in thousands):

	January 1 - February 12,	Year Ended December 31,
	2013	2012	2011
SVO:
Net revenues	$11,951	$143,474	$118,833
Operating expenses	(9,148)	(79,124)	(71,350)
Net income before taxes	2,805	64,653	47,791
Net income after taxes	2,793	64,515	47,743
SVH:
Equity in income from limited partnership in SVO	$2,786	$64,354	$47,624
Interest and other expense	(8,039)	(69,365)	(68,003)
Net loss	(5,253)	(5,011)	(20,379)

Cash distributions to SVH from SVO	6,905	55,025	53,846
Shortfall loans from LIN Television to SVH	—	2,292	2,483
Shortfall loans from General Electric Company ("GE") to SVH	—	8,954	9,701

	February 12,	December 31,
	2013(2)	2012
SVH:
Cash and cash equivalents	$6,905	$—
Non-current assets	205,433	209,552
Current liabilities	8,155	544
Non-current liabilities(1)	865,354	864,927
Shortfall loans outstanding and accrued interest payable to LIN Television from SVH	10,159	10,080
Shortfall loans outstanding and accrued interest payable to NBCUniversal and General Electric from SVH	39,695	39,382

(1)

See Note 13—"Commitments and Contingencies" for further description of the GECC Note. Non-current liabilities includes shortfall loans outstanding and accrued interest payable to the joint venture partners.

(2)	Represents balances prior to the effect of the JV Sale Transaction.

LIN Media LLC

Notes to Consolidated Financial Statements (Continued)

In 2008, we recorded an impairment charge that reduced the carrying value of our investment in SVH to $0. Subsequent to the reduction of the SVH carrying value to $0, and as a result of our guarantee of the GECC Note as further described in Note 13—"Commitments and Contingencies", we suspended recognition of equity method losses in our consolidated financial statements.

During the years ended December 31, 2012 and 2011, based on our estimate of our probable shortfall obligations to the joint venture, we recognized contingent liabilities of $4.2 million and $4.7 million, respectively, for the amounts that LIN Television expected to loan to SVH pursuant to the shortfall funding agreements with the GE Parties and NBCUniversal, as further described in Note 13—"Commitments and Contingencies." Because of uncertainty surrounding the joint venture's ability to repay shortfall loans, we concluded that it was more likely than not that the amounts recognized for accrued shortfall loans would not be recovered within a reasonable period of time, and concurrently recognized charges of $4.2 million and $4.7 million in 2012 and 2011, respectively, to reflect the impairment of the shortfall loans, which were classified within Share of loss in equity investments in our consolidated statement of operations. As a result of the JV Sale Transaction, as of February 12, 2013, we had no further shortfall funding obligations. Therefore, as of December 31, 2012, the remaining accrued shortfall funding liability of $6 million was also reversed and reflected in the Share of loss in equity investments line of our consolidated statement of operations.

Note 5—Property and Equipment

Property and equipment consisted of the following (in thousands):

	December 31,
	2013	2012
Land and land improvements	$21,152	$21,147
Buildings and fixtures	179,209	176,940
Broadcast equipment and other	319,912	311,907
Total property and equipment	520,273	509,994
Less accumulated depreciation	(299,195)	(268,503)
Property and equipment, net	$221,078	$241,491

We recorded depreciation expense of $46.9 million, $32.1 million and $26.2 million for the years ended December 31, 2013, 2012 and 2011, respectively.

LIN Media LLC

Notes to Consolidated Financial Statements (Continued)

Note 6—Intangible Assets

The following table summarizes the carrying amount of each major class of intangible assets (in thousands):

	Weighted-Average Remaining Useful	December 31,
	Life (in years)	2013	2012
Finite-Lived Intangible Assets:
Network affiliations	1	$32,996	$32,996
Customer relationships	9	14,941	8,631
Non-compete agreements	1	1,588	1,588
Completed technology	3	10,191	6,370
Favorable leases	31	8,573	8,573
Retransmission consent agreements	4	7,860	7,859
Other intangible assets	19	9,817	9,609
Accumulated amortization		(38,917)	(16,072)
Net finite-lived intangible assets		$47,049	$59,554
Indefinite-Lived Intangible Assets:
Broadcast licenses		$536,515	$536,515
Summary:
Goodwill		$203,528	$192,514
Broadcast licenses and finite-lived intangible assets, net		583,564	596,069
Total intangible assets		$787,092	$788,583

We recorded amortization expense of $22.8 million, $6.4 million and $1.2 million for the years ended December 31, 2013, 2012 and 2011, respectively.

The following table summarizes the projected aggregate amortization expense for the next five years and thereafter (in thousands):

Projected Aggregate Amortization Expense
For the years ended December 31,
2014	$15,971
2015	5,783
2016	4,980
2017	3,266
2018	2,042
Thereafter	15,007
Total	$47,049

There were no events during 2013, 2012 and 2011 to warrant the performance of an interim impairment test of our indefinite-lived intangible assets. We recorded a $1.6 million impairment charge related to discontinued operations for the year ended December 31, 2011.

LIN Media LLC

Notes to Consolidated Financial Statements (Continued)

The changes in the carrying amount of goodwill for the years ended December 31, 2013 and 2012, respectively, are as follows (in thousands):

	Year Ended December 31,
	2013	2012
Broadcast:
Balance as of January 1, 2013 and 2012, respectively	$185,237	$114,882
Acquisitions	—	70,355
Balance as of December 31, 2013 and 2012, respectively	$185,237	$185,237

Digital:
Balance as of January 1, 2013 and 2012, respectively	$7,277	$7,187
Acquisitions/Adjustments	11,014	90
Balance as of December 31, 2013 and 2012, respectively	$18,291	$7,277

Total:
Balance as of January 1, 2013 and 2012, respectively	$192,514	$122,069
Acquisitions	11,014	70,445
Balance as of December 31, 2013 and 2012, respectively	$203,528	$192,514

Note 7—Debt

Debt consisted of the following (in thousands):

	December 31,
	2013	2012
Senior Secured Credit Facility:
Revolving credit loans	$5,000	$—
$118,750 and $125,000 Term loans, net of discount of $345 and $435 as of December 31, 2013 and December 31, 2012, respectively	118,405	124,565
$314,200 and $257,400 Incremental term loans, net of discount of $1,684 and $2,020 as of December 31, 2013 and December 31, 2012, respectively	312,516	255,380
8 3/8% Senior Notes due 2018	200,000	200,000
6 3/8% Senior Notes due 2021	290,000	290,000
Capital lease obligations	14,604	14,881
Other debt	4,167	5,401
Total debt	944,692	890,227
Less current portion	17,364	10,756
Total long-term debt	$927,328	$879,471

Senior Secured Credit Facility

Our senior secured credit facility is comprised of a six-year, $125 million tranche A term loan and a five-year, $75 million revolving credit facility, and bears interest at a rate based on, at our option, either a) the LIBOR interest rate, or b) the ABR rate, which is an interest rate that is equal to the greatest of (i) the Prime Rate, (ii) the Federal Funds Effective Rate plus 1/2 of 1 percent, and (iii) the one-month LIBOR rate plus 1%. In addition, the rate we select also bears an applicable margin based upon our Consolidated Senior Secured Leverage Ratio, currently set at 2.75% and 1.75% for LIBOR based loans and ABR rate loans, respectively. Following the issuance of this report during the first quarter of 2014, these rates will be 3% and 2% for LIBOR based loans and ABR rate loans, respectively. Lastly, the unused portion of the revolving credit facility is subject to a commitment fee based upon our Consolidated Senior Secured Leverage Ratio, currently set at 0.375% for both LIBOR based loans and ABR rate loans and will increase to 0.5% following the issuance of this report during the first quarter of 2014 for both LIBOR based loans and ABR rate loans.

LIN Media LLC

Notes to Consolidated Financial Statements (Continued)

Our senior secured credit facility also includes a seven-year, $260 million tranche B incremental term loan facility and a $60 million tranche B-2 incremental term facility that was funded on February 12, 2013 in connection with the JV Sale Transaction, each of which is subject to the terms of our Credit Agreement. Borrowings under the incremental term loan facility were used (i) to pay the call price for our redemption of all of our remaining 6 1/2% Senior Subordinated Notes, as described below, and (ii) to pay accrued interest, fees and expenses associated with the redemption. Borrowings under the incremental term loan facility bear interest at a rate based, at our option, on an adjusted LIBOR rate, plus an applicable margin of 3%; or an adjusted Base Rate, plus an applicable margin of 2%; provided that the adjusted LIBOR rate and the adjusted Base Rate shall at no time be less than 1% and 2%, respectively.

On December 24, 2012, we entered into an amendment to our Credit Agreement (the "Credit Agreement"), dated as of October 26, 2011, as amended on December 19, 2011, by and among LIN Television, JPMorgan Chase Bank, N.A., as Administrative Agent, and the banks and other financial institutions party thereto, which (1) replaced our $257.4 million tranche B term loan maturing in December 2018 with a new tranche B term loan of the same maturity which bears interest at a reduced rate and (2) made certain other changes to the Credit Agreement, including changes to the financial covenants therein that are favorable to LIN Television and its affiliates and (3) extended the maturity for a $60 million tranche of our revolving credit facility to October 2017 and on May 9, 2013, we extended the maturity date of the remaining $15 million tranche of our revolving credit facility to October 2017. We paid customary fees and expenses in connection with the closing of these amendments of $1.7 million. As a result of these amendments, we recorded a loss on extinguishment of debt of $1.2 million associated with a write-down of deferred financing fees and unamortized discount to our consolidated statement of operations during the year ended December 31, 2012.

The terms of the Credit Agreement provide for customary representations and warranties, affirmative and negative covenants (including financial covenants), and events of default. The Credit Agreement also provides for the payment of customary fees and expenses by us. The senior secured credit facility can be accelerated upon events of default and require the term loans to be prepaid under certain circumstances with amounts determined by reference to the proceeds from certain asset sales (subject to reinvestment rights), the incurrence of certain indebtedness and a percentage of annual excess cash flow.

The senior secured credit facility ranks senior in right of payment to our existing and future subordinated indebtedness. LIN LLC and certain of our existing, or hereafter created or acquired, domestic subsidiaries guarantee the credit facilities on a senior basis. LIN Television and each of our subsidiary guarantors have granted a security interest in all or substantially all of our assets to secure the obligations under senior secured credit facility, and LIN LLC has granted a security interest in its capital stock of LIN Television to secure such obligations.

Our senior secured credit facility permits us to prepay loans and to permanently reduce the revolving credit commitments, in whole or in part, at any time. We are also obligated to make mandatory quarterly principal payments. In addition, our senior secured credit facility restricts the use of proceeds from asset sales not reinvested in our business and the use of proceeds from the issuance of debt (subject to certain exceptions), which must be used for mandatory prepayments of principal of the term loans.

The Credit Agreement governing our senior secured credit facility also requires on an annual basis, following the delivery of our year-end financial statements, and commencing after the year ended December 31, 2012, mandatory prepayments of principal of the term loans based on a computation of excess cash flow for the preceding fiscal year, as more fully described in the Credit Agreement. However, based on the excess cash flow computation for the year ended December 31, 2013, we will not be required to make such prepayments during the year ending December 31, 2014.

LIN Media LLC

Notes to Consolidated Financial Statements (Continued)

The incremental term loan facility is a senior secured obligation and ranks senior in right of payment to our existing and future subordinated indebtedness. The incremental term loan facility is guaranteed and secured on the same basis as the other credit facilities under the Credit Agreement. If we do not refinance, redeem or discharge our 8 3/8% Senior Notes on or prior to January 15, 2018, then, in such event, the maturity of the incremental term loan facility will be accelerated from December 21, 2018 to January 15, 2018.

The following table summarizes certain key terms including the LIBOR-based borrowing rates of our senior secured credit facility as of December 31, 2013 (in thousands):

	Credit Facility
	Revolving Facility	Term Loans	Incremental Term Loans
Final maturity date	10/26/2017	10/26/2017	12/21/2018
Available balance as of December 31, 2013	$70,000	$—	$—
Interest rates as of December 31, 2013:
Interest rate	0.17%	0.17%	1.00%
Applicable margin	2.75%	2.75%	3.00%
Total	2.92%	2.92%	4.00%

2009 Senior Secured Credit Facility

During the year ended December 31, 2011, we recorded a loss on extinguishment of debt of $0.2 million consisting of a write-down of deferred financing fees related to the revolving credit facility and term loans under our 2009 senior secured credit facility.

8 3/8% Senior Notes

8 3/8% Senior Notes
Final maturity date	4/15/2018
Annual interest rate	8.375%
Payable semi-annually in arrears	April 15th
October 15th

Our 8 3/8% Senior Notes are unsecured but rank equally in right of payment with all senior secured indebtedness and senior to all subordinated indebtedness.

The indenture governing our 8 3/8% Senior Notes contains covenants limiting our ability and the ability of our restricted subsidiaries to, among other things, incur certain additional indebtedness and issue preferred shares; make certain dividends, distributions, investments and other restricted payments; sell certain assets; agree to any restrictions on the ability of restricted subsidiaries to make payments to us; create certain liens; merge, consolidate or sell substantially all of our assets; and enter into certain transactions with affiliates. These covenants are subject to certain exceptions and qualifications. The indenture also has change of control provisions which may require our Company to purchase our 8 3/8% Senior Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest. Additionally, if we sell assets under certain circumstances, we will be required to make an offer to purchase our 8 3/8% Senior Notes at their face amount, plus accrued and unpaid interest, if any, through the purchase date.

LIN Media LLC

Notes to Consolidated Financial Statements (Continued)

6 3/8% Senior Notes

6 3/8% Senior Notes
Final maturity date	1/15/2021
Annual interest rate	6.375%
Payable semi-annually in arrears	January 15th
July 15th

On October 12, 2012, we completed the issuance and sale of $290 million in aggregate principal amount of our 6 3/8% Senior Notes. The net proceeds of our 6 3/8% Senior Notes were used to fund the remaining purchase price for the Acquisition as further described in Note 2—"Acquisitions."

Our 6 3/8% Senior Notes are unsecured but rank equally in right of payment with all senior secured indebtedness and senior to all subordinated indebtedness.

The indenture governing our 6 3/8% Senior Notes contains covenants limiting our ability and the ability of our restricted subsidiaries to, among other things, incur certain additional indebtedness and issue preferred shares; make certain dividends, distributions, investments and other restricted payments; sell certain assets; agree to any restrictions on the ability of restricted subsidiaries to make payments to us; create certain liens; merge, consolidate or sell substantially all of our assets; and enter into certain transactions with affiliates. These covenants are subject to certain exceptions and qualifications. The indenture also has change of control provisions which may require our Company to purchase our 6 3/8% Senior Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest. Additionally, if we sell assets under certain circumstances, we will be required to make an offer to purchase our 6 3/8% Senior Notes at their face amount, plus accrued and unpaid interest, if any, through the purchase date.

6 1/2% Senior Subordinated Notes and 6 1/2% Senior Subordinated Notes—Class B

During the years ended December 31, 2012 and 2011, we redeemed $252 million and $165 million, respectively, of our 6 1/2% Senior Subordinated Notes. The redemption of these notes, at par, was funded in part by proceeds from the term loan, incremental term loan, the revolving credit facility and cash on hand. As a result of these redemptions, during the years ended December 31, 2012 and 2011, we recorded a loss on extinguishment of debt of $2.1 million and $1.5 million, respectively, associated with a write-down of deferred financing fees and unamortized discount to our consolidated statement of operations.

Capital Lease Obligations

As part of the transactions further described in Note 2—"Acquisitions," we assumed $15.1 million in capital lease obligations related to buildings and equipment. These leases mature over a period of 4 to 19 years and are payable in monthly installments. The total outstanding balance of these capital lease obligations was $14.6 million as of December 31, 2013. LIN Television fully and unconditionally guarantees these lease obligations.

Other Debt

During the year ended December 31, 2012, Vaughan, a consolidated VIE, entered into a term loan with an unrelated third party in an original principal amount of $4.6 million to fund a portion of the purchase price for the acquisition of certain assets of PBC. This term loan matures in equal quarterly installments through October 2017. LIN Television fully and unconditionally guarantees this loan.

During the year ended December 31, 2012, KASY, a consolidated VIE, entered into a term loan with an unrelated third party in an original principal amount of $1.7 million to fund a portion of the purchase price for the acquisition of certain assets of ACME. This term loan matures in equal quarterly installments through December 2017. LIN Television fully and unconditionally guarantees this loan.

LIN Media LLC

Notes to Consolidated Financial Statements (Continued)

During the year ended December 31, 2011, WBDT, a consolidated VIE, entered into a term loan with an unrelated third party in an original principal amount of $0.9 million to fund a portion of the purchase price for the acquisition of certain assets of WBDT-TV. This term loan matures in equal quarterly installments through May 2016. LIN Television fully and unconditionally guarantees this loan.

Repayment of Principal

The following table summarizes scheduled future principal repayments on our debt agreements and capital leases (in thousands):

	Revolving Facilities		Term Loans	Incremental Term Loans	8 3/8% Senior Notes	6 3/8% Senior Notes	Capital Leases	Other Debt	Total
Final maturity date	10/26/2017		10/26/2017	12/21/2018	4/15/2018	1/15/2021	Various	Various
2014	$—		$12,500	$3,200	$—	$—	$502	$1,162	$17,364
2015	—		18,750	3,200	—	—	528	1,162	23,640
2016	—		25,000	3,200	—	—	620	1,024	29,844
2017	5,000	(1)	62,500	3,200	—	—	577	819	72,096
2018	—		—	301,400	200,000	—	609	—	502,009
2019 and thereafter	—		—	—	—	290,000	11,768	—	301,768
Total	$5,000		$118,750	$314,200	$200,000	$290,000	$14,604	$4,167	$946,721

(1)	An additional $25 million was outstanding on our revolving credit facility as of the date of this report and is not reflected in our balance sheet as of December 31, 2013.

The fair values of our long-term debt are estimated based on quoted market prices for the same or similar issues (Level 2 inputs of the three-level fair value hierarchy). The carrying amounts and fair values of our long-term debt were as follows (in thousands):

	December 31, 2013		December 31, 2012
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
	(in thousands)
Revolving credit loans	$5,000	$5,000	$—	$—
Term loans	430,921	432,105	379,945	380,599
Senior notes	490,000	512,983	490,000	524,500
Other debt	4,167	4,167	5,401	5,401
Total	$930,088	$954,255	$875,346	$910,500

Note 8—Derivative Financial Instruments

We have historically used derivative financial instruments in the management of our interest rate exposure for our long-term debt. In accordance with our interest rate risk management policy, we do not enter into derivative instruments unless there is an underlying exposure, and we do not enter into derivative financial instruments for speculative trading purposes.

During the second quarter of 2006, we entered into a contract to hedge a notional amount of the declining balances of our term loans under our prior senior secured credit facility (the "2006 interest rate hedge") to mitigate changes in our cash flows resulting from fluctuations in interest rates. The 2006 interest rate hedge was historically designated as a cash flow hedge, however, as a result of a repayment of $45.9 million of principal on our term loans under our 2009 senior secured credit facility during 2010, the 2006 interest rate hedge ceased to be highly effective in hedging the variable rate cash flows. As a result, all changes in fair value were recorded in our consolidated statement of operations, including a gain of approximately $2 million for the year ended December 31, 2011.

LIN Media LLC

Notes to Consolidated Financial Statements (Continued)

The 2006 interest rate hedge expired on November 4, 2011. Accordingly, there are no amounts related to the 2006 interest rate hedge included in our consolidated balance sheets as of December 31, 2013 and 2012.

As of December 31, 2013, we have no derivative contracts outstanding.

Note 9—Share-Based Compensation

We have several share-based compensation plans, including our 1998 Option Plan, the Amended and Restated 2002 Stock Plan and the Amended and Restated 2002 Non-Employee Director Stock Plan (collectively, the "Stock Plans"), that permit us to grant non-qualified options in our class A common shares or restricted share awards, to certain directors, officers and key employees of our Company.

Options granted under the Stock Plans vest over a four-year service period, unless otherwise designated by the Compensation Committee upon grant. Options expire ten years from the date of grant. We issue new shares of our class A common shares when options are exercised or from shares that we repurchased pursuant to our Board authorized share repurchase program as further described in Note 11—"Shareholders' Equity." Restricted share awards vest over a service period designated by the Compensation Committee upon grant. There were 6,787,940 shares authorized for grant under the various Stock Plans and 2,375,605 shares available for future grant as of December 31, 2013. Both the shares authorized and shares available exclude 1,552,983 shares under plans in effect prior to 2002 from which we do not intend to re-grant and consider unavailable for future grants.

The following table presents the share-based compensation expense included in our consolidated statements of operations as follows (in thousands):

	Year Ended December 31,
	2013	2012	2011
Employee share options	$2,933	$1,868	$1,492
Restricted share awards	6,348	4,896	4,320
Modifications to share option agreements	93	93	364
Total share-based compensation	$9,374	$6,857	$6,176

We did not capitalize any share-based compensation expense for the years ended December 31, 2013, 2012 and 2011.

We have not yet recognized compensation expense relating to unvested employee share options and restricted share awards of $2.6 million and $14 million, respectively, which will be recognized over a weighted-average future period of approximately 1.3 years and 1.7 years, respectively.

During the year ended December 31, 2013, we received $1.4 million from the exercise of share options and $0.4 million from the purchase of our class A common stock pursuant to our employee stock purchase plan ("ESPP"), which terminated upon consummation of the Merger.

LIN Media LLC

Notes to Consolidated Financial Statements (Continued)

Share Options

The following table provides additional information regarding our share options for the year ended December 31, 2013 as follows (in thousands, except per share data):

	Shares	Weighted- Average Exercise Price Per Share
Outstanding at the beginning of the year	4,894	$3.42
Granted during the year	110	12.29
Exercised or converted during the year	(420)	3.23
Forfeited during the year	(163)	5.43
Expired during the year	(9)	3.57
Outstanding at the end of the year	4,412	3.58
Exercisable or convertible at the end of the year	3,304	2.79

As of December 31, 2013, the weighted-average remaining contractual life of the options outstanding and the options exercisable was 6.1 years and 5.3 years, respectively. Additionally, as of December 31, 2013, the aggregate intrinsic value of the options outstanding and the options exercisable was $110.7 million and $85.5 million, respectively. The intrinsic value in the table above represents the total pre-tax intrinsic value based on our closing price as of December 31, 2013, which would have been received by the option holders had all option holders exercised their options and immediately sold their shares on that date.

The fair value of each share option grant or modification is estimated on the date of grant or modification using a Black-Scholes valuation model, which incorporates the following assumptions:

Year Ended December 31,
	2013	2012	2011
Expected term(1) (years)	5 to 6 years	5 to 6 years	5 to 6 years
Expected volatility(2)	95% to 96%	98% to 99%	97% to 99%
Expected dividends	$—	$—	$—
Risk-free rate(3)	0.8% to 1.2%	0.6% to 1.1%	0.9% to 2.6%

(1)	The expected term was estimated using our historical experience.

(2)	Expected volatility is based on historical trends for our class A common shares over the expected term.

(3)	The risk-free interest rate for each grant is equal to the U.S. Treasury yield curve in effect at the time of grant for instruments with a similar expected life.

During the years ended December 31, 2013, 2012 and 2011, we recognized share-based compensation expense for a modification to our share option agreements of $0.1 million, $0.1 million and $0.4 million, respectively, as a result of an exchange offer we completed in 2009.

LIN Media LLC

Notes to Consolidated Financial Statements (Continued)

Restricted Share Awards

The following table provides additional information regarding the restricted share awards for the year ended December 31, 2013 (in thousands, except per share data):

	Shares	Weighted- Average Price Per Share
Unvested at the beginning of the year	2,294	$5.98
Granted during the year	582	18.89
Vested during the year	(960)	6.00
Forfeited during the year	(205)	5.87
Unvested at the end of the year	1,711	10.37

The following table provides further information for both our restricted share awards and share option awards (in thousands):

	Year Ended December 31,
	2013	2012	2011
Total fair value of options and awards granted	$12,349	$10,347	$4,983
Total intrinsic value of options exercised	5,136	865	225
Total fair value of awards vested	18,050	7,718	7,522

Employee Stock Purchase Plan

As a result of the Merger, the ESPP was terminated, effective July 30, 2013. Prior to this, under the terms of our ESPP, our eligible employees could elect to have up to 10% of eligible compensation deducted from their pay to purchase our class A common stock. The purchase price of each share was 85% of the average of the high and low per share trading price of our class A common stock on the NYSE on the last trading day of each month during the offering period. During the year ended December 31, 2013, 2012 and 2011, employees purchased 42,734, 173,244 and 187,350 shares, respectively, at a weighted-average price of $10.05, $3.55 and $3.38, respectively.

Note 10—Retirement Plans

401(k) Plan

We provide a defined contribution plan ("401(k) Plan") for eligible employees. Effective January 1, 2010, we began making a 3% non-elective contribution for all eligible employees, which vests 100% after two years of service. We contributed $4.8 million, $3.9 million and $3.6 million to the 401(k) Plan in the years ended December 31, 2013, 2012 and 2011, respectively.

Supplemental Income Deferral Plan

Effective July 1, 2010, we also made available to certain employees, including our executive officers, the LIN Television Corporation Supplemental Income Deferral Plan ("SIDP"). This plan provides benefits to highly compensated employees in circumstances in which the maximum limits established under the Employee Retirement Income Security Act of 1974 ("ERISA") and the Internal Revenue Code prevent them from receiving Company contributions. We contributed $0.5 million, $0.5 million and $0.2 million to this plan during the years ended December 31, 2013, 2012 and 2011, respectively.

The SIDP also allows eligible executive officers to defer 5%- 80% of their base salaries and 5%- 100% of their annual non-equity incentive awards on a tax-deferred basis and receive tax-deferred market-based growth. During 2013, the Company made contributions to the SIDP for each of the named executive officers in amounts equal to 5% of their base salary and non-equity incentive plan compensation.

LIN Media LLC

Notes to Consolidated Financial Statements (Continued)

Retirement Plans

We have historically provided defined benefit retirement plans to our employees who did not receive matching contributions from our Company to their 401(k) Plan accounts. Our defined benefit plans were non-contributory plans under which we made contributions either to: a) traditional plan participants based on periodic actuarial valuations, which are expensed over the expected average remaining service lives of current employees through the LIN Television Corporation Retirement Plan ("Retirement Plan"); or b) cash balance plan participants based on 5% of each participant's eligible compensation through the Supplemental Benefit Retirement Plan of LIN Television Corporation ("SERP").

Effective April 1, 2009, these plan were frozen and we do not expect to make additional benefit accruals to these plans, however we continue to fund our existing vested obligations. We contributed $5.4 million, $7.4 million and $5.4 million to our pension plans during the years ended December 31, 2013, 2012 and 2011, respectively. We anticipate contributing $5.7 million to the plans in 2014.

We record the unfunded status of our defined benefit plans as a liability. For the years ended December 31, 2013 and December 31, 2012, each plan was underfunded. The plan assets and benefit obligations of our defined benefit plans are recorded at fair value. Information regarding the change in the projected benefit obligation, the accumulated benefit obligation and the change in the fair value of plan assets for our traditional defined benefit plan and our cash balance plan are as follows (in thousands):

	Year Ended December 31,
	2013	2012
Change in projected benefit obligation
Projected benefit obligation, beginning of period	$134,969	$133,047
Service cost	—	—
Interest cost	5,259	5,379
Actuarial (gain) loss	(10,282)	1,485
Benefits paid	(4,943)	(4,942)
Curtailment	—	—
Projected benefit obligation, end of period	$125,003	$134,969
Accumulated benefit obligation	$125,003	$134,969
Change in plan assets
Fair value of plan assets, beginning of period	$96,412	$82,314
Actual return on plan assets	10,611	11,621
Employer contributions	5,359	7,419
Benefits paid	(4,943)	(4,942)
Fair value of plan assets, end of period	$107,439	$96,412
Unfunded status of the plan	$(17,564)	$(38,557)
Total amount recognized as accrued benefit liability	$(17,564)	$(38,557)

LIN Media LLC

Notes to Consolidated Financial Statements (Continued)

The following table includes the pension related accounts recognized on our consolidated balance sheets and the components of accumulated other comprehensive loss related to the net periodic pension benefit costs (in thousands):

	December 31,
	2013	2012
Other accrued expenses (current)	$(695)	$(373)
Other liabilities (long-term)	(16,869)	(38,184)
Total amount recognized as accrued pension benefit liability	$(17,564)	$(38,557)
Accumulated other comprehensive loss:
Net loss	$32,681	$48,978
Tax benefit	12,915	19,354
Net loss, net of tax benefit	19,766	29,624
Pension tax liability	5,760	5,760
Accumulated other comprehensive loss related to net periodic pension benefit cost	$25,526	$35,384

The total net loss of $32.7 million for the year ending December 31, 2013 relates to deferred actuarial losses from changes in discount rates, differences between actual and assumed asset returns, and differences between actual and assumed demographic experience (rates of turnover, retirement rates, mortality rates and prior to the plan freeze, rates of compensation increases). During 2014, we expect to amortize net losses of $1.3 million, which are included in accumulated other comprehensive loss as of December 31, 2013.

The following table includes other changes in plan assets and benefit obligations that were recognized in other comprehensive income (loss) (in thousands):

	December 31,
	2013	2012	2011
Net gain (loss)	$14,443	$3,947	$(18,503)
Amortization of net actuarial loss	1,854	1,578	753
Net gain (loss)	$16,297	$5,525	$(17,750)
Tax benefit (provision)	6,439	2,132	(6,912)
Total amount recognized in other comprehensive income (loss)	$9,858	$3,393	$(10,838)

Components of net periodic pension benefit cost were (in thousands):

	Year Ended December 31,
	2013	2012	2011
Service cost	$—	$—	$—
Interest cost	5,259	5,379	5,872
Expected return on plan assets	(6,450)	(6,190)	(6,824)
Amortization of prior service cost	—	—	—
Amortization of net loss	1,854	1,579	754
Net periodic benefit cost (gain)	$663	$768	$(198)

LIN Media LLC

Notes to Consolidated Financial Statements (Continued)

Our expected future pension benefit payments for the next 10 years are as follows (in thousands):

Expected Future Pension Benefit Payments
For Years Ended December 31,
2014	$7,914
2015	5,879
2016	5,955
2017	5,966
2018	6,281
2019 through 2023	38,156

Weighted-average assumptions used to estimate our pension benefit obligations and to determine our net periodic pension benefit cost are as follows:

	Year Ended December 31,
	2013		2012		2011
	SERP	Retirement Plan	SERP	Retirement Plan	SERP	Retirement Plan
Discount rate used to estimate our pension benefit obligation	4.70%	5.00%	3.60%	4.00%	3.90%	4.20%
Discount rate used to determine net periodic pension benefit	3.60%	4.00%	3.90%	4.20%	5.25%	5.25%
Rate of compensation increase	N/A	N/A	N/A	N/A	N/A	N/A
Expected long-term rate-of-return on plan assets	N/A	7.00%	N/A	7.00%	N/A	7.00%

For the discount rate for the years ended December 31, 2013 and 2012, we used a custom bond modeler that develops a hypothetical portfolio of high quality corporate bonds, rated AA- and above by Standard & Poor's, that could be purchased to settle the obligations of the plan. The yield on this hypothetical portfolio represents a reasonable rate to value our plan liability.

We considered the current levels of expected returns on a risk-free investment, the historical levels of risk premium associated with each of our pension asset classes, the expected future returns for each of our pension asset classes and then weighted each asset class based on our pension plan asset allocation to derive an expected long-term return on pension plan assets. During the years ended December 31, 2013, 2012 and 2011, our actual rate of return on plan assets was 12.0%, 15.4% and 4.0%.

Our investment objective is to achieve a consistent total rate-of-return that will equal or exceed our actuarial assumptions and to equal or exceed the benchmarks that we use for each of our pension plan asset classes. The following asset allocation is designed to create a diversified portfolio of pension plan assets that is consistent with our target asset allocation and risk policy:

	Target Allocation	Percentage of Plan Assets as of December 31,
Asset Category	2013	2013	2012
Equity securities	60%	60%	55%
Debt securities	40%	40%	45%
	100%	100%	100%

LIN Media LLC

Notes to Consolidated Financial Statements (Continued)

The following table summarizes our pension plan assets measured at fair value using the prescribed three-level fair value hierarchy as of December 31, 2013 and 2012 (in thousands):

	Quoted Prices in Active Markets for Identical Assets	Significant Observable Inputs
	(Level 1)	(Level 2)	Total
December 31, 2013:
Cash and cash equivalents	$690	$—	$690
Money market fund	—	762	762
Commingled pools:
U.S. equity	—	37,645	37,645
International equity	—	18,884	18,884
REIT	—	3,213	3,213
High yield bond	—	4,101	4,101
Emerging markets	—	5,994	5,994
Investment grade fixed income	—	36,150	36,150
Total	$690	$106,749	$107,439
December 31, 2012:
Cash and cash equivalents	$573	$—	$573
Money market fund	—	519	519
Commingled pools:
U.S. equity	—	30,034	30,034
International equity	—	15,241	15,241
REIT	—	3,875	3,875
High yield bond	—	2,916	2,916
Emerging markets	—	6,374	6,374
Investment grade fixed income	—	36,880	36,880
Total	$573	$95,839	$96,412

The commingled pools, U.S. and International stock funds and U.S. bond funds consist of various funds that are valued at the net asset value of units held by the plan at year-end as determined by the custodian, based on fair value of the underlying securities. These methods may produce a fair value calculation that may not be indicative of net realizable value or reflective of future values. Furthermore, while we believe these valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine fair value of certain financial instruments could result in different fair value measurement as of the reporting date.

Note 11—Shareholders' Equity

During the year ended December 31, 2011, our Board of Directors approved a stock repurchase program that authorized us to repurchase up to $25 million of our class A common shares over a 12 month period. This program was extended by our Board of Directors in November 2012 and was scheduled to expire on the earlier of the completion of all purchases contemplated by the plan or November 14, 2013; however, on February 12, 2013, as a result of entering into the Merger Agreement, we terminated the share repurchase program. Prior to the termination, during the year ended December 31, 2012, we repurchased approximately 3.3 million shares of our class A common shares on the open market for an aggregate purchase price of $11.4 million. We did not repurchase any shares during the year ended December 31, 2013.

Our class B common shares are convertible into an equal number of shares of our class A or class C common shares in various circumstances. During the year ended December 31, 2013, 2.5 million shares of our class B common shares were converted into class A common shares. During the year ended December 31, 2012, none of our class B common shares were converted into class A common shares.

LIN Media LLC

Notes to Consolidated Financial Statements (Continued)

Note 12—Restructuring and Contract Termination Costs

During the year ended December 31, 2013, we recorded restructuring charges of $3.9 million primarily related to severance and related costs associated with the integration of the television stations acquired during 2012. During the years ended December 31, 2012 and 2011, we recorded restructuring charges of $1.0 million and $0.7 million, respectively, as a result of severance and related costs as well as the consolidation of certain activities at our stations and our corporate headquarters. During the years ended December 31, 2013, 2012 and 2011, we made cash payments of $4.2 million, $0.8 million and $1.1 million related to these restructuring actions. We expect to make cash payments of $0.4 million related to these restructuring actions during 2014.

The activity for these restructuring charges relating to severance and related costs is as follows (in thousands):

Severance and Related
Balance as of December 31, 2011	$515
Charges	1,009
Payments	(807)
Balance as of December 31, 2012	$717
Charges	3,895
Payments	(4,189)
Balance as of December 31, 2013	$423

In December 2013, we terminated an agreement with a service provider that provided national sales representation and made a payment of $5.4 million to exit our agreement prior to its expiration. Concurrent with the termination of the agreement, we released $1.5 million of deferred credits associated with the terminated contract. The amount of the one-time termination payment, offset by the release of the deferred credits, has been reflected as Contract termination costs in our consolidated statement of operations for 2013.

LIN Media LLC

Notes to Consolidated Financial Statements (Continued)

Note 13—Commitments and Contingencies

Commitments

We lease land, buildings, vehicles and equipment pursuant to non-cancelable operating lease agreements and we contract for general services pursuant to non-cancelable operating agreements that expire at various dates through 2036. In addition, we have entered into commitments for future syndicated entertainment and sports programming. Future payments for these non-cancelable operating leases and agreements, and future payments associated with syndicated television programs as of December 31, 2013 are as follows (in thousands):

	Operating Leases and Agreements	Syndicated Television Programming(1)	Total
Year
2014	$45,076	$27,119	$72,195
2015	33,930	26,675	60,605
2016	16,140	17,387	33,527
2017	12,146	3,133	15,279
2018	1,611	153	1,764
Thereafter	7,139	214	7,353
Total obligations	$116,042	$74,681	$190,723

(1)Includes $6.3 million of program obligations recorded on our consolidated balance sheet as of December 31, 2013.

Rent expense, resulting from operating leases, was $5.8 million, $2.5 million and $1.5 million for the years ended December 31, 2013, 2012 and 2011, respectively.

Contingencies

GECC Guarantee and the Merger

GECC provided secured debt financing for the joint venture between NBCUniversal and us, in the form of an $815.5 million non-amortizing senior secured note due 2023 bearing interest at an initial rate of 8% per annum until March 1, 2013 and 9% per annum thereafter. The GECC Note was an obligation of the joint venture. As of December 31, 2012, we had a 20.38% equity interest in the joint venture and NBCUniversal had the remaining 79.62% equity interest, in which we and NBCUniversal each had a 50% voting interest. NBCUniversal operated two television stations, KXAS-TV, an NBC affiliate in Dallas, and KNSD-TV, an NBC affiliate in San Diego, pursuant to a management agreement. LIN TV had previously guaranteed the payment of principal and interest on the GECC Note.

On February 12, 2013, we, along with our wholly-owned subsidiaries, LIN Television and LIN Texas, entered into, and simultaneously closed the JV Sale Transaction with subsidiaries of NBCUniversal, the GE Parties, Comcast, and SVH whereby in exchange for LIN Television causing a $100 million capital contribution to be made to SVH (which was used to prepay a portion of the GECC Note), LIN TV was released from the GECC Guarantee and any further obligations relating to the shortfall funding agreements.  Further, LIN Texas sold its 20.38% equity interest in SVH to affiliates of NBCUniversal, and the LIN parties transferred their rights to receivables related to the Shortfall Funding Loans for $1.00.

LIN Media LLC

Notes to Consolidated Financial Statements (Continued)

We accrued for and expensed the $100 million capital contribution to SVH to secure the release of the guarantee and recorded the related tax effects in our consolidated financial statements as of December 31, 2012, because it represented a probable and estimable obligation of the Company.  In February 2013, we entered into a $60 million Incremental Facility and utilized $40 million of cash on hand and borrowings under our revolving credit facility to fund the $100 million payment. As a result of the JV Sale Transaction, after utilizing all of our available Federal net operating loss (“NOL”) carryforwards, we had an approximate $162.8 million income tax payable remaining, $131.5 million of which was extinguished as a result of the Merger described below.

On July 30, 2013, LIN TV was merged with and into LIN LLC with LIN LLC continuing as the surviving entity. The Merger enabled the surviving entity to be classified as a partnership for federal income tax purposes and that change in classification was treated as a liquidation of LIN TV for federal income tax purposes with the result that LIN TV realized a capital loss in its 100% equity interest in LIN Television.

Based on an average of the opening and closing trading prices of LIN TV's class A common stock on the day of the Merger, LIN TV realized a capital loss of approximately $343 million, which represents the difference between its tax basis in the stock of LIN Television, and the fair market value of this stock as of July 30, 2013.  The capital loss realized and existing net operating losses were used to offset a portion of the capital gain recognized in the JV Sale Transaction and as a result, we realized tax savings of $131.5 million, resulting in a remaining tax liability of $31.3 million associated with the JV Sale Transaction. We made state and federal tax payments to settle this tax liability during the fourth quarter of 2013.

As a result of the JV Sale Transaction, neither we nor any of our direct or indirect subsidiaries have any further investment in or obligations (funding or otherwise) related to SVH, including, without limitation, to make any other unsecured shortfall loans or payments under the GECC Note or the GECC Guarantee.

Litigation

We are involved in various claims and lawsuits that are generally incidental to our business. We are vigorously contesting all of these matters. The outcome of any current or future litigation cannot be accurately predicted. We record accruals for such contingencies to the extent that we conclude it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. No estimate of the possible loss or range of loss can be made at this time because the inherently unpredictable nature of legal proceedings may be exacerbated by various factors, including: (i) the damages sought in the proceedings are unsubstantiated or indeterminate; (ii) discovery is not complete; (iii) the proceeding is in its early stages; (iv) the matters present legal uncertainties; (v) there are significant facts in dispute; or (vi) there is a wide range of potential outcomes. Although the outcome of these and other legal proceedings cannot be predicted, we believe that their ultimate resolution will not have a material adverse effect on us.

LIN Media LLC

Notes to Consolidated Financial Statements (Continued)

Note 14—Income Taxes

Our income before income taxes is solely from domestic operations. The (benefit from) provision for income taxes consists of the following (in thousands):

	Year Ended December 31,
	2013	2012	2011
Current:
Federal	$26,056	$21	$543
State	5,636	1,571	652
Foreign	—	633	—
Total current	$31,692	$2,225	$1,195
Deferred:
Federal	$(124,201)	$33,865	$(25,907)
State	(32,911)	4,373	8,667
Total deferred	(157,112)	38,238	(17,240)
Total current and deferred	$(125,420)	$40,463	$(16,045)

The following table reconciles the amount that would be calculated by applying the 35% federal statutory rate to income before income taxes to the actual (benefit from) provision for income taxes (in thousands):

	Year Ended December 31,
	2013	2012	2011
Provision assuming federal statutory rate	$10,913	$7,871	$11,780
State taxes, net of federal tax benefit	3,863	5,723	1,790
State tax law/rate changes, net of federal tax benefit	—	1,883	5,703
Change in valuation allowance	(18,157)	(4,622)	(36,541)
Share compensation	(53)	(17)	601
Reserve for tax contingencies	124	633	—
Impact of JV Sale Transaction	—	28,435	—
Impact of the Merger	(124,306)	—	—
Non-deductible acquisition and Merger related transaction costs	1,645	—	—
Other	551	557	622
	$(125,420)	$40,463	$(16,045)
Effective income tax rate on continuing operations	(402.2)%	179.9%	(47.7)%

During the year ended December 31, 2013, we recognized a $124.3 million tax benefit as a result of the Merger as well as an $18.2 million tax benefit as a result of the reversal of state valuation allowances. These valuation allowances were reversed after evaluating our ability to recover certain net operating loss carryforwards due to the change in tax structure as a result of the Merger, as we concluded the Company will more likely than not be able to realize these deferred tax assets.

The impact of the JV Sale Transaction is a result of entering into and consummating the transactions contemplated by the JV Transaction Agreement on February 12, 2013, as described further in Note 1—"Basis of Presentation and Summary of Significant Accounting Policies" and in Note 13—"Commitments and Contingencies." The JV Sale Transaction resulted in the recognition of $27.5 million and $0.9 million of incremental short-term deferred federal and state tax liabilities, respectively, in excess of those which were previously established. The financial impact of the JV Sale Transaction and corresponding tax expense of $28.4 million are reflected in our consolidated financial statements for the year ended December 31, 2012. During the first quarter of 2013, approximately $162.8 million of short term deferred liabilities were reclassified to income taxes payable upon the consummation of the JV Sale Transaction. As a result of the close of the Merger on July 30, 2013, $131.5 million of this tax liability was extinguished, resulting in a remaining tax liability of approximately $31.3 million associated with the JV Sale Transaction. We made state and federal tax payments to settle this tax liability during the fourth quarter of 2013.

LIN Media LLC

Notes to Consolidated Financial Statements (Continued)

The 2011 state tax law/rate change, net of federal tax benefit, of $5.7 million is primarily a result of state tax legislation enacted in Michigan in May 2011, which repealed the Michigan business tax ("MBT"), and implemented a corporate income tax instead, effective January 2012. As a result of the elimination of the MBT, certain future tax deductions that were available to be utilized beginning in 2015, and had been recognized as deferred tax assets in our financial statements, will not be deductible. Therefore, during the year ended December 31, 2011, we recognized incremental deferred income tax expense of $5.1 million, net of federal benefit, for the reversal of these previously established deferred tax assets. In addition, the 2012 state tax law/rate change, net of federal tax benefit, of $1.9 million is a result of a change in the effective tax rate used to value our deferred tax assets/liabilities.

The components of the net deferred tax liability are as follows (in thousands):

	December 31,
	2013	2012
Deferred tax liabilities:
Deferred gain related to equity investment in NBC joint venture	$—	$259,049
Property and equipment	11,816	12,822
Intangible assets	54,859	36,761
Deferred gain on debt repurchase	18,140	18,309
Noncontrolling interest	849	549
Other	7,629	7,476
Total	$93,293	$334,966
Deferred tax assets:
Net operating loss carryforwards	$(17,707)	$(110,169)
Equity investments	(2,372)	(1,554)
Other	(15,426)	(32,625)
Valuation allowance	—	18,157
Total	(35,505)	(126,191)
Net deferred tax liabilities	$57,788	$208,775

We maintain a valuation allowance related to our deferred tax asset position when management believes it is more likely than not that the deferred tax assets will not be realized in the future. As of December 31, 2012, we had a valuation allowance of $18.2 million offsetting certain state net operating loss carryforwards and other state deferred tax assets. During the third quarter of 2013, after evaluating our ability to recover certain net operating loss carryforwards due to the change in tax structure as a result of the Merger, we determined that we will more likely than not be able to realize these deferred tax assets. As a result, we reversed the valuation allowance and recognized a corresponding tax benefit of $18.2 million.

As of December 31, 2013, we had federal net operating loss carryforwards (tax effected) of approximately $4.6 million that begin to expire in 2034. Additionally, we had state net operating loss carryforwards that vary by jurisdiction (tax effected, net of federal benefit) of $13.1 million, expiring through 2033. Included in the total federal and state net operating loss carryforwards (tax effected) is $4.9 million that would be recorded in equity when realized.

Unrecognized Tax Benefits.

The Company's uncertain tax positions for the years ended December 31, 2013, 2012, and 2011 are limited to certain unrecognized state and foreign benefits totaling $24.5 million, $26.6 million and $26.4 million, respectively. As of December 31, 2013, 2012 and 2011, there are $0.9 million, $0.8 million and $0 million of unrecognized tax benefits, respectively, that if recognized would reduce the effective tax rate from continuing operations.

LIN Media LLC

Notes to Consolidated Financial Statements (Continued)

We recognize interest and penalties related to uncertain tax positions as a component of income tax expense. During the years ended December 31, 2013, 2012 and 2011, we did not recognize or accrue any amounts related to interest and penalties.

A reconciliation of the beginning and ending amounts of unrecognized tax benefits is as follows (in thousands):

	Year Ended December 31,
	2013	2012	2011
Balance at beginning of year	$26,559	$26,381	$26,610
Additions for tax positions of current year	733	1,798	2,386
Additions for tax positions of prior years	—	—	—
Reductions for tax positions of prior years	(2,084)	(1,133)	(2,128)
Reductions related to settlements with taxing authorities	—	—	—
Reductions related to expiration of the statute of limitations	(730)	(487)	(487)
Balance at end of year	$24,478	$26,559	$26,381

We file a consolidated federal income tax return and we file numerous other consolidated and separate income tax returns in U.S. state jurisdictions. Tax years 2009-2012 remain open to examination by major taxing jurisdictions.

Note 15—Accrued Expenses

Accrued expenses consisted of the following (in thousands):

	December 31,
	2013	2012
Accrued compensation	$11,817	$11,275
Accrued contract costs	3,394	4,163
Accrued interest	12,168	7,841
Accrued capital contribution to joint venture	—	100,000
Other accrued expenses	24,317	29,967
Total	$51,696	$153,246

Note 16—Subsequent Events

On February 3, 2014, LIN Digital Media LLC, a wholly owned subsidiary, completed its acquisition of Federated Media Publishing, Inc. ("Federated Media"), which was subsequently converted into a Delaware limited liability company. Federated Media is an industry-leading digital content and conversational marketing company. For further information on this acquisition, see Note 2 — “Acquisitions.”

Note 17—Condensed Consolidating Financial Statements

LIN Television, a 100% owned subsidiary of LIN LLC, is the primary obligor of our senior secured credit facility, our 8 3/8% Senior Notes and our 6 3/8% Senior Notes, which are further described in Note 7 — “ Debt”. LIN LLC fully and unconditionally guarantees all of LIN Television’s debt on a joint-and-several basis. Additionally, all of the consolidated 100% owned subsidiaries of LIN Television fully and unconditionally guarantee LIN Television’s senior secured credit facility, our 8 3/8% Senior Notes and our 6 3/8% Senior Notes on a joint-and-several basis, subject to customary release provisions. There are certain contractual restrictions on LIN Television’s ability to obtain funds in the form of dividends or loans from the non-guarantor subsidiaries.

LIN Media LLC

Notes to Consolidated Financial Statements (Continued)

The following condensed consolidating financial statements present the consolidated balance sheets, consolidated statements of operations, consolidated statements of comprehensive income and consolidated statements of cash flows of LIN LLC, LIN Television, as the issuer, the guarantor subsidiaries, and the non-guarantor subsidiaries of LIN Television and the elimination entries necessary to consolidate or combine the issuer with the guarantor and non-guarantor subsidiaries. These statements are presented in accordance with the disclosure requirements under SEC Regulation S-X Rule 3-10.

The condensed consolidating balance sheet as of December 31, 2012, has been revised to correct certain immaterial errors relating to intercompany balances. The revisions comprise a $4.3 million decrease in advances to subsidiaries lines in the LIN Television and the Guarantor Subsidiaries columns, a $4.3 million decrease in intercompany liabilities in the LIN Television and Non-Guarantor Subsidiaries columns, a $4.3 million decrease in the Total Shareholders’ (deficit) equity line of the Guarantor column, and a $4.3 million increase in the Total Shareholders’ (deficit) equity line of the Non-Guarantor column.

LIN Media LLC

Notes to Consolidated Financial Statements (Continued)

Condensed Consolidating Balance Sheet

As of December 31, 2013

(in thousands)

	LIN Media LLC	LIN Television Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	LIN Media LLC Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$—	$10,313	$3	$2,209	$—	$12,525
Accounts receivable, net	—	88,905	39,416	16,988	—	145,309
Deferred income tax assets	—	5,818	1,080	—	—	6,898
Other current assets	—	12,264	1,049	1,888	—	15,201
Total current assets	—	117,300	41,548	21,085	—	179,933
Property and equipment, net	—	180,480	35,752	4,846	—	221,078
Deferred financing costs	—	16,357	—	91	—	16,448
Goodwill	—	169,492	18,518	15,518	—	203,528
Broadcast licenses, net	—	—	493,814	42,701	—	536,515
Other intangible assets, net	—	31,303	1,840	13,906	—	47,049
Advances to consolidated subsidiaries	1,900	7,764	968,728	—	(978,392)	—
Investment in consolidated subsidiaries	87,227	1,534,600	—	—	(1,621,827)	—
Other assets	—	52,778	2,688	1,276	(44,443)	12,299
Total assets	$89,127	$2,110,074	$1,562,888	$99,423	$(2,644,662)	$1,216,850
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$—	$16,112	$—	$1,252	$—	$17,364
Accounts payable	—	4,185	5,339	4,478	—	14,002
Income taxes payable	—	749	671	—	—	1,420
Accrued expenses	—	42,570	6,254	2,872	—	51,696
Program obligations	—	4,711	1,013	1,303	—	7,027
Total current liabilities	—	68,327	13,277	9,905	—	91,509
Long-term debt, excluding current portion	—	924,223	—	3,105	—	927,328
Deferred income tax liabilities	—	30,013	33,824	849	—	64,686
Program obligations	—	2,505	217	1,424	—	4,146
Intercompany liabilities	—	970,628	—	7,764	(978,392)	—
Other liabilities	—	27,151	58	44,443	(44,443)	27,209
Total liabilities	—	2,022,847	47,376	67,490	(1,022,835)	1,114,878
Redeemable noncontrolling interest	—	—	—	12,845	—	12,845
Total shareholders' equity (deficit)	89,127	87,227	1,515,512	19,088	(1,621,827)	89,127
Total liabilities, redeemable noncontrolling interest and shareholders' equity (deficit)	$89,127	$2,110,074	$1,562,888	$99,423	$(2,644,662)	$1,216,850

LIN Media LLC

Notes to Consolidated Financial Statements (Continued)

Condensed Consolidating Balance Sheet

As of December 31, 2012

(in thousands)

	LIN Media LLC	LIN Television Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	LIN Media LLC Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$—	$44,625	$573	$1,109	$—	$46,307
Accounts receivable, net	—	87,103	31,144	7,903	—	126,150
Deferred income tax assets	—	67,412	—	97	(67,509)	—
Other current assets	—	4,850	554	1,459	—	6,863
Total current assets	—	203,990	32,271	10,568	(67,509)	179,320
Property and equipment, net	—	197,125	39,534	4,832	—	241,491
Deferred financing costs	—	19,020	—	115	—	19,135
Goodwill	—	169,492	18,518	4,504	—	192,514
Broadcast licenses, net	—	—	493,814	42,701	—	536,515
Other intangible assets, net	—	48,897	2,775	7,882	—	59,554
Advances to consolidated subsidiaries	—	6,746	1,345,971	—	(1,352,717)	—
Investment in consolidated subsidiaries	—	1,554,903	—	—	(1,554,903)	—
Other assets	—	53,987	2,552	1,626	(45,280)	12,885
Total assets	$—	$2,254,160	$1,935,435	$72,228	$(3,020,409)	$1,241,414
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND SHAREHOLDERS' DEFICIT
Current liabilities:
Current portion of long-term debt	$—	$9,243	$—	$1,513	$—	$10,756
Accounts payable	—	14,335	3,385	1,235	—	18,955
Income taxes payable	—	372	394	—	—	766
Accrued expenses	—	37,020	115,605	621	—	153,246
Deferred income tax liabilities	—	—	235,728	—	(67,509)	168,219
Program obligations	—	7,479	1,106	2,185	—	10,770
Total current liabilities	—	68,449	356,218	5,554	(67,509)	362,712
Long-term debt, excluding current portion	—	875,512	—	3,959	—	879,471
Deferred income tax liabilities	—	10,910	29,000	646	—	40,556
Program obligations	—	2,222	92	1,967	—	4,281
Intercompany liabilities	—	1,345,971	3,842	2,904	(1,352,717)	—
Accumulated losses in excess of investment in consolidated subsidiaries	91,564	—	—	—	(91,564)	—
Other liabilities	—	42,660	56	45,280	(45,280)	42,716
Total liabilities	91,564	2,345,724	389,208	60,310	(1,557,070)	1,329,736
Redeemable noncontrolling interest	—	—	—	3,242	—	3,242
Total shareholders' (deficit) equity	(91,564)	(91,564)	1,546,227	8,676	(1,463,339)	(91,564)
Total liabilities, redeemable noncontrolling interest and shareholders' equity (deficit)	$—	$2,254,160	$1,935,435	$72,228	$(3,020,409)	$1,241,414

LIN Media LLC

Notes to Consolidated Financial Statements (Continued)

Condensed Consolidating Statement of Operations

For the Year Ended December 31, 2013

(in thousands)

	LIN Media LLC	LIN Television Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	LIN Media LLC Consolidated
Net revenues	$—	$428,806	$181,678	$55,850	$(13,971)	$652,363
Operating expenses:
Direct operating	—	145,176	76,275	37,295	(7,668)	251,078
Selling, general and administrative	—	109,679	40,934	12,516	(579)	162,550
Amortization of program rights	—	21,452	5,690	2,100	—	29,242
Corporate	709	40,668	—	—	—	41,377
Depreciation	—	38,306	7,256	1,292	—	46,854
Amortization of intangible assets	—	17,594	935	4,297	—	22,826
Restructuring	—	3,633	—	262	—	3,895
Contract termination costs	—	3,887	—	—	—	3,887
Loss from asset dispositions	—	705	5	—	—	710
Operating (loss) income	(709)	47,706	50,583	(1,912)	(5,724)	89,944
Other (income) expense:
Interest expense, net	—	56,386	—	221	—	56,607
Share of loss in equity investments	—	56	—	—	—	56
Intercompany (income) expense	(20)	27,947	(28,243)	316	—	—
Other, net		2,097	—	3	—	2,100
Total other (income) expense, net	(20)	86,486	(28,243)	540	—	58,763
(Loss) income from continuing operations before taxes and equity in (loss) income from operations of consolidated subsidiaries	(689)	(38,780)	78,826	(2,452)	(5,724)	31,181
(Benefit from) provision for income taxes	—	(155,975)	31,530	(975)	—	(125,420)
Net (loss) income from continuing operations	(689)	117,195	47,296	(1,477)	(5,724)	156,601
Equity in income (loss) from operations of consolidated subsidiaries	158,802	41,607	—	—	(200,409)	—
Net income (loss)	158,113	158,802	47,296	(1,477)	(206,133)	156,601
Net loss attributable to noncontrolling interests	—	—	—	(1,512)	—	(1,512)
Net income (loss) attributable to LIN Media LLC	$158,113	$158,802	$47,296	$35	$(206,133)	$158,113

LIN Media LLC

Notes to Consolidated Financial Statements (Continued)

Condensed Consolidating Statement of Comprehensive Income

For the Year Ended December 31, 2013

(in thousands)

	LIN Media LLC	LIN Television Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	LIN Media LLC Consolidated
Net income (loss)	$158,113	$158,802	$47,296	$(1,477)	$(206,133)	$156,601
Pension net gain, net of tax of $5,705	8,738	8,738	—	—	(8,738)	8,738
Amortization of pension net losses, net of tax of $734	1,120	1,120	—	—	(1,120)	1,120
Comprehensive income (loss)	167,971	168,660	47,296	(1,477)	(215,991)	166,459
Comprehensive loss attributable to noncontrolling interest	—	—	—	(1,512)	—	(1,512)
Comprehensive income (loss) attributable to LIN Media LLC	$167,971	$168,660	$47,296	$35	$(215,991)	$167,971

LIN Media LLC

Notes to Consolidated Financial Statements (Continued)

Condensed Consolidating Statement of Operations

For the Year Ended December 31, 2012

(in thousands)

	LIN Media LLC	LIN Television Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	LIN Media LLC Consolidated
Net revenues	$—	$369,779	$181,458	$9,571	$(7,346)	$553,462
Operating expenses:
Direct operating	—	96,504	62,352	5,201	(3,835)	160,222
Selling, general and administrative	—	85,638	37,917	2,152	(440)	125,267
Amortization of program rights	—	16,644	5,437	967	—	23,048
Corporate	—	30,357	3,889	—	—	34,246
Depreciation	—	24,061	7,635	453	—	32,149
Amortization of intangible assets	—	4,139	935	1,290	—	6,364
Restructuring	—	1,009	—	—	—	1,009
Loss (gain) from asset dispositions	—	111	(15)	—	—	96
Operating income (loss)	—	111,316	63,308	(492)	(3,071)	171,061
Other expense (income):
Interest expense, net	—	46,625	—	156	(98)	46,683
Share of loss in equity investments	—	153	98,156	—	—	98,309
Loss on extinguishment of debt	—	3,341	—	—	—	3,341
Intercompany fees and expenses	—	26,549	(26,548)	(1)	—	—
Other, net	—	237	—	—	—	237
Total other expense (income), net	—	76,905	71,608	155	(98)	148,570
Income (loss) from continuing operations before taxes and equity in (loss) income from operations of consolidated subsidiaries	—	34,411	(8,300)	(647)	(2,973)	22,491
Provision for (benefit from) income taxes	—	44,298	(3,320)	(515)	—	40,463
Net loss from continuing operations	—	(9,887)	(4,980)	(132)	(2,973)	(17,972)
Loss from discontinued operations, net	—	(251)	(744)	—	(23)	(1,018)
(Loss) gain on the sale of discontinued operations, net	—	(289)	11,678	—	—	11,389
Equity in (loss) income from operations of consolidated subsidiaries	(7,045)	3,382	—	—	3,663	—
Net (loss) income	(7,045)	(7,045)	5,954	(132)	667	(7,601)
Net loss attributable to noncontrolling interests	—	—	—	(556)	—	(556)
Net (loss) income attributable to LIN Media LLC	$(7,045)	$(7,045)	$5,954	$424	$667	$(7,045)

LIN Media LLC

Notes to Consolidated Financial Statements (Continued)

Condensed Consolidating Statement of Comprehensive Loss

For the Year Ended December 31, 2012

(in thousands)

	LIN Media LLC	LIN Television Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	LIN Media LLC Consolidated
Net (loss) income	$(7,045)	$(7,045)	$5,954	$(132)	$667	$(7,601)
Pension net gain, net of tax of $1,523	2,424	2,424	—	—	(2,424)	2,424
Amortization of pension net losses, net of tax of $609	969	969	—	—	(969)	969
Comprehensive (loss) income	(3,652)	(3,652)	5,954	(132)	(2,726)	(4,208)
Comprehensive loss attributable to noncontrolling interest	—	—	—	(556)	—	(556)
Comprehensive (loss) income attributable to LIN Media LLC	$(3,652)	$(3,652)	$5,954	$424	$(2,726)	$(3,652)

LIN Media LLC

Notes to Consolidated Financial Statements (Continued)

Condensed Consolidating Statement of Operations

For the Year Ended December 31, 2011

(in thousands)

	LIN Media LLC	LIN Television Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	LIN Media LLC Consolidated
Net revenues	$—	$263,958	$136,891	$1,745	$(2,591)	$400,003
Operating expenses:
Direct operating	—	78,492	53,877	604	(2,355)	130,618
Selling, general and administrative	—	69,018	34,825	491	(564)	103,770
Amortization of program rights	—	15,535	5,438	433	—	21,406
Corporate	—	24,838	1,643	—	—	26,481
Depreciation	—	19,169	7,030	47	—	26,246
Amortization of intangible assets	—	264	868	67	—	1,199
Restructuring	—	707	—	—	—	707
Loss from asset dispositions	—	351	121	—	—	472
Operating income	—	55,584	33,089	103	328	89,104
Other expense (income):
Interest expense, net	—	50,688	—	21	(3)	50,706
Share of loss in equity investments	—	260	4,697	—	—	4,957
Gain on derivative instruments	—	(1,960)	—	—	—	(1,960)
Loss on extinguishment of debt	—	1,694	—	—	—	1,694
Intercompany fees and expenses	—	57,931	(57,945)	14	—	—
Other, net	—	68	(4)	(13)	—	51
Total other expense (income), net	—	108,681	(53,252)	22	(3)	55,448
(Loss) income from continuing operations before taxes and equity in income (loss) from operations of consolidated subsidiaries	—	(53,097)	86,341	81	331	33,656
(Benefit from) provision for income taxes	—	(50,521)	34,536	(60)	—	(16,045)
Net (loss) income from continuing operations	—	(2,576)	51,805	141	331	49,701
(Loss) income from discontinued operations, net	—	(1,316)	544	—	(148)	(920)
Equity in income (loss) from operations of consolidated subsidiaries	48,577	52,469	—	—	(101,046)	—
Net income (loss)	48,577	48,577	52,349	141	(100,863)	48,781
Net loss attributable to noncontrolling interests	—	—	—	204	—	204
Net income (loss) attributable to LIN Media LLC	$48,577	$48,577	$52,349	$(63)	$(100,863)	$48,577

LIN Media LLC

Notes to Consolidated Financial Statements (Continued)

Condensed Consolidating Statement of Comprehensive Income

For the Year Ended December 31, 2011

(in thousands)

	LIN Media LLC	LIN Television Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	LIN Media LLC Consolidated
Net income (loss)	$48,577	$48,577	$52,349	$141	$(100,863)	$48,781
Pension net loss, net of tax of $(7,291)	(11,212)	(11,212)	—	—	11,212	(11,212)
Amortization of pension net loss, net of tax of $379	374	374	—	—	(374)	374
Comprehensive income (loss)	37,739	37,739	52,349	141	(90,025)	37,943
Comprehensive income attributable to noncontrolling interest	—	—	—	—	204	204
Comprehensive income (loss) attributable to LIN Media LLC	$37,739	$37,739	$52,349	$141	$(90,229)	$37,739

LIN Media LLC

Notes to Consolidated Financial Statements (Continued)

Condensed Consolidating Statement of Cash Flows

For the Year Ended December 31, 2013

(in thousands)

	LIN Media LLC	LIN Television Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	LIN Media LLC Consolidated
OPERATING ACTIVITIES:
Net cash (used in) provided by operating activities, continuing operations	$(589)	$(1,986)	$50,612	$930	$—	$48,967
INVESTING ACTIVITIES:
Capital expenditures	—	(22,768)	(3,540)	(3,066)	—	(29,374)
Payments for business combinations, net of cash acquired	—	(10,082)	—	—	—	(10,082)
Proceeds from the sale of assets	—	66	20	—	—	86
Capital contribution to joint venture with NBCUniversal	—	—	(100,000)	—	—	(100,000)
Receipt of dividend	2,000	78,011	—	—	(80,011)	—
Advances on intercompany borrowings	(2,000)	(4,550)	—	—	6,550	—
Payments from intercompany borrowings	—	15,009	145,358	—	(160,367)	—
Net cash (used in) provided by investing activities, continuing operations	—	55,686	41,838	(3,066)	(233,828)	(139,370)
FINANCING ACTIVITIES:
Net proceeds on exercises of employee and director stock-based compensation	589	1,256	—	—	—	1,845
Tax benefit from exercises of share options	—	1,591	—	—	—	1,591
Proceeds from borrowings on long-term debt	—	139,000	—	—	—	139,000
Principal payments on long-term debt	—	(83,846)	—	(1,314)	—	(85,160)
Payment of long-term debt issue costs	—	(655)	—	—	—	(655)
Payment of dividend	—	(2,000)	(78,011)	—	80,011	—
Proceeds from intercompany borrowings	—	2,000	—	4,550	(6,550)	—
Payments on intercompany borrowings	—	(145,358)	(15,009)	—	160,367	—
Net cash provided by (used in) financing activities	589	(88,012)	(93,020)	3,236	233,828	56,621
Net (decrease) increase in cash and cash equivalents	—	(34,312)	(570)	1,100	—	(33,782)
Cash and cash equivalents at the beginning of the period	—	44,625	573	1,109	—	46,307
Cash and cash equivalents at the end of the period	$—	$10,313	$3	$2,209	$—	$12,525

LIN Media LLC

Notes to Consolidated Financial Statements (Continued)

Condensed Consolidating Statement of Cash Flows

For the Year Ended December 31, 2012

(in thousands)

	LIN Media LLC	LIN Television Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	LIN Media LLC Consolidated
OPERATING ACTIVITIES:
Net cash provided by operating activities, continuing operations	$—	$142,255	$4,998	$2,159	$23	$149,435
Net cash used in operating activities, discontinued operations	—	(471)	(2,242)	—	(23)	(2,736)
Net cash provided by operating activities	—	141,784	2,756	2,159	—	146,699
INVESTING ACTIVITIES:
Capital expenditures	—	(20,158)	(5,709)	(2,363)	—	(28,230)
Change in restricted cash	—	255,159	—	—	—	255,159
Payments for business combinations, net of cash acquired	—	(352,162)	—	(6,333)	—	(358,495)
Proceeds from the sale of assets	—	30	49	—	—	79
Shortfall loan to joint venture with NBCUniversal	—	(2,292)	—	—	—	(2,292)
Advances on intercompany borrowings	—	(2,400)	—	—	2,400	—
Payments from intercompany borrowings	—	20,382	—	—	(20,382)	—
Net cash used in investing activities, continuing operations	—	(101,441)	(5,660)	(8,696)	(17,982)	(133,779)
Net cash provided by investing activities, discontinued operations	—	6,314	23,206	—	—	29,520
Net cash (used in) provided by investing activities	—	(95,127)	17,546	(8,696)	(17,982)	(104,259)
FINANCING ACTIVITIES:
Net proceeds on exercises of employee and director stock-based compensation	—	1,314	—	—	—	1,314
Proceeds from borrowings on long-term debt	—	322,000	—	6,333	—	328,333
Principal payments on long-term debt	—	(320,374)	—	(1,805)	—	(322,179)
Payment of long-term debt issue costs	—	(10,157)	—	(115)	—	(10,272)
Treasury stock purchased	—	(11,386)	—	—	—	(11,386)
Proceeds from intercompany borrowings	—	—	—	2,400	(2,400)	—
Payments on intercompany borrowings	—	—	(20,382)	—	20,382	—
Net cash (used in) provided by financing activities	—	(18,603)	(20,382)	6,813	17,982	(14,190)
Net increase (decrease) in cash and cash equivalents	—	28,054	(80)	276	—	28,250
Cash and cash equivalents at the beginning of the period	—	16,571	653	833	—	18,057
Cash and cash equivalents at the end of the period	$—	$44,625	$573	$1,109	$—	$46,307

LIN Media LLC

Notes to Consolidated Financial Statements (Continued)

Condensed Consolidating Statement of Cash Flows

For the Year Ended December 31, 2011

(in thousands)

	LIN Media LLC	LIN Television Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidating/ Eliminating Adjustments	LIN Media LLC Consolidated
OPERATING ACTIVITIES:
Net cash provided by operating activities, continuing operations	$—	$52,012	$10,799	$103	$148	$63,062
Net cash (used in) provided by operating activities, discontinued operations	—	(1,180)	926	—	(148)	(402)
Net cash provided by operating activities	—	50,832	11,725	103	—	62,660
INVESTING ACTIVITIES:
Capital expenditures	—	(12,266)	(7,763)	(40)	—	(20,069)
Change in restricted cash	—	(255,159)	—	—	—	(255,159)
Payments for business combinations, net of cash acquired	—	(10,046)	—	1,013	—	(9,033)
Proceeds from the sale of assets	—	72	2	—	—	74
Payments on derivative instruments	—	(2,020)	—	—	—	(2,020)
Shortfall loan to joint venture with NBCUniversal	—	(2,483)	—	—	—	(2,483)
Other investments, net	—	(375)	—	—	—	(375)
Advances to consolidated subsidiaries	—	(400)	—	—	400	—
Payments from consolidated subsidiaries	—	3,750	—	—	(3,750)	—
Net cash (used in) provided by investing activities, continuing operations	—	(278,927)	(7,761)	973	(3,350)	(289,065)
Net cash used in investing activities, discontinued operations	—	(106)	(9)	—	—	(115)
Net cash (used in) provided by investing activities	—	(279,033)	(7,770)	973	(3,350)	(289,180)
FINANCING ACTIVITIES:
Net proceeds on exercises of employee and director stock-based compensation	—	841	—	—	—	841
Proceeds from borrowings on long-term debt	—	417,695	—	—	—	417,695
Principal payments on long-term debt	—	(174,573)	—	(643)	—	(175,216)
Payment of long-term debt issue costs	—	(7,662)	—	—	—	(7,662)
Treasury stock purchased	—	(2,729)	—	—	—	(2,729)
Proceeds from intercompany borrowings	—	—	—	400	(400)	—
Payments on intercompany borrowings	—	—	(3,750)	—	3,750	—
Net cash provided by (used in) financing activities, continuing operations	—	233,572	(3,750)	(243)	3,350	232,929
Net cash provided by (used in) financing activities	$—	$233,572	$(3,750)	$(243)	$3,350	$232,929
Net increase in cash and cash equivalents	—	5,371	205	833	—	6,409
Cash and cash equivalents at the beginning of the period	—	11,200	448	—	—	11,648
Cash and cash equivalents at the end of the period	—	16,571	653	833	—	18,057

LIN Media LLC

Notes to Consolidated Financial Statements (Continued)

Note 18—Unaudited Quarterly Data

	Quarter Ended
	March 31, 2013	June 30, 2013	September 30, 2013		December 31, 2013
	(in thousands, except per share data)
Net revenues	$140,992	$164,346	$163,110		$183,915
Operating income	$11,776	$26,916	$23,226		$28,026
(Loss) income from continuing operations	$(1,020)	$7,169	$146,508	(1)	$3,944
Net (loss) income attributable to LIN Media LLC	$(856)	$7,475	$146,938		$4,556
Basic (loss) earnings per common share from continuing operations attributable to LIN Media LLC	$(0.02)	$0.14	$2.78		$0.09
Basic (loss) earnings per common share attributable to LIN Media LLC	$(0.02)	$0.14	$2.78		$0.09
Diluted (loss) earnings per common share from continuing operations attributable to LIN Media LLC	$(0.02)	$0.13	$2.63		$0.08
Diluted (loss) earnings per common share attributable to LIN Media LLC	$(0.02)	$0.13	$2.63		$0.08
Weighted-average number of common shares outstanding used in calculating income per common share:
Basic	51,910	52,278	52,791		52,879
Diluted	51,910	55,595	55,855		56,240

(1) During the year ended December 31, 2013, we recognized a $124.3 million tax benefit as a result of the Merger as well as an $18.2 million tax benefit as a result of the reversal of state valuation allowances. For further discussion, see Note 14 - "Income Taxes."

	Quarter Ended
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012
	(in thousands, except per share data)
Net revenues	$103,200	$121,016	$133,076	$196,170
Operating income	$20,460	$34,995	$44,367	$71,239
Income (loss) from continuing operations	$5,115	$15,457	$19,619	$(58,163)
(Loss) income from discontinued operations	$(1,231)	$11,602	$—	$—
Net income (loss) attributable to LIN Media LLC	$4,266	$27,118	$19,659	$(58,088)
Basic earnings (loss) per common share from continuing operations attributable to LIN Media LLC	$0.10	$0.28	$0.37	$(1.09)
Basic earnings (loss) per common share attributable to LIN Media LLC	$0.08	$0.49	$0.37	$(1.09)
Diluted earnings (loss) per common share from continuing operations attributable to LIN Media LLC	$0.10	$0.27	$0.36	$(1.09)
Diluted earnings (loss) per common share attributable to LIN Media LLC	$0.08	$0.48	$0.36	$(1.09)
Weighted-average number of common shares outstanding used in calculating income per common share:
Basic	56,184	55,174	53,066	53,169
Diluted	57,512	56,300	54,353	53,169

LIN Media LLC

Notes to Consolidated Financial Statements (Continued)

Note 19—Supplemental Disclosure of Cash Flow Information

	Year Ended December 31,
	2013	2012	2011
	(in thousands)
Cash paid for interest expense	$48,646	$42,348	$47,801
Cash paid for income taxes—continuing operations	$32,937	$1,103	$559
Non-cash investing activities:
Accrual for estimated shortfall loans to SVH	$—	$—	$4,697
Non-cash financing activities:
Capital leases assumed in acquisitions	$179	$14,896	$—

Note 20—Valuation and Qualifying Accounts

	Balance at Beginning of Period	Charged(Released) to Operations	Deductions	Balance at End of Period
	(in thousands)
Allowance for doubtful accounts as of December 31,
2013	$3,599	$1,608	$(2,019)	$3,188
2012	$2,310	$2,047	$(758)	$3,599
2011	$2,194	$760	$(644)	$2,310
Valuation allowance for state and federal deferred tax assets as of December 31,
2013	$18,157	$(18,157)	$—	$—
2012	$23,422	$(5,265)	$—	$18,157
2011	$59,990	$(36,568)	$—	$23,422

Note 21—Segment Reporting

Effective January 1, 2014, we began operating under two segments, which also represent our reportable segments, “Broadcast” and “Digital,” that are disclosed separately from our corporate activities. Our Broadcast segment includes 43 television stations and seven digital channels that are either owned, operated or serviced by us in 23 U.S. markets, all of which are engaged principally in the sale of television advertising and digital advertising primarily related to our television station companion websites, and our Digital segment includes the operating results of our digital companies; LIN Digital, LIN Mobile, Nami Media, HYFN, Dedicated Media, and Federated Media (acquired in February 2014). Unallocated corporate expenses primarily include our costs to operate as a public company and to operate our corporate locations. All revenues are generated in the United States of America. All impacted sections of this filing have been updated to reflect this change in reportable segments.

We use earnings before interest, taxes, depreciation and amortization, excluding non-recurring charges, restructuring charges, share-based compensation, loss or gain on sales of assets, and cash paid for programming (“Adjusted EBITDA”) as the primary financial measure reported to the chief executive officer (the chief operating decision maker) for use in assessing our operating segments’ operating performance. We believe that this measure is useful to investors because it eliminates a significant level of non-cash depreciation and amortization expense and other non-recurring charges and as a result, allows investors to better understand our operating segments’ performance. All adjustments to Adjusted EBITDA presented below to arrive at consolidated pre-tax income (loss) except for depreciation and amortization and cash paid for programming relate primarily to corporate activities. Cash paid for programming pertains only to our Broadcast segment. As a result, we have disclosed depreciation and amortization by segment, as this is the only adjustment to operating income that the chief executive officer reviews on a segment basis. We have presented prior period information to reflect our current reportable segments.

	Year ended December 31,
	2013	2012	2011
		(in thousands)
Net revenues:
Broadcast	$576,510	$512,367	$372,783
Digital	75,853	41,095	27,220
Total net revenues	$652,363	$553,462	$400,003

The following table is a reconciliation of Adjusted EBITDA to consolidated income before (benefit from) provision for income taxes.

	Year ended December 31,
	2013	2012	2011
		(in thousands)

Segment Adjusted EBITDA:
Broadcast	$205,843	$241,831	$141,081
Digital	4,020	1,970	292
Total segment Adjusted EBITDA	209,863	243,801	141,373
Unallocated corporate	(23,966)	(24,268)	(18,514)
Less:
Depreciation	46,854	32,149	26,246
Amortization of intangible assets	22,826	6,364	1,199
Amortization of program rights	29,242	23,048	21,406
Share-based compensation	9,374	6,857	6,176
Non-recurring and acquisition-related charges (1)	10,842	3,207	2,171
Restructuring charge	3,895	1,009	707
Contract termination costs	3,887	—	—
Loss on sale of assets	710	96	472
Add:
Cash payments for programming	31,677	24,258	24,622
Operating income	89,944	171,061	89,104
Other expense:
Interest expense, net	56,607	46,683	50,706
Share of loss in equity investments	56	98,309	4,957
Gain on derivative instruments	—	—	(1,960)
Loss on extinguishment of debt	—	3,341	1,694
Other expense, net	2,100	237	51
Total other expense, net	58,763	148,570	55,448
Consolidated income before (benefit from) provision for income taxes	$31,181	$22,491	$33,656

(1) Non-recurring charges for the year ended December 31, 2013 primarily consist of expenses related to the Merger. Charges for the years ended December 31, 2012 and 2011 relate solely to acquisitions.

	Year ended December 31,
	2013	2012	2011
		(in thousands)
Operating income (loss):
Broadcast	$142,753	$207,431	$118,399
Digital	(365)	(461)	(815)
Unallocated corporate	(52,444)	(35,909)	(28,480)
Total operating income	$89,944	$171,061	$89,104

	Year ended December 31,
	2013	2012	2011
		(in thousands)
Depreciation and amortization:
Broadcast	$64,887	$35,521	$25,761
Digital	4,046	2,365	1,105
Unallocated corporate	747	627	579
Total depreciation and amortization	$69,680	$38,513	$27,445

	Year ended December 31,
	2013	2012	2011
		(in thousands)
Capital expenditures:
Broadcast	$22,957	$23,342	$18,616
Digital	4,416	2,884	722
Unallocated corporate	2,001	2,004	731
Total capital expenditures	$29,374	$28,230	$20,069

	December 31,	December 31,
	2013	2012
	(in thousands)
Assets:
Broadcast	$1,100,343	$1,136,861
Digital	69,690	29,351
Unallocated corporate	46,817	75,202
Total assets	$1,216,850	$1,241,414

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholder of LIN Television Corporation:

In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of LIN Television Corporation and its subsidiaries at December 31, 2013 and December 31, 2012, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2013 in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2013 based on criteria established in Internal Control - Integrated Framework (1992) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company's management is responsible for these financial statements, for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in Management's Report on Internal Control over Financial Reporting (not presented herin) appearing under Item 9A. Our responsibility is to express opinions on these financial statements and on the Company's internal control over financial reporting based on our integrated audits. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

As described in Management's Report on Internal Control over Financial Reporting, management has excluded Dedicated Media, Inc. (“Dedicated Media”) and HYFN, Inc. (“HYFN”) from its assessment of internal control over financial reporting as of December 31, 2013 because they were acquired by the Company in purchase business combinations in April 2013. We have also excluded Dedicated Media and HYFN from our audit of internal control over financial reporting. Dedicated Media and HYFN’s assets each represent 1% of consolidated total assets as of December 31, 2013, and net revenues from Dedicated Media and HYFN represent 3% and less than 1%, respectively, of consolidated net revenue for the year ended December 31, 2013.

/s/PricewaterhouseCoopers LLP

Hartford, Connecticut

March 3, 2014 except for Note 19, as to which the date is June 13, 2014

LIN Television Corporation

Consolidated Balance Sheets

	December 31,
	2013	2012
	(in thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$12,525	$46,307
Accounts receivable, less allowance for doubtful accounts (2013—$3,188; 2012—$3,599)	145,409	126,150
Deferred income tax assets	6,898	—
Other current assets	15,201	6,863
Total current assets	180,033	179,320
Property and equipment, net	221,078	241,491
Deferred financing costs	16,448	19,135
Goodwill	203,528	192,514
Broadcast licenses	536,515	536,515
Other intangible assets, net	47,049	59,554
Other assets	12,299	12,885
Total assets (a)	$1,216,950	$1,241,414
LIABILITIES AND EQUITY (DEFICIT)
Current liabilities:
Current portion of long-term debt	$17,364	$10,756
Accounts payable	14,002	18,955
Income taxes payable	1,420	766
Accrued expenses	51,696	153,246
Deferred income tax liabilities	—	168,219
Program obligations	7,027	10,770
Total current liabilities	91,509	362,712
Long-term debt, excluding current portion	929,328	879,471
Deferred income tax liabilities	64,686	40,556
Program obligations	4,146	4,281
Other liabilities	27,209	42,716
Total liabilities (a)	1,116,878	1,329,736
Commitments and Contingencies (Note 13)
Redeemable noncontrolling interest	12,845	3,242
LIN Television Corporation stockholder's deficit:
Common Stock, $0.01 par value, 1,000 shares	—	—
Investment in parent company's stock, at cost	(21,984)	(21,984)
Additional paid-in capital	1,140,370	1,130,239
Accumulated deficit	(1,005,633)	(1,164,435)
Accumulated other comprehensive loss	(25,526)	(35,384)
Total stockholder's equity (deficit)	87,227	(91,564)
Total liabilities and deficit	$1,216,950	$1,241,414

(a)

Our consolidated assets as of December 31, 2013 and 2012 include total assets of $56,056 and $60,380, respectively, of variable interest entities ("VIEs") that can only be used to settle the obligations of the VIEs. These assets include broadcast licenses and other intangible assets of $44,677 and $46,604 and program rights of $2,186 and $2,060 as of December 31, 2013 and 2012, respectively. Our consolidated liabilities as of December 31, 2013 and 2012 include $4,126 and $4,577, respectively, of total liabilities of the VIEs for which the VIE's creditors have no recourse to the Company, including $2,727 and $4,152, respectively, of program obligations. See further description in Note 1—"Basis of Presentation and Summary of Significant Accounting Policies."

The accompanying notes are an integral part of the consolidated financial statements.

LIN Television Corporation

Consolidated Statements of Operations

	Year Ended December 31,
	2013	2012	2011
	(in thousands, except per share data)
Net revenues	$652,363	$553,462	$400,003
Operating expenses:
Direct operating	251,078	160,222	130,618
Selling, general and administrative	162,550	125,267	103,770
Amortization of program rights	29,242	23,048	21,406
Corporate	40,668	34,246	26,481
Depreciation	46,854	32,149	26,246
Amortization of intangible assets	22,826	6,364	1,199
Restructuring	3,895	1,009	707
Contract termination costs (Note 12)	3,887	—	—
Loss from asset dispositions	710	96	472
Operating income	90,653	171,061	89,104
Other expense:
Interest expense, net	56,627	46,683	50,706
Share of loss in equity investments	56	98,309	4,957
Gain on derivative instruments	—	—	(1,960)
Loss on extinguishment of debt	—	3,341	1,694
Other expense, net	2,100	237	51
Total other expense, net	58,783	148,570	55,448
Income before (benefit from) provision for income taxes	31,870	22,491	33,656
(Benefit from) provision for income taxes	(125,420)	40,463	(16,045)
Income (loss) from continuing operations	157,290	(17,972)	49,701
Discontinued operations:
Loss from discontinued operations, net of a benefit from income taxes of $541 and $595 for the years ended December 31, 2012 and 2011, respectively	—	(1,018)	(920)
Gain on sale of discontinued operations, net of a provision for income taxes of $6,223 for the year ended December 31, 2012	—	11,389	—
Net income (loss)	157,290	(7,601)	48,781
Net (loss) income attributable to noncontrolling interests	(1,512)	(556)	204
Net income (loss) attributable to LIN Television Corporation	$158,802	$(7,045)	$48,577

The accompanying notes are an integral part of the consolidated financial statements.

LIN Television Corporation

Consolidated Statements of Comprehensive Income (Loss)

	Year Ended December 31,
	2013	2012	2011
	(in thousands)
Net income (loss)	$157,290	$(7,601)	$48,781
Pension net gain (loss), net of tax of $5,705, $1,523 and $(7,291) for the years ended December 31, 20a13, 2012 and 2011, respectively	8,738	2,424	(11,212)
Amortization of pension net losses, net of tax of $734, $609 and $379 for the years ended December 31, 2013, 2012 and 2011, respectively, reclassified	1,120	969	374
Comprehensive income (loss)	167,148	(4,208)	37,943
Comprehensive (loss) income attributable to noncontrolling interest	(1,512)	(556)	204
Comprehensive income (loss) attributable to LIN Television Corporation	$168,660	$(3,652)	$37,739

The accompanying notes are an integral part of the consolidated financial statements.

LIN Television Corporation

Consolidated Statement of Stockholder's Equity

(in thousands, except share data)

	Common Stock		Investment in Parent Company's			Accumulated
			Common Shares	Additional Paid-In	Accumulated	Other Comprehensive	Total Stockholder's
	Shares	Amount	(at cost)	Capital	Deficit	Loss	Equity
Balance at December 31, 2012	1,000	$—	$(21,984)	$1,130,239	$(1,164,435)	$(35,384)	$(91,564)
Pension liability adjustment, net of tax of $6,439	—	—	—	—	—	9,858	9,858
Issuance of LIN Media LLC class A common shares	—	—	—	1,256	—	—	1,256
Tax benefit from exercise of share options	—	—	—	1,591	—	—	1,591
Share-based compensation	—	—	—	9,284	—	—	9,284
Dividend declared	—	—	—	(2,000)	—	—	(2,000)
Net income	—	—	—	—	158,802	—	158,802
Balance at December 31, 2013	1,000	$—	$(21,984)	$1,140,370	$(1,005,633)	$(25,526)	$87,227

The accompanying notes are an integral part of the consolidated financial statements.

LIN Television Corporation

Consolidated Statement of Stockholder's Deficit

(in thousands, except share data)

	Common Stock		Investment in Parent Company's			Accumulated
			Common Stock	Additional Paid-In	Accumulated	Other Comprehensive	Total Stockholder's
	Shares	Amount	(at cost)	Capital	Deficit	Loss	Deficit
Balance at December 31, 2011	1,000	$—	$(10,598)	$1,122,133	$(1,157,390)	$(38,777)	$(84,632)
Pension liability adjustment, net of tax of $2,132	—	—	—	—	—	3,393	3,393
Stock-based compensation	—	—	—	8,106	—	—	8,106
Purchase of LIN TV Corp. class A common shares	—	—	(11,386)	—	—	—	(11,386)
Net loss	—	—	—	—	(7,045)	—	(7,045)
Balance at December 31, 2012	1,000	$—	$(21,984)	$1,130,239	$(1,164,435)	$(35,384)	$(91,564)

The accompanying notes are an integral part of the consolidated financial statements.

LIN Television Corporation

Consolidated Statements of Stockholder's Deficit

(in thousands, except share data)

	Common Stock		Investment in Parent Company's			Accumulated
			Common Stock	Additional Paid-In	Accumulated	Other Comprehensive	Total Stockholder's
	Shares	Amount	(at cost)	Capital	Deficit	Loss	Deficit
Balance at December 31, 2010	1,000	$—	$(7,869)	$1,110,343	$(1,205,967)	$(27,939)	$(131,432)
Pension liability adjustment, net of tax of $(6,912)	—	—	—	—	—	(10,838)	(10,838)
Stock-based compensation	—	—	—	7,017	—	—	7,017
Issuance of LIN TV Corp. class A common stock			—	4,773			4,773
Purchase of LIN TV Corp. class A common stock	—	—	(2,729)	—	—	—	(2,729)
Net income	—	—	—	—	48,577	—	48,577
Balance at December 31, 2011	1,000	$—	$(10,598)	$1,122,133	$(1,157,390)	$(38,777)	$(84,632)

The accompanying notes are an integral part of the consolidated financial statements.

LIN Television Corporation

Consolidated Statements of Cash Flows

	Year ended December 31,
	2013	2012	2011
	(in thousands)
OPERATING ACTIVITIES:
Net income (loss)	$157,290	$(7,601)	$48,781
Loss from discontinued operations	—	1,018	920
Gain on sale of discontinued operations	—	(11,389)	—
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation	46,854	32,149	26,246
Amortization of intangible assets	22,826	6,364	1,199
Amortization of financing costs and note discounts	3,638	2,589	3,755
Amortization of program rights	29,242	23,048	21,406
Cash payments for programming	(31,677)	(24,258)	(24,622)
Loss on extinguishment of debt	—	1,830	1,694
Gain on derivative instruments	—	—	(1,960)
Share of loss in equity investments	56	98,309	4,957
Deferred income taxes, net	(27,222)	38,263	(16,586)
Extinguishment of income tax liability related to the Merger	(131,481)	—	—
Share-based compensation	9,374	6,857	6,176
Loss from asset dispositions	710	96	472
Other, net	(1,155)	1,724	754
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(11,058)	(33,403)	(8,825)
Other assets	(4,254)	(2,146)	(138)
Accounts payable	(8,679)	7,983	3,318
Income taxes payable	654	—	—
Accrued interest expense	4,327	1,746	(851)
Other liabilities and accrued expenses	(9,889)	6,256	(3,634)
Net cash provided by operating activities, continuing operations	49,556	149,435	63,062
Net cash used in operating activities, discontinued operations	—	(2,736)	(402)
Net cash provided by operating activities	49,556	146,699	62,660
INVESTING ACTIVITIES:
Capital expenditures	(29,374)	(28,230)	(20,069)
Change in restricted cash	—	255,159	(255,159)
Payments for business combinations, net of cash acquired	(10,082)	(358,495)	(9,033)
Proceeds from the sale of assets	86	79	74
Payments on derivative instruments	—	—	(2,020)
Shortfall loans to joint venture with NBCUniversal	—	(2,292)	(2,483)
Capital contribution to joint venture with NBCUniversal	(100,000)	—	—
Other investments, net	—	—	(375)
Net cash used in investing activities, continuing operations	(139,370)	(133,779)	(289,065)
Net cash provided by (used in) investing activities, discontinued operations	—	29,520	(115)
Net cash used in investing activities	(139,370)	(104,259)	(289,180)
FINANCING ACTIVITIES:
Net proceeds on exercises of employee and director share-based compensation	1,256	1,314	841
Tax benefit from exercises of share options	1,591	—	—
Proceeds from borrowings on long-term debt	141,000	328,333	417,695
Payment of dividend	(2,000)	—	—
Principal payments on long-term debt	(85,160)	(322,179)	(175,216)
Payment of long-term debt issue costs	(655)	(10,272)	(7,662)
Treasury shares purchased	—	(11,386)	(2,729)
Net cash provided by (used in) financing activities	56,032	(14,190)	232,929
Net (decrease) increase in cash and cash equivalents	(33,782)	28,250	6,409
Cash and cash equivalents at the beginning of the period	46,307	18,057	11,648
Cash and cash equivalents at the end of the period	$12,525	$46,307	$18,057

  The accompanying notes are an integral part of the consolidated financial statements.

LIN Television Corporation

Notes to Consolidated Financial Statements

Note 1—Basis of Presentation and Summary of Significant Accounting Policies

Principles of Consolidation

LIN Television Corporation, a Delaware corporation (“LIN Television”), together with its subsidiaries, is a local multimedia company operating in the United States. LIN Television and its subsidiaries are affiliates of Hicks, Muse & Co. Partners, L.P. (“HMC”). In these notes, the terms “Company,” “we,” “us” or “our” mean LIN Television and all subsidiaries included in our consolidated financial statements. LIN Television is a wholly-owned subsidiary of LIN Media LLC, a Delaware limited liability company (“LIN LLC”).

On July 30, 2013, LIN TV Corp., a Delaware corporation (“LIN TV”), completed its merger with and into LIN LLC, a Delaware limited liability company and wholly owned subsidiary of LIN TV, with LIN LLC as the surviving entity (the “Merger”) pursuant to the Agreement and Plan of Merger, dated February 12, 2013, by and between LIN TV and LIN LLC (the “Merger Agreement”). Entry into the Merger Agreement had previously been announced by LIN TV on its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on February 15, 2013.

LIN LLC filed a Current Report on Form 8-K on July 31, 2013 (the “Form 8-K”) for the purpose of establishing LIN LLC as the successor registrant to LIN TV pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to disclose certain related matters, including the consummation of the Merger. Pursuant to Rule 12g-3(a) under the Exchange Act and in accordance with the filing of the Form 8-K, the class A common shares representing limited liability interests in LIN LLC, as the successor registrant to LIN TV, were deemed registered under Section 12(b) of the Exchange Act. References to "LIN LLC," "we," "us," or the "Company" in this Annual Report on Form 10-K that include any period at and before the effectiveness of the Merger shall be deemed to refer to LIN TV as the predecessor registrant to LIN LLC. For more information concerning the effects of the Merger and the succession of LIN LLC to LIN TV upon its effectiveness, please see the Form 8-K.

LIN LLC's assets, liabilities, and operations relate solely to the administration of the LIN LLC partnership. LIN LLC guarantees all of our debt. All of the consolidated wholly-owned subsidiaries of LIN Television fully and unconditionally guarantee our Senior Secured Credit Facility, 8 3/8% Senior Notes due 2018 (the “8 3/8% Senior Notes”) and 6 3/8% Senior Notes due 2021 (the “6 3/8% Senior Notes”) on a joint-and-several basis, subject to customary release provisions.

Our consolidated financial statements reflect the operations of WWHO-TV in Columbus, OH and WUPW-TV in Toledo, OH as discontinued for all periods presented. See Note 3—“Discontinued Operations” for further discussion of our discontinued operations.

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Certain changes in classifications have been made to the prior period financial statements to conform to the current financial statement presentation. Our significant accounting policies are described below.

The accompanying consolidated financial statements include the accounts of our Company, our wholly-owned and majority-owned and controlled subsidiaries, and variable interest entities ("VIEs") for which we are the primary beneficiary. We review all local marketing agreements (“LMAs”), shared services agreements (“SSAs”) or joint sales agreements (“JSAs”), to evaluate whether consolidation of entities party to such arrangements is required. All intercompany accounts and transactions have been eliminated. We conduct our business through our subsidiaries and have no operations or assets other than our investment in our subsidiaries and equity-method investments.

As of January 1, 2014, we began operating under two segments, which also represent our reportable segments, “Broadcast” and “Digital” that are disclosed separately from our corporate activities. Our Broadcast segment includes forty-three television stations and seven digital channels that are either owned, operated or serviced by us in twenty-three U.S. markets, all of which are engaged principally in the sale of television advertising and digital advertising primarily related to our television station companion websites. Our Digital segment includes the operating results of our digital companies: LIN Digital LLC ("LIN Digital"), LIN Mobile, LLC ("LIN Mobile"), Nami Media, Inc. ("Nami Media"), HYFN, Inc. ("HYFN"), Dedicated Media, Inc. ("Dedicated Media"), and Federated Media Publishing LLC (acquired in February 2014) ("Federated Media"). Corporate and unallocated expenses primarily include our costs to operate as a public company and to operate our corporate locations. Corporate is not a reportable segment. We have retrospectively recast prior period disclosures to reflect this change in our reportable operating segments. See Note 19 - “Segment Reporting” for further discussion. Prior to January 1, 2014, we had one reportable segment.

LIN Television Corporation

Notes to Consolidated Financial Statements (continued)

Joint Venture Sale Transaction

On February 12, 2013, we, along with LIN TV and our wholly-owned subsidiary, LIN Television of Texas, L.P., a Delaware limited partnership (“LIN Texas”) entered into and closed the transactions contemplated by a transaction agreement (the “Transaction Agreement”) with NBC Telemundo License LLC, a Delaware limited liability company (“NBC”), NBCU New LLC I, a Delaware limited liability company, NBCU New LLC II, a Delaware limited liability company, General Electric Company, a New York corporation (“GE”), General Electric Capital Corporation, a Delaware corporation (“GECC” and together with GE, the “GE Parties”), National Broadcasting Company Holding, Inc., a Delaware corporation, Comcast Corporation, a Pennsylvania corporation (“Comcast”), NBCUniversal Media, LLC, a Delaware limited liability company (“NBCUniversal”), Lone Star SPV, LLC, a Delaware limited liability company and Station Venture Holdings, LLC, a Delaware limited liability company (“SVH”). SVH held a 99.75% interest in Station Venture Operations, LP (“SVO”), which is the operating company that managed KXAS-TV and KNSD-TV, the television stations that comprised the joint venture. The Transaction Agreement effected a series of transactions related to the ownership and sale of LIN Texas’s 20.38% equity interest in SVH, a joint venture in which NBC, an affiliate of NBCUniversal, held the remaining 79.62% equity interest (collectively, the “JV Sale Transaction”).

SVH was a limited partner in a business that operated an NBC affiliate in Dallas and an NBC affiliate in San Diego pursuant to a management agreement. At the time of LIN Texas’s acquisition of its interest in SVH in 1998, GECC provided secured debt financing to SVH in the form of a $815.5 million non-amortizing senior secured note due 2023 to GECC (the “GECC Note”), and, in connection with SVH’s assumption of the GECC Note, LIN TV guaranteed the payment of the full amount of principal and interest on the GECC Note (the “GECC Guarantee”).

In addition, during 2009, 2010, 2011 and 2012, we entered into agreements with SVH, the GE Parties and NBCUniversal pursuant to which LIN Television, the GE Parties and NBCUniversal caused to be provided to SVH certain unsecured shortfall funding loans (the “Shortfall Funding Loans”) on the basis of each party’s percentage of equity interest in SVH in order to fund interest payments on the GECC Note.

Pursuant to the JV Sale Transaction, in exchange for LIN Television causing a $100 million capital contribution to be made to SVH (which was used to prepay a portion of the GECC Note), LIN TV was released from the GECC Guarantee and any further obligations related to any shortfall funding agreements. Further, LIN Texas sold its 20.38% equity interest in SVH to affiliates of NBCUniversal, and the LIN parties transferred their rights to receivables related to the Shortfall Funding Loans for $1.00. As a result of the JV Sale Transaction, neither we nor any of our direct or indirect subsidiaries have any further investment in or obligations (funding or otherwise) related to SVH, including, without limitation, to make any other unsecured shortfall loans or payments under the GECC Note or the GECC Guarantee.

We accrued for and expensed the $100 million capital contribution to SVH to secure the release of the GECC Guarantee and recorded the related tax effects of the JV Sale Transaction and the capital contribution in our consolidated financial statements as of December 31, 2012 because it represented a probable and estimable obligation of the Company. In February 2013, we entered into a $60 million incremental term loan facility and utilized $40 million of cash on hand and borrowings under our revolving credit facility to fund the $100 million capital contribution. As a result of the JV Sale Transaction, LIN TV, after utilizing all of its available federal net operating loss carryforwards to offset the taxable gain recognized in such transaction, we had a $162.8 million income tax payable associated with this transaction remaining, $131.5 million of which was extinguished as a result of the closing of the transactions contemplated by the Merger Agreement further described below.

Concurrent with the closing of the JV Sale Transaction, LIN TV entered into the Merger Agreement with LIN LLC as described above. The Merger enabled the surviving entity to be classified as a partnership for federal income tax purposes, and the change in classification was treated as a liquidation of LIN TV for federal income tax purposes, and LIN TV realized a capital loss in its 100% equity interest in LIN Television.

LIN Television Corporation

Notes to Consolidated Financial Statements (continued)

Based on an average of the opening and closing trading prices of LIN TV's class A common stock on the day of the Merger, LIN TV realized a capital loss in the amount of approximately $343 million, which represented the difference between its tax basis in the stock of LIN Television, and the fair market value of such stock as of July 30, 2013. The capital loss realized and existing net operating losses were used to offset a portion of the capital gain recognized in the JV Sale Transaction and, we realized cash savings of $131.5 million, resulting in a remaining tax liability of $31.3 million associated with the JV Sale Transaction. We made state and federal tax payments to settle this tax liability during the fourth quarter of 2013.

Variable Interest Entities

In determining whether we are the primary beneficiary of a VIE for financial reporting purposes, we consider whether we have the power to direct the activities of the VIE that most significantly impact the economic performance of the VIE and whether we have the obligation to absorb losses or the right to receive returns that would be significant to the VIE. We consolidate VIEs when we are the primary beneficiary.

We have a JSA and an SSA with WBDT Television, LLC ("WBDT"), a third party licensee, for WBDT-TV in the Dayton, OH market. We also have JSAs and SSAs with affiliates of Vaughan Acquisition LLC ("Vaughan"), a third party licensee, for WTGS-TV in the Savannah, GA market, WYTV-TV in the Youngstown, OH market and KTKA-TV in the Topeka, KS market and SSAs with KASY-TV Licensee, LLC ("KASY"), a third-party licensee, for KWBQ-TV in the Santa Fe, NM market, KRWB-TV in the Roswell, NM market and KASY-TV in the Albuquerque, NM market. Under these agreements, we provide administrative services to these stations, have an obligation to reimburse certain of the stations' expenses, and we are compensated through a performance-based fee structure that provides us the benefit of certain returns from the operation of these stations.

We determined that WBDT, Vaughan and KASY are VIEs and as a result of the JSAs and/or SSAs, we have variable interests in these entities. We are the primary beneficiary of these entities, and therefore, we consolidate these entities within our consolidated financial statements.

LIN Television Corporation

Notes to Consolidated Financial Statements (continued)

The carrying amounts and classifications of the assets and liabilities of the variable interest entities described above, which have been included in our consolidating balance sheets as of December 31, 2013 and 2012 were as follows (in thousands):

	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$278	$418
Accounts receivable, net	6,345	6,021
Other assets	927	2,092
Total current assets	7,550	8,531
Property and equipment, net	2,469	3,190
Broadcast licenses and other intangible assets, net	44,677	46,604
Other assets	1,360	2,055
Total assets	$56,056	$60,380
LIABILITIES
Current liabilities:
Current portion of long-term debt	$1,162	$1,451
Accounts payable	63	—
Accrued expenses	1,336	425
Program obligations	1,303	2,185
Total current liabilities	3,864	4,061
Long-term debt, excluding current portion	3,005	3,950
Program obligations	1,424	1,967
Other liabilities	47,763	50,402
Total liabilities	$56,056	$60,380

The assets of our consolidated VIEs can only be used to settle the obligations of the VIEs, and may not be sold, or otherwise disposed of, except for assets sold or replaced with others of like kind or value. Other liabilities of $47.8 million and $50.4 million as of December 31, 2013 and 2012, respectively, serve to reduce the carrying value of the entities and are eliminated in our consolidated financial statements. This reflects the fact that as of December 31, 2013 and 2012, LIN Television has an option that it may exercise if the Federal Communications Commission ("FCC") attribution rules change. The option would allow LIN Television to acquire the assets or member's interest of the VIE entities for a nominal exercise price, which is significantly less than the carrying value of their tangible and intangible net assets.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires our management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and the notes thereto. Our actual results could differ from these estimates. Estimates are used for the allowance for doubtful accounts in receivables, valuation of goodwill and intangible assets, assumptions used to determine fair value of financial instruments, amortization and impairment of program rights and intangible assets, share-based compensation and other long-term incentive compensation arrangements, pension costs, barter transactions, income taxes, employee medical insurance claims, useful lives of property and equipment, contingencies, litigation and net assets of businesses acquired.

LIN Television Corporation

Notes to Consolidated Financial Statements (continued)

Cash and cash equivalents

Cash equivalents consist of highly liquid, short-term investments that have an original maturity of three months or less when purchased. All of our available cash is on deposit with banking institutions that we believe to be financially sound. We had no material losses on our cash or cash equivalents during 2013.

Property and equipment

Property and equipment is recorded at cost and is depreciated using the straight-line method over the estimated useful lives of the assets, which are an average of 30 to 40 years for buildings and fixtures, and 3 to 15 years for broadcast and other equipment. Upon retirement or other disposition, the cost and related accumulated depreciation of the assets are removed from the accounts and the resulting gain or loss is included in consolidated net income or loss. Expenditures for maintenance and repairs, including expenditures for planned major maintenance activities, are expensed as incurred. We review our property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.

Equity investments

Equity investments that we do not have a controlling interest in are accounted for using the equity method. Our share of the net income or loss for these investments, including any equity investment impairments or payments under related guarantees, is included in share of loss from equity investments on our consolidated statement of operations. We review our interest in our equity investments for impairment if there is a series of operating losses or other factors that may indicate that there is a decrease in the value of our investment that is other than temporary.

Revenue recognition

We recognize local, national and political advertising sales, net of agency commissions, during the period in which the advertisements or programs are aired on our television stations, and when payment is reasonably assured. Internet and mobile advertisement sales are recognized when the advertisement is displayed on our websites or the websites of our advertising network. We recognize retransmission consent fees in the period in which our service is delivered. Revenue generated by our digital companies is recognized over the service delivery period when necessary provisions of the contracts have been met. In addition, for the sale of third-party products and services by our digital companies, we evaluate whether it is appropriate to recognize revenue based on the gross amount billed to the customer or the net amount retained by us.

Barter transactions

We account for barter transactions at the fair value of the goods or services we receive from our customers, or the advertising time provided, whichever is more clearly indicative of fair value based on the judgment of our management. We record barter advertising revenue at the time the advertisement is aired and barter expense at the time the goods or services are used. We account for barter programs at fair value based on a calculation using the actual cash advertisements we sell within barter programs multiplied by one minus the program profit margin for similar syndicated programs where we pay cash to acquire the program rights. We record barter program revenue and expense when we air the barter program. We do not record barter revenue or expenses related to network programs. Barter revenue and expense included in the consolidated statements of operations are as follows (in thousands):

	Year Ended December 31,
	2013	2012	2011
Barter revenue	$5,552	$4,220	$4,071
Barter expense	(5,455)	(4,176)	(3,967)

Advertising expense

Advertising costs are expensed as incurred. We incurred advertising costs in the amounts of $3.9 million, $3.1 million and $2.6 million for the years ended December 31, 2013, 2012 and 2011, respectively.

LIN Television Corporation

Notes to Consolidated Financial Statements (continued)

Intangible assets

Intangible assets primarily include broadcast licenses, network affiliations, customer relationships, completed technology, non-compete agreements and goodwill.

We consider our broadcast licenses to be indefinite-lived intangible assets and as a result, we test the impairment of our broadcast licenses annually or whenever events or changes in circumstances indicate that such assets might be impaired. The use of an indefinite life for our broadcast licenses is based on our ability to renew the licenses and that such renewals generally may be obtained indefinitely and at little cost and that the technology used in broadcasting is not expected to be replaced in the foreseeable future. Therefore, cash flows derived from the broadcast licenses are expected to continue indefinitely. We proceed directly to the first step of the impairment test without attempting to qualitatively assess whether an impairment was more likely than not. The impairment test consists of a comparison of the fair value of broadcast licenses with their carrying amount on a station-by-station basis using a discounted cash-flow valuation method, assuming a hypothetical start-up scenario. The future value of our broadcast licenses could be significantly impaired by the loss of the corresponding network affiliation agreements. Accordingly, such an event could trigger an assessment of the carrying value of a broadcast license.

We test the impairment of goodwill annually or whenever events or changes in circumstances indicate that goodwill might be impaired. We proceed directly to the first step of the impairment test without attempting to qualitatively assess whether an impairment was more likely than not. Our reporting units are comprised of each of the markets in which our television stations operate, LIN Digital, Nami Media, Dedicated Media, Inc. ("Dedicated Media") and HYFN, Inc. ("HYFN"). The first step of the goodwill impairment test compares the fair value of a reporting unit with its carrying amount, including goodwill. The fair value of a reporting unit is determined through the use of a discounted cash flow analysis. The valuation assumptions used in the discounted cash flow model reflect historical and projected performance of the reporting unit and prevailing values in the markets for similar assets. If the fair value of the reporting unit exceeds its carrying amount, goodwill is not considered impaired. If the carrying amount of the reporting unit exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of impairment loss, if any. The second step of the goodwill impairment test compares the implied fair value of goodwill with the carrying amount of that goodwill. The implied fair value of goodwill is determined by performing a hypothetical purchase price allocation, using the reporting unit's fair value (as determined in step one) as the purchase price. If the carrying amount of goodwill exceeds the implied fair value, an impairment charge is recognized in an amount equal to that excess, but not more than the carrying value of the goodwill. An impairment assessment could be triggered by a significant reduction, or a forecast of such reductions, in operating results or cash flows at one or more of our reporting units, a significant adverse change in the national or local advertising marketplaces in which our television stations operate, or by adverse changes to FCC ownership rules, among other factors. We recorded an impairment charge during 2011, which is more fully described in Note 6 -"Intangible Assets."

Long-lived assets

We periodically evaluate the net realizable value of long-lived assets, including tangible and intangible assets, relying on a number of factors including operating results, business plans, economic projections and anticipated future cash flows. When evaluating assets for potential impairment, we first compare the carrying amount of the asset group to the estimated future cash flows associated with the asset group (undiscounted and without interest charges). If the estimated future cash flows used in this analysis are less than the carrying amount of the asset group, an impairment loss calculation is prepared. The impairment loss calculation compares the carrying amount of the asset group to the asset group's estimated future cash flows (discounted and with interest charges). If required, an impairment loss is recorded for the portion of the asset group's carrying value that exceeds the asset group's estimated future cash flows.

LIN Television Corporation

Notes to Consolidated Financial Statements (continued)

Program rights

Program rights are recorded as assets when the license period begins and the programs are delivered to our stations for broadcasting, at the gross amount of the related obligations. Costs incurred in connection with the purchase of programs to be broadcast within one year are classified as other current assets, while costs of those programs to be broadcast subsequently are considered non-current. Program costs are charged to operations over their estimated broadcast periods in a manner consistent with actual usage.

If the estimated net realizable value of acquired programming rights is less than unamortized cost (i.e. due to poor ratings), we would recognize an impairment charge to reduce the carrying value of the program rights to their net realizable value.

Program obligations are classified as current or non-current in accordance with the payment terms of the license agreement.

Share-based compensation

As of December 31, 2013, we have several share-based employee compensation plans, which are described more fully in Note 9—"Share-Based Compensation." We estimate the fair value of share option awards using a Black-Scholes valuation model. The Black-Scholes valuation model requires us to make assumptions and judgments about the variables used in the calculation, including the option's expected term, the expected volatility of the underlying shares and the number of share option awards that are expected to be forfeited. The expected term represents the weighted-average period of time that options granted are expected to be outstanding giving consideration to vesting schedules and our historical exercise patterns. Expected volatility is based on historical trends for LIN LLC's class A common shares over the expected term. Expected forfeitures are estimated using our historical experience. If future changes in estimates differ significantly from our current estimates, our future share-based compensation expense and results of operations could be materially impacted.

The following table presents the share-based compensation expense included in our consolidated statements of operations (in thousands):

	Year Ended December 31,
	2013	2012	2011
Direct operating	$320	$270	$256
Selling, general and administrative	1,460	1,019	1,266
Corporate	7,594	5,568	4,654
Total share-based compensation	$9,374	$6,857	$6,176

Our accounting policy is to follow the tax law ordering approach regarding net operating losses and determining when tax benefits are realized related to excess share option deductions and credited to paid-in capital.

Income taxes

Deferred income taxes are recognized based on temporary differences between the financial statement and the tax basis of assets and liabilities using statutory tax rates in effect in the years in which the temporary differences are expected to reverse. We consider future taxable income and feasible tax planning strategies in assessing the need for establishing or removing a valuation allowance. We record or subsequently remove a valuation allowance to reflect our deferred tax assets to an amount that is more likely than not to be realized. In the event that our determination changes regarding the realization of all or part of our deferred tax assets in the future, an adjustment to the deferred tax asset is recorded to our consolidated statement of operations in the period in which such a determination is made. Due to the change in tax structure as a result of the Merger, we reversed an$18.2 million valuation allowance and recognized a corresponding tax benefit during 2013. For further discussion regarding this reversal, see Note 14 - "Income Taxes."

LIN Television Corporation

Notes to Consolidated Financial Statements (continued)

When accounting for uncertainty in income taxes, we follow the prescribed recognition threshold and measurement methodology for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. We recognize interest and penalties related to uncertain tax positions as a component of income tax expense.

Concentration of credit risk

Financial instruments that potentially subject us to concentrations of credit risk consist principally of cash and cash equivalents and trade receivables. Concentration of credit risk with respect to cash and cash equivalents and investments are limited as we maintain primary banking relationships with only large nationally recognized institutions. We evaluated the viability of these institutions as of December 31, 2013 and we believe our risk is minimal. Credit risk with respect to trade receivables is limited, as our trade receivables are primarily related to advertising revenues generated from a large diversified group of local and nationally recognized advertisers and advertising agencies. We do not require collateral or other security against trade receivable balances, however, we do maintain reserves for potential bad debt losses, which are based on historical bad debt experience and an assessment of specific risks, and such reserves and bad debts have been within management's expectations for all years presented.

Fair value of financial instruments

Certain financial instruments, including cash and cash equivalents, investments, accounts receivable and accounts payable are carried in the consolidated financial statements at amounts that approximate fair value. For certain financial assets and liabilities recorded at fair value on a recurring basis we maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

Derivative financial instruments

Derivatives are required to be recorded as assets or liabilities and measured at fair value. Gains or losses resulting from changes in the fair values of derivatives are recognized immediately or deferred, depending on the use of the derivative and whether or not it qualifies as a hedge. We have historically used derivative financial instruments in the management of our interest rate exposure for our long-term debt. In accordance with our interest rate risk management policy, we do not enter into derivative financial instruments unless there is an underlying exposure, and we do not enter into derivative financial instruments for speculative trading purposes.

Retirement plans

We have a defined benefit retirement plan covering certain of our employees. Our pension benefit obligations and related costs are calculated using prescribed actuarial concepts. Additionally, we record the unfunded status of our plan on our consolidated balance sheets. Effective April 1, 2009, this plan was frozen and we do not expect to make additional benefit accruals to this plan, however, we continue to fund our existing vested obligations.

LIN Television Corporation

Notes to Consolidated Financial Statements (continued)

Redeemable noncontrolling interest

The following table presents the activity of the redeemable noncontrolling interest included in our consolidated balance sheets related to Nami Media, HYFN and Dedicated Media, which represents third parties’ proportionate share of our consolidated net assets (in thousands):

Redeemable Noncontrolling Interest
Acquisition of redeemable noncontrolling interest	$3,503
Net loss	(556)
Share-based compensation	295
Balance as of December 31, 2012	3,242
Acquisition of redeemable noncontrolling interest	11,025
Net loss	(1,512)
Share-based compensation	90
Balance as of December 31, 2013	$12,845

Recently issued accounting pronouncements

In July 2013 the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2013-11, “Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists” to eliminate diversity in practice. This ASU requires that companies net their unrecognized tax benefits against all same-jurisdiction net operating losses or tax credit carryforwards that would be used to settle the position with a tax authority. This new guidance is effective prospectively for annual reporting periods beginning on or after December 15, 2013 and interim periods therein. We prospectively adopted this guidance effective January 1, 2013 and it did not have a material impact on our financial statements.

In February 2013, the Financial Accounting Standards Board issued Accounting Standards Update No. 2013-2, “Reporting of Amounts Reclassified out of Accumulated Other Comprehensive Income,” which amends Accounting Standards Codification 220, “Comprehensive Income.” The amendments require an entity to disclose the impact of amounts reclassified out of accumulated other comprehensive income and into net income, by the respective line items of net income, if the amounts reclassified are reclassified to net income in their entirety in the same reporting period. The disclosure is required either on the face of the statement where net income is presented or in the notes. For amounts that are not reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures required under U.S. GAAP that provide additional detail about those amounts. We prospectively adopted this guidance effective January 1, 2013 and it did not have a material impact on our financial statements.

In July 2012, there were revisions to the accounting standard for impairment tests of indefinite-lived intangible assets other than goodwill. Under the revised standard a company can first perform a qualitative assessment to determine whether further impairment testing of indefinite-lived intangible assets is necessary. A company can choose to perform the qualitative assessment on none, some, or all of its indefinite-lived intangible assets, and can also bypass the qualitative assessment and perform the quantitative impairment test for any indefinite-lived intangible in any period. The revised standard is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. We adopted this guidance effective January 1, 2013 and do not expect it to have a material impact on our impairment tests of indefinite-lived intangible assets.

Note 2—Acquisitions

Federated Media Publishing, Inc.

On February 3, 2014, LIN Digital Media LLC, a wholly owned subsidiary of LIN Television, acquired 100% of the capital stock of Federated Media Publishing, Inc. ("Federated Media"). Federated Media is a digital content and conversational marketing company that leverages the relationships and content from its publishing network to deliver contextually relevant advertising and conversational and engagement tools that reach agencies’ and brands’ targeted audiences across digital and social media platforms. The purchase price totaled $22.4 million plus an adjustment for working capital delivered at closing and was funded from cash on hand and amounts drawn on our revolving credit facility.

We are in the process of making preliminary estimates of the fair value of the assets acquired and liabilities assumed of Federated Media, utilizing information available at the time of this report and these estimates are subject to refinement until all pertinent information has been obtained. We expect to complete the process of finalizing the purchase accounting and final estimates of fair value of assets and liabilities during the twelve months following the acquisition.

Dedicated Media, Inc.

On April 9, 2013, we acquired a 60% interest (calculated on a fully diluted basis) in Dedicated Media, a multi-channel advertisement buying and optimization company. Dedicated Media employs new technologies to create, plan and execute digital marketing campaigns on behalf of its clients. The purchase price totaled $5.8 million, which was funded from cash on hand at the time of the acquisition.

Under the terms of our agreement with Dedicated Media, we agreed to purchase the remaining outstanding shares of Dedicated Media by no later than February 15, 2015 if Dedicated Media achieves both (i) a target earnings before interest, taxes, depreciation and amortization (“EBITDA”) and (ii) a target gross profit in 2014, as outlined in the purchase agreement. The purchase price of these shares is based on multiples of Dedicated Media’s 2014 EBITDA and gross profit. Our maximum potential obligation under the purchase agreement is $26 million. If Dedicated Media does not meet the target EBITDA or target gross profit in 2014, we have the option to purchase the remaining outstanding shares using the same purchase price multiple.

The following table summarizes the allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed by us in the acquisition (in thousands):

Current assets	$7,315
Equipment	99
Definite-lived intangible assets	4,620
Goodwill	1,854
Current liabilities	(4,302)
Noncontrolling interest	(3,834)
Total	$5,752

The amount allocated to definite-lived intangible assets represents the estimated fair values of customer relationships of $3.9 million, completed technology of $0.5 million, and trademarks of $0.2 million. These intangible assets will be amortized over the estimated remaining useful lives of approximately 8 years for customer relationships, 4 years for completed technology and 2 years for trademarks.

HYFN, Inc.

On April 4, 2013, we acquired a 50.1% interest (calculated on a fully diluted basis) in HYFN, a full service digital advertising agency specializing in the planning, development, deployment and support for websites, mobile sites, interactive banners, games and various applications for multiple devices. The purchase price totaled $7.2 million, $6.9 million of which was funded from cash on hand and $0.3 million was accrued at the time of the acquisition and was subsequently paid in accordance with the provisions of the purchase agreement during the first quarter of 2014.

Under the terms of our agreement with HYFN, we agreed to purchase the remaining outstanding shares of HYFN by no later than February 15, 2016 if HYFN achieves both (i) a target EBITDA and (ii) target net revenues in 2015, as outlined in the transaction agreements. The purchase price of these shares is based on multiples of HYFN’s 2015 net revenue and EBITDA. Our maximum potential obligation under the terms of our agreement is approximately $62.4 million. If HYFN does not meet the target EBITDA or target net revenues in 2015, we have the option to purchase the remaining outstanding shares using the same purchase price multiple.

The following table summarizes the allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed by us in the acquisition (in thousands):

Current assets	$3,759
Non-current assets	13
Equipment	179
Definite-lived intangible assets	3,580
Goodwill	9,160
Current liabilities	(920)
Non-current liabilities	(1,361)
Noncontrolling interest	(7,191)
Total	$7,219

The amount allocated to definite-lived intangible assets represents the estimated fair values of customer relationships of $2.4 million, completed technology of $1.1 million, and trademarks of $0.1 million. These intangible assets will be amortized over the estimated remaining useful lives of approximately 8 years for customer relationships, 3 years for completed technology and 3 years for trademarks.

Goodwill of $1.9 million and $9.2 million is the excess of the aggregate purchase price over the fair value of the identifiable net assets acquired, and primarily represents the benefits of the incremental revenue we expect to generate from the acquisitions of Dedicated Media and HYFN, respectively. None of the goodwill recognized in connection with the acquisitions of Dedicated Media and HYFN is deductible for tax purposes.

Our obligations to purchase the noncontrolling interest holders’ shares of both Dedicated Media and HYFN are outside of our control, because they are based on the achievement of certain financial targets described above. Therefore, the noncontrolling interest related to Dedicated Media and HYFN as of December 31, 2013 has been reported as redeemable noncontrolling interest and classified as temporary equity on our consolidated balance sheets. As of the acquisition dates, the fair values of the noncontrolling interests were $3.8 million and $7.2 million for Dedicated Media and HYFN, respectively, and were measured based on the purchase prices for our 60% and 50.1% ownership interest in Dedicated Media and HYFN, respectively, and the net assets acquired as of the acquisition dates. As of December 31, 2013, we believe that achievement of the financial targets is not yet probable and therefore, have not reflected these obligations in our consolidated financial statements.

If we do not purchase the remaining outstanding shares of Dedicated Media or HYFN by the dates set forth in the respective purchase agreements, the noncontrolling interest holders have the right to purchase our interest. The purchase price of these shares is based on the same purchase price multiple described above and is exercisable only if the applicable financial targets are not met and we do not elect to purchase the remaining interest. The fair value of our elective purchase options, and the fair value of the options held by the noncontrolling interest holders is zero and no amounts related to these options are included in our consolidated financial statements as of December 31, 2013.

Net revenues and operating loss of HYFN and Dedicated Media included in our consolidated statements of operations for the year ended December 31, 2013 were $24.2 million and $(2.8) million, respectively.

New Vision Acquisition

On October 12, 2012, we completed our acquisition of television stations in eight markets that were previously owned by affiliates of New Vision Television, LLC ("New Vision") for $334.9 million, subject to certain post-closing adjustments, and including the assumption of $14.3 million of finance lease obligations. Concurrent with the acquisition, Vaughan, a third-party licensee, completed its acquisition of separately owned television stations (the "Vaughan Acquired Stations") in three markets for $4.6 million from PBC Broadcasting, LLC ("PBC").

We also agreed to provide certain services to the Vaughan Acquired Stations pursuant to SSAs with Vaughan. Under the SSAs with Vaughan, we provide sales, administrative and technical services, supporting the business and operation of the Vaughan Acquired Stations in exchange for commissions and fees that provide us the benefit of certain returns from the business of the Vaughan Acquired Stations.

The following table summarizes the allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed by both us and Vaughan in the acquisition (in thousands):

Program rights assets	$2,040
Property and equipment	100,124
Broadcast licenses	133,120
Definite-lived intangible assets	55,837
Goodwill	65,024
Current liabilities	(417)
Non-current liabilities	(2,239)
Long-term debt assumed	(13,989)
Total	$339,500

The amount allocated to definite-lived intangible assets represents the estimated fair values of network affiliations of $30.8 million, favorable leases of $8.6 million, advertiser relationships of $6.1 million, retransmission consent agreements of $7 million, and other intangible assets of $3.3 million. These intangible assets will be amortized over the estimated remaining useful lives of approximately 2 years for network affiliations, 32 years for favorable leases, 10 years for advertiser relationships, 5 years for retransmission consent agreements, and a weighted average life of 6 years for other intangible assets.

The results of operations for the year ended December 31, 2012 include the results of the New Vision stations since October 12, 2012. Net revenues and operating income of the television stations acquired during 2012 included in our consolidated statements of operations for the year ended December 31, 2012 were $40 million and $11.2 million, respectively.

Pro Forma Information

The following table sets forth unaudited pro forma results of operations, assuming that the acquisition of the television stations from New Vision, along with transactions necessary to finance the acquisition, occurred on January 1, 2011 (in thousands):

	2012	2011
Net revenue	$658,163	$514,340
Net (loss) income	$(11,720)	$23,950
Basic (loss) income per common share attributable to LIN LLC	$(0.22)	$0.43
Diluted (loss) income per common share attributable to LIN LLC	$(0.22)	$0.42

This pro forma financial information is based on historical results of operations, adjusted for the allocation of the purchase price and other acquisition accounting adjustments, and is not necessarily indicative of what our results would have been had we operated the businesses since January 1, 2011. The pro forma adjustments reflect depreciation expense, amortization of intangibles and amortization of program contract costs related to the fair value adjustments of the assets acquired, additional interest expense related to the financing of the transactions, exclusion of nonrecurring financing and transaction related costs and the related tax effects of the adjustments.

In connection with the acquisition of television stations from New Vision, we and New Vision incurred a combined total of $7.3 million of transaction related costs primarily related to legal and other professional services. These costs were not included in the 2012 pro forma amounts. The 2011 pro forma net income was adjusted to include these costs, as they are directly attributable to the acquisition.

ACME Television Acquisition

On December 10, 2012, we acquired certain assets of the ACME Television, LLC ("ACME") television stations KWBQ-TV, KRWB-TV and KASY-TV (collectively the "Acquired Stations"), each of which serves the Albuquerque-Santa Fe, NM market. KASY-TV Licensee, LLC ("KASY"), an unrelated third party, acquired the remaining assets of the Acquired Stations, including the FCC license. The aggregate purchase price for the Acquired Stations was $19 million, of which we paid approximately $17.3 million and KASY paid approximately $1.7 million.

We also agreed to provide certain services to the Acquired Stations pursuant to shared services arrangements with KASY. Under the shared services arrangements with KASY, we provide sales, administrative and technical services, supporting the business and operation of the Acquired Stations in exchange for commissions and fees that provide us the benefit of certain returns from the business of the Acquired Stations.

The following table summarizes the allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed by both us and KASY in the acquisitions (in thousands):

Current assets	$1,656
Non-current assets	1,968
Other intangible assets	12,898
Goodwill	5,331
Non-current liabilities	(2,858)
Total	$18,995

Goodwill of $65 million and $5.3 million is the excess of the aggregate purchase price over the fair value of the identifiable net assets acquired, and primarily represents the benefits of synergies and economies of scale we expect to realize from the acquisitions of the television stations from New Vision and ACME, respectively. All of the goodwill recognized in connection with the acquisitions of New Vision and ACME is deductible for tax purposes.

During the year ended December 31, 2013, certain measurement period adjustments were made to the initial allocation performed in the fourth quarter of 2012 for the New Vision and ACME acquisitions, which were not material to the consolidated financial statements.

Nami Media, Inc.

On November 22, 2011, we acquired a 57.6% interest (a 50.1% interest calculated on a fully diluted basis) in Nami Media Inc. ("Nami Media"), a digital advertising management and technology company. During 2013, Nami Media did not achieve the minimum threshold of earnings before interest, taxes, depreciation and amortization ("EBITDA") required to obligate us to acquire the remaining outstanding shares. As of the date of this report, we have not exercised our option to acquire the remaining outstanding shares.

Note 3—Discontinued Operations

WWHO-TV

On February 16, 2012, we completed the sale of substantially all of the assets of WWHO-TV, our CW affiliate serving Columbus, OH. During the year ended December 31, 2012, we recorded a loss on the sale of WWHO-TV of $0.4 million ($0.3 million, net of tax).

WUPW-TV

On April 21, 2012, we completed the sale of substantially all of the assets of WUPW-TV to WUPW, LLC. During the year ended December 31, 2012, we recorded a gain on the sale of WUPW-TV of $18 million ($11.7 million, net of tax).

The following presents summarized information for the discontinued operations as follows (in thousands):

	2012			2011
	WWHO- TV	WUPW- TV	Total	WWHO- TV	WUPW- TV	Total
Net revenues	$440	$2,193	$2,633	$4,236	$7,585	$11,821
Operating (loss) income	(393)	(1,166)	(1,559)	(699)	1,079	380
Net (loss) income	(252)	(766)	(1,018)	(1,427)	507	(920)

Note 4—Investments

Joint Venture with NBCUniversal

As of December 31, 2012, we held a 20.38% interest in SVH, a joint venture with NBCUniversal, and accounted for our interest using the equity method, as we did not have a controlling interest. SVH held a 99.75% interest in SVO, which is the operating company that managed KXAS-TV and KNSD-TV, the television stations that comprised the joint venture.

As further described in Note 1 - "Basis of Presentation and Summary of Significant Accounting Policies" and Note 13—"Commitments and Contingencies," on February 12, 2013, LIN TV, LIN Television, and LIN Texas entered into and simultaneously closed the transactions contemplated by the Transaction Agreement among subsidiaries of NBCUniversal, Comcast, the GE Parties, and SVH.

Pursuant to the JV Sale Transaction, in exchange for LIN Television causing a $100 million capital contribution to be made to SVH (which was used to prepay a portion of the GECC Note), LIN TV was released from the GECC Guarantee and any further obligations related to any shortfall funding agreements. Further, LIN Texas sold its 20.38% equity interest in SVH to affiliates of NBCUniversal , and the LIN parties transferred their rights to receivables related to the Shortfall Funding Loans for $1.00. As a result of the JV Sale Transaction, neither we nor any of our direct or indirect subsidiaries have any further investment in or obligations (funding or otherwise) related to SVH, including, without limitation, to make any other unsecured shortfall loans or payments under the GECC Note or the GECC Guarantee.

The following table presents summarized financial information of SVH and SVO for the period from January 1, 2013 through February 12, 2013 and the years ending December 31, 2012 and 2011 (in thousands):

	January1 - February 12,	Year Ended December 31,
	2013	2012	2011
SVO:
Net revenues	$11,951	$143,474	$118,833
Operating expenses	(9,148)	(79,124)	(71,350)
Net income before taxes	2,805	64,653	47,791
Net income after taxes	2,793	64,515	47,743
SVH:
Equity in income from limited partnership in SVO	$2,786	$64,354	$47,624
Interest and other expense	(8,039)	(69,365)	(68,003)
Net loss	(5,253)	(5,011)	(20,379)

Cash distributions to SVH from SVO	6,905	55,025	53,846
Shortfall loans from LIN Television to SVH	—	2,292	2,483
Shortfall loans from General Electric Company ("GE") to SVH	—	8,954	9,701

	February 12,	December 31,
	2013 (2)	2012
SVH:
Cash and cash equivalents	$6,905	$—
Non-current assets	205,433	209,552
Current liabilities	8,155	544
Non-current liabilities(1)	865,354	864,927
Shortfall loans outstanding and accrued interest payable to LIN Television from SVH	10,159	10,080
Shortfall loans outstanding and accrued interest payable to NBCUniversal and General Electric from SVH	39,695	39,382

In 2008, we recorded an impairment charge that reduced the carrying value of our investment in SVH to $0. Subsequent to the reduction of the SVH carrying value to $0, and as a result of our guarantee of the GECC Note as further described in Note 13—"Commitments and Contingencies", we suspended recognition of equity method losses in our consolidated financial statements.

During the years ended December 31, 2012 and 2011, based on our estimate of our probable shortfall obligations to the joint venture, we recognized contingent liabilities of $4.2 million and $4.7 million, respectively, for the amounts that we expected to loan to SVH pursuant to the shortfall funding agreements with the GE Parties and NBCUniversal, as further described in Note 13—"Commitments and Contingencies." Because of uncertainty surrounding the joint venture's ability to repay shortfall loans, we concluded that it was more likely than not that the amounts recognized for accrued shortfall loans would not be recovered within a reasonable period of time, and concurrently recognized charges of $4.2 million and $4.7 million in 2012 and 2011, respectively, to reflect the impairment of the shortfall loans, which were classified within Share of loss in equity investments in our consolidated statement of operations. As a result of the JV Sale Transaction, as of February 12, 2013, we had no further shortfall funding obligations. Therefore, as of December 31, 2012, the remaining accrued shortfall funding liability of $6 million was also reversed and reflected in the Share of loss in equity investments line of our consolidated statement of operations.

(1)

See Note 13—"Commitments and Contingencies" for further description of the GECC Note. Non-current liabilities includes shortfall loans outstanding and accrued interest payable to the joint venture partners.

(2)	Represents balances prior to the effect of the JV Sale Transaction.

Note 5—Property and Equipment

Property and equipment consisted of the following (in thousands):

	December 31,
	2013	2012
Land and land improvements	$21,152	$21,147
Buildings and fixtures	179,209	176,940
Broadcast equipment and other	319,912	311,907
Total property and equipment	520,273	509,994
Less accumulated depreciation	(299,195)	(268,503)
Property and equipment, net	$221,078	$241,491

We recorded depreciation expense of $46.9 million, $32.1 million and $26.2 million for the years ended December 31, 2013, 2012 and 2011, respectively.

Note 6—Intangible Assets

The following table summarizes the carrying amount of each major class of intangible assets (in thousands):

	Weighted-Average Remaining Useful	December 31,
	Life (in years)	2013	2012
Finite-Lived Intangible Assets:
Network affiliations	1	$32,996	$32,996
Customer relationships	9	14,941	8,631
Non-compete agreements	1	1,588	1,588
Completed technology	3	10,191	6,370
Favorable leases	31	8,573	8,573
Retransmission consent agreements	4	7,860	7,859
Other intangible assets	19	9,817	9,609
Accumulated amortization		(38,917)	(16,072)
Net finite-lived intangible assets		$47,049	$59,554
Indefinite-Lived Intangible Assets:
Broadcast licenses		$536,515	$536,515
Summary:
Goodwill		$203,528	$192,514
Broadcast licenses and finite-lived intangible assets, net		583,564	596,069
Total intangible assets		$787,092	$788,583

We recorded amortization expense of $22.8 million, $6.4 million and $1.2 million for the years ended December 31, 2013, 2012 and 2011, respectively.

The following table summarizes the projected aggregate amortization expense for the next five years and thereafter (in thousands):

Projected Aggregate Amortization Expense
For the years ended December 31,
2014	$15,971
2015	5,783
2016	4,980
2017	3,266
2018	2,042
Thereafter	15,007
Total	$47,049

There were no events during 2013, 2012 and 2011 to warrant the performance of an interim impairment test of our indefinite-lived intangible assets. We recorded a $1.6 million impairment charge related to discontinued operations for the year ended December 31, 2011.

The changes in the carrying amount of goodwill for the years ended December 31, 2013 and 2012, respectively, are as follows (in thousands):

	Year Ended December 31,
	2013	2012
Broadcast:
Balance as of January 1, 2013 and 2012, respectively	$185,237	$114,882
Acquisitions	—	70,355
Balance as of December 31, 2013 and 2012, respectively	$185,237	$185,237

Digital:
Balance as of January 1, 2013 and 2012, respectively	$7,277	$7,187
Acquisitions/Adjustments	11,014	90
Balance as of December 31, 2013 and 2012, respectively	$18,291	$7,277

Total:
Balance as of January 1, 2013 and 2012, respectively	$192,514	$122,069
Acquisitions	11,014	70,445
Balance as of December 31, 2013 and 2012, respectively	$203,528	$192,514

Note 7—Debt

Debt consisted of the following (in thousands):

	December 31,
	2013	2012
Senior Secured Credit Facility:
Revolving credit loans	$5,000	$—
$118,750 and $125,000 Term loans, net of discount of $345 and $435 as of December 31, 2013 and December 31, 2012, respectively	118,405	124,565
$314,200 and $257,400 Incremental term loans, net of discount of $1,684 and $2,020 as of December 31, 2013 and December 31, 2012, respectively	312,516	255,380
8 3/8% Senior Notes due 2018	200,000	200,000
6 3/8% Senior Notes due 2021	290,000	290,000
Capital lease obligations	14,604	14,881
Other debt	6,167	5,401
Total debt	946,692	890,227
Less current portion	17,364	10,756
Total long-term debt	$929,328	$879,471

Senior Secured Credit Facility

Our senior secured credit facility is comprised of a six-year, $125 million tranche A term loan and a five-year, $75 million revolving credit facility, and bears interest at a rate based on, at our option, either a) the LIBOR interest rate, or b) the ABR rate, which is an interest rate that is equal to the greatest of (i) the Prime Rate, (ii) the Federal Funds Effective Rate plus 1/2 of 1 percent, and (iii) the one-month LIBOR rate plus 1%. In addition, the rate we select also bears an applicable margin based upon our Consolidated Senior Secured Leverage Ratio, currently set at 2.75% and 1.75% for LIBOR based loans and ABR rate loans, respectively. Following the issuance of this report during the first quarter of 2014, these rates will be 3% and 2% for LIBOR based loans and ABR rate loans, respectively. Lastly, the unused portion of the revolving credit facility is subject to a commitment fee based upon our Consolidated Senior Secured Leverage Ratio, currently set at 0.375% for both LIBOR based loans and ABR rate loans and will increase to 0.5% following the issuance of this report during the first quarter of 2014 for both LIBOR based loans and ABR rate loans.

Our senior secured credit facility also includes a seven-year, $260 million tranche B incremental term loan facility and a $60 million tranche B-2 incremental term facility that was funded on February 12, 2013 in connection with the JV Sale Transaction, each of which is subject to the terms of our Credit Agreement. Borrowings under the incremental term loan facility were used (i) to pay the call price for our redemption of all of our remaining 6 1/2% Senior Subordinated Notes, as described below, and (ii) to pay accrued interest, fees and expenses associated with the redemption. Borrowings under the incremental term loan facility bear interest at a rate based, at our option, on an adjusted LIBOR rate, plus an applicable margin of 3%; or an adjusted Base Rate, plus an applicable margin of 2%; provided that the adjusted LIBOR rate and the adjusted Base Rate shall at no time be less than 1% and 2%, respectively.

On December 24, 2012, we entered into an amendment to our Credit Agreement (the "Credit Agreement"), dated as of October 26, 2011, as amended on December 19, 2011, by and among LIN Television, JPMorgan Chase Bank, N.A., as Administrative Agent, and the banks and other financial institutions party thereto, which (1) replaced our $257.4 million tranche B term loan maturing in December 2018 with a new tranche B term loan of the same maturity which bears interest at a reduced rate and (2) made certain other changes to the Credit Agreement, including changes to the financial covenants therein that are favorable to LIN Television and its affiliates and (3) extended the maturity for a $60 million tranche of our revolving credit facility to October 2017 and on May 9, 2013, we extended the maturity date of the remaining $15 million tranche of our revolving credit facility to October 2017. We paid customary fees and expenses in connection with the closing of these amendments of $1.7 million. As a result of these amendments, we recorded a loss on extinguishment of debt of $1.2 million associated with a write-down of deferred financing fees and unamortized discount to our consolidated statement of operations during the year ended December 31, 2012.

The terms of the Credit Agreement provide for customary representations and warranties, affirmative and negative covenants (including financial covenants), and events of default. The Credit Agreement also provides for the payment of customary fees and expenses by us. The senior secured credit facility can be accelerated upon events of default and require the term loans to be prepaid under certain circumstances with amounts determined by reference to the proceeds from certain asset sales (subject to reinvestment rights), the incurrence of certain indebtedness and a percentage of annual excess cash flow.

The senior secured credit facility ranks senior in right of payment to our existing and future subordinated indebtedness. LIN LLC and certain of our existing, or hereafter created or acquired, domestic subsidiaries guarantee the credit facilities on a senior basis. We and each of our subsidiary guarantors have granted a security interest in all or substantially all of our assets to secure the obligations under senior secured credit facility, and LIN LLC has granted a security interest in its capital stock of LIN Television to secure such obligations.

Our senior secured credit facility permits us to prepay loans and to permanently reduce the revolving credit commitments, in whole or in part, at any time. We are also obligated to make mandatory quarterly principal payments. In addition, our senior secured credit facility restricts the use of proceeds from asset sales not reinvested in our business and the use of proceeds from the issuance of debt (subject to certain exceptions), which must be used for mandatory prepayments of principal of the term loans.

The Credit Agreement governing our senior secured credit facility also requires on an annual basis, following the delivery of our year-end financial statements, and commencing after the year ended December 31, 2012, mandatory prepayments of principal of the term loans based on a computation of excess cash flow for the preceding fiscal year, as more fully described in the Credit Agreement. However, based on the excess cash flow computation for the year ended December 31, 2013, we will not be required to make such prepayments during the year ending December 31, 2014.

The incremental term loan facility is a senior secured obligation and ranks senior in right of payment to our existing and future subordinated indebtedness. The incremental term loan facility is guaranteed and secured on the same basis as the other credit facilities under the Credit Agreement. If we do not refinance, redeem or discharge our 8 3/8% Senior Notes on or prior to January 15, 2018, then, in such event, the maturity of the incremental term loan facility will be accelerated from December 21, 2018 to January 15, 2018.

The following table summarizes certain key terms including the LIBOR-based borrowing rates of our senior secured credit facility as of December 31, 2013 (in thousands):

	Credit Facility
	Revolving Facility	Term Loans	Incremental Term Loans
Final maturity date	10/26/2017	10/26/2017	12/21/2018
Available balance as of December 31, 2013	$70,000	$—	$—
Interest rates as of December 31, 2013:
Interest rate	0.17%	0.17%	1.00%
Applicable margin	2.75%	2.75%	3.00%
Total	2.92%	2.92%	4.00%

2009 Senior Secured Credit Facility

During the year ended December 31, 2011, we recorded a loss on extinguishment of debt of $0.2 million consisting of a write-down of deferred financing fees related to the revolving credit facility and term loans under our 2009 senior secured credit facility.

8 3/8% Senior Notes

8 3/8% Senior Notes
Final maturity date	4/15/2018
Annual interest rate	8.375%
Payable semi-annually in arrears	April 15th
October 15th

Our 8 3/8% Senior Notes are unsecured but rank equally in right of payment with all senior secured indebtedness and senior to all subordinated indebtedness.

The indenture governing our 8 3/8% Senior Notes contains covenants limiting our ability and the ability of our restricted subsidiaries to, among other things, incur certain additional indebtedness and issue preferred shares; make certain dividends, distributions, investments and other restricted payments; sell certain assets; agree to any restrictions on the ability of restricted subsidiaries to make payments to us; create certain liens; merge, consolidate or sell substantially all of our assets; and enter into certain transactions with affiliates. These covenants are subject to certain exceptions and qualifications. The indenture also has change of control provisions which may require our Company to purchase our 8 3/8% Senior Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest. Additionally, if we sell assets under certain circumstances, we will be required to make an offer to purchase our 8 3/8% Senior Notes at their face amount, plus accrued and unpaid interest, if any, through the purchase date.

6 3/8% Senior Notes

6 3/8% Senior Notes
Final maturity date	1/15/2021
Annual interest rate	6.375%
Payable semi-annually in arrears	January 15th
July 15th

On October 12, 2012, we completed the issuance and sale of $290 million in aggregate principal amount of our 6 3/8% Senior Notes. The net proceeds of our 6 3/8% Senior Notes were used to fund the remaining purchase price for the Acquisition as further described in Note 2—"Acquisitions."

Our 6 3/8% Senior Notes are unsecured but rank equally in right of payment with all senior secured indebtedness and senior to all subordinated indebtedness.

The indenture governing our 6 3/8% Senior Notes contains covenants limiting our ability and the ability of our restricted subsidiaries to, among other things, incur certain additional indebtedness and issue preferred shares; make certain dividends, distributions, investments and other restricted payments; sell certain assets; agree to any restrictions on the ability of restricted subsidiaries to make payments to us; create certain liens; merge, consolidate or sell substantially all of our assets; and enter into certain transactions with affiliates. These covenants are subject to certain exceptions and qualifications. The indenture also has change of control provisions which may require our Company to purchase our 6 3/8% Senior Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest. Additionally, if we sell assets under certain circumstances, we will be required to make an offer to purchase our 6 3/8% Senior Notes at their face amount, plus accrued and unpaid interest, if any, through the purchase date.

6 1/2% Senior Subordinated Notes and 6 1/2% Senior Subordinated Notes—Class B

During the years ended December 31, 2012 and 2011, we redeemed $252 million and $165 million, respectively, of our 6 1/2% Senior Subordinated Notes. The redemption of these notes, at par, was funded in part by proceeds from the term loan, incremental term loan, the revolving credit facility and cash on hand. As a result of these redemptions, during the years ended December 31, 2012 and 2011, we recorded a loss on extinguishment of debt of $2.1 million and $1.5 million, respectively, associated with a write-down of deferred financing fees and unamortized discount to our consolidated statement of operations.

Capital Lease Obligations

As part of the transactions further described in Note 2—"Acquisitions," we assumed $15.1 million in capital lease obligations related to buildings and equipment. These leases mature over a period of 4 to 19 years and are payable in monthly installments. The total outstanding balance of these capital lease obligations was $14.6 million as of December 31, 2013. LIN Television fully and unconditionally guarantees these lease obligations.

Other Debt

During the year ended December 31, 2012, Vaughan, a consolidated VIE, entered into a term loan with an unrelated third party in an original principal amount of $4.6 million to fund a portion of the purchase price for the acquisition of certain assets of PBC. This term loan matures in equal quarterly installments through October 2017. We fully and unconditionally guarantee this loan.

During the year ended December 31, 2012, KASY, a consolidated VIE, entered into a term loan with an unrelated third party in an original principal amount of $1.7 million to fund a portion of the purchase price for the acquisition of certain assets of ACME. This term loan matures in equal quarterly installments through December 2017. We fully and unconditionally guarantee this loan.

During the year ended December 31, 2011, WBDT, a consolidated VIE, entered into a term loan with an unrelated third party in an original principal amount of $0.9 million to fund a portion of the purchase price for the acquisition of certain assets of WBDT-TV. This term loan matures in equal quarterly installments through May 2016. We fully and unconditionally guarantee this loan.

Repayment of Principal

The following table summarizes scheduled future principal repayments on our debt agreements and capital leases (in thousands):

	Revolving Facilities		Term Loans	Incremental Term Loans	8 3/8% Senior Notes	6 3/8% Senior Notes	Capital Leases	Other Debt	Total
Final maturity date	10/26/2017		10/26/2017	12/21/2018	4/15/2018	1/15/2021	Various	Various
2014	$—		$12,500	$3,200	$—	$—	$502	$1,162	$17,364
2015	—		18,750	3,200	—	—	528	1,162	23,640
2016	—		25,000	3,200	—	—	620	1,024	29,844
2017	5,000	(1)	62,500	3,200	—	—	577	819	72,096
2018	—		—	301,400	200,000	—	609	2,000	504,009
2019 and thereafter	—		—	—	—	290,000	11,768	—	301,768
Total	$5,000		$118,750	$314,200	$200,000	$290,000	$14,604	$6,167	$948,721

(1)	An additional $25 million was outstanding on our revolving credit facility as of the date of this report and is not reflected in our balance sheet as of December 31, 2013.

The fair values of our long-term debt are estimated based on quoted market prices for the same or similar issues (Level 2 inputs of the three-level fair value hierarchy). The carrying amounts and fair values of our long-term debt were as follows (in thousands):

	December 31, 2013		December 31, 2012
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
	(in thousands)
Revolving credit loans	$5,000	$5,000	$—	$—
Term loans	430,921	432,105	379,945	380,599
Senior notes	490,000	512,983	490,000	524,500
Other debt	6,167	6,167	5,401	5,401
Total	$932,088	$956,255	$875,346	$910,500

Note 8—Derivative Financial Instruments

We have historically used derivative financial instruments in the management of our interest rate exposure for our long-term debt. In accordance with our interest rate risk management policy, we do not enter into derivative instruments unless there is an underlying exposure, and we do not enter into derivative financial instruments for speculative trading purposes.

During the second quarter of 2006, we entered into a contract to hedge a notional amount of the declining balances of our term loans under our prior senior secured credit facility (the "2006 interest rate hedge") to mitigate changes in our cash flows resulting from fluctuations in interest rates. The 2006 interest rate hedge was historically designated as a cash flow hedge, however, as a result of a repayment of $45.9 million of principal on our term loans under our 2009 senior secured credit facility during 2010, the 2006 interest rate hedge ceased to be highly effective in hedging the variable rate cash flows. As a result, all changes in fair value were recorded in our consolidated statement of operations, including a gain of approximately $2 million for the year ended December 31, 2011.

The 2006 interest rate hedge expired on November 4, 2011. Accordingly, there are no amounts related to the 2006 interest rate hedge included in our consolidated balance sheets as of December 31, 2013 and 2012.

As of December 31, 2013, we have no derivative contracts outstanding.

Note 9—Share-Based Compensation

We have several share-based compensation plans, including the 1998 Option Plan, the Amended and Restated 2002 Stock Plan and the Amended and Restated 2002 Non-Employee Director Stock Plan (collectively, the "Stock Plans"), that permit us to grant non-qualified options in LIN LLC's class A common shares or restricted share awards, to certain directors, officers and key employees of our Company.

Options granted under the Stock Plans vest over a four-year service period, unless otherwise designated by the Compensation Committee upon grant. Options expire ten years from the date of grant. We issue new shares of LIN LLC's class A common shares when options are exercised or from shares that we repurchased pursuant to our Board authorized share repurchase program as further described in Note 11—"Shareholders' Equity." Restricted share awards vest over a service period designated by the Compensation Committee upon grant. There were 6,787,940 shares authorized for grant under the various Stock Plans and 2,375,605 shares available for future grant as of December 31, 2013. Both the shares authorized and shares available exclude 1,552,983 shares under plans in effect prior to 2002 from which we do not intend to re-grant and consider unavailable for future grants.

The following table presents the share-based compensation expense included in our consolidated statements of operations as follows (in thousands):

	Year Ended December 31,
	2013	2012	2011
Employee share options	$2,933	$1,868	$1,492
Restricted share awards	6,348	4,896	4,320
Modifications to share option agreements	93	93	364
Total share-based compensation	$9,374	$6,857	$6,176

We did not capitalize any share-based compensation expense for the years ended December 31, 2013, 2012 and 2011.

We have not yet recognized compensation expense relating to unvested employee share options and restricted share awards of $2.6 million and $14 million, respectively, which will be recognized over a weighted-average future period of approximately 1.3 years and 1.7 years, respectively.

During the year ended December 31, 2013, we received $1.4 million from the exercise of share options and $0.4 million from the purchase of LIN TV's class A common stock pursuant to the employee stock purchase plan ("ESPP"), which terminated upon consummation of the Merger.

Share Options

The following table provides additional information regarding our share options for the year ended December 31, 2013 as follows (in thousands, except per share data):

	Shares	Weighted- Average Exercise Price Per Share
Outstanding at the beginning of the year	4,894	$3.42
Granted during the year	110	12.29
Exercised or converted during the year	(420)	3.23
Forfeited during the year	(163)	5.43
Expired during the year	(9)	3.57
Outstanding at the end of the year	4,412	3.58
Exercisable or convertible at the end of the year	3,304	2.79

As of December 31, 2013, the weighted-average remaining contractual life of the options outstanding and the options exercisable was 6.1 years and 5.3 years, respectively. Additionally, as of December 31, 2013, the aggregate intrinsic value of the options outstanding and the options exercisable was $110.7 million and $85.5 million, respectively. The intrinsic value in the table above represents the total pre-tax intrinsic value based on our closing price as of December 31, 2013, which would have been received by the option holders had all option holders exercised their options and immediately sold their shares on that date.

The fair value of each share option grant or modification is estimated on the date of grant or modification using a Black-Scholes valuation model, which incorporates the following assumptions:

Year Ended December 31,
	2013	2012	2011
Expected term(1) (years)	5 to 6	5 to 6	5 to 6
Expected volatility(2)	95% to 96%	98% to 99%	97% to 99%
Expected dividends	$—	$—	$—
Risk-free rate(3)	0.8% to 1.2%	0.6% to 1.1%	0.9% to 2.6%

(1)	The expected term was estimated using our historical experience.

(2)	Expected volatility is based on historical trends for LIN LLC class A common shares over the expected term.

(3)	The risk-free interest rate for each grant is equal to the U.S. Treasury yield curve in effect at the time of grant for instruments with a similar expected life.

During the years ended December 31, 2013, 2012 and 2011, we recognized share-based compensation expense for a modification to our share option agreements of $0.1 million, $0.1 million and $0.4 million, respectively, as a result of an exchange offer we completed in 2009.

Restricted Share Awards

The following table provides additional information regarding the restricted share awards for the year ended December 31, 2013 (in thousands, except per share data):

	Shares	Weighted- Average Price Per Share
Unvested at the beginning of the year	2,294	$5.98
Granted during the year	582	18.89
Vested during the year	(960)	6.00
Forfeited during the year	(205)	5.87
Unvested at the end of the year	1,711	10.37

The following table provides further information for both our restricted share awards and share option awards (in thousands):

	Year Ended December 31,
	2013	2012	2011
Total fair value of options and awards granted	$12,349	$10,347	$4,983
Total intrinsic value of options exercised	5,136	865	225
Total fair value of awards vested	18,050	7,718	7,522

Employee Stock Purchase Plan

As a result of the Merger, the ESPP was terminated, effective July 30, 2013. Prior to this, under the terms of our ESPP, our eligible employees could elect to have up to 10% of eligible compensation deducted from their pay to purchase shares of LIN TV's class A common stock. The purchase price of each share was 85% of the average of the high and low per share trading price of LIN TV's class A common stock on the NYSE on the last trading day of each month during the offering period. During the year ended December 31, 2013, 2012 and 2011, employees purchased 42,734, 173,244 and 187,350 shares, respectively, at a weighted-average price of $10.05, $3.55 and $3.38, respectively.

Note 10—Retirement Plans

401(k) Plan

We provide a defined contribution plan ("401(k) Plan") for eligible employees. Effective January 1, 2010, we began making a 3% non-elective contribution for all eligible employees, which vests 100% after two years of service. We contributed $4.8 million, $3.9 million and $3.6 million to the 401(k) Plan in the years ended December 31, 2013, 2012 and 2011, respectively.

Supplemental Income Deferral Plan

Effective July 1, 2010, we also made available to certain employees, including our executive officers, the LIN Television Corporation Supplemental Income Deferral Plan ("SIDP"). This plan provides benefits to highly compensated employees in circumstances in which the maximum limits established under the Employee Retirement Income Security Act of 1974 ("ERISA") and the Internal Revenue Code prevent them from receiving Company contributions. We contributed $0.5 million, $0.5 million and $0.2 million to this plan during the years ended December 31, 2013, 2012 and 2011, respectively.

The SIDP also allows eligible executive officers to defer 5% - 80% of their base salaries and 5% - 100% of their annual non-equity incentive awards on a tax-deferred basis and receive tax-deferred market-based growth. During 2013, the Company made contributions to the SIDP for each of the named executive officers in amounts equal to 5% of their base salary and non-equity incentive plan compensation.

Retirement Plans

We have historically provided defined benefit retirement plans to our employees who did not receive matching contributions from our Company to their 401(k) Plan accounts. Our defined benefit plans were non-contributory plans under which we made contributions either to: a) traditional plan participants based on periodic actuarial valuations, which are expensed over the expected average remaining service lives of current employees through the LIN Television Corporation Retirement Plan ("Retirement Plan"); or b) cash balance plan participants based on 5% of each participant's eligible compensation through the Supplemental Benefit Retirement Plan of LIN Television Corporation ("SERP").

Effective April 1, 2009, these plans were frozen and we do not expect to make additional benefit accruals to these plans, however we continue to fund our existing vested obligations. We contributed $5.4 million, $7.4 million and $5.4 million to our pension plans during the years ended December 31, 2013, 2012 and 2011, respectively. We anticipate contributing $5.7 million to the plans in 2014.

We record the unfunded status of our defined benefit plans as a liability. For the years ended December 31, 2013 and December 31, 2012, each plan was underfunded. The plan assets and benefit obligations of our defined benefit plans are recorded at fair value. Information regarding the change in the projected benefit obligation, the accumulated benefit obligation and the change in the fair value of plan assets for our traditional defined benefit plan and our cash balance plan are as follows (in thousands):

	Year Ended December 31,
	2013	2012
Change in projected benefit obligation
Projected benefit obligation, beginning of period	$134,969	$133,047
Service cost	—	—
Interest cost	5,259	5,379
Actuarial (gain) loss	(10,282)	1,485
Benefits paid	(4,943)	(4,942)
Curtailment	—	—
Projected benefit obligation, end of period	$125,003	$134,969
Accumulated benefit obligation	$125,003	$134,969
Change in plan assets
Fair value of plan assets, beginning of period	$96,412	$82,314
Actual return on plan assets	10,611	11,621
Employer contributions	5,359	7,419
Benefits paid	(4,943)	(4,942)
Fair value of plan assets, end of period	$107,439	$96,412
Unfunded status of the plan	$(17,564)	$(38,557)
Total amount recognized as accrued benefit liability	$(17,564)	$(38,557)

The following table includes the pension related accounts recognized on our consolidated balance sheets and the components of accumulated other comprehensive loss related to the net periodic pension benefit costs (in thousands):

	December 31,
	2013	2012
Other accrued expenses (current)	$(695)	$(373)
Other liabilities (long-term)	(16,869)	(38,184)
Total amount recognized as accrued pension benefit liability	$(17,564)	$(38,557)
Accumulated other comprehensive loss:
Net loss	$32,681	$48,978
Tax benefit	12,915	19,354
Net loss, net of tax benefit	19,766	29,624
Pension tax liability	5,760	5,760
Accumulated other comprehensive loss related to net periodic pension benefit cost	$25,526	$35,384

The total net loss of $32.7 million for the year ending December 31, 2013 relates to deferred actuarial losses from changes in discount rates, differences between actual and assumed asset returns, and differences between actual and assumed demographic experience (rates of turnover, retirement rates, mortality rates and prior to the plan freeze, rates of compensation increases). During 2014, we expect to amortize net losses of $1.3 million, which are included in accumulated other comprehensive loss as of December 31, 2013.

The following table includes other changes in plan assets and benefit obligations that were recognized in other comprehensive income (loss) (in thousands):

	December 31,
	2013	2012	2011
Net gain (loss)	$14,443	$3,947	$(18,503)
Amortization of net actuarial loss	1,854	1,578	753
Net gain (loss)	$16,297	$5,525	$(17,750)
Tax benefit (provision)	6,439	2,132	(6,912)
Total amount recognized in other comprehensive income (loss)	$9,858	$3,393	$(10,838)

Components of net periodic pension benefit cost were (in thousands):

	Year Ended December 31,
	2013	2012	2011
Service cost	$—	$—	$—
Interest cost	5,259	5,379	5,872
Expected return on plan assets	(6,450)	(6,190)	(6,824)
Amortization of prior service cost	—	—	—
Amortization of net loss	1,854	1,579	754
Net periodic benefit cost (gain)	$663	$768	$(198)

Our expected future pension benefit payments for the next 10 years are as follows (in thousands):

For Years Ended December 31,	Expected Future Pension Benefit Payments
2014	$7,914
2015	5,879
2016	5,955
2017	5,966
2018	6,281
2019 through 2023	38,156

Weighted-average assumptions used to estimate our pension benefit obligations and to determine our net periodic pension benefit cost are as follows:

	Year Ended December 31,
	2013		2012		2011
	SERP	Retirement Plan	SERP	Retirement Plan	SERP	Retirement Plan
Discount rate used to estimate our pension benefit obligation	4.70%	5.00%	3.60%	4.00%	3.90%	4.20%
Discount rate used to determine net periodic pension benefit	3.60%	4.00%	3.90%	4.20%	5.25%	5.25%
Rate of compensation increase	N/A	N/A	N/A	N/A	N/A	N/A
Expected long-term rate-of-return on plan assets	N/A	7.00%	N/A	7.00%	N/A	7.00%

For the discount rate for the years ended December 31, 2013 and 2012, we used a custom bond modeler that develops a hypothetical portfolio of high quality corporate bonds, rated AA- and above by Standard & Poor's, that could be purchased to settle the obligations of the plan. The yield on this hypothetical portfolio represents a reasonable rate to value our plan liability.

We considered the current levels of expected returns on a risk-free investment, the historical levels of risk premium associated with each of our pension asset classes, the expected future returns for each of our pension asset classes and then weighted each asset class based on our pension plan asset allocation to derive an expected long-term return on pension plan assets. During the years ended December 31, 2013, 2012 and 2011, our actual rate of return on plan assets was 12.0%, 15.4% and 4.0%.

Our investment objective is to achieve a consistent total rate-of-return that will equal or exceed our actuarial assumptions and to equal or exceed the benchmarks that we use for each of our pension plan asset classes. The following asset allocation is designed to create a diversified portfolio of pension plan assets that is consistent with our target asset allocation and risk policy:

	Target Allocation	Percentage of Plan Assets as of December 31,
Asset Category	2013	2013	2012
Equity securities	60%	60%	55%
Debt securities	40%	40%	45%
	100%	100%	100%

The following table summarizes our pension plan assets measured at fair value using the prescribed three-level fair value hierarchy as of December 31, 2013 and 2012 (in thousands):

	Quoted Prices in Active Markets for Identical Assets	Significant Observable Inputs
	(Level 1)	(Level 2)	Total
December 31, 2013:
Cash and cash equivalents	$690	$—	$690
Money market fund	—	762	762
Commingled pools:			—
U.S. equity	—	37,645	37,645
International equity	—	18,884	18,884
REIT	—	3,213	3,213
High yield bond	—	4,101	4,101
Emerging markets	—	5,994	5,994
Investment grade fixed income	—	36,150	36,150
Total	$690	$106,749	$107,439
December 31, 2012:
Cash and cash equivalents	$573	$—	$573
Money market fund	—	519	519
Commingled pools:			—
U.S. equity	—	30,034	30,034
International equity	—	15,241	15,241
REIT	—	3,875	3,875
High yield bond	—	2,916	2,916
Emerging markets	—	6,374	6,374
Investment grade fixed income	—	36,880	36,880
Total	$573	$95,839	$96,412

The commingled pools, U.S. and International stock funds and U.S. bond funds consist of various funds that are valued at the net asset value of units held by the plan at year-end as determined by the custodian, based on fair value of the underlying securities. These methods may produce a fair value calculation that may not be indicative of net realizable value or reflective of future values. Furthermore, while we believe these valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine fair value of certain financial instruments could result in different fair value measurement as of the reporting date.

Note 11—Shareholders' Equity

During the year ended December 31, 2011, LIN TV's Board of Directors approved a stock repurchase program that authorized LIN TV to repurchase up to $25 million of LIN TV's class A common stock over a 12 month period. This program was extended by LIN TV's Board of Directors in November 2012 and was scheduled to expire on the earlier of the completion of all purchases contemplated by the plan or November 14, 2013; however, on February 12, 2013, as a result of entering into the Merger Agreement, LIN TV terminated the share repurchase program. Prior to the termination, during the year ended December 31, 2012, LIN TV repurchased approximately 3.3 million shares of LIN TV's class A common stock on the open market for an aggregate purchase price of $11.4 million. There were no shares repurchased during the year ended December 31, 2013.

LIN LLC's class B common shares are convertible into an equal number of shares of LIN LLC's class A or class C common shares in various circumstances. During the year ended December 31, 2013, prior to the Merger, 2.5 million shares of LIN TV's class B common stock were converted into shares of class A common stock. During the year ended December 31, 2012, none of LIN TV's class B common stock was converted into class A common stock.

Note 12—Restructuring and Contract Termination Costs

During the year ended December 31, 2013, we recorded restructuring charges of $3.9 million primarily related to severance and related costs associated with the integration of the television stations acquired during 2012. During the years ended December 31, 2012 and 2011, we recorded restructuring charges of $1.0 million and $0.7 million, respectively, as a result of severance and related costs as well as the consolidation of certain activities at our stations and our corporate headquarters. During the years ended December 31, 2013, 2012 and 2011, we made cash payments of $4.2 million, $0.8 million and $1.1 million related to these restructuring actions. We expect to make cash payments of $0.4 million related to these restructuring actions during 2014.

The activity for these restructuring charges relating to severance and related costs is as follows (in thousands):

Severance and Related
Balance as of December 31, 2011	$515
Charges	1,009
Payments	(807)
Balance as of December 31, 2012	$717
Charges	3,895
Payments	(4,189)
Balance as of December 31, 2013	$423

In December 2013, we terminated an agreement with a service provider that provided national sales representation and made a payment of $5.4 million to exit our agreement prior to its expiration. Concurrent with the termination of the agreement, we released $1.5 million of deferred credits associated with the terminated contract. The amount of the one-time termination payment, offset by the release of the deferred credits, has been reflected as Contract termination costs in our consolidated statement of operations for 2013.

Note 13—Commitments and Contingencies

Commitments

We lease land, buildings, vehicles and equipment pursuant to non-cancelable operating lease agreements and we contract for general services pursuant to non-cancelable operating agreements that expire at various dates through 2036. In addition, we have entered into commitments for future syndicated entertainment and sports programming. Future payments for these non-cancelable operating leases and agreements, and future payments associated with syndicated television programs as of December 31, 2013 are as follows (in thousands):

	Operating Leases and Agreements	Syndicated Television Programming(1)	Total
Year
2014	$45,076	$27,119	$72,195
2015	33,930	26,675	60,605
2016	16,140	17,387	33,527
2017	12,146	3,133	15,279
2018	1,611	153	1,764
Thereafter	7,139	214	7,353
Total obligations	$116,042	$74,681	$190,723

         (1)Includes $6.3 million of program obligations recorded on our consolidated balance sheet as of December 31, 2013

Rent expense, resulting from operating leases, was $5.8 million, $2.5 million and $1.5 million for the years ended December 31, 2013, 2012 and 2011, respectively.

Contingencies

GECC Guarantee and the Merger

GECC provided secured debt financing for the joint venture between NBCUniversal and us, in the form of an $815.5 million non-amortizing senior secured note due 2023 bearing interest at an initial rate of 8% per annum until March 1, 2013 and 9% per annum thereafter. The GECC Note was an obligation of the joint venture. As of December 31, 2012, we had a 20.38% equity interest in the joint venture and NBCUniversal had the remaining 79.62% equity interest, in which we and NBCUniversal each had a 50% voting interest. NBCUniversal operated two television stations, KXAS-TV, an NBC affiliate in Dallas, and KNSD-TV, an NBC affiliate in San Diego, pursuant to a management agreement. LIN TV had previously guaranteed the payment of principal and interest on the GECC Note.

On February 12, 2013, we, along with our wholly-owned subsidiaries, LIN Television and LIN Texas, entered into, and simultaneously closed the JV Sale Transaction with subsidiaries of NBCUniversal, the GE Parties, Comcast and SVH whereby in exchange for LIN Television causing a $100 million capital contribution to be made to SVH (which was used to prepay a portion of the GECC Note), LIN TV was released from the GECC Guarantee and any further obligations relating to the shortfall funding agreements. Further, LIN Texas sold its 20.38% equity interest in SVH to affiliates of NBCUniversal, and the LIN parties transferred their rights to receivables related to the Shortfall Funding Loans for $1.00.

We accrued for and expensed the $100 million capital contribution to SVH to secure the release of the guarantee and recorded the related tax effects in our consolidated financial statements as of December 31, 2012, because it represented a probable and estimable obligation of the Company. In February 2013, we entered into a $60 million Incremental Facility and utilized $40 million of cash on hand and borrowings under our revolving credit facility to fund the $100 million payment. As a result of the JV Sale Transaction, after utilizing all of our available Federal net operating loss (“NOL”) carryforwards, we had an approximate $162.8 million income tax payable remaining, $131.5 million of which was extinguished as a result of the Merger described below.

On July 30, 2013, LIN TV was merged with and into LIN LLC with LIN LLC continuing as the surviving entity. The Merger enabled the surviving entity to be classified as a partnership for federal income tax purposes and that change in classification was treated as a liquidation of LIN TV for federal income tax purposes with the result that LIN TV realized a capital loss in its 100% equity interest in LIN Television.

Based on an average of the opening and closing trading prices of LIN TV's class A common stock on the day of the Merger, LIN TV realized a capital loss of approximately $343 million, which represents the difference between its tax basis in the stock of LIN Television, and the fair market value of this stock as of July 30, 2013.  The capital loss realized and existing net operating losses were used to offset a portion of the capital gain recognized in the JV Sale Transaction and as a result, we realized tax savings of $131.5 million, resulting in a remaining tax liability of $31.3 million associated with the JV Sale Transaction. We made state and federal tax payments to settle this tax liability during the fourth quarter of 2013.

As a result of the JV Sale Transaction, neither we nor any of our direct or indirect subsidiaries have any further investment in or obligations (funding or otherwise) related to SVH, including, without limitation, to make any other unsecured shortfall loans or payments under the GECC Note or the GECC Guarantee.

Litigation

We are involved in various claims and lawsuits that are generally incidental to our business. We are vigorously contesting all of these matters. The outcome of any current or future litigation cannot be accurately predicted. We record accruals for such contingencies to the extent that we conclude it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. No estimate of the possible loss or range of loss can be made at this time because the inherently unpredictable nature of legal proceedings may be exacerbated by various factors, including: (i) the damages sought in the proceedings are unsubstantiated or indeterminate; (ii) discovery is not complete; (iii) the proceeding is in its early stages; (iv) the matters present legal uncertainties; (v) there are significant facts in dispute; or (vi) there is a wide range of potential outcomes. Although the outcome of these and other legal proceedings cannot be predicted, we believe that their ultimate resolution will not have a material adverse effect on us.

Note 14—Income Taxes

Our income before income taxes is solely from domestic operations. The (benefit from) provision for income taxes consists of the following (in thousands):

	Year Ended December 31,
	2013	2012	2011
Current:
Federal	$26,056	$21	$543
State	5,636	1,571	652
Foreign	—	633	—
Total current	$31,692	$2,225	$1,195
Deferred:
Federal	$(124,201)	$33,865	$(25,907)
State	(32,911)	4,373	8,667
Total deferred	(157,112)	38,238	(17,240)
Total current and deferred	$(125,420)	$40,463	$(16,045)

The following table reconciles the amount that would be calculated by applying the 35% federal statutory rate to income before income taxes to the actual (benefit from) provision for income taxes (in thousands):

	Year Ended December 31,
	2013	2012	2011
Provision assuming federal statutory rate	$10,913	$7,871	$11,780
State taxes, net of federal tax benefit	3,863	5,723	1,790
State tax law/rate changes, net of federal tax benefit	—	1,883	5,703
Change in valuation allowance	(18,157)	(4,622)	(36,541)
Share compensation	(53)	(17)	601
Reserve for tax contingencies	124	633	—
Impact of JV Sale Transaction	—	28,435	—
Impact of the Merger	(124,306)	—	—
Non-deductible acquisition and Merger related transaction costs	1,645	—	—
Other	551	557	622
	$(125,420)	$40,463	$(16,045)
Effective income tax rate on continuing operations	(402.2)%	179.9%	(47.7)%

During the year ended December 31, 2013, we recognized a $124.3 million tax benefit as a result of the Merger as well as an $18.2 million tax benefit as a result of the reversal of state valuation allowances. These valuation allowances were reversed after evaluating our ability to recover certain net operating loss carryforwards due to the change in tax structure as a result of the Merger, as we concluded the Company will more likely than not be able to realize these deferred tax assets.

The impact of the JV Sale Transaction is a result of entering into and consummating the transactions contemplated by the JV Transaction Agreement on February 12, 2013, as described further in Note 1—"Basis of Presentation and Summary of Significant Accounting Policies" and in Note 13—"Commitments and Contingencies." The JV Sale Transaction resulted in the recognition of $27.5 million and $0.9 million of incremental short-term deferred federal and state tax liabilities, respectively, in excess of those which were previously established. The financial impact of the JV Sale Transaction and corresponding tax expense of $28.4 million are reflected in our consolidated financial statements for the year ended December 31, 2012. During the first quarter of 2013, approximately $162.8 million of short term deferred liabilities were reclassified to income taxes payable upon the consummation of the JV Sale Transaction. As a result of the close of the Merger on July 30, 2013, $131.5 million of this tax liability was extinguished, resulting in a remaining tax liability of approximately $31.3 million associated with the JV Sale Transaction. We made state and federal tax payments to settle this tax liability during the fourth quarter of 2013.

The 2011 state tax law/rate change, net of federal tax benefit, of $5.7 million is primarily a result of state tax legislation enacted in Michigan in May 2011, which repealed the Michigan business tax ("MBT"), and implemented a corporate income tax instead, effective January 2012. As a result of the elimination of the MBT, certain future tax deductions that were available to be utilized beginning in 2015, and had been recognized as deferred tax assets in our financial statements, will not be deductible. Therefore, during the year ended December 31, 2011, we recognized incremental deferred income tax expense of $5.1 million, net of federal benefit, for the reversal of these previously established deferred tax assets. In addition, the 2012 state tax law/rate change, net of federal tax benefit, of $1.9 million is a result of a change in the effective tax rate used to value our deferred tax assets/liabilities.

The components of the net deferred tax liability are as follows (in thousands):

	December 31,
	2013	2012
Deferred tax liabilities:
Deferred gain related to equity investment in NBC joint venture	$—	$259,049
Property and equipment	11,816	12,822
Intangible assets	54,859	36,761
Deferred gain on debt repurchase	18,140	18,309
Noncontrolling interest	849	549
Other	7,629	7,476
Total	$93,293	$334,966
Deferred tax assets:
Net operating loss carryforwards	$(17,707)	$(110,169)
Equity investments	(2,372)	(1,554)
Other	(15,426)	(32,625)
Valuation allowance	—	18,157
Total	(35,505)	(126,191)
Net deferred tax liabilities	$57,788	$208,775

We maintain a valuation allowance related to our deferred tax asset position when management believes it is more likely than not that the deferred tax assets will not be realized in the future. As of December 31, 2012, we had a valuation allowance of $18.2 million offsetting certain state net operating loss carryforwards and other state deferred tax assets. During the third quarter of 2013, after evaluating our ability to recover certain net operating loss carryforwards due to the change in tax structure as a result of the Merger, we determined that we will more likely than not be able to realize these deferred tax assets. As a result, we reversed the valuation allowance and recognized a corresponding tax benefit of $18.2 million.

As of December 31, 2013, we had federal net operating loss carryforwards (tax effected) of approximately $4.6 million that begin to expire in 2034. Additionally, we had state net operating loss carryforwards that vary by jurisdiction (tax effected, net of federal benefit) of $13.1 million, expiring through 2033. Included in the total federal and state net operating loss carryforwards (tax effected) is $4.9 million that would be recorded in additional paid-in capital when realized.

Unrecognized Tax Benefits.

The Company's uncertain tax positions for the years ended December 31, 2013, 2012, and 2011 are limited to certain unrecognized state and foreign benefits totaling $24.5 million, $26.6 million and $26.4 million, respectively. As of December 31, 2013, 2012 and 2011, there are $0.9 million, $0.8 million and $0 million of unrecognized tax benefits, respectively, that if recognized would reduce the effective tax rate from continuing operations.

We recognize interest and penalties related to uncertain tax positions as a component of income tax expense. During the years ended December 31, 2013, 2012 and 2011, we did not recognize or accrue any amounts related to interest and penalties.

A reconciliation of the beginning and ending amounts of unrecognized tax benefits is as follows (in thousands):

	Year Ended December 31,
	2013	2012	2011
Balance at beginning of year	$26,559	$26,381	$26,610
Additions for tax positions of current year	733	1,798	2,386
Additions for tax positions of prior years	—	—	—
Reductions for tax positions of prior years	(2,084)	(1,133)	(2,128)
Reductions related to settlements with taxing authorities	—	—	—
Reductions related to expiration of the statute of limitations	(730)	(487)	(487)
Balance at end of year	$24,478	$26,559	$26,381

We file a consolidated federal income tax return and we file numerous other consolidated and separate income tax returns in U.S. state jurisdictions. Tax years 2009-2012 remain open to examination by major taxing jurisdictions.

Note 15—Accrued Expenses

Accrued expenses consisted of the following (in thousands):

	December 31,
	2013	2012
Accrued compensation	$11,817	$11,275
Accrued contract costs	3,394	4,163
Accrued interest	12,168	7,841
Accrued capital contribution to joint venture	—	100,000
Other accrued expenses	24,317	29,967
Total	$51,696	$153,246

Note 16—Subsequent Events

On February 3, 2014, LIN Digital Media LLC, a wholly owned subsidiary, completed its acquisition of Federated Media Publishing, Inc. ("Federated Media"). Federated Media is an industry-leading digital content and conversational marketing company. For further information on this acquisition, see Note 2 — “Acquisitions.”

Note 17—Supplemental Disclosure of Cash Flow Information

	Year Ended December 31,
	2013	2012	2011
	(in thousands)
Cash paid for interest expense	$48,646	$42,348	$47,801
Cash paid for income taxes—continuing operations	$32,937	$1,103	$559
Non-cash investing activities:
Accrual for estimated shortfall loans to SVH	$—	$—	$4,697
Non-cash financing activities:
Capital leases assumed in acquisitions	$179	$14,896	$—

Note 18—Valuation and Qualifying Accounts

	Balance at Beginning of Period	Charged (Released) to Operations	Deductions	Balance at End of Period
	(in thousands)
Allowance for doubtful accounts as of December 31,
2013	$3,599	$1,608	$(2,019)	$3,188
2012	$2,310	$2,047	$(758)	$3,599
2011	$2,194	$760	$(644)	$2,310
Valuation allowance for state and federal deferred tax assets as of December 31,
2013	$18,157	$(18,157)	$—	$—
2012	$23,422	$(5,265)	$—	$18,157
2011	$59,990	$(36,568)	$—	$23,422

Note 19—Segment Reporting

Effective January 1, 2014, we began operating under two segments, which also represent our reportable segments, “Broadcast” and “Digital” that are disclosed separately from our corporate activities. Our Broadcast segment includes 43 television stations and seven digital channels that are either owned, operated or serviced by us in 23 U.S. markets, all of which are engaged principally in the sale of television advertising and digital advertising primarily related to our television station companion websites, and our Digital segment includes the operating results of our digital companies; LIN Digital, LIN Mobile, Nami Media, HYFN, Dedicated Media, and Federated Media (acquired in February 2014). Unallocated corporate expenses primarily include our costs to operate as a public company and to operate our corporate locations. All revenues are generated in the United States of America. All impacted sections of this filing have been updated to reflect this change in reportable segments.

We use earnings before interest, taxes, depreciation and amortization, excluding non-recurring charges, restructuring charges, share-based compensation, loss or gain on sales of assets, and cash paid for programming (“Adjusted EBITDA”) as the primary financial measure reported to the chief executive officer (the chief operating decision maker) for use in assessing our operating segments’ operating performance. We believe that this measure is useful to investors because it eliminates a significant level of non-cash depreciation and amortization expense and other non-recurring charges and as a result, allows investors to better understand our operating segments’ performance. All adjustments to Adjusted EBITDA presented below to arrive at consolidated pre-tax income (loss) except for depreciation and amortization and cash paid for programming relate primarily to corporate activities. Cash paid for programming pertains only to our Broadcast segment. As a result, we have disclosed depreciation and amortization by segment, as this is the only adjustment to operating income that the chief executive officer reviews on a segment basis. We have presented prior period information to reflect our current reportable segments.

	Year ended December 31,
	2013	2012	2011
		(in thousands)
Net revenues:
Broadcast	$576,510	$512,367	$372,783
Digital	75,853	41,095	27,220
Total net revenues	$652,363	$553,462	$400,003

The following table is a reconciliation of Adjusted EBITDA to consolidated income before (benefit from) provision for income taxes.

	Year ended December 31,
	2013	2012	2011
		(in thousands)

Segment Adjusted EBITDA:
Broadcast	$205,843	$241,831	$141,081
Digital	4,020	1,970	292
Total segment Adjusted EBITDA	209,863	243,801	141,373
Unallocated corporate	(23,257)	(24,268)	(18,514)
Less:
Depreciation	46,854	32,149	26,246
Amortization of intangible assets	22,826	6,364	1,199
Amortization of program rights	29,242	23,048	21,406
Share-based compensation	9,374	6,857	6,176
Non-recurring and acquisition-related charges (1)	10,842	3,207	2,171
Restructuring charge	3,895	1,009	707
Contract termination costs	3,887	—	—
Loss on sale of assets	710	96	472
Add:
Cash payments for programming	31,677	24,258	24,622
Operating income	90,653	171,061	89,104
Other expense:
Interest expense, net	56,627	46,683	50,706
Share of loss in equity investments	56	98,309	4,957
Gain on derivative instruments	—	—	(1,960)
Loss on extinguishment of debt	—	3,341	1,694
Other expense, net	2,100	237	51
Total other expense, net	58,783	148,570	55,448
Consolidated income before (benefit from) provision for income taxes	$31,870	$22,491	$33,656

(1) Non-recurring charges for the year ended December 31, 2013 primarily consist of expenses related to the Merger. Charges for the years ended December 31, 2012 and 2011 relate solely to acquisitions.

	Year ended December 31,
	2013	2012	2011
		(in thousands)
Operating income (loss):
Broadcast	$142,753	$207,431	$118,399
Digital	(365)	(461)	(815)
Unallocated corporate	(51,735)	(35,909)	(28,480)
Total operating income	$90,653	$171,061	$89,104

	Year ended December 31,
	2013	2012	2011
		(in thousands)
Depreciation and amortization:
Broadcast	$64,887	$35,521	$25,761
Digital	4,046	2,365	1,105
Unallocated corporate	747	627	579
Total depreciation and amortization	$69,680	$38,513	$27,445

	Year ended December 31,
	2013	2012	2011
		(in thousands)
Capital expenditures:
Broadcast	$22,957	$23,342	$18,616
Digital	4,416	2,884	722
Unallocated corporate	2,001	2,004	731
Total capital expenditures	$29,374	$28,230	$20,069

	December 31,	December 31,
	2013	2012
	(in thousands)
Assets:
Broadcast	$1,100,343	$1,136,861
Digital	69,690	29,351
Unallocated corporate	46,917	75,202
Total assets	$1,216,950	$1,241,414

Annex S-F

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2014 (August 20, 2014)

LIN Media LLC

(Exact name of registrant as specified in its charter)

Delaware	001-36032	90-0935925
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

701 Brazos Street, Suite 800, Austin, Texas 78701

(Address, including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (512) 774-6110

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A amends the Form 8-K filed on August 20, 2014 ("8-K") by LIN Media LLC ("LIN") to correctly reflect in the 8-K the exchange ratio for the stock election consideration as well as the calculation of the maximum number of shares that may elect the cash election consideration as set forth in the Amendment No. 1 to the Agreement and Plan of Merger and the Press Release previously filed as Exhibits 2.1 and 99.1, respectively, to the 8-K, as further described below. Specifically, this Form 8-K/A now correctly reflects the exchange ratio for the stock election consideration of 1.4714, and that the maximum number of shares that may elect the cash election consideration may not exceed 29,380,053 minus the number of shares that are held by LIN shareholders, if any, who properly exercise their appraisal rights under Delaware law, if available.

This amendment does not amend or update any other information set forth in the 8-K and we have not updated disclosures contained therein to reflect any events that may have occurred at a date subsequent to the filing of the 8-K.

Item 1.01.               Entry into a Material Definitive Agreement.

Amendment to Merger Agreement

On August 20, 2014, LIN entered into an Amendment No. 1 to the Agreement and Plan of Merger, dated March 21, 2014, by and among, Media General, Inc., a Virginia corporation (“Media General”), Mercury New Holdco, Inc., a Virginia corporation (“New Holdco”), Mercury Merger Sub 1, Inc., a Virginia corporation and a direct, wholly owned subsidiary of New Holdco (“Merger Sub 1”), Mercury Merger Sub 2, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of New Holdco (“Merger Sub 2”), and the Company (the “Merger Agreement”). Each of Media General, New Holdco, Merger Sub 1, Merger Sub 2, and LIN may be referred to herein as a “party” and collectively as the “parties.”

Pursuant to the Merger Agreement (as amended by the Amendment), Merger Sub 1 will, upon the terms and subject to the conditions of the Merger Agreement, merge with and into Media General (the “Media General Merger”), with Media General surviving the Media General Merger as a wholly owned subsidiary of New Holdco, and immediately following the consummation of the Media General Merger, Merger Sub 2 will merge with and into LIN (the “LIN Merger” and together with the Media General Merger, the “Mergers”), with LIN surviving the LIN Merger as a wholly owned subsidiary of New Holdco.

Pursuant to the Amendment, the exchange ratio for the stock election consideration has been reduced to reflect a $110 million reduction in aggregate merger consideration.  The aggregate cash election consideration will remain unchanged.  Accordingly, upon the LIN Merger becoming effective, by virtue of the LIN Merger and without any action on the part of the parties to the Merger Agreement or any shareholder of LIN, each Class A, Class B and Class C common share of LIN (other than LIN treasury shares; shares owned, directly or indirectly, by LIN or any subsidiary of LIN or Media General or any subsidiary of Media General; or dissenting shares) will be converted, at the election of the holder of thereof, into the right to receive either:

(x) $25.97 (as opposed to $27.82 under the Merger Agreement prior to the Amendment) in cash without interest (the “Cash Election Consideration”); or

(y) 1.4714 (as opposed to 1.5762 under the Merger Agreement prior to the Amendment) shares of New Holdco voting common stock (each of (x) and (y) subject to proration and adjustment so that the aggregate number of shares electing the Cash Election Consideration to be paid by New Holdco does not exceed 29,380,053 minus the number of shares that are held by LIN shareholders, if any, who properly exercise their appraisal rights under Delaware law, if available).

In addition, the Amendment amends certain other provisions in the Merger Agreement to, among other things:

•	require the parties to effect certain regulatory divestitures as set forth on LIN’s disclosure schedules;

•	include an express acknowledgement that the following will not be taken into account in determining whether the conditions to Media General’s obligation to close have been satisfied:

◦

the failure of LIN and its affiliates to renew the CBS network affiliation agreement related to WISH-TV, located in Indianapolis, Indiana, and the related effects therefrom on the business, financial condition and/or results of operations of LIN; and

◦

changes in programing and retransmission fees in connection with the renewal of any network affiliation agreements that otherwise expire on or prior to December 31, 2014, to the extent such changes are consistent with the most recent projections for LIN provided to Media General on August 18, 2014, which changes the parties acknowledge are industry changes;

•	include an express acknowledgement that the following will not be taken into account in determining whether the conditions to LIN’s obligation to close have been satisfied:

◦

changes in programing and retransmission fees in connection with the renewal of any network affiliation agreements that otherwise expire on or prior to December 31, 2014, to the extent such changes are consistent with the most recent projections for Media General provided to LIN on August 18, 2014, which changes the parties acknowledge are industry changes; and

•

delete Media General’s right to terminate the Merger Agreement if, as a result of regulatory actions or divestitures required by the regulatory authorities, the LIN television stations (both those expected to be divested and those expected not to be) would reasonably be expected to lose annual broadcast cash flow exceeding $5 million.

Except to the extent specifically amended in, or supplemented by, the Amendment, the Merger Agreement, which was filed as  Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities Exchange Commission (the “SEC”) by the Company on March 21, 2014, remains unchanged and in full force and effect.  The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 2.1 hereto and is incorporated by reference.

Item 8.01.              Other Events

Press Release Announcing the Amendment to the Merger Agreement and Adjournment of Special Meeting

On August 20, 2014, LIN issued a joint press release with Media General announcing entry into the Amendment. This press release further announced that, pursuant to the Amendment, LIN intends to convene and promptly adjourn, without conducting any business, the special meeting of its shareholders, which is scheduled for 9:00 a.m. local time on August 20, 2014, to consider the changes to the Merger Agreement effected by the Amendment.  The special meeting will be reconvened at 9:00 a.m. on October 6, 2014 at Weil, Gotshal & Manges LLP’s office, 767 Fifth Avenue, New York, NY 10153, the same location as the special meeting scheduled for August 20, 2014. The record date for stockholders entitled to vote at the special meeting remains July 18, 2014.  Media General will also convene and promptly adjourn, without conducting any business, the special meeting of its shareholders, which is scheduled on August 20, 2014, and reconvene its special meeting on October 6, 2014.

The joint press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

As promptly as practicable after the date of the Amendment, Media General and LIN shall jointly prepare, file with the SEC, and mail to their respective shareholders a supplement to the joint proxy statement/prospectus as filed on Form S-4 by New Holdco on July 24, 2014, with, and deemed effective on July 24, 2014, by the SEC, containing a notice of the date, time and place at which the Mercury Shareholder Meeting and the LIN Shareholder Meeting will be reconvened, disclosing the matters that are the subject of this Amendment, together with any other related disclosures (new or amended) that are necessary or appropriate to reflect such matters and are otherwise required by applicable law.

Item 9.01.              Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

2.1*

Amendment No. 1 to the Agreement and Plan of Merger, dated as of August 20, 2014, by and among Media General, Inc., Mercury New Holdco, Inc., Mercury Merger Sub 1, Inc., Mercury Merger Sub 2, LLC and LIN Media LLC.

99.1	Joint Press Release issued August 20, 2014 by Media General, Inc. and LIN Media LLC.

*

All schedules to the Merger Agreement (including those amended by the Amendment) have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Media General or LIN to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “increase,” “forecast” and “guidance” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are based upon then-current assumptions and expectations and are generally forward-looking in nature and not historical facts. Any statements that refer to outlook, expectations or other characterizations of future events, circumstances or results are also forward-looking statements. There can be no assurance that the proposed combination or the proposed purchases and sales will occur as currently contemplated, or at all, or that the expected benefits from the combination will be realized on the timetable currently contemplated, or at all. Additional risks and uncertainties relating to the proposed combination include, but are not limited to, uncertainties as to the satisfaction of closing conditions to the combination, including timing, receipt of, and conditions to obtaining regulatory approvals, timing and receipt of approval by the shareholders of Media General and LIN, the respective parties’ performance of their obligations under the merger agreement, and other factors affecting the execution of the transaction. Other risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to, Media General’s and LIN’s ability to promptly and effectively integrate the businesses of the two companies, any change in national and regional economic conditions, the competitiveness of political races and voter initiatives, pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations’ operating areas, competition from others in the broadcast television markets served by Media General and LIN, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events.

A further list and description of important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in Media General and LIN’s respective Annual Reports on Form 10-K for the year ended December 31, 2013 and Quarterly Reports on Form 10-Q and in the Registration Statement on Form S-4  and the related joint proxy statement/prospectus with respect to the combination, and are included under headings such as “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. Other unknown or unpredictable factors could also have material adverse effects on Media General’s or LIN’s performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Media General and LIN undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

NO OFFER OR SOLICITATION

This announcement is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law.  No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication is not a solicitation of a proxy from any shareholder of Media General, Inc. (“Media General”) or LIN Media LLC (“LIN Media”). In connection with the Agreement and Plan of Merger by and among Media General, Mercury New Holdco, Inc., (“Media General Holdings”),  LIN Media and the other parties thereto, as amended, Media General Holdings has filed with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 (the “Form S-4”) that includes a joint proxy statement/prospectus that has been filed with the SEC by Media General and LIN Media.   Media General Holdings, Media General and LIN Media intend to file supplemental materials with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS BECAUSE THEY CONTAIN (OR WILL CONTAIN) IMPORTANT INFORMATION ABOUT MEDIA GENERAL, LIN MEDIA, MEDIA GENERAL HOLDINGS AND THE PROPOSED COMBINATION. The Form S-4, including the joint proxy statement/prospectus, and the supplemental materials (when they become available), and any other documents filed by Media General, Media General Holdings and LIN Media with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. The documents filed by Media General and Media General Holdings may also be obtained for free from Media General’s Investor Relations web site (http://www.mediageneral.com/investor/index.htm) or by directing a request to Media General’s Investor Relations contact, Lou Anne J. Nabhan, Vice President, Corporate Communications, at (804) 887-5120.

PARTICIPANTS IN THE SOLICITATION

Media General and LIN Media and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of either Media General or LIN Media in connection with the transaction. Information about Media General’s directors and executive officers is available in the Form S-4 and the joint proxy statement/prospectus regarding the transaction that has been filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIN MEDIA LLC
Date: September 3, 2014

	By:	/s/ Nicholas N. Mohamed
	Name:	Nicholas N. Mohamed
	Title:	Vice President Controller

Exhibit Index

Exhibit No.	Description

2.1*

Amendment No. 1 to the Agreement and Plan of Merger, dated as of August 20, 2014, by and among Media General, Inc., Mercury New Holdco, Inc., Mercury Merger Sub 1, Inc., Mercury Merger Sub 2, LLC and LIN Media LLC.

99.1	Joint Press Release issued August 20, 2014 by Media General, Inc. and LIN Media LLC.

*

All schedules to the Merger Agreement (including those amended by the Amendment) have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

 Exhibit 99.1

FOR IMMEDIATE RELEASE

Wednesday, August 20, 2014

Media General and LIN Media Announce Amendment to Merger Agreement

Richmond, VA – Media General, Inc. (NYSE: MEG) and LIN Media LLC (NYSE: LIN) today announced an amendment to their merger agreement for their strategic business combination originally announced on March 21, 2014. Both companies reaffirmed their commitment to the business combination and have demonstrated substantial progress to obtaining all required regulatory approvals.

As a result of the amended merger agreement, today’s special shareholder meetings for both companies will be convened and then adjourned to October 6, 2014 to give shareholders time to review the new terms. Shareholders of record on July 18, 2014, the record date for both companies' special shareholder meetings, will be still entitled to vote at the special meetings when they are reconvened on October 6, 2014. The Boards of Directors of both companies unanimously approved the amendment to the merger agreement and continue to recommend approval of the transaction.

The amendment to the merger agreement follows an announcement made that there will be an affiliation change to one of LIN Media's television stations. The merger consideration for each LIN Media common share will now be either $25.97 in cash or 1.4714 shares of the new holding company, subject to proration. The maximum cash amount that will be paid to the LIN shareholders remains $763 million. Media General shareholders will continue to receive one share of the new holding company for each share of Media General that they own upon closing. In addition, the amendment to the merger agreement, among other things, eliminates Media General's termination right for regulatory actions and divestitures that are expected to result in a reduction of LIN Media's annual broadcast cash flow in excess of $5 million and clarifies that the affiliation change and changes in certain fees under certain network affiliation agreements are industry changes not taken into account with respect to certain closing conditions. It is anticipated that, upon the closing of the transaction, Media General’s former shareholders will own approximately 67%, and LIN Media’s former shareholders will own approximately 33% of the fully-diluted shares of the new holding company.

Media General and LIN Media reiterated their belief that the transaction will deliver substantial value to shareholders, customers and employees by creating significant strategic and financial benefits, including:

●	ownership of marquee TV stations in attractive markets;
●	industry-leading news and digital operations;
●	strong asset diversification across broadcast networks and geographic footprint;
●	approximately $70 million of annual run-rate synergies within three years after closing;

●	strong balance sheet, significant free cash flow, and an immediately accretive transaction; and
●	the opportunity, post-closing, to continue growing and expanding the company.

J. Stewart Bryan III, Chairman of the Board of Media General, said, “Over the past five months we have become even more convinced that our combination with LIN Media is a major strategic, financial and operational opportunity for our shareholders. We are pleased to report that we continue to be on track to close the transaction in early 2015.”

Douglas W. McCormick, Chairman of the Board of LIN Media, said, “The significant strategic aspects of our transaction remain compelling. We are also making excellent progress on our regulatory compliance regarding proposed station divestitures.”

George L. Mahoney, President and Chief Executive Officer of Media General, said, “After several months of working together on the post-transaction integration process, both companies are even more confident that we have a terrific fit. Today’s amendment to the merger agreement is a technical recalibration of the transaction, which will continue to generate significant free cash flow and remain immediately accretive on a pro forma free cash flow per share basis.”

Vincent L. Sadusky, President and Chief Executive Officer of LIN Media, said, “Both companies are strongly committed to successfully closing this transaction and the amended merger agreement reaffirms that commitment. We are eager to move forward with our combination to create a highly complementary and competitive multimedia company with greater scale, which is more important than ever. We are very excited about the future of our soon-to-be combined company.”

Media General and LIN Media will mail supplemental proxy materials to their respective shareholders. The closing of the pending transaction is conditioned on approval of the shareholders of both companies, the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and receipt from the Federal Communications Commission of consent to the transfer of control of broadcast licensee subsidiaries of Media General and LIN Media in connection with the transaction. Media General and LIN Media continue to expect that their business combination will be completed in early 2015.

RBC Capital Markets, LLC is providing financial advice and Fried, Frank, Harris, Shriver & Jacobson LLP is serving as legal advisor to Media General.  J.P. Morgan is providing financial advice and Weil, Gotshal & Manges LLP is serving as legal advisor to LIN Media.

The amended merger agreement will be included in a Form 8-K to be filed with the SEC. The 8-K filing will be available on Media General’s website www.mediageneral.com in the Investor Relations section.

Investor Conference Call

Media General and LIN Media will hold a joint conference call with investors to discuss this announcement today at 11:30 a.m. Eastern Time. The conference call dial-in number is 1-800-708-4540. The pass code is 37943664. A live webcast will be accessible through Media General’s website, www.mediageneral.com. To access the live webcast, click on the link to the webcast on the home page. Allow at least 10 minutes to access Media General’s home page and complete the links before the webcast begins. A telephone replay of the call will be available through August 27, 2014 at 11:59 p.m. Eastern Time by dialing 1-888-843-7419 and using the pass code 37943664.

Forward Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Media General or LIN Media to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “increase,” “forecast” and “guidance” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are based upon then-current assumptions and expectations and are generally forward-looking in nature and not historical facts. Any statements that refer to outlook, expectations or other characterizations of future events, circumstances or results are also forward-looking statements. There can be no assurance that the proposed merger or the proposed purchases and sales will occur as currently contemplated, or at all, or that the expected benefits from the merger will be realized on the timetable currently contemplated, or at all. Additional risks and uncertainties relating to the proposed merger include, but are not limited to, uncertainties as to the satisfaction of closing conditions to the merger, including timing, receipt of, and conditions to obtaining regulatory approvals, timing and receipt of approval by the shareholders of Media General and LIN Media, the respective parties’ performance of their obligations under the merger agreement, and other factors affecting the execution of the transaction. Other risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to, Media General’s and LIN Media’s ability to promptly and effectively integrate the businesses of the two companies, any change in national and regional economic conditions, the competitiveness of political races and voter initiatives, pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations’ operating areas, competition from others in the broadcast television markets served by Media General and LIN Media, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events.

A further list and description of important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in Media General and LIN Media’s respective Annual Reports on Form 10-K for the year ended December 31, 2013 and Quarterly Reports on Form 10-Q and in the Registration Statement on Form S-4 and the related joint proxy statement/prospectus with respect to the merger, and the included under headings such as “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. Other unknown or unpredictable factors could also have material adverse effects on Media General’s or LIN Media’s performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Media General and LIN Media undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

Additional Information

This communication is not a solicitation of a proxy from any shareholder of Media General, Inc. (“Media General”) or LIN Media LLC (“LIN Media”). In connection with the Agreement and Plan of Merger by and among Media General, Mercury New Holdco, Inc., (“Media General Holdings”), LIN Media and the other parties thereto (the “Merger”), as amended, Media General Holdings has filed with the Securities and Exchange Commission ("SEC") a Registration Statement on Form S-4 (the "Form S-4") that includes a joint proxy statement/prospectus that has been filed with the SEC by Media General and LIN Media. Media General Holdings, Media General and LIN Media intend to file supplemental materials with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS BECAUSE THEY CONTAIN (OR WILL CONTAIN) IMPORTANT INFORMATION ABOUT MEDIA GENERAL, LIN MEDIA, MEDIA GENERAL HOLDINGS AND THE MERGER. The Form S-4, including the joint proxy statement/prospectus, and the supplemental materials (when they become available), and any other documents filed by Media General, Media General Holdings and LIN Media with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. The documents filed by Media General and Media General Holdings may also be obtained for free from Media General’s Investor Relations web site (http://www.mediageneral.com/investor/index.htm) or by directing a request to Media General’s Investor Relations contact, Lou Anne J. Nabhan, Vice President, Corporate Communications, at (804) 887-5120.

Media General and LIN Media and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of either Media General or LIN Media in connection with the Merger. Information about Media General’s directors and executive officers is available in the Form S-4 and the joint proxy statement/prospectus regarding the Merger that has been filed with the SEC.

About Media General

Media General, Inc. is a leading local television broadcasting and digital media company, providing top-rated news, information and entertainment in strong markets across the U.S. The company currently owns or operates 31 network-affiliated broadcast television stations and their associated digital media and mobile platforms, in 28 markets. These stations reach 16.5 million or 14% of U.S. TV households. Sixteen of the 31 stations are located in the top 75 designated market areas. Media General first entered the local television business in 1955 when it launched WFLA in Tampa, Florida as an NBC affiliate. The company subsequently expanded its station portfolio through acquisition. In November 2013, Media General and Young Broadcasting merged, combining Media General’s 18 stations and Young’s 13 stations. Media General’s company website can be accessed at www.mediageneral.com.

About LIN Media

LIN Media is a local multimedia company that operates or services 43 television stations and seven digital channels in 23 U.S. markets, and a diverse portfolio of websites, apps and mobile products that make it more convenient to access its unique and relevant content on multiple screens. LIN Media’s highly-rated television stations deliver important local news and community stories along with top-rated sports and entertainment programming to 10.5% of U.S. television homes. The Company’s digital media operations focus on emerging media and interactive technologies that deliver performance-driven digital marketing solutions to some of the nation’s most respected agencies and brands. LIN Media LLC trades on the NYSE under the symbol “LIN”. The Company regularly uses its website as a key source of Company information and can be accessed at www.linmedia.com.

Contacts

For Media General:

Lou Anne J. Nabhan

Vice President, Corporate Communications

804-887-5120

lnabhan@mediageneral.com

For LIN Media:

Courtney Guertin

Corporate Communications

401-457-9501

courtney.guertin.@linmedia.com

Annex S-G

Section 262 of the Delaware General Corporation Law – Appraisal Rights

§ 262. Appraisal rights.

(a)     Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)     Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph

(3) of this subsection, §251(h) of this title ), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title , no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)     In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under §251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)     In the event of an amendment to a corporation's certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e), shall apply as nearly as practicable, with the word "amendment" substituted for the words "merger or consolidation", and the word "corporation" substituted for the words "constituent corporation" and/or "surviving or resulting corporation".

(c)     Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d)     Appraisal rights shall be perfected as follows:

(1)     If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255 (c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)     If the merger or consolidation was approved pursuant to § 228, §251(h) § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)     Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

(f)     Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)     At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h)     After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)     The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)     The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)     From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l)     The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

LIN Media LLC

IMPORTANT SPECIAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR the following proposals:

+

	For	Against	Abstain
1. To adopt the merger agreement, as amended, and approve the LIN merger. A copy of the merger agreement is attached as Annex A to the joint proxy statement/prospectus, dated July 24, 2014, and a copy of the amendment to the merger agreement is attached as Annex S-A to the supplement, dated September 15, 2014, to the joint proxy statement/prospectus (the foregoing being referred to in the joint proxy statement/prospectus and supplement as the "LIN merger proposal").	☐	☐	☐
2. To approve, on a non-binding and advisory basis, certain executive compensation matters referred to in the joint proxy statement/prospectus as the "LIN compensation proposal."	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Special Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

1 U P X

+

01WHID

Reconvened Special Meeting of
LIN Media LLC Shareholders
October 6, 2014, 9:00 a.m. Local Time
Weil, Gotshal & Manges, LLP
767 Fifth Avenue
New York, NY 10153

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — LIN Media LLC

Notice of Special Meeting of Shareholders

701 Brazos Street, Suite 800
Austin, TX 78701
Proxy Solicited by Board of Directors for Reconvened Special Meeting – October 6, 2014

John A. Howell IV, Denise M. Parent and Richard J. Schmaeling, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the reconvened Special Meeting of Shareholders of LIN Media LLC to be held at the offices of Weil, Gotshal & Manges, LLP, 767 Fifth Avenue, New York, NY 10153 on October 6, 2014 at 9:00 am, local time, or any adjournment(s) or postponement(s) thereof.

Shares represented by this proxy will be voted by the shareholder as directed. If no such directions are indicated, this Proxy will be voted in accordance with the recommendations of the Board of Directors.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)